     As filed with the Securities and Exchange Commission on September 17, 1999



                                                      Registration No. 333-55753

--------------------------------------------------------------------------------



                     U.S. Securities and Exchange Commission

                             Washington, D.C. 20549





                                AMENDMENT NO. 7 TO





                                    FORM S-4



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                         Baron Capital Properties, L.P.

             ------------------------------------------------------

             (Exact name of registrant as specified in its charter)



          Delaware                         6798                  31-1574856

 ---------------------------    -------------------------    -------------------

 State or other jurisdiction        (Primary Standard         (I.R.S. Employer

      of incorporation          Industrial Classification    Identification No.)

      or organization)                 Code Number)



                               Baron Capital Trust

             ------------------------------------------------------

             (Exact name of registrant as specified in its charter)



          Delaware                         6798                  31-1584691

 ---------------------------    -------------------------    -------------------

 State or other jurisdiction        (Primary Standard         (I.R.S. Employer

      of incorporation          Industrial Classification    Identification No.)

      or organization)                 Code Number)



                                                     Gregory K. McGrath

             7826 Cooper Road                         7826 Cooper Road

          Cincinnati, Ohio 45242                   Cincinnati, Ohio 45242

              (513) 984-5001                           (513) 984-5001

------------------------------------------  ------------------------------------

(Address, including ZIP Code and telephone   (Name, address, including ZIP Code,

      number, including area code, of       and telephone number, including area

 registrants' principal executive offices)       code, of agent for service)



                                   Copies to:

                             Edward L. Lublin, Esq.

                         Manatt, Phelps & Phillips, LLP

                         1501 M Street, N.W. , Suite 700

                             Washington, D.C. 20005

                                 (202) 463-4300



Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.



                         CALCULATION OF REGISTRATION FEE





----------------------------------------------------------------------------------------------------------------------------

Title of each class of        Dollar amount to    Proposed maximum           Proposed maximum           Amount of

securities to be registered   be registered       offering price per unit    aggregate offering price   registration fee (1)

---------------------------   -------------       -----------------------    ------------------------   --------------------




----------------------------------------------------------------------------------------------------------------------------

2,500,000 Units of Limited

Partnership Interest          $25,000,000         $10.00                     $25,000,000                $7,576.00

----------------------------------------------------------------------------------------------------------------------------

2,500,000 Common Shares of

Beneficial Interest in

Baron Capital Trust into

which the registered Units

will be exchangeable          N/A                 N/A                        N/A                        N/A

----------------------------------------------------------------------------------------------------------------------------




(1) Previously paid.



The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the

Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a),

may determine.

                              CROSS REFERENCE SHEET



                                               Location or Heading in

Item Number   Caption                          Prospectus

-----------   -------                          ----------



Item 1       Forepart of Registration          Outside Front Cover

             Statement and Outside Front

             Cover Page of Prospectus



Item 2       Inside Front and Outside Back     Inside Front Cover; Outside

             Cover Pages of Prospectus         Back Cover, Additional

                                               Information; Summary of

                                               Declaration of Trust -

                                               Quarterly and Annual  Reports



Item 3       Risk Factors, Ratio of Earnings   Outside Front Cover; Summary

             to Fixed Charges and Other        of the Trust and the Operating

             Information                       Partnership; Summary of Risk

                                               Factors; Risk Factors; Tax

                                               Status



Item 4       Terms of the Transaction          Summary of the Trust and the

                                               Operating Partnership; The

                                               Exchange Offering; The Trust

                                               and the Operating Partnership;

                                               Investment Objectives and

                                               Policies; Initial Real Estate

                                               Investments; Comparison of

                                               Rights of Holders of Exchange

                                               Partnership Units, Operating

                                               Partnership Units and Trust

                                               Common Shares



Item 5       Pro Forma Financial Information   Financial Statements



Item 6       Material Contacts with the        The Trust and the Operating

             Company Being Acquired            Partnership; Summary of the

                                               Operating Partnership Agreement



Item 7       Additional Information Required

             for Reoffering by Persons and     Not Applicable

             Parties Deemed to be

             Underwriters



Item 8       Interests of Named Experts and    Outside Front Cover; Summary

             Counsel                           of the Trust and the Operating

                                               Partnership; The Exchange

                                               Offering; Experts; Legal

                                               Matters



Item 9       Disclosure of Commission          Summary of Declaration of

             Position on Indemnification of    Trust - Liability and

             Securities Act Liabilities        Indemnification



Item 10      Information with Respect to S-3   Not Applicable

             Registrants



Item 11      Incorporation of Certain          Not Applicable

             Information by Reference



Item 12      Information with Respect to S-2   Not Applicable

             or S-3 Registrants



Item 13      Incorporation of Certain          Not Applicable

             Information by Reference

Item 14      Information with Respect to       Summary of the Trust and the

             Registrants Other than S-2 or     Operating Partnership; The

             S-3 Registrants                   Exchange Offering; Initial

                                               Real Estate Investments;

                                               Litigation; Financial Statements

                                               of the Trust, the Operating

                                               Partnership and the Managing

                                               Shareholder


Item 15      Information with Respect to S-3   Not Applicable

             Companies



Item 16      Information with Respect to S-2   Not Applicable

             or S-3 Companies



Item 17      Information with Respect to       Not Applicable

             Companies Other than S-2 or S-3

             Companies



Item 18      Information if Proxies, Consents

             or Authorizations are to be       Not Applicable

             Solicited



Item 19      Information if Proxies, Consents  Summary of the Trust and the

             or Authorizations are not to be   Operating Partnership; The

             Solicited or in an Exchange Offer Exchange Offering; Management;

                                               The Trust and the Operating

                                               Partnership - Formation

                                               Transactions



Item 20      Indemnification of Directors and  Summary of Declaration of

             Officers                          Trust - Liability and

                                               Indemnification; Part II of

                                               Registration Statement



Item 21      Exhibits and Financial Statement  Part II of Registration

             Schedules                         Statement



Item 22      Undertakings                      Part II of Registration

                                               Statement

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS



                    Date of Issuance: ________________, 1999



                             Subject to Completion:



      Information contained herein is subject to completion or amendment. A

      Registration Statement relating to these securities has been filed with

      Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



PROSPECTUS                          BARON CAPITAL PROPERTIES, L.P.

______________, 1999       2,500,000 Units of Limited Partnership Interest



                              Exchange Partnerships



      Baron Strategic Investment Fund, Ltd.

      Baron Strategic Investment Fund II, Ltd.

      Baron Strategic Investment Fund IV, Ltd.

      Baron Strategic Investment Fund V, Ltd.

      Baron Strategic Investment Fund VI, Ltd.

      Baron Strategic Investment Fund VIII, Ltd.

      Baron Strategic Investment Fund IX, Ltd.

      Baron Strategic Investment Fund X, Ltd.

      Baron Strategic Vulture Fund I, Ltd.

      Brevard Mortgage Program, Ltd.

      Central Florida Income Appreciation Fund, Ltd.

      Florida Capital Income Fund, Ltd.

      Florida Capital Income Fund II, Ltd.

      Florida Capital Income Fund III, Ltd.

      Florida Capital Income Fund IV, Ltd.

      Florida Income Advantage Fund I, Ltd.

      Florida Income Appreciation Fund I, Ltd.

      Florida Income Growth Fund V, Ltd.

      Florida Opportunity Income Partners, Ltd.

      GSU Stadium Student Apartments, Ltd.

      Lamplight Court of Bellefontaine Apartments, Ltd.

      Midwest Income Growth Fund VI, Ltd.

      Realty Opportunity Income Fund VIII, Ltd.



       THE EXCHANGE OFFERING WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

     ON THE EXPIRATION DATE DESCRIBED IN THE ELECTION FORM, UNLESS EXTENDED.



      Baron Capital Properties, L.P. (the "Operating Partnership"), a Delaware

limited partnership, hereby offers, upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal and Election Form (which together constitute the "Exchange Offering"), to issue up to 2,500,000 units of limited partnership interest in the Operating

Partnership ("Operating Partnership Units" or "Units"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"),

pursuant to a Registration Statement of which this Prospectus constitutes a part, in exchange for units of limited partnership interest ("Exchange

Partnership Units") owned by individual limited partners ("Exchange Limited

Partners") in 23 limited partnerships (the "Exchange Partnerships") which directly or indirectly own equity and/or subordinated mortgage interests in one or more residential apartment properties.



      SEE "SUMMARY OF RISK FACTORS" AND "RISK FACTORS" ON PAGES ____ THROUGH

_______ AND PAGES _____ THROUGH ____, RESPECTIVELY, FOR A DISCUSSION OF CERTAIN

MATERIAL FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE

OFFERING AND THE OWNERSHIP OF OPERATING PARTNERSHIP UNITS AND TRUST COMMON

SHARES, INCLUDING THE FOLLOWING:



      o     The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Trust Common Shares (into which Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

      o     The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership with no separate counsel or advisor for the Exchange Limited Partners.

      o     Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Trust and the Operating Partnership may acquire an interest, and they will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

      o     If the Exchange Offering is completed in respect of their Exchange

            Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange

            Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.

      o     The Original Investors (described below under "Compensation") and affiliates have significant influence over the operation of the

            Trust, the Operating Partnership, and the Exchange Partnerships, and

            the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust,

            Unitholders in the Operating Partnership and limited partners in the

            Exchange Partnerships.

      o     All of the Exchange Partnerships are managed by corporate general partners affiliated with one of the founders of the Operating

            Partnership, and all of the mortgage interests owned by the Exchange

            Partnerships relate to properties owned by other limited

            partnerships affiliated with one of the founders of the Operating

            Partnership.

      o     The purchase price to be paid by the Operating Partnership in the

            Exchange Offering for the equity and mortgage interests in properties is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject (or in the case of a mortgage interest the current amount of debt which is senior to the mortgage interest to be acquired and other indebtedness of the property); (d) the amount of distributable cash flow currently being generated by the property; plus (e)

            additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. There can be no assurance that the value of property interests acquired will reflect their fair market value.

      o     A significant portion of the value of the equity and mortgage interests in properties owned by the Exchange Partnerships was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange Partnership.

            This affiliation creates a potential conflict in making such determination of value.

      o     Offerees who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

      o     Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

      o     There can be no assurance of the successful completion of the

            Exchange Offering and the Trust's Cash Offering.

      o     In exchange for his capital contribution of $50,000, each of the

            Original Investors has received Units assigned an initial value of

            $6,010,800 if all 2,500,000 Common Shares are sold in the Cash

            Offering by November 30, 1999 and all 2,500,000 Units offered in the

            Exchange Offering are sold by such date. In addition, each serves as an officer of the Trust, the Operating Partnership and the Managing

            Shareholder and will receive compensation for such services.

      The Operating Partnership and its general partner, Baron Capital Trust

(the "Trust" or the "General Partner"), a Delaware business trust, constitute an affiliated real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The

Trust, indirectly through the Operating Partnership, intends to acquire, own,

operate, manage and improve residential apartment property interests for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. See "SUMMARY OF THE TRUST AND OPERATING

PARTNERSHIP," "THE TRUST AND THE OPERATING PARTNERSHIP," and "INVESTMENT

OBJECTIVES AND POLICIES" below. The management of the Trust has been involved in the residential property business for over 10 years.



      The Operating Partnership will conduct all of the Trust's real estate operations and hold all direct or indirect property interests acquired. The

Trust, as its sole General Partner, will control the activities of the Operating

Partnership. The Trust will also acquire a limited partnership interest in the

Operating Partnership with the net proceeds of the Trust's ongoing $25,000,000 best efforts cash offering (the "Cash Offering") of Common Shares of beneficial interest ("Trust Common Shares" or "Common Shares"). As of the date of this

Prospectus, the Trust has sold _____ Common Shares at $10.00 per share (gross proceeds of $________) and has acquired _____ Units in the Operating

Partnership. The Trust intends to apply for listing on a national stock exchange of the Common Shares being offered in the Cash Offering and the Trust Common

Shares into which Units issued in the Exchange Offering will be exchangeable.



      The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership unless limited partners holding at least 90% of the limited partnership interests in the Exchange Partnership affirmatively elect to accept the offering. In addition, the Operating

Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.



      The Exchange Partnerships are managed by corporate general partners (the

"Corporate General Partners") which are affiliated with one of the founders of the Operating Partnership. Substantially all of the mortgage interests owned by the Exchange Partnerships relate to properties owned by other limited partnerships affiliated with one of the founders of the Operating Partnership



      THIS PROSPECTUS AND THE ACCOMPANYING EXHIBITS SHOULD BE READ IN THEIR

ENTIRETY BY EACH OFFEREE AND HIS ADVISORS BEFORE ACCEPTING THE EXCHANGE

OFFERING. ADDITIONAL COPIES OF THIS MATERIAL MAY BE OBTAINED BY CONTACTING THE

OPERATING PARTNERSHIP AT THE ADDRESS SET FORTH BELOW.



      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES

COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE

ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A

CRIMINAL OFFENSE.



 The address and telephone and fax numbers of the principal office of the Trust and the Operating Partnership are:

               Baron Capital Trust/ Baron Capital Properties, L.P.

                                7826 Cooper Road

                             Cincinnati, Ohio 45242

                           (513) 984-5001 (Telephone)

                              (513) 984-4550 (Fax)

                                TABLE OF CONTENTS





                                                                                                                            Page




SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP...........................................................................10

    Summary of the Trust and the Operating Partnership.......................................................................10

    Background and Reasons for the Exchange Offering.........................................................................18

    Summary of Use of Proceeds of Cash Offering..............................................................................20

    Summary of Fees and Reimbursable Expenses................................................................................21

DESCRIPTION OF EXCHANGE PARTNERSHIPS.........................................................................................23

    Baron Strategic Investment Fund, Ltd.....................................................................................23

    Baron Strategic Investment Fund II, Ltd..................................................................................23

    Baron Strategic Investment Fund IV, Ltd..................................................................................23

    Baron Strategic Investment Fund V, Ltd...................................................................................24

    Baron Strategic Investment Fund VI, Ltd..................................................................................24

    Baron Strategic Investment Fund VIII, Ltd................................................................................24

    Baron Strategic Investment Fund IX, Ltd..................................................................................24

    Baron Strategic Investment Fund X, Ltd...................................................................................24

    Baron Strategic Vulture Fund I, Ltd......................................................................................25

    Brevard Mortgage Program, Ltd............................................................................................25

    Central Florida Income Appreciation Fund, Ltd............................................................................25

    Florida Capital Income Fund, Ltd.........................................................................................25

    Florida Capital Income Fund II, Ltd......................................................................................25

    Florida Capital Income Fund III, Ltd.....................................................................................26

    Florida Capital Income Fund IV, Ltd......................................................................................26

    Florida Income Advantage Fund I, Ltd.....................................................................................26

    Florida Income Appreciation Fund I, Ltd..................................................................................26

    Florida Income Growth Fund V, Ltd........................................................................................26

    Florida Opportunity Income Partners, Ltd.................................................................................27

    GSU Stadium Student Apartments, Ltd......................................................................................27

    Lamplight Court of Bellefontaine Apartments, Ltd.........................................................................27

    Midwest Income Growth Fund VI, Ltd.......................................................................................27

    Realty Opportunity Income Fund VIII, Ltd.................................................................................27

VALUATION TABLE..............................................................................................................28

SUMMARY OF RISK FACTORS......................................................................................................30

TAX STATUS...................................................................................................................34

    The Operating Partnership................................................................................................34

    Exchange of Exchange Partnership Units for Operating Partnership Units...................................................35

    The Trust................................................................................................................35

COMPENSATION OF MANAGING PERSONS AND AFFILIATES..............................................................................36

CONFLICTS OF INTEREST........................................................................................................45

FIDUCIARY RESPONSIBILITY.....................................................................................................47

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS............................................................................48

RISK FACTORS.................................................................................................................48

    Arbitrary Offering Price.................................................................................................49

    No Separate Representation of Offerees...................................................................................49

    Terms of Exchange Offering May Be More Favorable to Original Investors than Offerees.....................................49

    Acceptance of Exchange Offering Involves Exchange of Current Investment with

      Expected Limited Duration for Investment in Operating Partnership with Unlimited Duration..............................49

    Offerees May Not Have Information Available to Evaluate Property Interests to be

      Acquired by the Operating Partnership, Prior to Decision Whether to Accept the Exchange Offering.......................50

    Possible Adverse Influence of Original Investors.........................................................................50

    Conflicts of Interest....................................................................................................51

    No Assurance of Successful Performance of Partnership Interests to be Acquired in Exchange Offering......................52

    Potential Loss of Future Appreciation on Exchange Properties.............................................................52

    Investors in Successful Exchange Partnerships Could Lose Advantage by Combining with

      Less Successful Exchange Partnerships..................................................................................52

    Valuation of Mortgage Interests to be Acquired May Exceed Actual Value...................................................53

    Several Factors Could Have Possible Adverse Effects on Operation of Properties...........................................53

    No Assurance of Avoiding Operating Losses................................................................................54




    Adverse Effects of Under-Performing Mortgage Investments.................................................................55

    Subordinated Mortgage Loans to Be Acquired May Not Be Recorded...........................................................55

    Several Factors Could Have Possible Adverse Effects on Distributions to Shareholders and Unitholders.....................55

    Distributions to Shareholders and Unitholders Adversely Affected by Poor Operating Results of Operating Partnership......56

    Competition..............................................................................................................56

    Lack of Liquidity of Real Estate.........................................................................................56

    Cash Distributions Could be Reduced by Cost of Capital Improvements......................................................57

    Real Estate Investments May Fail to Perform to Expected Level............................................................57

    Debt Service Obligations Could Adversely Affect Cash Flow................................................................57

    Possible Adverse Effects as a Result of Loss of Key Management...........................................................58

    Uncertainty of Successful Completion of Cash Offering and Exchange Offering..............................................58

    Limited Marketability of Units and Common Shares.........................................................................59

    Possible Adverse Effect on Market Price as a Result of Availability of Units and Common Shares for Future Sale...........60

    Possible Adverse Effect of Market Interest Rates on Common Share Prices..................................................60

    Potential Adverse Tax Consequences.......................................................................................60

       Taxation of the Trust as a Corporation if It Fails to Qualify as a REIT...............................................60

       REIT Requirements With Respect to Shareholder Distributions...........................................................61

       Potential Legislation Regarding REIT's................................................................................61

       Taxation of the Operating Partnership as a Corporation if It Fails to be Classified as a Partnership..................61

       Deferral of Gain from Exchange Offering Subject to Certain Exceptions.................................................61

       Termination of Exchange Partnerships..................................................................................62

       Investors Liable for State and Local Taxes............................................................................62

    Non-participating Limited Partners in Participating Exchange Partnerships Will Have

      Significant Influence over Certain Actions of the Partnerships.........................................................62

    Possible Dilution as a Result of Issuance of Additional Securities.......................................................63

    Limits on Ownership and Transfers of Common Shares and Units Which May Delay or

      Prevent a Takeover Offering a Premium Price............................................................................64

    Lack of Liquidity of Retained Interest in an Exchange Partnership Following the Exchange Offering........................64

    No Operating History.....................................................................................................64

    Limited Participation Rights of Shareholders and Unitholders in Management...............................................65

    Regulatory Non-compliance Could Result in Fines or Judgments.............................................................65

       Fair Housing Amendments Act of 1988...................................................................................65

       Americans with Disabilities Act.......................................................................................65

       Compliance with Environmental Laws....................................................................................65

    Shareholders and Unitholders Could be Adversely Affected by Limited Liability and

      Indemnification of the Managing Persons................................................................................66

    No Assurance of Shareholder Limited Liability for Activities of Delaware Business Trust..................................66

    No Assurance of Profitable Sale of Trust and Operating Partnership Property..............................................66

    Property Losses May Not be Insurable.....................................................................................66

    Possible Lack of Independent Assessment of Prior Operating Results of Acquired Property Interests........................67

    Initial Value Assigned to Operating Partnership Units Offered in Exchange for

      Exchange Partnership Units Exceeds Current Book Value of Exchange Partnerships.........................................67

    Changes in Laws Could Increase Operating Expenses........................................................................67

    No Rights of Dissent.....................................................................................................67

    Possible Lack of Diversification in Property Investments.................................................................67

    Other Participants May Fail to Fulfill Obligations.......................................................................68

    Extended and Uncertain Investing Period Could Adversely Affect Returns...................................................68

    Possible "Year 2000" Problems............................................................................................68

THE EXCHANGE OFFERING........................................................................................................68

    Accounting Treatment.....................................................................................................71

    Background of the Exchange Offering......................................................................................72

    Effects of the Formation Transactions, Cash Offering and Exchange Offering...............................................73

    Exchange Property Appraisals.............................................................................................74

       CAI and CACSI.........................................................................................................75

       RAS...................................................................................................................76

       S&W...................................................................................................................77

       Voyt..................................................................................................................77

    Historical Cash Distributions and Corporate General Partner Compensation.................................................77




    Terms of the Exchange Offering..........................................................................................77

    Expiration Date, Extensions, and Amendments.............................................................................79

    Acceptance for Exchange and Issuance of Operating Partnership Units.....................................................79

    Procedures for Tendering Exchange Partnership Units.....................................................................80

       Valid Tender.........................................................................................................80

       Certificates.........................................................................................................80

       Delivery.............................................................................................................80

       Determination of Validity............................................................................................80

    Conditions to the Exchange Offering.....................................................................................81

    Exchange Agent..........................................................................................................81

    Fees and Expenses of the Exchange Offering..............................................................................82

PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER.....................................................................82

MANAGEMENT..................................................................................................................91

    Managing Shareholder....................................................................................................92

    Trust Management Agreement..............................................................................................93

    Officers of the Trust and the Operating Partnership.....................................................................94

    The Board of the Trust, Committees and Trustees.........................................................................95

       The Board of the Trust...............................................................................................95

       Independent Trustees.................................................................................................96

       Corporate Trustee....................................................................................................97

THE TRUST AND THE OPERATING PARTNERSHIP.....................................................................................97

    The Operating Partnership...............................................................................................98

    Formation Transactions.................................................................................................100

    Ownership of the Trust and the Operating Partnership...................................................................101

    Regulations............................................................................................................105

       General.............................................................................................................105

       Fair Housing Amendments of 1988.....................................................................................105

       Americans with Disabilities Act ("ADA").............................................................................105

       Environmental Regulations...........................................................................................106

       Rent Control Legislation............................................................................................106

    Employees..............................................................................................................106

INVESTMENT OBJECTIVES AND POLICIES.........................................................................................106

    General................................................................................................................106

    Trust Policies with Respect to Certain Activities......................................................................108

       Investment Policies.................................................................................................108

       Disposition Policies................................................................................................109

       Financing Policies..................................................................................................109

       Conflict of Interest Policies.......................................................................................110

INITIAL REAL ESTATE INVESTMENTS............................................................................................111

    The Acquired Properties................................................................................................111

       Heatherwood Apartments..............................................................................................111

       Crystal Court Apartments............................................................................................112

       Riverwalk Apartments................................................................................................113

       Alexandria Property.................................................................................................115

       Acquisition of Limited Partnership Interests........................................................................115

       Contract to Purchase Two Additional Properties......................................................................116

    The Exchange Properties................................................................................................116

Equity Property Interests..................................................................................................119

Property Information Debt Property Interests...............................................................................122

Mortgage Information Equity Property Interests.............................................................................125

Mortgage Information Mortgage Properties...................................................................................128

EXCHANGE MORTGAGE PARTNERSHIPS.............................................................................................129

    Property Description...................................................................................................153

    Lease Agreements.......................................................................................................153

    Competition............................................................................................................153

    Insurance..............................................................................................................153

    Property Management....................................................................................................153

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION..................................................................154

    Plan of Operation......................................................................................................154






    Year 2000..............................................................................................................155

FEDERAL INCOME TAX CONSIDERATIONS..........................................................................................156

CLASSIFICATION AS A PARTNERSHIP............................................................................................156

EXCHANGE OF EXCHANGE PARTNERSHIP UNITS FOR OPERATING PARTNERSHIP UNITS.....................................................157

RELIEF FROM LIABILITIES/DEEMED CASH DISTRIBUTION...........................................................................158

DISGUISED SALE REGULATIONS.................................................................................................159

    Effect of Assumption of Liabilities Under the Disguised Sale Regulations...............................................159

    Effect of Cash Distributions Under the Disguised Sale Regulations......................................................160

    Effect of Right to Convert to a Share of the Trust.....................................................................160

    Effect of Disguised Sale Characterization..............................................................................160

SECTION 465(E) RECAPTURE...................................................................................................161

TRANSFER TO AN INVESTMENT COMPANY..........................................................................................161

WITHHOLDING................................................................................................................162

TAX TREATMENT OF UNITHOLDERS WHO HOLD OPERATING PARTNERSHIP UNITS

   AFTER THE EXCHANGE......................................................................................................162

INCOME AND DEDUCTIONS IN GENERAL...........................................................................................162

TREATMENT OF PARTNERSHIP DISTRIBUTIONS.....................................................................................163

INITIAL BASIS OF OPERATING PARTNERSHIP UNITS...............................................................................163

ALLOCATIONS OF PARTNERSHIP INCOME, GAIN, LOSS AND DEDUCTIONS...............................................................163

EFFECT OF THE EXCHANGE ON DEPRECIATION.....................................................................................164

TAX ALLOCATIONS WITH RESPECT TO BOOK-TAX DIFFERENCE ON CONTRIBUTED

  PROPERTIES...............................................................................................................164

DISSOLUTION OF PARTNERSHIP.................................................................................................164

LIMITATIONS ON DEDUCTIBILITY OF LOSSES;  TREATMENT OF PASSIVE ACTIVITIES

   AND PORTFOLIO INCOME....................................................................................................164

SECTION 754 ELECTION.......................................................................................................165

DISPOSITION OF OPERATING PARTNERSHIP UNITS BY UNITHOLDERS..................................................................165

TAX TREATMENT OF CONVERSION RIGHT..........................................................................................165

CONSTRUCTIVE TERMINATION...................................................................................................166

TAX-EXEMPT ORGANIZATIONS AND CERTAIN OTHER INVESTORS.......................................................................166

PARTNERSHIP INCOME TAX INFORMATION RETURNS AND PARTNERSHIP AUDIT PROCEDURES................................................167

REGISTRATION AS A TAX SHELTER..............................................................................................167

ACTIVITIES ENGAGED IN FOR PROFIT...........................................................................................168

ORGANIZATIONAL AND SYNDICATION FEES........................................................................................168

ANTI-ABUSE REGULATIONS.....................................................................................................168

ALTERNATIVE MINIMUM TAX ON ITEMS OF TAX PREFERENCE.........................................................................169

STATE AND LOCAL TAXES......................................................................................................169

INCOME TAX CONSIDERATIONS WITH RESPECT TO THE TRUST........................................................................169

TAXATION OF THE TRUST......................................................................................................170

    Stock Ownership Tests..................................................................................................170

       Asset Tests.........................................................................................................171

       Gross Income Tests..................................................................................................171

          The 75% Test.....................................................................................................171

          The 95% Test.....................................................................................................172

       Annual Distribution Requirements....................................................................................172

       Failure to Qualify..................................................................................................173

TAX ASPECTS OF THE TRUST'S INVESTMENT IN THE OPERATING PARTNERSHIP.........................................................173

    Entity Classification..................................................................................................173

    Tax Allocations with Respect to Trust Properties.......................................................................173

    Sale of Trust Properties...............................................................................................174

TAXATION OF SHAREHOLDERS...................................................................................................174

    Taxation of Taxable Domestic Shareholders..............................................................................174

    Backup Withholding.....................................................................................................175

    Taxation of Tax-Exempt Shareholders....................................................................................175

    Taxation of Foreign Shareholders.......................................................................................175

OTHER TAX CONSIDERATIONS...................................................................................................176

    Possible Legislative or Other Actions Affecting Tax Consequences.......................................................176

    State and Local Taxes..................................................................................................176

SUMMARY OF THE OPERATING PARTNERSHIP AGREEMENT.............................................................................176




SUMMARY OF DECLARATION OF TRUST............................................................................................176

    Term...................................................................................................................176

    Control of Operations..................................................................................................177

    Liability and Indemnification..........................................................................................181

    Distributions..........................................................................................................182

    Quarterly and Annual Reports...........................................................................................182

    Accounting.............................................................................................................182

    Books and Records; Tax Information.....................................................................................182

    Governing Law..........................................................................................................182

    Amendments and Voting Rights...........................................................................................182

    Dissolution of Trust...................................................................................................183

    Removal and Resignation of the Managing Shareholder....................................................................183

    Transferability of Shareholders' Interests.............................................................................183

    Independent Activities.................................................................................................183

    Power of Attorney......................................................................................................184

    Meetings and Voting Rights.............................................................................................184

    Additional Offerings of Shares.........................................................................................184

    Temporary Investments..................................................................................................185

REPORTS TO UNITHOLDERS AND SHAREHOLDERS....................................................................................185

    Operating Partnership Unitholders......................................................................................185

    Trust Shareholders.....................................................................................................185

COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS,

   OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES.....................................................................186

    Issuance of Additional Securities......................................................................................187

    Term of Existence......................................................................................................189

    Management Control.....................................................................................................189

    Economic Interest......................................................................................................190

          Net Losses.......................................................................................................191

    Property Investments and Anticipated Holding Period....................................................................192

    Restrictions on Transfers of Securities................................................................................193

    Tax Status.............................................................................................................193

    Pre-emptive Rights.....................................................................................................194

    Managing Entity Removal and Resignation Rights.........................................................................194

    Reporting Rights.......................................................................................................195

    Assessments............................................................................................................197

    Amendments of Governing Agreements.....................................................................................197

    Liability and Indemnification..........................................................................................198

    Compensation of Managing Persons and Affiliates........................................................................199

    Meetings and Voting Rights.............................................................................................200

    Accounting Method and Period...........................................................................................201

CAPITAL STOCK OF THE TRUST.................................................................................................201

    General................................................................................................................201

    Transfer Agent.........................................................................................................202

    Restrictions on Ownership and Transfer.................................................................................202

CAPITALIZATION.............................................................................................................203

TERMS OF THE CASH OFFERING.................................................................................................204

AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE

   PARTNERSHIPS  WITH NON-PARTICIPATING LIMITED PARTNERS...................................................................205

OTHER INFORMATION..........................................................................................................212

    General................................................................................................................212

    Authorized Sales Material..............................................................................................213

    Financial Statements...................................................................................................213

LITIGATION.................................................................................................................214

EXPERTS....................................................................................................................214

LEGAL MATTERS..............................................................................................................214

EXPENSES OF THE EXCHANGE OFFERING..........................................................................................215

ADDITIONAL INFORMATION.....................................................................................................215

GLOSSARY...................................................................................................................216




TABLES

      Pre-Offering Organizational Chart.....................................................................................12

      Post-Offering Organizational Chart....................................................................................13



      Use of Proceeds of Trust's Cash Offering..............................................................................18

      Fees and Reimbursable Expenses Table..................................................................................19

      Valuation Table.......................................................................................................27

      Compensation of Managing Shareholder and Affiliates...................................................................35

      Property Information - Equity Property Interests.....................................................................112

      Property Information - Debt Property Interests.......................................................................115

      Mortgage Information - Equity Property Interests.....................................................................118

      Mortgage Information - Mortgage Property Interests...................................................................122



EXHIBITS

      A...........Prior Performance of Affiliates of Managing Shareholder..................................................215

      B...........Summary of Exchange Property and Exchange Partnership Information........................................218

      C...........Exchange Property Appraisal Values.......................................................................220

FINANCIAL STATEMENTS



      Financial Statements of the Trust, the Operating Partnership and the Managing Shareholder...............................

      Financial Statements of the Exchange Properties/Exchange Partnerships and Acquired Properties...........................

      Combined Statement of Estimated Taxable Operating Results and ..........................................................

      Cash Available From Operations..........................................................................................




EVEN THOUGH, AS DESCRIBED HEREIN, THE TRUST BELIEVES THAT IT WILL BE TREATED AS

A REAL ESTATE INVESTMENT TRUST (A "REIT") FOR FEDERAL INCOME TAX PURPOSES, THE

TRUST HAS NOT OBTAINED, AND DOES NOT INTEND TO REQUEST, A RULING FROM THE

INTERNAL REVENUE SERVICE ("IRS") THAT IT WILL BE TREATED AS A REIT. ALTHOUGH THE

TRUST DOES NOT INTEND TO REQUEST SUCH A RULING FROM THE IRS, THE TRUST HAS

OBTAINED THE OPINION OF ITS SPECIAL TAX COUNSEL THAT, BASED ON THE ORGANIZATION

AND PROPOSED OPERATION OF THE TRUST AND THE OPERATING PARTNERSHIP AND BASED ON

CERTAIN OTHER ASSUMPTIONS AND REPRESENTATIONS, IT WILL QUALIFY AS A REIT. THE

OPINION IS NOT BINDING ON THE IRS OR ANY COURT.



EACH OFFEREE SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISERS AS TO

LEGAL, TAX, ECONOMIC AND RELATED MATTERS CONCERNING THE INVESTMENT DESCRIBED

HEREIN AND ITS SUITABILITY FOR HIM.



THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANYONE IN ANY

STATE OR IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT

AUTHORIZED.



NO BROKER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY

INFORMATION OR TO MAKE ANY REPRESENTATIONS IN RESPECT OF THIS EXCHANGE OFFERING

OR THE CASH OFFERING, OTHER THAN THOSE CONTAINED HEREIN (OR INFORMATION

REQUESTED BY AN OFFEREE AND FURNISHED TO SUCH OFFEREE IN WRITTEN FORM, SIGNED ON

BEHALF OF THE TRUST OR THE OPERATING PARTNERSHIP) AND, IF GIVEN OR MADE, SUCH

INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED

BY THE TRUST, THE OPERATING PARTNERSHIP OR ANY OTHER PERSON. ANY OTHER

INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. EXCEPT AS OTHERWISE

INDICATED, THIS PROSPECTUS SPEAKS AS OF THE DATE ON THE COVER PAGE. NEITHER THE

DELIVERY OF THIS PROSPECTUS NOR ANY CONSUMMATION OF AN EXCHANGE OFFERING MADE

HEREUNDER SHALL CREATE ANY INFERENCE

THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST OR THE OPERATING

PARTNERSHIP SINCE THE RESPECTIVE DATES AT WHICH THE INFORMATION IS GIVEN HEREIN

OR THE DATE HEREOF.



CERTAIN DEFINED TERMS MAY BE FOUND AT "GLOSSARY."



INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND OFFEREES

SHOULD NOT ACCEPT THIS EXCHANGE OFFERING AND THEREBY INVEST IN OPERATING

PARTNERSHIP UNITS (OR TRUST COMMON SHARES, IF THE HOLDER OF SUCH UNITS EXCHANGES

THEM INTO COMMON SHARES) UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

SEE "RISK FACTORS" FOR THE RISK FACTORS THAT MANAGEMENT BELIEVES PRESENT THE

MOST SUBSTANTIAL RISKS TO AN OFFEREE IN THIS EXCHANGE OFFERING AND AN INVESTMENT

IN OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES.



IN MAKING AN INVESTMENT DECISION, OFFEREES MUST RELY ON THEIR OWN EXAMINATION OF

THE ISSUER AND THE TERMS OF THE EXCHANGE OFFERING, INCLUDING THE MERITS AND

RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY

FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE

FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY

OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP



      The following summary of this Prospectus is for the convenience of

Offerees and does not fully reflect all of the terms of the Exchange Offering.

This Prospectus describes in detail the numerous aspects of the transaction.

This Prospectus and accompanying Exhibits should be read in their entirety by each Offeree and his advisors before accepting the Exchange Offering. The following summary is qualified in its entirety by reference to the full text of this Prospectus and the documents referred to herein. Unless the context otherwise requires, the term "Trust" as used in this Prospectus shall refer to

Baron Capital Trust, the General Partner of the Operating Partnership and issuer of the Common Shares being offered in the Cash Offering, and its affiliate,

Baron Capital Properties, L.P., the Operating Partnership, which is the issuer of Units being offered in this Exchange Offering and will conduct the real estate operations of the Trust and hold its property interests.



      THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL AND ELECTION FORM

CONTAIN IMPORTANT INFORMATION. HOLDERS OF EXCHANGE PARTNERSHIP UNITS ARE URGED

TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL AND ELECTION FORM

CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR EXCHANGE PARTNERSHIP UNITS

PURSUANT TO THE EXCHANGE OFFERING.



      Offerees may tender their Exchange Partnership Units for exchange on or prior to 5:00 p.m., New York City time, on the Expiration Date set forth in the

Election Form, unless the Exchange Offering is extended by the Operating

Partnership (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offering is extended). The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange

Partnership unless limited partners holding at least 90% of the limited partnership interests in the Exchange Partnership affirmatively elect to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating

Partnership Units with an initial assigned value of at least $6,000,000.



      An Offeree must exchange all of his Exchange Partnership Units in order to participate in the Exchange Offering. Partial exchanges will not be accepted.

Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his respective Exchange Partnership on terms substantially the same as those of his original investment. Offerees who elect not to accept the offering will not have dissenters' or appraisal rights.



      Neither the Operating Partnership nor the Trust will receive any cash proceeds from the issuance of the Operating Partnership Units offered hereby. No dealer-manager is being used in connection with this Exchange Offering. See "-

Use of Proceeds" and "THE EXCHANGE OFFERING."



Summary of the Trust and the Operating Partnership



      This Prospectus constitutes the prospectus for the Exchange Offering being conducted by the Operating Partnership, under which it is offering to issue registered Units in exchange for limited partnership interests owned by individual limited partners in limited partnerships which own direct or indirect interests in residential apartment properties. Holders of Operating Partnership

Units, including recipients of

Units in the Exchange Offering, may elect at any time and from time to time to exchange all or a portion of their Units into an equivalent number of Common

Shares in the Trust so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5%

of the then outstanding Shares in the Trust, subject to the Trust's right to cash out any holder of Units who requests an exchange and subject to certain other exceptions. See "THE EXCHANGE OFFERING."



      This Prospectus and the accompanying Transmittal Letter and Election Form are first being sent to Offerees in connection with the Exchange Offering on or about the date indicated on the Election Form. Offerees who elect to accept the

Exchange Offering are required to indicate their acceptance of the offering in the space provided on the Election Form and sign, date and return it, together with the certificates representing their Exchange Partnership Units in a particular Exchange Partnership, to American Stock Transfer & Trust Company (the

"Exchange Agent") by the Expiration Date. Assuming the satisfaction or waiver of the closing conditions of the Exchange Offering, as soon as practicable after the Expiration Date, the Exchange Agent will send certificates representing

Operating Partnership Units to each Offeree who accepts the Exchange Offering and delivers to the Exchange Agent a completed, dated and signed copy of the

Election Form and the certificate representing their Exchange Partnership Units.

See "THE EXCHANGE OFFERING - Exchange Offering Procedures."



      The Trust and the Operating Partnership constitute an affiliated real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and/or to provide or acquire mortgage loans secured by such types of property. The Trust,

indirectly through the Operating Partnership, intends to acquire, own, operate,

manage and improve residential apartment property interests for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. The management of the Trust and the Operating Partnership has been involved in the residential property business for over 10 years. See

"MANAGEMENT," "THE TRUST AND THE OPERATING PARTNERSHIP" and "INVESTMENT

OBJECTIVES AND POLICIES."



      The Managing Shareholder of the Trust is affiliated with a total of 56 partnerships or other real estate entities. The Operating Partnership has filed this registration statement with the Commission to acquire 23 real estate partnerships, each of which is affiliated with the Managing Shareholder of the

Trust. These 23 real estate partnerships were selected because each partnership owns income producing residential apartment property or other qualified investment assets which meet the investment objectives established by the Board of the Trust. See "INVESTMENT OBJECTIVES AND POLICIES". The Operating

Partnership does not intend to acquire interests in properties only from affiliates of the Managing Shareholder. Although the Exchange Offering will involve 23 Exchange Partnerships, which are affiliates of the Managing

Shareholder, the Operating Partnership intends to acquire a significant number of property interests from non-affiliates, depending on the amount of cash raised in the Cash Offering.



      The Trust made quarterly pro rata distributions to its Shareholders commencing November 1998. Additional distributions were made in March and May

1999. The Trust and the Operating Partnership intend to make regular quarterly pro rata distributions to their Shareholders and Unitholders, respectively, of net income generated from investments in property interests, generally within 45 to 60 days after the end of each calendar quarter. The initial distribution by the Operating Partnership was made in the first quarter of 1999. The Trust intends to operate as a REIT for federal income tax purposes, provided, however,

that if its Managing Shareholder (wholly owned and controlled, along with the

Corporate General Partners of the Exchange Partnerships, by Gregory K. McGrath,

a founder of the Trust and the Operating Partnership) determines, with the affirmative vote of a Majority of Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, that it is no longer in the best interests of the Trust to continue to qualify as a REIT, the Managing

Shareholder may revoke or otherwise terminate the Trust's REIT election pursuant to applicable federal tax law. See "TAX STATUS" and "FEDERAL INCOME TAX

CONSIDERATIONS" below.



      The Operating Partnership will conduct all of the Trust's real estate operations and hold all direct or indirect property interests acquired. The

Operating Partnership will own record title to properties or limited partnership interests or other equity interests in limited partnerships and other entities which own direct or indirect interests in properties. The Trust is the sole

General Partner of the Operating Partnership, and, in such capacity, the Trust will control the activities of the Operating Partnership. See "THE TRUST AND THE

OPERATING PARTNERSHIP." The operations of the Trust will be carried on through the Operating Partnership (and any other subsidiaries the Trust may have in the future), among other reasons, in order to (i) enhance the ability of the Trust to qualify and maintain its status as a REIT for federal income tax purposes,

and (ii) enable the Trust to indirectly acquire interests in residential apartment properties in exchange transactions, such as this Exchange Offering,

that involve the exchange of Operating Partnership Units for limited partnership interests in limited partnerships which directly or indirectly own such property interests, and thereby provide the opportunity for deferral until a later date of any tax liabilities that sellers of partnership interests otherwise would incur if they received cash or Trust Common Shares in connection therewith. See

"FEDERAL INCOME TAX CONSIDERATIONS." The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of property interests it acquires. See "THE TRUST AND THE OPERATING

PARTNERSHIP."



      The Trust's Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) is

Baron Advisors, Inc. ("Baron Advisors"), a Delaware corporation which will manage the day-to-day operations of the Trust and the Operating Partnership. The

Trust and the Managing Shareholder are affiliates of each other, and each of them is an Affiliate of the Operating Partnership. The Board of the Trust, a

majority of whose members are comprised of Independent Trustees, will have general supervisory authority over the activities of the Trust and the

Operating Partnership and prior approval authority in respect of certain actions of the Trust and Operating Partnership specified in the Declaration of Trust for the Trust. Investment decisions for the Trust and the Operating Partnership will be made by (i) Gregory K. McGrath (a founder of the Trust and the Operating

Partnership, the Chief Executive Officer of the Trust, the Operating Partnership

and the Managing Shareholder, and the sole shareholder and sole director of the

Managing Shareholder) and (ii) Robert S. Geiger (a founder of the Trust and the

Operating Partnership and the Chief Operating Officer of the Trust, the

Operating Partnership and the Managing Shareholder) (together, the "Original

Investors"), and (iii) James H. Bownas and Peter M. Dickson, the initial

Independent Trustees of the Trust. The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust,

Unitholders in the Operating Partnership and limited partners in the Exchange

Partnerships. See "CONFLICTS OF INTEREST," "MANAGEMENT" and "SUMMARY OF

DECLARATION OF TRUST - Control of Operations."



      All of the Units being offered by the Operating Partnership pursuant to this Prospectus are being offered in connection with the Exchange Offering. In the Exchange Offering, the Operating Partnership is offering to issue Units to individual limited partners in the Exchange Partnerships, which directly or indirectly own interests in residential apartment properties or in Mortgages on such properties, in exchange for their limited partnership interests.





The number of Operating Partnership Units being offered in exchange for the limited partnership interests owned by Offerees will be derived from appraisals of the respective real property prepared by qualified and licensed independent appraisal firms for each underlying residential apartment property involved in the Exchange Offering and other subjective considerations described herein. For purposes of the Exchange Offering, each Unit has been arbitrarily assigned an initial value of $10.00, which corresponds to the offering price of each Trust

Common Share being offered in the Cash Offering. The value of each Unit and

Common Share outstanding will be substantially identical since Unitholders,

including recipients of Units in the Exchange Offering, will be entitled to exchange all or a portion of their Units at any time and from time to time for an equivalent number of Trust Common Shares, so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5% of the then outstanding Shares in the Trust,

subject to the Trust's right to cash out any holder of Units who requests an exchange and subject to certain other exceptions. To facilitate such exchanges of Units into Common Shares, 2,500,000 Common Shares (in addition to the

2,500,000 Common Shares being offered by the Trust in the Cash Offering) have been registered with the Commission.





In the Exchange Offering, each limited partner in an Exchange Partnership will be given the option to acquire the number of Units per $1,000 of original investment in the partnership listed on the table set forth on page 27 of this

Prospectus (and on the inside cover of the Prospectus Supplement accompanying this Prospectus) in exchange for all Exchange Partnership Units held by the limited partner.



The net cash proceeds from the sale of Common Shares in the Cash Offering

(approximately $_____ gross proceeds raised as of the date of this Prospectus)

and the net cash proceeds of any subsequent issuance of Common Shares will be contributed by the Trust to the Operating Partnership in exchange for an equivalent number of Units in the Operating Partnership. The Trust and the

Operating Partnership will use the net cash proceeds of the Cash Offering and unissued Units and Shares, together with available cash flow from operations and/or other available financing sources (i) to acquire interests in residential apartment properties or equity interests in partnerships or entities substantially all of whose assets consist of residential apartment property interests, (ii) for capital improvements which may be required on properties in which the Trust and the Operating Partnership acquire an interest and (iii) for working capital purposes. The Trust intends to apply for listing on a national stock exchange of the Trust Common Shares being offered in the Cash Offering and the Trust Common Shares into which Operating Partnership Units issued in the

Exchange Offering will be exchangeable.




The Pre-Offering and Post-Offering Organizational Charts set forth below indicate on a pre-Exchange Offering and post-Exchange Offering basis the structure, control, affiliations and percentage ownership levels of the

Operating Partnership, the Trust, the Managing Shareholder, the Exchange

Partnerships to be involved in the Exchange Offering and the other partnership programs affiliated with the Managing Shareholder.



Although this Prospectus has been prepared in connection with the offering of

Operating Partnership Units in the Exchange Offering, this Prospectus also describes the material terms of the Cash Offering and an investment in Trust

Common Shares since Units are exchangeable into an identical number of Common

Shares at any time (subject to certain restrictions); and the economic interests represented by Units and Common Shares are substantially identical.

                                 POST-OFFERING
                             ORGANIZATIONAL CHART



         -------------------------------                               -----------------------------------


                   OPERATING
                  PARTNERSHIP                                                          TRUST
         (DELAWARE LIMITED PARTNERSHIP)                                      (DELAWARE BUSINESS TRUST)

         -------------------------------                               -----------------------------------
           |                       |                                       |                           |
           |                       |                                       |                           |
-----------------------  ---------------------------        -----------------------------   ---------------------------
 GP AND LP:               OTHER LP's (FOUNDERS):             BOARD OF TRUST:                 SHAREHOLDERS:

 Trust:                   McGrath:      9.4%                 -  Managing Shareholder         Purchasers in Cash
   as GP:        1.0%     Geiger:       9.4%                    (Baron Advisors, Inc.:       Offering own all
   as LP:       80.2%                  -----                    owns 10 Common Shares        outstanding Common
                -----       Total      18.8%                    and is controlled by         Shares, except 10 shares
     Total:     81.2%                                           McGrath)                     owned by Managing
                          (all such Units held in                                            Shareholder
                          long-term escrow account)          -  Two Independent Trustees
                                                                (own no Common Shares)
----------------------   --------------------------        -----------------------------    ---------------------------


        --------------------------------
                   SAMPLE OF
                      23
                   EXCHANGE
                 PARTNERSHIPS
              (FLORIDA/MICHIGAN
             LIMITED PARTNERSHIPS)
        --------------------------------
          |                          |
          |                          |
-----------------------    -----------------------------
 CORPORATE GP:              LPs:

 Controlled by McGrath      Investors in prior private
 and owns subordinated      offerings (own preferred
 interest                   interests)
-----------------------    -----------------------------

                                 POST-OFFERING
                             ORGANIZATIONAL CHART




         -------------------------------                               -----------------------------------


                   OPERATING
                  PARTNERSHIP                                                          TRUST


         -------------------------------                               -----------------------------------
           |                       |                                       |                           |
           |                       |                                       |                           |
-----------------------  ---------------------------        -----------------------------   ---------------------------
 GP AND LP:               OTHER LP's (FOUNDERS):             BOARD OF TRUST:                 SHAREHOLDERS:

 Trust:                   Accepting                          -  Managing Shareholder         Purchasers in Cash
   as GP:        1.0%     Offerees:    39.9%                    (Baron Advisors, Inc.;       Offering:  95.2% of
   as LP:       39.9%     McGrath:      9.6%                    owns 10 Common Shares        outstanding Common
                -----     Geiger:       9.6%                    and is controlled by         Shares
     Total:     40.9%                  -----                    McGrath)
                            Total      59.1%                                                 Broker-dealers
                                                             -  Two Independent Trustees     earning commissions
                          (all Units held by                    (own no Common Shares)       in Exchange
                          McGrath/Geiger held in                                             Offering:   4.8%
                          long-term escrow account)                                                    ------
                                                                                               Total:  100.0%
-----------------------  ---------------------------        -----------------------------   ---------------------------
           |                       |
           |                       |
        --------------------------------

                   SAMPLE OF
                 PARTICIPATING
                   EXCHANGE
                 PARTNERSHIPS

        --------------------------------
          |                          |
          |                          |
-----------------------    -----------------------------
 GP:                        LPs:

 Trust:        .1%          Operating
                            Partnership:     99.9%

-----------------------    -----------------------------


Footnotes:

- Assumes completion in full of Cash Offering and Exchange Offering. If the Exchange Offering is not accepted by all limited partners in any particular Participating Exchange Partnership, dissenting limited partners would own up to 10% of the interest in the partnership.
- "Participating Exchange Partnerships" refer to Exchange Partnerships whose limited partners owning at least 90% of the outstanding limited partnership interest elect to accept the Exchange Offering. See "THE EXCHANGE OFFERING."
- Outstanding Units, including Units held by Messrs. McGrath and Geiger, are exchangeable into an equivalent number of Common Shares, subject to certain conditions. See "THE EXCHANGE OFFERING."
- Prior to the completion of the Exchange Offering, the limited partners in Exchange Partnerships have an economic interest which has a preference over the GP's interest. See "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES - Economic Interest." Following the completion of the Exchange Offering, the Trust, as GP of Participating Exchange Partnerships, will receive a nominal .1% interest for partnership taxation purposes.
- Affiliates of Mr. McGrath also sponsored and are the corporate general partners of 33 other investment limited partnerships not involved in the Exchange Offering. See "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

      The Trust and the Operating Partnership intend to investigate making an additional public or private offering of Trust Common Shares and/or Operating

Partnership Units within the 12-month period following the commencement of the

Exchange Offering if the Managing Shareholder (wholly owned and controlled,

along with the Corporate General Partner of each Exchange Partnership, by Mr.

McGrath) determines that suitable property acquisition opportunities which fulfill the Trust's investment criteria are available and such an offering would fulfill its cost of funds requirements. The issuance by the Trust and the

Operating Partnership of additional Shares and Units subsequent to the completion of the Cash Offering and the Exchange Offering could have a dilutive effect on Shareholders who acquire Common Shares in the Cash Offering and on

Unitholders who receive Units in the Exchange Offering.



      The address and telephone and fax numbers for the Managing Shareholder are as follows:



                              Baron Advisors, Inc.

                                7826 Cooper Road

                             Cincinnati, Ohio 45242

                              Phone: (513) 984-5001

                               Fax: (513) 984-4550



      The term of the Trust will end on the earliest to occur of (a) December

31, 2098, (b) the determination of the holders of at least a majority of the

Shares then outstanding to dissolve the Trust; (c) the sale of all or substantially all of the Trust's Property, (d) the withdrawal of the Cash

Offering by the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath)

prior to the Termination Date of the Cash Offering, and (e) the occurrence of any other event which, by law, would require the Trust to terminate. See

"SUMMARY OF DECLARATION OF TRUST - Term." The Operating Partnership will terminate on December 31, 2098 unless terminated earlier in connection with a merger or a sale of all or substantially all of its assets, upon a vote of its partners or upon the occurrence of various other events. See "THE TRUST AND THE

OPERATING PARTNERSHIP."



      As described below in this Prospectus, the Managing Shareholder, certain of its affiliates, the Independent Trustees, and others will receive substantial commissions, compensation or expense reimbursements from the Trust and the

Operating Partnership in connection with the Cash Offering and the Exchange

Offering, the operation of the Trust and the Operating Partnership and the acquisition, ownership, operation, improvement and disposition of property of the Trust and the Operating Partnership. See "COMPENSATION OF THE MANAGING

SHAREHOLDER AND AFFILIATES," "THE TRUST AND THE OPERATING PARTNERSHIP" and

"TERMS OF THE CASH OFFERING."



      As its initial investment targets in the Exchange Offering, the Operating

Partnership is offering to acquire equity and/or subordinated mortgage interests in 26 properties (the "Exchange Properties") directly or indirectly owned by 23

Exchange Partnerships managed by Corporate General Partners affiliated with the

Managing Shareholder. The Operating Partnership will acquire interests in a particular property by acquiring from limited partners ("Exchange Limited

Partners") their units of limited partnership interest in the respective partnership ("Exchange Partnership Units"). Each of the Exchange Partnerships

directly or indirectly owns equity and/or mortgage interests in one or more properties. Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties which consist of an aggregate of

1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 813 existing residential units (studio and one and two bedroom units) and 164 units

(two and three bedroom units) under development. Of the Exchange Properties, 21 properties are located in Florida, three properties in Ohio and one property each in Georgia and Indiana. The Exchange Properties are described in further detail at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "INITIAL REAL ESTATE

INVESTMENTS" and Exhibit B hereto.



      The sole asset of each of 13 of the Exchange Partnerships (individually,

an "Exchange Equity Partnership" and collectively, the "Exchange Equity

Partnerships") is record title to a residential apartment property or the entire limited partnership or other equity interests in a limited partnership or other entity which owns record title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an

"Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage

Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid

Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and in one case, unsecured debt interests).



      The aggregate appraised market value of 16 Exchange Properties in which

Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) was approximately $16,576,606 at June 30, 1999. The current aggregate balance due

(including current aggregate principal balances of Subordinated Mortgage Loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of

11 Exchange Properties was approximately $7,489,325 at June 30, 1999.



      The current book value of the 23 Exchange Partnerships was approximately

$13,069,079 at June 30, 1999. If exchanges are consummated in respect of all

Exchange Partnership Units in the Exchange Offering, the partnership interests acquired will have a purchase price totaling approximately $24,980,660,

comprised of Operating Partnership Units to be issued. The interests to be acquired with the balance of the Operating Partnership Units being offered in the Exchange Offering have not yet been finally determined.



      In June and July 1998, the Operating Partnership acquired beneficial ownership of a 67-unit residential apartment property located in Orlando,

Florida and an 80-unit property located in Lakeland, Florida. In September 1998,

the Operating Partnership acquired beneficial ownership of a 50-unit residential apartment property located in New Smyrna Beach, Florida. In October 1998, the

Operating Partnership acquired an approximately 12.3% limited partnership interest in a limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky.

Subsequently, the Operating Partnership acquired additional limited partnership units and, as of the date of this Prospectus, the Operating Partnership owns an approximately 40% limited partnership interest in this limited partnership. One hundred twelve of the 168 residential units (approximately 67%) have been completed as of June 30, 1999 and are in the rent-up stage. The acquisitions described above, which had a total cash purchase price of $3,648,506, were paid out of the net proceeds of the Trust's ongoing Cash Offering.



      In July 1998, the Operating Partnership made capital contributions in the range of $2,900 to $83,300 (aggregate amount approximately $341,000) to 13 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships, in exchange for a limited partnership interest in such partnerships (less than 4% in each case). In September 1998,

the Trust entered into an agreement to acquire two luxury residential apartment properties (total of 652 units) upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to

$43,000,000. See "INITIAL REAL ESTATE INVESTMENTS."



      Other than as described above, the available net cash proceeds of the Cash

Offering (approximately $______ as of the date of this Prospectus) and future proceeds of the Cash Offering have not yet been committed to specific properties. Offerees will not have any vote in the selection of property investments after they accept the Exchange Offering. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on any additional properties to be acquired in the Exchange Offering and properties to be acquired with a portion of the net proceeds of the Cash Offering, in which case they will be required to rely on management's judgment regarding those purchases.



      In connection with the completion of the Exchange Offering in respect of each Participating Exchange Partnership (i.e., each Exchange Partnership which receives the requisite limited partner acceptance of the offering to allow the partnership to participate in the offering, assuming it closes), (i) Mr.

McGrath, the sole stockholder, director and executive officer of the Corporate

General Partner of each of the Exchange Partnerships, will for nominal consideration either (a) grant the Board of the Trust a management proxy coupled with an interest to vote the shares of approximately five Corporate General

Partners of the Participating Exchange Partnerships or (b) contract to assign all of the stock in of approximately eighteen Corporate General Partners to the

Trust; (ii) the Corporate General Partner will assign to the Operating

Partnership all of its residual economic interest in the partnership; and (iii)

Mr. McGrath will cause the Corporate General Partner to waive its right to receive from the partnership any ongoing fees, effective at the time of exchange.



      As of the date of this Prospectus, the Trust has applied $________ of the net proceeds of the Cash Offering to acquire _____ Units in the Operating

Partnership. The Units acquired and to be acquired by the Trust with the net proceeds of the Cash Offering are in addition to the 2,500,000 Units that are available for issuance in connection with the Exchange Offering. Assuming the

Trust sells all 2,500,000 Common Shares being offered in the Cash Offering, the

Trust will contribute the net proceeds of the Cash Offering (up to $21,500,000,

after payment of selling commissions and reimbursable offering expenses) to the

Operating Partnership in exchange for 2,500,000 Units. In that case, assuming that no transactions have been completed in the Exchange Offering, the Trust would own approximately 81.2% of the then outstanding Units and the Original

Investors would own the remaining approximately 18.8%. The Original Investors received the Units in exchange for their $100,000 initial capitalization of the

Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions. See "THE TRUST AND THE OPERATING PARTNERSHIP - Formation

Transactions" and " - Ownership of the Trust and the Operating Partnership." If

the Trust's Cash Offering and the Exchange Offering are completed in full, each

Original Investor would own 601,080 Units. In that case, the value of the Units held by each Original Investor, calculated at the $10.00 initial value assigned to each Unit to be issued in the Exchange Offering, would then be $6,010,800 less a significant discount attributable to the long-term escrow arrangement.



      The Trust has authority under the Declaration of Trust to issue an aggregate of up to 25,000,000 Shares (consisting of Common Shares and Preferred

Shares). The Operating Partnership has authority under the Operating Partnership

Agreement to issue any number of Units as may be determined by the Trust in its sole discretion. However, because outstanding Units (other than those acquired by the Trust) are exchangeable into an equivalent number of Trust Common Shares,

the Operating Partnership may not issue more than 25,000,000 Units, absent an appropriate amendment of the Declaration of Trust and the Operating Partnership

Agreement. Assuming the Cash Offering and the Exchange Offering are completed in full under the terms currently contemplated and no other transactions have taken place (including, without limitation, any additional issuances of Common Shares or Units, any exchange of Units into Common Shares or any exercise of Common

Share purchase warrants issued or to be issued to the Dealer Manager and participating broker-dealers in connection with the Cash Offering), immediately upon the completion of the offerings, the Trust would have 2,625,000 Common

Shares outstanding and the Operating Partnership would have 6,264,808 Units outstanding. On a fully diluted basis assuming that all then outstanding Units

(other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares, all participants in the offerings would beneficially own an aggregate of 6,327,160 Common Shares of the Trust (i.e., have the right to vote or dispose of such Common Shares or to acquire ownership of Common

Shares in exchange for Units). Of those Common Shares, purchasers of Common

Shares in the Cash Offering as a group would beneficially own 2,500,000 Common

Shares (39.5%) and recipients of Units in the Exchange Offering as a group would beneficially own 2,500,000 Common Shares (39.5%). The remaining Common Shares would be beneficially owned by the Original Investors (approximately 19%) and broker-dealers who earn Common Shares as commissions in exchange for their services in the Exchange Offering (approximately 2%). See "THE TRUST AND THE

OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust

and the Operating Partnership."



      To the extent Units remain available for issuance after completion of the exchange transactions described herein, the Trust intends to investigate other investment opportunities for the Exchange Offering, including equity or debt interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange

Partnership, by Mr. McGrath). See also "PRIOR PERFORMANCE BY AFFILIATES OF

MANAGING SHAREHOLDER."



      Properties in which the Operating Partnership will acquire an interest are expected to use the straight-line method of depreciation over 30 years. Among other investment policies described below at "INVESTMENT OBJECTIVES AND

POLICIES," the Operating Partnership will not make an equity investment in respect of any property where the amount invested by it plus the amount of any existing indebtedness or refinancing indebtedness in respect of such property exceeds the appraised value of the property. In addition, the Trust and the

Operating Partnership will not acquire or provide mortgage loans or other debt interests in respect of any property where the amount invested by the Trust and the Operating Partnership plus the amount of any existing indebtedness in respect of such property exceeds 80% of the property's estimated replacement cost new as determined by the Managing Shareholder, unless substantial justification exists.



      Each Offeree who is a limited partner in an Exchange Partnership will receive a copy of a Supplement to this Prospectus which describes the Exchange

Offering, the Cash Offering and certain aspects of the business of his particular Exchange Partnership, the Operating Partnership and the Trust. The

Supplement is part of, and should be read in conjunction with, this Prospectus.

Unless specifically requested, Exchange Limited Partners will not receive a copy of the various other supplements which contain information concerning other

Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Certain information concerning each of the Exchange Partnerships and their property investments is included in this

Prospectus in this "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP" section and at "INITIAL REAL ESTATE INVESTMENTS," in certain tables herein indexed in the table of contents, and in Exhibits A, B, and C. Upon receipt of a written request by any Exchange Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other

Exchange Partnerships. Limited Partners may make such request in writing to the

Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio

45242, telephone 513-984-5001. Such request should be made to the attention of

Sharon Studt.



      See "THE EXCHANGE OFFERING," "INITIAL REAL ESTATE INVESTMENTS,"

"MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION" and "COMPARISON OF

RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND

TRUST COMMON SHARES." For the definition of certain terms used in this

Prospectus, see "GLOSSARY."



Background and Reasons for the Exchange Offering

      In the first quarter of 1997, the Original Investors determined that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests controlled by them and projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

In anticipation of its growth and change in structure, the organization developed by the Original Investors has been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio. See "MANAGEMENT - Officers of the Trust and the Operating

Partnership."



      The Exchange Partnership Corporate General Partners (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath)

considered various alternatives to the Exchange Offering including continuation of the partnerships in accordance with their existing business plans and sale or liquidation of the partnership interests or assets held. In the case of each

Exchange Partnership, its Corporate General Partner has determined that the

Exchange Offering provides equal or greater value to the Exchange Limited

Partners compared with any other considered alternative.



      Continuation of the existing business plans of the Exchange Partnerships has been determined by their Corporate General Partners to be disadvantageous for their respective limited partners compared with the opportunity to participate in the Exchange Offering. Each of the Exchange Partnerships is a

"stand-alone" entity with an interest in one or more residential apartment properties or Subordinated Mortgage Loans on similar properties. As a result,

the Exchange Partnerships have higher personnel and other operating and financing expenses on a per-unit basis than the combined enterprise will have.

In addition, the combined enterprise will afford the Exchange Partnerships highly experienced management and financial personnel that, for the individual partnerships acting alone, would not be cost effective. Moreover, no market exists for the limited partnership interests of the Exchange Limited Partners,

and therefore such interests are not currently liquid.



      Liquidation has been determined by the Corporate General Partners of the

Exchange Partnerships to be impractical and disadvantageous for their respective limited partners. In the case of each Exchange Partnership, its Corporate

General Partner has either explored the sale of the partnership assets or has determined that such a sale would be premature as it would not maximize investor value.



      The Original Investors initiated the Exchange Offering, and the Corporate

General Partners participated in the structuring of the offering. The Corporate

General Partner of each Exchange Partnership believes that the Exchange Offering is fair to the Exchange Limited Partners (regardless of whether all Exchange

Partnerships receive the requisite limited partner acceptance to allow them to participate in the offering) and recommends that they accept the Exchange

Offering for the following reasons:



      o     The Units to be issued in the Exchange Offering have values derived from qualified independent third party appraisals of the Exchange

            Partnerships' property interests and certain additional subjective factors which the Managing Shareholder believes are appropriate to consider and reflect a value greater than the original investments of the Exchange Limited Partners.



      o     The Exchange Offering has been structured to permit each Exchange

            Limited Partner, if desired, to decide not to accept the offering and instead retain his existing interest in his current partnership on substantially the same terms and conditions as those of his original investment.



      o     The Operating Partnership will not complete the offering in respect of any Exchange Partnership unless limited partners holding at least

            90% of the limited partnership interests therein affirmatively elect to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.



      o     The Exchange Offering will provide each Exchange Limited Partner with a significantly more diversified interest in income producing real property and debt interests with a possible opportunity that the Operating Partnership Units received and Common Shares into which they are exchangeable will be marketable in the future.



      o     The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.



      o     Upon the completion of the Exchange Offering it is anticipated (but not assured) that the large number of residential units to be owned by the Operating Partnership will provide the Exchange Partnerships with a lower operating cost per residential unit and, as a consequence, increase operating performance.



      o     The Corporate General Partners (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believe that a single integrated structure of ownership by the Exchange

            Partnerships and administration of the
            property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.



      o     The Exchange Offering has been designed to afford Exchange Limited

            Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange the Units received in the offering for an equivalent number of Common Shares of the Trust. The exchange into Common Shares may be made at any time at the sole discretion of each Exchange Limited

            Partner.



      o     The Corporate General Partners considered various alternatives to the Exchange Offering, including continuation of the existing business plans of the Exchange Partnerships and sale or liquidation of the partnership assets held, and have determined that the

            Exchange Offering provides equal or greater value to the Exchange

            Limited Partners compared with any other considered alternative.



Summary of Use of Proceeds of Cash Offering



      Set forth below is the estimated application of proceeds of the Trust's

Cash Offering, assuming the Trust sells all 2,500,000 Common Shares being offered. See also "COMPENSATION OF THE MANAGING SHAREHOLDER AND AFFILIATES" and

"TERMS OF THE CASH OFFERING." The table below provides information based on the

$25,000,000 maximum offering amount of the Cash Offering.



                                                      Maximum

                                                     Offering

                                                      Amount           Percent

                                                      ------           -------



Gross Cash Offering Proceeds:                       $25,000,000             100%



Cash Offering Expenses:

     Underwriting Commissions (1):                    2,000,000               8%

     Distribution, Due Diligence and

       Organizational Expenses (2):                     250,000               1%

     Legal and Consulting Expenses (3):                 250,000               1%

                                                    -----------     -----------



Amount Available for Investment and

  Trust Operations:                                 $22,500,000              90%

                                                    ===========     ===========



Investment Expenses (4):                              1,000,000               4%

Maximum Amount of Proceeds to be

   Used to Acquire Limited Partnership

   Interests in the Operating Partnership:           21,500,000              86%

Cash Offering Expenses:                               2,500,000              10%

                                                    -----------     -----------

Total Application of Proceeds:                      $25,000,000             100%

                                                    ===========     ===========



Footnotes:



1.    The Trust will pay the Dealer Manager of the Cash Offering, selling commissions in an amount equal to 8% of the gross proceeds received from its sales of Common Shares in the offering from which it will pay any broker-dealers that the Trust or the Dealer Manager selects to participate in the sale of Common Shares. All or a portion of the commissions payable may be reallocated to participating broker-dealers. The Trust has also granted the Dealer Manager a five-year warrant, exercisable beginning on the first anniversary of the commencement of the offering and ending on the fifth anniversary, to acquire a number of Common Shares in an amount equal to 8.5% of the number of Common Shares sold by it in the offering at an exercise price of $13.00 per Common Share.



2.    The Trust will reimburse the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange

      Partnership, by Mr. McGrath) for distribution, due diligence and organizational expenses incurred in connection with the formation of the

      Trust and the Operating Partnership and with the Cash Offering in an amount not to exceed 1% of the gross proceeds from sales of Common Shares in the offering ($250,000 maximum).



3.    The Trust will reimburse the Managing Shareholder for legal, accounting and consulting fees and printing, filing, recording, postage and other miscellaneous expenses incurred in connection with the Cash Offering in an amount not to exceed 1% of gross proceeds from sales of Common Shares in the offering ($250,000 maximum). The reimbursements described in footnote 2 and this footnote 3 will be payable out of the net proceeds of the offering. To the extent which the distribution, due diligence and organizational expenses or the legal,

      accounting and consulting fees and printing, filing, recording, postage and other miscellaneous expenses exceed 1% of the gross proceeds from the offering, those expenses will not be reimbursed to the Managing

      Shareholder.



4.    The Trust will reimburse the Managing Shareholder for expenses incurred prior to and during the Cash Offering for investigating and evaluating investment opportunities for the Trust and the Operating Partnership and

      for assisting them in consummating their investments, in an amount not to exceed 4% of the gross proceeds from sales of Common Shares in the offering (maximum $1,000,000) (reimbursable expenses paid in connection with investment activities plus other acquisition fees and expenses may not exceed 6% of the contract purchase price for acquisitions unless the

      Independent Trustees determine that the transaction is commercially reasonable). Such reimbursement will be payable from available net proceeds of the Cash Offering or as cash flow permits as determined by the

      Board of the Trust.



Summary of Fees and Reimbursable Expenses



      Set forth below is a summary of fees and reimbursable expenses payable in connection with the Cash Offering and the Exchange Offering and the operation of the Trust and the Operating Partnership:



                                             Type and Amount of Fees and

Recipient                                    Reimbursable Expenses

---------                                    ---------------------



Broker-Dealers                               Selling commission in an amount

Participating in  Cash Offering              equal to 8% of the subscription

                                             price of all Common Shares sold in

                                             the Cash Offering ($2,000,000

                                             maximum). As additional

                                             compensation, the Dealer Manager

                                             and the participating

                                             broker-dealers will be entitled to

                                             receive a five-year Warrant to

                                             acquire a number of Common Shares

                                             in an amount equal to 8.5% of the

                                             number of Common Shares sold in the

                                             Cash Offering by the Dealer Manager

                                             or participating broker-dealers, at

                                             a purchase price equal to $13.00

                                             per Common Share. See "TERMS OF THE

                                             CASH OFFERING."



Managing Shareholder                         Reimbursement for distribution, due

                                             diligence and organizational

                                             expenses incurred in connection

                                             with the formation of the Trust and

                                             the Operating Partnership and with

                                             the Cash Offering, in an amount not

                                             to exceed 1% of gross offering

                                             proceeds ($250,000 maximum).



Managing Shareholder                         Reimbursement for legal, accounting

                                             and consulting fees and printing,

                                             filing, recording, postage and

                                             other miscellaneous expenses

                                             incurred in connection with the

                                             Cash Offering, in an amount not to

                                             exceed 1% of gross offering

                                             proceeds ($250,000 maximum).



Managing Shareholder                         Reimbursement for expenses incurred

                                             prior to and during the Cash

                                             Offering for investigating,

                                             evaluating and consummating

                                             investments of the Trust and the

                                             Operating Partnership to be

                                             acquired from unaffiliated parties

                                             with net proceeds of the Cash

                                             Offering, in an amount not to

                                             exceed 4% of gross offering

                                             proceeds; payable from available

                                             net proceeds of the Cash Offering

                                             or as cash flow permits as

                                             determined by the Board of the

                                             Trust.

                                             Type and Amount of Fees and

Recipient                                    Reimbursable Expenses (cont'd)

---------                                    ------------------------------





Gregory K. McGrath, a founder of the         Mr. McGrath received no

Trust and the Operating Partnership and      compensation for the year ended

Chief Executive Officer of the Trust,        December 31, 1998, but received

the Operating Partnership and the            health benefits. Beginning in 1999,

Managing Shareholder                         his compensation and benefits will

                                             be determined by the Executive

                                             Committee of the Board of the

                                             Trust. In exchange for an initial

                                             cash capital contribution of

                                             $50,000 to the Operating

                                             Partnership, Mr. McGrath subscribed

                                             for Units which are exchangeable

                                             (subject to certain escrow

                                             restrictions) into 9.5% of the

                                             Common Shares outstanding as of the

                                             earlier to occur of completion of

                                             the Cash Offering and the Exchange

                                             Offering or November 30, 1999,

                                             calculated on a fully diluted basis

                                             assuming that all then outstanding

                                             Units (other than those owned by

                                             the Trust) have been exchanged into

                                             an equivalent number of Common

                                             Shares. See "THE TRUST AND THE

                                             OPERATING PARTNERSHIP - Formation

                                             Transactions."





Robert S. Geiger, a founder of the Trust     Initial annual compensation of

and the Operating Partnership and Chief      $100,000, plus health benefits and

Operating Officer of the Trust, the          eligibility to participate in any

Operating Partnership and the Managing       option plan and bonus incentive

Shareholder                                  plan which may be implemented by

                                             the Executive Compensation

                                             Committee of the Board of the

                                             Trust. In exchange for an initial

                                             cash capital contribution of

                                             $50,000 to the Operating

                                             Partnership, Mr. Geiger subscribed

                                             for Units which are exchangeable

                                             (subject to certain escrow

                                             restrictions) into 9.5% of the

                                             Common Shares outstanding as of the

                                             earlier to occur of the completion

                                             of the Cash Offering and the

                                             Exchange Offering or November 30,

                                             1999, calculated on a fully diluted

                                             basis assuming that all then

                                             outstanding Units (other than those

                                             owned by the Trust) have been

                                             exchanged into an equivalent number

                                             of Common Shares. See "THE TRUST

                                             AND THE OPERATING PARTNERSHIP -

                                             Formation Transactions."



Robert L. Astorino, President - Property     Initial annual salary of $150,000,

of the Operating Partnership                 plus health benefits and

                                             eligibility to participate in any

                                             option plan and bonus incentive

                                             plan which may be implemented by

                                             the Executive Compensation

                                             Committee of the Board of the

                                             Trust.



Mark L. Wilson, Chief Financial Officer      Initial annual salary of $110,000,

of the Operating Partnership and             plus health benefits and

Secretary of the Trust                       eligibility to participate in any

                                             option plan and bonus incentive

                                             plan which may be implemented by

                                             the Executive Compensation

                                             Committee of the Board of the

                                             Trust.



Independent Trustees                         Annual fee of $6,000.



Managing Shareholder                         Annual payment under the Trust

                                             Management Agreement, in an amount

                                             equal to up to 1% of gross proceeds

                                             from the Cash Offering plus 1% of

                                             initial assigned value of Units

                                             issued in Exchange Offering, to

                                             reimburse the Managing Shareholder

                                             for its operating expenses relating

                                             to the business of the Trust and

                                             the Operating Partnership.




Broker-Dealers Participating in              Commission payable to

Exchange Offering                            broker-dealers who assist in the

                                             Exchange Offering, consisting of a

                                             number of unregistered Common

                                             Shares equal to 5% of Units

                                             solicited by them in the Exchange

                                             Offering.

                      DESCRIPTION OF EXCHANGE PARTNERSHIPS



      As its initial acquisition candidates in connection with the Exchange

Offering, the Operating Partnership will offer to acquire all limited partnership interests owned by partners in the 23 Exchange Partnerships. To the extent Units remain available for issuance after completion of the exchange transactions described herein, the Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units for property interests in other Exchange Offering transactions, including property interests held by unaffiliated parties and interests held by other limited partnerships managed by affiliates of the Managing Shareholder.



      Set forth below is a summary of certain information relating to each of the Exchange Partnerships. Exchange Partnerships which directly or indirectly own only equity interests in residential apartment properties are referred to herein as "Exchange Equity Partnerships;" partnerships which own only subordinated mortgage interests in properties and other debt interests are referred to herein as "Exchange Mortgage Partnerships;" and partnerships which directly or indirectly own a combination of equity and subordinated mortgage interests in properties and other debt interests are referred to herein as

"Exchange Hybrid Partnerships." Each of the partnerships was formed with the objectives to generate current cash flow for distribution to partners from the rental of residential apartments or receipt of interest income and, where applicable, to provide the opportunity for capital appreciation from the future sale or refinancing of the residential apartment property. The Corporate General

Partners of the Exchange Partnerships (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believe these objectives have been substantially achieved. None of the Exchange Partnerships was organized as a tax credit program. The rights and obligations of the limited partners and the Corporate General Partner of each of the Exchange Partnerships under the respective limited partnership agreement is summarized below at

"COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING

PARTNERSHIP UNITS AND TRUST COMMON SHARES." For additional information concerning the Exchange Partnerships and their respective property interests,

see "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP" and "INITIAL REAL

ESTATE INVESTMENTS," the tables herein indexed in the table of contents and

Exhibits A, B and C.



Baron Strategic Investment Fund, Ltd.



      Baron Strategic Investment Fund, Ltd., an Exchange Mortgage Partnership,

was organized as a Florida limited partnership in April 1996. Commencing June

12, 1996, Baron Capital XXXII, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder (wholly owned and controlled, along with the general partner of the partnership and each general partner of the other partnerships described below, by Mr. McGrath), sponsored a private offering of 2,400 units of limited partnership interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed on December 16, 1996. The partnership invested the net proceeds of its offering to acquire (i) three unrecorded Subordinated

Mortgage Loans secured by a 68-unit residential apartment property referred to as the Blossom Corners Property-Phase II located in Orlando, Florida and (ii) an unrecorded Subordinated Mortgage Loan secured by a 164-townhome property referred to as the Lake Sycamore Property under development in Cincinnati, Ohio.

The termination date of the partnership is December 31, 2026. It was anticipated that the investment would be sold or mature by 2005.



Baron Strategic Investment Fund II, Ltd.



      Baron Strategic Investment Fund II, Ltd., an Exchange Equity Partnership,

was organized as a Florida limited partnership in April 1996. Commencing July 9,

1996, Baron Capital XXXI, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,600 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $800,000). The offering was fully subscribed and closed on October 30, 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 72-unit residential apartment property referred to as the Steeplechase Apartment Property located in Anderson,

Indiana. The termination date of the partnership is December 31, 2026. It was anticipated that the property would be listed for sale within three years, but no listing has occurred to date.



Baron Strategic Investment Fund IV, Ltd.



      Baron Strategic Investment Fund IV, Ltd., an Exchange Mortgage

Partnership, was organized as a Florida limited partnership in October 1996.

Commencing November 25, 1996, Baron Capital XVII, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,000 units of limited partnership interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,000,000).

The offering was fully subscribed and closed on March 10, 1997. The partnership invested the net proceeds of its offering (and of a note payable to another

Exchange Partnership, Baron Strategic Investment Fund VI, Ltd.) to acquire two unrecorded Subordinated Mortgage Loans secured by a 73-unit residential apartment property referred to as the Country Square Property-Phase I located in

Tampa, Florida. The termination date of the partnership is December 31, 2026. It was anticipated that the investment would be sold or mature by 2001.

Baron Strategic Investment Fund V, Ltd.



      Baron Strategic Investment Fund V, Ltd., an Exchange Mortgage Partnership,

was organized as a Florida limited partnership in October 1996. Commencing

November 1, 1996, Baron Capital XL, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of

2,400 units of limited partnership interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed on June 16, 1997. The partnership invested the net proceeds of its offering to acquire (i) an unrecorded Subordinated Mortgage Loan secured by a 33-unit residential apartment property referred to as the

Candlewood Property-Phase II located in Tampa, Florida, (ii) an undivided 26.3%

interest in three unrecorded Subordinated Mortgage Loans and a 100% interest in an unrecorded Subordinated Mortgage Loan secured by an 81-unit residential apartment property referred to as the Curiosity Creek Property located in Tampa,

Florida, and (ii) four unrecorded Subordinated Mortgage Loans secured by a

60-unit residential apartment property referred to as the Sunrise Property-Phase

I located in Titusville, Florida. The termination date of the partnership is

December 31, 2026. It was anticipated that the investment would be sold or mature within three to five years.



Baron Strategic Investment Fund VI, Ltd.



      Baron Strategic Investment Fund VI, Ltd., an Exchange Hybrid Partnership,

was organized as a Florida limited partnership in October 1996. Commencing

November 18, 1996, Baron Capital XXXI, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,400 units of limited partnership interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed on April 14, 1997. The partnership invested the net proceeds of its offering (i) to acquire a 52.44% limited partnership interest in a limited partnership which holds fee simple title to a 91-unit residential apartment property referred to as the Pineview Property located in Orlando,

Florida, (ii) to acquire an unrecorded Subordinated Mortgage Loan secured by a

33-unit residential apartment property located in Tampa, Florida referred to as the Candlewood Property-Phase II, (iii) to acquire an undivided 20% interest in a Subordinated Mortgage Loan secured by a 91-unit residential apartment property located in Tampa, Florida referred to as the Garden Terrace Property-Phase III,

and (iv) to provide a loan (secured by a mortgage) to another Exchange

Partnership, Baron Strategic Investment Fund IV, Ltd., which in turn used such loan proceeds and net proceeds from its own offering to acquire an unrecorded

Subordinated Mortgage Loan secured by a 73-unit residential apartment property referred to as the Country Square Property-Phase I located in Tampa, Florida.

The termination date of the partnership is December 31, 2026. It was anticipated that the investment would be sold or mature within three to five years.



Baron Strategic Investment Fund VIII, Ltd.



      Baron Strategic Investment Fund VIII, Ltd., an Exchange Mortgage

Partnership, was organized as a Florida limited partnership in February 1997.

Commencing April 25, 1997, Baron Capital XLIV, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,400 units of limited partnership interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed on February 5, 1998. The partnership invested the net proceeds of its offering to acquire (i) an undivided 58% interest in an unrecorded Subordinated Mortgage Loan secured by a 41-unit residential apartment property referred to as the Heatherwood Property located in Kissimmee, Florida and in three unsecured loans associated with such property, (ii) three unrecorded Subordinated Mortgage Loans secured by a 59-unit residential apartment property referred to as the Longwood Property-Phase I located in

Cocoa, Florida, and (iii) an unrecorded Subordinated Mortgage Loan secured by a

164-townhome property referred to as the Lake Sycamore Property under development in Cincinnati, Ohio. The termination date of the partnership is

December 31, 2025. It was anticipated that the investment would be sold or mature within three to five years.



Baron Strategic Investment Fund IX, Ltd.



      Baron Strategic Investment Fund IX, Ltd., an Exchange Hybrid Partnership,

was organized as a Florida limited partnership in June 1997. Commencing June 6,

1997, Baron Capital XLII, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,400 units of limited partnership interest in the partnership at a purchase price of

$500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed on May 8, 1998. The partnership invested the net proceeds of its offering to acquire (i) a 44.96% limited partnership interest in a limited partnership which holds fee simple title to a 72-unit residential apartment property referred to as the Crystal Court Property-Phase I located in Lakeland,

Florida, (ii) an unrecorded Subordinated Mortgage Loan secured by a 33-unit residential apartment property located in Tampa, Florida referred to as the

Candlewood Property-Phase II, (iii) an undivided 25% interest in a Subordinated

Mortgage Loan secured by a 91-unit residential apartment property located in

Tampa, Florida referred to as the Garden Terrace Property-Phase III, and (iv) an

unrecorded Subordinated Mortgage Loan secured by a 164-townhome property referred to as the Lake Sycamore Property under development in Cincinnati, Ohio.

The termination date of the partnership is December 31, 2026. It was anticipated that the investment would be sold or mature within three to five years.



Baron Strategic Investment Fund X, Ltd.

      Baron Strategic Investment Fund X, Ltd., an Exchange Hybrid Partnership,

was organized as a Florida limited partnership in June 1997. Commencing July 2,

1997, Baron Capital XLIV, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,400 units of limited partnership interest in the partnership at a purchase price of

$500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed on March 13, 1998. The partnership invested the net proceeds of its offering to acquire (i) a 47.59% limited partnership interest in a limited partnership which holds a fee simple interest in a 72-unit residential apartment property referred to as the Crystal Court Property-Phase I located in Lakeland,

Florida, (ii) a 39.56% limited partnership interest in a limited partnership which holds a fee simple interest in a 91-unit residential apartment property referred to as the Pineview Property located in Orlando, Florida, (iii) an undivided 55% interest in a Subordinated Mortgage Loan secured by a 91-unit residential apartment property located in Tampa, Florida referred to as the

Garden Terrace Property-Phase III, and (iv) an undivided 42% interest in an unrecorded Subordinated Mortgage Loan secured by a 41-unit residential apartment property referred to as the Heatherwood Property-Phase II located in Kissimmee,

Florida and in three unsecured loans associated with such property. The termination date of the partnership is December 31, 2026. It was anticipated that the investment would be sold or mature within three to five years.



Baron Strategic Vulture Fund I, Ltd.



      Baron Strategic Vulture Fund I, Ltd., an Exchange Mortgage Partnership,

was organized as a Florida limited partnership in April 1996. Commencing May 21,

1996, Baron Capital XXVI, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,800 units of limited partnership interest in the partnership at a purchase price of

$500 per unit (gross proceeds of $900,000). The offering was fully subscribed and closed on October 28, 1996. The partnership invested the net proceeds of its offering to acquire an undivided 73.7% interest in three unrecorded Subordinated

Mortgage Loans and a 100% interest in an unrecorded Subordinated Mortgage Loan secured by an 81-unit residential apartment property referred to as the

Curiosity Creek Property located in Tampa, Florida. The termination date of the partnership is December 31, 2026. There was no anticipated date of sale of the investment.



Brevard Mortgage Program, Ltd.



      Brevard Mortgage Program, Ltd., an Exchange Mortgage Partnership, was

organized as a Florida limited partnership in November 1995. Commencing January

2, 1996, Baron Capital XII, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 575 units of limited partnership interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $575,000). The offering was fully subscribed and closed on April 15, 1996. The partnership invested the net proceeds of its offering to acquire three unrecorded Subordinated Mortgage Loans secured by a

64-unit residential apartment property referred to as the Meadowdale Property located in Melbourne, Florida. The termination date of the partnership is

December 31, 2025. It was anticipated that the investment would be sold or mature by 2005.



Central Florida Income Appreciation Fund, Ltd.



      Central Florida Income Appreciation Fund, Ltd., an Exchange Equity

Partnership, was organized as a Florida limited partnership in April 1993.

Commencing September 12, 1994, Baron Capital of Florida, Inc. (formerly named

Sigma Financial Capital VI, Inc.), the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,100 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,050,000). The offering was fully subscribed and closed on October 19, 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 56-unit residential apartment property referred to as the Laurel Oaks (formerly Grove Hamlet) Apartment

Property located in Deland, Florida. The termination date of the partnership is

December 31, 2025. It was anticipated that the property would be listed for sale within two years. The property was listed for sale in 1997, but no sale has occurred.



Florida Capital Income Fund, Ltd.



      Florida Capital Income Fund, Ltd., an Exchange Equity Partnership, was

organized as a Florida limited partnership in August 1994. Commencing November

16, 1994, Baron Capital II, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,614 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $807,000). The offering was fully subscribed and closed on June 8, 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 77-unit residential apartment property referred to as the Eagle Lake Apartment Property located in Port

Orange, Florida. The termination date of the partnership is December 31, 2025.

It was anticipated that the property would be listed for sale within three to five years. The property was listed for sale in 1997, but no sale has occurred.



Florida Capital Income Fund II, Ltd.



      Florida Capital Income Fund II, Ltd., an Exchange Equity Partnership, was

organized as a Florida limited partnership in April 1993. In May 1995, Baron

Capital IV, Inc., an affiliate of the Managing Shareholder, became general partner of the partnership, which on May 25,

1994 commenced a private offering of 1,840 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $920,000). (The partnership also issued 160 units to four investors in exchange for property interests acquired by them in an unrelated program which was terminated.) The offering was fully subscribed and closed on July 6, 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in a 52-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase I) located in Daytona Beach, Florida. The termination date of the partnership is December 31, 2025. It was anticipated that the property would be listed for sale within three years, but no listing has occurred to date.

Florida Capital Income Fund III, Ltd.

      Florida Capital Income Fund III, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in April 1995. Commencing June 2, 1995, Baron Capital VII, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,600 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $800,000). The offering was fully subscribed and closed on November 1, 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 48-unit residential apartment property referred to as the Bridge Point Apartment Property located in Jacksonville, Florida. The termination date of the partnership is December 31, 2025. It was anticipated that the property would be listed for sale within three to five years, but no listing has occurred to date.

Florida Capital Income Fund IV, Ltd.

      Florida Capital Income Fund IV, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in August 1995. Commencing January 11, 1995, Baron Capital V, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 3,640 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,820,000). The offering was fully subscribed and closed on June 6, 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 144-unit residential apartment property referred to as the Glen Lake Apartment Property located in St. Petersburg, Florida. The termination date of the partnership is December 31, 2025. It was anticipated that the property would be listed for sale within two years, but no listing has occurred to date.

Florida Income Advantage Fund I, Ltd.

      Florida Income Advantage Fund I, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in September 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became general partner of the partnership, which on February 22, 1994 commenced a private offering of 940 units of limited partner interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $940,000). The offering was fully subscribed and closed on May 27, 1994. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in a 26-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase III) located in Daytona Beach, Florida. The termination date of the partnership is December 31, 2025. It was anticipated that the property would be listed for sale within two years, but no listing has occurred to date.

Florida Income Appreciation Fund I, Ltd.

      Florida Income Appreciation Fund I, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in September 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became the general partner of the partnership, which on April 5, 1994 commenced a private offering of 205 units of limited partner interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $205,000). The offering was fully subscribed and closed on September 2, 1994. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in an 8-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase IV) located in Daytona Beach, Florida. The termination date of the partnership is December 31, 2025. It was anticipated that the property would be listed for sale within two years, but no listing has occurred to date.

Florida Income Growth Fund V, Ltd.

      Florida Income Growth Fund V, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in June 1995. Commencing January 31, 1995, Baron Capital XI, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,300 units of limited partnership interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,150,000). The offering was fully subscribed and closed on February 27, 1997. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 70-unit residential apartment property referred to as the Blossom Corners Apartment Property (Phase I) located in Orlando, Florida. The termination date of the partnership is December 31, 2025. It was anticipated that the property would be listed for sale within two years, but no listing has occurred to date.

Florida Opportunity Income Partners, Ltd.

      Florida Opportunity Income Partners, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in December 1994. Commencing August 17, 1995, Baron Capital III, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 800 units of limited partner interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $800,000). The offering was fully subscribed and closed on December 8, 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 60-unit residential apartment property referred to as the Camellia Court Apartment Property located in Daytona Beach, Florida. The termination date of the partnership is December 31, 2025. It was anticipated that the property would be listed for sale within two years, but no listing has occurred to date.

GSU Stadium Student Apartments, Ltd.

      GSU Stadium Student Apartments, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in June 1995. Commencing May 25, 1995, Baron Capital X, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,000 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,000,000). The offering was fully subscribed and closed on February 26, 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 60-unit residential apartment property referred to as the Stadium Club Apartment Property located in Statesboro, Georgia. The termination date of the partnership is December 31, 2025. It was anticipated that the property would be listed for sale within three years, but no listing has occurred to date.

Lamplight Court of Bellefontaine Apartments, Ltd.

      Lamplight Court of Bellefontaine Apartments, Ltd., an Exchange Hybrid Partnership, was organized as a Florida limited partnership in February 1996. Commencing April 22, 1996, Baron Capital IX, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 700 units of limited partner interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $700,000). The offering was fully subscribed and closed on November 22, 1996. The partnership invested the net proceeds of its offering to acquire (i) a 31.7% limited partnership interest in a limited partnership which holds fee simple title to an 80-unit residential apartment property referred to as the Lamplight Court Apartment Property located in Bellefontaine, Ohio and (ii) two unrecorded Subordinated Mortgage Loans secured by such property. The termination date of the partnership is December 31, 2026. It was anticipated that the property would be listed for sale within three years, but no listing has occurred to date.

Midwest Income Growth Fund VI, Ltd.

      Midwest Income Growth Fund VI, Ltd., an Exchange Equity Partnership, was organized as a Michigan limited partnership in March 1996. Commencing April 22, 1996, Baron Capital of Ohio III, Inc. (formerly named Sigma Financial Capital VI, Inc.), the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 600 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $300,000). The offering was fully subscribed and closed on October 29, 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 66-unit residential apartment property referred to as the Brookwood Way Apartment Property located in Mansfield, Ohio. The termination date of the partnership is December 31, 2026. It was anticipated that the property would be listed for sale within three years, but no listing has occurred to date.

Realty Opportunity Income Fund VIII, Ltd.

      Realty Opportunity Income Fund VIII, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in April 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became general partner of the partnership, which on March 3, 1994 commenced a private offering of 944 units of limited partner interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $944,000). The offering was fully subscribed and closed on June 16, 1994. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in a 30-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase II) located in Daytona Beach, Florida. The termination date of the partnership is December 31, 2025. It was anticipated that the property would be listed for sale within two years, but no listing has occurred to date.

                                 VALUATION TABLE


      In the Exchange Offering, each Limited Partner in an Exchange Partnership will be given the option to acquire Operating Partnership Units in exchange for all limited partnership units held by the Limited Partner in the partnership. Set forth in the table below is the following information in respect of each Exchange Equity Partnership, Exchange Mortgage Partnership and Exchange Hybrid
Partnership: (i) the name of the partnership, its respective Corporate General Partner (wholly owned and controlled, along with the Managing Shareholder, by Mr. McGrath), and the residential apartment property or properties in which the partnership owns a direct or indirect interest, (ii) the number of investors and number of outstanding limited partnership units in the partnership, (iii) the valuation of the partnership determined by the Managing Shareholder: (with respect to each Exchange Equity Partnership and each Exchange Hybrid Partnership (to the extent of their property interests) the value was based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants; with respect to each Exchange Mortgage Partnership and each Exchange Hybrid Partnership (to the extent of their mortgage interests in properties and other debt interests) the value was based upon the following factors: (1) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and the other indebtedness to which the property is subject; (2) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (3) the operating history of the property; (4) the amount of distributable cash flow currently being generated by the property; plus (5) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants); (iv) the aggregate number of Operating Partnership Units being offered to all Limited Partners in the partnership (and the initial dollar value assigned to them), (v) the amount of original investment made by investors in each Exchange Partnership; (vi) the number of Operating Partnership Units being offered to each Limited Partner in the partnership per $1,000 of original investment in the partnership (and the initial dollar value assigned to them), and (vii) the percentage of Units offered to all limited partners in each Exchange Partnership in relation to Units offered to limited partners in all Exchange Partnerships participating in the initial transactions of the Exchange Offering.


     Although the appraisals do not address the fairness of the Exchange Offering as a whole and to the offerees in each Exchange Partnership, opinions as to the fairness from a financial point of view with respect to each of the 23 transactions contemplated by the Exchange Offering were not obtained because the cost of such opinions would have imposed a substantial burden in addition to the costs already incurred for appraisals of the Exchange Properties by qualified independent appraisers.

                                 VALUATION TABLE

Exchange Partnership                            General Partner                  Property(s)                Number of Investors
-------------------------------------------------------------------------------------------------------------------------------
Florida Income Growth Fund V, Ltd.              Baron Capital VI, Inc.           Blossom Corners I                  49
Florida Capital Income Fund III, Ltd.           Baron Capital VII, Inc.          Bridge Point II                    32
Midwest Income Growth Fund VI, Ltd.             Baron Capital of Ohio III, Inc.  Brookwood Way                       7
Florida Opportunity Income Partners, Ltd.       Baron Capital III, Inc.          Camellia Court                     29
Florida Capital Income Fund, Ltd.               Baron Capital II, Inc.           Eagle Lake                         31
Florida Capital Income Fund II, Ltd.            Baron Capital IV, Inc.           Forest Glen I                      38
Realty Opportunity Income Fund VIII, Ltd.       Baron Capital IV, Inc.           Forest Glen II                     45
Florida Income Advantage Fund I, Ltd.           Baron Capital IV, Inc.           Forest Glen III                    46
Florida Income Appreciation Fund I, Ltd.        Baron Capital IV, Inc.           Forest Glen IV                     13
Central Florida Income Appreciation Fund, Ltd.  Baron Capital of Florida, Inc.   Laurel Oaks                        51
GSU Stadium Student Apartments, Ltd.            Baron Capital X, Inc.            Stadium Club                       38
Baron Strategic Investment Fund II, Ltd.        Baron Capital XXXI, Inc.         Steeplechase                       16
Florida Capital Income Fund IV, Ltd.            Baron Capital V, Inc.            Glen Lake Suites                   60
Baron Strategic Investment Fund, Ltd.           Baron Capital XXXII, Inc.        Blossom Corners II                 42
Baron Strategic Investment Fund IV, Ltd.        Baron Capital XVII, Inc.         Country Square I                   52
Baron Strategic Investment Fund V, Ltd.         Baron Capital XL, Inc.           Curiosity Creek,
                                                                                 Candlewood II, Sunrise I           52
Baron Strategic Investment Fund VI, Ltd.        Baron Capital XXXI, Inc.         Pineview, Garden Terrace,
                                                                                 Candlewood II                      38
Baron Strategic Investment Fund VIII, Ltd.      Baron Capital XLIV, Inc.         Heatherwood II, Longwood
                                                                                 I, Sycamore                        41
Baron Strategic Investment Fund IX, Ltd.        Baron Capital LXII, Inc.         Crystal Court I,
                                                                                 Candlewood II, Garden
                                                                                 Terrace, Sycamore                  50
Baron Strategic Investment Fund X, Ltd.         Baron Capital LXIV, Inc.         Crystal Court I,
                                                                                 Candlewood II, Garden
                                                                                 Terrace, Pineview                  49
Baron Strategic Vulture Fund, Ltd.              Baron Capital XXVI, Inc.         Curiosity Creek                    40
Brevard Mortgage Program, Ltd.                  Baron Capital XII, Inc.          Meadowdale                         23
Lamplight Court of Bellefontaine, Ltd.          Baron Capital IX, Inc.           Lamplight Court                    26





                                                                    Aggregate Number
                                                                    of Units Offered    Initial
                                                    Valuation of    to All Limited      Assigned Dollar      Original
Exchange Partnership                                Partnership     Partners            Value of Units       Investment
-----------------------------------------------------------------------------------------------------------------------------
Florida Income Growth Fund V, Ltd.                  $ 1,310,347          131,035            $ 1,310,350      $ 1,150,000
Florida Capital Income Fund III, Ltd.               $   936,442           93,644            $   936,440      $   800,000
Midwest Income Growth Fund VI, Ltd.                 $   381,063           38,106            $   381,060      $   300,000
Florida Opportunity Income Partners, Ltd.           $   840,996           84,100            $   840,100      $   800,000
Florida Capital Income Fund, Ltd.                   $   924,487           92,449            $   924,490      $   807,000
Florida Capital Income Fund II, Ltd.                $ 1,554,087          155,409            $ 1,554,090      $   920,000
Realty Opportunity Income Fund VIII, Ltd.           $   987,220           98,722            $   987,220      $   944,000
Florida Income Advantage Fund I, Ltd.               $ 1,006,575          100,658            $ 1,006,580      $   205,000
Florida Income Appreciation Fund I, Ltd.            $   254,159           25,416            $   254,160      $   205,000
Central Florida Income Appreciation Fund, Ltd.      $ 1,360,237          136,024            $ 1,360,240      $ 1,050,000
GSU Stadium Student Apartments, Ltd.                $ 1,051,818          105,182            $ 1,051,820      $   900,000
Baron Strategic Investment Fund II, Ltd.            $   824,306           82,431            $   824,310      $   800,000
Florida Capital Income Fund IV, Ltd.                $ 2,475,501          247,550            $ 2,475,500      $ 1,820,000
Baron Strategic Investment Fund, Ltd.               $ 1,327,230          132,723            $ 1,327,230      $ 1,200,000
Baron Strategic Investment Fund IV, Ltd.            $ 1,040,000          104,000            $ 1,040,000      $ 1,000,000

Baron Strategic Investment Fund V, Ltd.             $ 1,265,358          126,536            $ 1,265,360      $ 1,200,000

Baron Strategic Investment Fund VI, Ltd.            $ 1,253,314          125,331            $ 1,253,310      $ 1,200,000

Baron Strategic Investment Fund VIII, Ltd.          $ 1,257,650          125,765            $ 1,257,650      $ 1,200,000


Baron Strategic Investment Fund IX, Ltd.            $ 1,251,000          125,100            $ 1,251,000      $ 1,200,000


Baron Strategic Investment Fund X, Ltd.             $ 1,282,220          128,222            $ 1,282,220      $ 1,200,000
Baron Strategic Vulture Fund, Ltd.                  $   990,101           99,010            $   990,100      $   900,000
Brevard Mortgage Program, Ltd.                      $   624,738           62,474            $   624,740      $   575,000
Lamplight Court of Bellefontaine, Ltd.              $   781,757           78,176            $   781,760      $   700,000
                                                    -------------------------------------------------------------------------
                                                    $24,980,660        2,498,061            $24,980,660      $21,811,000


                                                                                      Percentage of
                                                                                      Units to All
                                                   Number of Units                    Limited Partners
                                                   Offered to Each   Initial          Partnership in
                                                   Limited Partner   Assigned         Relations Units
                                                   per $1,000 of     Dollar Value     Offered to All
                                                   Original          per $1,000       Partners in all
Exchange Partnership                               Investment        Investment       Partnerships
-----------------------------------------------------------------------------------------------------
Florida Income Growth Fund V, Ltd.                       114           $1,140             5.25%
Florida Capital Income Fund III, Ltd.                    117           $1,170             3.75%
Midwest Income Growth Fund VI, Ltd.                      127           $1,270             1.53%
Florida Opportunity Income Partners, Ltd.                105           $1,050             3.37%
Florida Capital Income Fund, Ltd.                        115           $1,150             3.70%
Florida Capital Income Fund II, Ltd.                     169           $1,690             6.22%
Realty Opportunity Income Fund VIII, Ltd.                105           $1,050             3.95%
Florida Income Advantage Fund I, Ltd.                    107           $1,070             4.03%
Florida Income Appreciation Fund I, Ltd.                 124           $1,240             1.02%
Central Florida Income Appreciation Fund, Ltd.           130           $1,300             5.45%
GSU Stadium Student Apartments, Ltd.                     117           $1,170             4.21%
Baron Strategic Investment Fund II, Ltd.                 103           $1,030             3.30%
Florida Capital Income Fund IV, Ltd.                     136           $1,360             9.91%
Baron Strategic Investment Fund, Ltd.                    111           $1,110             5.31%
Baron Strategic Investment Fund IV, Ltd.                 104           $1,040             4.16%
Baron Strategic Investment Fund V, Ltd.
                                                         105           $1,050             5.07%
Baron Strategic Investment Fund VI, Ltd.
                                                         104           $1,040             5.02%
Baron Strategic Investment Fund VIII, Ltd.
                                                         105           $1,050             5.03%
Baron Strategic Investment Fund IX, Ltd.

                                                         104           $1,040             5.01%
Baron Strategic Investment Fund X, Ltd.

                                                         107           $1,070             5.13%
Baron Strategic Vulture Fund, Ltd.                       110           $1,100             3.96%
Brevard Mortgage Program, Ltd.                           109           $1,090             2.50%
Lamplight Court of Bellefontaine, Ltd.                   112           $1,120             3.13%
                                                   --------------------------------------------------
                                                         115           $1,150           100.00%

                             SUMMARY OF RISK FACTORS

      The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see "RISK FACTORS" below.

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Exchange Offering is completed in respect of their Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in a particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration. See "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES - PROPERTY INTERESTS AND ANTICIPATED HOLDING PERIOD."


o If the Operating Partnership consummates exchanges in respect of all Exchange Partnership Units initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a purchase price totaling approximately $24,980,660, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units being offered in the Exchange Offering have not yet been finally determined. In addition, to date, the Operating Partnership has acquired beneficial interests in four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.


o The Original Investors in the Operating Partnership serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) and will be compensated for their services. (See "COMPENSATION OF MANAGING PERSONS AND AFFILIATES.") Each of the Original Investors owns an amount of Operating Partnership Units (up to 601,080 Units with an initial assigned value of $6,010,800 when valued at $10.00 per Unit) which are exchangeable (subject to escrow restrictions described below) into 9.5% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or November 30, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial contributions of $50,000 each to the capitalization of the Operating Partnership, and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.") Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, Unitholders in the Operating Partnership and limited partners in the Exchange Partnerships. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See "MANAGEMENT" and "THE

      TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and mortgage and other debt interests in residential apartment properties. The purchase price to be paid by the Operating Partnership in the Exchange Offering in respect of each Exchange Equity Partnership and each Exchange Hybrid Partnership (to the extent of its direct or indirect equity interest in a property) differs based upon the following factors:
      (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject;
      (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The purchase price to be paid by the Operating Partnership in respect of each of the Exchange Mortgage Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which the property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. There can be no assurance that the value of property interests or mortgage interests acquired is fair and reasonable and will reflect their fair market value.


o A significant portion of the value of the equity and mortgage interests in properties owned by the Exchange Partnerships was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange Partnership. This affiliation creates a potential conflict in making such determination.


o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), the Original Investors and their respective affiliates, including certain affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. Substantially all of the mortgage interests owned by the Exchange Partnerships relate to properties owned by other limited partnerships affiliated with Mr. McGrath. The Trust and the Operating Partnership may be restricted from investing in certain properties since affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with affiliates of the Managing Shareholder. See "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Subject to certain exceptions, the Trust and the Operating Partnership are authorized to provide or acquire Mortgage Loans as long as, among other things, the aggregate amount of all mortgage loans outstanding on any particular underlying property, including the loan of the Trust or the Operating Partnership, as applicable, would not exceed an amount equal to 80% of the appraised replacement cost new of the property. Replacement cost new refers to the estimated cost new of the improvements on a property (estimated on the basis of current prices for the component parts of a building) without taking into account the deficiencies of the existing building compared to a new building, plus the estimated current market value of the underlying land (generally determined using the direct sales comparison approach).

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher or lower than the current returns of other partnerships which participate in the offering.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Subordinated Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness. The Operating Partnership expects to acquire mortgage interests which are not recorded because of restrictions in loan documents executed in connection with First Mortgages issued to other unrelated lenders. If a Mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions and improvements, in turn, may limit cash available for distribution to Shareholders and Unitholders. See "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national stock exchange, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See "FEDERAL INCOME TAX CONSIDERATIONS."

o Under certain circumstances described at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which issuance in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering ("Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.


o The $13,069,079 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,980,660 total of the initial value assigned to the Operating Partnership Units being offered for Exchange Partnership Units. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and Exchange Hybrid Partnerships for direct or indirect equity interests in properties and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book values.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his respective Exchange Partnership on substantially the same terms and conditions as his original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                   TAX STATUS

The Operating Partnership

      No ruling has been or will be sought from the IRS as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Code, the Regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on the following factual representations made by the Operating Partnership and the Trust, as its General Partner:

      o The Operating Partnership has not, and will not, elect to be treated as an association taxable as a corporation;

      o The Operating Partnership has been and will continue to be operated in accordance with (i) all applicable partnership statutes, (ii) the Agreement of Limited Partnership of the Operating Partnership, and
            (iii) the description in this Prospectus;

      o At least 22% in value of all of the assets of the Operating Partnership shall always consist of assets other than those described in Section 351(e)(1) of the Code; and

      o The Operating Partnership will be operated so as to avoid treatment as a publicly-traded partnership as set forth in Section 7704 of the Code and applicable Regulations thereunder.

      Under Section 7704 of the Code, certain "publicly-traded" partnerships are treated as corporations for federal tax purposes. A partnership is a publicly-traded partnership when interests in the partnership are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under Code Section 7704(c), a publicly-traded partnership will nevertheless be treated as a partnership for tax purposes if 90% or more of its gross income for the taxable year and each preceding taxable year beginning after December 31, 1987, during which the partnership (or any predecessor) was in existence consists of passive-type income, such as interest, dividends, real property rents and gain from the sale or other disposition of real property, and the partnership would not be described as a regulated investment company under Code Section 851(a) were it a domestic corporation.

      Under Regulation Section 1.7704-1, interests in a partnership are generally considered readily tradable on a secondary market or the substantial equivalent thereof if (a) such interests are regularly quoted by any person, such as a broker or dealer, making a market in the interests, (b) any person makes available to the public bid or offer quotes with respect to such interests and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others, (c) the holder of an interest has a readily available, regular and on-going opportunity to dispose of his interest through a public means of obtaining or providing information of offers to buy, sell or exchange such interests, or (d) prospective buyers and sellers have the opportunity to buy, sell or exchange interests in a time frame and with the regularity and continuity that the existence of a secondary market would provide.

      The Operating Partnership and the Trust have represented to special tax counsel that the Units of the Operating Partnership will not be traded on an established securities market and will not be readily tradable on a secondary market (or the substantial equivalent thereof) within the meaning of the Regulations. Additionally, the Operating Partnership and the Trust have further represented that, at all times throughout the existence of the Operating Partnership, at least 90% or more of the Operating Partnership's gross income will consist of passive-type income, and the Operating Partnership will not be a regulated investment company described in Code Section 851(a). Special tax counsel has relied on such representations in rendering its opinion that the Operating Partnership will be classified as a partnership for federal income tax purposes.

      If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

      In general, a contribution by an Exchange Limited Partner of a limited partnership interest ("Exchange Partnership Units") to the Operating Partnership in exchange for Operating Partnership Units (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange. There is an exception to this general rule if the Exchange Limited Partner receives in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Exchange Limited Partner's aggregate adjusted basis in his Exchange Partnership Units at the time of the Exchange and other exceptions to non-recognition of gain described at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units." Special tax counsel is unable to issue an opinion as to whether or not a particular Exchange Limited Partner will defer recognition of gain upon the Exchange due to the number of factors that must be considered with respect to each Exchange Limited Partner.

      The Offerees will not receive any cash distributions in connection with the Exchange Offering. Whether a particular Exchange Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his adjusted basis in his Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Exchange Limited Partner's adjusted tax basis in his partnership interest at such time, the assets that the Exchange Limited Partner originally contributed to the partnership in exchange for such Exchange Partnership Units, the indebtedness, if any, of the Exchange Partnership in which the Exchange Limited Partner owns an interest at the time of the Exchange, the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange, the Exchange Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange, and the extent to which the Exchange Limited Partner includes in his basis for his Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

      The Trust has elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains).

      As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See "RISK FACTORS - Adverse Consequences of Failure to Qualify as a REIT" and the Cash Offering Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                 COMPENSATION OF MANAGING PERSONS AND AFFILIATES

      The Trust is not entitled to receive any compensation for services performed in its capacity as General Partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership, subject to certain limitations described below. The Trust will contribute all net proceeds from the sale of Common Shares in the Cash Offering to the Operating Partnership in exchange for an equivalent number of Units, and as the owner of such Units will have generally the same economic rights and other rights as other Unitholders. See "THE TRUST AND THE OPERATING PARTNERSHIP - The Operating Partnership." The Operating Partnership Agreement authorizes the Trust to cause the Operating Partnership to issue additional Units to the Unitholders or to third parties or the Trust which have designations, preferences or other special rights that are senior to those of the Unitholders.

      No special fees or commissions were or will be paid to the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) or any affiliates in connection with the Exchange Offering. Broker-dealers who assist the Operating Partnership in consummating the Exchange Offering with individual Offerees will be paid as a commission a number of unregistered Common Shares of the Trust equal to 5% of the Units solicited by them in the Exchange Offering.

      The following table describes all material fees, compensation, reimbursable expenses and other payments that may be received by the Managing Shareholder, the Independent Trustees and executive officers of the Trust, the Operating Partnership and the Managing Shareholder in exchange for their respective services and expenses incurred in connection with the Cash Offering and preparation of the Prospectus relating thereto, the operation of the Trust and the Operating Partnership and investments investigated, evaluated and consummated by the Trust and the Operating Partnership. The determination of the type and amount of such compensation and payments was not the result of arms'-length negotiation. See "CONFLICTS OF INTEREST."

      The Independent Trustees must determine that organizational and offering expenses payable by the Trust and the Operating Partnership in connection with the formation of the Trust and the Operating Partnership and any offerings of Shares or Units is reasonable and in no event exceeds an amount equal to 15% of the gross proceeds of the particular offering. (See Section 1.9(g) of the Declaration of Trust.)

      The Independent Trustees must determine that the total amount of acquisition fees and expenses payable by the Trust or the Operating Partnership in connection with acquiring its investments is reasonable and in no event exceeds an amount equal to 6% of the purchase price of the subject property, or in the case of a mortgage loan provided or acquired by the Trust or the Operating Partnership, 6% of the funds advanced, unless a majority of the disinterested members of the Board of the Trust and a majority of the disinterested Independent Trustees approve payment of an acquisition fee in excess of such amounts based upon their determination that such fee is commercially competitive, fair and reasonable to the Trust and the Operating Partnership. (See Section 1.9(h) of the Declaration of Trust.)


      The total operating expenses (excluding certain items, including capital raising expenses, interest payments, taxes, non-cash expenditures such as depreciation, and acquisition fees and expenses) of each of the Trust and the Operating Partnership in any fiscal year may not exceed the greater of (i) 2% of the aggregate book value of their respective investments, or (ii) 25% of their respective net income for such year unless the Independent Trustees make a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of such operating expenses is justified for such year. (See the sixth bullet point on page ___ of this Prospectus and Section 1.9(i) of the Declaration of Trust.) It is likely that the total operating expenses of the Trust and the Operating

Partnership for their initial years of operations will exceed the 2%/25% limitations described above. In August 1998, the Independent Trustees made a finding that such expenses are justified in respect of the first fiscal year of operations on the basis that (i) the Trust and the Operating Partnership are start-up companies which will expand their property interests through acquisitions paid for with net proceeds from the Cash Offering and Units in exchange transactions, including the Exchange Offering, and (ii) significant start-up expenses incurred to cover the acquisition or leasing of equipment, rental obligations and leasehold improvements and salary expenses as a percentage of assets or net income will decrease as operations expand.

      The payment by the Trust and the Operating Partnership of an interest in the gain from the sale of their respective assets, for which full consideration is not paid in cash or property of equivalent value, is allowed provided the amount or percentage of such interest is reasonable. Such an interest is considered reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Shareholders or Unitholders (as applicable), in the aggregate, of an amount equal to 100% of the original issue price of their Shares or Units, plus an amount equal to 6% of the original issue price of their Shares or Units, per annum cumulative. For purposes of this calculation, the original issue price of Shares and Units may be reduced by prior cash distributions to Shareholders and Unitholders, as applicable. (See Section 1.9(ee) of the Declaration of Trust.)

      Additional fees that are not described in this Prospectus which may become payable to affiliated parties for goods and services that may be provided to the Trust or the Operating Partnership in the future will require the approval of a majority of the Independent Trustees.

                        OFFERING AND ORGANIZATIONAL STAGE

Recipient                    Type of Compensation                                     Maximum Amount
---------                    --------------------                                     --------------
Managing Shareholder         Reimbursement for distribution, due diligence and        Not to exceed $250,000
(Baron Advisors)             organizational expenses incurred in connection with
                             the formation of the Trust and the Operating
                             Partnership and with the Cash Offering in an amount
                             not to exceed 1% of gross proceeds from the Cash
                             Offering.

Managing Shareholder         Reimbursement for legal, accounting and consulting       Not to exceed $250,000
                             fees and filing, recording, printing, postage and
                             other miscellaneous expenses incurred in connection
                             with the Cash Offering in an amount not to exceed
                             1% of gross proceeds from the Cash Offering.

Baron Capital Properties,    No compensation will be payable to the Corporate         Reimbursable expenses are
Inc. (the Corporate          Trustee performing services on behalf of the Trust       expected to be limited to the
Trustee of the Trust)        at the expense of operating an office direction of       in Delaware (approximately
                             the Managing Shareholder; however, reimbursement         $1,500 per year initially) as
                             will be made for reasonable expenses incurred on         required by the Delaware Act -
                             behalf of the Trust which are approved in advance        see "MANAGEMENT -
                             by the Managing Shareholder.                             Corporate Trustee."

Recipient                    Type of Compensation                                     Maximum Amount
---------                    --------------------                                     --------------
Managing Shareholder         The Managing Shareholder and certain affiliates are      Amount of reimbursable
and Affiliates               entitled to be reimbursed by the Trust and the           expenses incurred on behalf of
                             Operating Partnership for all reasonable direct          the Trust and the Operating
                             expenses incurred on behalf of the Trust and the         Partnership.
                             Operating Partnership, as the case may be,
                             including but not limited to legal, accounting and
                             consulting fees and other expenses, to the extent
                             those expenses were incurred by them in carrying
                             out responsibilities assigned to them under the
                             Declaration of Trust and the Operating Partnership
                             Agreement and do not constitute payment for
                             activities for which they already receive a fee,
                             compensation and reimbursement as described herein.

                         ACQUISITION AND OPERATING STAGE

Managing Shareholder         Reimbursement for expenses incurred prior to and         Not to exceed $1,000,000;
                             during the Cash Offering for investigating and           (reimbursable expenses paid in
                             evaluating investment opportunities for the Trust        connection with investment
                             and the Operating Partnership (other than the            activities plus other acquisition
                             Exchange Properties) and for assisting them in           fees and expenses may not exceed
                             consummating their investments, in an amount not to      6% of the contract purchase price
                             exceed 4% of gross proceeds from the Cash Offering;      for acquisitions unless the
                             payable from available net proceeds of the Cash          Independent Trustees determine
                             Offering or as cash flow permits as determined by        that the transaction is
                             the Board of the Trust.                                  commercially reasonable).

Managing Shareholder         Annual payment under the Trust Management Agreement      Not to exceed $500,000 per year;
                             to reimburse it for its operating expenses relating      payable on a monthly basis during
                             to the business of the Trust and the Operating           the term of the agreement
                             Partnership, in an amount not to exceed 1% of gross      beginning June 1, 1998; at its
                             proceeds of the Cash Offering plus 1% of the             option the Managing Shareholder
                             initial assigned value of Units issued in                may elect to be paid in Common
                             connection with the Exchange Offering.                   Shares with an equivalent value.

Recipient                    Type of Compensation                                     Maximum Amount
---------                    --------------------                                     --------------

Gregory K. McGrath, a        Initial year's compensation                              Mr. McGrath received no
founder of the Trust and                                                              compensation for the year ended
the Operating Partnership                                                             December 31, 1998, but received
and Chief Executive                                                                   health benefits. Beginning in
Officer of the Trust, the                                                             1999, his compensation and
Operating Partnership and                                                             benefits will be determined by the
the Managing Shareholder                                                              Executive Compensation Committee
                                                                                      of the Board of The Trust. In
                                                                                      exchange for an initial cash
                                                                                      capital contribution to the
                                                                                      Operating Partnership, Mr. McGrath
                                                                                      subscribed for Units which are
                                                                                      exchangeable (subject to certain
                                                                                      escrow restrictions) into 9.5% of
                                                                                      the Common Shares outstanding as
                                                                                      of the earlier to occur of the
                                                                                      completion of the Cash Offering
                                                                                      and the Exchange Offering or
                                                                                      November 30, 1999, calculated on a
                                                                                      fully diluted basis assuming that
                                                                                      all then outstanding Units (other
                                                                                      than those owned by the Trust)
                                                                                      have been exchanged into an
                                                                                      equivalent number of Common
                                                                                      Shares. See "THE TRUST AND THE
                                                                                      OPERATING PARTNERSHIP - Formation
                                                                                      Transactions."


Robert S. Geiger, a          Initial annual compensation                              $100,000, plus health benefits and
founder of the Trust and                                                              eligibility to participate in any
the Operating Partnership                                                             option plan and bonus incentive
and Chief Operating                                                                   plan which may be implemented by
Officer of the Trust, the                                                             the Executive Compensation
Operating Partnership and                                                             Committee of the Board of the
the Managing Shareholder                                                              Trust. In exchange for an initial
                                                                                      cash capital contribution to the
                                                                                      Operating Partnership, Mr. Geiger
                                                                                      has been issued Units which are
                                                                                      exchangeable (subject to certain
                                                                                      escrow restrictions) into 9.5% of
                                                                                      the Common Shares outstanding as
                                                                                      of the earlier to occur of the
                                                                                      completion of the Cash Offering
                                                                                      and the Exchange Offering or
                                                                                      November 30, 1999, calculated on a
                                                                                      fully diluted basis

                                                                                      assuming that all then outstanding
                                                                                      Units (other than those owned by
                                                                                      the Trust) have been exchanged
                                                                                      into an equivalent number of
                                                                                      Common Shares. See "THE TRUST AND
                                                                                      THE OPERATING PARTNERSHIP -
                                                                                      Formation Transactions."

                                        ACQUISITION AND OPERATING STAGE (cont'd)

Recipient                    Type of Compensation                                     Maximum Amount
---------                    --------------------                                     --------------
Robert L. Astorino,          Initial annual salary                                    $150,000, plus health benefits and
President - Properties of                                                             eligibility to participate in any
the Operating Partnership                                                             option plan and bonus incentive
                                                                                      plan which may be implemented by
                                                                                      the Executive Compensation
                                                                                      Committee of the Board of the
                                                                                      Trust.

Mark L. Wilson, Chief        Initial annual salary                                    $110,000, plus health benefits and
Financial Officer of the                                                              eligibility to participate in any
Operating Partnership and                                                             option plan and bonus incentive
Secretary of the Trust                                                                plan which may be implemented by
                                                                                      the Executive Compensation
                                                                                      Committee of the Board of the
                                                                                      Trust.

Independent Trustees         Annual fee                                               $6,000

Managing Shareholder         Subject to operational limitations on REITs for          The compensation, price or fee
and Affiliates               federal income tax purposes, the Trust is                payable must be comparable to and
                             authorized to contract with the Managing                 competitive with that charged by a
                             Shareholder and affiliates to provide goods and          third party rendering comparable
                             services other than those specified herein, but no       goods and services which could
                             such contract is contemplated at this time. Any          reasonably be made available to
                             such contract would require, among other things,         the Trust.
                             that such persons be previously engaged in the
                             business of providing such goods or services as an
                             ongoing business and that the compensation, price
                             or fee does not exceed that specified in the third
                             column.

      The tables below set forth (i) the actual amounts of compensation and distributions, separately identified, paid by each Exchange Partnership to its general partner (all such general partners are owned and controlled by an Original Investor, Gregory K. McGrath) for such partnerships' last three fiscal years and most recently ended interim period; and (ii) the amounts of compensation and distributions that would have been paid to the Managing Shareholder if the compensation and distributions structure to be in effect after the Exchange Offering had been in effect during such period.

                         Baron Capital Properties, L.P.
          Schedule of Pre/Post Transaction Payments to General Partner

******************  Assumption: Offering not yet completed.

   Property                             Fund                            1996              1996            1996              1997
     Name                               Name                          Management       Accounting         Total          Management
Blossom Corners I       Florida Income Growth Fund V, Ltd.              13,930            3,900           17,830           13,680
Bridgepoint             Florida Capital Income Fund III, Ltd.           11,423            3,900           15,323           10,961
Brookwood Way           Midwest Income Growth Fund VI, Ltd.             12,138            3,900           16,038           12,847
Camellia Court          Florida Opportunity Income Partners             13,736            3,900           17,636           11,512
Eagle Lake              Florida Capital Income Fund, Ltd.               19,024            3,900           22,924           18,361
Forest Glen I           Florida Capital Income Fund II, Ltd.            16,802            3,900           20,702           16,387
Forest Glen II          Realty Opportunity Income Fund VIII, Ltd.        9,260            3,900           13,160            8,267
Forest Glen III         Florida Income Advantage Fund I, Ltd.            9,314            3,900           13,214            8,860
Forest Glen IV          Florida Income Appreciation Fund                 2,996            3,900            6,896            2,929
Glen Lake Arms          Florida Capital Income Fund IV, Ltd.            37,779            3,900           41,679           38,409
Laurel Oaks/Grove       Central Florida Income Appreciation
Hamlet                  Fund, Ltd.                                      11,970            3,900           15,870           11,429
Stadium Club            GSU Stadium Student Apartments, Ltd.            22,486            3,900           26,386           24,320
Steeplechase            Baron Strategic Investment Fund II, Ltd.        12,265            3,900           16,165           12,252
                        Baron Strategic Investment Fund, Ltd.
                        Baron Strategic Investment Fund IV, Ltd.
                        Baron Strategic Investment Fund V, Ltd.
                        Baron Strategic Investment Fund VI, Ltd.
                        Baron Strategic Investment Fund VIII, Ltd.
                        Baron Strategic Investment Fund IX, Ltd.
                        Baron Strategic Investment Fund X, Ltd.
                        Baron Strategic Vulture Fund I, Ltd.
                        Brevard Mortgage Program, Ltd.
                        Lamplight Court of Bellefontaine, Ltd.
                                                                       ------------------------------------------------------------
                                                                       193,122           50,700          243,822          190,213
                                                                       ============================================================

   Property                             Fund                             1997             1997             1998             1998
     Name                               Name                          Accounting         Total          Management       Accounting
Blossom Corners I       Florida Income Growth Fund V, Ltd.               3,900           17,580           17,459            3,900
Bridgepoint             Florida Capital Income Fund III, Ltd.            3,900           14,861           12,582            3,900
Brookwood Way           Midwest Income Growth Fund VI, Ltd.              3,900           16,747           14,802            3,900
Camellia Court          Florida Opportunity Income Partners              3,900           15,412           14,524            3,900
Eagle Lake              Florida Capital Income Fund, Ltd.                3,900           22,261           20,527            3,900
Forest Glen I           Florida Capital Income Fund II, Ltd.             3,900           20,287           18,628            3,900
Forest Glen II          Realty Opportunity Income Fund VIII, Ltd.        3,900           12,167           10,606            3,900
Forest Glen III         Florida Income Advantage Fund I, Ltd.            3,900           12,760            9,397            3,900
Forest Glen IV          Florida Income Appreciation Fund                 3,900            6,829            2,852            3,900
Glen Lake Arms          Florida Capital Income Fund IV, Ltd.             3,900           42,309           36,486            3,900
Laurel Oaks/Grove       Central Florida Income Appreciation
Hamlet                  Fund, Ltd.                                       3,900           15,329           14,649            3,900
Stadium Club            GSU Stadium Student Apartments, Ltd.             3,900           28,220           22,082            3,900
Steeplechase            Baron Strategic Investment Fund II, Ltd.         3,900           16,152           15,353            3,900
                        Baron Strategic Investment Fund, Ltd.
                        Baron Strategic Investment Fund IV, Ltd.
                        Baron Strategic Investment Fund V, Ltd.
                        Baron Strategic Investment Fund VI, Ltd.
                        Baron Strategic Investment Fund VIII, Ltd.
                        Baron Strategic Investment Fund IX, Ltd.
                        Baron Strategic Investment Fund X, Ltd.
                        Baron Strategic Vulture Fund I, Ltd.
                        Brevard Mortgage Program, Ltd.
                        Lamplight Court of Bellefontaine, Ltd.
                                                                      -------------------------------------------------------------
                                                                        50,700          240,913          209,947           50,700
                                                                      =============================================================

                                                                                    1st Qtr       1st Qtr      1st Qtr
   Property                             Fund                            1998         1999           1999        1999         Total
     Name                               Name                            Total      Management    Accounting     Total
Blossom Corners I       Florida Income Growth Fund V, Ltd.             21,359        5,489           975        6,464        63,232
Bridgepoint             Florida Capital Income Fund III, Ltd.          16,482        4,371           975        5,346        52,011
Brookwood Way           Midwest Income Growth Fund VI, Ltd.            18,702        4,915           975        5,890        57,376
Camellia Court          Florida Opportunity Income Partners            18,424        4,912           975        5,887        57,359
Eagle Lake              Florida Capital Income Fund, Ltd.              24,427        6,330           975        7,305        76,918
Forest Glen I           Florida Capital Income Fund II, Ltd.           22,528        6,170           975        7,145        70,662
Forest Glen II          Realty Opportunity Income Fund VIII, Ltd.      14,506        4,410           975        5,385        45,218
Forest Glen III         Florida Income Advantage Fund I, Ltd.          13,297        3,873           975        4,848        44,118
Forest Glen IV          Florida Income Appreciation Fund                6,752        2,293           975        3,268        23,744
Glen Lake Arms          Florida Capital Income Fund IV, Ltd.           40,386       11,179           975       12,154       136,528
Laurel Oaks/Grove       Central Florida Income Appreciation
Hamlet                  Fund, Ltd.                                     18,549        5,421           975        6,396        56,145
Stadium Club            GSU Stadium Student Apartments, Ltd.           25,982        6,788           975        7,763        88,352
Steeplechase            Baron Strategic Investment Fund II, Ltd.       19,253        5,189           975        6,164        57,733
                        Baron Strategic Investment Fund, Ltd.
                        Baron Strategic Investment Fund IV, Ltd.
                        Baron Strategic Investment Fund V, Ltd.
                        Baron Strategic Investment Fund VI, Ltd.
                        Baron Strategic Investment Fund VIII, Ltd.
                        Baron Strategic Investment Fund IX, Ltd.
                        Baron Strategic Investment Fund X, Ltd.
                        Baron Strategic Vulture Fund I, Ltd.
                        Brevard Mortgage Program, Ltd.
                        Lamplight Court of Bellefontaine, Ltd.
                                                                      -------------------------------------------------------------
                                                                      260,647       71,340        12,675       84,015       829,396
                                                                      =============================================================

Note:

1) The assumption made is that the Original Investor and Affiliates controlled management during the full periods, 1996 through 1998. Actually Original Investor and Affiliates controlled management and received payment only during 7/98 through 12/98.

2) Received a total of $343,100 for all properties and $89,000 for Exchange Properties from 7/98 through 12/98.

3) Fee amounts based upon 5% management fee, $325/mo. accounting fee and $500-$1,000/mo. administrative fee.

4) General Partner is not entitled to distributions until all limited partners are compensated at 12-15% return on investment annually.

                         Baron Capital Properties, L.P.
          Schedule of Pre/Post Transaction Payments to General Partner

*********** Assumption: Exchange Offering was completed 3 years ago.

    Property                         Fund                                                             1st Qtr
      Name                           Name                               1996       1997       1998      1999       Total
Blossom Corners I    Florida Income Growth Fund V, Ltd.                 7,025     10,829      4,618     1,140     23,611
Bridgepoint          Florida Capital Income Fund III, Ltd.              7,448      6,331      1,120       188     15,087
Brookwood Way        Midwest Income Growth Fund VI, Ltd.                1,220      2,850      2,850       380      7,300
Camellia Court       Florida Opportunity Income Partners                7,357      7,600      7,600         0     22,557
Eagle Lake           Florida Capital Income Fund, Ltd.                  7,667      6,320        950       475     15,411
Forest Glen I        Florida Capital Income Fund II, Ltd.               6,341        469      2,410       475      9,696
Forest Glen II       Realty Opportunity Income Fund VIII, Ltd.          5,338        285      1,520        95      7,238
Forest Glen III      Florida Income Advantage Fund I, Ltd.              5,516      1,051      1,986       190      8,742
Forest Glen IV       Florida Income Appreciation Fund                   1,721        189        775         0      2,685
Glen Lake Arms       Florida Capital Income Fund IV, Ltd.              15,261     16,752      9,168         0     41,181
Laurel Oaks/         Central Florida Income Appreciation Fund, Ltd.     7,018          0        391       950      8,359
  Grove Hamlet
Stadium Club         GSU Stadium Student Apartments, Ltd.               9,506      9,755      7,109       950     27,319
Steeplechase         Baron Strategic Investment Fund II, Ltd.           1,857      6,460      1,292       190      9,799
                     Baron Strategic Investment Fund, Ltd.              2,984     11,020      4,845     1,140     19,989
                     Baron Strategic Investment Fund IV, Ltd.              32      4,131      8,433       190     12,785
                     Baron Strategic Investment Fund V, Ltd.               77      8,745     11,400     1,140     21,362
                     Baron Strategic Investment Fund VI, Ltd.             270     10,655      9,391       812     21,128
                     Baron Strategic Investment Fund VIII, Ltd.             0      5,622      9,349       466     15,436
                     Baron Strategic Investment Fund IX, Ltd.               0      1,092      7,955       285      9,331
                     Baron Strategic Investment Fund X, Ltd.                0      3,525      9,305     1,060     13,891
                     Baron Strategic Vulture Fund I, Ltd.               5,241      8,028      8,235     2,138     23,641
                     Brevard Mortgage Program, Ltd.                     4,655      5,463      5,463         0     15,580
                     Lamplight Court of Bellefontaine, Ltd.             3,128      6,629      5,368       475     15,599

                                                                       ==================================================
                                                                       99,660    133,798    121,530    12,739    367,726
                                                                       ==================================================

Notes:

1) The distributions equal the 9.5% interest deemed to be owned by the Original Investor in each Exchange Partnership.

2) Excludes any compensation to be awarded to Mr. McGrath as Chief Executive Officer, which has not yet been determined by the Trustees.

                              CONFLICTS OF INTEREST

      The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) will use its best efforts to conduct the affairs of the Trust and the Operating Partnership for the benefit of the Shareholders and Unitholders, respectively. However, the Trust and the Operating Partnership are subject to various conflicts of interest arising out of their relationship with the Managing Shareholder, affiliates of the Managing Shareholder, the Original Investors, the Shareholders and the Unitholders, including but not limited to those described below.


      The Managing Shareholder was formed for the sole purpose of serving as the Managing Shareholder of the Trust. Certain affiliates of the Managing Shareholder, however, have formed, manage or participate in other partnerships or entities which engage in real estate activities and may acquire and/or develop real estate for their own accounts. Affiliates of the Managing Shareholder are corporate general partners of 56 other Delaware or Florida real estate limited partnerships, including the 23 Exchange Partnerships, that were previously organized to invest in separate residential apartment properties and single-family housing and retail projects located in southeastern and mid-western areas of the United States. Of such partnerships, 19 have invested in record title to residential apartment properties or in limited partnership or other equity interests in limited partnerships or other entities which own a direct or indirect equity interest in such type of property, 19 have provided or acquired mortgage loans secured by such type of property, five have invested in Subordinated Mortgage Loans to developers of single-family homes, five have invested in Subordinated Mortgage Loans to developers of condominium projects, two have invested in Subordinated Mortgage Loans to shopping center developers and one has invested in a Subordinated Mortgage for land for development. Generally, each such program has a separate general partner and involves separate projects or phases of projects which have been separately financed and operated on a "stand-alone" basis. See "MANAGEMENT" and "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER." It is expected that affiliates of the Managing Shareholder will organize similar programs in the future.

      A significant portion of the value of the equity and mortgage interests in properties owned by the Exchange Partnerships was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange Partnership. This affiliation creates a potential conflict in making such determination of value.


      Certain affiliates of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) have sponsored or may sponsor real estate investment limited partnerships which may seek to acquire interests in properties similar to those which the Trust may seek to acquire. In addition, the Trust may attempt to acquire interests in properties from certain partnerships or other entities, including the Exchange Partnerships, managed by affiliates of the Managing Shareholder that directly or indirectly own interests in properties or from investors in such partnerships. Substantially all of the Mortgage and other debt interests owned by the prior partnerships relate to properties owned by other limited partnerships or other entities affiliated with Mr. McGrath.

      Furthermore, the Original Investors, Mr. McGrath and Mr. Geiger, serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder and are principal Unitholders in the Operating Partnership. Mr. McGrath is also the sole principal of the Managing Shareholder and of the corporate general partners of the real estate investment limited partnerships described above (including the Exchange Partnerships), certain of which own interests in residential apartment properties in which the Trust and the Operating Partnership may acquire an interest. In addition, affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under Subordinated Mortgage Loans and other debt interests owned by certain of the Exchange Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners. Therefore, individually and collectively the Original Investors have significant influence over the affairs of the Trust, the Operating Partnership and the Exchange Partnerships which may result in decisions that do not fully represent the interests of all Shareholders, Unitholders and Exchange Limited Partners. The Original Investors also have other business interests, including other real estate investments, and will not devote all of their business time to the operations of the Trust and the Operating Partnership.

      In order to eliminate or minimize conflicts of interest among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their respective affiliates which may arise in such situations, the Trust has adopted provisions in the Declaration which require that at least a majority of the members of the Board be Independent Trustees and that a majority of the Board, and, in certain cases, a majority of the Independent Trustees, approve transactions between the Trust and the Managing Shareholder, a Trustee, any other member of the Board or any of their respective affiliates. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

      In addition, the Board of the Trust has adopted a policy designed to eliminate or minimize potential conflicts of interest which may arise in respect of investment opportunities which may be presented to the Managing Shareholder, an Independent Trustee, any other member of the Board, an Original Investor or any of their respective affiliates. Under the policy, such parties may pursue for their own account a residential apartment property investment opportunity which may be suitable for the Trust and the Operating Partnership, in accordance with the purposes for which they were organized, only upon fulfillment of the following conditions. First, the requesting party or parties must deliver to the Board of the Trust, at least 60 days prior to the consummation of any such transaction, a written investment proposal identifying the parties to be involved in such transaction, specifying in reasonable detail the proposed terms and conditions of the particular investment opportunity intended to be pursued and granting the Trust and the Operating Partnership a right of first refusal, exercisable within 30 days following the delivery of such proposal, to participate in the proposed transaction in the place of the requesting party or parties, on the terms and conditions specified in the written proposal. In addition, the requesting party or parties either (i) must receive written notice from a majority of the disinterested members of the Board (i.e., those persons who have no other interest in any such transaction beyond their role on the Board), or an authorized representative acting on their behalf, which specifies that the Trust and the Operating Partnership have determined not to participate in the proposed transaction or (y) must have not received from the disinterested members of the Board, or an authorized representative acting on their behalf, written notice, within 30 days following the receipt of such written proposal, which notifies the requesting party or parties that the Trust and the Operating Partnership elect to exercise their right of first refusal to participate in the proposed transaction on the terms and conditions specified in the written proposal. See "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with Respect to Certain Activities - Conflict of Interest Policies."


      The Board of the Trust and the Independent Trustees are responsible for overseeing the policy under the circumstances described above to insure that it is applied fairly to the Trust. However, there can be no assurance that the policies of the Trust and the Operating Partnership will always be successful in eliminating or minimizing the influence of such conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all Shareholders and Unitholders.

      In certain cases, the management of the Managing Shareholder and its affiliates is identical. For example, the Chief Executive Officer, sole stockholder and sole director of the Managing Shareholder is Gregory K. McGrath, who is also the President, sole director and sole shareholder of each of the corporate general partners of the investment programs referred to in the second paragraph of this section. See "MANAGEMENT." As a result, the activities of other investment programs organized by affiliates of the Managing Shareholder may also result in conflicting demands upon the time and effort of the management of the Managing Shareholder in the performance of its duties to the Trust and the Operating Partnership. However, the Managing Shareholder will devote as much attention to the activities of the Trust and the Operating Partnership as is reasonably necessary to manage them.

      In the event that any dispute arises in which the interests of the Trust or the Operating Partnership and any other programs sponsored by the affiliates of the Managing Shareholder diverge, the Trust, if necessary, intends to retain separate counsel for each party with an adverse interest.

      The Managing Shareholder, the Original Investors and certain affiliates are entitled under the Declaration of Trust and other agreements to receive compensation, payments and reimbursements discussed in this Prospectus. Such compensation generally was not determined through a process of arm's-length bargaining. The amounts payable and terms of such transactions may not necessarily be determined by reference to costs to the Managing Shareholder, the Original Investors or such affiliates, independent appraisals or comparable third party transactions. As a result, the compensation or terms may not reflect the fair market value of the services rendered or to be rendered to the Trust or the Operating Partnership by the Managing Shareholder, the Original Investors or affiliates or the value of the property acquired or disposed of.

      In addition, the level of reimbursable expenses payable to the Managing Shareholder or its affiliates in connection with the organization and operation of the Trust may be greater or less than compensation or reimbursable expenses payable in connection with the organization and operation of the other investment programs sponsored by such affiliates.

      The interests of the Shareholders and Unitholders may be inconsistent in some respects with the interests of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath). The Managing Shareholder and certain of its affiliates, by reasons of their interests in the Trust and their receipt of compensation and reimbursable expenses from the Trust, have and will have potential conflicts of interest in connection with their performance of certain activities. For example, a transaction such as a sale of the property of the Trust or the Operating Partnership may produce an economic benefit for the Managing Shareholder and/or an Affiliate but adverse tax consequences for the Shareholders and Unitholders. Also, circumstances may arise where termination of business by the Trust or the Operating Partnership may be advantageous to the Managing Shareholder and/or affiliates, while continuation of the Trust and/or the Operating Partnership might be advantageous to the Shareholders and the Unitholders.

      The Declaration of Trust and the Operating Partnership Agreement provide that the Trust and the Operating Partnership will indemnify the Managing Shareholder, Independent Trustees, other members of the Board of the Trust and each of their respective affiliates and their respective officers, directors, shareholders, partners, agents and employees against certain liabilities, and the availability of such indemnification could affect the actions of such indemnified parties. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification" and "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES - Liability and Indemnification."

      The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) intends to utilize the services of certain suppliers of goods and services for the Trust and the Operating Partnership that have previously provided goods or services to prior investment programs organized by affiliates of the Managing Shareholder. While such providers of goods and services are unaffiliated with the Managing Shareholder, the existence of previous business relationships may affect the ability of the Managing Shareholder to independently represent the interests of the Trust and the Operating Partnership with respect to such providers of goods and services in light of such other business relationships. While the Managing Shareholder believes that it has represented and will continue to represent the interests of the Trust and the Operating Partnership and believes that there are benefits to utilizing the services of parties with whom the Managing Shareholder has previous experience, Offerees who are concerned about such potential conflicts are advised to request further information from the Managing Shareholder and to independently evaluate such relationships.

      No independent representation has been provided to Offerees to negotiate the terms of the Exchange Offering on behalf of the Offerees, and each Offeree should seek independent advice and counsel before deciding whether to accept the Exchange Offering. However, independent appraisal firms have been retained to prepare appraisals of each Exchange Property, and the exchange value to be offered by the Operating Partnership for each limited partnership interest to be acquired in the Exchange Offering will be based on such appraisals and other considerations. In addition, the Trust has incorporated into the Declaration of Trust substantially all of the guidelines of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. Such guidelines have been adopted by the securities administrators of numerous states in which the Cash Offering and the Exchange Offering are being made and are designed to protect individual investors in REITs. The provisions of the Declaration of Trust which conform to such guidelines set forth certain guidelines, limitations and restrictions on the Cash Offering and the Exchange Offering and the operations of the Trust and the Operating Partnership. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

      While potential conflicts of interest, including those described herein, may not be entirely eliminated, the Trust believes that any actual conflicts that may arise will not materially affect the obligation of the Managing Shareholder, the Independent Trustees, and any other members of the Board to act in the best interests of the Trust and the Operating Partnership and their Shareholders and Unitholders. See "FIDUCIARY RESPONSIBILITY" and "RISK FACTORS."

                            FIDUCIARY RESPONSIBILITY

      The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), the Trustees and other members of the Board of the Trust are deemed to be in a fiduciary relationship to the Trust and the Operating Partnership and their Shareholders and Unitholders, respectively, and consequently must exercise good faith and integrity in handling the affairs of the Trust and the Operating Partnership. The Trustees and other members of the Board of the Trust also have a fiduciary duty to the Shareholders and Unitholders to supervise the relationship of the Trust and the Operating Partnership with the Managing Shareholder. Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners (i.e., class action) to recover damages for a breach by a general partner of its fiduciary duty, or on behalf of the partnership (i.e., partnership derivative action) to recover damages from third parties. Certain recent cases decided by the Federal courts may also be construed to support the right of a limited partner to bring such actions under Rule 10b-5 issued under the Securities Act of 1934, as amended, for the recovery of damages (including losses incurred in connection with the purchase or sale of a partnership interest) resulting from a breach by a managing entity of its fiduciary duty.

      The foregoing summary is based on statutes, rules and decisions as of the date of this Prospectus and involves a rapidly developing and changing area of the law. Investors who believe that a breach of fiduciary duty by the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr.

McGrath), an Independent Trustee or any other member of the Board has occurred or who have questions concerning the duties of such persons should consult with their own counsel.

      The Declaration of Trust and the Operating Partnership Agreement provide that the Trust and the Operating Partnership, respectively, will indemnify the Managing Shareholder, the Independent Trustees, other members of the Board and their respective affiliates and their respective officers, directors, shareholders, partners, agents and employees against liability arising out of the management of the Trust and the Operating Partnership within the scope of the Declaration of Trust and the Operating Partnership Agreement, as the case may be, unless negligence or misconduct is involved. As a result of these indemnification arrangements, Offerees who accept the Exchange Offering and Shareholders of the Trust have more limited rights of action than they would have absent the limitations in the Declaration of Trust and the Operating Partnership Agreement. The exculpatory provisions do not include indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), unless (i) there has been a successful adjudication on the merits of each claim involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made. In addition, the exculpatory provisions do not include indemnification for liabilities arising from or out of intentional or criminal wrongdoing. See Section 3.7(b) of the Declaration of Trust. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Managing Shareholder, the Independent Trustees, other members of the Board and their respective affiliates and their respective officers, directors, shareholders, partners, agents and employees pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

      The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) is not permitted to commingle any funds of the Trust or the Operating Partnership with its own funds or the funds of any other person. The Trust and the Operating Partnership are expressly prohibited from making any loans to the Managing Shareholder. The Trust and the Operating Partnership may borrow money from the Managing Shareholder, but only on terms which are competitive with those offered by unrelated lending institutions.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This Prospectus contains certain forward-looking statements, including statements regarding, among other items: (i) the anticipated business strategies of the Trust and the Operating Partnership and (ii) the intention of the Trust and the Operating Partnership to acquire property interests in exchange for cash proceeds the Trust receives from the Cash Offering and contributes to the Operating Partnership, Common Shares or Preferred Shares of the Trust, loan proceeds from any debt financings they may effect, any available net operating revenue of the Operating Partnership, and Units of the Operating Partnership in connection with the Exchange Offering and other possible transactions. Actual results could differ materially from those projected in the forward-looking statements as a result of any number of factors discussed elsewhere in this Prospectus, including, without limitation, under the captions "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP," "SUMMARY OF RISK FACTORS," "RISK FACTORS," "TAX STATUS," "CONFLICTS OF INTEREST," "THE EXCHANGE OFFERING," "MANAGEMENT," "THE TRUST AND THE OPERATING PARTNERSHIP," "INVESTMENT OBJECTIVES AND POLICIES," "INITIAL REAL ESTATE INVESTMENTS," "FEDERAL INCOME TAX CONSIDERATIONS," "SUMMARY OF DECLARATION OF TRUST," and "TERMS OF THE OFFERING."

      When used in this Prospectus the words "anticipate," "expect," "estimate," "intend," "believe," "project," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, estimated, intended, believed or projected. Among the key factors that may have a direct bearing on the business, financial condition and results of operations of the Trust and the Operating Partnership are the effects of risks associated with (i) changes in the competitive marketplace for acquisitions of interests in residential apartment properties, (ii) changes in the performance of the operations of properties in which the Trust and the Operating Partnership acquire an interest, and (iii) the volatility of the trading market for the Common Shares and general economic conditions. The Trust and the Operating Partnership assume no obligation to update such forward-looking statements or to advise of changes in the assumptions and factors on which they are based. Given these uncertainties, Offerees are cautioned not to place undue reliance on such forward-looking statements.

                                  RISK FACTORS

      Offerees should carefully consider the following material risk factors, in addition to the other information set forth in this Prospectus, in connection with the Exchange Offering, an investment in the Units being offered hereby and Common Shares in the Trust and the proposed operations of the Trust and the Operating Partnership. See also "SUMMARY OF RISK FACTORS" above.

      Unless the context otherwise requires, the term "Trust" as used herein shall collectively refer to Baron Capital Trust and its affiliate, Baron Capital Properties, L.P., which is making the Exchange Offering pursuant to this Prospectus and which will conduct the real estate operations of the Trust and hold its property interests.

Arbitrary Offering Price

      The offering price of $10.00 per Common Share in the Cash Offering and the equivalent initial value assigned to each Unit to be issued in the Exchange Offering have been arbitrarily established by the Trust, and do not necessarily represent a price at which the Common Shares or Units could be resold, if at all. See " - Limited Marketability of Units and Common Shares."

No Separate Representation of Offerees

      The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering. As described herein at "THE EXCHANGE OFFERING - Exchange Property Appraisals," appraisals of the fair market value and replacement cost new of each of the Exchange Properties to be involved in the initial transactions of the Exchange Offering have been prepared by qualified independent appraisal firms. Offerees should note, however, that appraisals are only opinions of value or replacement cost and cannot be relied upon as measures of realizable value or replacement cost. The amount that a beneficial owner of an Exchange Property might realize from a sale thereof may be more or less than estimates of the value considered by the appraiser, depending upon condition of the property, current and anticipated uses and zoning, financial, economic, market and other considerations that may affect a property's value.

Terms of Exchange Offering May Be More
Favorable to Original Investors than Offerees

      The terms and conditions of the Exchange Offering may be more favorable for the Original Investors who formed the Trust and the Operating Partnership and affiliates of the Original Investors than for Offerees. Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the subscription price Gregory K. McGrath and Robert S. Geiger, the Original Investors, paid for their Operating Partnership Units in connection with the formation of the Trust and the Operating Partnership. The Original Investors subscribed for their Units in exchange for a $100,000 initial capitalization of the Operating Partnership, and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions. If the Trust's Cash Offering and the Exchange Offering are completed in full, each Original Investor would own 601,080 Units. In that case, the value of the Units held by each Original Investor, calculated at the $10.00 initial value assigned to each Unit to be issued in the Exchange Offering, would then be $6,010,800 less a significant discount attributable to the long-term escrow arrangement.


      Mr. McGrath to serves as Chief Executive Officer of the Trust and the Operating Partnership. He received no compensation for the initial year of operations, but received health benefits. Beginning in 1999, Mr. McGrath will be entitled to receive compensation and benefits, including, without limitations, health, disability and life insurance, determined by the Executive Compensation Committee in exchange for his services. Mr. Geiger has agreed to serve as the Chief Operating Officer of the Trust and the Operating Partnership in exchange for an initial annual salary of $100,000 plus benefits. See "MANAGEMENT."


Acceptance of Exchange Offering Involves Exchange of Current Investment with Expected Limited Duration for Investment in
Operating Partnership with Unlimited Duration

      If the Exchange Offering is completed in respect of their Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in a particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration. See "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES."

Offerees May Not Have Information Available to Evaluate
Property Interests to be Acquired by the Operating Partnership,
Prior to Decision Whether to Accept the Exchange Offering


      In the Exchange Offering, the Operating Partnership will offer to issue registered Operating Partnership Units in exchange for limited partnership interests in limited partnerships which directly or indirectly own equity or debt interests in residential apartment properties. If acquisitions are consummated in respect of all Exchange Partnership Units initially targeted in the Exchange Offering, the partnership interests acquired will have a purchase price totaling approximately $24,980,660, comprised of Units to be issued with an initial assigned value of such amount. The property interests to be acquired with the balance of the Units to be offered in the Exchange Offering have not yet been finally determined. The Trust intends to investigate other investment opportunities for the Exchange Offering, including property interests held by unaffiliated owners and certain other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath).

      The Operating Partnership will use a significant portion of the net cash proceeds of the Trust's Cash Offering to acquire interests in residential apartment properties or interests in other partnerships substantially all of whose assets consist of direct or indirect interests in residential apartment property. As of the date of this Prospectus, $3,789,506 of the net cash proceeds of the Cash Offering (out of gross proceeds of approximately $___________) have been used to acquire beneficial interests in four properties and to make capital contributions to 13 real estate limited partnerships, including certain of the Exchange Partnerships, in exchange for limited partnership interests therein. For a description of the acquired property interests, see "INITIAL REAL PROPERTY INVESTMENTS - The Acquired Properties." None of the remaining net proceeds and future net proceeds have been committed to specific properties. Although the Operating Partnership has several investment opportunities under review for the application of such proceeds, none of such potential opportunities has developed beyond the negotiating stage. The Operating Partnership may direct a substantial portion of the proceeds to investment opportunities that have not been designated in this Prospectus, as it may be amended or supplemented from time to time, and the Operating Partnership may be unable to or may decline to apply the proceeds to any specific investments that may be described in this Prospectus or any amendments or supplements thereto.


      As a result of the foregoing, prior to deciding whether to accept the Exchange Offering, Offerees may not have available sufficient information to evaluate acquisitions of property interests by the Operating Partnership using available net cash proceeds of the Cash Offering, available operating cash flow or Units or other securities of the Trust or the Operating Partnership. In addition, Offerees will not have any vote in the selection of investments in property interests by the Trust or the Operating Partnership after they accept the Exchange Offering. Consequently, Offerees will be relying upon the judgment of the management of the Trust and the Operating Partnership for such decisions. The actual number of properties in which the Operating Partnership will acquire an interest will depend upon the number of suitable investment opportunities available, the amount of net proceeds from the Cash Offering and any subsequent offerings, operating cash flow and other financing sources the Operating Partnership has available to invest, the willingness of Offerees in the Exchange Offering and other sellers to accept Operating Partnership Units or other securities in exchange for their property interests, and the amount of funds and number of securities required for each investment opportunity. See "RISK FACTORS," "MANAGEMENT," "THE TRUST AND THE OPERATING PARTNERSHIP," "INVESTMENT OBJECTIVES AND POLICIES" and "INITIAL REAL ESTATE INVESTMENTS."

Possible Adverse Influence of Original Investors

      Mr. McGrath and Mr. Geiger, the Original Investors in the Operating Partnership, each own an amount of Operating Partnership Units which are exchangeable (with certain escrow restrictions described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions") into 9.5% of the Common Shares outstanding as of the earlier to occur of the completion of the offerings or November 30, 1999 (up to 601,080 Common Shares out of total maximum outstanding of 6,327,160 Common Shares), calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. Under the Declaration of Trust, no other Shareholder or Unitholder may hold more than 5% of the beneficial interest in the Trust. Although a majority of the members of the Board of the Trust will be unaffiliated Independent Trustees as required under the Declaration of Trust,

Mr. McGrath serves as the Chief Executive Officer of the Trust and the Operating Partnership and is the Chief Executive Officer, sole stockholder and sole director of the Managing Shareholder and the sole principal of the Corporate General Partners of the Exchange Partnerships, and Mr. Geiger serves as Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder. See "MANAGEMENT." Although there is no agreement, understanding or arrangement for such individuals to act together in any manner, they are in a position to exercise significant influence over the affairs of the Trust, the Operating Partnership and the Managing Shareholder if they were to act together in the future. In addition, affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under Subordinated Mortgage Loans and other debt interests owned by certain of the Exchange Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners. Accordingly, the Original Investors have significant influence over the affairs of the Trust, the Operating Partnership, the Managing Shareholder and the Exchange Partnerships which may result in decisions that do not fully represent the interests of all Shareholders, Unitholders and Exchange Limited Partners. See "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with Respect to Certain Activities - Conflict of Interest Policies."

Conflicts of Interest

      The Operating Partnership is subject to conflicts of interest arising out of its relationship to the Trust, the Managing Shareholder, affiliates of the Managing Shareholder, the Original Investors, Shareholders, the Exchange Partnerships and Offerees in the Exchange Offering and other sellers of property interests who receive Units in exchange for their property interests. For example, Mr. McGrath, a founder of the Trust and the Operating Partnership and the sole principal of the Managing Shareholder, is also the sole principal of the corporate general partners of numerous real estate investment limited partnerships (including the Exchange Partnerships involved in the Exchange Offering) which own interests in residential apartment properties in which the Trust and the Operating Partnership may acquire an interest. In addition, affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under Subordinated Mortgage Loans and other debt interests owned by certain of the Exchange Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners. Moreover, certain affiliates of the Managing Shareholder controlled by Mr. McGrath have sponsored and/or managed, or may in the future sponsor and/or manage, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership may seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, the Trust and the Operating Partnership may attempt to acquire interests in properties from certain other partnerships managed by affiliates of the Managing Shareholder that directly or indirectly own interests in properties or from investors in such partnerships.


      A significant portion of the value of the equity and mortgage interests in properties owned by the Exchange Partnerships was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange Partnership. This affiliation creates a potential conflict in making such determination of value.


      Furthermore, as described above at " - Possible Adverse Influence of Original Investors," the Original Investors, Mr. McGrath and Mr. Geiger, serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder and have made an initial capital contribution to the Operating Partnership in exchange for a significant number of Units. Therefore, individually and collectively they will have significant influence over the affairs of the Trust, the Operating Partnership, the Managing Shareholder and the Exchange Partnerships which may result in decisions that do not fully represent the interests of all Shareholders, Unitholders and Exchange Limited Partners. Exchange Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them.

      The Trust has adopted certain policies designed to eliminate or minimize conflicts of interest. These policies include provisions in the Declaration of Trust which require that (i) at least a majority of the members of the Board of the Trust be Independent Trustees and (ii) a majority of the Board, and, in certain cases, a majority of the Independent Trustees, approve transactions between the Trust or the Operating Partnership and the Managing Shareholder, any other member of the Board of the Trust, or any of their respective affiliates, including the Exchange Partnerships. In addition, the Board of the Trust has adopted a policy which restricts the Managing Shareholder, an Independent Trustee, any other member of the Board, an Original Investor or any of their respective affiliates from pursuing for their own account any residential apartment property investment opportunity which may be suitable for the Trust and the Operating Partnership unless the Trust and the Operating Partnership have first been given a right of first refusal to participate in the opportunity. See "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with Respect to Certain Activities - Investment Policies" and " -Conflict of Interest Policies."

      However, there can be no assurance that these policies will always be successful in eliminating the influence of such conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all Shareholders and Unitholders. While the conflicts of interest cannot be eliminated, the Trust and the Operating Partnership believe that any actual conflicts will not materially affect the obligation of the Managing Shareholder, the Board and the Independent Trustees to act in the best interests of the Trust, the Shareholders, the Operating Partnership and the Unitholders. See "CONFLICTS OF INTEREST."

No Assurance of Successful Performance of Partnership
Interests to be Acquired in Exchange Offering


      The annual rate of return on investment for 1997, for 1998 and for the first half of 1999 generated by the Exchange Partnerships, which are the initial acquisition candidates involved in the Exchange Offering, ranged between zero and ten percent. The annual rate of return on investment for those periods generated by other real estate partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) ranged between ten and twelve percent. Distributions were not made during these periods by certain of the Exchange Partnerships because (i) certain apartment units were withdrawn from the rental market, and net available cash flow was applied, to prepare them for sale as individual condominium units (which plan was later abandoned) or to convert them from long-term rentals to short-term corporate rentals or (ii) net available cash flow was applied to pay certain expenses in connection with the Cash Offering and the Exchange Offering. There can be no assurance that future operations of the Participating Exchange Partnerships or any other property investments in which the Operating Partnership or the Trust acquires a limited partnership or other interest in connection with the Exchange Offering or other transactions will be profitable or that Shareholders who acquire Common Shares in the Cash Offering and Offerees who accept the Exchange Offering will experience returns, if any, comparable to or in excess of those experienced by investors in certain of the Exchange Partnerships or in certain other real estate limited partnerships managed by affiliates of the Managing Shareholder. There is also no assurance that the current returns of the Participating Exchange Partnerships will be achieved by the Operating Partnership after completion of the Exchange Offering or will be higher than the current returns of other partnerships which may participate in the offering, although such other partnerships may offer higher future growth potential than the Participating Exchange Partnerships.


Potential Loss of Future Appreciation on Exchange Properties

      In the absence of the consummation of the Exchange Offering, the investment held by an Exchange Partnership in respect of an Exchange Property might appreciate in value and might be able to be sold at a later date for more consideration in favor of the Exchange Limited Partners in such partnership than they would receive under the terms and conditions of the Exchange Offering.

Investors in Successful Exchange Partnerships Could Lose Advantage by Combining with Less Successful Exchange Partnerships

      In connection with the Exchange Offering, Exchange Limited Partners are being offered the opportunity to exchange their existing limited partnership units in their respective Exchange Partnership for Operating Partnership Units. The number of Operating Partnership Units being offered for an interest in a particular Exchange Partnership has an initial assigned value in the range of 103% to 169% of the amount of an Offeree's original investment in his Exchange Partnership. For purposes of the Exchange Offering, the Units have been assigned an initial value of $10 per unit, which is the price at which the Trust is currently offering Common Shares in its Cash Offering. The value of Units and Common Shares is linked since holders of Operating Partnership Units, including recipients of Units in the Exchange Offering, may exchange their Units into an equivalent number of Common Shares at any time, subject to certain conditions.


      The number of Units being offered by the Operating Partnership in the Exchange Offering in respect of each Exchange Equity Partnership and each Exchange Hybrid Partnership (to the extent of its direct or indirect equity interest in the property) differs based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and each of the Exchange Hybrid

Partnerships (to the extent of its mortgage interests in properties and other debt interests) differs based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which the property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. By accepting the Exchange Offering, Exchange Limited Partners in Participating Exchange Partnerships which are performing relatively better than other partnerships could lose any such advantage while Exchange Limited Partners in Participating Exchange Partnerships which are performing relatively poorer than the average could correspondingly benefit.


Valuation of Mortgage Interests to be Acquired May Exceed Actual Value

      Subject to certain exceptions, the Trust and the Operating Partnership are authorized to provide or acquire Mortgage Loans as long as, among other things, the aggregate amount of all Mortgage Loans outstanding on any particular underlying property, including the loan of the Trust or the Operating Partnership, as applicable, would not exceed an amount equal to 80% of the appraised replacement cost new of the property. Replacement cost new refers to the estimated cost new of the improvements on a property (estimated on the basis of current prices for the component parts of a building) without taking into account the deficiencies of the existing building compared to a new building, plus the estimated current market value of the underlying land (generally determined using the direct sales comparison approach). The amount to be paid by the Operating Partnership for Mortgage interests will be based on appraisals of the underlying property prepared by qualified independent appraisers and other considerations. There can be no assurance that the amount paid by the Operating Partnership for a mortgage interest will not exceed its value.

      The purchase price to be paid by the Operating Trust for mortgage interests will be based on the following factors: (1) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which the property is subject; (2) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (3) the operating history of the property; (4) the amount of distributable cash flow currently being generated by the property; plus (5) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. There can be no assurance that the value of the mortgage interests acquired will reflect their fair market value. Offerees should note that appraisals are only opinions of value and cannot be relied upon as measures of realizable value. The amount that a beneficial owner of an Exchange Property might realize from a sale of a mortgage interest in a particular property may be more or less than the value to be paid for such interest.

Several Factors Could Have Possible Adverse Effects on Operation of Properties

      The results of operations of the Trust and the Operating Partnership will depend, among other things, upon the quality of opportunities available for investment. It is possible that the properties in which the Trust and the Operating Partnership will acquire an interest will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investment in comparable real estate or other investments. The performance of an investment in the Trust and the Operating Partnership will depend on many factors over which the Trust and the Operating Partnership may have no control, including without limitation the continuation of certain advantageous provisions of federal tax laws, adverse changes in national and local economic conditions, increases in operating costs, adverse local conditions such as decreases in employment or changes in real estate zoning laws and other characteristics of the geographical location of investments of the Trust and the Operating Partnership, which may reduce the desirability of real estate in the area, excessive building, changes in interest rates, the availability of long-term mortgage funds, changes in federal, state or local government laws, regulations, or policies, changes in tax laws, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust or the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, various uninsurable risks, liabilities in tort (which may exceed insurance coverage), acts of God and other catastrophes, hazardous substances and other environmental problems in respect of investments of the Trust and the Operating Partnership, the availability of financing for operating or capital needs and the management capabilities of the management of the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), the Independent Trustees and other members of the Board of the Trust and their respective affiliates and developers, borrowers and property managers.

      The above factors may also adversely affect the ability of a borrower to meet its repayment obligations to the Trust or the Operating Partnership in connection with mortgage loans that may be provided or acquired by it. In the event of a default under such an obligation, the Trust or the Operating Partnership, as the case may be, may experience substantial delays in enforcing its rights as mortgagee and may incur substantial costs associated with protecting its investment. In certain cases, the Trust or the Operating Partnership may be required to acquire title to a property and thereafter to make substantial improvements or repairs in order to maximize the property's investment potential. In such circumstances, the Trust or the Operating Partnership may be required to attempt to borrow or raise additional funds and may not be able ultimately to recover its investment.

      The Trust or the Operating Partnership may provide or acquire mortgage loans which provide for the repayment of principal, in whole or in part, in lump-sum "balloon" payments. The borrower's ability to make such payments may depend upon its ability to obtain refinancing or sell a particular property securing the loan. There is no assurance that either replacement financing or a sale can be obtained or completed by the borrower. The borrower's ability to refinance or sell its property will depend on general economic conditions, the value of the property and, in the case of a refinancing, upon the financial strength of the borrower. In the event the borrower fails to make any necessary payment upon maturity or scheduled payments as they become due, the Trust or the Operating Partnership may be compelled to institute foreclosure proceedings.

      Each of the Trust and the Operating Partnership expects that mortgage loans it provides or acquires which are secured by residential apartment properties would generally be made on a non-recourse basis under which the other participants in respect of the property would not be responsible for the debt and it would be able to look only to the unencumbered assets of the property and/or other assets of the debtor for repayment. In most cases, mortgage investments made by the Trust or the Operating Partnership are expected to be Subordinated Mortgages which are subordinated to Senior Mortgages. In that case, in the event of a default on the Senior Mortgage, the Trust or the Operating Partnership may find it necessary to make payments to prevent foreclosure on the Senior Mortgage, without necessarily improving its position with respect to the underlying real property. Failure to make such payments could result in foreclosure on the Senior Mortgage and the extinguishment of the Subordinated Mortgage held by the Trust or the Operating Partnership. In such event, the entire investment of the Trust or the Operating Partnership in the property could be lost. In addition, non-payment of any Junior Mortgage Loan that may be provided or acquired by the Trust or the Operating Partnership may constitute an event of default to a borrower under the underlying Senior Mortgage Loan(s), and such Senior Mortgage Loan(s) may have to be repaid by the borrower before Shareholders and Unitholders will receive any return on their investment in Common Shares and Units, respectively. Furthermore, Mortgage Loans provided or acquired by the Trust or the Operating Partnership will not be insured or guaranteed by governmental agencies or otherwise.

      If the Trust or the Operating Partnership owns real property directly, it may be on a pari passu basis with other investors. In the event of a default under such an investment, its remedies may be ---- ----- limited by the size of its investment relative to that of other participants.

No Assurance of Avoiding Operating Losses

      There can be no assurance that the Trust or the Operating Partnership will be able to avoid operating losses in the future in respect of properties in which it acquires an interest or that a Shareholder's investment in the Trust or a Unitholder's investment in the Operating Partnership will be recovered. In order for the Trust and the Operating Partnership to make cash distributions to Shareholders and Unitholders from revenue generated by residential apartment properties in which they acquire a direct or indirect equity interest, certain occupancy percentages and rental rates will need to be achieved and expense levels maintained in respect of properties. No assurance can be given that these percentages, rates or expenses can be achieved or maintained. If the properties do not achieve and maintain such occupancy percentages at such rates, the ability to make cash distributions to Shareholders and Unitholders may be eliminated. No assurance can be given that rental increases can be instituted while maintaining acceptable occupancy levels. If the Trust or the Operating Partnership fails to generate sufficient gross income, it may find it necessary to attempt to borrow funds for operating capital or other purposes. The availability of additional financing to the Trust or the Operating Partnership is partially dependent upon general economic conditions, the value of property interests and the financial strength of the Trust and the Operating Partnership. See " - Debt Service Obligations Could Adversely Affect Cash Flow."

      Similarly, in cases where the Trust or the Operating Partnership provides or acquires a mortgage interest in a property, the borrower's ability to repay the mortgage loan will depend on the same factors described above.

Adverse Effects of Under-Performing Mortgage Investments

      The Trust and the Operating Partnership may invest in mortgages, either by providing mortgage financing or acquiring mortgages. Mortgage investments are subject to the risk that borrowers may not be able to make debt service payments or pay principal when due, the risk that the value of the mortgaged property may be less than the amounts owed, and the risk that interest rates payable to the Trust or the Operating Partnership on the mortgages may be lower than its cost of funds. If the Trust or the Operating Partnership invested in mortgages and if any of the above occurred, the ability to make distributions to Shareholders and Unitholders could be adversely affected.

Subordinated Mortgage Loans to Be Acquired May Not Be Recorded

      Any Subordinated Mortgage Loan the Trust or the Operating Partnership may provide or acquire may or may not be recorded. Substantially all the Subordinated Mortgage interests to be acquired from the Exchange Partnerships are not recorded. This is because loan documents executed in connection with the respective First Mortgage prohibit the recording of mortgages evidencing subordinated debt. If any particular Mortgage is not recorded, the security interest of the Trust or the Operating Partnership, as the case may be, in such Mortgage would not be perfected and until recorded it would be pari passu (i.e., on an equal basis) with all other unsecured creditors of the borrower, provided, however, the security instrument which will be entered into in connection with any Mortgage Loan proposed to be provided or acquired by the Trust or the Operating Partnership will generally restrict the borrower's ability to enter into a subsequent loan arrangement with third parties which would be senior to or pari passu with the Mortgage to be held by it.

Several Factors Could Have Possible Adverse Effects on Distributions to Shareholders and Unitholders

      Distributions to Shareholders and Unitholders will be based principally on cash available for distributions from property interests in which the Trust and the Operating Partnership invest. Increases in rents under leases of properties acquired will increase the cash available for distribution to Shareholders and Unitholders. In contrast, the amount available to make distributions may decrease if rental rates are lowered or if properties acquired yield lower than expected returns. See also "Several Factors Could Have Possible Adverse Effects on Operations of Properties."

      The distribution requirements for REITs under federal income tax laws may limit the ability of the Trust and the Operating Partnership to finance future acquisitions and capital improvements of property interests without additional debt or equity financing. If the Trust or the Operating Partnership incurs indebtedness in the future, it will require additional funds to service such indebtedness and, as a result, amounts available to make distributions may decrease. Distributions by the Trust and the Operating Partnership will also be dependent on a number of other factors, including the financial condition of the Trust and the Operating Partnership, any decision to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code, and such other factors as the Trust deems relevant. In addition, the Trust and the Operating Partnership may issue from time to time additional Common Shares, Preferred Shares, Units or debt securities in connection with the acquisition of property interests or in certain other circumstances. No prediction can be made as to the number of such securities which may be issued, if any, and, if issued, the effect on cash available for distribution, on a per Share or per Unit basis, to Shareholders and Unitholders, respectively. Such issuances, if any, could have a dilutive effect on cash available for distribution on a per Share and per Unit basis to Shareholders and Unitholders, respectively.

      To obtain the favorable tax treatment associated with REITs, the Trust generally will be required to distribute to its Shareholders at least 95% of its taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains) each year. The Trust will be subject to tax at regular corporate rates to the extent that it distributes less than 100% of its taxable income (including net capital gains). The Trust will also be subject to a 4% non-deductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year, are less than the sum of 85% of its ordinary income, 95% of its capital gain net income, and 100% of its undistributed income from prior years. The Trust may elect to retain rather than distribute its net long-term capital gains. The effect of such election is that (i) the Trust is required to pay the tax on such gains, (ii) Shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the Trust, and (iii) the tax basis of a Shareholder's Shares would be increased by the amount of undistributed long-term capital gains (less the amount of capital gains tax paid by the Trust) included in the Shareholder's long-term capital gains.

      The Trust intends to make distributions to its Shareholders to comply with the distribution requirements of the Code and to reduce exposure to federal income taxes and the non-deductible excise tax. Differences in the timing between the receipt of income and the payment of expenses in arriving at taxable income and the effect of required debt amortization payments, could require the Trust to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. See Section 1.9 of the Declaration of Trust.

Distributions to Shareholders and Unitholders Adversely Affected by Poor Operating Results of Operating Partnership

      Net cash proceeds from the issuance of Common Shares by the Trust in connection with the Cash Offering and net cash proceeds of any subsequent issuance of Common Shares will be contributed by the Trust to the Operating Partnership in exchange for an equivalent number of Units. The Trust's ownership of Units in the Operating Partnership will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to its percentage ownership of Units. The Trust in turn will distribute such cash distributions to the Shareholders of the Trust. The other Unitholders of the Operating Partnership, including the Original Investors and Offerees in the Exchange Offering who elect to receive Units in exchange for their respective limited partnership interests in real estate limited partnerships, will own the remaining economic interest in the Operating Partnership (other than the Trust's 1% interest as General Partner of the Operating Partnership).

      Distributions of available cash flow to Shareholders of the Trust and Unitholders of the Operating Partnership will be dependent upon the operating profits generated by the Operating Partnership. Assuming the Cash Offering and the Exchange Offering are completed in full under the terms currently contemplated and no other transactions have taken place (including, without limitation, any additional issuances of Common Shares or Units, any conversion of Units into Common Shares or any exercise of Common Share purchase warrants issued by the Trust to the Dealer Manager and participating broker-dealers in the Cash Offering), immediately upon the completion of the offerings, the Shareholders (including Shareholders who acquire Common Shares in the Cash Offering and certain broker-dealers who effect transactions in connection with the Exchange Offering and receive unregistered Common Shares as commissions) would receive approximately 41.5% of any distributions made by the Operating Partnership; the Unitholders (including Offerees who accept the Exchange Offering and the Original Investors) would receive the remaining approximately 58.5% of such distributions. The actual percentage allocation of any cash distributions between the Shareholders and the Unitholders will depend upon the number of Common Shares and Units outstanding as of the date of the particular cash distribution, which in turn will depend upon (i) the actual mix of the number of Common Shares which are issued in the Cash Offering and the number of Units which are issued in the Exchange Offering and (ii) the number of issued Units which have been exchanged by their holders into Common Shares as of the date of the particular cash distribution. See "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership."

Competition

      The Trust and the Operating Partnership will be competing for suitable investments with other financial institutions such as banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts and other real estate developers, managers, owners, and investment vehicles, which may have investment objectives similar to those of the Trust and the Operating Partnership. See "INVESTMENT OBJECTIVES AND POLICIES." Many of these competitors will have greater resources than the Trust and the Operating Partnership and some may have, or may have access to, more extensive real estate and financial experience than do the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), the Independent Trustees, any other members of the Board of the Trust, and executive officers of the Trust, the Operating Partnership and the Managing Shareholder.

      It is expected that all properties in which the Trust and the Operating Partnership will invest will be located in developed areas that include other residential apartment properties. Certain of these competitive apartment properties may be owned by limited partnerships managed by affiliates of the Managing Shareholder. The number of competitive apartment properties in a particular area could have a material effect on the ability of the Trust and Operating Partnership to lease apartment units to tenants at such properties and on the rents charged. The Trust and the Operating Partnership may be competing for tenants with others that have greater resources than the Trust and the Operating Partnership and whose officers and directors have more experience than the officers of the Trust and the Operating Partnership and members of the Board of the Trust, including the Managing Shareholder and the Independent Trustees. In addition, other forms of multifamily residential properties provide housing alternatives to potential tenants of residential apartment properties.

Lack of Liquidity of Real Estate

      Real estate investments are relatively illiquid, and, therefore, the Trust and the Operating Partnership will have limited ability to vary their portfolio quickly in response to changes in economic or other conditions. In addition, the prohibitions in the Code and related regulations on a REIT holding property for sale may affect the ability of the Trust and the Operating Partnership to sell properties without adversely affecting distributions to the Shareholders and Unitholders. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust - Gross Income Tests."

Cash Distributions Could be Reduced by Cost of Capital Improvements

      Properties in which the Trust and the Operating Partnership may invest will vary in age and require capital improvements regularly. The cost of such capital improvements (including capital improvements that may be required in respect of properties in which the Trust and the Operating Partnership intend to acquire an interest from real estate limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) in connection with the Exchange Offering) may be funded out of the net proceeds of the Cash Offering and other securities offerings, available cash flow of the Trust and the Operating Partnership or borrowed funds. If the costs of improvement, whether required to attract and maintain tenants or to comply with governmental requirements, substantially increases, cash available for distribution to Shareholders and Unitholders could be reduced.

Real Estate Investments May Fail to Perform to Expected Level

      The Trust and the Operating Partnership intend to actively seek to acquire interests in residential apartment properties to the extent they can be acquired on advantageous terms and meet their investment criteria. See "INVESTMENT OBJECTIVES AND POLICIES." Acquisitions in respect of such properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, there are general investment risks associated with any real estate investment.

      The Trust and the Operating Partnership will acquire property interests from time to time in exchange for cash or unissued Units, Common Shares or other securities. They will obtain appraisals with respect to the market value and replacement cost new of each property interest that they acquire or an opinion as to the fairness of the allocation of Units in the Operating Partnership or other consideration payable to sellers of property interests. Appraisals and fairness opinions are only estimates of value and replacement cost and should not be relied upon as precise measures of true worth or realizable value or replacement cost. There can be no assurance that the value of the aggregate percentage interests in the Operating Partnership paid to persons contributing assets to it in exchange for Units is equivalent to the value the Trust and the Operating Partnership will realize from those contributions, that the initial public offering price of the Cash Offering will reflect the fair market value of the Common Shares purchased in the Cash Offering or that the cash price for any property interests acquired by the Trust and the Operating Partnership is fair and reasonable.

      Subject to the REIT provisions of the Code and regulations issued thereunder and certain limitations set forth in Section 1.9 of the Declaration of Trust, the Trust and the Operating Partnership are also authorized to invest in raw land, stocks, bonds, notes, partnership interests and other securities, and thus will be dependent to a lesser extent upon the satisfactory performance of such assets and securities. See "FEDERAL INCOME TAX CONSIDERATIONS" for a description of the REIT provisions of the Code and regulations issued thereunder and Section 7.4 of the Declaration of Trust regarding such permitted investments.

Debt Service Obligations Could Adversely Affect Cash Flow

      The Trust and the Operating Partnership will be subject to the risks normally associated with debt financing, including the risks that cash flow will be insufficient to meet required payments of principal and interest on any indebtedness incurred by them, the risk that the interest rates on any adjustable interest rate indebtedness will increase, the risk that indebtedness secured by properties in which the Trust or the Operating Partnership own an interest will not be refinanced at maturity or the risk that the terms of such refinancing will not be as favorable as the terms of such indebtedness. If the Trust or the Operating Partnership were unable to refinance its indebtedness on acceptable terms, if at all, it might be forced to dispose of one or more of its properties upon disadvantageous terms, which might result in losses to it and might adversely affect the cash available for distribution to Shareholders and Unitholders. If prevailing interest rates or other factors at the time of the refinancing result in higher interest rates on refinancings, the interest expense of the Trust or the Operating Partnership, as the case may be, would increase, which would adversely affect its cash flow and its ability to pay distributions to Shareholders and Unitholders. Further, if a property is mortgaged to secure payment of indebtedness, and the Trust or the

Operating Partnership is not able to meet mortgage payments, or is in default under the related mortgage or deed of trust, such property could be transferred to the mortgagee or the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases, or pursue other remedies, all with the consequence of loss of income and asset value to the Trust or the Operating Partnership. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering the Trust's ability to meet the REIT distribution requirements of the Code.

      In connection with the acquisition by the Trust or the Operating Partnership of an equity interest in a given property, it may assume the seller's obligations under any underlying Mortgage Loan or obtain Mortgage financing in connection with the acquisition. Any such loan would be secured by the property acquired and may require a "balloon" payment upon the maturity of its term. The ability of the Trust or the Operating Partnership to repay such obligation may be dependent on its ability to obtain adequate long-term refinancing or equity financing or to sell the property at or prior to the maturity date. There is no assurance that either replacement debt or equity financing or a sale could be obtained, and the Trust or the Operating Partnership could suffer a complete loss of its investment if neither a sale nor such replacement financing could be obtained. The ability to obtain refinancing will depend upon general economic conditions, the value of the property and the financial strength of the Trust and the Operating Partnership. There is no assurance that any such property could be refinanced upon the maturity of any replacement debt. Failure to obtain the refinancing necessary to make the foregoing payment when due, or to make any scheduled payments due with respect to any obligation secured in whole or in part by the property, could result in a foreclosure and loss of the property, and the Trust or the Operating Partnership could suffer a complete loss of its investment in the property. See "THE TRUST AND THE OPERATING PARTNERSHIP" and "INVESTMENT OBJECTIVES AND POLICIES."

      Under the Declaration of Trust, the Trust and the Operating Partnership may incur aggregate borrowings in an amount up to 300% of the amount of their respective net assets, except where the Trust determines that a higher level of borrowing is appropriate. Therefore, the Trust and the Operating Partnership could become highly leveraged, increasing the risks of leverage as described above. There can be no assurance that the ratio of debt to any measure of asset value of the Trust and the Operating Partnership will maximize the level of distributions to Shareholders and Unitholders.

Possible Adverse Effects as a Result of Loss of Key Management

      The Trust and the Operating Partnership will be dependent upon the efforts of management of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) (primarily Gregory K. McGrath, Robert S. Geiger, Robert L. Astorino and Mark L. Wilson) and other members of management (including, without limitation, the Independent Trustees and any other members of the Board of the Trust). While the Trust believes that it could find replacements for such management, the loss of their services could have an adverse effect on the business, financial condition and operating results of the Trust and the Operating Partnership. In addition, each of Mr. McGrath and Mr. Geiger has other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder.

Uncertainty of Successful Completion of Cash Offering and Exchange Offering

      In the Cash Offering the Trust is offering for sale to the public 2,500,000 Common Shares at $10.00 per share (maximum gross proceeds of $25,000,000). In the Exchange Offering, the Operating Partnership will offer to issue registered Units in exchange for limited partnership interests in limited partnerships which own direct or indirect interests in residential apartment properties. To facilitate the Exchange Offering, the Operating Partnership has registered with the Commission 2,500,000 Units, and the Trust has registered an additional 2,500,000 Common Shares into which holders of Units may exchange such Units, subject to certain conditions.

      The Operating Partnership will conduct all of the Trust's real estate operations and hold title to property interests acquired. The Trust will contribute to the Operating Partnership the net cash proceeds from the sale of Common Shares in the Cash Offering in exchange for an equivalent number of Units. The Operating Partnership will use a portion of the net cash proceeds of the Cash Offering, unissued Units or a combination of net cash proceeds and unissued Units (i) to acquire interests in residential apartment properties or interests in other partnerships or other entities substantially all of whose assets consist of residential apartment property interests, (ii) for capital improvements which may be required on properties in which the Trust or the Operating Partnership acquires an interest and (iii) for working capital purposes. Therefore, the successful performance of the Operating Partnership will be largely dependent upon the successful completion of the Cash Offering.

      It is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust. In addition, during the period of the Cash Offering and the Exchange Offering there may be ongoing unregistered private offerings by real estate limited partnerships sponsored and managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath). Therefore, despite the different nature and scope of proposed activities of the Trust and such partnerships, the Trust would be competing with such unregistered offerings to sell investment securities to prospective Investors with the possible adverse effect that the Trust will sell fewer Common Shares in the Cash Offering than otherwise might be the case absent such unregistered offerings. See " - Conflicts of Interest."

      As a Unitholder, the Trust will have an economic interest in the Operating Partnership which will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership. The Trust in turn will distribute such cash distributions to the Shareholders of the Trust. Thus, the performance of an investment in Common Shares will depend in large part upon successful completion of the Exchange Offering and profitable operating results of the properties in which the Operating Partnership acquires an interest.

      In addition, the Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership unless limited partners holding at least 90% of the limited partnership interests in the partnership affirmatively elect to accept the offering. Moreover, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Operating Partnership Units which have been arbitrarily assigned an initial value of at least $6,000,000. There can be no assurance that a significant number of Offerees will accept the terms of the Exchange Offering or that property interests acquired in the Exchange Offering will generate operating profits sufficient to permit the Trust and the Operating Partnership to make cash distributions to Shareholders and Unitholders. See " - Several Factors Could Have Possible Adverse Effects on Operation of Properties," " - Real Estate Investments May Fail to Perform to Expected Level" and " - No Assurance of Avoiding Operating Losses."

      In addition, the Trust and the Operating Partnership will incur significant operating expenses. Among such expenses is total annual cash compensation payable to the executive officers of the Trust and the Operating Partnership of $496,000. The amount of executive compensation and other payroll expenses will remain significant in relation to the net asset value and operating cash flow of the Operating Partnership until the Trust sells a substantial portion of the Common Shares being offered in the Cash Offering and the Exchange Partnership completes transactions in the Exchange Offering in respect of a substantial number of properties. Furthermore, regardless of the operating results of the Trust and the Operating Partnership, the Managing Shareholder will be entitled to be reimbursed up to $1,000,000 (an amount not to exceed 4% of gross offering proceeds in the Cash Offering) for expenses incurred prior to and during the Cash Offering for investigating, evaluating and consummating investments and up to $500,000 (an amount not to exceed 1% of gross proceeds in the Cash Offering plus 1% of initial assigned value of Units issued in the Exchange Offering) for expenses incurred each year relating to the operations of the Trust and the Operating Partnership. The ability of the Trust and the Operating Partnership to continue to cover operating expenses will be dependent upon the success of the Cash Offering and the Exchange Offering and the performance of property interests acquired.

Limited Marketability of Units and Common Shares

      Although Operating Partnership Units to be issued in the Exchange Offering and Trust Common Shares issued and to be issued in the Cash Offering have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be freely transferable (subject to certain restrictions described below), a public market is not expected to develop for such Units, and such Common Shares have not yet been registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a national stock exchange. The Trust intends to apply for listing on a national stock exchange of Common Shares issued and to be issued in connection with the Cash Offering and Common Shares into which Units issued in the Exchange Offering will be exchangeable. However, there can be no assurance that the Common Shares will qualify for listing on any stock exchange and, if so, of the timing of the effectiveness of any such listing. Thus, there can be no assurance that an active trading market will develop after the offerings.

      Accordingly, an Offeree should participate in the Exchange Offering only as a long-term investment and should be prepared to remain a Unitholder or Shareholder indefinitely. In addition, to facilitate the Trust's continued compliance with federal tax laws and regulations governing REIT's, the Declaration of Trust contains significant restrictions relating to the ownership and transfer of Shares. See " - Limits on Ownership and Transfers of Shares," "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer," and
Article 2A of the Declaration of Trust.

      Furthermore, the initial public offering price of Common Shares being offered in the Cash Offering and the initial assigned value of the Units to be issued in the Exchange Offering may not be indicative of the market price for Common Shares after completion of the Cash Offering and the Exchange Offering.

Possible Adverse Effect on Market Price as a Result of
Availability of Units and Common Shares for Future Sale

      Future sales or issuances of a substantial number of Common Shares and/or Units following the completion of the Cash Offering and the Exchange Offering, or the perception that such sales or issuances could occur, could adversely affect then prevailing market prices for Common Shares. In addition to up to 2,500,000 Common Shares to be issued in the Cash Offering, up to 1,202,160 Units (exchangeable into an equivalent number of Common Shares subject to conditions described at "THE TRUST AND THE OPERATING PARTNERSHIP- Formation Transactions") have been subscribed for by the Original Investors in the Operating Partnership in connection with its initial capitalization. The Original Investors have deposited their Units into a security escrow account for a period of six to nine years following the date of the Cash Offering Prospectus (May 15, 1998), subject to earlier release if the Trust achieves certain operating results described at "THE TRUST AND THE OPERATING PARTNERSHIP- Formation Transactions." The practical effect of such escrow arrangement is that the Original Investors may not exchange such Units for an equivalent number of Common Shares and then sell such Common Shares while the Units are subject to such arrangement.

      In addition, up to 2,500,000 Units (exchangeable into an equivalent number of Common Shares) may be issued in the Exchange Offering to Offerees who are limited partners in limited partnerships which own direct or indirect interests in residential apartment properties, in exchange for their limited partnership interests. Such Units may be exchanged by their holders into an equivalent number of Common Shares following the Exchange Offering. The Executive Compensation Committee of the Board of the Trust may also vote to reserve additional Common Shares or Units for issuance in connection with employee and management option plans that may be adopted by the committee. See "MANAGEMENT - Option Plan" and "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership."

Possible Adverse Effect of Market Interest Rates on Common Share Prices

      One of the factors that may influence the price of the Common Shares in public markets will be the annual yield from dividend distributions made by the Trust and the Operating Partnership to Shareholders and Unitholders, respectively. Thus, following the completion of the Cash Offering and the Exchange Offering, an increase in market interest rates may lead future purchasers of Common Shares to demand a higher annual yield, which could adversely affect the market price of the Common Shares.

Potential Adverse Tax Consequences

      Unfavorable resolution of any of a number of tax issues could adversely affect Unitholders and Shareholders. The following is a summary of the principal tax risks of an investment in the Operating Partnership and the Trust, respectively. For a more detailed description of the Federal income tax consequences and the tax-related risks of an investment in the Operating Partnership and the Trust, respectively, see "FEDERAL INCOME TAX CONSIDERATIONS." Neither the Trust nor the Operating Partnership has obtained or expects to request a letter ruling from the IRS as to the classification and treatment of the Operating Partnership and the Trust, respectively, for federal tax considerations described herein, or any other tax matters. The Trust has obtained the opinion of its special tax counsel that, based on the organization and proposed operation of the Trust and based on certain other assumptions and representations, it will qualify as a REIT for federal income tax purposes. The Operating Partnership has obtained the opinion of its special tax counsel that, based on the organization and proposed operation of the Operating Partnership and based on certain other assumptions and representations, it will be classified as a partnership for federal income tax purposes. Neither of these opinions is binding on the IRS or on any court, and no assurance can be given that the IRS will not challenge the conclusions in such opinion. Offerees are advised to consult with and rely upon their own legal, tax and investment advisor regarding how an investment in the Operating Partnership and the Trust will affect them.

      Taxation of the Trust as a Corporation if It Fails to Qualify as a REIT

      The Trust intends to operate and has elected to qualify as a REIT under the Code, commencing with its taxable year ending December 31, 1998. Although the Managing Shareholder believes that the Trust will be organized and will operate in such a manner, no assurance can be given that the Trust will be organized or will be able to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and others on a quarterly basis) established under highly technical and complex Code provisions of which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within the Trust's control. For example, in order to qualify as a REIT, at least 95% of the Trust's gross income in any year must be derived from qualifying sources and the Trust must pay distributions to Shareholders aggregating annually at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). The complexity of these provisions and the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets in partnership form (as the Trust will do). No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. No assurance can be given that actual operating results will meet the REIT requirements.

      Notwithstanding that the Trust currently intends to operate in a manner designed to enable it to qualify as a REIT, future economic, market, legal, tax, or other considerations may cause the Managing Shareholder to determine that it is in the best interests of the Trust, the Operating Partnership, the Shareholders and the Unitholders to revoke its REIT election.

      If the Trust fails to qualify for taxation as a REIT in any taxable year and no relief provisions apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Shareholders in any such year will not be deductible by the Trust nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to Shareholders will be taxed as ordinary income. Moreover, unless entitled to relief under certain statutory provisions, the Trust also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of the Trust available for investment or distribution to Shareholders because of the additional tax liability to the Trust for the years involved. In addition, distributions to Shareholders would no longer be required to be made. "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust."

      REIT Requirements With Respect to Shareholder Distributions

      To qualify as a REIT under the Code, the Trust generally will be required each year to distribute as dividends to its Shareholders at least 95% of its "REIT taxable income" (determined without regard to the dividends paid deduction and excluding capital gains). Failure to comply with this requirement would result in the Trust's income being subject to tax at regular corporate rates. In addition, the Trust will be subject to a nondeductible 4% excise tax on the amount, if any, by which certain distributions considered as paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income for the calendar year, 95% of its capital gains net income for the calendar year, and any undistributed taxable income from prior periods.

      Potential Legislation Regarding REIT's

      From time to time a variety of legislative proposals are advanced in Congress by the Administration concerning the tax rules applicable to REITs. It is not possible to predict in advance what legislative proposals might arise in the future, but it is possible that such proposals (if enacted) could adversely affect the Trust's ability to qualify as a REIT or the tax consequences to the Trust or the Shareholders of such continued qualification.

      Taxation of the Operating Partnership as a Corporation if It Fails to be Classified as a Partnership

      If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

      Deferral of Gain from Exchange Offering Subject to Certain Exceptions

      Deferral of recognition of gain upon the contribution to the Operating Partnership of Exchange Partnership Units by an Exchange Limited Partner in exchange for Operating Partnership Units (the "Exchange") will not apply in all circumstances. If any of the following circumstances apply, gain will be recognized currently rather than being deferred:

1. Any decrease in an Exchange Limited Partner's share of liabilities of an Exchange Partnership, if not offset by a corresponding increase in the Exchange Limited Partner's share of Operating Partnership liabilities, could cause the Exchange Limited Partner to recognize taxable gain as a result of the Exchange Limited Partner being deemed to have received a cash distribution from the Exchange Limited Partnership in excess of the Exchange Limited Partner's tax basis. This recognition of gain could occur even if the decrease arose in connection with a contribution or distribution that would otherwise qualify for tax-free treatment under Section 721 or Section 731 of the Code. A decrease in an Exchange Limited Partner's share of Operating Partnership liabilities (and the resulting deemed cash distribution) might occur upon a repayment of part or all of the liabilities of an Exchange Partnership following the Exchange.

2. A contribution of Exchange Partnership Units that is treated in whole or in part as a "disguised sale" of the contributed property under the Code.

3. A distribution of "marketable securities" under Section 731(c) of the Code.

4.    Recapture under Section 465(e) of the Code.

5. A contribution of Exchange Partnership Units if the Operating Partnership would be treated as an investment company (within the meaning of Section
      351) if the Operating Partnership were incorporated.

See "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units."

      Termination of Exchange Partnerships

      If the Exchange Offering is completed and the required number of limited partners of an Exchange Partnership exchange their interests in the Exchange Partnership for Operating Partnership Units, a termination of the Exchange Partnership will occur for purposes of Section 708 of the Code. Under Section 168(i)(7) of the Code, such Exchange Partnership must depreciate their properties as if they were newly-acquired properties using the same depreciation system used by the terminated partnership. In other words, the depreciable lives of the properties will be reset and the depreciation schedules will be lengthened as a result.

      Investors Liable for State and Local Taxes

      Each Investor will also be liable for state and local income taxes payable in the state or locality in which the Investor is a resident or doing business or in a state or locality in which the Trust or the Operating Partnership conducts or is deemed to conduct business. Depending upon the state in question, an Investor who pays such taxes in a foreign state may be entitled to receive a credit for all or a portion of such amount paid against any income taxes payable in his state of residence. Thus each Investor will likely be required to file multiple state income tax returns as a result of his investment in the Trust or the Operating Partnership.

      EACH OFFEREE IS URGED AND EXPECTED TO CONSULT WITH HIS PERSONAL TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES RELATED TO AN INVESTMENT IN THE TRUST AND THE OPERATING PARTNERSHIP.

Non-participating Limited Partners in Participating Exchange Partnerships Will Have Significant Influence over Certain Actions of the Partnerships

      Following the completion of the Exchange Offering, each Exchange Limited Partner in a Participating Exchange Partnership who has not accepted the Exchange Offering ("Non-participating Limited Partner") will retain his existing interest in the partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and substantially all other rights as set forth in their respective partnership agreement. See "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES." Although Non-participating Limited Partners in any particular Participating Exchange Partnership together will hold no more than 10% of the limited partnership interest in the partnership, they will have significant influence over certain activities of the partnership and the Operating Partnership by virtue of certain partnership agreement amendments in favor of the Non-participating Limited Partners which will be made upon completion of the Exchange Offering. The purpose of the amendments is to permit Non-participating Limited Partners in Participating Exchange Partnerships the opportunity to vote as a class whether to approve certain actions which the Operating Partnership might otherwise unilaterally cause a particular Participating Exchange Partnership to take by exercising the Operating Partnership's voting rights in its capacity as a majority holder of limited partnership interests in the partnership following the Exchange Offering.

      As described in further detail in this Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS," following the Exchange Offering, the partnership agreement of each Participating Exchange Partnership which has one or more Non-participating Limited Partners will be amended so that such partners will be entitled to vote as a class in respect of all matters as to which limited partners are entitled to vote under the partnership agreement relating to the partnership prior to the completion of the Exchange Offering, with certain exceptions. In addition, the Trust and the Operating Partnership have agreed that in respect of certain proposed actions, the Participating Exchange Partnership must obtain the prior approval of Non-participating Limited Partners holding a majority of the limited partnership interests held by all Non-participating Limited Partners in the partnership. For example, the partnership may not sell its existing property interest, acquire any additional property interests or cease to exist without such approval.

      As a result of such amendments, Non-participating Limited Partners in a Participating Exchange Partnership will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

Possible Dilution as a Result of Issuance of Additional Securities

      The Trust and the Operating Partnership have authority to offer authorized but unissued Shares (which may be comprised of Common Shares and/or Preferred Shares in the discretion of the Trust), debt securities and Units in exchange for property, cash or otherwise. In order to facilitate the Exchange Offering, the Operating Partnership has registered with the Commission 2,500,000 Units and the Trust has registered an additional 2,500,000 Common Shares into which such Units are exchangeable by their holders, subject to certain restrictions. In addition, the Trust intends to investigate making an additional public or private offering of Common Shares and/or Units within the 12-month period following the commencement of the Exchange Offering if management determines that suitable property acquisition opportunities are available at attractive prices and such an offering would fulfill its cost of funds requirements. Offerees who acquire Operating Partnership Units in connection with the Exchange Offering and Shareholders of the Trust will not have any preemptive rights to acquire any such additional Shares, debt securities or Units, and could suffer dilution as a result of subsequent issuances of securities. See Article 2 of the Declaration of Trust and Section 4.2 of the Operating Partnership Agreement.

      In addition, in connection with the formation of the Trust and the Operating Partnership, each of Mr. McGrath and Mr. Geiger, the Original Investors, has subscribed for an amount of Units in the Operating Partnership which are exchangeable (subject to escrow restrictions described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions") into 9.5% of the Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or November 30, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. Each of the Original Investors paid $50,000 for 601,080 Units assuming that all 2,500,000 Common Shares are sold by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. Assuming the initial assigned value of $10.00 per unit, Units subscribed for by each Original Investor would be valued at $6,010,800.

      Purchasers of Common Shares in the Cash Offering and Offerees who accept the Exchange Offering will pay a higher price per Common Share and Unit than the Original Investors paid for their Units. As a result of the issuance of such Units to the Original Investors and the use of a portion of the gross proceeds of the Cash Offering to cover expenses of the Cash Offering and the Exchange Offering and to reimburse the Managing Shareholder for reimbursable expenses incurred prior to and during the Cash Offering for investigating, evaluating and consummating investments of the Trust and the Operating Partnership, purchasers of Common Shares in the Cash Offering and Offerees who accept the Exchange Offering will experience immediate dilution in their investment in the Trust and the Operating Partnership, respectively.

      To the extent that the Trust and the Operating Partnership issue additional securities in the future (including, without limitation, Common Shares purchased by broker-dealers who exercise warrants to purchase Common Shares received as partial compensation for their services in connection with the Cash Offering), there will be further dilution. See "THE

TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership." In addition, the property interests owned by the Exchange Partnerships involved in the initial transactions of the Exchange Offering have not previously been put on the market for sale by the Exchange Partnerships, and the acquisition of beneficial ownership of such property interests by the Operating Partnership at their estimated value may result in the property interests being carried at a value above or below what may be obtainable in the market. Moreover, any acquisition of property interests in the Exchange Offering above their carrying value would result in deferred gains to the sellers and could reduce the potential returns on investment results for the Operating Partnership.

Limits on Ownership and Transfers of Common Shares and Units
Which May Delay or Prevent a Takeover Offering a Premium Price

      In order for the Trust to maintain its qualification as a REIT, not more than 50% in value of the outstanding Shares and Units may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which the election to be treated as a REIT has been made). Furthermore, after the first taxable year for which a REIT election is made, the Trust's Shares must be held by a minimum of 100 persons for at least 335 days of a 12-month taxable year (or a proportionate part of a short tax year). In addition, if the Trust, or an owner of 10% or more of the Trust, actually or constructively, owns 10% or more of a tenant of the Trust (or a tenant of any partnership in which the Trust is a partner), the rent received by the Trust (either directly or indirectly through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. See "FEDERAL INCOME TAX CONSIDERATIONS Taxation of the Trust." In order to protect the Trust against the risk of losing REIT status due to a concentration of ownership among Shareholders and Unitholders, the Declaration of Trust limits actual or constructive ownership of Shares and Units by any single Shareholder (other than the Original Investors) to 5% (the "Limit") of the then outstanding Shares. See "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer." The Managing Shareholder (upon receipt of a ruling from the Internal Revenue Service (the "Service") or an opinion of counsel or other evidence satisfactory to the Managing Shareholder and upon such other conditions as the Managing Shareholder may require) may in its discretion waive the Limit depending on the then existing facts and circumstances surrounding the proposed transfer, including without limitation, the identity of the party requesting such waiver, the number and extent of Share ownership of other Shareholders, the aggregate number of outstanding Shares and the extent of any contractual restrictions (other than that contained in the Declaration of Trust) on any Shareholders relating to transfer of their Shares. See Section 2A.12 of the Declaration of Trust. The Managing Shareholder will waive the Limit with respect to a particular Shareholder if it is satisfied, based upon the foregoing, that ownership by such Shareholder in excess of the Limit would not jeopardize the Trust's status as a REIT and the Managing Shareholder otherwise decided that such action would be in the best interests of the Trust.

      Actual or constructive ownership of Shares in excess of the Limit, or with the consent of the Managing Shareholder, such other limit, will cause the violative transfer or ownership to be void with respect to the transferee or owner as to that number of Shares in excess of the Limit, or, with the consent of the Managing Shareholder, such other limit, as applicable. Such purported transferee or owner would have no right to vote such Shares or be entitled to dividends or other distributions with respect to such Shares. See "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer" and Article 2A of the Declaration of Trust for additional information regarding the Limit.

      The foregoing ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of the Common Shares might receive a premium for their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. See "CAPITAL STOCK OF THE TRUST
- Restrictions on Ownership and Transfer" and Article 2A of the Declaration of Trust for additional information regarding the ownership limitations.

Lack of Liquidity of Retained Interest in an Exchange Partnership Following the Exchange Offering

      Exchange Limited Partners who have not accepted the Exchange Offering will retain their limited partnership interest in their respective Exchange Partnership with substantially the same rights they had prior to the offering. Following the Exchange Offering, limited partnership interests retained in any Participating Exchange Partnership by Non-participating Limited Partners are likely to remain extremely illiquid because such interests will represent a small minority interest (10% or less) in the partnership and because of the uncertainty whether the property interest would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly Exchange Limited Partners in such partnership who accept the Exchange Offering if the Trust sold a property interest in the short term.

No Operating History


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

      Operating Partnership Units being offered in the Exchange Offering and Trust Common Shares into which such Units are exchangeable must be considered speculative investments, and there can be no assurance that the Trust will fulfill its investment objectives. The Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) have no significant operating history. In addition, the assets of the Trust and the Operating Partnership will consist primarily of direct or indirect equity or debt investments they may make in respect of particular residential apartment properties and thus will be largely dependent upon the successful operation of such properties. Management of the Trust, the Operating Partnership and the Managing Shareholder, however, has substantial prior experience in and knowledge of the residential apartment property market and its financing, and has significant experience in the management of investment programs.

Limited Participation Rights of Shareholders and Unitholders in Management

      Management of the Trust and the Operating Partnership is vested in the Managing Shareholder, subject to the general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and subject to prior approval of the Board and the Independent Trustees in respect of certain activities of the Trust and the Operating Partnership. Shareholders and Unitholders will generally not have the right to participate in the management of the Trust and the Operating Partnership and their property interests or in the decisions of management relating to their investments. See Sections 1.9, 6.1 and 7.1 of the Declaration of Trust. Although the members of the Board of the Trust owe fiduciary duties to the Trust, their failure to enforce the material terms of any agreements entered into by the Trust and the Operating Partnership, particularly the indemnification provisions and remedy provisions for breaches of representations and warranties, could result in a substantial monetary loss to the Trust and the Operating Partnership.

Regulatory Non-compliance Could Result in Fines or Judgments

      Fair Housing Amendments Act of 1988. The Fair Housing Amendments Act of 1988 (the "FHA") requires residential apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. Non-compliance with the FHA could result in the imposition of fines or an award of damages to private litigants. Each of the Trust and the Operating Partnership will use its best efforts to ensure that properties subject to the FHA in which it acquires an interest will be in compliance with such law.

      Americans with Disabilities Act. Properties in which the Trust or the Operating Partnership acquire an interest must comply with Title III of the Americans with Disabilities Act (the "ADA") to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA regulations requires that public accommodations "reasonably accommodate" individuals with disabilities, which includes removal of structural barriers to handicapped access in certain public areas of the properties of the Trust and the Operating Partnership, where such removal is readily achievable, and that new construction or alterations made to "commercial facilities" conform to accessibility guidelines unless "structurally impracticable" for new construction, or exceeds 20% of the cost of the alteration for existing structures. The ADA does not, however, consider residential properties, such as residential apartment properties, to be public accommodations or commercial facilities except to the extent portions of such facilities, such as a leasing office, are open to the public. Each of the Trust and the Operating Partnership will use its best efforts to ensure that its properties comply with all present requirements under the ADA and applicable state laws. Noncompliance with the ADA could result in imposition of injunctive relief, fines or an award of damages.

      Compliance with Environmental Laws. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of such substances, or the failure to properly remediate such substances, when released, may adversely affect the owner's ability to sell such real estate or to borrow using such real estate as collateral.

      In order to address these issues, the Trust intends, where necessary, to retain an unaffiliated consultant to conduct a Phase I environmental audit of any property in which it or the Operating Partnership intends to acquire an interest. The Phase I audit generally consists of an on-site inspection of the land and improvements; a review of the building plans and specifications to determine the construction materials and procedures used; a review of EPA and other governmental agency files to determine if the subject property or any other properties in its vicinity have been the subject of any investigations, reports or classifications that would indicate potential environmental risks; and a review of the chain of title of the subject property to determine the ownership history of the property. Phase I audits do not include soil sampling or subsurface investigations. Thus, a Phase I audit is not comprehensive or exhaustive and will not identify all possible hazardous


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

substances. The Trust and the Operating Partnership will obtain Phase II environmental audits where matters disclosed in the Phase I audit warrant further investigation. No assurances can be given, however, that the environmental studies undertaken with respect to any particular property will reveal all potential environmental liabilities, that any prior owner of a property did not create any material environmental conditions not known to the Trust or the Operating Partnership, or that a material environmental condition does not otherwise exist as to any particular property in which the Trust or the Operating Partnership acquires an interest. If it is ever determined that hazardous substances are present, the Trust or the Operating Partnership could be required to pay all costs of any necessary clean-up work, although under certain circumstances claims against other responsible parties could be made by it.

Shareholders and Unitholders Could be Adversely Affected by Limited Liability and Indemnification of the Managing Persons

      Although the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), Independent Trustees and any other members of the Board will be accountable to the Trust and the Operating Partnership as fiduciaries and, consequently, will be required to exercise good faith and integrity in handling the assets and affairs of the Trust and the Operating Partnership, the Declaration of Trust and the Operating Partnership Agreement provide that such persons and their respective officers, directors, shareholders, partners, agents and employees will not be liable to the Trust, the Operating Partnership or any of the Shareholders for errors in judgment or for actions or omissions taken without negligence or bad faith, provided they acted within the scope of the Declaration of Trust and the Operating Partnership Agreement. Moreover, the Declaration of Trust and the Operating Partnership Agreement provide that the Trust and the Operating Partnership will indemnify the Managing Shareholder, Independent Trustees, other members of the Board and such other persons against all liabilities, costs and expenses (including legal fees and expenses) incurred by the Managing Shareholder or any such persons arising out of or incidental to the Exchange Offering or the Cash Offering or the operation of the Trust and the Operating Partnership on certain conditions. See Section 3.7 of the Declaration of Trust and Section 7.7 of the Operating Partnership Agreement. As a result, the Shareholders and Unitholders will have more limited rights against the Managing Shareholder and such persons than they would have absent the limitations in the Declaration of Trust and the Operating Partnership Agreement. See "FIDUCIARY RESPONSIBILITY" and "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

No Assurance of Shareholder Limited Liability for Activities of Delaware Business Trust

      The Trust has been organized as a Delaware business trust having limited liability of the Shareholders of the Trust. Many states have enacted legislation recognizing the limited liability provisions of the Delaware business trust. Other states have not enacted such legislation, although it is expected (although not assured) that most of such states will also recognize the limited liability of the Shareholders. Accordingly, there is a risk that Shareholders will not have limited liability for activities of the Trust in any other state in which the Trust may conduct activities which does not recognize the limited liability of beneficiaries of a Delaware business trust. Such risk is substantially mitigated by the Trust conducting its activities and holding its interest in properties in the Operating Partnership.

No Assurance of Profitable Sale of Trust and Operating Partnership Property

      The Trust will periodically review the portfolio of assets which the Trust and the Operating Partnership may acquire. The Trust has no current intention to dispose of any interest in properties to be acquired, although it reserves the right to do so. There is no assurance as to the timing of any sales of property or that if the Trust determines to attempt to sell a particular property it will be able to do so on favorable terms, if at all. A successful sale of any property will depend upon, among other things, the operating history of the property and prospects for the property, the number of potential purchasers, the economics of any bids made by such potential purchasers and the state of the market for residential properties of the type sought to be sold. The management of the Trust and the Operating Partnership will have full discretion to determine whether the properties should be sold and the timing, price and other terms of any such sales. In addition, the prohibitions in the Code and related regulations on a REIT holding property for sale may affect the Trust's ability to sell properties without adversely affecting distributions to Shareholders and Unitholders. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust."

Property Losses May Not be Insurable

      Properties in which the Trust and the Operating Partnership invest are expected to be covered by adequate comprehensive liability and all-risk insurance provided by reputable companies and with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to earthquakes, floods, riots or acts of war, or may be insured subject to certain limitations including large deductibles or co-payments. Should an uninsured loss or a loss in excess of insured limits occur, the Trust or the Operating Partnership could lose its investment in and anticipated profit and cash flow from a property and would continue to be obligated on any mortgage indebtedness or other obligations related to such properties. Any such loss would adversely affect the Trust and the Operating Partnership and their ability to make distributions to Shareholders and Unitholders.

Possible Lack of Independent Assessment of
Prior Operating Results of Acquired Property Interests

      In making an investment decision in respect of any given property, the Trust and the Operating Partnership may rely on financial statements covering the operations of the property which may have been prepared by the then current owner or property manager of the property and which may have not been compiled, reviewed or audited by independent public accountants or reviewed by counsel to the Trust, the Operating Partnership or the Managing Shareholder. In any such case, therefore, there will not have been any independent assessment of any of such financial statements and accordingly the Trust and the Operating Partnership would be subject to the risk that such financial statements do not properly reflect the prior operation of the property.

Initial Value Assigned to Operating Partnership Units Offered in Exchange for Exchange Partnership Units Exceeds Current Book Value of Exchange Partnerships

      The $13,069,079 aggregate book value of the 23 Exchange Partnerships initially targeted for acquisition in the Exchange Offering is less than the $24,980,660 total of the initial value assigned to the Operating Partnership Units being offered for the Exchange Partnership Units. This discrepancy is due to depreciation taken against the original price paid by the Exchange Equity Partnerships and Exchange Hybrid Partnerships for direct or indirect equity interests in the properties and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial value assigned to Units offered for Exchange Partnership Units in such partnerships in connection with the Exchange Offering will be less than the return on investment of the partnerships based on their book value.

Changes in Laws Could Increase Operating Expenses

      Increased costs resulting from changes in real estate taxes or other governmental requirements may generally not be passed directly through to tenants, inhibiting the ability of the Trust and Operating Partnership to recover such increased costs. An attempt to pass through any substantial increases in such costs by increasing rental rates may affect tenants' ability to pay rent, causing increased delinquency and vacancy. Similarly, increases in income or transfer taxes generally are not passed through to tenants and may adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders. Changes in laws increasing potential liability for environmental conditions or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders.

No Rights of Dissent

      Offerees who elect not to accept the Exchange Offering will retain their existing limited partnership interest in their respective Exchange Partnership on substantially the same terms and conditions as their original investment. Upon the completion of the Exchange Offering, the limited partnership interests in each Participating Exchange Partnership will be owned by the Operating Partnership and any Non-participating Limited Partners in the partnership. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

Possible Lack of Diversification in Property Investments

      Although the Trust and the Operating Partnership are expected to invest in several residential apartment properties, the number of properties in which they ultimately invest may be insufficient to afford adequate diversification against the risk that their investments will not be profitable or return their invested capital. There can be no assurance that the properties invested in will earn a return or that the returns on the investments will be sufficient to permit distributions to Shareholders and Unitholders.

Other Participants May Fail to Fulfill Obligations

      In certain cases, the Trust and the Operating Partnership will jointly participate with one or more other entities in respect of their property investments, including without limitation developers, property owners, and First Mortgage lenders and other financing sources. If any such other participants fail to fulfill their obligations, have divergent interests or are in a position to take action contrary to the policies or objectives of the Trust or the Operating Partnership, the interest of the Trust or the Operating Partnership, as the case may be, in such project may be adversely affected. The successful operation of certain property interests acquired will, to a certain extent, be determined by the quality and performance of other participants.

Extended and Uncertain Investing Period Could Adversely Affect Returns

      The use of the net proceeds of the Cash Offering and Units in the Operating Partnership to acquire interests in one or more residential apartment properties may occur over an extended period, including the offering period, during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which net proceeds of the Cash Offering are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on real estate investments made.

Possible "Year 2000" Problems

      Although the computer systems of the Trust and the Operating Partnership have been tested for year 2000 problems and management believe that such systems are year 2000 compatible, it is possible that certain computer systems or software products of their suppliers may experience year 2000 problems and that such problems could adversely affect their operations. The Trust is in the process of inquiring as to the progress of the principal suppliers of the Trust and the Operating Partnership in identifying and addressing problems that their computer systems will face in correctly processing date information as the year 2000 approaches. However, there can be no assurance that the Trust and the Operating Partnership will identify the future date-handling problems of their suppliers in advance of the occurrence of such problems, or that such parties will be able to successfully remedy any problems that are discovered. The failure to identify and solve all year 2000 problems affecting them could have an adverse effect on the business, financial condition and results of operations of the Trust and the Operating Partnership.

                              THE EXCHANGE OFFERING

      All of the Units being offered by the Operating Partnership pursuant to this Prospectus are being offered in connection with the Exchange Offering. In the Exchange Offering, the Operating Partnership is offering to issue registered Units to individual limited partners in limited partnerships which directly or indirectly own equity and/or debt interests in residential apartment properties, in exchange for the limited partners' limited partnership interests.

      As its initial investment targets in the Exchange Offering, the Operating Partnership is offering to acquire direct or indirect equity and/or subordinated mortgage and other debt interests in 26 residential apartment properties (the "Exchange Properties") directly or indirectly owned by 23 real estate limited partnerships managed by Corporate General Partners affiliated with the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) (collectively, the "Exchange Partnerships" and individually, an "Exchange Partnership"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties which consist of an aggregate of 1,012 residential units (comprised of studio and one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own Subordinated Mortgage interests in 10 Exchange Properties, which consist of an aggregate of 813 existing residential units (studio and one and two bedroom units) and 164 units (two and three bedroom units) under development. Of the Exchange Properties, 21 properties are located in Florida, three properties in Ohio and one property each in Georgia and Indiana.

      The acquisition committee of the Trust investigated all affiliated partnerships to determine which met its investment criteria. After thorough review, only the 23 Exchange Partnerships involved in the Exchange Offering met the required standard. The Committee has applied its investment criteria to the pricing of all Exchange Partnerships. In each circumstance the purchase price is below estimated replacement cost, provides potential attractive returns with significant upsides in cash flow, are all located strategically within geographical boundaries in which the Operating Partnership intends to operate, and are expected to be able to provide total returns that will both increase distributions as well as overall market value of the underlying properties. See "INVESTMENT OBJECTIVES AND POLICIES."

      The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a residential apartment property or the entire limited partnership or other equity interests in a limited partnership or other entity which owns record title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided Subordinated Mortgage interest in one or more properties (and in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided Subordinated Mortgage loan in one or more properties (and in one case, unsecured debt interests). Such property interests are described in further detail at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "INITIAL REAL ESTATE INVESTMENTS" and in Exhibit B hereto. See also "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION" and "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES."

      Each Exchange Partnership is a real estate investment program which owns directly or indirectly either all or a portion of the record title to and/or a Subordinated Mortgage and other debt interest in an Exchange Property or all or a portion of the limited partnership interest or beneficial interest in a limited partnership or other entity which owns such an interest. The Operating Partnership will indirectly acquire interests in the Exchange Properties by offering to issue registered Units in exchange for limited partnership interests ("Exchange Partnership Units") held by individual limited partners in the Exchange Partnerships (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners"). The Original Investors (comprised of Gregory K. McGrath and Robert S. Geiger) do not hold limited partnership interests in any of the Exchange Partnerships. Mr. McGrath is the sole stockholder, director and executive officer of each of the Corporate General Partners of the Exchange Partnerships. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under Subordinated Mortgage Loans and other debt interests owned by certain of the Exchange Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners. See "MANAGEMENT."

      Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his respective Exchange Partnership on substantially the same terms as his original investment. The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership unless limited partners holding at least 90% of the limited partnership interests in the Exchange Partnership affirmatively elect to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000. An Offeree must exchange all of his units of limited partnership in an Exchange Partnership in order to participate in the Exchange Offering. Partial exchanges will not be accepted.

      The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) was approximately $16,576,606 at June 30, 1999. The current aggregate balance due (including current aggregate principal balances of Subordinated Mortgage Loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties was approximately $7,489,325 at June 30, 1999.

      The current book value of the 23 Exchange Partnerships was approximately $13,069,079 at June 30, 1999. If exchanges are consummated for all Exchange Partnership Units in the partnerships in connection with the Exchange Offering, the partnership interests acquired will have a purchase price totaling approximately $24,980,660, comprised of Operating Partnership Units to be issued with an initial assigned value in that amount. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. The Trust intends to investigate other investment opportunities for the Exchange Offering, including interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder. See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER."

      In June and July 1998, the Operating Partnership acquired beneficial ownership of a 67-unit residential apartment property located in Orlando, Florida and an 80-unit property located in Lakeland, Florida. In September 1998, the Operating


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

Partnership acquired beneficial ownership of a 50-unit residential apartment property located in New Smyrna Beach, Florida. In October 1998, the Operating Partnership acquired an approximately 12.3% limited partnership interest in a limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Subsequently, the Operating Partnership acquired additional limited partnership units; and as of June 30, 1999, the Operating Partnership owns an approximately 40% limited partnership interest in this limited partnership. One hundred twelve of the 168 residential units (approximately 67%) have been completed as of June 30, 1999 and are in the rent-up stage. The acquisitions described above, which had a total cash purchase price of $3,648,506, were paid out of the net proceeds of the Trust's ongoing Cash Offering.

      The foregoing properties were acquired with the investment strategies of buying below estimated replacement cost and having potential significant increases in cash flow. The properties are strategically located, of high quality and competitive in their markets, and have been undermanaged. The Alexandria partnership involves a new development which is expected to provide attractive returns with significant potential growth in cash flow. The property is strategically located, of high quality and is competitive in the market. Each of these partnerships is expected to provide total returns that will increase Trust distributions as well as overall market value. See INVESTMENT OBJECTIVES AND POLICIES.

      In July 1998, the Operating Partnership made capital contributions in the range of $2,900 to $83,300 (aggregate amount approximately $341,000) to 13 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships, in exchange for a limited partnership interest in such partnerships (less than 4% in each case). In September 1998, the Trust entered into an agreement to acquire two luxury residential apartment properties (total of 652 units) upon the completion of construction for an aggregate purchase price in the range of $41,000,000 to $43,000,000. See "INITIAL REAL ESTATE INVESTMENTS."

      Other than as described above, the remaining net cash proceeds of the Cash Offering (approximately $_________ as of the date of this Prospectus) and future net proceeds from the Cash Offering have not yet been committed to specific properties. Offerees will not have any vote in the selection of property investments after they accept the Exchange Offering. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on any additional properties to be acquired in the Exchange Offering and properties to be acquired with net proceeds of the Cash Offering, in which case they will be required to rely on management's judgment regarding those purchases.

      The commencement of the Exchange Offering in respect of the 23 Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the Corporate General Partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. As described above, affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under Subordinated Mortgage Loans and other debt interests owned by certain of the Exchange Partnerships.

      The Corporate General Partner of each Exchange Partnership recommends that the Offerees elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to Offerees and the Exchange Partnerships and an analysis of possible alternative transactions. See below at " - Background of the Exchange Offering" and " - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

      The number of Units being offered to each Exchange Limited Partner in a particular Exchange Partnership per $1,000 of his original investment is indicated on the table set forth on page 27 of this Prospectus, on page 3 of the accompanying Prospectus Supplement and at the bottom of the table relating to such partnership set forth at Exhibit B to this Prospectus. The number of Units being offered to each Exchange Limited Partner in exchange for his interest in a given Exchange Partnership have been assigned an initial value in the range of 103% to 169% of the amount of an Exchange Limited Partner's original investment in the partnership. For purposes of the Exchange Offering, each Unit has been arbitrarily assigned an initial value of $10.00 per Unit, which corresponds to the offering price of each Trust Common Share offered in the Cash Offering. The value of each outstanding Unit and Common Share will be substantially identical since Unitholders, including recipients of Units in the Exchange Offering, may exchange their Units into an equivalent number of Common Shares at any time, subject to certain conditions.

      The number of Units being offered by the Operating Partnership in the Exchange Offering in respect of each Exchange Equity Partnership and each Exchange Hybrid Partnership (to the extent of its direct or indirect equity interest in the property) differs based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and each of the Exchange Hybrid Partnerships (to the extent of its mortgage interests in properties and other debt interests) differs based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which the property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. Each Exchange Property in which the Operating Partnership intends to acquire an interest has been appraised by a qualified and licensed independent appraisal firm and each additional property in which it intends to acquire an interest will be appraised in advance. See " Exchange Property Appraisals."

      In connection with the completion of the Exchange Offering in respect of each Participating Exchange Partnership, (i) Mr. McGrath will either grant the Board of the Trust a management proxy coupled with an interest to vote the shares of its Corporate General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) or contract to assign all of the stock in the Corporate General Partner to the Trust for nominal consideration; (ii) the Corporate General Partner will assign to the Operating Partnership all of its residual economic interest in the partnership; and (iii) Mr. McGrath will cause the Corporate General Partner to waive its right to receive from the partnership any ongoing fees, effective at the time of exchange.

      A description of certain differences among the terms and conditions of (i) the Exchange Partnership Units currently owned by Exchange Limited Partners,
(ii) the Operating Partnership Units being offering in the Exchange Offering and
(iii) the Trust Common Shares into which the Operating Partnership Units are exchangeable, is set forth below under "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES."

      As a Unitholder, each recipient of Units in the Exchange Offering will be entitled to exchange all or a portion of his Units at any time and from time to time for an equivalent number of Trust Common Shares, so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5% of the then outstanding Shares in the Trust, subject to the Trust's right to cash out any holder of Units who requests an exchange (at a price equal to the average of the daily market price for the 10 consecutive trading days immediately preceding the date the Trust receives the exchange notice, or, in the absence of a public trading market, at a price determined in good faith by the Trust) and subject to certain other exceptions. To facilitate such exchanges of Units into Common Shares, 2,500,000 Common Shares (in addition to the 2,500,000 Common Shares being offered by the Trust in the Cash Offering) have been registered with the Commission. The Trust intends to apply for listing on a national stock exchange of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. There can be no assurance that such securities will qualify for listing or the timing of such listing. See "TERMS OF THE CASH OFFERING."

      The Trust and the Operating Partnership intend to investigate making an additional public or private offering of Common Shares and/or Units within the 12-month period following the commencement of the Exchange Offering if the Managing Shareholder determines that suitable property acquisition opportunities are available to the Trust at attractive prices and that such an offering would fulfill its cost of funds requirements. The issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Cash Offering and the Exchange Offering could have a dilutive effect on Offerees who accept this Exchange Offering and Shareholders of the Trust.

Accounting Treatment

      Subject to the completion of the Exchange Offering, the Trust and the Operating Partnership will account for the acquisition by the Operating Partnership of the limited partnership interests in Participating Exchange Partnerships on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition. The acquisition by the Operating Partnership of the general partnership interests in Participating Exchange Partnerships will be accounted for on the purchase method, and therefore will be recorded at their fair value at the date of acquisition.

Background of the Exchange Offering

      In the first quarter of 1997, the Original Investors determined that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which were controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors. In anticipation of its growth and change in structure, the organization developed by the Original Investors has been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio. See "MANAGEMENT - Officers of the Trust and the Operating Partnership."

      The Original Investors did not wish to exclude any investors in any of the investment programs managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), including the Exchange Partnerships, which have been privately placed in the last four years from the opportunity to diversify their real estate ownership interest by an exchange of their existing limited partnership units for an ownership interest in a publicly structured organization with the ultimate potential of receiving the benefit of holding the interest in a marketable form of security. At the same time, the Original Investors have structured the Exchange Offering to afford each limited partner in the Exchange Partnerships the opportunity, if desired, to continue with the investment as originally purchased and in an entirely undisturbed manner. Moreover, unless at least 90% of the limited partners of any Exchange Partnership affirmatively elects to accept the Exchange Offering, the Operating Partnership will not acquire any limited partnership interests in that partnership. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. Following the completion of the Exchange Offering, each Exchange Partnership will continue to own and operate its respective Exchange Property interest without significant modification.

      The amount of capital raised from limited partners in the original private placement offering of each Exchange Partnership is set forth at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER" and the VALUATION TABLE on page 27 and in the respective table in Exhibit B to this Prospectus. The entire net proceeds from each of the original offerings have been invested in the property interest which the particular Exchange Partnership currently holds. The funds were invested as planned. Each of the partnerships was formed with the objectives to generate current cash flow for distribution to partners from the rental of residential apartments and interest income and, where applicable, to provide the opportunity for capital appreciation from the future sale of the residential apartment property. The Exchange Partnership Corporate General Partners (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believe these objectives have been substantially achieved. Neither the Corporate General Partners of the Exchange Partnerships nor any affiliated person materially dependent upon its compensation arrangement with an Exchange Partnership has experienced, since the most recently completed fiscal year, or is likely to experience, any material adverse financial development.

      The Corporate General Partners of the Exchange Partnerships considered various alternatives to the Exchange Offering, including continuation of the partnerships in accordance with their existing business plans and sale or liquidation of the partnership interest or assets held. In the case of each Exchange Partnership, its Corporate General Partner has determined that the Exchange Offering provides equal or greater value to the Exchange Limited Partners compared with any other considered alternative. In the case of certain affiliated income producing partnerships which are not included in the Exchange Offering, the Corporate General Partner concluded otherwise, determining that the Operating Partnership could not offer sufficient value for the exchange.

      Continuation of the existing business plans of the Exchange Partnerships has been determined by their Corporate General Partners (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) to be disadvantageous for their respective limited partners compared with the opportunity to participate in the Exchange Offering. Each of the Exchange Partnerships is a "stand-alone" entity with an interest in one or more residential apartment properties. As a result, the Exchange Partnerships have higher personnel and other operating and financing expenses on a per-unit basis than the combined enterprise will have. In addition, the combined enterprise will afford the Exchange Partnerships highly experienced management and financial personnel that, for the individual partnerships acting alone, would not be cost effective. Moreover, no market exists for the limited partnership interests of the Exchange Limited Partners, and therefore such interests are not currently liquid.

      Liquidation has been determined by the Corporate General Partners of the Exchange Partnerships to be impractical and disadvantageous for their respective limited partners. In the case of each Exchange Partnership, its Corporate General Partner has either explored the sale of the partnership assets or has determined that such a sale would be premature as it would not maximize investor value.

      The Original Investors initiated the Exchange Offering, and the Corporate General Partners of the Exchange Partnerships (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) participated in the structuring of the offering. The Corporate General Partner of each Exchange Partnership believes that the Exchange Offering is fair to the Exchange Limited Partners (regardless of whether all Exchange Partnerships receive the requisite limited partner acceptance to allow them to participate in the offering) and recommends that they accept the Exchange Offering for the following reasons:

      o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and certain additional factors which the Managing Shareholder believes are appropriate to consider and reflect a value greater than the original investments of the Exchange Limited Partners in the partnership.

      o The Exchange Offering has been structured to permit each Exchange Limited Partner, if desired, to decide not to accept the offering and instead retain his existing interest in his current partnership on substantially the same terms and conditions as those of his original investment.

      o The Operating Partnership will not complete the offering in respect of any Exchange Partnership unless limited partners holding at least 90% of the limited partnership interests therein affirmatively elect to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

      o The Exchange Offering will provide each Exchange Limited Partner with a significantly more diversified interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

      o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

      o Upon the completion of the Exchange Offering it is anticipated (but not assured) that the large number of residential units to be owned by the Operating Partnership will provide the Exchange Partnership with a lower operating cost per residential unit and, as a consequence, increase operating performance.

      o The Corporate General Partners (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believe that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

      o The Exchange Offering has been designed to afford Exchange Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange the Units received in the offering for an equivalent number of Common Shares of the Trust. The exchange into Common Shares may be made at any time at the sole discretion of each Exchange Limited Partner.

      o The Corporate General Partners considered various alternatives to the Exchange Offering, including continuation of the existing business plans of the Exchange Partnerships and sale or liquidation of the partnership assets held, and have determined that the Exchange Offering provides equal or greater value to the Exchange Limited Partners compared with any other considered alternative.

Effects of the Formation Transactions, Cash Offering and Exchange Offering

      The formation transactions, the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Participating Exchange Partnerships, including the operation of the


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

Exchange Properties and other property interests to be acquired, but may have certain disadvantages for the purchasers of Common Shares in the Cash Offering and Offerees who accept the Exchange Offering.

      The principal benefits include the following:

      o The Exchange Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

      o The Operating Partnership has been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

      o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The Corporate General Partners of the Exchange Partnerships (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believe that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

      o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

      o The Operating Partnership and the Trust will have enhanced ability to obtain more favorable terms for the financing of their assets including, where appropriate, the Exchange Properties.

      o The Exchange Offering has been designed to afford Exchange Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Exchange Limited Partner.

      o The Corporate General Partners of the Exchange Partnerships considered various alternatives to the Exchange Offering, including continuation of the existing business plans of the Exchange Partnerships and sale or liquidation of the partnership assets held, and have determined that the Exchange Offering provides equal or greater value to the Exchange Limited Partners compared with any other considered alternative. Liquidation has been determined to be impractical and disadvantageous for the Exchange Limited Partners. The Corporate General Partners have either explored the sale of partnership assets or determined that such a sale would be premature as it would not maximize investor value.

      The principal disadvantages are as follows (see "RISK FACTORS"):

      o Conflicts of interests among the Trust, the Operating Partnership, the Managing Shareholder and the Original Investors with respect to the formation and future operations of the Trust and the Operating Partnership.

      o The significant influence of the Original Investors over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

      o Purchasers of Common Shares in the Cash Offering and Offerees who accept the Exchange Offering will pay greater consideration per Common Share and per Operating Partnership Unit than the Original Investors paid for their Operating Partnership Units.

Exchange Property Appraisals

      In connection with the refinancing of first mortgage financing or to obtain evidence of current valuation, the Corporate General Partners of the Exchange Partnerships (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) retained Consortium Appraisal, Inc. ("CAI"), and its affiliate, Consortium Appraisal and Consulting Services, Inc. ("CACSI"), both of Winter Park, Florida, Richards Appraisal Service, Inc. ("RAS"), Melbourne, Florida, Dennis J. Voyt ("Voyt"), Winter Park, Florida, and Strickland & Wright ("S&W"), Cincinnati, Ohio, to prepare appraisal reports as to the fair market value and/or replacement cost new of each of the Exchange Properties in which the Operating Partnership proposes to acquire a direct or indirect equity or debt interest in connection with the initial transactions of the Exchange Offering. CAI or CACSI prepared appraisal reports in respect of 19 of the Exchange Properties, RAS prepared an appraisal report in respect of four of the properties, S&W prepared an appraisal report in respect of two properties and Voyt prepared an appraisal report in respect of one property. The number of Operating Partnership Units which will be issued to each Offeree who elects to accept the Exchange Offering will be based on the appraisal relating to the respective property and other considerations. The appraisal firms were retained based on their experience in connection with preparing appraisals for resident apartment properties, as well as their familiarity with the relevant property markets. CAI and CACSI are familiar with certain of the Exchange Properties they appraised, having completed appraisals for previous acquisitions and/or financings of such properties.

      The appraisal firms have delivered their written appraisals in respect of each of the Exchange Properties to the effect that, as of the appraisal date and based on the matters described therein, each Exchange Property has an estimated fair market value and replacement cost new stated therein. The appraised value and replacement cost new of each Exchange Property are set forth on the applicable table contained in Exhibit B to this Prospectus which sets forth information relating to the property interest, first mortgage indebtedness relating thereto and the limited partnership program which owns a direct or indirect interest in the property. The appraisal reports constitute only the opinion of the respective appraisal firm as to the estimated fair market values and replacement cost new of the properties each of them appraised, and do not constitute a recommendation as to whether or not an Exchange Limited Partner should accept the Operating Partnership's Exchange Offering. Compensation paid or payable to the appraisal firms is not contingent upon the completion or level of acceptance of the Exchange Offering.

      The summary of the appraisal reports set forth in this Prospectus is qualified in its entirety by reference to each report. The appraisals are available for inspection and copying at the Trust's principal executive offices during its regular business hours by any interested Offeree or his representative who has been so designated in writing by the Offeree. A copy of any appraisal report will be delivered without charge by the Trust to any interested Offeree or his authorized representative upon written request. Offerees are urged to review such appraisal reports carefully and in their entirety for a description of the procedures followed, the factors considered and the assumptions made by the appraisal firm.


      The table in Exhibit C to this Prospectus sets forth the appraised value and replacement cost new of each Exchange Property determined by the respective appraisal firm and the value of each property determined by it under the three traditional property valuation methods described below.


CAI and CACSI

      CAI or CACSI prepared appraisal reports as to the fair market value and the replacement cost new of 19 of the Exchange Properties in which the Operating Partnership will offer to acquire a direct or indirect equity or debt interest in connection with the initial transactions of the Exchange Offering. The number of Operating Partnership Units which will be issued to each Offeree who elects to accept the Exchange Offering will be based on these appraisals and other considerations described above. CAI and CACSI were retained based on their experience in connection with preparing appraisals for residential apartment properties, as well as their familiarity with the relevant property markets, in general, and familiarity with the Exchange Properties appraised, in specific, having completed appraisals for previous acquisitions and/or financings of several of the Exchange Properties.

      In connection with the preparation of its appraisal reports, CAI or CACSI, as the case may be, among other things: (i) physically inspected each Exchange Property appraised (but did not inspect occupied units); (ii) reviewed a site and building plan for each property; (iii) discussed with county planning, zoning and tax officials the current zoning, future land use designation and real estate assessments applicable to each property; (iv) reviewed the property appraiser's records for the preceding five-year sales history of each property;
(v) analyzed the metropolitan area, market area and neighborhood in which each property is located, including past and present development trends and current market conditions; (vi) reviewed past sales and current listings involving similar properties; and (vii) analyzed rental rates and terms for similar properties located in each property's general market area, operating expenses of each property compared to similar properties in its general market area, and the property's historic operations. CAI and CACSI did not review sub-soil, structural, mechanical or other engineering reports (and recommended that such reports be obtained) relating to the current condition of any property, and CAI's and CACSI's appraisals are based on there being no such conditions which would materially adversely affect the value of any property.

      In preparing their appraisal reports, CAI and CACSI employed the three traditional property valuation methods: the cost approach, the direct sales comparison approach, and the income approach. The "cost approach" is based on the principle that an informed purchaser would pay no more than the cost of building a comparable property. This approach involves the estimation of the current market value of the land and the replacement cost of improvements. Accrued depreciation of the improvements is then calculated and deducted from such estimation to indicate the value of the property. Generally, the land value is determined using the direct sales comparison approach described below. The replacement cost of improvements is estimated based on current prices for building materials, less depreciation, after analyzing the deficiencies of the existing building compared to a new building.

      Subject to certain exceptions, the Trust and the Operating Partnership are authorized to provide or acquire mortgage loans as long as, among other things, the aggregate amount of all mortgage loans outstanding on any particular underlying property, including the loan of the Trust or the Operating Partnership, as applicable, would not exceed an amount equal to 80% of the appraised replacement cost new of the property. Replacement cost new refers to the estimated cost new of the improvements on a property (estimated on the basis of current prices for the component parts of a building) without taking into account the deficiencies of the existing building compared to a new building, plus the estimated current market value of the underlying land (generally determined using the direct sales comparison approach).

      The Trust and the Operating Partnership have relied upon appraisals performed by independent appraisal firms in respect of the replacement cost new of properties in which Exchange Partnerships involved in the Exchange Offering own a Subordinated Mortgage Interest. In certain cases, the appraised replacement cost new of a property in which an Exchange Partnership owns a mortgage interest significantly exceeds the appraised value of the property determined under the three traditional real property valuation approaches, the income approach, the comparison approach and the cost approach (which takes into account deficiencies of the existing improvements compared to a new building). Offerees should note that appraisals are only opinions of value or replacement cost new and cannot be relied upon as measures of realizable value or replacement cost new.

      The "income approach" is based on the principle that value is created by the expectation of economic benefits to be derived in the future. This approach to valuation takes into account the amount of income a property is expected to earn in the future and its present value. Under this approach, net income before payment of debt service obligations is first estimated. That amount is then converted into present value through a process called capitalization, which involves dividing the net income by a capitalization rate. Factors such as risk, time, interest on the capital investment and the recapture of the depreciating assets are taken into account to determine the capitalization rate. The selection of an appropriate capitalization rate is one of the most important factors to be analyzed under the income approach of valuation. One important method to determine the capitalization rate is to extract the rate based on comparable residential apartment properties.

      The "direct sales comparison" approach is based on the principle that an informed purchaser will pay no more for a property than the cost of acquiring an existing property with the same characteristics. The appraiser first gathers data relating to sales of comparable properties and then analyzes the nature and condition of each comparable sale, making adjustments for dissimilar characteristics. To determine land value, the price per acre or price per unit is the common denominator. For improvements, the common denominator may be price per square foot, price per unit or room, or a gross rent multiplier (i.e., a comprehensive unit of comparison based on the relationship between gross potential rental income and value).

      The final step in CAI's and CACSI's appraisal process is reconciling the values estimated under the three approaches. CAI and CACSI consider the relative applicability of each approach, examine the range between the estimated values and emphasize the approach that appears to produce the most reliable estimate. According to CAI and CACSI, the income and direct sales comparison approaches are considered by most purchasers and sellers to be the most relevant when valuing income-producing properties such as the Exchange Properties. CAI and CACSI give the least consideration to the cost approach because purchasers and sellers are more responsive to acquiring income-producing properties based on attractive overall capitalization rates that incorporate favorable rates of return.

      CAI and CACSI are to be paid fees ranging from $3,000 to $6,000 by the respective Exchange Partnership or the mortgage lender for each appraisal report prepared in connection with the initial transactions of the Exchange Offering, or a total not exceeding $95,000. CAI or CACSI has completed or commenced additional appraisal reports in connection with the acquisition and/or financing of property interests by other real estate limited partnerships managed by affiliates of the Managing Shareholder, several of which partnerships may be involved in later stages of the Exchange Offering. It is anticipated that CAI and CACSI will perform additional appraisal services for the Trust and its affiliates in the future.

RAS

      RAS prepared appraisal reports as to the fair market value of three different configurations of four Exchange

Properties, which consist of four phases of a residential apartment community referred to as the Forest Glen Apartments. RAS researched the subject market area and selected three recent sales of properties which are similar and in close proximity to the subject properties. RAS principally relied upon the direct sales comparison approach as described above under " - CAI and CACSI." Its appraisal estimate was supported by the cost approach and the income approach. An RAS representative inspected the interior and exterior areas of each subject property and the exterior of the three comparable properties. According to RAS, the subject property is in good condition and there appears to be no adverse conditions on the site or in the vicinity of the site. RAS has been paid a fee of $300 for its appraisal services. It is not expected to provide appraisal reports for any additional properties in connection with the Exchange Offering.

S&W

      S&W prepared an appraisal report as to (i) the estimated market value of a 72-unit residential apartment property located in Anderson, Indiana known as Steeplechase Apartments and (ii) the estimated "as is" value and prospective market value of a 164-townhome residential apartment property (appraised for use as a condominium) under development in Cincinnati, Ohio. S&W inspected the subject properties and made a study of the neighborhood data relating to the properties and competing properties. In estimating each property's market value, S&W relied upon the income approach and direct sales comparison approach as described above under " - CAI and CACSI." S&W also assumed structural integrity of the subject buildings and no existing environmental contamination. In addition, as to the Indiana property, S&W assumed that the condition of units that were not inspected is similar to that of the inspected units and that water and sewer charges for the individual units are recouped by the property owner. In estimating the prospective market value of the Cincinnati property as of January 1, 2000, the projected date of completion, S&W assumed the completion of construction as proposed by the developer with satisfactory workmanship and materials and full rent-up of the property as of such date. S&W has been paid a fee of $5,000 for its appraisal services. It is not expected to provide appraisal reports for any additional properties in connection with the Exchange Offering.

Voyt

      Voyt prepared an appraisal report as to the fair market value of two different configurations of a 56-unit residential apartment property (appraised for use as a condominium) known as Laurel Oaks (formerly Grove Hamlet) Apartments located in Deland, Florida. Voyt researched the subject market area and selected three recent sales of properties which are similar and in close proximity to the subject property. Voyt exclusively relied upon the direct sales comparison approach as described above under " - CAI and CACSI." Voyt inspected the interior and exterior areas of the subject property and public records in respect of the three comparable properties. According to Voyt, the subject property is in good condition and there appears to be no adverse environmental conditions on the site or in the vicinity of the site. Voyt assumed structural integrity of the subject buildings and no existing environmental contamination. The appraisal is subject to completion of the planned renovation of certain units with new carpeting, vinyl, wallpaper and painting. Voyt has been paid a fee of $_______ for its appraisal services. Voyt is not expected to provide appraisal reports for any additional properties in connection with the Exchange Offering.

Historical Cash Distributions and Corporate General Partner Compensation

      On an aggregate basis, the limited partners in the 23 Exchange Partnerships have received the following approximate amount of cash distributions during the periods indicated: 1995: $563,370, 1996: $1,049,051, 1997: $1,408,402, 1998: $1,279,259, throughJune 30, 1999: $295,035, and all such periods combined: $4,595,117$. The Corporate General Partners of the Exchange Partnerships (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and affiliates have received compensation during such periods in the aggregate amount of approximately $2,806,104 (including commissions and fees relating to the original private offering). During such period, the Corporate General Partner and affiliates have not received any cash distributions from the partnerships. If the compensation structure to be in effect after each Participating Exchange Partnership's participation in the Exchange Offering had been in effect during such period, for serving as Chief Executive Officer of the Trust and the Operating Partnership, Mr. McGrath would have received compensation and benefits determined annually by the Executive Compensation Committee of the Trust. Mr. McGrath also would have received distributions from the Participating Exchange Partnerships in the aggregate amount of approximately $380,528 (9.5% of all distributions) on Units subscribed for by him in connection with the formation of the Operating Partnership and the Trust.

Terms of the Exchange Offering

      The Operating Partnership hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal and Election Form, to exchange up to 2,500,000 Operating Partnership Units for all Exchange Partnership Units held by all Offerees properly tendered on or prior to the Expiration Date. The Operating Partnership will issue, promptly after the Expiration Date, up to 2,500,000 Operating Partnership Units in exchange for Exchange Partnership Units tendered and accepted in connection with the Exchange Offering. As of the date of this Prospectus, ________ Operating Partnership Units are outstanding; of such Units, ten are held by the Trust and ___________* are held by the Original Investors (subject to adjustment as described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions").

      This Prospectus and the accompanying Transmittal Letter and Election Form are first being sent to Offerees in connection with the Exchange Offering on or about the date indicated on the Election Form. Offerees who elect to accept the Exchange Offering are required to indicate their acceptance of the offering in the space provided on the accompanying green Election Form and sign and return it, together with certificates representing their Exchange Partnership Units, to the Exchange Agent by the Expiration Date. The Election Forms will be tabulated effective the Expiration Date. An Offeree's Election Form bearing the latest date that is either post-marked on or before the Expiration Date or physically received by the Exchange Agent by the close of business on the Expiration Date will constitute the Offeree's election.

      Assuming satisfaction or waiver of the closing conditions of the Exchange Offering (described below at " - Conditions to the Exchange Offering"), from and after the Expiration Date, each Exchange Limited Partner in a Participating Exchange Partnership who accepts the Exchange Offering will be entitled to receive the number of Operating Partnership Units per $1,000 of his original investment indicated on page 27 of this Prospectus, on page 3 of the Prospectus Supplement relating to his partnership and on the bottom of the table of Exhibit B to this Prospectus relating to his partnership. As soon as practicable after the Expiration Date, the Exchange Agent will mail to each Offeree who delivers to the Exchange Agent a completed and signed copy of the Election Form indicating his acceptance of the offering (together with the certificate(s) representing his Exchange Partnership Units), certificates representing the number of Operating Partnership Units to which the Offeree is entitled.

      Assuming satisfaction or waiver of the closing conditions of the Exchange Offering, Exchange Limited Partners in a Participating Exchange Partnership who accept the Exchange Offering will not be entitled to receive any dividends or other distributions on his Exchange Partnership Units from and after ____________. Each such Offeree will be entitled to receive distributions on his Operating Partnership Units which are payable as of any record date occurring after he has exchanged his Exchange Partnership Units.

      Assuming satisfaction or waiver of the closing conditions of the Exchange Offering from and after the Expiration Date, the Operating Partnership will be registered as the owner of all Exchange Partnership Units in Participating Exchange Partnerships owned prior to the completion of the Exchange Offering by Exchange Limited Partners who accept the Exchange Offering. Similarly, Exchange Limited Partners who accept the Exchange Offering will be registered as the owner of all Operating Partnership Units received in connection with the offering.

      If any Operating Partnership Units are to be issued in a name other than that in which the corresponding Exchange Partnership Units are registered, it is a condition to the exchange that the Exchange Limited Partner involved comply with applicable transfer requirements and pay any applicable transfer or other taxes.

      The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership unless limited partners holding at least 90% of the limited partnership interests in the partnership affirmatively elect to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000. An Offeree must exchange all of his Exchange Partnership Units in order to participate in the Exchange Offering. Partial exchanges will not be accepted.

      Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his respective Exchange Partnership on terms substantially the same as those of his original investment. Except as described herein, Offerees who do not affirmatively elect to accept the offering ("Non-participating Limited Partners") will retain their limited partnership interest in their respective Exchange Partnership on substantially the same terms and conditions as their original investment in the partnership. Upon the completion of the Exchange Offering in respect of a Participating Exchange Partnership, Non-participating Limited Partners and the Operating Partnership will constitute all the limited partners of such partnership. As described in further detail in this Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS," the original partnership agreement of each


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

Participating Exchange Partnership with one or more Non-participating Limited Partners following the closing of the Exchange Offering will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Limited Partners voting as a class in respect of substantially all matters as to which limited partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership.

      Holders of Exchange Partnership Units do not have any appraisal or dissenters' rights in connection with the Exchange Offering. Exchange Partnership Units that are not tendered for or are tendered but not accepted in connection with the Exchange Offering will remain outstanding and be entitled to the benefits of the partnership agreement pertaining to the holder's respective Exchange Partnership . If any tendered Exchange Partnership Units are not accepted for an exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates received by the Exchange Agent for any such unaccepted Exchange Partnership Units will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

Expiration Date, Extensions, and Amendments

      The term "Expiration Date" means 5:00 p.m., New York City time, on the date specified in the Election Form unless the Exchange Offering is extended by the Operating Partnership (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offering is extended).

      The Operating Partnership expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Exchange Partnership Units for exchange, (ii) to terminate the Exchange Offering (whether or not any Exchange Partnership Units have theretofore been accepted for exchange) if the Operating Partnership determines, in its sole and absolute discretion, that any of the events or conditions referred to below under " - Conditions to the Exchange Offering" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offering and retain all Exchange Partnership Units tendered pursuant to the Exchange Offering, and (iv) to waive any condition or otherwise amend the terms of the Exchange Offering in any respect. If the Exchange Offering is amended in a manner determined by the Operating Partnership to constitute a material change, or if the Operating Partnership waives a material condition of the Exchange Offering, the Operating Partnership will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Exchange Partnership Units, and the Operating Partnership will extend the Exchange Offering to the extent required by Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next Business Day following the previously scheduled Expiration Date. Without limiting the manner in which the Operating Partnership may choose to make any public announcement and subject to applicable laws, the Operating Partnership shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Operating Partnership Units

      Upon the terms and subject to the conditions of the Exchange Offering, promptly after the Expiration Date, the Operating Partnership will exchange, and will issue to the Exchange Agent, Operating Partnership Units for Exchange Partnerships Units validly tendered. In all cases, delivery of Operating Partnership Units in exchange for Exchange Partnership Units tendered and accepted for exchange pursuant to the Exchange Offering will be made only after timely receipt by the Exchange Agent of certificates representing such Exchange Partnership Units, the Election Form (or facsimile thereof), properly completed and duly executed, and any other documents required by the Letter of Transmittal.

      Subject to the terms and conditions of the Exchange Offering, the Operating Partnership will be deemed to have accepted for exchange, and thereby exchanged, Exchange Partnership Units validly tendered as if and when the Operating Partnership gives oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of the Operating Partnership's acceptance of such Exchange Partnership Units for exchange pursuant to the Exchange Offering. The Exchange Agent will act as agent for the Operating Partnership for the purpose of receiving tenders of certificates representing Exchange Partnership Units, Election Forms and related documents, and as agent for tendering holders for the purpose of receiving certificates representing Exchange Partnership Units, Election Forms and related documents and transmitting Operating Partnership Units to validly tendered holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Exchange Partnership Units tendered pursuant to the Exchange Offering is delayed (whether before or after the Operating Partnership's acceptance for exchange of Exchange Partnership Units) or the Operating Partnership extends the Exchange Offering or is unable to accept for exchange or exchange Exchange Partnership Units tendered pursuant to the Exchange Offering, then, without prejudice to the Operating Partnership's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Operating Partnership and subject to Rule 14e-1 under the Exchange Act, retain tendered Exchange Partnership Units and such Exchange Partnership Units may not be withdrawn.

      Pursuant to the Election Form, a holder of Exchange Partnership Units will warrant and agree that he has full power and authority to tender, exchange, sell, assign and transfer Exchange Partnership Units, that the Operating Partnership will acquire good, marketable and unencumbered title to the tendered Exchange Partnership Units, free and clear of all liens, restrictions, charges and encumbrances, and the Exchange Partnership Units tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that he will, upon request, execute and deliver any additional documents deemed by the Operating Partnership or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Exchange Partnership Units tendered pursuant to the Exchange Offering.

Procedures for Tendering Exchange Partnership Units

      Valid Tender

      Except as set forth herein, in order for Exchange Partnership Units to be validly tendered pursuant to the Exchange Offering a properly completed and duly executed Election Form (or facsimile thereof), with any other required documents, must be received by the Exchange Agent at its address set forth below under "- Exchange Agent," and tendered Exchange Partnership Units must be received by the Exchange Agent.

      THE METHOD OF DELIVERY OF THE CERTIFICATES, THE ELECTION FORM AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RESPONSIBILITY OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

      Certificates

      Certificates representing Exchange Partnership Units as well as the Election Form (or facsimile thereof), properly completed and duly executed, with any other documents required by the Letter of Transmittal must be received by the Exchange Agent at its address set forth under " - Exchange Agent" on or prior to the Expiration Date in order for such tender to be effective.

      Delivery

      The method of delivery of the certificates representing tendered Exchange Partnership Units, the Election Form, and all other required documents is at the option and sole responsibility of the tendering holder, and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

      Notwithstanding any other provisions hereof, the delivery of Operating Partnership Units in exchange for Exchange Partnership Units tendered and accepted for exchange pursuant to the Exchange Offering will in all cases be made only after timely receipt by the Exchange Agent of certificates representing Exchange Partnership Units and a properly completed and duly executed Election Form (or facsimile thereof), together with any other documents required by the Letter of Transmittal. Accordingly, the delivery of Operating Partnership Units might not be made to all tendering holders at the same time, and will depend upon when certificates representing Exchange Partnership Units and other required documents are received by the Exchange Agent.

      Determination of Validity

      All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Exchange Partnership Units will be determined by the Operating Partnership in its sole discretion, whose determination shall be final and binding on all parties. The Operating Partnership reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Operating Partnership, be unlawful. The Operating Partnership also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offering as set forth below under "
- Conditions to the Exchange Offering" or any condition or irregularity in any tender of Exchange Partnership Units of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

      The interpretation by the Operating Partnership of the terms and conditions of the Exchange Offering (including the Letter of Transmittal and the Election Form) will be final and binding. No tender of Exchange Partnership Units will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Operating Partnership, the Trust, any affiliates or assigns of the Operating Partnership or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

      If any Election Form, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Operating Partnership, proper evidence satisfactory to the Operating Partnership, in its sole discretion, of such person's authority to so act must be submitted.

Conditions to the Exchange Offering

      The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership unless limited partners holding at least 90% of the limited partnership interests in the partnership affirmatively elect to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000. Notwithstanding any other provisions of the Exchange Offering, or any extension of the Exchange Offering, the Operating Partnership will not be required to accept for exchange, or to exchange, any Exchange Partnership Units for any Operating Partnership Units and, as described herein, may terminate the Exchange Offering (whether or not any Exchange Partnership Units have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offering, if any of the following additional conditions have occurred or exists or have not been satisfied:

      (i) Any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of Operating Partnership or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offering, or

      (ii) A stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Operating Partnership, threatened for that purpose, or any governmental approval has not been obtained, which approval the Operating Partnership shall, in its sole discretion, deem necessary for the consummation of the Exchange Offering as contemplated hereby.

      If the Operating Partnership determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offering (whether or not any Exchange Partnership Units have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offering in any respect. If such waiver or amendment constitutes a material change to the Exchange Offering, the Operating Partnership will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Exchange Partnership Units and will extend the Exchange Offering to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

      American Stock Transfer & Trust Company has been appointed as Exchange Agent for the Exchange Offering. Delivery of the Election Form, certificates representing tendered Exchange Partnership Units and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus, Prospectus Supplement, or of the Letter of Transmittal or Election Form should be directed to the Exchange Agent as follows:

      For Information Call:


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

            American Stock Transfer & Trust Company
            40 Wall Street
            New York, New York 10005
            (212) 936-5100
            Fax: (718) 236-4588

            Confirm: ________________________

      Delivery to other than the above address or facsimile number will not constitute a valid delivery.

Fees and Expenses of the Exchange Offering

      The Operating Partnership has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Operating Partnership will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Exchange Partnership Units and in handling or tendering their customers.

      All legal, accounting, due diligence and other expenses incurred by each of the Exchange Partnerships and the Operating Partnership incident to the Exchange Offering will be paid by the party incurring such expense, except that all of the expenses incurred in connection with the preparation, filing, printing and distributing of the Registration Statement, of which this Prospectus is a part, and completion of the transactions described therein (estimated to be approximately $683,000) will be paid by the Operating Partnership out of the net proceeds of the Trust's Cash Offering and net available cash flow. No special fees or commissions were or will be paid to the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), any Corporate General Partner of an Exchange Partnership, or any of their respective affiliates, in connection with the Exchange Offering. As of the date of this Prospectus, in connection with the Exchange Offering, each Exchange Partnership has paid out of available cash flow an estimated amount in the range of $10,000 to $24,000 of expenses for professional fees. The Exchange Partnerships are not expected to incur any significant additional expenses related to the offering.

      Any broker-dealer who assists the Operating Partnership in consummating the Exchange Offering with individual Offerees will be paid a commission equal to a number of unregistered Common Shares of the Trust having a value equal to 5% of the Units solicited by them in the Exchange Offering.

                              PRIOR PERFORMANCE OF
                       AFFILIATES OF MANAGING SHAREHOLDER

      This section provides certain historical information regarding 51 private real estate limited partnerships sponsored and/or managed by affiliates of the Trust's Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath). Offerees should be aware that: (i) the inclusion of the following information and information set forth in the tables which comprise Exhibit A hereto does not imply that the Trust or the Operating Partnership will experience results similar to those reflected below and in the tables or that an Offeree who acquires Units in this Exchange Offering or any Shareholder in the Trust (including without limitation any Unitholder who exchanges his Units for Common Shares) will receive returns, if any, comparable to those experienced by investors in such limited partnerships; (ii) except as otherwise described in this Prospectus, Offerees who acquire Units in the Exchange Offering and Shareholders of the Trust will not acquire any direct or indirect ownership interest in any of the prior limited partnerships; and (iii) the following information and information set forth in the tables is given solely to enable Offerees to evaluate the experience of the Managing Shareholder and its affiliates and, in certain cases, to evaluate certain properties in which the Operating Partnership may acquire an interest in connection with the Exchange Offering.

      Exhibit A sets forth certain historical information relating to the offerings of 41 of such prior limited partnerships, compensation paid to the general partners of such partnerships and their affiliates in connection therewith, operating results of such partnerships, sales of properties and results of completed programs. Exhibit A is comprised of the following tables:

Table I     Baron Advisors and Affiliates Experience in Raising
              and Investing Funds
Table II    Compensation to Baron Advisors Affiliates from Prior Funds
Table III   Operating Results of Prior Programs


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

Table IV    Results of Completed Programs
Table V     Sales or Disposals of Properties

      Gregory K. McGrath, the sole director and sole stockholder of the Managing Shareholder and the Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder has substantial experience in the real estate industry. See "MANAGEMENT." Since 1994, Affiliates of the Managing Shareholder and of Mr. McGrath have sponsored and/or managed 56 prior real estate investment limited partnership offerings, certain of them with investment objectives similar to those of the Trust. The limited partner interests in these prior partnerships were offered without registration under the Securities Act of 1933, as amended, in reliance upon the non-public offering exemption from registration. The first such offering sponsored by an Affiliate of the Managing Shareholder commenced in September 1994. As of _______, 1999, the prior partnerships had raised aggregate capital contributions of approximately $__________ from approximately ______ investors (including investors who have invested in two or more programs). The annual rate of return on investment for the twelve months ended December 31, 1998 generated by the prior partnerships ranged between ten and twelve percent. Distributions were not made during these periods by certain of the partnerships because (i) certain apartment units were withdrawn from the rental market, and net available cash flow was applied, to prepare them for sale as individual condominium units (which plan was later abandoned) or to convert them from long-term rentals to short-term corporate rentals or (ii) net available cash flow was applied to pay certain expenses in connection with this Exchange Offering and the Cash Offering.

      As of the date of this Prospectus, the prior partnerships have acquired interests in 54 properties, 29 of which are located in Florida (Bartow, Brandon, Clearwater, Cocoa, Cocoa Beach, Crystal River, Daytona Beach, Deland, Jacksonville, Kissimmee, Lakeland, Melbourne, Orlando, Port Orange, St. Petersburg, Seminole, Tampa and Titusville); one of which is located in Georgia (Statesboro); one in Indiana (Anderson); 17 in Kentucky (Alexandria, Burlington, Independence and Louisville); and six in Ohio (Bellefontaine, Cincinnati and Mansfield). The aggregate dollar amount of property interests acquired and initial cash reserves held was approximately $_________ at ________, 1999. The property interests acquired have consisted of the following: direct or indirect equity interests in 21 residential apartment properties comprised of 1,311 units; mortgage financing interests in 17 residential apartment properties comprised of 2,052 units; mortgage financing interests in four residential condominium properties comprised of 578 units; mortgage financing interests in six single-family housing developments relating to approximately 981 homes; a mortgage financing interest in 8.2 acres of land for development into a 195-unit condominium property; a mortgage financing interest in 4.0 acres of land for development into a shopping center; a mortgage financing interest in respect of the conversion of a 144-unit residential apartment property into an extended-stay hotel; mortgage financing interests in land zoned for 147 residential units in Crystal River, Florida; and mortgage financing interests in land zoned for 360 residential units in Gulf Harbor, Florida. Each of the properties is subject to first mortgage financing. Substantially all of the Mortgage and other debt interests owned by the prior partnerships relate to properties owned by other limited partnerships or other entities affiliated with Mr. McGrath. One property interest has been sold as of the date of this Prospectus. See the balance of this section and Exhibit A hereto for more detailed information relating to the individual property interests owned by certain of the prior partnerships. Additional information relating to the original acquisitions of such property interests is included in Part II of the Form S-4 registration statement filed with the Commission by the Operating Partnership in connection with the Exchange Offering. The Trust will provide such information at no charge to any Offeree who requests it. Exhibit B hereto sets forth certain information concerning the Exchange Properties and the Exchange Partnerships which will be involved in the initial transactions of the Exchange Offering.

            In the initial transactions of the Exchange Offering, the Operating Partnership will offer to acquire limited partnership interests held by individual limited partners in 23 of the prior partnerships. The Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units for property interests in other Exchange Offering transactions, including property interests held by unaffiliated limited partnerships and interests held by other limited partnerships managed by Affiliates of the Managing Shareholder, which may include certain of the partnerships described below.

            Commencing September 1994, Baron Capital of Florida, Inc. (formerly named Sigma Financial Capital VI, Inc.), at that time an Affiliate of Sigma Financial Corporation, the Dealer Manager of the Cash Offering, sponsored an offering of up to 2,100 units of limited partner interest in Central Florida Income Appreciation Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,050,000). The offering was fully subscribed and closed in October 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interest in a limited partnership which owns fee simple title to a 56-unit residential apartment community located in Deland, Florida known as Laurel Oaks (formerly Grove Hamlet) Apartments. In August 1998, Gregory K. McGrath acquired all of the equity of the general partner of the partnership. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing September 1994, Baron Capital I, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,050 units of limited partner interest in Tampa Capital Income Fund, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $1,050,000). The offering was fully subscribed and closed in August 1995. The partnership invested the net proceeds of its offering to acquire title to an 83-unit residential apartment community located in Brandon, Florida. The partnership sold the property in February 1997 in exchange for cash and a purchase money mortgage taken back by the partnership.

      Commencing November 1994, Baron Capital II, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,614 units of limited partner interest in Florida Capital Income Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $807,000). The offering was fully subscribed and closed in June 1995. The partnership invested the net proceeds of its offering to acquire title to a 77-unit residential apartment community located in Port Orange, Florida known as Eagle Lake Apartments. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Florida Income Appreciation Fund I, Ltd., a Florida limited partnership, which commencing in April 1994 sold 205 units of limited partnership interest in the partnership (gross proceeds of $205,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to an eight-unit residential apartment community located in Daytona Beach, Florida known as Forest Glen Apartments-Phase IV. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Florida Income Advantage Fund I, Ltd., a Florida limited partnership, which commencing in February 1994 sold 940 units of limited partnership interest in the partnership (gross proceeds of $940,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 26-unit residential apartment community located in Daytona Beach, Florida known as Forest Glen Apartments-Phase III. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Realty Opportunity Income Fund VIII, Ltd., a Florida limited partnership, which commencing in March 1994 sold 944 units of limited partnership interest in the partnership (gross proceeds of $944,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 30-unit residential apartment community located in Daytona Beach, Florida known as Forest Glen Apartments-Phase II. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      In May 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Florida Capital Income Fund II, Ltd., a Florida limited partnership, which commencing in May 1994 sold 1,840 units of limited partnership interest in the partnership (gross proceeds of $920,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 52-unit residential apartment community located in Daytona Beach, Florida known as Forest Glen Apartments-Phase I. The partnership also issued 160 units (valued at $80,000) to four investors in exchange for property interests acquired by them in an earlier program which was terminated. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in May 1995, Baron Capital VI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 626 units of limited partner interest in Florida Tax Credit Fund, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $626,000). The offering was fully subscribed and closed in May 1996. The partnership invested the net proceeds of its offering to acquire an equity interest in a limited partnership that owns title to a 78-unit residential apartment community located in Tampa, Florida.

      Commencing in August 1995, Baron Capital III, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 800 units of limited partner interest in Florida Opportunity Income Partners, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in December 1995. The partnership invested the net proceeds of its offering to acquire title to a 60-unit residential apartment community located in Daytona Beach, Florida known as Camellia Court Apartments. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in June 1995, Baron Capital VII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Florida Capital Income Fund III, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in November 1995. The partnership invested the net proceeds of its offering to acquire title to a 48-unit residential apartment community located in Jacksonville, Florida known as Bridgepoint Apartments. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in December 1995, Baron Capital VIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Homebuyer Mortgage Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in May 1996. The partnership invested the net proceeds of its offering to make a Subordinated Mortgage Loan to the developer of approximately 200 single-family home sites located in Louisville, Kentucky.

      Commencing in January 1995, Baron Capital V, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 3,640 units of limited partner interest in Florida Capital Income Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,820,000). The offering was fully subscribed and closed in June 1996. The partnership invested the net proceeds of its offering to acquire title to a 144-unit residential apartment community located in St. Petersburg, Florida known as Glen Lake Apartments. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in May 1995, Baron Capital X, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in GSU Stadium Student Apartments, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in February 1996. The partnership invested the net proceeds of its offering to acquire title to a 60-unit student residential apartment community located in Statesboro, Georgia known as Stadium Club Apartments. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in January 1995, Baron Capital XI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,300 units of limited partner interest in Florida Income Growth Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,150,000). The offering was fully subscribed and closed in February 1997. The partnership invested the net proceeds of its offering to acquire title to a 70-unit residential apartment


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community located in Orlando, Florida known as Blossom Corners Apartments-Phase
I. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in January 1996, Baron Capital XII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 575 units of limited partner interest in Brevard Mortgage Program, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $575,000). The offering was fully subscribed and closed in April 1996. The partnership invested the net proceeds of its offering to provide or acquire two Subordinated Mortgage Loans secured by a 64-unit residential apartment community located in Melbourne, Florida known as Meadowdale Apartments. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in January 1996, Baron Capital XV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund II, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in July 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of 39 single-family home sites located in Louisville, Kentucky.

      Commencing in February 1996, Baron Capital XVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,500 units of limited partner interest in Clearwater First Time Home Buyer Program, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $750,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to provide Subordinated Mortgage financing to a developer for the acquisition of 8.2 acres of land located in Clearwater, Florida for a 195-unit residential condominium development.

      Commencing in April 1996, Baron Capital IX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 700 units of limited partner interest in Lamplight Court of Bellefontaine Apartments, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $700,000). The offering was fully subscribed and closed in November 1996. The partnership invested the net proceeds of its offering (i) to acquire a 31.7% limited partnership interest in a limited partnership that owns title to an 80-unit residential apartment community located in Bellefontaine, Ohio known as Lamplight Apartments and (ii) to provide or acquire two unrecorded Subordinated Mortgage Loans secured by such property. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in May 1996, Baron Capital XXVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,800 units of limited partner interest in Baron Strategic Vulture Fund I, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $900,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to provide or acquire an undivided 73.7% interest in four unrecorded Subordinated Mortgage Loans secured by an 81-unit residential apartment community located in Tampa, Florida known as Curiosity Creek Apartments. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in April 1996, Baron Capital XXVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund III, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to make a Subordinated Mortgage Loan to the developer of approximately 100 condominium units located in Independence, Kentucky.


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      Commencing in June 1996, Baron Capital XXVIII, Inc., an Affiliate of the
Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in November 1996. The partnership invested the net proceeds of its offering to make a Subordinated Mortgage Loan to the developer of approximately 82 single-family homes in Louisville, Kentucky.

      Commencing May 1996, Baron Capital XXIX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to make a Subordinated Mortgage Loan to the developer of the second phase of an 84-unit residential condominium development in Independence, Kentucky.

      Commencing in July 1996, Baron Capital XXXI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Strategic Investment Fund II, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire an equity interest in a 72-unit residential apartment community located in Anderson, Indiana known as Steeplechase Apartments. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in June 1996, Baron Capital XXXII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in December 1996. The partnership invested the net proceeds of its offering to provide or acquire (i) three unrecorded Subordinated Mortgage Loans secured by a 68-unit residential apartment community located in Orlando, Florida known as Blossom Corners Apartments Phase II and (ii) an unrecorded Subordinated Mortgage Loan secured by a 164 townhouse community under development in Cincinnati, Ohio known as Villas at Lake Sycamore. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in August 1996, Baron Capital XXIX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,500 units of limited partner interest in Baron Income Property Mortgage Fund VI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $750,000). The offering was fully subscribed and closed in July 1997. The partnership invested the net proceeds of its offering to make a Subordinated Mortgage Loan to the developer of a 150-unit apartment community located in Independence, Kentucky.

      Commencing in April 1996, Baron Capital of Ohio III, Inc. (formerly named Sigma Financial Capital VI, Inc.), at that time an Affiliate of Sigma Financial Corporation, the Dealer Manager of the Cash Offering, sponsored an offering of up to 600 units of limited partner interest in Midwest Income Growth Fund VI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $300,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interest in a limited partnership which owns fee simple title to a 66-unit residential apartment community located in Mansfield, Ohio known as Brookwood Way Apartments. In August 1998, Gregory K. McGrath acquired all of the equity of the general partner of the partnership. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in September 1996, Baron Capital XXXIV, an Affiliate of the Managing Shareholder, sponsored an offering of up to 620 units of limited partner interest in Florida Tax Credit Fund II, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $310,000). The offering was fully subscribed and closed in May 1998. The partnership has invested the net proceeds of its offering to acquire title to a 47-unit residential apartment community located in Bartow, Florida.


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

      Commencing in November 1996, Baron Capital XVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Strategic Investment Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in March 1997. The partnership has invested the net proceeds of its offering to provide or acquire two unrecorded Subordinated Mortgage Loans secured by a 73-unit residential apartment community located in Tampa, Florida known as Country Square Apartments-Phase I. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in November 1996, Baron Capital XXXVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,400 units of limited partner interest in Baron Mortgage Development Fund VII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $700,000). The offering was fully subscribed and closed in July 1997. The partnership invested the net proceeds of its offering to make a Subordinated Mortgage Loan to the developer of an 84-unit residential apartment community in Alexandria, Kentucky.

      Commencing in October 1996, Baron Capital XXXVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,300 units of limited partner interest in Baron Mortgage Development Fund VIII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $650,000). The offering was fully subscribed and closed in August 1998. The partnership has invested the net proceeds of its offering to make a Subordinated Mortgage Loan to the developer of a 114-unit residential apartment community located in Louisville, Kentucky.

      Commencing in November 1996, Baron Capital XL, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in June 1997. The partnership invested the net proceeds of its offering to provide or acquire (i) an unrecorded Subordinated Mortgage Loan secured by a 33-unit residential apartment property located in Tampa, Florida known as Candlewood Apartments-Phase II, (ii) an undivided 26.3% interest in four unrecorded Subordinated Mortgage Loans secured by an 81-unit residential apartment community located in Tampa, Florida known as Curiosity Creek Apartments and
(iii) four unrecorded Subordinated Mortgage Loans secured by a 60-unit residential apartment property located in Titusville, Florida known as Sunrise Apartments-Phase I and an unsecured loan associated with such property. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in November 1996, Baron Capital XXXI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund VI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in April 1997. The partnership has invested the net proceeds of its offering (i) to acquire a 52.44% limited partnership interest in a limited partnership which owns record title to a 91-unit residential apartment community in Orlando, Florida known as Pineview Apartments, (ii) to provide or acquire an unrecorded Subordinated Mortgage Loan secured by a 33-unit residential apartment property located in Tampa, Florida known as Candlewood Apartments-Phase II, (iii) to provide or acquire an undivided 20% interest in a Subordinated Mortgage Loan secured by a 91-unit residential property located in Tampa, Florida known as Garden Terrace Apartments-Phase III and (iv) to make a secured loan to an affiliated partnership, Baron Capital Strategic Investment Fund IV, Ltd., which in turn used such loan proceeds to make a Subordinated Mortgage Loan secured by a 73-unit residential apartment community located in Tampa, Florida known as Country Square Apartments-Phase I. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in January 1997, Baron Capital XLI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 3,800 units of limited partner interest in Baron Strategic Investment Fund VII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,900,000). The offering was fully subscribed


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

and closed in December 1997. The partnership has invested the net proceeds of its offering to purchase receivables associated with three properties comprising 145 residential apartment units located in Cocoa Beach, Lakeland and Titusville, Florida.

      Commencing in November 1996, Baron Capital XLIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund X, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in December 1997. The partnership invested the net proceeds of its offering to make a Subordinated Mortgage Loan to the developer of 226 condominium units in Cincinnati, Ohio.

      Commencing in January 1997, Baron Capital XLII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Development Fund IX, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in September 1997. The partnership has invested the net proceeds of its offering to make a Subordinated Mortgage Loan to the developer of a 320 single-family home site located in Louisville, Kentucky.

      Commencing in March 1997, Baron Capital XXXIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund XI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in August 1997. The partnership has invested the net proceeds of its offering to make a Subordinated Mortgage Loan to the developer of 168 residential condominium units in Cincinnati, Ohio.

      Commencing in April 1997, Baron Capital XLIV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund VIII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in February 1998. The partnership has invested the net proceeds of its offering to provide or acquire (i) an undivided 58% interest in an unrecorded second mortgage loan secured by a 41-unit residential apartment community located in Kissimmee, Florida known as Heatherwood Apartments-Phase II and three unsecured loans associated with such property, (ii) three unrecorded second mortgage loans secured by a 59-unit residential apartment property located in Cocoa, Florida known as Longwood Apartments-Phase I, and (iii) an unrecorded Subordinated Mortgage Loan secured by a 164-townhome community under development in Cincinnati, Ohio known as Villas at Lake Sycamore. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in May 1997, Baron Capital XLVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XIV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in March 1998. The partnership has invested the net proceeds of its offering to make a Subordinated Mortgage Loan to the developer of a 396-unit luxury residential apartment community in Cincinnati, Ohio.

      Commencing in April 1997, Baron Capital XLVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in August 1998. The partnership has invested the net proceeds of its offering to make a Subordinated Mortgage Loan to the developer of a 111,000 square-foot shopping center located in Burlington, Kentucky.

      Commencing in June 1997, Baron Capital XLVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,400 units of limited partner interest in Baron Mortgage Development Fund XV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $700,000). The offering was fully subscribed and closed in February 1998. The partnership has invested the net proceeds of its offering to make a Subordinated Mortgage Loan to the developer of an 88-unit residential apartment community located in Alexandria, Kentucky.

      Commencing in May 1997, Baron Capital LX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron First Mortgage Development Fund XVI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in June 1998. The partnership has invested the net proceeds of its offering to make a First Mortgage Loan to the developer of approximately 200 entry-level single-family homes in Cincinnati, Ohio.


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

      Commencing in May 1997, Baron Capital LXI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron First Mortgage Development Fund XVII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has raised $906,500 as of May 4, 1999 and continues in progress. The partnership has invested the net proceeds of its offering to make a First Mortgage Loan to the developer of approximately 140 entry-level single-family homes in Crystal River, Florida.

      Commencing in June 1997, Baron Capital LXII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund IX, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in May 1998. The partnership has invested the net proceeds of its offering (i) to acquire a 44.96% limited partnership interest in a limited partnership which owns record title to a 72-unit residential apartment property in Lakeland, Florida known as Crystal Court Apartments, (ii) to provide or acquire an unrecorded Subordinated Mortgage Loan secured by a 33-unit residential apartment property located in Tampa, Florida known as Candlewood Apartments-Phase II, (iii) to provide or acquire an undivided 25% interest in a Subordinated Mortgage Loan secured by a 91-unit residential apartment property located in Tampa, Florida known as Garden Terrace Apartments-Phase III, and (iv) to provide or acquire an unrecorded Second Mortgage Loan secured by a 164-townhome community located in Cincinnati, Ohio known as Villas at Lake Sycamore. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in July 1997, Baron Capital LXIV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund X, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in March 1998. The partnership has invested the net proceeds of its offering (i) to acquire a 47.59% limited partnership interest in a limited partnership which owns record title to a 72-unit residential apartment property located in Lakeland, Florida known as Crystal Court Apartments, (ii) to acquire a 39.56% limited partnership interest in a limited partnership which owns record title to a 91-unit residential apartment property located in Orlando, Florida known as Pineview Apartments, (iii) to provide or acquire an unrecorded Subordinated Mortgage Loan secured by a 41-unit residential apartment property located in Kissimmee, Florida known as Heatherwood Apartments-Phase II and three unsecured loans associated with such property, and (iv) to provide or acquire an undivided 55% interest in a Subordinated Mortgage Loan secured by a 91-unit residential apartment property located in Tampa, Florida known as Garden Terrace Apartments-Phase III. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

      Commencing in July 1997, Baron Capital LXV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund XVIII, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in November 1997. The partnership has invested the net proceeds of its offering to make a Subordinated Mortgage Loan to the developer of a 150-unit residential apartment community in Independence, Kentucky.

      Commencing in September 1997, Baron Capital LXVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XIX, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in November 1998. The partnership has invested the net proceeds of its offering to make a Subordinated Mortgage Loan to the developer of four approximately one-acre out parcels of land adjacent to a shopping center development to be constructed in Burlington, Kentucky.

      Commencing in September 1997, Baron Capital LXVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XX, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in July 1998. The partnership has invested the net proceeds of its offering to make a Subordinated Mortgage Loan to finance the conversion of a 144-unit residential apartment community located in St. Petersburg, Florida into an extended-stay hotel.


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

      Commencing in November 1997, Baron Capital LXVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XXI, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in July 1998. The partnership has invested the net proceeds of its offering to make a Subordinated Mortgage Loan to a developer to finance land acquisition, development and construction in respect of two phases of a 396-unit luxury residential apartment community to be constructed in four phases in Burlington, Kentucky, a suburb of Cincinnati, Ohio.

      Commencing in January 1999, Baron Capital LXXXVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 120 units of limited partner interest in Baron Mezzanine Fund XXXVI, Ltd., a Florida limited partnership, at a price of $10,000 per unit, 2 units minimum purchase (maximum gross proceeds $1,200,000). The offering has raised $935,500 as of May 6, 1999 and continues in progress. The partnership has been organized to provide or acquire loans to one or more companies in the principal business of building, rehabilitating and developing multi-family residential and commercial properties that might include high technology features such as local and long distance communications, Internet access, cable and satellite television, and utility sub-metering. This fund has initially been allocated to a 147 unit apartment community to be developed in Crystal River, Florida.

      Commencing in January 1999, Baron Capital LXXXVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 120 units of limited partner interest in Baron Mezzanine Fund XXXVII, Ltd., a Florida limited partnership, at a price of $10,000 per unit, 2 units minimum purchase (maximum gross proceeds $1,200,000). The partnership has raised $495,467 as of May 6, 1999 and continues in progress. The partnership has been organized to provide or acquire loans to one or more companies in the principal business of building, rehabilitating and developing multi-family residential and commercial properties that might include high technology features such as local and long distance communications, Internet access, cable and satellite television, and utility sub-metering. This fund has been initially allocated to a 164 unit town home property in Independence, Kentucky.

      Commencing in April 1999, Baron Capital LXXXIX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 120 units of limited partner interest in Baron Mezzanine Fund XXXVIII, Ltd., a Florida limited partnership, at a price of $10,000 per unit, 2 units minimum purchase (maximum gross proceeds $1,200,000). The partnership has raised $11,000 as of May 6, 1999 and continues in progress. The partnership has been organized to provide or acquire loans to one or more companies in the principal business of building, rehabilitating and developing multi-family residential and commercial properties that might include high technology features such as local and long distance communications, Internet access, cable and satellite television, and utility sub-metering. This fund has been initially allocated to a 168 unit apartment community being developed in greater Cincinnati.

      There have been no major adverse business developments or conditions experienced to date by any of the prior limited partnerships (other than those described below under "Management's Discussion and Analysis or Plan of Operation") that would be material to Offerees who acquire Units in this Exchange Offering or any Shareholder in the Trust (including without limitation any Unitholder who exchanges his Units for Common Shares). Offerees should note that certain of the prior limited partnerships described above and in the tables comprising Exhibit A hereto were only recently organized, that certain partnerships have only recently commenced operations, and that others are still in the development stage. Accordingly, it would be premature to draw conclusions based upon the current stages of operations or development of certain of the prior limited partnerships.

                                   MANAGEMENT

      As Managing Shareholder of the Trust, Baron Advisors, Inc. ("Baron Advisors") will have direct and exclusive discretion in management and control of the affairs of the Trust and the Operating Partnership, subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of a majority of the Board and a majority of the Independent Trustees in respect of certain specified actions. The Corporate Trustee, Baron Properties (an affiliate of the Managing Shareholder), will act on the instructions of the Managing Shareholder, and will not take independent discretionary action on behalf of the Trust. The Managing Shareholder, the Corporate Trustee and the Corporate General Partner of each Exchange Partnership are wholly owned and controlled by Mr. McGrath, a founder of the Trust and the Operating Partnership. The audited consolidated balance sheets of the Trust and the Operating Partnership as of December 31, 1998, the audited balance sheet of the Managing Shareholder as of December 31, 1998, and statements of operations, statements of shareholders' capital and statements of cash flow for the year then ended for the Trust and Operating Partnership and the Managing Shareholder, together with the unaudited balance sheets of the Trust, the Operating Partnership and the Management Shareholder, as ofJune 30, 1999 and statements


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of operations, statements of shareholders' capital, and statements of cash flow for the three-month period then ended for the Trust, Operating Partnership and the Managing Shareholder are included at the end of this Prospectus.

      The Board of the Trust and the Independent Trustees will act only where their consent and participation is required under the Declaration of the Trust. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations." The members of the Board and the Independent Trustees are under a fiduciary duty similar to that of corporation directors to act in the Trust's best interests and may compel action by the Managing Shareholder to carry out that duty if necessary, but ordinarily they have no duty to manage or direct the management of the Trust outside their enumerated duties.

      Although the Managing Shareholder will be in control of the Trust and the Operating Partnership (subject to the powers and obligations of the Board and the Independent Trustees), it will have no liability to the Trust, the Operating Partnership, Shareholders or Unitholders for losses or liabilities except in cases of its negligence, misconduct or breach of the Declaration. See "FIDUCIARY RESPONSIBILITY."

Managing Shareholder

      Baron Advisors, Inc., the Managing Shareholder of the Trust, was incorporated in July 1997 as a Delaware corporation. The management of Baron Advisors has substantial prior experience in and knowledge of the residential apartment property and single-family housing market and its financing and experience in the management of investment programs and in directing their operations. The Chief Executive Officer, sole director and sole shareholder of Baron Advisors is Gregory K. McGrath (who also wholly owns and controls the Corporate General Partner of each Exchange Partnership) and its Chief Operating Officer is Robert S. Geiger. The Trust will reimburse the Managing Shareholder on a monthly basis during the term of the Trust Management Agreement for its operating expenses relating to the business of the Trust and the Operating Partnership, in an annual amount up to 1% of the gross proceeds of the Cash Offering plus 1% of the initial value of Units issued in connection with the proposed Exchange Offering (annual maximum $500,000). The Managing Shareholder in its sole discretion may elect to receive payment for its services in the form of Common Shares with an equivalent value.

      Officers and employees of the Managing Shareholder who perform services on behalf of the Trust will not be paid any additional compensation by the Trust for such services. Such officers and employees generally will serve in the same capacity for the Trust or the Operating Partnership and will be compensated by the Trust or the Operating Partnership in amounts determined by the Managing Shareholder, in the case of employees, and by the Executive Compensation Committee described below, in the case of officers. See " - Trust Management Agreement." Set forth below is certain information concerning Mr. McGrath and Mr. Geiger.

      Gregory K. McGrath, age 38, is one of the founders of the Trust and the Operating Partnership and serves as the Chief Executive Officer of the Trust and the Operating Partnership. He is also the Chief Executive Officer, sole director and sole shareholder of Baron Advisors, the Managing Shareholder of the Trust. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under Subordinated Mortgage Loans and other debt interests owned by certain of the Exchange Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

      Mr. McGrath has over 10 years experience in all aspects of the real estate industry, including site selection and acquisition, arrangement and closing of mortgage financing, and property acquisition and management. Between January 1993 and June 1994, Mr. McGrath served as Senior Vice President of Realty Capital, Inc., a Florida corporation which sponsored real estate limited partnerships. Mr. McGrath is also the President, sole director and sole shareholder of Baron Real Estate Services, Inc. ("Baron"), an Ohio corporation headquartered in Cincinnati, Ohio, which he co-founded in 1989. Under Mr. McGrath's leadership, Baron grew from the property manager of a single site in Ohio to managing over 40 residential apartment properties containing over 3,000 units which have a current value in excess of $100 million, and commercial space. In January 1997, substantially all of Baron's property management operations were sold to Affirmative Management, Inc., an Affiliate of Affirmative Equities Company, L.P., a New York City-based owner, operator and manager of multi-family residential apartment properties. Mr. McGrath is also a principal of The Baron Organization, Inc., a Delaware corporation which asset manages an approximately $100 million real estate portfolio. In addition to the affiliations described below, Mr. McGrath is also a principal in a number of other related business entities which are involved in various aspects of the real estate industry. Mr. McGrath attended Miami University.

      Mr. McGrath is also the President, sole director and sole shareholder of each of ten Delaware or Florida corporations which is the sole general partner of one of ten separate real estate investment limited partnerships organized in Delaware or Florida since 1994 to invest in real estate located in the midwestern and southeastern portions of the United States. The name


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of each such corporation and the limited partnership sponsored by it are listed on the last page of Exhibit A hereto. Each of these limited partnerships is currently offering limited partner interests in private securities offerings and/or has not commenced significant operations yet. One of a group of 37 separate affiliates of the Managing Shareholder identified above in "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER" (and in Table I at the beginning of Exhibit A hereto) is also the sole general partner of one of 41 additional real estate investment limited partnerships formed in Florida or Delaware which have commenced operations. Mr. McGrath is the President, sole director and sole shareholder of each of such affiliated corporations. These partnerships have provided financing in respect of residential apartment properties and other real estate located in the midwestern and southeastern portions of the United States. Each of the partnerships has completed its private placement offering and invested the net proceeds thereof. Attached hereto at the beginning of Exhibit A are five tables (Tables I through V) which summarize certain information about such offerings, compensation paid to the general partners of such programs and their affiliates in connection therewith, operating results of such programs, the application of net offering proceeds to real estate investments, and sales of properties.

      Robert S. Geiger, age 48, is one of the founders of the Trust and the Operating Partnership and serves as the Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder. Since August 1, 1998, Mr. Geiger, an attorney, has operated his own law firm. Between 1986 and July 1998, Mr. Geiger was managing director of the law firm of Geiger Kasdin Heller Kuperstein Chames & Weil, P.A., a Miami, Florida law firm which had a general practice, and its predecessor firms. Mr. Geiger's practice is concentrated in complex commercial and real property transactions and business reorganizations. He has served as general counsel for national, regional and small business corporations engaged in a wide range of business activities, including regulated industry matters. Mr. Geiger's firms have performed and his current firm is expected to continue to perform legal services for the Trust and affiliates of the Managing Shareholder. Compensation received by the firms for such services has not represented a material portion of the revenues of the firms. Mr. Geiger will continue in his current law practice after the Offering. Prior to 1986, Mr. Geiger practiced law at private law firms. Mr. Geiger is a member of the Panel of Arbitrators, American Arbitration Association, Dade County and American Bar Associations, The Florida Bar (member, Corporation, Business and Banking Law), and the International Bar Association. Mr. Geiger earned a law degree from the University of Florida in 1974 and a Bachelor of Arts degree from Hobart College in 1972. Mr. Geiger maintains an "av" rating, the highest recognized by the Martindale-Hubbell directory of American lawyers.

      Mr. McGrath and Mr. Geiger are the founders of the Trust and the Operating Partnership. Each of them has contributed $50,000 for the initial capitalization of the Operating Partnership in exchange for an amount of Units which are exchangeable (subject to escrow restrictions described below at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions") into 9.5% of the Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or November 30, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. Such Units are exchangeable into an equivalent number of Common Shares, subject to a security escrow agreement among Mr. McGrath, Mr. Geiger, the Trust and an institutional escrow agent. See "THE TRUST AND THE OPERATING PARTNERSHIP
- Formation Transactions." Such Units and the Common Shares into which they are exchangeable are in addition to the 2,500,000 Common Shares which the Trust is offering for sale in the Cash Offering and the 2,500,000 Units which the Operating Partnership will offer in connection with the Exchange Offering (and the equivalent number of Common Shares into which such Units are exchangeable). See "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership."

      The holders of at least 10% of the Common Shares may propose the removal of the Managing Shareholder, either by calling a meeting or soliciting consents in accordance with the terms of the Declaration. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the Common Shares (excluding Common Shares held by the Managing Shareholder which is the subject of the vote or by its affiliates) or the affirmative vote of a majority of the Independent Trustees. The Shareholders entitled to vote thereon may replace a removed Managing Shareholder or fill a vacancy by vote of a majority in interest of such Shareholders. See "SUMMARY OF DECLARATION OF TRUST - Removal and Resignation of the Managing Shareholder."

      Trust Management Agreement

      The Trust has entered into a Trust Management Agreement with the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) under which the Managing Shareholder is obligated to provide management, administrative and investment advisory services to the Trust from the commencement of the Cash Offering. The Trust Management Agreement has been approved by the Board of the Trust. The services to be rendered include, among other things, communicating with and reporting to Investors, administering accounts, providing to the Trust of office space, equipment and facilities and other services necessary for the Trust's operation, and representing the Trust in its relations with custodians, depositories, accountants, attorneys, brokers and


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

dealers, corporate fiduciaries, insurers, banks and others, as required. The Managing Shareholder is also responsible for determining which real estate investments and non-real estate investments (including the temporary investment of the Trust's available funds prior to their commitment to particular real estate investments) the Trust will make and for making divestment decisions, subject to the provisions of the Declaration of Trust.

      The Trust will reimburse the Managing Shareholder on a monthly basis during the term of the Trust Management Agreement for its operating expenses relating to the business of the Trust and the Operating Partnership, in an amount up to 1% of the gross proceeds of the Cash Offering plus 1% of the initial value of Units issued in connection with the Exchange Offering (annual maximum $500,000). The Managing Shareholder in its sole discretion may elect to receive payment for its services in the form of Common Shares with an equivalent value.

      The Trust Management Agreement has an initial term of one year and may be extended on a year-to-year basis on approval of (i) the Board or a Majority of the Shareholders entitled to vote on such matter or (ii) a majority of the Independent Trustees. The Agreement has been extended for an additional year by the Independent Trustees. The Independent Trustees have responsibility for determining that the reimbursable amount payable to the Managing Shareholder under the Trust Management Agreement is reasonable. The agreement may be terminated without cause or penalty at any time on 60 days' prior notice by a majority of the Independent Trustees, by a Majority of the Shareholders entitled to vote on such matter or by the Managing Shareholder. Amendment of the agreement requires the approval of (i) a majority of the Trustees or a Majority of the Shareholders entitled to vote on such matter and (ii) a majority of the Independent Trustees. Shareholders entitled to vote on such matters will be entitled to vote whether or not to amend or terminate the agreement or to extend it for an additional one-year period only if such item is called for a Shareholder vote at the annual meeting of Shareholders or a special meeting of Shareholders by either the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust or Shareholders who hold 10% or more of the Common Shares then outstanding.

Officers of the Trust and the Operating Partnership

      The Declaration provides that the Managing Shareholder will appoint officers of the Trust and the Operating Partnership who may act and sign documents on their respective behalf as authorized by the Managing Shareholder and who will have the duties and powers usually applicable to similar officers of a Delaware corporation in carrying out Trust or Operating Partnership business, as the case may be. Officers act under the supervision and control of the Managing Shareholder, which can remove any officer at any time for any or no reason. Unless otherwise specified by the Managing Shareholder, the Chief Executive Officer of the Trust will have full power to act on behalf of the Trust. Gregory K. McGrath, a founder of the Trust and the Operating Partnership, serves as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. He has received no compensation for the first year of operations. Beginning in 1999, Mr. McGrath will be entitled to receive compensation in an amount determined by the Executive Compensation Committee based upon his performance, in addition to benefits, including without limitation health, disability and life insurance, and eligibility for participation in any option plan and bonus incentive compensation plan which may be implemented by the Trust.

      Robert S. Geiger, the other founder of the Trust and the Operating Partnership, serves as the Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder. His initial annual salary has been set at $100,000 (in addition to benefits, including without limitation health, disability and life insurance, and eligibility for participation in any Common Share option plan and bonus incentive compensation plan which may be implemented by the Trust).

      Officers and employees of the Managing Shareholder who perform services on behalf of the Trust will not be paid any additional compensation by the Trust for such services. Such officers and employees generally will serve in the same capacity for the Trust or the Operating Partnership and will be compensated by the Trust or the Operating Partnership, as the case may be, in amounts determined by the Managing Shareholder, in the case of employees, and by the Executive Compensation Committee described below, in the case of officers.

      Information concerning Mr. McGrath and Mr. Geiger is set forth above at "
- Managing Shareholder." Information concerning the other executive officers of the Trust and the Operating Partnership is set forth below.

      Robert L. Astorino, age 52, has served as President - Property of the Operating Partnership since May 25, 1998. From February 1998 through May 25, 1998, he served as President - Property of Strategic Management Inc., a real estate management company affiliated with Mr. McGrath. From 1992 through January 1998, he served as President of The Housing Partnership, Inc., a Louisville, Kentucky-based real estate investment and consulting company. Between 1991 and 1992, Mr. Astorino served as Assistant Vice President, Real Estate Operations at Great Western Bank in Beverly Hills,


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

California, where his responsibilities included the operation and sale of residential and commercial real estate obtained in foreclosure. Between 1986 and 1991, Mr. Astorino was employed by Lexford, Inc. ("Lexford") (formerly Cardinal Realty Services, Inc. and prior to that Cardinal Industries, Inc.), where he served first as the Regional Director of Apartment Management and then as the Vice President of Operations. Lexford is a publicly traded company headquartered in Reynoldsburg, Ohio which has sponsored numerous real estate investment limited partnerships. Prior to 1986, Mr. Astorino was employed by National Housing Partnership in Washington, D.C. where he served as an Executive Vice President of NCHP Property Management and then as Vice President of Property Management. He has also served as a Director of the Housing Authority of Louisville and in various positions for other municipal and rural real estate development programs. Mr. Astorino is a member of the Kentucky Bar Association, the National Association of Realtors and the National Association of Homebuilders. He is also a member of the Kentucky Housing Association, where he served as president in 1982 and as a legislative chairman in 1980, 1981 and 1983, and is a member of Louisville Housing Services, where he served on the Board of Directors from 1984 through 1988. Mr. Astorino received a law degree from the University of Louisville, a Masters degree in Public Administration from Syracuse University and an undergraduate degree from the University of Massachusetts, Amherst. He has also completed the Senior Public Executive Program at Harvard University.

      Mr. Astorino's initial annual salary has been set at $150,000, in addition to benefits, including without limitation health, disability and life insurance, and eligibility to participate in any option plan and bonus incentive plan which may be implemented by the Executive Compensation Committee.

      Mark L. Wilson, age 52, was elected Interim Chief Financial Officer of the Operating Partnership in November 1998 and became Chief Financial Officer and Secretary in May 1999. Mr. Wilson replaced David E. Williams, who served as Chief Financial Officer of the Operating Partnership from May 1998 until his resignation in November 1998 to devote his complete attention to other business activities of The Baron Organization, an affiliate of Mr. McGrath. Between 1989 and 1997, Mr. Wilson served as Vice President of Baron Real Estate Services, Inc., an affiliate of Mr. McGrath. Mr. Wilson was responsible for financial control, accounting and tax functions for that company in addition to financial control and accounting for all of the properties which it managed. In addition, Mr. Wilson served as President of The Baron Companies, a registered securities broker-dealer which served as the dealer manager of numerous private offerings of limited partnerships affiliated with Mr. McGrath. Prior to that time, Mr. Wilson served in various financial and accounting capacities at five other entities, including the position of Chief Financial Officer of two publicly traded companies. Mr. Wilson, an attorney and Certified Public Accountant, earned a Bachelor of Science degree from the University of Maryland; an MBA, Cum Laude, from the University of California at Berkeley; and a Juris Doctorate, Cum Laude, from Capital University.

      Mr. Wilson's initial annual salary has been set at $110,000, in addition to benefits, including without limitation health, disability and life insurance, and eligibility to participate in any option plan and bonus incentive plan which may be implemented by the Executive Compensation Committee.

The Board of the Trust, Committees and Trustees

      As Managing Shareholder of the Trust, Baron Advisors will have discretion in management and control of the affairs of the Trust and the Operating Partnership, subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of the Board and the Independent Trustees in respect of certain actions specified in the Declaration and described at "SUMMARY OF THE DECLARATION - Control of Operations."

      The Board of the Trust

      The Board of the Trust has continuing exclusive authority over the management of the Trust, the conduct of its affairs and, with certain limitations, the management and disposition of the Trust property. The Board of the Trust has general supervisory authority over the activities of the Managing Shareholder and prior approval authority in respect of certain actions under the Declaration. A majority of the members of the Board must be Independent Trustees. The initial Board of the Trust is comprised of the Managing Shareholder and two individuals described below who serve as the initial Independent Trustees. Each member of the Board must have adequate experience in the residential real estate industry. The term of each member of the Board is one year. Each member of the Board (other than the initial members and any member who is elected to fill the unexpired term of another member no longer serving) must be elected by vote of the Shareholders entitled to vote on such matter at the annual meeting of Shareholders. Mid-term vacancies may be filled by a majority of the remaining members of the Board. Each member may serve an unlimited number of terms.

      The Board may establish such committees as it deems appropriate, provided, the majority of the members of any such committee are Independent Trustees. The Board of the Trust has established an Audit Committee, Acquisition


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Committee, Executive Compensation Committee, and Nominating Committee. The
members of the Audit Committee, the Acquisition Committee and the Nominating Committee are the Managing Shareholder and the Independent Trustees. The members of the Executive Compensation Committee are the Independent Trustees. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the internal accounting controls of the Trust and the Operating Partnership. The Acquisition Committee will determine whether particular investment targets of the Operating Partnership meet the Trust's investment criteria. The Executive Compensation Committee will determine compensation for the executive officers of the Trust and the Operating Partnership and implement a Common Share option plan and bonus incentive compensation plan for members of management and key employees of the Trust and the Operating Partnership. The Nominating Committee will nominate the members of the Board of the Trust to be presented to Shareholders for election at each annual meeting beginning in 1999.

      The Trust will pay its Independent Trustees an annual fee of $6,000. The Executive Compensation Committee will consider from time to time adjustments in the compensation payable to members of the Board and the possibility of permitting the members of the Board to participate in any option plans which the Trust may adopt. Mr. McGrath, the Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder, will not be paid any fees for serving on the Board on behalf of the Managing Shareholder. In addition, the Trust will reimburse all members of the Board for expenses incurred in attending meetings.

      The Board will meet at least annually, and, except to the extent conflicting with the Delaware Act or the Declaration, the law of Delaware governing meetings of directors of corporations shall govern such meetings, voting and consents by the members of the Board. The Executive Compensation Committee of the Board may review the compensation payable to the Independent Trustees and other members of the Board (other than the Managing Shareholder, which will not be compensated for serving on the Board) annually and may increase or decrease it as the committee deems reasonable. Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or
(ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon. Shares in the Trust owned by the Managing Shareholder, the Trustees, other members of the Board of the Trust, the Original Investors and any of their respective affiliates may not vote regarding the removal of the Managing Shareholder, the Trustees or any other member of the Board or any transaction between the Trust (or the Operating Partnership) and any of them.

      Independent Trustees

      The Trust is required to have at least two Independent Trustees, and such Independent Trustees must constitute a majority of the Board. To qualify to serve the Trust as an Independent Trustee, a person may not be associated or have been associated within the last two years with the Managing Shareholder (or any successor advisor to the Trust). A person is deemed to be associated with the Managing Shareholder if he (i) owns an interest in, is employed by, or is an officer, director or trustee of the Managing Shareholder or any of its affiliates; (ii) performs services, other than as an Independent Trustee, for the Trust; (iii) is a trustee for more than three REITs organized or advised by the Managing Shareholder; or (iv) has any material business or professional relationship with the Managing Shareholder or any of its affiliates.

      The term of each Independent Trustee is one year, and each Independent Trustee (other than the initial Independent Trustees and any Independent Trustee who has been elected to fill the unexpired term of another Independent Trustee who no longer serves in such capacity) must be elected by a vote of the Shareholders. Mid-term vacancies may be filled by a majority of the remaining members of the Board. Any person may serve an unlimited number of terms. The Independent Trustees will nominate replacements for vacancies created in the authorized number of Independent Trustees prior to the end of a term. An Independent Trustee may resign by giving notice to the Trust, and may be removed
(i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon. The Independent Trustees are not obligated to persons other than Shareholders for the obligations of the Trust. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

      James H. Bownas and Peter M. Dickson serve as the initial Independent Trustees of the Trust. Set forth below is certain information concerning these individuals, who are not otherwise affiliated with the Trust, the Operating Partnership, the Managing Shareholder or any of their respective affiliates. In performing their responsibilities to the Trust, the Independent Trustees are under a fiduciary duty and obligation to act in the best interests of the Trust. In interpreting the scope of this obligation, the Independent Trustees will have the responsibilities of, and will be entitled to, the defenses of directors of a Delaware corporation.


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

      James H. Bownas, age 51, is a principal in Gamble Hartshorn Johnson Co. LPA, a Columbus, Ohio law firm with a general practice. Mr. Bownas's practice is concentrated in securities, real estate, taxation, corporate and estate planning. Between 1989 and January 1996, Mr. Bownas served as General Counsel, Vice President and Secretary of Lexford, Inc. ("Lexford") (formerly Cardinal Realty Services, Inc. and prior to that Cardinal Industries, Inc.), a publicly traded company headquartered in Reynoldsburg, Ohio which has sponsored numerous real estate investment limited partnerships. At Lexford, Mr. Bownas developed significant experience in the syndication of real estate investment limited partnerships, negotiated the resolution of over $2 billion of creditors' claims in connection with the bankruptcy reorganization of Cardinal Industries, Inc., and coordinated the transition of Cardinal Industries, Inc. from a bankruptcy creditor to a successful publicly traded company. Since 1995, Lexford has engaged in several arms-length transactions (none of which represented a material portion of Lexford's assets, liabilities, revenues or expenditures) with affiliates of the Managing Shareholder, including certain of the Exchange Partnerships involved in the Exchange Offering, pursuant to which equity and debt interests in multi-family real estate were sold to, purchased from and managed by and for such entities. Prior to 1989, Mr. Bownas served as General Counsel and Vice President of Alliance Corporate Resources, Inc., Dublin, Ohio, a third party equipment lessor, and practiced law at private law firms. Mr. Bownas is a member of the American Bar Association, the Ohio State Bar Association and the Columbus Bar Association. Mr. Bownas earned a law degree from Harvard University in 1971 and a Bachelor of Science degree from Xavier University in 1968.

      Since 1991, Peter M. Dickson, age 49, has been managing director of the Guardian Management Company Limited, a global financial services corporation based in Bermuda. In addition, since 1994 Mr. Dickson has served as a director to Grosvenor Trust Company Limited, another Bermuda-based financial services corporation. Between 1985 and 1990, Mr. Dickson served as the Executive Vice President of Finance for The Wraxall Group, Bermuda. Between 1979 and 1985, Mr. Dickson held several positions with Peat, Marwick, Bermuda, beginning as a Senior Accountant/Supervisor, before being promoted to Manager, then to Senior Manager, and finally to Director of Accounting Services. Prior to 1979, Mr. Dickson was a Senior Accountant with Deloitte, Haskin & Sells in Manchester, with whom he was Articled. Mr. Dickson qualified as a Chartered Accountant in 1974 with the Institute of Chartered Accountants in England and Wales. Mr. Dickson is a member of the Bermuda Institute of Chartered Accountants, Chartered Institute of Marketing, and The Offshore Institute. He is a member of the Institute of Chartered Accountants in England & Wales, Institute of Cost and Executive Accountants, Association of Financial Controllers Managers and Association of Business Executives. Mr. Dickson serves as Fellow of the Institute of Chartered Accountants in England & Wales, Faculty of Corporate Executive Secretaries, Institute of Directors, Faculty of Business Administrator and Institute of Financial Accountants. Mr. Dickson earned his undergraduate degree from Wrekin College, Shropshire, England in 1969.

      Corporate Trustee

      The Corporate Trustee of the Trust is Baron Capital Properties, Inc. ("Baron Properties"), a Delaware corporation formed in July 1997 and an Affiliate of the Managing Shareholder. The primary duty of the Corporate Trustee will be to operate an office in the State of Delaware as the Delaware Act requires that at least one of the trustees of a Delaware business trust (such as the Trust) have an office in Delaware. Legal title to Trust or Operating Partnership Property will be in the name of the Trust or the Operating Partnership, if possible, or Baron Properties as trustee. Baron Properties, as Corporate Trustee of the Trust, will act only at the direction of the Managing Shareholder, and will not take independent discretionary action on behalf of the Trust. The Corporate Trustee will not be compensated for its services, but will be reimbursed only for its reasonable out-of-pocket expenses in serving in such capacity which are approved in advance by the Managing Shareholder. Such expenses are expected to be limited to those incurred in connection with the operation of its Delaware office. Baron Properties may be a trustee of other similar entities that may organized by the Managing Shareholder, Baron Capital, Inc., and any of their affiliates. The President, sole director and sole stockholder of Baron Properties is Gregory K. McGrath. See " - Managing Shareholder." The principal office of Baron Properties is at 1105 North Market Street, Suite 1300, Wilmington, Delaware 19899. The Corporate Trustee is not obligated to persons other than Shareholders for the obligations of the Trust. See "SUMMARY OF THE DECLARATION."

                     THE TRUST AND THE OPERATING PARTNERSHIP

      The Trust and the Operating Partnership constitute an affiliated real estate company which has been organized to indirectly acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust intends to acquire, own, operate, manage and improve residential apartment property interests for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. See "INVESTMENT OBJECTIVES AND POLICIES" below. The management of the Trust has been involved in the residential apartment business for over 10 years.

      The Trust made its first quarterly pro rata cash distribution to its Shareholders in November 1998 for the third quarter of 1998. Additional distributions were made in March 1999 for the fourth quarter of 1998 and in May 1999 for the first quarter of 1999. The Trust and the Operating Partnership intend to make regular quarterly distributions to their Shareholders and Unitholders of net income generated from their investments, generally within 45 to 60 days after the end of each calendar quarter. The Trust intends to operate as a real estate investment trust (a "REIT") for federal income tax purposes, provided, however, that if the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) determines, with the affirmative vote of a Majority of Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, that it is no longer in the best interests of the Trust to continue to qualify as a REIT, the Managing Shareholder may revoke or otherwise terminate the Trust's REIT election pursuant to applicable federal tax law.

The Operating Partnership

      The operations of the Trust will be carried on through the Operating Partnership (and any other subsidiaries the Trust may have in the future), among other reasons, in order to (i) enhance the ability of the Trust to qualify as a REIT under the Code, (ii) enable the Trust to indirectly acquire interests in residential apartment properties in exchange transactions, such as the Exchange Offering, that involve the issuance of Units of limited partnership interest in the Operating Partnership in exchange for limited partnership interests in limited partnerships which own such property interests and thereby provide an opportunity for the deferral until a later date of any tax liabilities that sellers of partnership interests otherwise would incur if they received cash or Common Shares in connection therewith. See "FEDERAL INCOME TAX CONSIDERATIONS." Substantially all of the Trust's assets (including the property interests acquired) will be held by, and its operations conducted through, the Operating Partnership. As its sole General Partner, the Trust will control the Operating Partnership as well as hold Units representing an economic interest in the Operating Partnership. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of properties in which it acquires an interest.

      Net cash proceeds from the issuance of Common Shares of the Trust in connection with the Cash Offering and net cash proceeds of any subsequent issuance of Common Shares will be contributed by the Trust to the Operating Partnership in exchange for an equivalent number of units of limited partnership interest in the Operating Partnership ("Units"). The Operating Partnership will use net cash proceeds of the Cash Offering, unissued Units or a combination of net cash proceeds and unissued Units to acquire interests in residential apartment properties or interests in other partnerships or entities substantially all of whose assets consist of residential apartment property interests. See " - Ownership of the Trust and the Operating Partnership."

      In the Exchange Offering, the Operating Partnership is offering to issue Units in exchange for units of limited partnership interest in limited partnerships which directly or indirectly own equity and/or mortgage interests in residential apartment properties. As its initial investment targets in the Exchange Offering, the Operating Partnership will offer to acquire limited partnership interests owned by individual limited partners in 23 real estate limited partnerships (individually, an "Exchange Partnership" and collectively, the "Exchange Partnerships") managed by Corporate General Partners affiliated with the Managing Shareholder which directly or indirectly own equity and/or Subordinated Mortgage interests in 26 residential apartment properties (the "Exchange Properties"). The Exchange Properties are described in further detail at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "INITIAL REAL ESTATE INVESTMENTS" and Exhibit B hereto. If exchanges are consummated for all Exchange Partnership Units in the partnerships in connection with the Exchange Offering, the partnership interests acquired will have a purchase price totaling approximately $24,980,660, comprised of Operating Partnership Units to be issued with an initial assigned value in that amount. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. The Trust intends to investigate other investment opportunities for the Exchange Offering, including interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder. See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER."

      In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue Operating Partnership Units to each individual limited partner in an Exchange Partnership (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in exchange for his respective limited partnership interest in the Exchange Partnership. The number of Operating Partnership Units to be offered to each Exchange Limited Partner for his interest in a given Exchange Partnership has been assigned an initial value in the range of 103% to 169% of the amount of an Exchange Limited Partner's original investment in the partnership. For such purpose, each Operating Partnership Unit will be initially valued at $10.00, the same offering price of each Trust Common Share offered in the Cash Offering. The value of Units and Common Shares is substantially identical since holders of Operating Partnership Units may exchange their Units into an equivalent number of Common Shares at any time, subject to certain conditions described below. Any Exchange Limited Partner who does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his partnership on substantially the same terms and conditions as his original investment. As part of the transaction, the Operating Partnership will either acquire the Corporate General Partner's equity interest in each of the Exchange Partnerships involved or the Board of the Trust will receive a management proxy. See "THE EXCHANGE OFFERING."

      The number of Units being offered by the Operating Partnership in the Exchange Offering in respect of each Exchange Equity Partnership and each Exchange Hybrid Partnership (to the extent of its direct or indirect equity interest in the property) differs based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and each of the Exchange Hybrid Partnerships (to the extent of its mortgage interests in properties and other debt interests) differs based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which the property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. Each Exchange Property in which the Operating Partnership intends to acquire an interest has been appraised by a qualified and licensed independent appraisal firm and each additional property in which it intends to acquire an interest will be appraised in advance. See " Exchange Property Appraisals."

      To facilitate the Exchange Offering, the Operating Partnership has registered with the Commission 2,500,000 Units. Unitholders of the Operating Partnership, including recipients of Units in the Exchange Offering, will be entitled to exchange all or a portion of the Units held by them for an equivalent number of Common Shares at any time and from time to time, so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5% of the then outstanding Shares, subject to the Trust's right to cash out any holder of Units who requests an exchange (at a price equal to the average of the daily market price for the 10 consecutive trading days immediately preceding the date the Trust receives the exchange notice, or, in the absence of a public trading market, at a price determined in good faith by the Trust) and subject to certain other exceptions. Therefore, in conjunction with the registration of the Common Shares being offered in the Cash Offering, the Trust has registered 2,500,000 Common Shares (in addition to the 2,500,000 Common Shares being offered in the Cash Offering) for issuance to holders of Units who request the Trust to exchange Units for Common Shares.

      The Trust and the Operating Partnership intend to investigate making an additional public or private offering of Common Shares and/or Units within the 12-month period following the commencement of the Exchange Offering if the Managing Shareholder determines that suitable property acquisition opportunities are available to the Trust at attractive prices and that such an offering would fulfill its cost of funds requirements. The issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Cash Offering and the Exchange Offering could have a dilutive effect on purchasers of Common Shares in the Cash Offering and Unitholders.

      The Trust's ownership of Units in the Operating Partnership will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership. The Trust, in turn, will distribute such cash distributions to the Shareholders of the Trust. The other Unitholders (i.e., other Limited Partners) of the Operating Partnership, including the Original Investors and recipients of Units in the Exchange Offering, will own the remaining economic interest in the Operating Partnership. Subject to certain percentage limitations on ownership, Units may be transferred by Limited Partners without restriction (other than Original Investors who are subject to escrow restrictions described below), although the transferee may only be admitted as a Unitholder with the consent of the Trust as General Partner. As described below at " - Formation Transactions," the Original Investors have entered into a security escrow agreement with the Trust under which they have deposited into an escrow account with an institutional escrow agent for a period of six to nine years (subject to their earlier release if the Trust meets certain specified operating criteria) all Units issued to them in connection with the formation of the Trust and the Operating Partnership. The effect of the escrow arrangement is that, as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling any Common Shares. As Unitholders exchange their Units for Common Shares, the Trust's percentage interest in the Operating Partnership will increase.

      The Trust will contribute to the Operating Partnership the net proceeds from the sale of Common Shares of the Trust in the Cash Offering and of any other issuance of Common Shares in exchange for an equivalent number of Units. The Trust will hold one Unit in the Operating Partnership for (i) each Common Share that it sells in the Cash Offering, (ii) each Common Share that it issues in exchange for a Unit at the request of a Unitholder, and (iii) each Unit it elects to cash out in lieu of an exchange described in item (ii) above.

      As the General Partner of the Operating Partnership, the Trust will have the exclusive power under the Operating Partnership Agreement to manage and conduct the business of the Operating Partnership. Baron Advisors, Inc., the Trust's Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), has complete discretion in the day to day management and control of the Trust and the Operating Partnership (subject to the general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and subject to prior approval of the Board and the Independent Trustees in respect of certain activities of the Trust and the Operating Partnership). Gregory K. McGrath, the Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder, and Robert S. Geiger, the Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder, and James H. Bownas and Peter M. Dickson, the initial Independent Trustees of the Trust, will make investment decisions for the Trust. The Independent Trustees and the Managing Shareholder comprise all the initial members of the Board of the Trust. The Operating Partnership will terminate on December 31, 2098 unless terminated earlier in connection with a merger or a sale of all or substantially all of the assets of the Operating Partnership or upon a vote of the Partners or upon the occurrence of various other events. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of property interests it acquires.

Formation Transactions

      Set forth below is a description of transactions relating to the formation of the Trust and the Operating Partnership. Gregory K. McGrath and Robert S. Geiger are the founders of the Trust and the Operating Partnership (the "Original Investors"). Mr. McGrath serves as the Chief Executive Officer of the Trust and the Operating Partnership and is the Chief Executive Officer, sole shareholder and sole director of Baron Advisors, Inc., the Trust's Managing Shareholder, which will manage the day to day operations of the Trust and the Operating Partnership. McGrath is also the President, sole shareholder and sole director of the corporate general partners of 56 real estate investment limited partnerships, including the Exchange Partnerships, which since 1994 have acquired interests in residential and commercial properties. See "MANAGEMENT" and "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER." As described below at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," and "INITIAL REAL ESTATE INVESTMENTS," certain of the prior partnerships, including the Exchange Partnerships, own interests in properties which the Trust may acquire in connection with the Exchange Offering. Mr. Geiger serves the Trust, the Operating Partnership and the Managing Shareholder as their Chief Operating Officer.

      In connection with the formation of the Trust and the Operating Partnership, Mr. McGrath and Mr. Geiger, the Original Investors, each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units owned by each Original Investor would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering by the Trust and the Exchange Offering by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

      Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships (i.e., Exchange Partnerships whose limited partners holding at least 90% of the limited partnership interests therein elect to accept the proposed Exchange Offering); agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange

Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

      As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering (May 15, 1998). In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

      The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until November 30, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities (less amounts required to pay tax obligations of the Original Investors in respect of the escrowed securities) will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

      Assuming the Exchange Offering and the Cash Offering are completed in full by November 30, 1999 under the terms currently contemplated and no other transactions have taken place (including, without limitation, any additional issuances of Common Shares or Units, any exchange of Units into Common Shares or any exercise of Common Share purchase warrants to be issued to the Dealer Manager and participating broker-dealers in connection with the Cash Offering), immediately upon the completion of the offerings, Mr. McGrath and Mr. Geiger would each own 601,080 Units of the Operating Partnership, representing beneficial ownership of 9.5% of the Trust Common Shares. If the Cash Offering is closed and all or a portion of the 2,500,000 Common Shares being offering therein are sold prior to that closing, and the Exchange Offering is also closed, but less than 2,500,000 Units are issued prior thereto, the Original Investors would own a varying number of Units depending upon the actual number of Common Shares sold in the Cash Offering and the number of Units issued in the Exchange Offering, but their collective Common Share beneficial ownership percentage would remain at 19%. See below at " - Ownership of the Trust and the Operating Partnership."

Ownership of the Trust and the Operating Partnership

      Set forth below is a description of the ownership of the Trust and the Operating Partnership on a pro forma basis, assuming that the Cash Offering and the Exchange Offering are completed in their entirety as contemplated herein and that the Dealer Manager or other participating broker-dealer has not exercised any Common Share warrants granted to it in connection with the Cash Offering and that no Unitholders have exercised their right to exchange Units into Common Shares. Immediately after the completion of the Cash Offering and the Exchange Offering, there would be 2,625,000 Common Shares and 6,264,808 Units outstanding. The purchasers of Common Shares in the Cash Offering would own 2,500,000 Common Shares, representing a 95.2% ownership interest in the Trust as of the closing of the Cash Offering and the Exchange Offering. Broker-dealers who earn commissions for their services in the Exchange Offering (a number of Common Shares equal to 5% of the Units solicited by them) would own the remaining 125,000, or 4.8%, of the outstanding Common Shares. On a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares, the purchasers of Common Shares in the Cash Offering, recipients of Units in the Exchange Offering, the Original Investors and broker-dealers who provide services in the Exchange Offering would have a 39.5%, 39.5%, 19.0% and 2.0% beneficial ownership interest (i.e., have the right to vote or dispose of such Common Shares or to acquire ownership of Common Shares in exchange for Units) in the Trust, respectively.

      The Trust will contribute net proceeds of the Cash Offering to the Operating Partnership in exchange for up to 2,500,000 unregistered Units, and in its capacity as General Partner of the Operating Partnership, the Trust will also receive a 1% partnership interest in the Operating Partnership. Units held by the Trust will not be exchangeable into Common Shares.

      The two tables below reflect the pro forma allocation of Common Shares and Units among the participants in the Cash Offering and the Exchange Offering. The first table assumes the consummation in full of the Cash Offering by itself without taking into account the Exchange Offering. The second table assumes the consummation in full of the Cash Offering and the Exchange Offering.

                                  Cash Offering

----------------------------------       Ownership:

                                         Managing Shareholder              0.0%
                                         Purchasers of Common
      BARON CAPITAL TRUST                Shares in Cash Offering         100.0%

          ("TRUST")



----------------------------------



----------------------------------       General Partner
                                         Baron Capital Trust              1.0%

                                         Limited Partners
  BARON CAPITAL PROPERTIES, L.P.         Baron Capital Trust             80.2%
                                         Original Investors              18.8%
   ("OPERATING PARTNERSHIP")                                            -----
                                                        Total           100.0%


----------------------------------

      If the Trust sells all 2,500,000 Common Shares being offered in the Cash Offering (gross proceeds of $25,000,000), and, assuming that the Dealer Manager and participating broker-dealers have not exercised any Common Share warrants granted to them in connection with the Cash Offering and that no transactions are effected pursuant to the Exchange Offering, the following would result:

      o The Trust would use net proceeds of the Cash Offering (up to $21,500,000) (remaining after payment of commissions and reimbursable offering expenses) to acquire 2,500,000 Units in the Operating Partnership (80.2% of the then outstanding amount). The Original Investors would own 18.8% of the then outstanding Units (586,420 Units) and the Trust, in its capacity as general partner of the Operating Partnership, would own the remaining 1% (31,176 Units).

      o The purchasers of Common Shares in the Cash Offering would own 100% of the equity interest in the Trust, which, in turn, would own an 80.2% limited partnership interest in the Operating Partnership. (The Managing Shareholder owns 10 Common Shares.)

      o The respective ownership percentage interests in the Trust and the Operating Partnership would remain proportionately the same in the event the Trust sells less than all Common Shares being offered in the Cash Offering, even though there would be fewer outstanding Common Shares and Units.

      o The Operating Partnership would use the cash proceeds received from the Trust to acquire property interests and for working capital and other general business purposes. Until such time that the election of the Trust to be treated as a REIT for federal income taxes is revoked, said uses of the cash proceeds shall exclude the acquisition of assets that are listed in Section 351(e)(1) of the Code to the extent that such assets would cause the Operating Partnership to own more than 78% of the assets that are listed in
            Section 351(e)(1) of the Code. The purpose of this requirement is to prevent the Operating Partnership from being treated as an "investment company" for federal income tax purposes. "See FEDERAL INCOME TAX CONSIDERATIONS - Transfer to an Investment Company."

                       Cash Offering and Exchange Offering


-----------------------------------      Ownership:

                                         Managing Shareholder(1)          0.0%
                                         Purchasers of Common            95.2%
         BARON CAPITAL TRUST              Shares in Cash Offering
                                         Broker-dealers earning
            ("TRUST")                     commissions in Exchange         4.8%
                                                                        -----
                                          Offering                      100.0%
                                                        Total
-----------------------------------


-----------------------------------      General Partner
                                         Baron Capital Trust              1.0%

                                         Limited Partners
    BARON CAPITAL PROPERTIES, L.P.       Baron Capital Trust             39.9%
       ("OPERATING PARTNERSHIP")         Recipients of Units
                                          in Exchange Offering           39.9%
                                         Original Investors              19.2%
                                                                        -----
                                                        Total           100.0%
-----------------------------------

      If the Trust sells all 2,500,000 Common Shares being offered in the Cash Offering, and the Operating Partnership issues all 2,500,000 registered Units to complete the Exchange Offering, the following would result:

      o The Trust would use net proceeds of the Cash Offering (up to $21,500,000) (remaining after payment of commissions and reimbursable offering expenses) to acquire 2,500,000 Units in the Operating Partnership.

      o The Operating Partnership would (i) issue all 2,500,000 registered Units to individual limited partners of Exchange Partnerships which directly or indirectly own property interests in exchange for their limited partnership interests and (ii) acquire additional property interests with the cash proceeds received from the Trust.

      o Each broker-dealer who assists the Operating Partnership in consummating the Exchange Offering with individual Offerees will be paid as a commission a number of unregistered Common Shares of the Trust in an amount equal to 5% of the number of Operating Partnership Units solicited by them.

----------
(1) Owns 10 Common Shares.

      o Assuming no Unitholders have exercised their right to exchange their Units for an equivalent number of Common Shares, the purchasers of Common Shares in the Cash Offering and broker-dealers providing services in the Exchange Offering would own 95.2% and 4.8%, respectively, of the equity interest in the Trust, and Unitholders of the Operating Partnership would own limited partnership interests in the Operating Partnership as follows:

                                                                    Number     Percentage
                                                                   of Units     Interest
                                                                   --------     --------
                Limited Partners

                Baron Capital Trust (as limited partner)           2,500,000      39.9%
                Recipients of Units in Exchange Offering           2,500,000      39.9%
                Original Investors                                 1,202,160      19.2%
                Baron Capital Trust (as general partner)              62,648       1.0%
                                                                   ---------     -----
                                                          Total:   6,264,808     100.0%

      Beneficial ownership of the Common Shares of the Trust would be held as follows:

                                                               Number of Common Shares     Percentage
                     Beneficial Owners                            Beneficially Owned        Interest
                                                                  ------------------        --------
                Managing Shareholder                                         10                0.0%
                Purchasers of Common Shares in Cash                   2,500,000               39.5%
                  Offering
                Recipients of Units in Exchange Offering              2,500,000               39.5%
                Original Investors                                    1,202,160               19.0%
                Broker-dealers earning commissions in
                  Exchange Offering                                     125,000                2.0%
                                                                      ---------              -----
                                                    Total:            6,327,170              100.0%

      If the Cash Offering is closed and all or a portion of the 2,500,000 Common Shares being offering therein are sold prior to that closing, and the Exchange Offering is also closed, but less than 2,500,000 Units are issued prior thereto, the purchasers of Common Shares in the Cash Offering and broker-dealers providing services in the Exchange Offering would still together hold 100% of the then outstanding Common Shares of the Trust (but in varying percentages between them, depending upon the number of Units issued), and the Trust and the recipients of Units in the Exchange Offering would own varying numbers and percentages of the then outstanding Units, depending upon how many Common Shares and Units were issued in connection with the respective offerings. The Original Investors collectively would own a varying number of Units, but their collective Common Share beneficial ownership percentage would remain at 19%. In addition, over time as Unitholders exercise their rights to exchange Units for an equivalent number of Common Shares: (i) the number of outstanding Common Shares would increase, resulting in changing percentages of ownership among Shareholders, and (ii) the number of outstanding Units would decrease, resulting in changing percentages of ownership among Unitholders. However, such exchanges would not affect the beneficial ownership percentage interests of any Shareholder or Unitholder.

Regulations

      General. Residential apartment communities are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. The Trust will use its best efforts to provide that each property in which it acquires an interest has the necessary permits and approvals to operate its business.

      Fair Housing Amendments of 1988. The FHA requires residential apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. The Trust will use its best efforts to provide that properties subject to the FHA in which it acquires an interest are in compliance with such law.

      Americans with Disabilities Act ("ADA"). Properties in which the Trust acquires an interest must comply with Title III of the ADA to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements could require removal of structural barriers to handicapped access in certain public areas of properties where such removal is readily achievable. The ADA does not, however, consider residential properties, such as apartment communities, to be public accommodations, except to the extent portions of such facilities, such as a leasing office, are open to the public. The Trust will use its best efforts to provide that properties in which it acquires an interest comply with all present requirements under the ADA and applicable state laws. Noncompliance could result in imposition of injunctive relief, fines or an award of damages. If required changes involve a greater expenditure than the Trust might anticipate, or if changes must be made on a more accelerated basis than it might anticipate, the ability of the Trust and the Operating Partnership to make expected distributions to Shareholders and Unitholders, respectively, could be adversely affected. The Trust believes that its competitors would face similar costs to comply with the requirements of the ADA.

      Environmental Regulations. The Trust is subject to Federal, state, and local environmental regulations that apply to the development of real property, including construction activities, the ownership of real property, and the operation of multifamily apartment communities.

      The Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), and applicable state Superfund laws subject the owner of real property to claims or liability for the costs of removal or remediation of hazardous substances that are disposed of on real property in amounts that require removal or remediation. Liability under CERCLA and applicable state Superfund laws can be imposed on the owner of real property or the operator of a facility without regard to fault or even knowledge of the disposal of hazardous substances on the property or at the facility. The presence of hazardous substances in amounts requiring response action or the failure to undertake remediation where it is necessary may adversely affect an owner's ability to sell real estate or borrow money using such real estate as collateral. In addition to claims for cleanup costs, the presence of hazardous substances on a property could result in a claim by a private party for personal injury or a claim by an adjacent property owner for property damage.

      The Trust, where required, intends to retain a qualified environmental consultant to conduct an environmental investigation of each property that it considers for investment. If there is any indication of contamination, sampling of the property will be performed by the environmental consultant. The environmental investigation report will be reviewed by the Trust and counsel prior to purchase of an interest in any property.

      Rent Control Legislation. Although none currently are applicable to any of the properties in which the Trust and the Operating Partnership are contemplating an investment, state and local rent control laws in certain jurisdictions limit a property owner's ability to increase rents and to cover increases in operating expenses and the costs of capital improvements. Enactment of such laws has been considered from time to time in other jurisdictions. The Trust does not presently intend to acquire interests in residential apartment properties in markets that are either subject to rent control or in which rent limiting legislation exists.

Employees

      The Trust and the Operating Partnership initially expect to employ a total of approximately 20 employees. The number of employees they will hire will depend upon the amount of net proceeds raised in the Cash Offering and the results of the Exchange Offering.

                       INVESTMENT OBJECTIVES AND POLICIES

General

      The Trust and the Operating Partnership have been organized to acquire equity interests in residential apartment properties located in the United States and/or to provide or acquire mortgage loans secured by such types of property. Such investments are expected to consist primarily of: (i) the direct and indirect acquisition, ownership, operation, management, improvement and disposition of equity interests in such types of properties and/or (ii) Mortgage Loans which the Trust and the Operating Partnership provide or acquire which are secured by mortgages on such types of properties. The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) expects that the proposed investments will
(1) generate current cash flow for distribution to Shareholders and Unitholders from rental payments from the rental of residential apartment units which the Trust and the Operating Partnership may acquire and/or principal and interest payments in respect of Mortgage Loans which the Trust and the Operating Partnership may provide or acquire and (2), where applicable, provide the opportunity for capital appreciation of residential apartment properties. The Trust and the Operating Partnership intend to pay regular quarterly distributions to the Shareholders and the Unitholders. Properties in which the Trust and the Operating Partnership acquire an interest are expected to use the straight-line method of depreciation over 30 years.

      The management of the Trust and the Operating Partnership has been involved in the residential property business for over 10 years and has extensive experience and presence in the residential property business which have enabled it to form key alliances and working relationships with owners of residential apartment properties and financial institutions.

      The Trust and the Operating Partnership intend to acquire, own, operate, manage, and improve residential apartment property interests for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. The strategy of the Trust and the Operating Partnership is to pursue acquisitions of interests in properties that (i) are available at prices below estimated replacement cost; (ii) may provide attractive returns with significant potential growth in cash flow from property operations; (iii) are strategically located, of high quality and competitive in their respective markets; (iv) have been under-managed or are otherwise capable of improved performance through intensive management and leasing that will result in increased occupancy and rental revenues, and (v) provide anticipated total returns that will increase distributions by the Trust and the Operating Partnership and their overall market value. The Trust will make investments in properties indirectly through the Operating Partnership in which it will hold all of its real estate assets and conduct all real estate operations. Unless the context otherwise requires, the term "Trust" as used herein shall collectively refer to Baron Capital Trust and the Operating Partnership.

      The primary business objective of the Trust is to increase distributions to Shareholders and Unitholders and to increase the value of the Trust's portfolio of properties in which it acquires an interest. The Trust intends to achieve these objectives by:

      (i) Acquiring interests in residential apartment properties located in the United States that are available at prices below estimated replacement cost and capable of enhanced performance, both in terms of cash flow and investment value, through application of the Trust's management ability and strategic capital improvements;

      (ii) Acquiring Mortgage Loans, including Subordinated Mortgage Loans secured by Mortgages on existing residential apartment properties located in the United States;

      (iii) Increasing cash flow of the Trust's property interests through active leasing, rent increases, improvement in tenant retention, expense controls, effective property management, and regular maintenance and periodic renovations, including additions to amenities;

      (iv) Managing operating expenses through the use of affiliated leasing, marketing, financing, accounting, legal, and data processing functions; and

      (v) Emphasizing capital improvements to enhance the Trust's competitive advantages in its markets.

      The Trust and the Operating Partnership intend to provide or acquire Subordinated Mortgage Loans which provide for the payment of a fixed or adjustable rate of interest plus, in certain cases, participation interest that is payable out of available cash flow remaining after the payment of operating expenses and debt service requirements and/or out of net proceeds from the sale or refinancing of such property remaining after the payment of transaction expenses and indebtedness secured by such property. The repayment of such loans would be secured by a Subordinated Mortgage on the underlying property. The Trust will not provide or acquire mortgage loans in respect of any property where the amount invested by the Trust or the Operating Partnership plus the amount of any existing indebtedness in respect of such property exceeds 80% of the property's estimated replacement cost new unless substantial justification exists.

      The Exchange Partnerships which are the initial targets of the Exchange Offering collectively manage the properties in which they have an interest and share property management expenses. Other properties in which the Trust acquires an interest will be similarly managed.

      After the Trust has invested net proceeds of the Cash Offering and completed the Exchange Offering, it intends to utilize one or more sources of capital for future acquisitions and capital improvements, which may include undistributed cash flow, borrowings, issuance of debt or equity securities and other bank and/or institutional borrowings. The Trust intends to investigate making an additional public or private offering of Common Shares and/or Units within the 12-month period following the commencement of the Exchange Offering if the Board of the Trust determines that suitable property acquisition opportunities which meet its investment criteria are available to the Trust at attractive prices and such an offering would fulfill its cost of funds requirements. There can be no assurance, however, that the Trust will be able to obtain capital for any such acquisitions or improvements on terms favorable to the Trust.

      The Trust qualified as a REIT for federal income tax purposes beginning with its taxable year ending December 31, 1998. See "TAX STATUS OF THE TRUST" and "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust."

Trust Policies with Respect to Certain Activities

      The following is a discussion of the Trust's policies with respect to investments, dispositions, financings, and conflicts of interest. These policies have been determined by the Trust's Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) and under the Declaration of Trust may be amended or revised from time to time at the discretion of the Board with approval of a majority in interest of the Shareholders entitled to vote on such matters. The Declaration of Trust contains certain additional limitations on the Trust's activities. See "SUMMARY OF THE DECLARATION OF TRUST - Control of Operations" and Section 1.9 of the Declaration.

      At all times, the Trust intends to make investments and conduct its operations in such a manner as to be consistent with the requirements of the Code for the Trust to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Managing Shareholder, with the consent of a majority of the Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, determines that it is no longer in the best interests of the Trust to qualify as a REIT. No assurance can be given that the Trust's objectives will be attained.

      Investment Policies

      The Trust's investment objective is to provide quarterly cash distributions and achieve long-term appreciation through increases in cash flows and the value of its property interests. The Trust intends to pursue these objectives by directly or indirectly acquiring equity interests in residential apartment properties located in the United States and/or providing or acquiring Mortgage Loans and other real estate interests related to such types of properties consistent with its qualification as a REIT. The Trust may invest in First Mortgage Loans or Subordinated Mortgage Loans and participating or convertible mortgages if it concludes that it may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation. The Trust may also retain a purchase money mortgage for a portion of the sale price in connection with the disposition of properties from time to time.

      Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, the Trust also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust." The Trust may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Trust's investment policies.

      The Trust will not make an equity investment in respect of any property where the amount invested by it plus the amount of any existing indebtedness or refinancing indebtedness in respect of such property exceeds the appraised value of the property. In addition, the Trust will not provide or acquire debt financing in respect of any property where the amount invested by the Trust plus the amount of any existing indebtedness in respect of such property exceeds 80% of the property's estimated replacement cost new as determined by the Managing Shareholder unless substantial justification exists. Repayment of any Mortgage Loans provided or acquired by the Trust would typically be secured by a Mortgage on the land, apartment units, and other improvements financed by the Trust and be non-recourse to the borrower beyond the underlying property and/or other assets of the borrower. It is expected that in most cases where it will provide or acquire a loan, the Trust will provide or acquire a Subordinated Mortgage Loan that is subordinate to a large-scale First Mortgage Loan provided by a lending institution. In certain cases, Mortgage Loans provided or acquired by the Trust may be in the form of First Mortgage Loans.

      Subordinated Mortgages securing Subordinated Mortgage Loans to be provided or acquired by the Trust may or may not be recorded. If any Subordinated Mortgage in favor of the Trust is not recorded, the Trust's security interest in the Mortgage would be unperfected and, until the Subordinated Mortgage is recorded, the Trust would be pari passu (i.e., on an equal basis) with all other unsecured creditors of the borrower, provided, however, the security instruments that will be entered into in connection with Mortgage Loans to be provided or acquired by the Trust will typically restrict the borrower's ability to enter into a subsequent loan arrangement with third parties which would be senior to or pari passu with (i.e., equal to) the Mortgage held by the Trust. Non-payment of any Subordinated Mortgage Loan that may be provided or acquired by the Trust may constitute an event of default by the borrower under the underlying Senior Mortgage Loan, and such Senior Mortgage Loan may have to be repaid by the borrower before Shareholders in the Trust will receive any return on their investment.

      The Board of the Trust has adopted a policy, described below at " Conflicts of Interest Policy," designed to eliminate or minimize potential conflicts of interest which may arise in respect of any residential apartment property investment opportunity which an Independent Trustee, any other member of the Board, an Original Investor or any of their respective affiliates may wish to pursue for his own account and which might be suitable for the Trust and the Operating Partnership. Such an opportunity may be pursued only if the Board is first given a right of first refusal to participate in the investment in place of the requesting party on the same terms and conditions as originally proposed and, in addition, either a majority of the disinterested members of the Board determine that the Trust and the Operating Partnership will not exercise the right or they fail to respond to the requesting party's proposal within a specified period.

      The Trust will obtain and maintain insurance coverage on property in which it acquires an equity interest (and, prior to providing or acquiring any Mortgage Loan in respect of a property, will be listed as an additional insured or loss payee in respect of such property), protecting against casualty loss up to replacement cost (with a deductible per loss ranging between $1,000 and $5,000 except in the case of flood and hurricane damage where the deductible ranges between 1% to 2% per loss), and against public liability in an amount that is reasonable taking into account the market value of the property at the time insurance is obtained. There can be no assurance, however, that the Trust's property interest would not sustain losses in excess of its applicable insurance coverage, and it could sustain losses as a result of risks which are uninsurable. There are certain types of losses (generally of a catastrophic nature, such as earthquakes, floods and wars) which may be either uninsurable or not economically insurable. Should such a loss occur, the Trust could lose its invested capital in the property interest. In that case, the Shareholders and Unitholders could suffer a complete loss of their investment in the Trust.

      Pending the commitment of Trust and Operating Partnership funds for the purposes described in this Prospectus, for distributions to Shareholders and Unitholders or for application of reserve funds to their purposes, the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) has full authority and discretion to make short-term investments in: (i) obligations of banks or savings and loan associations that either have assets in excess of $5 billion or are insured in their entirety by the United States government or its agencies and (ii) obligations of or guaranteed by the United States government or its agencies. Such short-term investments would be expected to earn rates of return which are lower than those earned in respect of properties in which the Trust may invest.

      The Trust intends to make investments in such a manner that it will not be treated as an investment company under the Investment Company Act of 1940.

      Disposition Policies

      The Managing Shareholder will periodically review the portfolio of assets which the Trust acquires. The Trust has no current intention to dispose of any property interests it may acquire, although it reserves the right to do so. Disposition decisions relating to a particular property will be made based on (but not limited to) the following factors: (i) potential to continue to increase cash flow and value; (ii) the sale price; (iii) strategic fit of the property with the rest of the Trust's portfolio; (iv) potential for, or the existence of, any environmental or regulatory problems; (v) alternative uses of capital; and (vi) maintaining qualification as a REIT. Any decision to dispose of a property will be made by the Managing Shareholder. The prohibitions in the Code and related regulations on a REIT holding property for sale may affect the Trust's ability to sell properties without adversely affecting distributions to Shareholders and Unitholders. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust."

      Financing Policies

      The Trust will have the right to borrow funds, and use the Trust's available assets as security for any such loan, if the Trust's cash requirements exceed its available cash. Under the Declaration of the Trust, the aggregate borrowings of the Trust in relation to its net assets may not exceed 300%, except where the Trust determines that a higher level of borrowing is appropriate. It is expected that each property in which the Trust invests will secure a First Mortgage Loan. The principal balance of any such First Mortgage Loan typically would represent a substantial percentage of the Trust's basis in any property in which the Trust owns an equity interest.

      To the extent that the Managing Shareholder desires that the Trust obtain additional capital, the Trust may raise such capital through additional public and private equity offerings, debt financing, retention of cash flow (subject to satisfying the Trust's distribution requirements under the REIT rules) or a combination of these methods. The Trust may determine to issue securities senior to the Common Shares, including Preferred Shares and debt securities (either of which may be convertible into Common Shares or be accompanied by warrants to purchase Common Shares). The Trust may also finance acquisitions of properties or interests in properties through the exchange of properties, the issuance of Shares, or the issuance of Units of limited partnership interest in the Operating Partnership and any other partnerships the Trust may form or acquire an equity interest in to conduct all or a portion of its real estate operations.

      The proceeds from any borrowings by the Trust may be used to pay distributions, to provide working capital, to purchase additional interests in the Operating Partnership, to refinance existing indebtedness or to finance acquisitions or capital improvements of new properties.

      Conflict of Interest Policies

      The Trust has adopted certain policies designed to eliminate or minimize potential conflicts of interest, as described below. However, there can be no assurance that these policies always will be successful in eliminating the influences of such conflicts, and if they are not successful, decisions could be made that might fail to reflect the interests of all Shareholders and Unitholders.

      The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) will have discretion in day to day management and control of the affairs of the Trust and the Operating Partnership, subject to (i) general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and (ii) prior approval authority of a majority of the Board and/or of a majority of the Independent Trustees in respect of certain actions of the Trust and the Operating Partnership. The Declaration of the Trust requires that a majority of the Board of the Trust be comprised of Independent Trustees not affiliated with the Managing Shareholder or its affiliates.

      Actions of the Trust and the Operating Partnership requiring approval of the Board and/or the Independent Trustees include, without limitation, the payment of compensation to the Managing Shareholder, a Trustee, any other member of the Board of the Trust or any of their respective affiliates in amounts in excess of certain specified limits for services performed for the Trust, and the acquisition of properties from, or the sale of properties to, any such parties. For example, the Trust may not purchase property from the Managing Shareholder, a Trustee, any other member of the Board or any of their respective affiliates unless a majority of the members of the Board and, in addition, a majority of the Independent Trustees who have no other interest in the particular proposed transaction (beyond their role on the Board or as Independent Trustees) review the proposed transaction and determine that it is fair and reasonable to the Trust and that the purchase price to the Trust for such property is no greater than the cost of the property to such proposed seller, or if the purchase price to the Trust is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable, provided, however, in no event may the purchase price for the property exceed its then current appraised value. As of the date of this Prospectus, other than as described herein, the Trust does not contemplate using any substantial portion of the net proceeds of the Cash Offering to acquire property interests from the Managing Shareholder, any Trustee or any other member of the Board of the Trust or any of their respective affiliates.

      The Board of the Trust has adopted a policy designed to eliminate or minimize potential conflicts of interests which may arise in respect of investment opportunities suitable for the Trust and the Operating Partnership which may be presented to the Managing Shareholder, an Independent Trustee, any other member of the Board, an Original Investor or any of their respective affiliates. Under the policy, such parties may pursue for their own account a residential apartment property investment opportunity which may be suitable for the Trust and the Operating Partnership (i.e., in accordance with the purposes for which they were organized) only upon fulfillment of the following conditions. First, the requesting party or parties must deliver to the Board of the Trust, at least 60 days prior to the consummation of any such transaction, a written investment proposal identifying the parties to be involved in such transaction, specifying in reasonable detail the proposed terms and conditions of the particular investment opportunity intended to be pursued and granting the Trust and the Operating Partnership a right of first refusal, exercisable within 30 days following the delivery of such proposal, to participate in the proposed transaction in the place of the requesting party or parties, on the terms and conditions specified in the written proposal.

      In addition, the requesting party or parties either (i) must receive written notice from a majority of the disinterested members of the Board (i.e., those persons who have no other interest in any such transaction beyond their role on the Board), or an authorized representative acting on their behalf, which specifies that the Trust and the Operating Partnership have determined not to participate in the proposed transaction or (y) must have not received from the disinterested members of the Board, or an authorized representative acting on their behalf, written notice, within 30 days following the receipt of such written proposal, which notifies the requesting party or parties that the Trust or the Operating Partnership elect to exercise their right of first refusal to participate in the proposed transaction on the terms and conditions specified in the written proposal. The Board of the Trust and the Independent Trustees are responsible for overseeing the conflicts policy under the circumstances described above to insure that it is applied fairly to the Trust. However, there can be no assurance that the policies of the Trust and the Operating Partnership will always be successful in eliminating or minimizing the influence of such conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all Shareholders and Unitholders.

      For a more detailed description of Trust and Operating Partnership actions requiring approval of the Board and/or the Independent Trustees, see "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

                         INITIAL REAL ESTATE INVESTMENTS

The Acquired Properties

      Set forth below is a description of the Operating Partnership's acquisition between June 1998 and June 1999 of beneficial interests in 67-unit, 80-unit, 50-unit and a 40% limited partnership interest in a 168-unit residential apartment properties located in Orlando, Lakeland and New Smyrna Beach, Florida, and Alexandria, Kentucky, respectively, and a limited partnership interest in 13 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships, which own direct or indirect equity or debt interests in residential apartment properties (less than 4% in each case). By acquiring general and limited partnership interests, the Operating Partnerships avoids certain costs, such as first mortgage assumption fees and recordation of title costs. The investments were made using net proceeds of the Trust's Cash Offering. Also described is a purchase agreement recently entered into by the Trust under which the Trust, subject to certain conditions, will acquire two residential apartment properties (totaling 652 units) under development in Burlington and Louisville, Kentucky upon completion of construction.

      Heatherwood Apartments

      In June 1998, the Operating Partnership acquired the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership (the "Heatherwood Partnership") which owns fee simple title to a 67-unit residential apartment property referred to as the Heatherwood Apartments
- Phase I (the "Heatherwood Property") located at 1005 Airport Road in Kissimmee, Florida 32741. On November 10, 1997 an affiliate of the Operating Partnership, Baron Capital XLV, Inc., acquired the general partnership interest in the Heatherwood Partnership. Set forth below is certain information describing the property, first mortgage financing to which the property is subject and the acquisition by the Operating Partnership of beneficial ownership of the property.

      The Heatherwood Property, completed in 1981, consists of 17 studio/one bathroom units, 45 one bedroom/one bathroom units, and five two bedroom/one bathroom units. The property is situated on approximately 2.26 acres and has approximately 35,136 square feet of rentable area. The average unit size of the studio, one bedroom and two bedroom units is approximately 288, 576 and 864 square feet, respectively. The average monthly rental rate as of June 30, 1999 for each type of unit was approximately $410, $525 and $649, respectively, or $1.42, $.91 and $.75 per square foot, respectively. The average monthly occupancy rates for 1994, 1995, 1996, 1997 and 1998 were approximately 91%, 88%, 93%, 97%, and 94% respectively. The average annual rental rate per unit for each of the last five years has been $5,280 (1994), $5,424 (1995), $5,628 (1996),
$5,820 (1997) and $6,060 (1998).

      The Operating Partnership acquired the entire limited partnership interest in the Heatherwood Partnership from an unaffiliated third party, Rylex Capital, L.L.C., a Florida limited liability company, for a purchase price of $830,000. The purchase price was based on independent appraisal of the market value of the property plus the value of any additional assets, less all liabilities, and was approved by the Board of the Trust. The Heatherwood Property is subject to first mortgage financing with a current principal balance of approximately $1,239,000. The mortgage is held by GMAC Commercial Mortgage Corp. The maturity date of the first mortgage loan is December 2004. Assuming no prepayments of principal, the balance that will be due at maturity is approximately $1,083,553. The monthly debt service payments are $8,847, or an annual amount of $106,164. The loan bears a fixed interest rate of 7.625% and amortizes on a 30-year basis. The loan is prepayable with a prepayment fee equal to 1% of the then outstanding principal balance.

      There is no lease, option, or contract to purchase or sell the Heatherwood Property. A renovation program has been in place since the date of acquisition. This program includes both interior and exterior improvements at a cost of approximately $2,500 per unit. The costs have been paid from maintenance reserves established and maintained by the property on a monthly basis. The property is in Florida and, as such, subject to the competitive nature of the state. The demand for units is high between October and April and much lower for the other months. This situation overrides any other competitive factor. The Heatherwood Property is not located in an overbuilt area and demand is adequate. The Heatherwood Property is adequately covered by insurance.

      The Heatherwood Property is a residential community; there is no tenant who occupies 10% or more of the rentable square footage. There is no business, occupation or profession taking place on the Heatherwood Property. The property leases units for periods of no longer than one year. The federal tax depreciation basis as of June 30, 1999 is $1,571,341. Depreciation is taken on a straight-line basis over 30 years. The Heatherwood Property is taxed at 200 mills per $10,000 valuation, and the 1998 taxes due March 31, 1999 were $22,787.05. Estimated taxes on proposed improvements are not material.

      In March 1998, prior to completion of the acquisition, the property was appraised by Consortium Appraisal, Inc., an independent appraisal firm in Winter Park, Florida which estimated the market value of the property at $2,075,000. The methods employed in appraising the property are discussed at "THE EXCHANGE OFFERING - Exchange Property Appraisals." The Trust and the Operating Partnership were not responsible for the payment of any fees or expenses for the appraisal. The acquisition was unanimously approved in advance by the Board of the Trust.

      Crystal Court Apartments

      In July 1998, the Operating Partnership acquired the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership (the "Crystal Court Partnership") which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments Phase II (the "Crystal Court Property") located in Lakeland, Florida. On January 15, 1986 an affiliate of the Operating Partnership, Baron Capital LIX, Inc., acquired the general partnership interest in the Crystal Court Partnership. Set forth below is certain information describing the property, first mortgage financing to which the property is subject and the acquisition by the Operating Partnership of beneficial ownership of the property.

      The Crystal Court Property, completed in 1986, consists of 20 studio/one bathroom units, 54 one bedroom/one bathroom units, and six two bedroom/one bathroom units. The property is situated on approximately 6.8 acres and has approximately 42,048 square feet of rentable area. The average unit size of the studio, one bedroom and two bedroom units is approximately 288, 576 and 864 square feet, respectively. The average monthly rental rate as of June 30, 1999 for each type of unit is approximately $309, $399 and $605, respectively, or $1.07, $.69 and $.58 per square foot, respectively. The average monthly occupancy rates for 1994, 1995, 1996, 1997 and 1998 were approximately 91%, 91%, 90%, 95% and 91% respectively. The average annual rental rate per unit for the Crystal Court Property for each of the last five years has been $4,068 (1994), $4,188 (1995), $4,356 (1996), $4,632 (1997) and $4,812 (1998).

      The Operating Partnership acquired the entire limited partnership interest in the Crystal Court Partnership from an unaffiliated third party, Rylex Capital, L.L.C., a Florida limited liability company, for a purchase price of approximately $704,000. The purchase price was based on an independent appraisal of the market value of the property plus the value of any additional assets, less all liabilities, and was approved by the Board of the Trust. The Crystal Court Property is subject to first mortgage financing with a current principal balance of approximately $1,471,705. The mortgage is held by GMAC Commercial Mortgage Corp. The maturity date of the first mortgage loan is October 2004. Assuming no prepayments of principal, the balance that will be due at maturity is approximately $1,366,490. The monthly debt service payments are $10,446, or an annual amount of $125,355. The loan bears a fixed interest rate of 7.5% and amortizes on a 30-year basis. The loan is prepayable with a prepayment fee equal to 1% of the then outstanding principal balance.

      There is no lease, option, or contract to purchase or to sell the Crystal Court Property. A renovation program has been in place since the original acquisition. This program includes both interior and exterior improvements at a cost of approximately $2,000 per unit. The costs have been paid from maintenance reserves established and maintained by the property on a monthly basis. The property is in Florida and, as such, subject to the competitive nature of the state. The demand for units is high between October and April and much lower for the other months. This situation overrides any other competitive factor. The Crystal Court Property is not located in an overbuilt area and demand is adequate. The Crystal Court Property is adequately covered by insurance.

      The Crystal Court Property is a residential community; there is no tenant who occupies 10% or more of the rentable square footage. There is no business, occupation or profession taking place on the Crystal Court Property. The property leases units for periods of no longer than one year. The federal tax depreciation basis as of June 30, 1999 is $1,657,232. Depreciation is taken on a straight-line basis over 30 years. The Crystal Court Property is taxed at 21.4 mills per $1,000 valuation, and the 1998 taxes due March 31, 1999 were $24,897.65. Estimated taxes on proposed improvements are not material.

      In June 1998, prior to completion of the acquisition, the property was appraised by Consortium Appraisal, Inc., an independent appraisal firm which estimated the market value of the property at $2,170,000. The Trust and the Operating Partnership were not responsible for the payment of any fees and expenses for the appraisal. The acquisition was unanimously approved in advance by the Board of the Trust.

      Riverwalk Apartments

      In September 1998, the Operating Partnership acquired the entire limited partnership interest in Riverwalk Enterprises, Ltd., a Florida limited partnership ("Riverwalk"), which owns fee simple title to a 50-unit residential apartment property located at 47 Jacaranda Cay Court, New Smyrna Beach, Florida 32169 (the "Riverwalk Property"). Simultaneously, an affiliate of the Operating Partnership, Riverwalk, LC, a Florida limited liability company, acquired the general partnership interest in Riverwalk. Gregory K. McGrath, the Chief Executive Officer of the Operating Partnership and the Trust, is the manager of Riverwalk, LC. The Operating Partnership owns 99% of the membership interests in Riverwalk, LC. The remaining 1% membership interest is nominally held by the Managing Shareholder of the Trust, as agent for the Operating Partnership.

      The Riverwalk Property, completed in 1986, consists of 50 two bedroom units. Forty-five units have two bathrooms and five have one bathroom. The property is located directly on the intracoastal waterway and was originally built for condominium sale. The Operating Partnership will operate the property as a rental community for the indefinite future. Occupancy data for the years 1994 through 1997 for the Riverwalk Property is unavailable. The occupancy rate in 1998 was 98%. As of June 30, 1999, the property was 92% occupied. The average monthly rental rate as of June 30, 1999 was approximately $565 for a one bath unit and $605 for a two bath unit. The property has 51,024 square feet of rentable space, or approximately 1,020 square feet per unit. The current rent per square foot is approximately $.55. The average annual rental rate for 1998 was approximately $6,780 per unit.

      The Operating Partnership acquired the Riverwalk limited partnership interests from 12 unaffiliated individuals and Riverwalk, LC acquired the Riverwalk general partnership interest from Riverwalk Enterprises, Inc., whose principal was Michael Green, for a total purchase price of approximately $700,000. Mr. Green is not affiliated with the Trust or the Operating Partnership. The purchase price was based on an independent appraisal of the property less all liabilities, and was approved by the Board of the Trust. The sale was subject to a first mortgage of approximately $1,330,000, held by TMG Life Insurance Company. The current principal balance of the mortgage is approximately $1,585,589. The mortgage matures in November 2004 and has a current interest rate of 8.75%. The holder of the first mortgage has a right to adjust the rate in October 1999 for the remaining five years of the loan, to a rate equal to 200 basis points above the then current rate for five-year treasury notes. Assuming no prepayments of principal, the balance that will be due at maturity is approximately $1,411,716. The monthly debt service payments are $14,071, or an annual amount of $168,859. Prepayment is permitted at any time, subject however to a yield maintenance termination fee calculated in accordance with the terms of the loan.

      There is no lease, option, or contract to purchase or to sell the Riverwalk Property. A renovation program has been in place since the original acquisition. This program includes both interior and exterior improvements at a cost of approximately $500 per unit to date. The cost will increase per unit as more renovations are completed. The costs have been paid from maintenance reserves established and maintained by the property on a monthly basis. The property is in Florida and, as such, subject to the competitive nature of the state. The demand for units is high between October and April and much lower for the other months. This situation overrides any other competitive factor. The Riverwalk Property is not located in an overbuilt area and demand is adequate. The Riverwalk Property is adequately covered by insurance.

      The Riverwalk Property is a residential community; there is no tenant who occupies 10% or more of the rentable square footage. There is no business, occupation or profession taking place on the Riverwalk Property. The property leases units for periods of no longer than one year. The federal tax depreciation basis as of June 30, 1999 is $1,518,035. Depreciation is taken on a straight-line basis over 30 years. Riverwalk is taxed at 24.95 mills per $1,000 valuation and the 1998 taxes due March 31, 1999 were $34,985.58. Estimated taxes on proposed improvements are not material.

      The total cost of the acquisition to the Operating Partnership was approximately $655,000, which includes costs of the transaction, including a $200,000 commission paid to Prime One Realty Inc. An affiliate of Mr. McGrath received one-half of the commission from Prime One Realty Inc. The Operating Partnership borrowed $575,000 from I. Stanley Levine, Trustee, of Miami, Florida, in order to complete the acquisition. The Levine loan matured in December 1998. The principal amount of $200,000 was paid and payment of the remaining principal balance of $375,000 was extended until June 1, 1999. This loan requires current interest payments only at the annual rate of 18%, and is secured by a pledge of the general and limited partnership interests acquired in the transaction. The Operating Partnership funded the acquisition and will satisfy the Levine loan from the net proceeds of the Trust's sale of Common Shares in the ongoing Cash Offering. The purchase price was determined by the parties in an arms-length negotiation. The Operating Partnership relied upon an appraisal of the Riverwalk Property updated as of July 17, 1998 prepared by Rex-McGill, Inc, an independent appraisal firm, which valued the property at $2,200,000. The transaction was unanimously approved by the Independent Trustees of the Trust prior to closing of the acquisition.

      Alexandria Property

      In October 1998, the Operating Partnership acquired an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky (the "Alexandria Property"). One hundred twelve of the 168 residential units (approximately 67%) have been completed as of June 30, 1999 and are in the rent-up stage. As of June 30, 1999, 44 of the 112 completed units have been rented at an average annual rental rate of $8,244. The average monthly occupancy rate for 1998 was 14%. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). Subsequently, the Operating Partnership acquired additional limited partnership units for $885,000 and as of June 30, 1999 it owns an approximately 40% limited partnership interest. The Acquisition Agreement called for an installment sale with the Operating Partnership to acquire limited partnership interests as buildings are completed. The purchase price was based on an independent appraisal of the property less all liabilities, and was approved by the Board of the Trust. The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

      The Alexandria Property is a new development, and there is no renovation program in place. The property has substantial technological advantages over its competition in the area and is looking to maximize these advantages in the future. Alexandria is not in an over-developed location. The Alexandria Property is adequately covered by insurance. The Alexandria Property is a residential community; there is no tenant who occupies 10% or more of the rentable square footage. There is no business, occupation or profession taking place on the Alexandria Property. The property leases units for periods of no longer than one year. The property is still in construction and as such there are no assets to depreciate on the partnership books. The construction company is paying only land taxes on the Alexandria Property.

      Acquisition of Limited Partnership Interests

      In July 1998, the Operating Partnership also was admitted as a limited partner in 13 real estate limited partnerships managed by affiliates of the Managing Partnership, including certain of the Exchange Partnerships. The Operating Partnership acquired the interests in consideration of a capital contribution ranging from approximately $2,900 to $83,300 in each such partnership. The aggregate contribution made by the Operating Partnership was approximately $341,000. The percentage interest acquired by the Operating Partnership (less than 4% in each case) was calculated at fair market value. In each instance, the Operating Partnership agreed that its right to receive distributions from cash flow or from a capital event would be subordinate to the right of the existing limited partners to receive any preferred return described in the partnership agreement of the respective partnership. In addition, the Operating Partnership agreed with the Exchange Partnerships that the acquisition would not affect the valuation of the limited partnership interests for purposes of the Exchange Offering. These various partnerships will be accounted for on the cost method since their respective ownership interests represent less than 20% of the equity ownership therein. In addition, the partnerships will periodically assess the realizable value of these investments in order to ascertain that there has been no impairment in their recorded value.

      Contract to Purchase Two Additional Properties

      In September 1998, the Trust entered in an agreement with three real estate development companies to acquire two luxury residential apartment properties in the development stage upon the completion of construction. The development companies (Brentwood at Southgate, Ltd., Burlington Residential, Ltd. and The Shoppes at Burlington, Ltd.) are controlled by Gregory K. McGrath. The properties are scheduled to have a total of 652 units, comprised of studios and one, two and three bedroom/one or two bathroom apartments. Construction of one of the properties, located in Louisville, Kentucky, is expected to be completed prior to the end of 2000, and construction of the other property, located in Burlington, Kentucky (part of the Cincinnati metropolitan area), is expected to be completed by the end of 2001. The aggregate purchase price for the two properties is in the range of approximately $41,000,000 to $43,000,000. The closing of each acquisition, which is expected to occur shortly following the completion of construction, is conditioned on, among other things, the completion of the respective apartment property, the availability of first mortgage financing and the Trust's raising the balance of the funds necessary for the acquisition in its ongoing Cash Offering or otherwise having funds available to make the acquisition.

      In connection with the transaction and in exchange for certain benefits described below, the Trust agreed to co-guarantee (along with Mr. McGrath), up to 35% (or approximately $12,500,000) of the development portion of long-term construction loans with an aggregate principal amount of up to $36,000,000 to be provided by a bank to the development companies. As of December 31, 1998, approximately $4,600,000 of such loans had been drawn down, resulting in outstanding guarantees of approximately $1,600,000. Subject to the fulfillment of certain closing and funding conditions, the construction loans will be made to the development companies in connection with the development and construction of the two apartment properties and of an 111,000 square foot shopping center being developed in Burlington, Kentucky. The interest rates on the construction loans range from 7.36% to 7.52%. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility.

      The Trust expects to receive significant benefits from the transaction in addition to the acquisition of two large luxury apartment properties located in attractive communities. First, in exchange for the guarantee of the development portion of the construction loans, the Trust will receive a discount of approximately $212,500 (representing a one-half of one percent reduction) on the purchase price of the properties. The Trust and the development companies are negotiating a further price reduction which would apply if the development portion of the loans is not repaid prior to the expiration of the guarantee period and the Trust is required to buy out or arrange for the buyout of the lender's position on the loans.

The Exchange Properties

      In the Exchange Offering, the Operating Partnership will offer to issue registered Units in exchange for limited partnership interests owned by individual limited partners in limited partnerships which directly or indirectly own equity and/or debt interests in residential apartment properties. As its initial investment targets in the Exchange Offering, the Operating Partnership is offering to acquire limited partnership interests from individual limited partners (collectively, the "Exchange Limited Partners" and individually an "Exchange Limited Partner") in 23 limited partnerships (collectively referred to herein as the "Exchange Partnerships" and individually as an "Exchange Partnership") which directly or indirectly own equity and/or Subordinated Mortgage interests in 26 residential apartment properties (collectively, the "Exchange Properties" and individually an "Exchange Property"). The Operating Partnership will acquire a beneficial ownership interest in all or a portion of the Exchange Properties by acquiring from Exchange Limited Partners of Participating Exchange Partnerships their limited partnership interests ("Exchange Partnership Units") in the respective partnership. The Exchange

Partnerships are managed by Corporate General Partners affiliated with the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath).

      Certain of the Exchange Partnerships own direct or indirect equity interests in 16 Exchange Properties which consist of an aggregate of 1,012 residential units (comprised of studio and one, two, three and four-bedroom units). Certain of the Exchange Partnerships own direct or indirect mortgage interests in 10 Exchange Properties, which consist of an aggregate of 813 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, three properties in Ohio and one property each in Georgia and Indiana.

      The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns record title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided Subordinated Mortgage interest in one or more properties (and in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided Subordinated Mortgage interest in one or more properties (and in one case, unsecured debt interests).

      The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,576,606. The total current aggregate balance due (including current aggregate principal balances of Subordinated Mortgage Loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $7,489,325.

      Certain information relating to the 26 Exchange Properties and mortgage indebtedness secured thereby is summarized in the four tables set forth below. Assuming the Exchange Offering is accepted by all Exchange Limited Partners in all Exchange Partnerships, the aggregate purchase price for the Exchange Partnership Units would be approximately $24,980,660, comprised of Operating Partnership Units to be issued with an initial assigned value in that amount. The Trust and the Operating Partnership will investigate other investment opportunities for the Exchange Offering, including property interests held by unaffiliated owners and by certain other limited partnerships managed by affiliates of the Managing Shareholder. See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER," "THE TRUST AND THE OPERATING PARTNERSHIP" and "INVESTMENT OBJECTIVES AND POLICIES."

      Upon the completion of the Exchange Offering in respect of each Participating Exchange Partnership, (i) Gregory K. McGrath, a founder of the Trust and the Operating Partnership, the Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder, and the sole stockholder, director and executive officer of the Corporate General Partner of each of the Exchange Partnerships, will for nominal consideration (a) grant the Board of the Trust a management proxy coupled with an interest to vote the shares of approximately five Corporate General Partners of the Exchange Partnerships or (b) contract to assign all of the stock in approximately eighteen Corporate General Partners to the Trust; (ii) the Corporate General Partner will assign to the Operating Partnership all of its residual economic interest in the partnership; and (iii) Mr. McGrath will cause the Corporate General Partner to waive its right to receive from the partnership any ongoing fees, effective at the time of exchange.

      In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue Units to each individual Exchange Limited Partner in exchange for his respective limited partnership interest in an Exchange Partnership. Each Exchange Limited Partner will have the opportunity to elect on an individual basis either (i) to accept Units in exchange for his limited partnership interest in his respective Exchange Partnership or (ii) to retain his interest in the Exchange Partnership on substantially the same terms and conditions as his original investment. The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership unless limited partners holding at least 90% of the limited partnership interests in the partnership affirmatively elect to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial value of at least $6,000,000. After the completion of the Exchange Offering, each Exchange Partnership will continue to own its interest in its respective Exchange Property, but all of the limited partnership interests in a given Participating Exchange Partnership would then be owned by the Operating Partnership, if all Exchange Limited Partners in the partnership elect to accept the

Exchange Offering, or by the Operating Partnership and any Exchange Limited Partners who elect not to accept the Exchange Offering.

      The number of Operating Partnership Units to be offered to each Exchange Limited Partner for his interest in a given Exchange Partnership have been assigned an initial value in the range of 103% to 169% of the amount of an Exchange Limited Partner's original investment in the partnership. For such purposes, each Operating Partnership Unit will be initially valued at $10.00, the offering price of each Trust Common Share offered in the Cash Offering. The value of the Units and the Common Shares are substantially identical since, as described above, recipients of Operating Partnership Units in the Exchange Offering may exchange their Units into an equivalent number of Common Shares at any time, subject to certain conditions. "See "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP" and "THE EXCHANGE OFFERING."

      The number of Units being offered by the Operating Partnership in the Exchange Offering in respect of each Exchange Equity Partnership and each Exchange Hybrid Partnership (to the extent of its direct or indirect equity interest in the property) differs based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of one or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and each of the Exchange Hybrid Partnerships (to the extent of its mortgage interests in properties and other debt interests) differs based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which the property be subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of one or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. Each Exchange Property in which the Operating Partnership intends to acquire an interest has been appraised by a qualified and licensed independent appraisal firm and each additional property in which it intends to acquire an interest will be appraised in advance. See " - Exchange Property Appraisals."

      All expenses incurred in connection with the Exchange Offering to produce, file, print and distribute the Prospectus will be paid by the Trust and the Operating Partnership. No special fees or commissions were or will be paid in connection with the Exchange Offer to the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), any Corporate General Partner of an Exchange Partnership, or any of their respective affiliates. Broker-dealers who assist the Operating Partnership in consummating the Exchange Offering with individual Offerees who accept the offering will be paid as a commission a number of unregistered Common Shares of the Trust equal to 5% of the Units issued to Offerees as a result of their efforts.

                            Equity Property Interests

      The table set forth below summarizes certain information relating to each of the 16 properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships involved in the Exchange Offering directly or indirectly own an equity interest, including (i) the name of the respective partnership and its general partner, (ii) the name and location of each property, (iii) the year each property was completed, (iv) the number of units, acreage, rentable area, average unit size and average rental rate per unit and per square feet of rentable area as ofJune 30, 1999, and (v) physical occupancy of each property as ofJune 30, 1999. In the Exchange Offering, the Operating Partnership will offer to issue its Units to limited partners in those partnerships in exchange for their limited partnership interests in the partnerships and thereby indirectly acquire such property interests.

                                     Name of
                                   Residential                                                                   Approx.
                                    Apartment                                                                   Rentable
                                Property (and type                    Year                          Approx.       Area
Partnership          GP            of interest)       Location      Completed     No. of Units       Acres      (Sq. Ft.)*
-----------          --            ------------       --------      ---------     ------------       -----      ----------
Exchange Equity
Partnerships:
-------------

Baron Strategic      Baron         Steeplechase       Anderson,        1977       Total       72      3.20       47,280
Investment Fund      Capital       Apartments (1)     Indiana                     1 BR        12
II, Ltd.             XXXI, Inc.                                                   2 BR        60

Central Florida      Baron         Laurel Oaks        Deland,          1986       Total       56      6.21        45,216
Income               Capital of    Apartments (1)     Florida                     1 BR        11
Appreciation Fund,   Florida                                                      2 BR        45
Ltd.                 Inc.

Florida Capital      Baron         Eagle Lake         Port             1987       Total       77      4.68        45,504
Income Fund, Ltd.    Capital II,   Apartments (1)     Orange,                     1 BR        73
                     Inc.                             Florida                     2 BR         4

Florida Capital      Baron         Forest Glen        Daytona          1985       Total       52      6.85        62,692
Income Fund II,      Capital IV,   Apartments         Beach,                      2 BR        28
Ltd.                 Inc.          (Phase I) (2)      Florida                     3 BR        24

Florida Capital      Baron         Bridge Point       Jacksonville,    1986       Total       48      3.39        27,360
Income Fund III,     Capital       Apartments         Florida                    Studio        6
Ltd.                 VII, Inc.     (Phase II) (1)                                 1 BR        37
                                                                                  2 BR         5

Florida Capital      Baron         Glen Lake          St.              1986       Total      144      7.16        79,200
Income Fund IV,      Capital V,    Apartments (1)     Petersburg,                 1 BR       144
Ltd.                 Inc.                             Florida

Florida Income       Baron         Forest Glen        Daytona          1985       Total       26      6.85        29,931
Advantage Fund I,    Capital IV,   Apartments         Beach,                      2 BR        19
Ltd.                 Inc.          (Phase III) (2)    Florida                     3 BR         7

Florida Income       Baron         Forest Glen        Daytona          1985       Total        8      6.85        9,166
Appreciation Fund    Capital IV,   Apartments         Beach,                      2 BR         6
I, Ltd.              Inc.          (Phase IV) (2)     Florida                     3 BR         2



                                                                           Physical
                                                       6/30/99            Occupancy
                           Avg. Unit Size    Average Rental Rates/Month     As Of
Partnership                   (Sq. Ft.)        (Per Unit) (Per Sq. Ft.)    6/30/99
-----------                   ---------        ------------------------    -------
Exchange Equity
Partnerships:
-------------

Baron Strategic             Avg.         657      $433          $.66         92%
Investment Fund             1 BR         550
II, Ltd.                    2 BR         678

Central Florida             Avg.         807      $531          $.66         98%
Income                      1 BR         576
Appreciation Fund,          2 BR         864
Ltd.

Florida Capital             Avg.         591      $465          $.78         96%
Income Fund, Ltd.           1 BR         576
                            2 BR         864

Florida Capital             Avg.       1,205      $673          $.56         94%
Income Fund II,             2 BR       1,075
Ltd.                        3 BR       1,358

Florida Capital             Avg.         570      $465          $.82         94%
Income Fund III,           Studio        288
Ltd.                        1 BR         576
                            2 BR         864

Florida Capital             Avg.         550      $674         $1.23         76%
Income Fund IV,             1 BR         550
Ltd.

Florida Income              Avg.       1,151      $656          $.57         88%
Advantage Fund I,           2 BR       1,075
Ltd.                        3 BR       1,358

Florida Income              Avg.       1,146      $655          $.57         100%
Appreciation Fund           2 BR       1,075
I, Ltd.                     3 BR       1,358


                                     Name of
                                   Residential                                                                   Approx.
                                    Apartment                                                                   Rentable
                                Property (and type                    Year                          Approx.       Area
Partnership          GP            of interest)       Location      Completed     No. of Units       Acres      (Sq. Ft.)*
-----------          --            ------------       --------      ---------     ------------       -----      ----------
Florida Income       Baron         Blossom Corners    Orlando,         1980       Total       70      3.67        39,300
Growth Fund V, Ltd.  Capital XI,   Apartments         Florida                    Studio       15
                     Inc.          (Phase I)  (1)                                 1 BR        49
                                                                                  2 BR         6
Florida              Baron         Camellia Court     Daytona          1982       Total       60      5.15        34,848
Opportunity Income   Capital       Apartments (1)     Beach,                      1 BR        59
Partners, Ltd.       III, Inc.                        Florida                     2 BR         1

GSU Stadium          Baron         Stadium Club       Statesboro,      1987       Total       60      3.50        50,736
Student              Capital X,    Apartments (1)     Georgia                    Studio        2
Apartments, Ltd.     Inc.                                                         3 BR         3
                                                                                  4 BR        55

Midwest Income       Baron         Brookwood Way      Mansfield,       1974       Total       66      3.92        38,016
Growth Fund VI,      Capital of    Apartments (1)     Ohio                       Studio        3
Ltd.                 Ohio III,                                                    1 BR        60
                     Inc.                                                         2 BR         3

Realty Opportunity   Baron         Forest Glen        Daytona          1985       Total       30      6.85        34,231
Income Fund VIII,    Capital IV,   Apartments         Beach,                      2 BR        23
Ltd.                 Inc.          (Phase II) (2)     Florida                     3 BR         7

Exchange Hybrid
Partnerships:

Baron Strategic      Baron         Pineview           Orlando,         1988       Total       91      4.38        46,656
Investment Fund      Capital       Apartments (3)     Florida                    Studio       26
VI, Ltd.             XXXI, Inc.                                                   1 BR        59
                                                                                  2 BR         6

Baron Strategic      Baron         Crystal Court      Lakeland,        1982       Total       72      4.5         43,776
Investment Fund      Capital       Phase I (4)        Florida                     1 BR        64
IX, Ltd.             XLII, Inc.                                                   2 BR         8

Baron Strategic      Baron         Crystal Court      Lakeland,        1982       Total       72      4.5         43,776
Investment Fund X,   Capital       Phase I (5)        Florida                     1 BR        64
Ltd.                 XLII, Inc.                                                   2 BR         8

                                   Pineview           Orlando,         1988       Total       91      4.38        46,656
                                   Apartments (6)     Florida                    Studio       26
                                                                                  1 BR        59
                                                                                  2 BR         6


                                                                          Physical
                                                      6/30/99            Occupancy
                          Avg. Unit Size     Average Rental Rates/Month    As Of
Partnership                  (Sq. Ft.)        (Per Unit) (Per Sq. Ft.)    6/30/99
-----------                  ---------        ------------------------    -------
Florida Income             Avg.       561      $495          $.88         95%
Growth Fund V, Ltd.       Studio      300
                           1 BR       600
                           2 BR       900
Florida                    Avg.       581      $436          $.75         93%
Opportunity Income         1 BR       576
Partners, Ltd.             2 BR       864

GSU Stadium                Avg.       860      $963         $1.13         70%
Student                   Studio      288
Apartments, Ltd.           3 BR       880
                           4 BR       880

Midwest Income             Avg.       576      $376          $.65         94%
Growth Fund VI,           Studio      288
Ltd.                       1 BR       576
                           2 BR       864

Realty Opportunity         Avg.     1,141      $653          $.57         90%
Income Fund VIII,          2 BR     1,075
Ltd.                       3 BR     1,358

Exchange Hybrid
Partnerships:

Baron Strategic            Avg.       513      $461          $.90         92%
Investment Fund           Studio      288
VI, Ltd.                   1 BR       576
                           2 BR       864

Baron Strategic            Avg.       608      $410          $.68         96%
Investment Fund            1 BR       576
IX, Ltd.                   2 BR       864

Baron Strategic            Avg.       608      $410          $.68         96%
Investment Fund X,         1 BR       576
Ltd.                       2 BR       864

                           Avg.       513      $461          $.90         92%
                           1 BR       288
                           2 BR       576
                                      864



                                     Name of
                                   Residential                                                                   Approx.
                                    Apartment                                                                   Rentable
                                Property (and type                    Year                           Approx.      Area
Partnership          GP            of interest)       Location      Completed     No. of Units       Acres      (Sq. Ft.)*
-----------          --            ------------       --------      ---------     ------------       -----      ----------
Lamplight Court of   Baron         Lamplight          Bellefontaine,   1973       Total       80      6.00        46,944
Bellefontaine        Capital IX,   Apartments (7)     Ohio                       Studio       12
Apartments, Ltd.     Inc.                                                          1BR        53
                                                                                  2 BR        15
                                                                                           -------------------------------
                                   TOTAL
                                   PROPERTIES:                                             1,012**   83.16      680,856
                                                                                           ===============================


                                                                          Physical
                                                      6/30/99            Occupancy
                          Avg. Unit Size    Average Rental Rates/Month     As Of
Partnership                  (Sq. Ft.)        (Per Unit) (Per Sq. Ft.)    6/30/99
-----------                  ---------        ------------------------    -------
Lamplight Court of       Avg.         587      $397          $.68         88%
Bellefontaine           Studio        288
Apartments, Ltd.         1 BR         576
                         2 BR         864
                                  ------------------------------------------------

                                      673      $533          $.80        89.5%
                                  ================================================


----------
*     Includes only residential apartment units and excludes common areas.
** Properties in which more than one partnership has an interest are counted only once.
(1) Partnership owns the entire limited partnership interest in a limited partnership which holds fee simple title to the property.
(2) Partnership owns beneficial interest in an unrecorded land trust which holds fee simple title to the property.
(3) Partnership owns (i) a 52.44% limited partnership interest in a limited partnership which holds fee simple title to the property and (ii) debt interests in other property described below in "Mortgage Information Mortgage Properties" table.
(4) Partnership owns (i) a 39.56% limited partnership interest in a limited partnership which holds fee simple title to the property and (ii) debt interests in other property described below in "Mortgage Information Mortgage Properties" table.
(5) Partnership owns (i) a 47.59% limited partnership interest in a limited partnership which holds fee simple title to the property and (ii) debt interests in other property described below in "Mortgage Information Mortgage Properties" table.
(6) Partnership owns (i) a 39.56% limited partnership interest in a limited partnership which holds fee simple title to the property and (ii) debt interests in other property described below in "Mortgage Information Mortgage Properties" table.
(7) Partnership owns (i) a 31.7% limited partnership interest in a limited partnership which holds fee simple title to the property and (ii) a debt interest in the property described below in "Mortgage Information Mortgage Properties" table.

                              Property Information
                             Debt Property Interests

The table set forth below summarizes certain information relating to each of the 11 properties in which Exchange Mortgage Partnerships and Exchange Hybrid Partnerships involved in the Exchange Offering own a mortgage interest, including (i) the name of the respective partnership and its general partner,
(ii) the name and location of each property, (iii) the year each property was completed, (iv) the number of units, acreage, rentable area, average unit size and average rental rate per unit and per square feet of rentable area as ofJune 30, 1998, and (v) physical occupancy of each property as ofJune 30, 1999. In the Exchange Offering, the Operating Partnership will offer to issue its Units to limited partners in those partnerships in exchange for their limited partnership interests in the partnerships and thereby indirectly acquire such property interests.

                                       Name of
                                     Residential                                                                 Approx.
                                      Apartment                                                                 Rentable
                                  Property (and type                  Year                          Approx.       Area
Partnership          GP              of interest)     Location      Completed     No. of Units       Acres      (Sq. Ft.)*
-----------          --              ------------     --------      ---------     ------------       -----      ----------
Exchange Mortgage
Partnerships:
Baron Strategic      Baron         Blossom Corners    Orlando,         1981       Total       68      3.51        38,100
Investment Fund,     Capital       Apartments         Florida                    Studio       16
Ltd.                 XXXII, Inc.   (Phase II) (1)                                 1 BR        45
                                                                                  2 BR         7

                                   Villas at Lake     Cincinnati,   Est. 4th      Total      164      20.2       217,300
                                   Sycamore (1)       Ohio          quarter       2 BR
                                                                       2003       3 BR

Baron Strategic      Baron         Country Square     Tampa,           1981       Total       73      4.56        40,032
Investment Fund      Capital       Apartments         Florida                    Studio       14
IV, Ltd.             XVII, Inc.    (Phase I) (1)                                  1 BR        52
                                                                                  2 BR         7

Baron Strategic      Baron         Candlewood         Tampa,           1984       Total       33      2.75        17,568
Investment Fund V,   Capital XL,   Apartments         Florida                    Studio        6
Ltd.                 Inc.          (Phase II) (1)                                 1 BR        26
                                                                                  2 BR         1

                                   Curiosity Creek    Tampa,           1982       Total       81      4.51        43,776
                                   Apartments (1)     Florida                    Studio       16
                                                                                  1 BR        59
                                                                                  2 BR         6

Baron Strategic      Baron         Heatherwood        Kissimmee,       1982       Total       41      2.26        22,176
Investment Fund      Capital       Apartments         Florida                    Studio       10
VIII, Ltd.           XLIV, Inc.    (Phase II) (2)                                1 BR/1B      26
                                                                                 2 BR/1B       4
                                                                                 2 BR/2B       1


                                                                            Physical
                                                        6/30/99            Occupancy
                            Avg. Unit Size    Average Rental Rates/Month    As Of
Partnership                   (Sq. Ft.)        (Per Unit) (Per Sq. Ft.)    6/30/99
-----------                   ---------        ------------------------    -------
Exchange Mortgage
Partnerships:

Baron Strategic              Avg.         557      $513          $.92         90%
Investment Fund,            Studio        300
Ltd.                         1 BR         600
                             2 BR         864

                             Avg.       1,325       -             -            -
                             2 BR
                             3 BR

Baron Strategic              Avg.         548      $469          $.86         96%
Investment Fund             Studio        288
IV, Ltd.                     1 BR         576
                             2 BR         864

Baron Strategic              Avg.         532      $463          $.87         89%
Investment Fund V,          Studio        288
Ltd.                         1 BR         576
                             2 BR         864

                             Avg.         540      $443          $.82         98%
                            Studio        288
                             1 BR         576
                             2 BR         864

Baron Strategic              Avg.         541      $527          $.98         93%
Investment Fund             Studio        288
VIII, Ltd.                  1 BR/1B       576
                            2 BR/1B       864
                            2 BR/2B       864



                                       Name of
                                     Residential                                                                 Approx.
                                      Apartment                                                                 Rentable
                                  Property (and type                  Year                          Approx.       Area
Partnership          GP              of interest)     Location      Completed     No. of Units       Acres      (Sq. Ft.)*
-----------          --              ------------     --------      ---------     ------------       -----      ----------
                                                                                2 BR/1B        4
                                                                                2 BR/2B        1

                                   Longwood           Cocoa,           1981       Total       59      4.00        36,288
                                   Apartments         Florida                     1 BR        51
                                   (Phase I) (1)                                  2 BR         8

                                   Villas at Lake     Cincinnati,   Est. 4th      Total      164      20.2       217,300
                                   Sycamore (1)       Ohio          quarter       2 BR
                                                                       2003       3 BR

Baron Strategic      Baron         Curiosity Creek    Tampa,           1982       Total       81      4.51        43,776
Vulture Fund I,      Capital       Apartments (1)    Florida                     Studio       16
Ltd.                 XXVI, Inc.                                                   1 BR        59
                                                                                  2 BR         6
Brevard Mortgage     Baron         Meadowdale         Melbourne,       1984       Total       64      4.81        39,168
Program, Ltd.        Capital       Apartments (1)     Florida                     1 BR        56
                     XII, Inc.                                                    2 BR         8

Exchange Hybrid
Partnerships
Baron Strategic      Baron         Candlewood         Tampa,           1988       Total       33      2.75        17,568
Investment Fund      Capital       Apartments         Florida                    Studio        6
VI, Ltd.             XXXI, Inc.    (Phase II) (3)                                 1 BR        26
                                                                                  2 BR         1
                                   Country Square                      1981       Total       73      4.56        40,032
                                   Apartments         Tampa,                     Studio       14
                                   (Phase I) (3)      Florida                     1 BR        52
                                                                                  2 BR         7

                                   Garden Terrace     Tampa,           1983       Total       91      6.00        54,720
                                   Apartments         Florida                    Studio        8
                                   (Phase III) (3)                                1 BR        67
                                                                                  2 BR        16

Baron Strategic      Baron         Candlewood         Tampa,           1984       Total       33      2.75        17,568
Investment Fund      Capital       Apartments         Florida                    Studio        6
IX, Ltd.             XLII, Inc.    (Phase II) (3)                                 1 BR        26
                                                                                  2 BR         1

                                                                           Physical
                                                       6/30/99            Occupancy
                           Avg. Unit Size    Average Rental Rates/Month    As Of
Partnership                   (Sq. Ft.)        (Per Unit) (Per Sq. Ft.)    6/30/99
-----------                   ---------        ------------------------    -------
                           2 BR/1B       864
                           2 BR/2B       864

                            Avg.         615      $433          $.70         92%
                            1 BR         576
                            2 BR         864

                            Avg.       1,325       -             -            -
                            2 BR
                            3 BR


Baron Strategic             Avg.         540      $443          $.82         98%
Vulture Fund I,            Studio        288
Ltd.                        1 BR         576
                            2 BR         864
Brevard Mortgage            Avg.         612      $412          $.67         83%
Program, Ltd.               1 BR         576
                            2 BR         864

Exchange Hybrid
Partnerships
------------
Baron Strategic             Avg.         532      $463          $.87         89%
Investment Fund            Studio        288
VI, Ltd.                    1 BR         576
                            2 BR         864
                            Avg.         548      $469          $.86         96%
                           Studio        288
                            1 BR         576
                            2 BR         864

                            Avg.         601      $417          $.69         90%
                           Studio        288
                            1 BR         576
                            2 BR         864

Baron Strategic             Avg.         532      $463          $.87         89%
Investment Fund            Studio        288
IX, Ltd.                    1 BR         576



                                       Name of
                                     Residential                                                                  Approx.
                                      Apartment                                                                  Rentable
                                  Property (and type                  Year                          Approx.        Area
Partnership          GP              of interest)     Location      Completed     No. of Units       Acres      (Sq. Ft.)*
-----------          --              ------------     --------      ---------     ------------       -----      ----------
                                                                                  2 BR         1

                                   Garden Terrace     Tampa,           1983       Total       91      6.00        54,720
                                   Apartments         Florida                    Studio        8
                                   (Phase III) (3)                                1 BR        67
                                                                                  2 BR        16

                                   Villas at Lake     Cincinnati,   est. 4th      Total      164      20.2       217,300
                                   Sycamore (3)       Ohio          quarter
                                                                       2003

Baron Strategic      Baron         Garden Terrace     Tampa,           1983       Total       91      6.00        54,720
Investment Fund X,   Capital       Apartments         Florida                    Studio        8
Ltd.                 XLIV, Inc.    (Phase III) (3)                                1 BR        67
                                                                                  2 BR        16

                                   Heatherwood        Kissimmee,       1982       Total       41      2.26        22,176
                                   Apartments         Florida                    Studio       10
                                   (Phase II) (2)                                 1 BR        26
                                                                                  2 BR/1B      4
                                                                                  2 BR/2B      1

Lamplight Court of   Baron         Lamplight          Bellefontaine,   1973       Total       80      6.00        46,944
Bellefontaine        Capital IX,   Apartments (4)     Ohio                       Studio       12
Apartments, Ltd.     Inc.                                                         1 BR        53
                                                                                  2 BR        15

                                                                                           --------------------------------
                                   TOTAL
                                   PROPERTIES(5):                                            590     42.48       338,772
                                                                                           ================================


                                                                          Physical
                                                      6/30/99            Occupancy
                          Avg. Unit Size    Average Rental Rates/Month    As Of
Partnership                  (Sq. Ft.)        (Per Unit) (Per Sq. Ft.)    6/30/99
-----------                  ---------        ------------------------    -------
                           2 BR         864

                           Avg.         601      $417          $.69         90%
                          Studio        288
                           1 BR         576
                           2 BR         864

                           Avg.       1,325       -             -            -



Baron Strategic            Avg.         601      $417          $.69         90%
Investment Fund X,        Studio        288
Ltd.                       1 BR         576
                           2 BR         864

                           Avg.         541      $527          $.98         93%
                          Studio        288
                           1 BR         576
                          2 BR/1B       864
                          2 BR/2B       864

Lamplight Court of         Avg.         587      $397          $.68         88%
Bellefontaine             Studio        288
Apartments, Ltd.           1 BR         576
                           2 BR         864

                                    ------------------------------------------------

                                        569      $447          $.78         91%
                                    ================================================


----------
*     Includes only residential apartment units and excludes common areas.

(1) The Partnership's sole real estate assets consist of an undivided second mortgage interest in the property or properties described in this table. The second mortgage interests are described below at "Mortgage Information-Mortgage Properties" and in the table in Exhibit B pertaining to the Partnership.
(2) The Partnership owns an undivided second mortgage interest in the property and unsecured indebtedness associated therewith. The indebtedness is described below at "Mortgage Information-Mortgage Properties" and in the table in Exhibit B pertaining to the Partnership.
(3) The Partnership owns (i) an undivided second mortgage interest in the property or properties described in this table and (ii) a direct or indirect equity interest in one or more properties. The second mortgage interests are described below at "Mortgage Information-Mortgage Properties" and in the table in Exhibit B pertaining to the Partnership and the equity interest is described above at "Property Information-Equity Property Interests" and in such Exhibit B table.
(4) The Partnership owns (i) an undivided second mortgage interest in the property described in this table and (ii) an undivided limited partnership interest in the limited partnership which owns fee simple title to the property. The second mortgage interest is described below at "Mortgage Information-Mortgage Properties" and in the table in Exhibit B pertaining to the Partnership, and the equity interest is described above at "Property Information-Equity Property Interests" and in such Exhibit B table.
(5) Does not include information for Lake Sycamore, which is under development.

                              Mortgage Information
                            Equity Property Interests

The table below sets forth certain information relating to the first mortgage (and in one case, second mortgage) indebtedness secured by or associated with the 16 properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships involved in the Exchange Offering directly or indirectly own an equity interest, including (i) name of partnership and its general partner, (ii) name and location of the properties, (iii) principal balances as of June 30, 1999, (iv) interest rates, (v) annual debt service, (vi) amortization term,
(vii) maturity dates, (viii) balances due on maturity, (ix) monthly payments, and (x) name of lending institution. In the Exchange Offering, the Operating Partnership will offer to issue its Units to limited partners in those partnerships in exchange for their limited partnership interests in the partnerships and thereby indirectly acquire such property interests


                                                                   6/30/99                     Annual
                                                                  Principal      Interest       Debt       Monthly    Amortization
Partnership        GP              Property         Location       Balance         Rate        Payment     Payment       Term
-----------        --              --------         --------       -------         ----        -------     -------       ----
Exchange
Equity
Partnerships
------------

Baron Strategic    Baron Capital   Steeplechase     Anderson,      $1,260,000    Yrs. 1-2:      $97,644     $8,138      30 years
Investment Fund    XXXI, Inc.      Apartments       Indiana                          7.25%
II, Ltd.                                                                         Yrs. 3-4:
                                                                                     7.75%

                                                                                Yrs. 5-10:
                                                                                     8.25%

Central Florida    Baron Capital   Laurel Oaks      Deland,         1,588,191        6.54%      121,863     10,155      30 years
Income             of Ohio III,    Apartments       Florida
Appreciation       Inc.
Fund, Ltd.

Florida Capital    Baron Capital   Eagle Lake       Port            1,427,797        8.56%      145,669     12,139      25 years
Income Fund, Ltd.  II, Inc.        Apartments       Orange,
                                                    Florida
Florida Capital    Baron Capital   Forest Glen      Daytona         1,771,768        7.01%      125,696     10,475      30 years
Income Fund II,    IV, Inc.        Apartments       Beach,
Ltd.                               (Phase I)        Florida

Florida Capital    Baron Capital   Bridge Point     Jacksonville,     710,868        9.52%       77,183     6,431       25 years
Income Fund III,   VII, Inc.       Apartments       Florida
Ltd.                               (Phase II)

Florida Capital    Baron Capital   Glen Lake        St.             2,684,155        9.55%      296,046    24,670       25 years
Income Fund IV,    V, Inc.         Apartments       Petersburg,                      8.00%       34,728     2,894       25 years
Ltd.                                                Florida           352,238
                                                                      (second
                                                                    mortgage)



                                               Balance
                              Maturity         Due On
Partnership                     Date          Maturity        Lender
-----------                     ----          --------        ------
Exchange
Equity
Partnerships
------------

Baron Strategic                10/1/06        $1,099,557      Crown Bank
Investment Fund
II, Ltd.

Central Florida                12/1/28               -0-      Prudential Mortgage
Income                                                        Capital
Appreciation
Fund, Ltd.

Florida Capital                11/1/05         1,244,562      Column Financial, Inc.
Income Fund, Ltd.

Florida Capital                 3/05           1,681,926      Prudential Mortgage
Income Fund II,                                               Capital
Ltd.

Florida Capital                7/1/06            625,327      Huntington Mortgage Co.
Income Fund III,
Ltd.

Florida Capital                5/18/00         2,652,341      Republic Bank
Income Fund IV,                5/1/05            343,772      Glen Lake Arms
Ltd.                                                          Joint Venture



                                                                   6/30/99                     Annual
                                                                  Principal      Interest       Debt       Monthly    Amortization
Partnership        GP              Property         Location       Balance         Rate        Payment     Payment       Term
-----------        --              --------         --------       -------         ----        -------     -------       ----
Exchange
Equity
Partnerships
------------

Florida Income     Baron Capital   Forest Glen III  Daytona           885,884      7.01%      71,649     5,971        30 years
Advantage          IV, Inc.                         Beach, FL
 Fund I



                                                Balance
                              Maturity           Due On
Partnership                     Date            Maturity       Lender
-----------                     ----            --------       ------
Exchange
Equity
Partnerships
------------


Florida Income                  3/05             817,310        Prudential Mortgage
Advantage                                                       Capital
 Fund I



                                                                   6/30/99                     Annual
                                                                  Principal      Interest       Debt       Monthly    Amortization
Partnership        GP              Property         Location       Balance         Rate        Payment     Payment       Term
-----------        --              --------         --------       -------         ----        -------     -------       ----
Exchange
Equity
Partnerships
------------

Florida Income     Baron Capital   Forest Glen      Daytona           272,580      7.01%      19,337     1,611        30 years
Appreciation       IV, Inc.        Apartments       Beach,
Fund I, Ltd.                       (Phase IV)       Florida

Florida Income     Baron           Blossom Corners  Orlando,        1,017,388      9.04%     106,084     8,840        25 years
Growth Fund V,     Capital  XI,    Apartments       Florida
Ltd.               Inc.            (Phase I)

Florida            Baron Capital   Camellia Court   Daytona         1,065,887      9.04%     111,132     9,261        30 years
Opportunity        III, Inc.       Apartments       Beach,
Income Partners,                                    Florida
Ltd.

GSU Stadium        Baron Capital   Stadium Club     Statesboro,     1,712,134      7.87%     160,346    13,362        30 years
Student            X, Inc.         Apartments       Georgia
Apartments, Ltd.

Midwest Income     Baron Capital   Brookwood Way    Mansfield,      1,043,073      9.04%     108,612     9,051        25 years
Growth Fund VI,    of Ohio III,    Apartments       Ohio
Ltd.               Inc.

Realty             Baron Capital   Forest Glen      Daytona         1,022,174      7.01%      72,517     6,043        30 years
Opportunity        IV, Inc.        Apartments       Beach,
Income Fund                        (Phase II)       Florida
VIII, Ltd.

Exchange Hybrid
Partnerships

Baron Strategic    Baron Capital   Pineview         Orlando,        1,596,966      7.75%     139,271     11,606       30 years
Investment Fund    XXXI, Inc.      Apartments       Florida
VI, Ltd.



                                              Balance
                             Maturity         Due On
Partnership                    Date          Maturity        Lender
-----------                    ----          --------        ------
Exchange
Equity
Partnerships
------------

Florida Income                 3/05           216,712        Prudential Mortgage
Appreciation                                                 Capital
Fund I, Ltd.

Florida Income                11/1/06        $882,430        Column Financial, Inc.
Growth Fund V,
Ltd.

Florida                       11/1/06         984,430        Column Financial, Inc.
Opportunity
Income Partners,
Ltd.

GSU Stadium                   10/1/05       1,615,458        GMAC
Student
Apartments, Ltd.

Midwest Income                12/1/06         890,263        Mellon Bank
Growth Fund VI,
Ltd.

Realty                         3/05           981,813        Prudential Mortgage
Opportunity                                                  Capital
Income Fund
VIII, Ltd.

Exchange Hybrid
Partnerships

Baron Strategic                11/04        1,493,008        GMAC
Investment Fund
VI, Ltd.



                                                                    6/30/99                     Annual
                                                                   Principal      Interest       Debt       Monthly    Amortization
Partnership        GP              Property         Location        Balance         Rate        Payment     Payment       Term
-----------        --              --------         --------        -------         ----        -------     -------       ----
Exchange
Equity
Partnerships
------------

Baron Strategic    Baron Capital   Crystal Court    Lakeland,       1,203,764       7.50%       102,533      8,544       30 years
Investment Fund    XLII, Inc.      Apartments       Florida
IX, Ltd.                           (Phase I)

Baron Strategic    Baron Capital   Crystal Court    Lakeland,       1,203,764       7.50%       102,533      8,544       30 years
Investment Fund    XLIV, Inc.      Apartments       Florida
X, Ltd.                            (Phase I)

                                   Pineview         Orlando,        1,596,966       7.75%       139,271     11,606       30 years
                                   Apartments       Florida

Lamplight Court    Baron Capital   Lamplight Court  Bellefontaine   1,356,867       9.04%       135,660     11,305       25 years
of Bellefontaine   IX, Inc.                         Ohio
Apts., Ltd.
                                                                  -----------                ---------------------
                                   TOTAL
                                   PROPERTIES:                    $20,971,734                $1,925,970   $160,496
                                                                  ===========                =====================



                                                   Balance
                                Maturity           Due On
Partnership                       Date            Maturity          Lender
-----------                       ----            --------          ------
Exchange
Equity
Partnerships
------------

Baron Strategic                   11/04           1,126,207         GMAC
Investment Fund
IX, Ltd.

Baron Strategic                   11/04           1,126,207         GMAC
Investment Fund
X, Ltd.

                                  11/04           1,493,008         GMAC


Lamplight Court                  11/1/06          1,158,349         Column Financial
of Bellefontaine
Apts., Ltd.
                                                -----------

                                                $17,813,465
                                                ===========


                              Mortgage Information
                               Mortgage Properties

      The table below sets forth certain information relating to the second mortgage loans (and in one case other debt interests) owned by each of the six Exchange Mortgage Partnerships and the four Exchange Hybrid Partnerships whose limited partnership interests the Operating Partnership will offer to acquire in connection with the Exchange Offering, including (i) the name of the lending Exchange Partnership, (ii) the name, location and number of units of the underlying residential apartment property securing the first and second mortgages, (iii) the name of the debtor, (iv) the original principal amount of the second mortgage loan(s) held by the Exchange Partnership and the principal balance as ofJune 30, 1999 and due at maturity, (v) the undivided interests of other Exchange Partnerships in the second mortgage loans or the principal balance as ofJune 30, 1999 of other second mortgage loans secured by the property and owned by other Exchange Partnerships, (vi) the appraised replacement cost new and the appraised value of the property determined under the income method, (vii) the second mortgage loan interest rate, maturity date, annual and monthly interest payable and participation features, if any, and
(viii) the principal balance of the institutional first mortgage loan secured by the property as of June 30, 1999 and the terms thereof.


      Additional information relating to the underlying residential apartment property securing each second mortgage loan described and the first mortgage loan with a senior position ahead of the second mortgage loan is set forth above at "--Property Information Debt Property Interests." The debtors of substantially all of the second mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships are limited partnerships which own fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of the debtor partnerships and in such capacity own a minority economic interest (2%-20%) in such partnerships which is subordinate to the preferred returns of the limited partners in such partnerships. Each second mortgage note described is non-recourse beyond the property and/or other assets owned by the debtors.

                         EXCHANGE MORTGAGE PARTNERSHIPS

                      Baron Strategic Investment Fund, Ltd.
                         (GP: Baron Capital XXXII, Inc.)

      This Exchange Partnership owns (i) three unrecorded second mortgage loans secured by the Blossom Corners Property-Phase II and (ii) an unrecorded second mortgage loan secured by the Lake Sycamore Property. The interest of the Exchange Partnership in the second mortgage loans, terms of the first mortgage loan secured by the property, and other information are described below.

1.  Blossom Corners Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):            Blossom Corners Apartments - Phase II (68
                                  units) Orlando, Florida Blossom Corners
Debtor:                           Apartments II, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:              $977,645
  6/30/99 principal balance
  (accrued unpaid interest):      $850,966  ($46,752)
Balance due at maturity:          $850,966
Appraised replacement cost new
  of property:                    $3,390,187
Appraised value of property -
  income approach:                $2,322,000
Mortgage interest and
  amortization provisions:       (i) Fixed interest rate of 6% as
                                  to $622,103 of principal (plus non-cumulative
                                  participation interest at the rate of 3% on
                                  the unpaid principal balance to the extent of
                                  any available cash flow during the year and
                                  additional non-cumulative participation
                                  interest equal to 30% of any remaining
                                  available cash flow during the year), (ii)
                                  adjustable interest rate of 1% over the prime
                                  rate (current adjustable rate of 8.75%) as to
                                  $68,861 of principal, and (iii) fixed interest
                                  rate of 12% as to $160,002 of principal. The
                                  loans require payments of interest only until
                                  maturity.
Maturity date:                    4/02
Annual interest payable:          $62,552 (plus any participation interest
                                  payable)
Monthly interest payable:         $5,213
Prepayment provisions:            Prepayable without penalty.
6/30/99 principal balance of
first
  mortgage loan secured by        $1,096,229; the loan matures in 3/02, has a
  property and other terms:       balance due at maturity of $1,050,024,
                                  bears interest at a fixed annual rate of
                                  8.24%, has annual and monthly debt service
                                  requirements of $106,824 and $8,902,
                                  respectively, amortizes on a 25-year basis,
                                  and is prepayable subject to a prepayment
                                  penalty equal to 1% of amount prepaid prior to
                                  third anniversary of loan.
Other matters:                    Prior to 12/15/98, the second mortgage loans
                                  consisted of an unrecorded second mortgage note with a principal balance of $622,103, an unsecured promissory note with a principal balance of $68,861, an unsecured demand note with a principal balance of $130,270 and advances of $29,732. On 12/15/98, the debtor restated and amended the $622,103 second mortgage note and the $68,861 unsecured promissory note and made a new promissory note in favor of the Exchange Partnership in the original principal amount of $160,002 (to consolidate the $130,270 demand note and advances of $29,732). The debtor and the Exchange Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the unsecured notes at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes with a second mortgage on the property.

                      Baron Strategic Investment Fund, Ltd.
                                    (cont'd)

2. Lake Sycamore Second Mortgage Loan:

Residential apartment property
  securing mortgages (number of
  units and location):              Villas at Lake Sycamore (164 townhomes under
                                    development) Cincinnati, Ohio
Debtor:                             Sycamore Real Estate Development, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loan:                 $230,000
  6/30/99  principal balance of
  Exchange Partnership's 100%
  interest in loan (accrued
unpaid interest):                   $230,000  ($27,315)
Balance due at maturity:            $230,000
  6/30/99 aggregate principal balance of other second mortgage loans secured by property and owned by other Exchange Partnerships (accrued unpaid
  interest ):                       $341,500  ($20,132)
Appraised replacement cost new
  of property (under development):  $9,376,039
Appraised value of property -
  "As is" value:                    $1,080,000
  Prospective market value:         $14,312,000 (assuming
                                    completion of project as planned, full rent
                                    up and satisfactory environmental-quality
                                    test)
Mortgage interest and
  amortization provisions:          Fixed interest rate of 12%;
                                    requires quarterly payments of interest only
                                    until maturity.
Maturity date:                      12/03
Annual interest payable:            $27,600
Monthly interest payable:           $2,300
Prepayment provisions:              Prepayable without penalty
6/30/99 principal balance of
first
  mortgage loan secured by          $1,021,362; approved maximum $2,000,000; the
  property and other terms:         loan matures in 11/01, bears interest at an
                                    annual adjustable rate equal to lender's
                                    prime rate plus 1% (currently 8.75%), has
                                    current annual and monthly debt service
                                    requirements of $89,369 and $7,447,
                                    respectively, requires payments of interest
                                    only until maturity and is prepayable
                                    without penalty.
Other matters:                      Two other Exchange Partnerships, Baron
                                    Strategic Investment Fund VIII, Ltd. and
                                    Baron Strategic Investment Fund IX, Ltd., own separate second mortgage notes secured by the property with the same terms except that they are in the principal amounts of $98,000 and $243,500 (with accrued unpaid interest in the amounts of $5,623 and $14,509), respectively. The lending parties have agreed to share the benefits of the second mortgage on a pari passu basis.

                    Baron Strategic Investment Fund IV, Ltd.
                         (GP: Baron Capital XVII, Inc.)

      This Exchange Partnership owns two unrecorded second mortgage loans secured by the Country Square Property-Phase I described below. The Exchange Partnership's interest in the second mortgage loans, terms of the first mortgage loan secured by the property, and other information are described below.


Country Square Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):              Country Square Apartments -
                                    Phase I (73 units) Tampa, Florida
Debtor:                             Country Square Apartments, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:                $1,372,237
  6/30/99 principal balance
  (accrued unpaid interest):        $1,364,549  ($199,576)
Balance due at maturity:            $1,364,549
Second mortgage loan interests of
  another Exchange Partnership:     In 3/97, the Exchange Partnership received a
                                    loan with a current principal balance of
                                    $259,639 (with accrued unpaid interest of
                                    $46,934) from Baron Strategic Investment
                                    Fund VI, Ltd. ("Baron Fund VI"). The
                                    Exchange Partnership, in turn, lent the loan
                                    proceeds to the debtor as part of the
                                    Country Square Second Mortgage Loans. The
                                    loan from Baron Fund VI bears interest at
                                    the rate of 15%, payable monthly, matures in
                                    9/02 and is secured by the Exchange
                                    Partnership's interest in two second
                                    mortgage notes and a second mortgage.
Appraised replacement cost new
  of property:                      $3,554,776
Appraised value of property -
  income approach:                  $2,281,000
Mortgage interest and
  amortization provisions:          Fixed interest rate of 12%; requires
                                    payments of interest only until maturity.
Maturity date:                      4/08
Annual interest payable:            $163,746
Monthly interest payable:           $13,645
Prepayment provisions:              Prepayable without penalty.
6/30/99 principal balance of
first
  mortgage loan secured by          $1,582,377; the loan matures in 3/08, has a
  property and other terms:         balance due at maturity of $1,385,953, bears
                                    interest at a fixed annual rate of 7.41%,
                                    has annual and monthly debt service
                                    requirements of $133,068 and $11,089,
                                    respectively, amortizes on a 30-year basis
                                    and is prepayable after the fourth
                                    anniversary of the loan, subject to yield
                                    maintenance until the sixth month prior to
                                    maturity, when it can be prepaid at par.
Other matters:                      Prior to 12/15/98, the second mortgage loans
                                    consisted of a second mortgage note with a principal balance of $1,192,987 and an unsecured demand note with a principal balance of $179,250. On 12/15/98, the debtor restated and amended the notes and the debtor and the Exchange Partnership entered into a mortgage modification agreement.
                                    Pursuant to the arrangement, the Exchange
                                    Partnership agreed to set the maturity date on the demand note at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligation on the demand note with a second mortgage on the Country Square
                                    Property.

                     Baron Strategic Investment Fund V, Ltd.
                          (GP: Baron Capital XL, Inc.)

      The Exchange Partnership owns (i) an unrecorded second mortgage loan secured by the Candlewood Property-Phase II, (ii) an undivided interest in three unrecorded second mortgage loans and a 100% interest in an unrecorded second mortgage loan secured by the Curiosity Creek Property and (iii) four unrecorded second mortgage loans secured by the Sunrise Property-Phase I. The interest of the Exchange Partnership and other Exchange Partnerships in the second mortgage loans, terms of the first mortgage loans secured by the properties, and other information are described below.

1. Candlewood Second Mortgage Loan:

Residential apartment property
  securing mortgages (number of
  units and location):              Candlewood Apartments - Phase II (33 units)
                                    Tampa, Florida
Debtor:                             Baron Strategic Investment Fund III, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loan:                 $21,000
  6/30/99 principal balance
  (accrued unpaid interest):        $21,000  ($3,102)
Balance due at maturity:            $21,000
  6/30/99 aggregate principal
  balance of other second mortgage
  loans secured by property and
  owned by other Exchange
  Partnerships (accrued unpaid
  interest):                        $143,500  ($20,089)
Second mortgage interests of other
  Exchange Partnerships in
  property:                         Baron Strategic Investment Fund VI, Ltd.
                                    ("Baron Fund VI") and Baron Strategic
                                    Investment Fund IX, Ltd. ("Baron Fund IX")
                                    own separate second mortgage loans secured
                                    by the Candlewood Property. The original
                                    principal balance, aggregate 6/30/99
                                    principal balance, and balance due at
                                    maturity in respect of Baron Fund VI's and
                                    Baron Fund IX's second mortgage loans are
                                    $68,000 (accrued unpaid interest of $9,967)
                                    and $75,500 (accrued unpaid interest of
                                    $10,122), respectively; the annual (and
                                    monthly) payments due them are $8,160 ($680)
                                    and $9,060 ($755), respectively. The other
                                    terms relating to Baron Fund VI's and Baron
                                    Fund IX's second mortgage loans are the same
                                    as stated herein in respect of the Exchange
                                    Partnership's loan.
Appraised replacement cost new of
 property (12.8% of amount,
 representing the percentage of
 the current principal balance of
 the Exchange Partnership's
 second mortgage loan in relation
 to the aggregate current
 principal balance of all second
 mortgage loans secured by the
 property):                         $1,590,447  ($203,577);
Appraised value of property -
  income approach (12.8% of
  amount):                          $  922,000  ($118,016)
Mortgage interest and
  amortization provisions:          Fixed interest rate of 12%;
                                    requires payments of interest only until
                                    maturity.
Maturity date:                      3/03
Annual interest payable:            $2,520
Monthly interest payable:           $210
Prepayment provisions:              Prepayable without penalty.

                     Baron Strategic Investment Fund V, Ltd.
                                    (cont'd)

6/30/99 principal balance of
first
  mortgage loan secured by
  property (12.8% of amount)        $587,146 ($75,155); the loan matures in
  and other terms:                  2/03, has a balance due at maturity of
                                    $533,678, bears interest at a fixed annual
                                    rate of 7.79%, payable quarterly, has annual
                                    and monthly debt service requirements of
                                    $56,153 and $4,679, respectively, amortizes
                                    on a 25-year basis and is prepayable without
                                    penalty.
Other matters:                      Prior to 12/15/98, the Candlewood Second
                                    Mortgage Loan consisted of an unsecured
                                    demand note with a principal balance of
                                    $21,000. On 12/15/98, the debtor and the Exchange Partnership entered into a second mortgage agreement under which the debtor agreed to secure its repayment obligation on the note with a second mortgage on the Candlewood Property. At the same time, the debtor agreed to secure the loans in favor of Baron Fund VI and Baron Fund IX with separate second mortgages on the property.
                                    The lending parties have agreed to share the benefits of the second mortgages on a pari passu basis.

2. Curiosity Creek Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):              Curiosity Creek Apartments (81 units) Tampa,
                                    Florida
Debtor:                             Curiosity Creek Apartments, Ltd.
Original principal amount of
  Exchange Partnership's
  undivided
  26.3% interest in three loans     $474,703
  and
  a 100% interest in one loan:
6/30/99 principal balance
  (accrued unpaid interest):        $474,703  ($33,148)
Balance due at maturity:            $474,703
6/30/99 principal balance of
other
  Exchange Partnership's
  undivided
  73.7% in three loans and a 100% $1,243,847 ($112,259) interest in one loan (accrued unpaid interest):
Interests of other Exchange
  Partnerships in second mortgage
  loans:                            Baron Strategic Vulture Fund I, Ltd. ("Baron
                                    Vulture Fund") owns the remaining undivided
                                    73.7% interest in three second mortgage
                                    loans and a 100% interest in one second
                                    mortgage loan secured by the Curiosity Creek
                                    Property ("Curiosity Creek Second Mortgage
                                    Loans"). The aggregate original principal
                                    balance, aggregate 6/30/99 principal
                                    balance, and aggregate balance due at
                                    maturity in respect of Baron Vulture Fund's
                                    interest in the loans is $1,243,847 (accrued
                                    unpaid interest of $134,759); the aggregate
                                    annual and monthly payments due it are
                                    $105,149 and $8,762, respectively. The other
                                    terms relating to Baron Vulture Fund's
                                    interest in the loans are the same as stated
                                    herein.
Appraised replacement cost new
  of property (26.3% of amount):    $3,941,164  ($1,036,526)
Appraised value of property -
  income approach (26.3% of
  amount):                          $2,552,000  ($ 671,176)

                     Baron Strategic Investment Fund V, Ltd.
                                    (cont'd)

Mortgage interest and
  amortization provisions:          (i) Fixed interest rate of 6% as
                                    to $212,227 of principal (plus
                                    non-cumulative participation interest at the
                                    rate of 3% on the unpaid principal to the
                                    extent of available cash flow, plus
                                    additional non-cumulative participation
                                    interest equal to 30% of any remaining
                                    available cash flow), (ii) adjustable
                                    interest rate of prime plus 1% (currently
                                    8.75%) as to $108,899 of principal, (iii)
                                    fixed interest rate of 12.5% as to $109,325
                                    of principal and (iv) fixed interest rate of
                                    12% as to $44,253 of principal. The loans
                                    require payments of interest only until
                                    maturity.
Maturity date:                      4/07
Annual interest payable:            $41,238 (plus any participation interest
                                    payable)
Monthly interest payable:           $3,437
Prepayment provisions:              Prepayable without penalty.
6/30/99 principal balance of
first
  mortgage loan secured by
  property (26.3% of amount)        $1,286,406 ($338,325); the loan matures in
  and other terms:                  4/08, has a balance due at maturity of
                                    $1,122,800, bears interest at the fixed
                                    annual rate of 7.28%, has annual and monthly
                                    debt service requirements of $106,737 and
                                    $8,895, respectively, amortizes on a 30-year
                                    basis, and is prepayable after the fourth
                                    anniversary of the loan, subject to yield
                                    maintenance until the sixth month prior to
                                    maturity, when it may be prepaid at par.
Other matters:                      Prior to 12/15/98, the Curiosity Creek
                                    Second Mortgage Loans consisted of a second mortgage note with a principal balance of $807,560, two unsecured demand notes with a an aggregate principal balance of $830,360 and advances in the amount of $66,171. On
                                    12/15/98, the debtor, the Exchange
                                    Partnership and Baron Vulture Fund entered into a mortgage modification agreement pursuant to which the Exchange Partnership and Baron Vulture Fund agreed to set the maturity date on the demand notes and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes and advances with a second mortgage on the Curiosity Creek Property.

3. Sunrise Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):              Sunrise Apartments - Phase I (60 units)
                                    Titusville, Florida
Debtor:                             Sunrise Apartments I, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:                $1,036,450
6/30/99 principal balance
  (accrued unpaid interest):        $1,031,801  (-0-)
Balance due at maturity:            $1,031,801
Appraised replacement cost new
  of property:                      $2,700,611
Appraised value of property -
  income approach:                  $1,424,000
Mortgage interest and               (i) Fixed interest rate of 6% as to $335,000
  amortization provisions:          of principal (plus non-cumulative
                                    participation interest at the rate of 3% on
                                    the unpaid principal to the extent of
                                    available cash flow plus additional
                                    non-cumulative participation interest equal
                                    to 20% of any remaining available cash
                                    flow), (ii) fixed interest rate of 4% as to
                                    $621,515 of principal, and (iii) fixed
                                    interest rate of 12% as to $16,000 of
                                    principal. The loans require payments of
                                    interest only until maturity.
Maturity date:                      10/07
Annual interest payable:            $53,995 (plus any
                                    participation interest payable)
Monthly interest payable:           $4,500

                     Baron Strategic Investment Fund V, Ltd.
                                    (cont'd)

Prepayment provisions:              Prepayable without penalty.
6/30/99 principal balance of
first                               $1,022,417; the loan matures in 1/05, has a
  mortgage loan secured by          balance due at maturity of $932,217, bears
  property and other terms:         interest at a fixed annual rate of 7.5%, has
                                    annual and monthly debt service requirements of $174,020 and $14,502, respectively, amortizes on a 30-year basis, and is payable after the fourth anniversary of the loan, subject to yield maintenance until the sixth month prior to maturity, when it can be prepaid at par.

Other matters:                      Prior to 12/15/98, the second mortgage loans
                                    secured by the Sunrise Property (the
                                    "Sunrise Second Mortgage Loans") consisted of a second mortgage note with a principal balance of $335,000, two unsecured demand notes with an aggregate principal balance of $622,982 and advances in the amount of $73,819. On 12/15/98, the debtor restated and amended the second mortgage note and the demand notes and created a new promissory note in favor of the Exchange Partnership in the original principal amount of $16,000 (to cover prior advances). The debtor and the Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand notes and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes and advances with a second mortgage on the Sunrise Property.

                   Baron Strategic Investment Fund VIII, Ltd.
                         (GP: Baron Capital XLIV, Inc.)

      The Exchange Partnership owns (i) an undivided interest in an unrecorded second mortgage loan secured by the Heatherwood Property-Phase II, and three unsecured loans associated with such property, (ii) three unrecorded second mortgage loans secured by the Longwood Property-Phase I and (iii) an unrecorded second mortgage loan secured by the Lake Sycamore Property (under development). The interest of the Exchange Partnership and other Exchange Partnerships in the second mortgage loans, terms of the first mortgage loans secured by each property, and other information are described below.

1. Heatherwood Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):              Heatherwood Apartments - Phase II (41 units)
                                    Kissimmee, Florida
Debtor:                             Heatherwood Apartments II, Ltd.
Original principal amount of
  Exchange Partnership's
  undivided                         $206,260
  58% interest in loans:
  6/30/99 principal balance
  (accrued unpaid interest):        $206,260  ($2,406)
Balance due at maturity:            $206,260
  6/30/99 principal balance of
other
  Exchange Partnership's
  undivided                         $155,787  ($5,972)
  42% in loans (accrued unpaid
  interest):
Interests of other Exchange
  Partnership in second mortgage    Baron Strategic Investment Fund X, Ltd.
  loans:                            ("Baron Fund X") owns the remaining
                                    undivided 42% interest in the second
                                    mortgage loans secured by the Heatherwood
                                    Property and in the unsecured loans
                                    associated with the property ("Heatherwood
                                    Loans"). The aggregate original principal balance, aggregate 6/30/99 principal balance, and aggregate balance due at maturity in respect of Baron Fund X's interest in the Heatherwood Loans is $155,787 (accrued unpaid interest of
                                    $5,972); the aggregate annual (and monthly) payments due it are $9,710 ($809). The other terms relating to Baron Fund X's interest in the Heatherwood Loans are the same as stated herein.

Appraised replacement cost new
  of property (58% of amount):      $1,862,475  ($1,080,236)
Appraised value of property -
  income approach (58% of
  amount):                          $1,259,000  ($730,220)
Mortgage interest and
  amortization provisions:         (i) Fixed interest rate of 6% as
                                    to $188,500 of principal (plus
                                    non-cumulative participation interest at the
                                    rate of 3% on the unpaid principal to the
                                    extent of available cash flow plus
                                    additional non-cumulative participation
                                    interest equal to 30% of any remaining
                                    available cash flow), (ii) adjustable
                                    interest rate of 1% over prime rate
                                    (currently 8.75%) as to $1,010 of principal,
                                    and (iii) fixed interest rate of 12% as to
                                    $16,749 of principal. The loans require
                                    payments of interest only until maturity.
Maturity date:                      10/04
Annual interest payable:            $13,408 (plus any
                                    participation interest payable)
Monthly interest payable:          $1,117

                   Baron Strategic Investment Fund VIII, Ltd.
                                    (cont'd)

Prepayment provisions:              Prepayable without penalty.
6/30/99 principal balance of
first                               $699,359 ($405,628); the loan matures in
 mortgage loan secured by           11/04, has a balance due at maturity of
 property (58% of amount) and       $655,856, bears interest at a fixed annual
 other terms:                       rate of 7.75%, has annual and monthly debt
                                    service requirements of $61,038 and $5,087, respectively, amortizes on a 30-year basis, and is prepayable after the fourth anniversary of the loan, subject to yield maintenance until the sixth month prior to maturity, when it can be prepaid at par.

2. Longwood Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):              Longwood Apartments - Phase I (59 units)
                                    Cocoa, Florida
Debtor:                             Longwood Apartments I, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:                $969,268
  6/30/99 principal balance
  (accrued unpaid interest ):       $969,268  ($60,704)
Balance due at maturity:            $969,268
Appraised replacement cost new
  of property:                      $2,666,862
Appraised value of property -
  income approach:                  $1,788,000
Mortgage interest and
  amortization provisions:          (i) Fixed interest rate of 6% as
                                    to $368,558 of principal (plus
                                    non-cumulative participation interest at the
                                    rate of 3% on the unpaid principal to the
                                    extent of available cash flow plus
                                    additional non-cumulative participation
                                    interest equal to 30% of any remaining
                                    available cash flow), (ii) adjustable
                                    interest rate of 1% over prime rate
                                    (currently 8.75%) as to $526,465 of
                                    principal, and (iii) fixed interest rate of
                                    12% as to $74,245 of principal. The loans
                                    require payments of interest only until
                                    maturity.
Maturity date:                      10/07
Annual interest payable:            $77,088 (plus any participation interest
                                    payable)
Monthly interest payable:           $6,424
Prepayment provisions:              Prepayable without penalty.
6/30/99 principal balance of
first
  mortgage loan secured by          $1,022,255; the loan matures in 11/04, has a
  property and other terms:         balance due at maturity of $1,204,545, bears
                                    interest at a fixed annual rate of 7.75%,
                                    has annual and monthly debt service
                                    requirements of $89,150 and $7,429,
                                    respectively, amortizes on a 30-year basis,
                                    and is prepayable after the fourth
                                    anniversary of the loan, subject to yield
                                    maintenance until the sixth month prior to
                                    maturity, when it can be prepaid at par.
Other matters:                      Prior to 12/15/98, the Longwood Second
                                    Mortgage Loans consisted of a second
                                    mortgage note with a principal balance of $368,558, an unsecured demand note with a principal balance of $526,465, and advances of $74,245. On 12/15/98, the debtor restated and amended the second mortgage note and the demand note and created a new promissory note in the original principal amount of $74,245 (to cover prior advances). The debtor and the Exchange Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand note and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the demand note and advances with a second mortgage on the Longwood
                                    Property.

                                    (cont'd)

3. Lake Sycamore Second Mortgage Loan:

Residential apartment property
  securing mortgages (number of
  units and location):              Villas at Lake Sycamore (164 townhomes under
                                    development) Cincinnati, Ohio
Debtor:                             Sycamore Real Estate Development, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loan:                 $98,000
6/30/99 principal balance
  (accrued unpaid interest):        $98,000 ($5,623)
Balance due at maturity:            $98,000
  6/30/99 aggregate principal
  balance of other second
mortgage
  loans secured by property and
  owned by other Exchange
  Partnerships (accrued unpaid      $473,500 ($41,824)
  interest):
Appraised replacement cost new
  of property (under                $9,376,039
development):
Appraised value of property -
  "As is" value:                    $1,080,000
  Prospective market value:         $14,312,000 (assuming completion of project
                                    as planned, full rent up and satisfactory
                                    environmental-quality test)
Mortgage interest and
  amortization provisions:          Fixed interest rate of 12%; requires
                                    quarterly payments of interest only until
                                    maturity.
Maturity date:                      12/03
Annual interest payable:            $11,760
Monthly interest payable:           $980
Prepayment provisions:              Prepayable without penalty
6/30/99 principal balance of
first
  mortgage loan secured by          $1,021,362; approved maximum $2,000,000; the
  property and other terms:         loan matures in 11/01, bears interest at an
                                    annual adjustable rate equal to lender's
                                    prime rate plus 1% (currently 8.75%), has
                                    current annual and monthly debt service
                                    requirements of $89,369 and $7,447,
                                    respectively, requires payments of interest
                                    only until maturity and is prepayable
                                    without penalty.
Other matters:                      Two other Exchange Partnerships, Baron
                                    Strategic Investment Fund, Ltd. and Baron
                                    Strategic Investment Fund IX, Ltd., own
                                    separate second mortgage notes secured by the property with the same terms except that they have principal amounts of $230,000 and $243,500 (and accrued unpaid interest of $27,315 and $14,509), respectively. The lending parties have agreed to share the benefits of the second mortgage on a pari passu basis.

                      Baron Strategic Vulture Fund I, Ltd.
                         (GP: Baron Capital XXVI, Inc.)

      The Exchange Partnership owns an undivided interest in three unrecorded second mortgage loans and a 100% interest in one second mortgage loan secured by the Curiosity Creek Property described below. The interest of the Exchange Partnership and a separate Exchange Partnership in the second mortgage loans, terms of the first mortgage loan secured by the property, and other information are described below.

Curiosity Creek Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):              Curiosity Creek Apartments (81 units) Tampa,
                                    Florida
Debtor:                             Curiosity Creek Apartments, Ltd.
Original principal amount of
  Exchange Partnership's
  undivided 73.7% interest in
  three loans and  100%
  interest in one loan:             $1,243,847
  6/30/99 principal balance
  (accrued unpaid interest):        $1,243,847  ($112,259)
Balance due at maturity:            $1,243,847
  6/30/99 principal balance of
other
  Exchange Partnership's
  undivided 26.3% in three
  loans and 100% interest in        $474,703  ($33,148)
  one loan (accrued unpaid
  interest):
Interests of other Exchange
  Partnership in second             Baron Strategic Investment Fund V, Ltd. (
  mortgage loans:                   "Baron Fund V") owns the remaining undivided
                                    26.3% interest in three second mortgage
                                    loans and a 100% interest in one second
                                    mortgage loan secured by the Curiosity Creek
                                    Property ("Curiosity Creek Second Mortgage
                                    Loans"). The aggregate original principal
                                    balance, aggregate 6/30/99 principal
                                    balance, and aggregate balance due at
                                    maturity in respect of Baron Fund V's
                                    interest in the Curiosity Creek Second
                                    Mortgage Loans is $474,703 (accrued unpaid
                                    interest of $33,148); the aggregate annual
                                    and monthly payments due it are $41,238 and
                                    $3,437, respectively. The other terms
                                    relating to Baron Fund V's interest in the
                                    Curiosity Creek Second Mortgage Loans are
                                    the same as stated herein.
Appraised replacement cost new
  of property (73.7% of amount):    $3,941,164  ($2,904,638)
Appraised value of property -
  income approach (73.7% of
  amount):                          $2,552,000  ($1,880,824)
Mortgage interest and
  amortization provisions:          (i) Fixed interest rate of 6% as
                                    to $595,333 of principal (plus
                                    non-cumulative participation interest at the
                                    rate of 3% on the unpaid principal to the
                                    extent of available cash flow plus
                                    additional non-cumulative participation
                                    interest equal to 30% of any remaining
                                    available cash flow), (ii) adjustable
                                    interest rate of prime plus 1% (currently
                                    8.75%) as to $305,407 of principal, (iv)
                                    fixed interest rate of 12.5% as to $306,675
                                    of principal, and (iii) fixed interest rate
                                    of 12% as to $36,431 of principal. The loans
                                    require payments of interest only until
                                    maturity.
Maturity date:                      4/07
Annual interest payable:            $105,149 (plus any participation interest
                                    payable)
Monthly interest payable:           $8,762

                      Baron Strategic Vulture Fund I, Ltd.
                                    (cont'd)

Prepayment provisions:              Prepayable without penalty.
6/30/99 principal balance of

first                               $1,286,406 ($948,081); the loan matures in
  mortgage loan secured by          4/08, has a balance due at maturity of
  property (73.7% of amount)        $1,122,800, bears interest at the fixed
  and other terms:                  annual rate of 7.28%, has annual and monthly
                                    debt service requirements of $106,737 and
                                    $8,895, respectively, amortizes on a 30-year
                                    basis, and is prepayable after the fourth
                                    anniversary of the loan, subject to yield
                                    maintenance until the sixth month prior to
                                    maturity, when it may be prepaid at par.
Other matters:                      Prior to 12/15/98, the Curiosity Creek
                                    Second Mortgage Loans consisted of a second mortgage note with a principal balance of $807,560, two unsecured demand notes with an aggregate principal balance of $830,360 and advances in the amount of $66,171. On
                                    12/15/98, the debtor, the Exchange
                                    Partnership and Baron Fund V entered into a mortgage modification agreement pursuant to which the Exchange Partnership and Baron
                                    Fund V agreed to set the maturity date on the demand notes and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes and advances with a second mortgage on the Curiosity Creek Property.

                         Brevard Mortgage Program, Ltd.
                          (GP: Baron Capital XII, Inc.)

      The Exchange Partnership owns three unrecorded second mortgage loans secured by the Meadowdale Property described below. The Exchange Partnership's interest in the Second Mortgage Loans, terms of the first mortgage loan secured by the property, and other information are described below.

Meadowdale Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):              Meadowdale Apartments (64 units) Melbourne,
                                    Florida
Debtor:                             Florida Opportunity Income Fund III, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:                $1,048,861
  6/30/99 principal balance
  (accrued unpaid interest):        $1,048,861  ($112,115)
Balance due at maturity:            $1,048,861
Appraised replacement cost new
  of property:                      $3,084,043
Appraised value of property -
  income approach:                  $1,629,000
Mortgage interest and
  amortization provisions:          (i) Fixed interest rate of 6% as
                                    to $752,747 of principal (plus
                                    non-cumulative participation interest at the
                                    rate of 3% on the unpaid principal to the
                                    extent of available cash flow plus
                                    additional non-cumulative participation
                                    interest equal to 20% of any remaining
                                    available cash flow), (ii) adjustable
                                    interest rate of 1% over prime rate
                                    (currently 8.75%) as to $271,923 of
                                    principal and (iii) fixed rate of 12% as to
                                    $24,191 of principal.
Maturity date:                      10/07
Annual interest payable:            $71,861 (plus any participation interest
                                    payable)
Monthly interest payable:           $ 5,988
Prepayment provisions:              Prepayable without penalty.
6/30/99 principal balance of
first
  mortgage loan secured by          $944,722; the loan matures in 7/01, has a
   property and other terms:        balance due at maturity of $905,918, bears
                                    interest at a fixed annual rate of 8.75%, has annual and monthly debt service requirements of $93,935 and $7,828, respectively, amortizes on a 22-year basis, and is prepayable without penalty.

Other matters:                      Prior to 12/15/98, the second mortgage loans
                                    consisted of a second mortgage note with a principal balance of $752,747, an unsecured demand note with a principal balance of $271,923 and advances of $24,191. On
                                    12/15/98, the debtor restated and amended the second mortgage note and the demand note and created a new promissory note in favor of the Exchange Partnership in the original principal amount of $24,191 (to cover the prior advances). The debtor and the Exchange
                                    Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand note and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the demand note and the advances with a second mortgage on the Meadowdale Property.

                          EXCHANGE HYBRID PARTNERSHIPS

                    Baron Strategic Investment Fund VI, Ltd.
                         (GP: Baron Capital XXXI, Inc.)

      The Exchange Partnership owns (1) a 52.44% limited partnership interest in a limited partnership which holds fee simple title to the Pineview Property, (2) an unrecorded second mortgage loan secured by the Candlewood Property-Phase II, (3) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (4) a note receivable from another Exchange Partnership which is secured by two unrecorded second mortgage notes and a second mortgage on the Country Square Property-Phase I. Information concerning the Pineview Property and the first mortgage indebtedness secured by it is included above in the tables entitled "Property Information - Equity Property Interests" and "Mortgage Information - Equity Property Interests." The interest of the Exchange Partnership and other Exchange Partnerships in the second mortgage loans, the note payable to the Exchange Partnership from another Exchange Partnership, terms of the respective first mortgage loan and the Exchange Partnership's second mortgage loans secured by the three properties described below, and other information are described below.

1. Candlewood Second Mortgage Loan:

Residential apartment property
  securing mortgages (number of
  units and location):              Candlewood Apartments - Phase II (33 units)
                                    Tampa, Florida
Debtor:                             Baron Strategic Investment Fund III, Ltd.
Original principal amount of
  Exchange Partnership's
interest                            $68,000
  in loan:
6/30/99 principal balance
  (accrued unpaid interest):        $68,000  ($9,767)
Balance due at maturity:            $68,000
6/30/99 principal balance of
other
  second mortgage loans secured by
  the property and owned by other
  Exchange Partnerships             $96,500  ($13,224)
  (accrued unpaid interest):
Second mortgage interests of
  other Exchange Partnerships
  in the property:                   Baron Strategic Investment Fund V, Ltd.
                                    ("Baron Fund V") and Baron Strategic
                                    Investment Fund IX, Ltd. ("Baron Fund IX")
                                    own separate second mortgage loans secured
                                    by the Candlewood Property. The original
                                    principal balance, aggregate 6/30/99
                                    principal balance, and balance due at
                                    maturity in respect of Baron Fund V's and
                                    Baron Fund IX's loans are $21,000 (accrued
                                    unpaid interest of $3,102) and $75,500
                                    (accrued unpaid interest of $10,122),
                                    respectively; the annual (and monthly)
                                    payments due them are $2,520 ($210) and
                                    $9,060 ($755), respectively. The other terms
                                    relating to Baron Fund V's and Baron Fund
                                    IX's loans are the same as stated herein in
                                    respect of the Exchange Partnership's loan.
Appraised replacement cost new of property (41.3% of amount, representing the percentage of the current principal balance of the Exchange Partnership's second mortgage loan in relation to the aggregate current principal balance of all second mortgage loans secured by
  the property):                     $1,590,447  ($656,855)
Appraised value of property -
  income approach (41.3% of
  amount):                           $   922,000  ($380,786)

                    Baron Strategic Investment Fund VI, Ltd.
                                    (cont'd)

Mortgage interest and
  amortization provisions:          Fixed interest rate of 12%; requires
                                    payments of interest only until maturity.
Maturity date:                      3/03
Annual interest payable:            $8,160
Monthly interest payable:           $680
Prepayment provisions:              Prepayable without penalty.
6/30/99 principal balance of
first
  mortgage loan secured by          $587,146 ($242,491); the loan matures in
  property (41.3% of amount)        2/03, has a balance due at maturity of
  and other terms:                  $533,678, bears interest at a fixed annual
                                    rate of 7.79%, payable quarterly, has annual
                                    and monthly debt service requirements of
                                    $56,153 and $4,679, respectively, amortizes
                                    on a 25-year basis and is prepayable without
                                    penalty.
Other matters:                      Prior to 12/15/98, the Candlewood Second
                                    Mortgage Loan consisted of an unsecured
                                    demand note with a principal balance of
                                    $68,000. On 12/15/98, the debtor and the Exchange Partnership entered into a second mortgage agreement under which the debtor agreed to secure its repayment obligation on the note with a second mortgage on the Candlewood Property. At the same time, the debtor agreed to secure the loans in favor of Baron Fund V and Baron Fund IX with separate mortgages on the property. The lending parties have agreed to share the benefits of the second mortgages on a pari passu basis.

2. Garden Terrace Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):              Garden Terrace Apartments - Phase III (91
                                    units) Tampa, Florida
Debtor:                             Garden Terrace Apartments III, Ltd.
Original principal amount of
  Exchange Partnership's
  undivided 20% interest
  in loan:                           $248,353
6/30/99 principal balance
  (accrued unpaid interest):         $248,353  ($11,196)
Balance due at maturity:             $248,353
6/30/99 principal balance of
other Exchange Partnerships'
  undivided   80% in loan
  (accrued unpaid interest):         $993,414  ($45,728)
Interests of other Exchange
  Partnerships in second mortgage
  loans:                            Baron Strategic Investment Fund IX, Ltd.
                                    ("Baron Fund IX") and Baron Strategic
                                    Investment Fund X, Ltd. ("Baron Fund X") own
                                    the remaining undivided 80% interest in the
                                    second mortgage loans secured by the Garden
                                    Terrace Property ("Garden Terrace Second
                                    Mortgage Loans"). The original principal
                                    balance, 6/30/99 principal balance, and
                                    balance due at maturity in respect of Baron
                                    Fund IX's and Baron Fund X's interest in the
                                    Garden Terrace Second Mortgage Loans is
                                    $310,442 (accrued unpaid interest of
                                    $14,230) and $682,972 (accrued unpaid
                                    interest of $31,498), respectively; the
                                    annual (and monthly) payments due them are
                                    $27,940 ($2,328) and $61,467 ($5,122),
                                    respectively. The other terms relating to
                                    Baron Fund IX's and Baron Fund X's interest
                                    in the Garden Terrace Second Mortgage Loans
                                    are the same as stated herein.
Appraised replacement cost new
  of property (20% of amount):      $4,297,897  ($859,579)
Appraised value of property -
  income approach (20% of
  amount):                          $1,782,000  ($356,400)

                                    (cont'd)

Mortgage interest and
  amortization provisions:          (i) Fixed interest rate of 2% as to $147,000
                                    of principal if cash flow available (plus
                                    non-cumulative participation interest at the
                                    rate of 7% on the unpaid principal to the
                                    extent of available cash flow, plus
                                    additional participation interest equal to
                                    30% of any remaining cash flow (payable only
                                    to holders of note referred to in (ii)
                                    below) and (ii) fixed interest rate of 9% as
                                    to $101,353 of principal, payable only from
                                    excess cash flow after payment of 2% minimum
                                    interest and 7% participation interest due
                                    on the note referred to in (i) above. The
                                    loans require payments of interest only
                                    until maturity.
Maturity date:                      1/07
Annual interest payable             $22,353 (plus any additional participation
                                    interest)
Monthly interest payable:           $1,863
Prepayment provisions:              Prepayable without penalty.
6/30/99 principal balance of        $967,012 ($193,402); the loan matures in
first                               5/05, has a balance due at maturity of
  mortgage loan secured by          $822,063, bears interest at the fixed annual
  property (20% of amount) and      rate of 8.31%, has annual and monthly debt
  other terms:                      service requirements of $96,047 and $8,004,
                                    respectively, amortizes on a 25-year basis and may be prepaid beginning 4/99 with a 5% prepayment fee, which decreases 1% per year until maturity.

3. Note Payable by Baron Strategic Investment
   Fund IV, Ltd. ("Baron Fund IV"):

6/30/99 principal balance owed to Exchange Partnership collateralized by security interest in Baron Fund IV's second mortgage on Country Square Property - Phase I- see above under table for "Baron Strategic Investment Fund IV, Ltd.") (accrued unpaid interest payable to
  Exchange Partnership):            $259,639  ($56,670)
6/30/99 principal balance of
  Baron Fund IV's second
  mortgage loans secured by
  property
    (accrued unpaid interest ):     $1,364,549  ($199,576)
Appraised replacement cost new
  of property:                      $3,554,776
Appraised value of property -
  income approach:                  $2,281,000
6/30/99 principal balance of
  first mortgage loan               $1,582,377; the loan matures in 3/08, has a
  secured by property:              balance due at maturity of $1,385,953, bears
                                    interest at a fixed annual rate of 7.41%, has annual and monthly debt service requirements of $133,068 and $11,089, respectively, amortizes on a 30-year basis, and is prepayable after the fourth anniversary of the loan, subject to yield maintenance until the sixth month prior to maturity, when it can be prepaid at par.
                                    Other matters: In 3/97, the Exchange
                                    Partnership provided a loan with a current principal balance of $259,639 to another
                                    Exchange Partnership, Baron Strategic
                                    Investment Fund IV, Ltd. ("Baron Fund IV").
                                    Baron Fund IV, in turn, lent the loan
                                    proceeds to the borrower as part of the
                                    Country Square Second Mortgage Loans. The loan from Baron Fund VI to Baron Fund IV bears interest at the annual rate of 15%, payable monthly, matures in 9/02 and is secured by Baron Fund IV's interest in the second mortgage note and second mortgage.

                    Baron Strategic Investment Fund IX, Ltd.
                         (GP: Baron Capital LXII, Inc.)

      The Partnership owns (i) a 44.96% limited partnership interest in a limited partnership which holds fee simple title to the Crystal Court Property-Phase I, (ii) an undivided interest in an unrecorded second mortgage loan secured by the Candlewood Property, (iii) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (iv) an unrecorded second mortgage loan secured by the Lake Sycamore Property (under development). Information concerning the Crystal Court Property and the first mortgage indebtedness secured by it is included above in the tables entitled "Property Information - Equity Property Interests" and "Mortgage Information Equity Property Interests." The interest of the Exchange Partnership and other Exchange Partnerships in the respective second mortgage loans, terms of the respective first mortgage loan secured by the Candlewood Property, the Garden Terrace Property and the Lake Sycamore Property, and other information are described below.

1. Candlewood Second Mortgage Loan:

Residential apartment property
  Securing mortgages (number of
  units and location):              Candlewood Apartments - Phase II (33 units)
                                    Tampa, Florida
Debtor:                             Baron Strategic Investment Fund III, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  Interest in loan:                 $75,500
6/30/99 principal balance
  (accrued unpaid interest):        $75,500  ($10,122)
Balance due at maturity:            $75,500
6/30/99 aggregate principal
  balance of other second mortgage
  loans secured by property and
  owned by other Exchange
  Partnerships (accrued unpaid
  Interest):                        $89,000  ($13,069)
Second mortgage interests of other
  Exchange Partnerships in
  property:                         Baron Strategic Investment Fund V, Ltd.
                                    ("Baron Fund V") and Baron Strategic
                                    Investment Fund VI, Ltd. ("Baron Fund VI")
                                    own separate second mortgage loans secured
                                    by the Candlewood Property. The original
                                    principal balance, aggregate 6/30/99
                                    principal balance, and balance due at
                                    maturity in respect of Baron Fund V's and
                                    Baron Fund VI's loans are $21,000 (accrued
                                    unpaid interest of $3,102) and $68,000
                                    (accrued unpaid interest of $9,967),
                                    respectively; the annual (and monthly)
                                    payments due them are $2,520 ($210) and
                                    $8,160 ($680), respectively. The other terms
                                    relating to Baron Fund V's and Baron Fund
                                    VI's loans are the same as stated herein in
                                    respect of the Exchange Partnership's loan.
Appraised replacement cost new of property (45.9% of amount, representing the percentage of the current principal balance of the Exchange Partnership's second mortgage loan in relation to the aggregate current principal balance of all second mortgage loans secured by the
  property):                        $1,590,447  ($730,015)
Appraised value of property -
  income approach (45.9% of
  amount):                          $  922,000  ($423,198)
Mortgage interest and
  amortizationprovisions:           Fixed interest rate of 12%; requires
                                    payments of interest only until maturity.
Maturity date:                      3/03
Annual interest payable:            $9,060

                    Baron Strategic Investment Fund IX, Ltd.
                                    (cont'd)

Monthly interest payable:           $755
Prepayment provisions:              Prepayable without penalty.
6/30/99 principal balance of
first
  mortgage loan secured by
  property (45.9% of amount)        $587,146 ($269,500); the loan matures in
  and other items:                  2/03, has a balance due at maturity of
                                    $533,678, bears interest at a fixed annual
                                    rate of 7.79%, payable quarterly, has annual
                                    and monthly debt service requirements of
                                    $56,153 and $4,679, respectively, amortizes
                                    on a 25-year basis and is prepayable without
                                    penalty.
Other matters:                      Prior to 12/15/98, the Candlewood Second
                                    Mortgage Loan consisted of an unsecured
                                    demand note with a principal balance of
                                    $75,500. On 12/15/98, the debtor and the Exchange Partnership entered into a second mortgage agreement under which the debtor agreed to secure its repayment obligation on the note with a second mortgage on the Candlewood Property. At the same time, the debtor agreed to secure the loans in favor of Baron Fund V and Baron Fund VI with separate second mortgages on the property.
                                    The lending parties have agreed to share the benefits of the second mortgages on a pari passu basis.

2. Garden Terrace Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):              Garden Terrace Apartments - Phase III (91
                                    units) Tampa, Florida
Debtor:                             Garden Terrace Apartments III, Ltd.
Original principal amount of
  Exchange Partnership's
  undivided 25% interest in
  loans:                            $310,442
6/30/99 principal balance
  (accrued unpaid interest):        $310,442  ($14,230)
Balance due at maturity:            $310,442
6/30/99 principal balance of
other
  Exchange Partnerships'
  undivided 75% interest in
  loans (accrued unpaid
  interest):                        $931,325  ($42,694)
Interests of other Exchange
  Partnerships in second
  mortgage loans:                   Baron Strategic Investment Fund VI, Ltd.
                                    ("Baron Fund VI") and Baron Strategic
                                    Investment Fund X, Ltd. ("Baron Fund X") own the remaining undivided 75% interest in the second mortgage loans secured by the Garden
                                    Terrace Property ("Garden Terrace Second
                                    Mortgage Loans"). The original principal balance, 6/30/99 principal balance, and balance due at maturity in respect of Baron
                                    Fund VI's and Baron Fund X's interest in the
                                    Garden Terrace Second Mortgage Loans is
                                    $248,353 (accrued unpaid interest of
                                    $11,196) and $682,972 (accrued unpaid
                                    interest of $31,498), respectively, the
                                    annual (and monthly) payments due them are $22,352 ($1,863) and $61,467 ($5,122), respectively. The other terms relating to Baron Fund VI's and Baron Fund X's interest in the Garden Terrace Second Mortgage Loan are the same as stated herein.

Appraised replacement cost new
  of property (25% of amount):      $4,297,897  ($1,074,474)
Appraised value of property -
  income approach (25% of
  amount):                          $1,782,000  ($445,500)

                    Baron Strategic Investment Fund IX, Ltd.
                                    (cont'd)

Mortgage interest and
  amortization provisions:          (i) Fixed interest rate of 2% as to $183,750
                                    of principal if cash flow available (plus
                                    non-cumulative participation interest at the
                                    rate of 7% on the unpaid principal to the
                                    extent of available cash flow plus
                                    additional participation interest equal to
                                    30% of any remaining cash flow (payable only
                                    to holders of note referred to in (ii)
                                    below) and (ii) fixed interest rate of 9% as
                                    to $126,692 of principal, payable only from
                                    excess cash flow after payment of 2% minimum
                                    interest and 7% participation interest due
                                    on the note referred to in (i) above. The
                                    loan requires payments of interest only
                                    until maturity.
Maturity date:                      1/07
Annual interest payable:            $27,940 (plus any additional participation
                                    interest)
Monthly interest payable:           $2,328
Prepayment provisions:              Prepayable without penalty.
6/30/99 principal balance of
first                               $967,012 ($241,753); the loan matures in
  mortgage loan secured by          5/05, has a balance due at maturity of
  property (25% of amount) and      $822,063, bears interest at the fixed annual
  other terms:                      rate of 8.31%, has annual and monthly debt
                                    service requirements of $96,047 and $8,004, respectively, amortizes on a 25-year basis and may be prepaid beginning 4/99 with a 5% prepayment fee, which decreases 1% per year until maturity.

3. Lake Sycamore Second Mortgage Loan:

Residential apartment property
  securing mortgages (number of
  units and location):              Villas at Lake Sycamore (164 townhomes under
                                    development) Cincinnati, Ohio
Debtor:                             Sycamore Real Estate Development, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loan:                 $243,500
6/30/99 principal balance
  (accrued unpaid interest):        $243,500  ($14,509))
Balance due at maturity:            $243,500
6/30/99 aggregate principal
  balance of other second mortgage
  loans secured by property and
  owned by other Exchange
  Partnerships (accrued unpaid
  interest):                        $328,000  ($32,938)
Appraised replacement cost new
  of property (under development):  $9,376,039
Appraised value of property -
  "As is" value:                    $1,080,000
  Prospective market value:         $14,312,000 (assuming completion of project
                                    as planned, full rent up and satisfactory
                                    environmental-quality test)
Mortgage interest and
  amortization provisions:          Fixed interest rate of 12%; requires
                                    quarterly payments of interest only until
                                    maturity.
Maturity date:                      12/03
Annual interest payable:            $29,220
Monthly interest payable:           $2,435
Prepayment provisions:              Prepayable without penalty
6/30/99 principal balance of
first
  mortgage loan secured by          $1,021,362; approved maximum $2,000,000; the
  property and other items:         loan matures in 11/01, bears interest at the
                                    annual adjustable rate equal to lender's prime rate plus 1% (currently 8.75%), has current annual and monthly debt service requirements of $89,369 and $7,447, respectively, requires payments of interest only until maturity and is prepayable without penalty.

                    Baron Strategic Investment Fund IX, Ltd.
                                    (cont'd)

Other matters:                      Two other Exchange Partnerships, Baron
                                    Strategic Investment Fund, Ltd. and Baron
                                    Strategic Investment Fund VIII, Ltd., own separate second mortgage notes secured by the property with the same terms except that they have principal amounts of $230,000 and $98,000 (accrued unpaid interest of $27,315 and $5,623), respectively. The lending parties have agreed to share the benefits of the second mortgage on a pari passu basis.

                     Baron Strategic Investment Fund X, Ltd.
                         (GP: Baron Capital LXIV, Inc.)

      The Partnership owns (i) a 47.59% limited partnership interest in a limited partnership which holds fee simple title to the Crystal Court Property-Phase I, (2) a 39.56% limited partnership interest in a limited partnership which holds fee simple title to the Pineview Property, (3) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (4) an undivided interest in an unrecorded second mortgage loan secured by the Heatherwood Property-Phase II and in three unsecured loans associated with such property. Information concerning the Crystal Court Property and the Pineview Property and the first mortgage indebtedness secured respectively by them is included above in the tables entitled "Property Information - Equity Property Interests" and "Mortgage Information - Equity Property Interests." The interest of the Exchange Partnership and other Exchange Partnerships in the respective second mortgage loans, terms of the respective first mortgage loans secured by the Garden Terrace Property and the Heatherwood Property, and other information are described below.

1. Heatherwood Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):              Heatherwood Apartments - Phase II (41 units)
                                    Kissimmee, Florida
Debtor:                             Heatherwood Apartments II, Ltd.
Original principal amount of
  Exchange Partnership's
  undivided 42% interest in loans:  $149,361
6/30/99  principal balance
  (accrued unpaid interest):        $149,361  ($5,972)
Balance due at maturity:            $149,361
6/30/99 principal balance of
other
  Exchange Partnership's
  undivided 58% in loans (accrued   $206,260  ($5,306)
  unpaid interest):
Interests of other Exchange
  Partnership in second mortgage
  loans:                            Baron Strategic Investment Fund VIII, Ltd.
                                    ("Baron Fund VIII") owns the remaining
                                    undivided 58% interest in the second
                                    mortgage loans secured by the Heatherwood
                                    Property and in the unsecured loans
                                    associated with the property ("Heatherwood
                                    Loans"). The aggregate original principal
                                    balance, aggregate 6/30/99 principal
                                    balance, and aggregate balance due at
                                    maturity in respect of Baron Fund VIII's
                                    interest in the Heatherwood Loans is
                                    $206,260 (accrued unpaid interest of
                                    $2,406); the aggregate annual (and monthly)
                                    payments due it are $13,408 ($1,117). The
                                    other terms relating to Baron Fund VIII's
                                    interest in the Heatherwood Loans are the
                                    same as stated herein.
Appraised replacement cost new
  of property (42% of amount):      $1,862,475  ($782,240)
Appraised value of property -
  income approach (42% of
  amount):                          $1,259,000  ($528,780)
Mortgage interest and
  amortization provisions:          (i) Fixed interest rate of 6% as to $136,500
                                    of principal (plus non-cumulative
                                    participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 30% of any remaining available cash flow), (ii) adjustable interest rate of 1%
                                    over prime rate (currently 8.75%) as to $732 of principal, and (iii) fixed interest rate of 12% as to $12,130 of principal. The loans require payments of interest only until maturity.

Maturity date:                      10/04
Annual interest payable:            $9,710 (plus any participation interest
                                    payable)
Monthly interest payable:           $809
Prepayment provisions:              Prepayable without penalty.

                     Baron Strategic Investment Fund X, Ltd.
                                    (cont'd)

6/30/99 principal balance of
first
  mortgage loan secured by
  property (42% of amount) and      $699,359 ($293,731); the loan matures in
  other terms:                      11/04, has a balance due at maturity of
                                    $655,856, bears interest at a fixed annual rate of 7.75%, has annual and monthly debt service requirements of $61,038 and $5,087, respectively, amortizes on a 30-year basis, and is prepayable after the fourth anniversary of the loan, subject to yield maintenance until the sixth month prior to maturity, when it can be prepaid at par.
                                    Other matters: The Heatherwood Loans consist of a second mortgage note secured by the Heatherwood Property with a principal balance $325,000 and unsecured loans in the aggregate principal amount of $24,121.

2. Garden Terrace Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):              Garden Terrace Apartments - Phase III (91
                                    units) Orlando, Florida
Debtor:                             Garden Terrace Apartments III, Ltd.
Original principal amount of
  Exchange Partnership's
  undivided 55% interest in
  loan:                             $682,972
6/30/99 principal balance
  (accrued unpaid interest):        $682,972  ($31,498)
Balance due at maturity:            $682,972
6/30/99 principal balance of
other
  Exchange Partnerships'
  undivided 45% in loan (accrued    $558,795  ($25,426)
  unpaid interest):
Interests of other Exchange
  Partnerships in second            Baron Strategic Investment Fund VI, Ltd.
  mortgage loans:                   ("Baron Fund VI") and Baron Strategic
                                    Investment Fund IX, Ltd. ("Baron Fund IX")
                                    own the remaining undivided 45% interest in
                                    the second mortgage loans secured by the
                                    Garden Terrace Property ("Garden Terrace
                                    Second Mortgage Loans"). The original
                                    principal balance, 6/30/99 principal
                                    balance, and balance due at maturity in
                                    respect of Baron Fund VI's and Baron Fund
                                    IX's interest in the Garden Terrace Second
                                    Mortgage Loans is $248,353 (accrued unpaid
                                    interest of $11,196$5,607) and $310,442,
                                    (accrued unpaid interest of $14,230),
                                    respectively; the annual (and monthly)
                                    payments due them are $22,352 ($1,863) and
                                    $27,940 ($2,328), respectively. The other
                                    terms relating to Baron Fund VI's and Baron
                                    Fund IX's interest in the Garden Terrace
                                    Second Mortgage Loans are the same as stated
                                    herein.
Appraised replacement cost new
  of property (55% of amount):      $4,297,897 ($2,363,843)
Appraised value of property -
  income approach (55% of
  amount):                          $1,782,000 ($980,100)
Mortgage interest and
  amortization provisions:          (i) Fixed interest rate of 2% as to $404,250
                                    of principal if cash flow available (plus
                                    non-cumulative participation interest at the
                                    rate of 7% on the unpaid principal to the
                                    extent of available cash flow, (plus
                                    additional participation interest equal to
                                    30% of any remaining cash flow (payable only
                                    to holders of note referred to in (ii)
                                    below) and (ii) fixed interest rate of 9% as
                                    to $278,222 of principal, payable only from
                                    excess cash flow after payment of 2% minimum
                                    interest and 7% participation interest due
                                    on the note referred to in (i) above. The
                                    loans require payments of interest only
                                    until maturity.
Maturity date:                      1/07
Annual interest payable:            $61,467 (plus any additional participation
                                    interest)

                     Baron Strategic Investment Fund X, Ltd.
                                    (cont'd)

Monthly interest payable:           $5,122
Prepayment provisions:              Prepayable without penalty.
6/30/99 principal balance of
first                               $967,012 ($531,857); the loan matures in
  mortgage loan secured by          5/05, has a balance due at maturity of
  property (55% of amount)          $822,063, bears interest at the fixed annual
  and other items:                  rate of 8.31%, has annual and monthly debt
                                    service requirements of $96,047 and $8,004,
                                    respectively, amortizes on a 25-year basis
                                    and may be prepaid beginning 4/99 with a 5%
                                    prepayment fee, which decreases 1% per year
                                    until maturity.
Other matters:                      The Exchange Partnership paid a note (the
                                    "Note") with a current principal balance of $400,000 to the seller in connection with its acquisition of an undivided 75% interest in the Garden Terrace Second Mortgage Loans.
                                    The partnership in turn sold an undivided
                                    20% interest (and retained a 55% interest) in the loans. The Note bears an annual interest rate of 10%, has a maturity date of 1/1/07 and is secured by a collateral assignment of the partnership's interest in the loans and a second mortgage on the property.

                Lamplight Court of Bellefontaine Apartments, Ltd.
                          (GP: Baron Capital IX, Inc.)

      The Exchange Partnership owns (1) a 31.7% limited partnership interest in a limited partnership which holds fee simple title to the Lamplight Property and (2) two unrecorded second mortgage loans secured by the Lamplight Property. Additional information concerning the Lamplight Property and the first mortgage indebtedness secured by it is included above in the tables entitled "Property Information - Equity Property Interests" and "Mortgage Information - Equity Property Interests." The interest of the Exchange Partnership in the second mortgage loans and other information are described below.

Lamplight Court Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  unitsandlocation):                Lamplight Court Apartments (80 units)
                                    Bellefontaine, Ohio
Debtor:                             Independence Village, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:                $678,302
6/30/99 principal balance
  (accrued unpaid interest):        $678,302  ($135,713)
Balance due at maturity:            $678,302
Appraised replacement cost new
  of property:                      $3,727,599
Appraised value of property -
  income approach:                  $2,214,000
Mortgage interest and
  amortization provisions:          (i) Adjustable interest rate of
                                    1% over prime rate (currently 8.75%) as to
                                    $585,000 of principal, and (ii) fixed
                                    interest rate of 12% as to $93,302 of
                                    principal. The loans require payments of
                                    interest only until maturity.
Maturity date:                      12/06
Annual interest payable:            $60,634
Monthly interest payable:           $5,053
Prepayment provisions:              Prepayable without penalty.
6/30/99 principal balance of
first
  mortgage loan secured by          $1,358,436; the loan matures in 11/06, has a
  property and other terms:         balance due at maturity of $1,158,349, bears
                                    interest at a fixed annual rate of 9.04%,
                                    has annual and monthly debt service
                                    requirements of $141,445 and $11,787,
                                    respectively, amortizes on a 25-year basis,
                                    and is prepayable after the fifth
                                    anniversary of the loan, provided that in
                                    the sixth and seventh years prepayment
                                    requires a fee equal to the greater of 1% of
                                    the prepaid amount or yield maintenance.
Other matters:                      Prior to 12/15/98, the Lamplight Court
                                    Second Mortgage Loans consisted of a second mortgage note with a principal balance of $585,000 and an unsecured demand note with a principal balance of $93,302. On 12/15/98, the debtor and the Exchange Partnership entered into a mortgage modification agreement under which the Exchange
                                    Partnership agreed to set the maturity date on the demand note at 12/06, the same maturity date as the second mortgage note, in exchange for the agreement of the debtor to secure its repayment obligations on the demand note with a second mortgage on the Lamplight Court Property.

Property Description

      The Exchange Properties are primarily garden style, one and two-story residential apartment dwellings which range in size from eight units to 144 units. The Trust believes that the Exchange Properties generally occupy strategic locations in growing sub-markets. The average unit size for properties is 635 square feet, with 26% of the units having two or more bedrooms. A majority of the units have washer/dryer connections and walk-in closets. The Exchange Equity Partnerships and Exchange Hybrid Partnerships have improved the attractiveness of the Exchange Properties in which they own an equity interest by investing in extensive landscaping and rehabilitating certain units. Other features frequently included in certain Exchange Properties are swimming pools, playgrounds, volley ball courts, fitness centers and community rooms.

      The Operating Partnership does not intend to acquire an interest in any property which requires major maintenance unless (i) sufficient amounts have been reserved to complete such maintenance and, in connection with the acquisition, the Operating Partnership will receive the benefit of such reserves or (ii) the acquisition price for the property interest reflects the cost of required major maintenance items and the Operating Partnership has the ability to fund such maintenance from its resources. Following the Exchange Offering, the Operating Partnership intends to review each of the properties in which it acquires an interest to determine the costs and benefits of undertaking any capital improvements which may increase the property's profitability. The Operating Partnership does not intend to undertake any capital improvement in respect of a property unless the investment is projected to result in a rate of return of 20% or more on the investment.

Lease Agreements

      The Exchange Partnerships use a variety of lease forms to comply with applicable state and local laws and customs. At some properties, the Exchange Partnerships use leases provided or recommended by state or local apartment associations. At other properties, the Exchange Partnerships use a standard company lease modified if necessary to comply with local law or custom. The term of a lease varies with local market conditions; however, one-year leases are most common. Generally, the leases provide that unless the parties agree in writing to a renewal, the tenancy will convert at the end of a lease term to a month-to-month tenancy, subject to the terms and conditions of the lease, unless either party gives the other party at least 30 days' prior notice of termination. All leases are terminable by the Exchange Partnerships for nonpayment of rent, violation of property rules and regulations, or other specified defaults.

Competition

      In general, there are numerous other residential apartment properties located in close proximity to each of the Exchange Properties. The number of units available in any target metropolitan market could have a material effect on a property's capacity to rent units and on the rents charged. In addition, in many of the Trust's proposed sub-markets, institutional investors and owners and developers of residential apartment properties compete for the acquisition and leasing of properties. Many of these persons have substantial resources and experience. See "RISK FACTORS - Competition."

Insurance

      The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) believes that all of the Exchange Properties are adequately insured; however, an uninsured loss could result in loss of capital investment and anticipated profits. See "RISK FACTORS - Property Losses May Not be Insurable."

Property Management

      In June 1998, the Exchange Partnerships and other real estate partnerships managed by affiliates of the Managing Shareholder entered into an agreement to terminate property management agreements with the prior property manager. Since the transaction, the Exchange Partnerships and other partnerships have managed the properties in which they have an interest and shared property management expenses. The Exchange Properties and other properties in which the Trust and the Operating Partnership acquire an interest will be similarly managed. During 1997, the Exchange Equity Partnerships paid a total of approximately $190,313 in property management fees and $50,700 in accounting fees. In 1998 the Exchange Equity Partnerships paid a total of approximately $209,947 in property management fees and $50,700 in accounting fees. Upon completion of the Exchange Offering it is anticipated (but not assured) that the large number of residential units to be owned by the Operating Partnership will provide the Exchange Partnership with a lower operating cost per residential unit, and as a consequence, increase operating performance.

                          MANAGEMENT'S DISCUSSION AND
                         ANALYSIS OR PLAN OF OPERATION

Plan of Operation


      The Trust and the Operating Partnership (which conducts all of the Trust's real estate operations and holds title to all of its real estate assets and of which the Trust is the sole general partner and a limited partner) commenced operations in February 1998. Since June 1998, the Operating Partnership has applied net proceeds of the Trust's Cash Offering to acquire property interests. In June 1998, the Operating Partnership acquired beneficial ownership of a 67-unit residential apartment property located in Kissimmee, Florida known as the Heatherwood Apartments - Phase I. The purchase price for the acquisition was $830,000. In July 1998, the Operating Partnership acquired beneficial ownership of an 80-unit residential apartment property located in Lakeland, Florida known as the Crystal Court Apartments - Phase II. The purchase price for the acquisition was $704,000.

      In July 1998, the Operating Partnership also acquired a limited partnership interest (less than 4% in each case) in 13 real estate limited partnerships, including certain of the Exchange Partnerships, managed by affiliates of Mr. McGrath (a founder and Chief Executive Officer of the Trust and the Operating Partnership) in consideration of a capital contribution ranging from $2,900 to $83,300 in each such partnership (aggregate amount approximately $341,000). These various partnerships will be accounted for on the cost method since their respective ownership interests represent less than 20% of the equity ownership therein. In addition, the partnerships will periodically assess the realizable value of these investments in order to ascertain that there has been no impairment in their recorded value.


      In September 1998, the Operating Partnership acquired beneficial ownership of a 50-unit residential apartment property located in New Smyrna Beach, Florida known as the Riverwalk Apartments. The purchase price for the acquisition was $700,000.. In September 1998, the Trust entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. In connection therewith, the Trust agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky.

      Between October 1998, and June 1999 the Operating Partnership acquired an approximately 40% limited partnership interest in a limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky known as Alexandria Apartments. The aggregate purchase price for the acquired partnership interest was $1,285,000. An affiliate of Mr. McGrath sold the partnership interest to the Operating Partnership and also serves as the limited partnership's managing general partner. One hundred twelve of the 168 residential units (approximately 67%) have been completed and are in the rent-up stage.

      The property interests acquired by Operating Partnership to date are described in further detail above at "INITIAL REAL ESTATE INVESTMENTS."

      The Trust and the Operating Partnership intend to continue to acquire similar property interests using proceeds from the Trust's Cash Offering, securities of the Trust and the Operating Partnership, including Units registered in connection with the Exchange Offering, and available operating cash flow and financing from other sources.


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      The operating results of the Trust and the Operating Partnership will depend primarily upon income from the residential apartment properties in which they directly or indirectly acquire an equity or Subordinated Mortgage Interest. Operating results in respect of equity interests will be substantially influenced by the demand for and supply of residential apartment units in their primary market and sub-markets, and operating expense levels. Operating results in respect of mortgage and other debt interests will depend upon interest income, including, in certain cases, participation interest, whose payment will depend upon the operating performance, sale or refinancing of the underlying properties. The operating results of the Trust and the Operating Partnership will also depend upon the pace and price at which they can acquire and improve additional property interests.

      The target metropolitan markets and sub-markets have benefited in recent periods from demographic trends (including population and job growth) which increase the demand for residential apartment units, while financing constraints (specifically, reduced availability of development capital) have limited new construction to levels significantly below construction activity in prior years. Consequently, rental rates for residential apartment units have increased at or above the inflation rate for the last two years and are expected to continue to experience such increases for the next 18 months based on market statistics made available to management of the Trust in terms of occupancy rates, supply, demographic factors, job growth rates and recent rental trends. Expense levels also influence operating results, and rental expenses (other than real estate taxes) for residential apartment properties have generally increased at approximately the rate of inflation for the past three years and are expected to increase at the rate of inflation for the next 18 months.

      The Trust believes that known trends, events or uncertainties which will or are reasonably likely to affect the short-term and long-term liquidity and current and future prospects of the Trust and the Operating Partnership include the performance of the economy and the building of new apartment communities. Although the Trust cannot reliably predict the effects of these trends, events and uncertainties on the property investments of the Trust and the Operating Partnership as a whole, some of the reasonably anticipated effects might include downward pressure on rental rates and occupancy levels.

      Generally, there are no seasonal aspects of the operations of the Trust or the Operating Partnership which might have a material effect on their financial condition or results of operation. However, for the last 36 months, one 60-unit student housing property owned by one of the Exchange Partnerships involved in the Exchange Offering has had an average occupancy rate of 93% for nine months of the year and 40% for the remaining three months of the year.

      The Trust and the Operating Partnership have the ability to satisfy their cash requirements for the foreseeable future. However, it will be necessary to raise additional capital during the next 12 months to make acquisitions and to meet management's revenue and cash flow goals. The Trust and the Operating Partnership intend to investigate making an additional public or private offering of Common Shares and/or Units within the 12-month period following the commencement of the Exchange Offering.

      The Trust and the Operating Partnership expect no material change in the number of employees over the next 12 months.

      See also "THE EXCHANGE OFFERING," "THE TRUST AND THE OPERATING PARTNERSHIP," "INVESTMENT OBJECTIVES AND POLICIES" and "INITIAL REAL ESTATE INVESTMENTS."

Year 2000

      The computer systems of the Trust and the Operating Partnership have been tested for year 2000 problems and the Trust and the Operating Partnership believe that such systems are year 2000 compatible. It is possible, however, that certain computer systems or software products of their suppliers may experience year 2000 problems and that such problems could adversely affect them. The Trust and the Operating Partnership are in the process of inquiring as to the progress of its principal suppliers in identifying and addressing problems that their computer systems will face in correctly processing date information as the year 2000 approaches. However, there can be no assurance that the Trust and the Operating Partnership will identify the future date-handling problems of their suppliers in advance of the occurrence of such problems, or that such parties will be able to successfully remedy any problems that are discovered. With respect to their own computer systems, the Trust and the Operating Partnership intend to upgrade their principal operating computer software to the most recent available revision sold by their software supplier, which the supplier has represented to be year 2000 compliant. The Trust and the Operating Partnership believe that such upgrade will identify and solve those year 2000 problems that could affect their


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operating software and can be accomplished before the year 2000 at a reasonable cost. The failure to identify and solve all year 2000 problems affecting their business could have an adverse effect on the business, financial condition and results of operations of the Trust and the Operating Partnership. See "Risk Factors - Possible "Year 2000" Problems."

                        FEDERAL INCOME TAX CONSIDERATIONS

      This section is a summary of material tax considerations that may be relevant to prospective holders of Operating Partnership Units and Trust Common Shares, based upon the Code, administrative regulations promulgated or proposed by the Treasury Department (the "Regulations"), judicial decisions and rulings of the Internal Revenue Service (the "IRS" or the "Service"), all of which are subject to change (collectively the "Tax Laws"). Subsequent changes in such authorities may cause the tax consequences to vary substantially from the consequences described below.

      Because many of the federal income tax consequences of an investment in the Partnership will vary from one Unitholder to another, this summary does not discuss all of the provisions of the Code that might be applicable to a particular Unitholder. The discussion below focuses on Unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, non-resident aliens or other Unitholders subject to specialized tax treatment (such as tax-exempt institutions, foreign persons, individual retirement accounts, REITs or mutual funds). Unitholders should also be aware that the IRS may not agree with all of the conclusions stated herein, and that no ruling will be requested from the IRS. Moreover, changes in the Tax Laws after the date of this prospectus may alter the tax consequences to a Unitholder of an investment in the Partnership. Finally, various provisions of the Code contain a number of ambiguities, which will be resolved only by future legislative, administrative or court action.

      This summary is not intended as a substitute for individual tax planning. Neither the Trust as General Partner of the Operating Partnership ("General Partner"), the Operating Partnership nor any of their counsel or consultants assumes any responsibility for the tax consequences of this transaction to any Unitholder. Each prospective Unitholder is urged to consult with his own tax advisor with respect to the federal, state, local and foreign tax consequences arising from his or her acquisition, ownership or disposition of Operating Partnership Units and Trust Common Shares.

CLASSIFICATION AS A PARTNERSHIP

      No ruling has been or will be sought from the IRS as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has obtained and relied on the opinion of special tax counsel that, based upon the Code, the Regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes.

      In rendering its opinion, Tax Counsel has relied on the following factual representations made by the Partnership and the General Partner:

      o The Operating Partnership has not elected, and will not elect, to be treated as an association taxable as a corporation or corporation;

      o The Operating Partnership has been and will continue to be operated in accordance with (i) all applicable partnership statutes, (ii) the Agreement of Limited Partnership of the Operating Partnership, and
            (iii) the description in this Prospectus;

      o At least 22% in value of all of the assets of the Operating Partnership shall always consist of assets other than those described in Section 351(e)(1) of the Code; and

      o The Operating Partnership will be operated so as to avoid treatment as a publicly-traded partnership as set forth in Section 7704 of the Code and applicable Regulations thereunder.

      Under Section 7704 of the Code, certain "publicly-traded" partnerships are treated as corporations for federal tax purposes. A partnership is a publicly-traded partnership when interests in the partnership are traded on


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an established securities market or are readily tradeable on a secondary market or the substantial equivalent thereof. Under Code Section 7704(c), a publicly-traded partnership will nevertheless be treated as a partnership for tax purposes if 90% or more of its gross income for the taxable year and each preceding taxable year beginning after December 31, 1987, during which the partnership (or any predecessor) was in existence, consists of passive-type income, such as interest, dividends, real property rents and gain from the sale or other disposition of real property, and the partnership would not be described as a regulated investment company under Code Section 851(a).

      Under Regulation Section 1.7704-1, interests in a partnership are generally considered readily tradable on a secondary market or the substantial equivalent thereof if (a) such interests are regularly quoted by any person, such as a broker or dealer, making a market in the interests, (b) any person makes available to the public bid or offer quotes with respect to such interests and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others, (c) the holder of an interest has a readily available, regular and on-going opportunity to dispose of his interest through a public means of obtaining or providing information of offers to buy, sell or exchange such interests, or (d) prospective buyers and sellers have the opportunity to buy, sell or exchange interests in a time frame and with the regularity and continuity that the existence of a secondary market would provide.

      The Operating Partnership and the General Partner have represented to special tax counsel that the Units of the Operating Partnership will not be traded on an established securities market and will not be readily tradable on a secondary market (or the substantial equivalent thereof) within the meaning of the Regulations. Additionally, the Operating Partnership and the General Partner have further represented that, at all times throughout the existence of the Operating Partnership, at least 90% or more of the Operating Partnership's gross income will consist of passive-type income, and the Operating Partnership will not be described as a regulated investment company under Code Section 851(a). Special tax counsel has relied on such representations in rendering its opinion that the Operating Partnership will be classified as a partnership for federal income tax purposes.

      If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum federal rate of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum federal rate of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

      THE DISCUSSION BELOW IS BASED ON THE ASSUMPTION THAT THE OPERATING PARTNERSHIP WILL BE CLASSIFIED AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES.

EXCHANGE OF EXCHANGE PARTNERSHIP UNITS FOR OPERATING PARTNERSHIP UNITS

      In general, a contribution by an owner ("Exchange Limited Partner") of a partnership interest ("Exchange Partnership Units") to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange. There is an exception to this general rule if the Exchange Limited Partner receives in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Exchange Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange and other exceptions to nonrecognition of gain described in the immediately succeeding paragraph. Special tax counsel is unable to issue an opinion as to whether or not a particular Exchange Limited Partner will defer recognition of gain upon the Exchange due to the number of factors that must be considered with respect to each Exchange Limited Partner. Whether a particular Exchange Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Exchange Limited Partner's adjusted tax basis in his or her partnership interest at such time, the assets that the Exchange Limited Partner originally contributed to the partnership in exchange for such Exchange Partnership Units, the indebtedness, if any, of the partnership in which the Exchange Limited Partner owns an interest (the "Exchange Partnership") at the time of the Exchange, the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange, the Exchange Limited Partner's share of the "unrealized gain" with respect to the Exchange


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Partnership's assets at the time of the Exchange, and the extent to which the
Exchange Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange.

      Section 721(a) of the Code provides the general rule that "no gain or loss shall be recognized to a partnership or to any of its partners in the case of a contribution of property to the partnership in exchange for an interest in the partnership." In addition, Section 731 of the Code provides that a distribution of "money" by a partnership to a partner will not result in gain recognition except to the extent that any "money" distributed exceeds the adjusted basis of such partner's interest in the partnership immediately before the distribution. The nonrecognition rules of Section 721 and Section 731 ordinarily apply even when the transferred property is subject to liabilities (so long as the assumption of such liabilities does not result in a deemed distribution of "money" to the partner in excess of the partner's basis in the assets contributed to the partnership). Accordingly, Section 721 and Section 731 may apply to prevent the recognition of gain by either an Exchange Partnership or an Exchange Limited Partner in connection with the Exchange. However, there are several exceptions to the availability of nonrecognition treatment under Section 721 and Section 731 of the Code, including the following:

      1. Any decrease in a partner's liabilities, if not offset by a corresponding increase in the partner's share of other partnership liabilities, could cause the partner to recognize taxable gain as a result of the partner being deemed to have received a cash distribution from the partnership in excess of the partner's pre-distribution tax basis in the partnership interest. This recognition of gain could occur even if the decrease arose in connection with a contribution or distribution that would otherwise qualify for tax-free treatment under Section 721 or Section 731 of the Code. A decrease in a partner's share of partnership liabilities (and the resulting deemed cash distribution) also might occur upon a repayment of part or all of such liabilities following the exchange.

      2. A contribution of property that is treated in whole or in part as a "disguised sale" of the contributed property under the Code.

      3. A distribution of "marketable securities" under Section 731(c) of the Code.

      4. Recapture under Section 465(e) of the Code.

      5. A contribution of an appreciated asset to a partnership which would be treated as an investment company (within the meaning of Section
            351) if the partnership were incorporated.

      The foregoing exceptions are discussed in greater detail below.

RELIEF FROM LIABILITIES/DEEMED CASH DISTRIBUTION

      If an Exchange Limited Partner is deemed to receive a cash distribution as a result of such Exchange Limited Partner's relief from its allocable share of liabilities of an Exchange Partnership in connection with the Exchange, then such Exchange Limited Partner will recognize taxable gain, but only to the extent that the deemed cash distribution exceeds such Exchange Limited Partner's adjusted tax basis in his or her Exchange Partnership Units immediately prior to the Exchange. Whether the deemed cash distribution results in a taxable gain depends upon a number of circumstances that can be determined only with full knowledge of the specific details of each particular exchange.

      Under the applicable provisions of the Code, partners in a partnership include their share of the partnership's liabilities, determined in accordance with Regulations under Section 752 of the Code, in determining the basis of their partnership interests. Partners also include in the basis of their partnership interests the adjusted tax basis of any capital contributions that they have actually made to the partnership and their allocable share of all partnership income and gains, and they reduce their basis by the amount of all distributions that they received from the partnership and their allocable share of all partnership losses. For purposes of these rules, if a partner's share of the partnership's liabilities is reduced for any reason, the partner is deemed to have received a cash distribution equal to the amount of such reduction.

      In the case of the Exchange, these rules will be applied by reference to the Exchange Limited Partner's share of the liabilities of the Exchange Partnership immediately before the Exchange and that Exchange Limited Partner's share of liabilities as a Unitholder in the Operating Partnership immediately after the Exchange. Although


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the Code is not clear on whether netting of debt relief and debt assumption is possible in the case of a contribution of a partnership interest to a partnership, Section 1.752-1(f) of the Regulations indicates that netting is permissible. Thus, an Exchange Limited Partner will offset his or her share of the liabilities of the Operating Partnership against the elimination of such Exchange Limited Partner's share of liabilities of the Exchange Partnership in determining the amount of the deemed cash distribution to such Exchange Limited Partner. If an Exchange Limited Partner, however, is deemed under these rules to receive a cash distribution in an amount in excess of the basis immediately prior to the Exchange of the Exchange Limited Partner's Exchange Partnership Units, the Exchange Limited Partner may recognize taxable gain.

      Under Section 752 of the Code and the Regulations thereunder, a partner's share of partnership liabilities includes the partner's share of recourse liabilities plus the partner's share of partnership nonrecourse liabilities. These rules for sharing partnership liabilities are complex and their application will vary among potential Exchange Limited Partners.

      EACH POTENTIAL EXCHANGE LIMITED PARTNER IS URGED TO CONSULT WITH SUCH PERSON'S OWN TAX ADVISOR CONCERNING THE EFFECT OF THE EXCHANGE ON PARTNERSHIP LIABILITY SHARING (AND POTENTIAL GAIN RECOGNITION) FOR THAT PARTICULAR POTENTIAL EXCHANGE LIMITED PARTNER. IT IS ESSENTIAL IN ASSESSING THE POTENTIAL IMPACT RESULTING FROM A DEEMED RELIEF FROM LIABILITIES THAT EACH EXCHANGE LIMITED PARTNER IN AN EXCHANGE PARTNERSHIP CONSULT WITH AND RELY SOLELY ON HIS OR HER OWN TAX ADVISOR AS TO HIS OR HER PARTICULAR CIRCUMSTANCES.

DISGUISED SALE REGULATIONS

      The Exchange will be taxable to an Exchange Limited Partner to the extent that it is treated as a "disguised sale" of all or a portion of the Exchange Limited Partner's Exchange Partnership Units under the Code or the Regulations.
Section 707 of the Code and the Regulations thereunder (the "Disguised Sale Regulations") generally provide that, unless one of certain prescribed exceptions is applicable, a partner's contribution of property to a partnership and a contemporaneous transfer of money or other consideration from the partnership (other than an interest in the partnership, such as the Operating Partnership) to the partner will be treated as a sale, in whole or in part, of such property by the partner to the partnership. The Disguised Sale Regulations further provide that transfers of monies or other consideration between a partnership and a partner that are made within two years of each other are presumed to be a sale unless the facts and circumstances clearly establish that either the transfers do not constitute a sale or an exception to disguised sale treatment applies.

      1. Effect of Assumption of Liabilities Under the Disguised Sale Regulations . For purposes of these rules, certain reductions in a partner's share of liabilities are treated as a transfer of money or other property from the partnership to the partner which may give rise to a disguised sale, even if that reduction would not otherwise result in a taxable deemed cash distribution in excess of the partner's basis. Furthermore, the method of computing the existence and amount of any reduction in a partner's share of liabilities under the Disguised Sale Regulations is different from, and generally more onerous than, the method applied under the rules discussed above under the heading "Relief From Liabilities/Deemed Cash Distribution." However, if a transfer of property by a partner to a partnership is not otherwise treated to any extent as part of a disguised sale, any reduction in the partner's share of "qualified liabilities" (discussed below) is not treated as part of a disguised sale. Moreover, even if the transfer otherwise constitutes a disguised sale to some extent, the amount of the reduction in the partner's share of liabilities treated as part of the sale proceeds may in some cases be computed under a more favorable method in the case of "qualified liabilities" than in the case of other liabilities.

      For purposes of the Disguised Sale Regulations, a "qualified liability" in connection with a transfer of property to a partnership includes (i) any liability incurred more than two years prior to the earlier of the date the partner agrees in writing to transfer the property or the date the partner transfers the property, so long as the liability has encumbered the transferred property throughout the two-year period; (ii) a liability that was not incurred in anticipation of the transfer of the property to a partnership, but that was incurred by the partner within the two-year period prior to the earlier of the date the partner agrees in writing to transfer the property or the date the partner transfers the property to a partnership and that has encumbered the transferred property since it was incurred; (iii) a liability that is traceable under the Treasury Regulations to capital expenditures with respect to property contributed to the partnership; and (iv) a liability that was incurred in the ordinary course of the trade or business in which property transferred to the partnership was used or held, but only if all the assets related to that trade or business are


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transferred to the partnership, other than assets that are not material to a continuation of the trade or business. However, a recourse liability is not a qualified liability unless the amount of the liability does not exceed the fair market value of the transferred property (less any other liabilities that are senior in priority and encumber such property or any qualified liabilities described in (iii) or (iv), above) at the time of transfer. A liability incurred within two years of the transfer is presumed to be incurred in anticipation of the transfer unless the facts and circumstances clearly establish that the liability was not incurred in anticipation of the transfer. However, when contributed property is borrowed against, pledged as collateral for a loan, or otherwise refinanced, and the proceeds of the loan are distributed to the contributing partner, there is no disguised sale to the extent that the proceeds are attributable to indebtedness properly allocable to the contributing partner under the rules of Section 752 of the Code and the partner retains substantive liability for the repayment of the loan. Finally, if a partner treats a liability described in (i) or (ii) above as a "qualified liability" because the facts clearly establish that it was not incurred in anticipation of the transfer, such treatment must be disclosed to the IRS in the manner set forth in the Disguised Sale Regulations.

      Special tax counsel does not have adequate information, and is therefore unable to determine, whether or not any liabilities of a particular Exchange Partnership assumed by the Operating Partnership in the Exchange fall into one of the four categories of "qualified liabilities" described above. Thus, special tax counsel is unable to render an opinion with regard to that matter. In any event, certain liabilities of each Exchange Partnership may be qualified liabilities solely by reason of exception (i) or (ii) in the preceding paragraph, and thus, the Exchange Partnership and former Exchange Limited Partner may be required to make disclosure with respect to those liabilities in their tax returns for the year in which the Exchange occurs.

      2. Effect of Cash Distributions Under the Disguised Sale Regulations . Cash distributions from a partnership to a partner may be treated as a transfer of property for purposes of the "disguised sale" rules. An exception applies, however, to distributions of "operating cash flow," as such term is defined in the Disguised Sale Regulations. Operating cash flow distributions are presumed not to be a part of a sale of property to a partnership unless the facts and circumstances clearly establish that the distribution of operating cash flow is part of a sale. The General Partner and the Operating Partnership do not intend to make any distribution of cash from the Operating Partnership to the Exchange Limited Partners of the Exchange Partnership Units upon exchange of such interests to the Operating Partnership. The Operating Partnership believes that its periodic distributions of cash to Exchange Limited Partners will qualify as distributions of "operating cash flow" under the Disguised Sale Regulations.

      3. Effect of Right to Convert to a Share of the Trust. The Regulations provide that the Section 731 nonrecognition provision regarding distribution of property by a partnership does not apply where property is contributed to a partnership and, within a short period, other property is distributed to the contributing partner. The existence of the right by each Unitholder to exchange his or her Units of the Operating Partnership for Common Shares of Beneficial Interest of the Trust (the "Conversion Right") might be considered to be "other property" received by the Exchange Limited Partners in connection with the Exchange that will cause some portion of the Exchange to be considered to be a disguised sale. Special tax counsel is not able to issue an opinion as to whether the conversion right received by the Exchange Limited Partners will be treated as "other property." Additionally, otherwise "qualified liabilities" could also be taxable if the Conversion Right is treated as other property (see "Effect of Disguised Sale Characterization" immediately below).

      4. Effect of Disguised Sale Characterization . In any case in which a transfer of Exchange Partnership Units to the Operating Partnership is found to be a "disguised sale," all or a substantial portion of the gain represented by the excess of the fair market value of the Units received by each Exchange Limited Partner over the tax basis of the Exchange Limited Partner's Exchange Partnership Units would be recognized by the Exchange Limited Partner. If a transfer of property to a partnership and one or more transfers of money or other consideration (including the assumption or taking subject to a liability) by the partnership to that partner are treated as a disguised sale, then the transfers will be treated as a sale of property, in whole or in part, to the partnership by the partner acting in a capacity other than as a member of a partnership, rather than as a contribution under Section 721 of the Code and a partnership distribution. A transfer that is treated as a sale is treated as a sale for all purposes of the Code and the sale is considered to take place on the date that, under general principles of federal tax law, the partnership is considered to become the owner of the property.

      If a transfer of property by a partner to a partnership is treated as part of a sale without regard to the partnership's assumption of or taking subject to a qualified liability in connection with the transfer of property, the partnership's assumption of or taking subject to that liability is treated as a transfer of consideration made pursuant to a sale of such property to the partnership only to the extent of the lesser of: (1) the amount of consideration that the partnership would be treated as transferring to the partner if the liability were not a qualified liability, or (2) the


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amount obtained by multiplying the amount of the qualified liability by the partner's net equity percentage with respect to that property. A partner's net equity percentage with respect to an item of property is generally the amount of consideration received by such partner (other than relief from "qualified liabilities") divided by the partner's net equity in the property sold, as calculated under the Disguised Sale Regulations.

SECTION 465(E) RECAPTURE

      In general, the "at-risk" rules of Section 465 of the Code limit the use of losses, (see "Tax Treatment of Partners Who Hold Operating Partnership Units After the Exchange" below and "Limitations on Deductibility of Losses; Treatment of Passive Activities and Portfolio Income," below). Under Section 465(e) of the Code, a taxpayer may be required to include in gross income (i.e., to "recapture") losses previously allowed to the taxpayer with respect to an "activity," if the amount for which the taxpayer is "at risk" in the activity is less than zero at the close of the taxable year.

      The identification of a taxpayer's activities for purposes of the at-risk rules and the determination of a taxpayer's amount at risk in an activity are complex and uncertain. However, as a general matter a taxpayer's amount at risk in an activity is increased by the taxpayer's income, and reduced by the taxpayer's losses, from the activity. Therefore, any income taken into account by an Exchange Limited Partner as a result of a deemed cash distribution or disguised sale treatment is likely to reduce the extent to which Section 465(e) of the Code would apply to that Exchange Limited Partner.

      Nevertheless, it is possible that the consummation of the Exchange or the repayment of certain "qualified nonrecourse financing" (as defined in Section 465(b)(6) of the Code) of the Operating Partnership or an Exchange Partnership at the time of or following the Exchange, singularly or in combination, could cause a former Exchange Limited Partner 's amount at risk in an activity to be reduced below zero and could, therefore, cause an income inclusion to the former Holder under Section 465(e) of the Code. In this regard, the definition of "qualified nonrecourse financing" is different from, and in certain material respects more restrictive than, the definition of "nonrecourse liabilities" that are taken into account under Section 752 of the Code. Hence, it is possible that a partner can incur a reduction in his or her share of "qualified nonrecourse financing" that causes the partner to recognize income under Section 465(e) of the Code even though the partner has a sufficient share of "nonrecourse liabilities" under Section 752 of the Code so that the partner would not be deemed to have received a deemed cash distribution in excess of his or her basis in his or her partnership interest (and thus recognized gain as a result thereof).

TRANSFER TO AN INVESTMENT COMPANY

      The Operating Partnership and the General Partner intend that, throughout the term of the Operating Partnership, at least 22% of the total value of all assets of the Operating Partnership will consist of assets other than those described in Section 351(e)(1) of the Code and the Regulations thereunder ("Liquid Assets").

      Section 721(a) of the Code provides the general rule that "no gain or loss shall be recognized to a partnership or to any of its partners in the case of a contribution of property to the partnership in exchange for an interest in the partnership." Section 721(b) of the Code, however, provides that gain (but not loss) must be recognized in the case of a "transfer of property to a partnership which would be treated as an investment company (within the meaning of Section
351) if the partnership were incorporated."

      Pursuant to Section 1.351-1(c)(1) of the Regulations, as applied to partnerships, a transfer of property to a partnership will be considered to be a transfer to an investment company if (a) the transfer results, directly or indirectly, in diversification of the transferors' interests, and (b) more than 80% of the value of the partnership's assets are held for investment and are readily marketable stocks or securities or interests in regulated investment companies or real estate investment trusts (the "not-more-than-80%-of-assets" test).

      Section 351(e)(1) of the Code provides that the determination of whether a company is an investment company is made: (a) by taking into account all stocks and securities held by the company; and (b) by treating as stock and securities
- (i) money, (ii) stocks and other equity interests in a corporation, evidences of indebtedness, options, forward or future contracts, notional principal contracts and derivatives, (iii) any foreign currency, (iv) any interest in a real estate investment trust, a common trust fund, a regulated investment company, a publicly-traded partnership (as defined in Section 7704(b)) or any other equity interest (other than in a corporation) which pursuant to its terms or any other arrangement is readily convertible into, or exchangeable for, any asset described in clauses


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(i) through (iv) or clause (v) or clause (viii), (v) except to the extent provided in the Regulations, any interest in a precious metal, unless such metal is used or held in the active conduct of a trade or business after the contribution, (vi) except as otherwise provided in the Regulations, interests in any entity if substantially all of the assets of such entity consist (directly or indirectly) of any assets described in any of the preceding clauses or clause
(viii), (vii) to the extent provided in the Regulations, any interest in any entity not described in clause (vi), but only to the extent of the value of such interest that is attributable to assets listed in clauses (i) through (v) or clause (viii), or (viii) any other assets specified in the Regulations. Assets not covered by Section 351(e)(1) are hereinafter referred to as "Liquid Assets."

      Although "money" is treated as a stock or security (see clause (i) above), Regulation Section 1.351-1(c)(2) provides that "[T]he determination of whether a corporation is an investment company shall ordinarily be made by reference to the circumstances in existence immediately after the transfer in question. However, where circumstances change thereafter pursuant to a plan in existence at the time of the transfer, this determination shall be made by reference to the later circumstances." The 1997 Taxpayer Relief Act Senate Committee Report states that although cash is counted as a tainted asset for purposes of the not-more-than-80%-of-assets test, the preceding Regulation should be applied so that if, as a part of a plan, cash is used to purchase assets that are not treated as stock or securities, then the investment company determination is made after the asset purchase.

      Based on the preceding, cash owned by the Operating Partnership will be considered "stock and securities" (and therefore not a Liquid Asset) unless the Operating Partnership has a written plan in existence at the time that the cash is obtained to use the cash to purchase assets other than those listed in Code
Section 351(e)(1) and the Operating Partnership does in fact use the cash for such purpose.

      Additionally, the Exchange Partnership Units that are contributed to the Operating Partnership will be considered "stock and securities" since they are exchangeable for shares of the Trust, which is a real estate investment trust (see clause (iv) above).

      Although the Exchange of Exchange Partnership Units to the Operating Partnership will result in a diversification of an Exchange Limited Partner's interests, the Operating Partnership will not meet the other test that, if otherwise satisfied, would result in the Operating Partnership being classified as an "investment company." Based on the plans and intentions of the Operating Partnership and the General Partner, upon the transfer of a partnership interest to the Operating Partnership, at least 22% of the value of the Operating Partnership's assets will consist of Liquid Assets. Consequently, at the time of contribution of a partnership interest to the Operating Partnership, not more than 80% of the Operating Partnership's assets will consist of assets that are not Liquid Assets.

      If the Operating Partnership is considered an investment company, the Exchange of existing partnership interests in exchange for Units of the Operating Partnership will be currently taxable.

WITHHOLDING

      If any gain is recognized in connection with the Exchange by an Exchange Limited Partner who is not considered a U.S. resident for tax purposes, withholding (in an amount equal to 10% of the "amount realized" by such Exchange Limited Partner, which would include both the value of the Operating Partnership Units received and such Exchange Limited Partner's share of the liabilities of the Exchange Partnership, as determined for federal income tax purposes) may be required. Alternatively, if gain were recognized by the Exchange Partnership, the non-U.S. Unitholder could be subject to withholding at the current rate of 35% on his share of the gain. As a condition to the receipt of Operating Partnership Units in the Exchange, each Exchange Limited Partner who does not want to be subject to such withholding will have to provide to the Operating Partnership either a certification, made under penalties of perjury, that he or she is a United States citizen or resident (or if an entity, an entity organized under the laws of the United States) or, alternatively, a notice of nonrecognition treatment with respect to the Exchange in a form reasonably acceptable to the Operating Partnership.

TAX TREATMENT OF UNITHOLDERS WHO HOLD OPERATING PARTNERSHIP UNITS AFTER THE EXCHANGE

      INCOME AND DEDUCTIONS IN GENERAL . Each Unitholder will be required to report on his or her income tax return his or her allocable share of income, gains, losses, deductions and credits of the Operating Partnership. Such items must be included on the Unitholder's federal income tax return without regard to whether the Operating Partnership makes a distribution of cash to such Unitholder. No federal income tax will be payable by


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the Operating Partnership so long as it qualifies as a partnership for federal income tax purposes (see "Classification as a Partnership").

      TREATMENT OF PARTNERSHIP DISTRIBUTIONS . Distributions of money by the Operating Partnership to a Unitholder (including for these purposes decreases in a Unitholder's share of Partnership liabilities) generally will not be taxable to such Unitholder for federal income tax purposes to the extent of such Unitholder's aggregate basis in his or her Operating Partnership Units immediately prior to the distribution. Distributions of money in excess of such basis generally will be considered to be gain in the amount of such excess, a portion of which may be taxed as ordinary income. Any reduction in a Unitholder's share of the Operating Partnership's non-recourse liabilities, whether through repayment, refinancing with recourse liabilities, refinancing with non-recourse liabilities secured by the other assets, or otherwise, may be treated as a distribution of money to such Unitholder. An issuance of additional Operating Partnership Units by the Operating Partnership without a corresponding increase in debt may decrease each existing Unitholder's share of non-recourse liabilities of the Operating Partnership and, thus, will result in a corresponding deemed distribution of money.

      INITIAL BASIS OF OPERATING PARTNERSHIP UNITS . In general, an Exchange Limited Partner who acquires Operating Partnership Units in the exchange will have an initial tax basis in such Operating Partnership Units ("Initial Basis") equal to the aggregate basis in his or her interest in his or her Exchange Partnership, adjusted to reflect the effects of the Exchange (that is, reduced to reflect any deemed distributions resulting from a reduction in the former holder's share of liabilities and increased to reflect any gain required to be recognized in connection with the Exchange).

      As a result of the decreases in each Unitholder's share of Partnership non-recourse liabilities that may result from the consummation of the Exchange (see "Tax Consequences of the Exchange - Relief from Liabilities/Deemed Cash Distribution"), each Exchange Limited Partner who receives Operating Partnership Units may have an Initial Basis in his or her Operating Partnership Units that is significantly lower than the basis in his or her interest in his or her Exchange Partnership immediately prior to the Exchange. Because of this reduction in basis, distributions of cash and deemed distributions resulting from a reduction of a Unitholder's share of Partnership non-recourse liabilities may be taxable to an Exchange Limited Partner sooner than if such basis reduction had not occurred. Such basis reduction also would affect the Unitholder's ability to deduct its share of any Partnership tax losses. For the effects on an Exchange Limited Partner of a reduction in basis that may result from the Exchange, see "See Exchange of Exchange Partnership Units for Operating Partnership Units -- Relief from Liabilities/Deemed Cash Distribution" and "Treatment of Partnership Distributions," above and -- "Limitations on Deductibility of Losses; Treatment of Passive Activities and Portfolio Income," below.

      Each former Exchange Limited Partner's Initial Basis in his or her Operating Partnership Units will generally be increased by (a) his or her share of Operating Partnership taxable income and Operating Partnership exempt income and, (b) his or her share of increases in non-recourse liabilities incurred by the Operating Partnership, if any. Generally, each former Exchange Limited Partner's Initial Basis in his or her Operating Partnership Units will be decreased (but not below zero) by (i) his or her share of Partnership distributions, (ii) his or her share of decreases in liabilities of the Operating Partnership, including any decrease in the Exchange Limited Partner's share of non-recourse liabilities of the Operating Partnership (see "Exchange of Exchange Partnership Units for Operating Partnership Units - Relief from Liabilities/Deemed Cash Distribution"), (iii) his or her share of any losses of the Operating Partnership, and (iv) his or her share of non-deductible expenditures of the Operating Partnership that are not chargeable to capital account.

      ALLOCATIONS OF PARTNERSHIP INCOME, GAIN, LOSS AND DEDUCTIONS . The Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") provides that, if the Operating Partnership operates at a net loss, net losses shall be allocated to the Unitholders in proportion to their respective percentage ownership interests in the Operating Partnership, provided that net losses that would have the effect of creating a deficit balance in a limited partner's capital account (as specially adjusted for such purpose) ("Excess Loss") will be reallocated to the General Partner. The Partnership Agreement also provides that, if the Operating Partnership operates at a net profit, net income will first be allocated to the General Partner to the extent of Excess Losses with respect to which the General Partner has not previously been allocated net income, and any remaining net income shall be allocated to the Unitholders in proportion to their respective percentage ownership interests in the Operating Partnership. Notwithstanding the preceding, the Partnership Agreement permits the General Partner to issue additional Units to the General Partner and to third parties whereby such Units may have special rights, preferences and designations, including with regard to allocations of net income and net losses, that are senior to the rights of the other Unitholders ("Preferred Units"). Net income and net loss of the Operating


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Partnership for the taxable year of liquidation of the Operating Partnership is to be allocated first to eliminate negative balances in each Unitholder's capital account and then, to the extent possible, in a manner such that the capital accounts of the Unitholders immediately prior to final liquidating distributions are equal to the amount which would have been distributable to Unitholders as set forth in the Partnership Agreement.

      EFFECT OF THE EXCHANGE ON DEPRECIATION . The Exchange may adversely affect the computation of depreciation deductions with respect to assets of each Exchange Partnership. Pursuant to Code Section 708(b)(1)(B), a partnership will be considered to have been terminated if within a twelve month period, there is a sale or exchange of 50% or more of the interests in partnership capital and profits. As a result of the exchange of one or more interests of an Exchange Partnership, an Exchange Partnership may "terminate" under Section 708(b)(1)(B) of the Code. Section 168(i)(7) of the Code provides, in effect, that when a partnership terminates under Section 708(b)(1)(B) of the Code, the partnership must begin new depreciation periods for its property. As a result, if there is a tax termination of an Exchange Partnership, the remaining basis of the assets of the Exchange Partnership will be depreciated over the period that would apply if those assets were newly acquired by the such terminated Exchange Partnership in a purchase transaction.

      TAX ALLOCATIONS WITH RESPECT TO BOOK-TAX DIFFERENCE ON CONTRIBUTED PROPERTIES. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (referred to as "Book-Tax Difference"). These rules will apply with respect to the contribution of Exchange Partnership Units to the Operating Partnership in the Exchange.

      The Partnership Agreement requires allocations of income, gain, losses and deductions attributable to the properties as to which there Book-Tax Difference be made in a manner that is consistent with Section 704(c) of the Code. The Partnership Agreement authorizes the General Partner to elect any method prescribed by the Regulations to be used by the Operating Partnership for allocation of items affected by Section 704(c) of the Code. As a result of
Section 704(c), in general, a contributor of Exchange Partnership Units will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain until such time that the Book-Tax Difference is reduced to zero. In addition, depending on the method of allocation that is selected, the contributor could be allocated items of income for tax purposes to offset depreciation which is allocated to other partners in excess of depreciation otherwise permitted to be allocated to other partners by the ceiling rule of the Regulations. This would tend to eliminate the Book-Tax Difference.

      DISSOLUTION OF PARTNERSHIP . In the event of the dissolution of the Operating Partnership, a distribution of Partnership property (other than money) will not result in taxable gain to a Unitholder (except to the extent provided in Sections 737, 704(c)(1)(B) and 731(c) of the Code). A Unitholder will hold such distributed property with a basis equal to the adjusted basis of such Operating Partnership Units, reduced by any money distributed in liquidation. Further, the liquidation of the Operating Partnership will be taxable to a holder of Operating Partnership Units to the extent that any money distributed in liquidation (including any money deemed distributed as a result of relief from liabilities) exceeds such holder's tax basis in his or her Operating Partnership Units.

      LIMITATIONS ON DEDUCTIBILITY OF LOSSES; TREATMENT OF PASSIVE ACTIVITIES AND PORTFOLIO INCOME . The passive loss limitations generally provide that individuals, estates, trusts and closely held corporations and personal service corporations can deduct losses from passive activities (generally, activities in which the taxpayer does not materially participate), only to the extent that such losses are not in excess of the taxpayer's income from passive activities or investments. If the partnership were to be classified as a publicly traded partnership under the Code (see "Classification as a Partnership" above), any losses or deductions allocable to a holder of Operating Partnership Units could be used only against gains or income of the Operating Partnership and could not be used to offset passive income from other passive activities. Similarly, any Partnership income or gain allocable to a holder of Operating Partnership Units could not be offset with losses from other passive activities of such holder.

      In addition to the foregoing limitations, a holder of Operating Partnership Units may not deduct from taxable income its share of Partnership losses, if any, to the extent that such losses exceed the lesser of (i) the


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adjusted tax basis of his or her Operating Partnership Units at the end of the
Operating Partnership's taxable year in which the loss occurs, and (ii) the amount for which such holder is considered "at risk" at the end of that year. In general, a holder of Operating Partnership Units will initially be "at risk" to the extent of his or her basis in his or her Units (unless the Unitholder borrowed amounts on a non-recourse basis to acquire such interest), including for such purposes only such Unitholder's share of the Operating Partnership's liabilities, as determined under Section 752 of the Code, that are considered "qualified non-recourse financing" for purposes of the "at risk" rules. After consummation of the Exchange, in general, a Unitholder's at-risk amount will increase or decrease as the adjusted basis in his or her Operating Partnership Units increases or decreases. Losses disallowed to a Unitholder as a result of these rules can be carried forward and may be allowable to such holder to the extent that his or her adjusted basis or at-risk amount (whichever was the limiting factor) is increased in a subsequent year. The at-risk rules apply to an individual partner, an individual shareholder of a corporate partner that is an S corporation and a corporate partner if 50% or more of the value of stock of such corporate partner is owned directly or indirectly by five or fewer individuals at any time during the last half of the taxable year.

      SECTION 754 ELECTION . The General Partner has the authority, in its sole and absolute discretion, to determine whether to make any available election pursuant to the Code including, without limitation, an election under Section 754 of the Code. Once made, a Section 754 Election is irrevocable without the consent of the IRS. If made, the Section 754 Election would generally permit a purchaser of Operating Partnership Units to adjust his or her share of the basis in the Operating Partnership's properties ("Inside Basis") pursuant to Section 743(b) of the Code to fair market value (as reflected by the value of consideration paid for the Operating Partnership Units), as if such purchaser had acquired a direct interest in the Operating Partnership's Assets. The
Section 743(b) adjustment is attributed solely to a purchaser of Operating Partnership Units and is not added to the basis of Partnership's assets associated with all of the Operating Partnership's Unitholders.

      A Section 754 Election is advantageous if the transferee's tax basis in his or her interest is higher than such interest's share of the aggregate tax basis to the partnership of the partnership's assets immediately prior to the transfer. In such a case, as a result of the election, the transferee would have a higher tax basis in his or her share of the partnership's assets for purposes of calculating, among other items, his or her depreciation and depletion deductions and his or her share of any gain or loss on a sale of the partnership's assets. Conversely, a Section 754 Election is disadvantageous if the transferee's tax basis in such interest is lower than such interest's share of the aggregate tax basis of the partnership's assets immediately prior to the transfer. Thus, the fair market value of the interests may be affected either favorably or adversely by the election.

      DISPOSITION OF OPERATING PARTNERSHIP UNITS BY UNITHOLDERS. If a Partnership Unit is sold or otherwise disposed of, the determination of gain or loss from the sale or other disposition will be based on the difference between the amount realized and the tax basis for such Partnership Unit. Upon the sale of a Partnership Unit, the "amount realized" will be measured by the sum of the cash and fair market value of other property received for the Operating Partnership Unit plus the portion of the Operating Partnership's liabilities considered allocable to the Operating Partnership Unit sold. Similarly, upon a gift of a Partnership Unit, a Unitholder will be deemed to have realized an amount with respect to the portion of the Operating Partnership's nonrecourse liabilities considered allocable to such Partnership Unit. To the extent that the sum of the amount of cash or property received and the allocable share of the Operating Partnership's liabilities exceeds the holder's basis for the Operating Partnership Unit disposed of, such Unitholder will recognize gain. The tax liability resulting from such gain could exceed the amount of cash received from such disposition.

      To the extent that the amount realized upon the sale of the Operating Partnership Unit attributable to a Unitholder's share of "unrealized receivables" or inventory items (if any) of the Operating Partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously includable in Partnership income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if the Operating Partnership had sold its assets at their fair market value at the time of the transfer of a Partnership Unit, such as "depreciation recapture" under Sections 1245 and 1250 of the Code.

      TAX TREATMENT OF CONVERSION RIGHT . If a Unitholder exercises his or her right to exchange his or her Operating Partnership Units for Common Shares of the Trust, or if upon a Unitholder's election to convert, the Trust satisfies the Unitholder's conversion right by paying cash for the Unitholder's Operating Partnership Units, such transaction will be a fully taxable sale with respect to the Unitholder. As a result, the Unitholder will be treated as realizing an amount equal to the amount of the cash or the value of the Common Shares


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received upon the conversion plus the amount of liabilities of the Operating
Partnership considered allocable to the redeemed Operating Partnership Units at the time of the redemption.

      CONSTRUCTIVE TERMINATION . A partnership, will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in partnership capital and profits within a twelve-month period. Under existing Regulations, a termination of a partnership will result in a deemed transfer by a partnership of its assets to a new partnership in exchange for an interest in a new partnership followed by a deemed distribution of interests in the new partnership to the partners of the terminated partnership in liquidation of the partnership. Under the 1997 Taxpayer Relief Act, if a partnership is permitted to elect and does elect to be treated as a large partnership, it will not terminate by reason of the sale or exchange of interests in the partnership. A termination of the partnership will result in the closing of the partnership's taxable year for all partners. In the case of a partner reporting on a taxable year other than a fiscal year ending December 31, the closing of the partnership's taxable year may result in more than twelve months' taxable income or loss of the partnership being includable in the partner's taxable income for year of termination. New tax elections by the partnership, including a new election under Section 754 of the Code, would be required to be made subsequent to a termination if such an election continues to be desired, and a termination could result in a deferral of partnership deductions for depreciation. A termination could also result in penalties if the partnership were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of or subject the partnership to, any tax legislation enacted prior to the termination.

TAX-EXEMPT ORGANIZATIONS AND CERTAIN OTHER INVESTORS

      Ownership of Units by employee benefit plans, other tax exempt organizations, non-resident aliens, foreign corporations, other foreign persons and regulated investment companies raise issues unique to such persons and, as described below, may have substantially adverse tax consequences.

      Employee benefit plans and most other organizations exempt from federal income tax (including IRAs and other retirement plans) are subject to federal income tax on unrelated business taxable income. Much of the taxable income derived by such an organization from the ownership of a Unit will be unrelated business taxable income and thus will be taxable to such a Unitholder.

      Non-resident aliens and foreign corporations, trusts or estates which hold Units will be considered to be engaged in business in the United States on account of ownership of Units. As a consequence, they will be required to file federal tax returns in respect of their share of Partnership income, gain, loss or deduction and pay federal income tax at regular rates on any net income or gain. Generally, a partnership is required to pay a withholding tax on the portion of the partnership's income which is effectively connected with the conduct of a United States trade or business and which is allocable to the foreign partners, regardless of whether any actual distributions have been made to such partners. However, under rules applicable to publicly-traded partnerships, a partnership must withhold on actual cash distributions made quarterly to foreign Unitholders. Each foreign Unitholder must obtain a taxpayer identification number from the IRS and submit that number to the transfer agent of the Operating Partnership in order to obtain credit for the taxes withheld. Any change in applicable law may require the Operating Partnership to change these procedures.

      Because a foreign corporation which owns Units will be treated as engaged in a United States trade or business, such a corporation may be subject to United States branch profits tax at a rate of 30% in addition to regular federal income tax on its allocable share of the Operating Partnership's income and gain (as adjusted for changes in the foreign corporation's "United States net equity") which is effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which a foreign corporate Unitholder is a qualified resident. In addition, such a Unitholder is subject to special information reporting requirements under Section 6038C of the Code.

      Under a ruling of the IRS, a foreign Unitholder who sells or otherwise disposes of Units will be subject to federal income tax on gain realized on the disposition of such Unit to the extent that such gain is effectively connected with the United States trade or business of the foreign Unitholder.


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PARTNERSHIP INCOME TAX INFORMATION RETURNS AND PARTNERSHIP AUDIT PROCEDURES

      The General Partner on behalf of the Operating Partnership will use reasonable efforts to furnish the Unitholders with the tax information reasonably required by Unitholders for federal and state income tax reporting purposes within 90 days after the close of each Partnership taxable year.

      The federal income tax information returns filed by the Operating Partnership may be audited by the Service. The Code contains partnership audit procedures governing the manner in which the Service audit adjustments of partnership items are resolved. The Operating Partnership may be able to elect the simplified pass-through system for audits that was enacted as part of the 1997 Taxpayer Relief Act. Such election is available to partnerships that have 100 or more partners and meet certain other requirements set forth in the Taxpayer Relief Act.

      Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of Partnership items of income, gain, loss, deduction and credit is determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with each partner. The Code provides for one partner to be designated as the "Tax Matters Partner" for these purposes. The Partnership Agreement appoints the General Partner as the Tax Matters Partner for the Operating Partnership.

      The Tax Matters Partner is authorized, but not required, to take certain actions on behalf of the Operating Partnership and the Unitholders and can extend the statute of limitations for assessment of tax deficiencies against Unitholders with respect to Partnership items. The Tax Matters Partner will make a reasonable effort to keep each Unitholder informed of administrative and judicial tax proceedings with respect to Partnership's items to the extent required pursuant to Regulations issued under Section 6223 of the Code. The Tax Matters Partner is authorized to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Unitholder for income tax purposes, and in the settlement agreement the Tax Matters Partner may expressly state that such agreement shall bind all Unitholders, provided, however, that such settlement agreement shall not bind any Unitholder (a) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Unitholder or
(b) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code).

      The Unitholders will generally be required to treat Operating Partnership items on their federal income tax returns in a manner consistent with the treatment of the items on the Operating Partnership information return. In general, that consistency requirement is waived if the Unitholder files a statement with the IRS identifying the inconsistency. Failure to satisfy the consistency requirement, if not waived, will result in an adjustment to conform the treatment of the item by the Unitholder to the treatment on the Operating Partnership return. Even if the consistency requirement is waived, adjustments to the Unitholder's tax liability with respect to the Operating Partnership items may result from an audit of the Operating Partnership's or the Unitholder's tax return. Intentional or negligent disregard of the consistency requirement may subject a Unitholder to substantial penalties. In addition, an audit of the Operating Partnership return may also lead to an audit of an individual Unitholder's tax return and such audit could result in adjustment of non-partnership items.

      A partner in an electing large partnership must report all partnership items consistently with their treatment on the partnership return. An inconsistency cannot be excused by notifying the IRS of the differing treatment. Unitholders who fail to report partnership items consistently with their treatment on the partnership return are subject to accuracy-related and fraud penalties.

REGISTRATION AS A TAX SHELTER

      The Code requires that "tax shelters" be registered with the Secretary of the Treasury. The Temporary Regulations interpreting the tax shelter registration provisions of the Code are extremely broad. It is arguable that the Operating Partnership is not subject to the registration requirement on the basis that it will not constitute a tax shelter.


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ACTIVITIES ENGAGED IN FOR PROFIT

      Under Section 183 of the Code, certain expenses (other than for real estate taxes and interests) from activities not engaged in for profit are allowed as deductions only to the extent of income from the activity and then only to the extent such expenses, together with other itemized deductions exceed two percent (2%) of the taxpayer's adjusted gross income. Section 183 generally applies to activities that are not conducted as a business or in a business-like manner, activities that have significant recreational aspects with little or no profits, or activities where the primary source of investment return is through tax deductions and credits.

      The limitation of Section 183 may not be applicable if, based on the facts and circumstances of the particular situation, it is determined that a member's investment in the Operating Partnership and the Operating Partnership's business constitutes transactions and activities "entered into for profit." The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear to be sufficient grounds for the denial of losses under Section
183. The General Partner and the Operating Partnership intend that the Operating Partnership's principal objective is to earn a profit. Based on such representation and on the nature and extent of the activities to be undertaken by the Operating Partnership, the General Partner and the Operating Partnership believe that it is not likely that Section 183 could be successfully applied to limit deductions claimed by the Operating Partnership. However, because of the inherently factual nature of the inquiry, there can be no certainty that the IRS will not attempt to challenge a Unitholder's deductions under Section 183 or that any such challenge would not be successful.

      With respect to Partnership activities, the profit objective test is to be applied at the Operating Partnership level. However, the test may be applied at the partner level to determine whether the partner acquired his or her interest in an anticipation of profit. Accordingly, no assurance can be given that the profit objective principles may not be applied in the future to disallow deductions taken by one or more of the partners with respect to their interest in the Operating Partnership. No investor should become a partner unless his objective is to secure an economic profit from his investment in the Operating Partnership, determined without regard to tax benefits, which may be received.

ORGANIZATIONAL AND SYNDICATION FEES

      Section 709 of the Code provides that organizational fees are not deducted currently but may be amortized over a period of not less than 60 months after a partnership begins doing business. If a partnership is liquidated before the end of the 60-month period, the remaining organizational expenditures are deductible as losses at that time. Organizational fees and expenses are those expenditures that are (i) incidental to the creation of a partnership, (ii) chargeable to the capital account, (iii) of a character that, if expended incidental to the creation of a partnership having an ascertainable life, would be amortized over such life.

Section 709 also disallows a current deduction for syndication fees. Further, such fees are not eligible for the 60-month amortization period for organizational expenses noted above. Syndication fees are expenses connected with the promotion of the sale of units or interests in a partnership and may include such items as some professional fees, selling expenses, and printing costs.

There can be no assurance that the IRS will not attempt to reclassify certain expenditures that are deducted or amortized by the Operating Partnership as syndication costs.

ANTI-ABUSE REGULATIONS

      Pursuant to Section 1.701-2 of the Regulations regarding certain "abusive" transactions involving partnerships, if a partnership is formed or availed of in connection with a transaction "with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner that is inconsistent with the intent" of the partnership provisions of the Code, the Service has the authority to recast the transaction so as to achieve tax results consistent with the intent of the partnership provisions, taking into account all of the facts and circumstances. Example (4) of Regulations Section 1.701-2(d) discusses a newly-formed REIT that acts as a general partner of a partnership to which other partnerships make contributions of appreciated property. The example concludes that the facts as presented therein do not present an abusive situation for purposes of Code Section 701. Although Example (4) provides a helpful analogy to the Operating Partnership and the Trust, there is no assurance that the IRS would reach the same conclusions in this case as in Example (4).


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ALTERNATIVE MINIMUM TAX ON ITEMS OF TAX PREFERENCE

      The Code contains different sets of minimum tax rules applicable to corporate and non-corporate taxpayers. The Operating Partnership will not be subject to the alternative minimum tax, but the Unitholders are required to take into account on their own tax returns their respective shares of the Operating Partnership's tax preference items and adjustments in order to compute alternative minimum taxable income. SINCE THE IMPACT OF THE ALTERNATIVE MINIMUM TAX DEPENDS ON EACH UNITHOLDER'S PARTICULAR SITUATION, OFFEREES WHO ARE HOLDERS OF EXCHANGE PARTNERSHIP UNITS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE APPLICABILITY OF THE ALTERNATIVE MINIMUM TAX

STATE AND LOCAL TAXES

      In addition to the federal income aspects described above, an Offeree should consider the potential state and local tax consequences of owning Operating Partnership Units. Tax returns may be required and tax liability may be imposed both in the state or local jurisdictions where a Unitholder resides and in each state or local jurisdiction in which the Operating Partnership has assets or otherwise does business. Thus, persons holding Operating Partnership Units either directly or through one or more partnerships or limited liability companies, may be subject to state and local taxation in a number of jurisdictions in which the Operating Partnership directly or indirectly holds real property and would be required to file periodic tax returns in those jurisdictions. The Operating Partnership anticipates providing the Unitholders with information reasonably necessary to permit them to satisfy state and local return filing requirements. To the extent that a Unitholder pays income tax with respect to the Operating Partnership to a state where he or she is not a resident (or the Operating Partnership is required to pay such tax on behalf of the Unitholder), the Unitholder may be entitled, in whole or in part, to a deduction or credit against income tax that otherwise would be owed to his or her state of residence with respect to the same income. An Offeree should consult with his or her personal tax advisor with respect to the state and local income tax implications for such Offeree of owning Operating Partnership Units.

      EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO THE INVESTOR OF AN INVESTMENT IN THE OPERATING PARTNERSHIP AND IN COMMON SHARES OF THE TRUST, INCLUDING TAX CONSEQUENCES TO THE INVESTOR UPON THE EXCHANGE OF HIS OR HER EXCHANGE PARTNERSHIP UNITS FOR UNITS OF THE OPERATING PARTNERSHIP AND ANY SUBSEQUENT EXCHANGE OF UNITS FOR COMMON SHARES.

INCOME TAX CONSIDERATIONS WITH RESPECT TO THE TRUST

      The General Partner (sometimes hereinafter referred to as the "Trust") intends to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements will be met. The following is a summary of the federal income tax considerations for the Trust and its Shareholders with respect to the treatment of the Trust as a REIT. Since these provisions are highly technical and complex, each prospective purchaser of the Trust's Common Shares is urged to consult his own tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the Common Shares. The Trust has not obtained, and does not intend to request, a ruling from the IRS that it will be treated as a REIT. Instead, the Trust has obtained and relied upon the opinion of its special tax counsel that, based on the organization and proposed operation of the Trust and based on certain other assumptions and factual representations, it will qualify as a REIT commencing with its taxable year ending December 31, 1998. The opinion is not binding on the IRS or any court.

      In brief, if certain detailed conditions imposed by the REIT provisions of the Code are met, entities, such as the Trust, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to Shareholders. This treatment substantially eliminates the "double taxation" (i.e., at both the corporate and Shareholder levels) that generally results from the use of corporations.

      If the Trust fails to qualify as a REIT in any year, however, it will be subject to federal income taxation as if it were a domestic corporation, and its Shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, the Trust could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its Shareholders would be reduced or eliminated.


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      The Managing Shareholder of the Trust currently expects that the Trust will operate in a manner that permits it to elect, and that it properly has elected, REIT status for the taxable year ending December 31, 1998, and in each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on the Trust continuing to satisfy numerous ownership, asset, income and distribution tests described below, which in turn will be dependent in part on the Trust's operating results.

      The following summary is based on existing law, is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective Shareholder in light of his particular circumstances or to certain types of Shareholders (including insurance companies, tax-exempt entities, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under federal income tax laws.

TAXATION OF THE TRUST

      General. In any year in which the Trust qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to Shareholders. The Trust may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

      Notwithstanding its qualifications as a REIT, the Trust may also be subject to taxation in certain other circumstances. If the Trust should fail to satisfy either the 75% of the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the REIT fails the 75% test or 95% test, multiplied by a fraction intended to reflect the Trust's profitability. The Trust will also be subject to a tax of 100% on net income from any "prohibited transaction" as described below, and if the Trust has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. If the Trust acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the Trust's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Trust subsequently recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on the date on which the asset was acquired by the Trust (or the Trust first qualified as a REIT), then pursuant to guidelines issued by the IRS, the excess of (1) the fair market value of the asset as of the beginning of the applicable Recognition Period, over (2) the Trust's adjusted tax basis in such asset as of the beginning of such Recognition Period will be subject to tax at the highest regular corporate rate. The Trust may elect to retain rather than distribute its net long-term capital gains. The effect of such election is that (i) the Trust is required to pay the tax on such gains within 30 days after the close of the Trust's taxable year, (ii) Shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the Trust, and
(iii) the tax basis of a Shareholder's beneficial interest in the Trust would be increased by the amount of undistributed long-term capital gains (less the amount of capital gains tax paid by the Trust) included in the Shareholder's long-term capital gain. To designate amounts as undistributed capital gains, the designation must be made in a written notice to Shareholders and mailed at any time prior to the expiration of 60 days after the close of the Trust's taxable year or mailed with its annual report to the taxable year. The Trust may also be subject to the corporate alternative minimum tax, as well as tax in certain situations not presently contemplated. The Trust will use the calendar year both for federal income tax purposes, as is required of a newly organized REIT, and for financial reporting purposes.

      In order to qualify as a REIT, the Trust must meet, among others, the following requirements:

      Stock Ownership Tests . The Trust's Shares must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the Shares of the Trust may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. For purposes of this test, in general, any Shares held by a qualified


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domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. These stock ownership requirements need not be met until the second taxable year of the Trust for which a REIT election is made.

      In order to ensure compliance with the foregoing stock ownership tests, the Trust has placed certain restrictions on the transfer of its Shares to prevent additional concentration of the share ownership. Moreover, to evidence compliance with these requirements, under Treasury Regulations the Trust must maintain records which disclose the actual ownership of its outstanding Shares. In fulfilling its obligations to maintain records, the Trust must and will demand written statements each year from the record holders of designated percentages of its Shares disclosing the actual owners of such Shares (as prescribed by Treasury Regulations). If the Trust complies with the Treasury Regulations for ascertaining its actual ownership and did not know, or exercised reasonable diligence which would not have provided reason to know, that more than 50% in value of its outstanding Shares were held, actually or constructively, by five or fewer individuals, then the Trust will be treated as meeting such requirements. A list of those persons failing or refusing to comply with such demand must be maintained as a part of the Trust's records. A Shareholder failing or refusing to comply with the Trust's written demand must submit with his tax return a similar statement disclosing the actual ownership of Shares and certain other information. In addition, the Declaration of Trust for the Trust provides restrictions regarding the transfer of its Shares that are intended to assist the Trust in continuing to satisfy the stock ownership requirements.

      Asset Tests . At the close of each quarter of the Trust's taxable year, the Trust must satisfy three tests relating to the nature of its assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of the Trust's total assets must be represented by real estate assets (which for this purpose includes (i) its allocable share of real estate assets held by partnerships in which the Trust owns an interest;
(ii) stock or debt instruments purchased with the proceeds of a stock offering and held for not more than one year from the date the Trust received such proceeds), cash, cash items and government securities and (iii) stock in other real estate investment trusts. Second, not more than 25% of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of the Trust's total assets or (ii) 10% of the outstanding voting securities of any one such issuer. The Trust's investment in any properties through its interest in one or more partnerships would be intended to constitute an investment in qualified assets for purposes of the 75% assets test.

      Gross Income Tests . There are currently two separate percentage tests relating to the sources of the Trust's gross income which must be satisfied for each taxable year. For purposes of these tests, if the Trust invests in one or more partnerships, the Trust will be treated as receiving its share of the income and loss of such partnerships, and the gross income of the partnerships will retain the same character in the hands of the Trust as it has in the hands of the respective partnerships. The two tests are as follows:

            1. The 75% Test . At least 75% of the Trust's gross income for the taxable year must be "qualifying income." Qualifying income generally includes (i) rents from real property (except as described below); (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of the Trust's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property ("foreclosure property"); (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and (viii) qualified temporary investment income.

            Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% gross income test described below) if the Trust, or an owner of 10% or more of the Trust, directly or constructively owns 10% or more of such tenant. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage


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      or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, the Trust generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom the Trust derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by the Trust are "usually or customarily rendered" in connection with the rental of space for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience." A REIT is permitted to render a de minimis amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts received with respect to that property as rents from real estate.

            The amount received or accrued by the Trust during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the Trust directly or indirectly from the property. The amount received for any service (or management operation) for this purpose shall be deemed to be not less than 150% of the direct cost of the Trust in furnishing or rendering the service (or providing the management or operation).

            2. The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Trust's gross income for the taxable year must be derived from the above-described qualifying income, and from dividends, interest or gains from the sale or other disposition of Shares or other securities that are not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test.

            For purposes of determining whether the Trust complies with the 75% and 95% gross income test, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property); however, it does not include a sale of property if such property is held by the Trust for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. The Trust and the Managing Shareholder intend that neither the Trust nor the Operating Partnership will enter into transactions for the sale of dealer property.

            The Trust believes that, for purposes of both the 75% and 95% gross income test, its investment in properties directly or through one or more partnerships will in major part give rise to qualifying income in the form of rents, and that gains on sales of properties, or of the Trust's interest in a partnership, generally will also constitute qualifying income. The Trust intends to closely monitor its non-qualifying income and anticipates that any non-qualifying income on its investments and activities will not result in the Trust failing either the 75% or 95% gross income test.

            Even if the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) the Trust's failure to comply was due to reasonable cause and not to willful neglect; (ii) the Trust reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and
      (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, the Trust will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Trust's profitability.

      Annual Distribution Requirements. In order to qualify as a REIT, the Trust is required to distribute dividends (other than capital gain dividends) to its Shareholders each year in an amount at least equal to (A) the sum of (i) 95% of the Trust's REIT taxable income (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. The Trust may elect to retain rather than distribute its net long-term capital gains. The effect of such election is that
(i) the Trust is required to pay the tax on such gains within 30 days after the close of the Trust's taxable year, (ii) Shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the Trust, and (iii) the tax basis of a


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Shareholder's beneficial interest in the Trust would be increased by the amount of undistributed long-term capital gains (less the amount of capital gains tax paid by the Trust) included in the Shareholder's long-term capital gains. To designate amounts as undistributed capital gains, the designation must be made in a written notice to Shareholders and mailed at any time prior to the expiration of 60 days after the close of the Trust's taxable year or mailed with its annual report for the taxable year.

      The Trust intends to make timely distributions sufficient to satisfy the annual distribution requirements described in the preceding paragraph. In this regard, the Declaration authorizes the Managing Shareholder of the Trust to take such steps as may be necessary to cause any partnership in which the Trust may own an interest to distribute to its partners an amount sufficient to permit the Trust to meet these distribution requirements. It is possible that the Trust may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses, on the one hand, and the inclusion of such income and deduction of such expenses in computing the Trust's REIT taxable income, on the other hand, or due to a partnership's inability to control cash distributions with respect to those properties as to which it does not have decision making control, or for other reasons. To avoid any problem with the 95% distribution requirement, the Trust will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds (or cause any applicable partnership or other affiliate to borrow funds) in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

      If the Trust fails to meet the 95% distribution requirement as a result of an adjustment to the Trust's tax return by the Internal Revenue Service (the "Service"), the Trust may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

      Failure to Qualify . If the Trust fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Shareholders in any year in which the Trust fails to qualify as a REIT will not be deductible by the Trust, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distribution to Shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. The Trust's failure to qualify as a REIT could substantially reduce the cash available for distribution. Unless entitled to relief under specific statutory provisions, the Trust also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

TAX ASPECTS OF THE TRUST'S INVESTMENT IN THE OPERATING PARTNERSHIP

      An increase in the Trust's REIT taxable income from its interest in a partnership (whether or not a corresponding cash distribution is also received from the partnership) will increase its distribution requirements, but will not be subject to federal income tax in the hands of the Trust provided that an amount equal to such income is distributed by the Trust to its Shareholders. Moreover, for purposes of the REIT asset tests, the Trust will include its proportionate share of assets held by a partnership.

      Entity Classification. The Trust's investment in one or more partnerships raises special tax considerations, including the possibility of a challenge by the Service of the status of such entities as a partnership (as opposed to an association taxable as a corporation for federal income tax purposes) (see "Classification as a Partnership" above). If a partnership were to be treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of the Trust's assets and items of gross income would change, which would preclude the Trust from satisfying the REIT asset tests and the REIT gross income tests, which in turn would prevent the Trust from qualifying as a REIT.

      Tax Allocations with Respect to Trust Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. See "Tax Treatment of Unitholders Who Hold Operating Partnership Units After the Exchange -- Tax Allocations With Respect to Book-Tax Difference on Contributed Properties."


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

      Sale of Trust Properties. The Trust's share of any gain realized by a partnership on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Any partnership utilized by the Trust for its real estate operations would be expected to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owning, operating and developing the properties, and to make such occasional sales of the properties as are consistent with the Trust's investment objectives. Based upon the Trust's investment objectives, the Trust believes that overall, properties acquired by it or a partnership utilized by it should not be considered dealer property and that the amount of income from prohibited transactions, if any, would not be material.

TAXATION OF SHAREHOLDERS

      Taxation of Taxable Domestic Shareholders. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period from which the Shareholder has held its Common Shares. However, corporate Shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that the Trust makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the Shareholders, reducing the tax basis of a Shareholder's Common Shares by the amount of such excess distribution (but not below zero), with distributions in excess of the Shareholder's tax basis being taxed as capital gains (if the Common Shares are held as capital assets). In addition, any dividend declared by the Trust in October, November or December of any year and payable to a Shareholder of record on a specific date in any such month shall be treated as both paid by the Trust and received by the Shareholder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Trust. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to Shareholders.

      The Trust may elect to retain and pay income tax on any net long-term capital gain, in which case domestic Shareholders of the Trust will include in their income as long-term capital gain their proportionate shares of such net long-term capital gain. A domestic Shareholder will also receive a refundable tax credit in such case for such Shareholder's proportionate share of the tax paid by the Trust on such retained capital gains and an increase in its basis in the stock of the Trust in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax paid by the Trust.

      In general, domestic Shareholders will realize capital gain or loss on the disposition of Trust Shares equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition and
(2) the Shareholder's basis for the Shares. Generally, capital gain or loss is long-term if the Shares have been held for more than one year. Any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains.

            For individuals, trusts and estates, the maximum marginal individual income tax rate is 39.6%. The maximum federal tax rate on net capital gains applicable to individuals, trusts and estates from the sale or exchange of capital assets held for more than one year is 20%, and the maximum rate is reduced to 18% for assets acquired after December 31, 2000 and held for more than five years. For individuals, trusts and estates who would be subject to a maximum federal tax rate of 15%, the rate on net capital gains is reduced to 10%, and effective for taxable years commencing after December 31, 2000, the rate is reduced to 8% for assets held for more than five years. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than one year is 25% to the extent of the deductions for depreciation (other than certain depreciation recapture taxable as ordinary income) with respect to such property. Accordingly, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at


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ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

      Backup Withholding . The Trust will report to its domestic Shareholders and to the Service the amount of dividends paid for each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a Shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such Shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Shareholder that does not provide the Trust with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding is available as a credit against the Shareholder's income tax liability. U.S. Shareholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. The Trust may be required to withhold a portion of capital gain distributions made to any Shareholders who fail to certify their non-foreign status to the Trust. See "-Taxation of Foreign Shareholders" below.

      Taxation of Tax-Exempt Shareholders . The Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a REIT (a "pension-held REIT"), based upon such ruling and the statutory framework of the Code, distributions by the Trust to a Shareholder that is a tax-exempt entity should also not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its Common Shares with "acquisition indebtedness" within the meaning of the Code, and the Common Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that the Trust, consistent with its present intent, does not hold a residual interest in a "real estate mortgage investment conduit" ("REMIC").

      However, if any pension or other retirement trust that qualifies under
Section 401(a) of the Code ("qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT") at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a ("pension-held REIT"), is defined as a REIT if (i) such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of shares of the REIT and (ii) at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

      Taxation of Foreign Shareholders . The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign Shareholders (collectively, "Non-U.S. Shareholders") are highly complex and the following is only a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in Common Shares, including any reporting requirements. The Trust will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its Shares is held by foreign persons (i.e., non-resident aliens, and foreign corporations, partnerships, trusts and estates). The Trust currently anticipates that it will qualify as a domestically-controlled REIT. Under these circumstances, gain from the sale of Common Shares by a foreign person should not be subject to United States taxation, unless such gain is effectively connected with such person's United States business or, in the case of an individual foreign person, such person is present within the United States for more than 182 days during the taxable year. However, notwithstanding the Trust's current anticipation that the Trust will qualify as a domestically controlled REIT, because the Common Shares will be freely tradable by Shareholders, no assurance can be given that the Trust will continue to so qualify.

      Distributions of cash generated by the Trust's real estate operations (but not by the sale or exchange of properties) that are paid to foreign persons generally will be subject to United States withholding tax at rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign Shareholder files with the Trust the required form evidencing such lower rate, or (ii) the foreign Shareholder files an IRS Form 4224 with the Trust claiming that the distribution is "effectively connected" income.

      Distributions of proceeds attributable to the sale or exchange of United States real property interests of the Trust are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may be subject to branch profits tax in the hands of a Shareholder which is a foreign corporation if it is not entitled to treaty relief exemption. The Trust is required by applicable Treasury Regulations


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to withhold 35% of any distribution to a foreign person that could be designated by the Trust as a capital gain dividend; this amount is creditable against the foreign Shareholder's FIRPTA tax liability.

      The federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors in the Trust should consult their own tax advisors regarding the income and withholding tax considerations with respect to their investments in the Trust.

OTHER TAX CONSIDERATIONS

      Possible Legislative or Other Actions Affecting Tax Consequences. Prospective Shareholders and Unitholders should recognize that the present federal income tax treatment of investment in the Trust and the Operating Partnership may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. No assurance can be given as to the form or content (including with respect to effective dates) of any tax legislation which may be enacted. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in the Trust and the Operating Partnership. .

      State and Local Taxes . The Trust and its Shareholders and the Operating Partnership and its Unitholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Trust and its Shareholders and the Operating Partnership and its Unitholders, may not conform to the federal income tax consequences discussed above. Consequently, prospective Shareholders and Unitholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Common Shares and Units.

      EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF COMMON SHARES AND UNITS IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                 SUMMARY OF THE OPERATING PARTNERSHIP AGREEMENT

      Unitholders of the Operating Partnership, including without limitation, Offerees who accept the Exchange Offering, will have the rights and obligations of Unitholders under the Operating Partnership Agreement. The material provisions of the Operating Partnership Agreement are described above at "THE TRUST AND THE OPERATING PARTNERSHIP - The Operating Partnership" and below at "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES." The Declaration of Trust also contains certain additional limitations on the Trust's activities which will affect the operation of the Operating Partnership. See "SUMMARY OF THE DECLARATION OF TRUST - Control of Operations" below and Section 1.9 of the Declaration of Trust.

                         SUMMARY OF DECLARATION OF TRUST

      Shareholders of the Trust will have the rights and obligations under the Declaration of Trust for the Trust (the "Declaration of Trust" or the "Declaration"). The Declaration also contains certain additional limitations on the Trust's activities which will affect the operation of the Operating Partnership. The following briefly summarizes material provisions of the Declaration not described elsewhere in this Prospectus and is qualified in its entirety by express reference to the provisions of the agreement. The Trust will deliver a copy of the Declaration to each requesting Offeree without charge.

Term

      The term of the Trust commenced on July 31, 1997 and will end on the earliest to occur of (a) December 31, 2098, (b) the determination of the holders of at least a majority of the Shares then outstanding to dissolve the


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Trust; (c) the sale of all or substantially all of the Trust's Property, (d) the withdrawal of the Offering by the Managing Shareholder prior to the Termination Date of the Cash Offering, and (e) the occurrence of any other event which, by law, would require the Trust to terminate. Upon dissolution, the Managing Shareholder or a liquidity receiver or trustee selected by the Managing Shareholder or the Investors will liquidate the Trust's assets. (See Recitals and Article 9 of the Declaration.)

Control of Operations

      The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) will manage and control the day to day affairs of the Trust and the Operating Partnership, subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of the Board and/or the Independent Trustees in respect of certain actions. The Declaration requires that a majority of the Board of the Trust be comprised of Independent Trustees not affiliated with the Managing Shareholder or its affiliates. The Managing Shareholder will be obligated to devote to the Trust such time as may be reasonably necessary to conduct the Trust's business. The Investors will have no participation in or control over the management of the Trust or the Operating Partnership, except the right to propose and vote on certain matters under the Declaration of Trust. The Managing Shareholder and the other members of the Board, including the Independent Trustees, are obligated to manage the Trust in the best interest of its Partners. (See "FIDUCIARY RESPONSIBILITY" above and Article 7 of the Declaration.)

      The following discussion describes certain actions of the Trust and the Operating Partnership, as applicable, which require approval and/or supervision of the Board and/or the Independent Trustees and certain other provisions, restrictions and limitations affecting the operations of the Trust and the Operating Partnership. (See Section 1.9 of the Declaration.)

o At, or prior to, the initial meeting of the Board of the Trust, the Declaration and the Operating Partnership Agreement must be reviewed and ratified by a majority vote of the Board and of the Independent Trustees. (See Section 1.9(b) of the Declaration.)

o The Board must establish written policies on investments and any borrowing to be made by the Trust and Operating Partnership and monitor the administrative procedures, investment operations and performance of the Trust, the Operating Partnership and the Managing Shareholder to ensure that such policies are being carried out. (See Section 1.9(c) of the Declaration.)

o The Board must evaluate the performance of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) (and any successor advisor of the Trust) prior to entering into or renewing a management agreement relating to the administration and management of the Trust (other than the initial term of the Trust Management Agreement which is described in this Prospectus (see "MANAGEMENT - Trust Management Agreement"), which agreement is deemed to have been approved by Investors who acquire Common Shares in the Cash Offering, by a majority of the Board and a majority of the Independent Trustees). Any such management agreement may not have a term of more than one year and must be terminable by a majority of the Independent Trustees or the Managing Shareholder (or any successor advisor, as the case may be) on at least 60 days prior written notice without cause or penalty. The Board must determine that any successor to the Managing Shareholder (or any successor advisor) possesses sufficient qualifications to perform the advisory function for the Trust and justify the compensation provided for in the applicable management agreement. (See
      Section 1.9(d) of the Declaration.)

o The Independent Trustees must determine, at least annually, that the total fees and expenses of the Trust and the Operating Partnership are reasonable in light of their investment performance, their net assets, their net income, and the fees and expenses of other comparable unaffiliated REITs. (See Section 1.9(f) of the Declaration.)

o The Independent Trustees must determine that organizational and offering expenses payable by the Trust and the Operating Partnership in connection with the formation of the Trust and the Operating Partnership and any offerings of Shares or Units is reasonable and in no event exceeds an amount equal to 15% of the gross proceeds of the particular offering. (See
      Section 1.9(g) of the Declaration.)


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o     The Independent Trustees must determine that the total amount of any acquisition fee and expenses payable by the Trust or the Operating Partnership in connection with acquiring its investments is reasonable and in no event exceeds an amount equal to 6% of the purchase price of the subject property (including the amount actually paid for or allocated to the purchase, development, construction or improvement of a property, exclusive of Acquisition Fees and Acquisition Expenses), or in the case of a mortgage loan made or acquired by the Trust or the Operating Partnership, 6% of the funds advanced, unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees approve payment of an acquisition fee in excess of such amounts based upon their determination that such excess fee is commercially competitive, fair and reasonable to the Trust and the Operating Partnership. (See Section 1.9(h) of the Declaration.)

o The Independent Trustees have the fiduciary responsibility of limiting the total operating expenses (less certain items described below) of each of the Trust and the Operating Partnership in any fiscal year to the greater of (i) 2% of the aggregate book value of their respective investments, or
      (ii) 25% of their respective net income for such year unless the Independent Trustees make a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of such operating expenses is justified for such year. Within 60 days after the end of each fiscal year in which the Trust or the Operating Partnership incurs operating expenses in excess of such amount, the Trust or the Operating Partnership, as the case may be, must send to the Shareholders and Unitholders written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in arriving at their finding that such higher operating expenses were justified. If the Independent Trustees do not determine such excess expenses are justified, the Managing Shareholder must reimburse the Trust or the Operating Partnership, as applicable, at the end of such fiscal year the amount by which the total operating expenses paid or incurred by the Trust or the Operating Partnership exceed the limitations herein provided. For purposes of determining "total operating expenses" the following items are excluded: (i) the expenses of raising capital, including without limitation organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing, if any, of the Trust's Shares and the Operating Partnership's Units; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive compensation paid which is based on the gain from the sale of Trust or Operating Partnership assets; and (e) acquisition fees and expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property. (See Section 1.9(i) of the Declaration.)

o A majority of the Independent Trustees must determine that any real estate commission paid to the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), a Trustee, any other member of the Board or any of their respective affiliates in connection with the resale of any Trust or Operating Partnership asset is reasonable, customary and competitive in light of the size, type and location of such property and in no event exceeds 3% of the sale price, and that the amount of such commissions payable when added to the commissions payable to unaffiliated real estate brokers does not exceed the lesser of such competitive real estate commission or an amount equal to 6% of the sale price. (See Section 1.9(j) of the Declaration.)

o The Independent Trustees must determine, at least annually, that the compensation which the Trust contracts to pay to the Managing Shareholder (or any successor advisor) is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed in the fourth bullet point in this section. The Independent Trustees must also supervise the performance of the Managing Shareholder (and any successor advisor) and the compensation payable to it by the Trust to determine that the terms and conditions of the contract are being carried out. (See Section 1.9(k) of the Declaration.)

o Neither the Trust nor the Operating Partnership may purchase property or any equity interest in any entity owning one or more properties from the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), a Trustee, any other member of the Board, or any of their respective affiliates unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees review the proposed transaction and determine that it is fair and reasonable to the Trust and the Operating Partnership and that the purchase price to the Trust or the Operating Partnership, as applicable, for such property or equity interest is no greater than the cost of the property or equity interest to such proposed seller, or if the purchase price to the Trust or the Operating Partnership is in excess of such cost, that substantial justification for such excess exists and such excess is


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      reasonable, provided, however, in no event may the purchase price for the property exceed its current appraised value. (See Section 1.9(l) of the Declaration.)

o Neither the Managing Shareholder, any Trustee, any other member of the Board nor any of their respective affiliates may acquire or lease any assets from the Trust or the Operating Partnership unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that the proposed transaction is fair and reasonable to the Trust and the Operating Partnership. (See Section 1.9(m) of the Declaration.)

o No loans may be made by the Trust or the Operating Partnership to the Managing Shareholder, a Trustee, any other member of the Board or any of their respective affiliates except as provided below or to any wholly owned subsidiary of the Trust or the Operating Partnership. (See Section 1.9(n) of the Declaration.)

o Neither the Trust nor the Operating Partnership may borrow money from or invest in joint ventures with the Managing Shareholder, a Trustee, any other member of the Board or any of their respective affiliates unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that such proposed transaction is fair, competitive, and commercially reasonable and no less favorable to the Trust and the Operating Partnership than such transactions between unaffiliated parties under the same circumstances. (See Section 1.9(o) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest in equity securities unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that such proposed transaction is fair, competitive, and commercially reasonable. (See Section 1.9(q) of the Declaration.)

o The Independent Trustees must review the investment policies of the Trust at least annually to determine that the policies being followed by the Trust at any time are in the best interests of the Shareholders and the Unitholders. (See "INVESTMENT OBJECTIVES AND POLICIES" above and Section 1.9(r) of the Declaration.)

o In the event that the Trust or the Operating Partnership and one or more other investment programs sponsored by the Managing Shareholder or an Affiliate of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) seek to acquire similar types of properties, the Board (including the Independent Trustees) must review the method described in "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with Respect to Certain Activities - Investment Policies" for allocating the acquisition of properties among the Trust or the Operating Partnership, as applicable, and such other programs in order to determine that such method is applied fairly to the Trust and the Operating Partnership. (See Section 1.9(s) of the Declaration.)

o Any other transaction not described in this section between the Trust or the Operating Partnership and the Managing Shareholder, a Trustee, any other member of the Board or any of their respective affiliates requires the determination of a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees that the proposed transaction is fair and reasonable to the Trust and the Operating Partnership and on terms and conditions no less favorable to the Trust and the Operating Partnership than those available from unaffiliated parties. (See Section 1.9(t) of the Declaration.)

o The purchase price payable for property to be acquired by the Trust and the Operating Partnership must be based on the fair market value of the property as determined by a majority of the members of the Board, provided, however, in cases in which a majority of the Independent Trustees in their sole discretion determine, and in all cases in which the Trust or the Operating Partnership proposes to acquire property from the Managing Shareholder, a Trustee, any other member of the Board or any of their respective affiliates, such fair market value must be determined by a qualified independent appraiser selected by the Independent Trustees. (See Section 1.9(u) of the Declaration.)

o In connection with a proposed Roll-up (as defined below) involving the assets of the Trust or the Operating Partnership, an appraisal of all such assets must be obtained from a qualified independent appraiser and delivered to the Shareholders and Unitholders in connection with the proposed transaction. The sponsor of the transaction must offer to Shareholders and Unitholders who vote against the proposal the choice of:
      (i)


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      accepting the securities of the Roll-up entity (i.e., the entity surviving the Roll-up) or (ii) either (x) remaining as Shareholders in the Trust or Unitholders in the Operating Partnership, as applicable, and preserving their interests therein on the same terms and conditions as existed previously or (y) receiving cash in an amount equal to their respective pro rata share of the appraised value of the net assets of the Trust or the Operating Partnership, as applicable. The Trust is prohibited from participating in certain types of Roll-ups specified in the Declaration. Generally, a "Roll-up" is a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the Trust or the Operating Partnership and the issuance of securities of a Roll-up entity. (See Section 1.9(v) of the Declaration.)

o The aggregate borrowings of each of the Trust and the Operating Partnership, secured and unsecured, must be reasonable in relation to their respective net assets and must be reviewed at least quarterly by the Board. The maximum amount of such borrowings in relation to such net assets may not exceed 300%, in the absence of a satisfactory showing that higher level of borrowing is appropriate. Any borrowing in excess of such amount requires the approval of a majority of the Independent Trustees and must be disclosed to Shareholders and the Unitholders in the next quarterly report of the Trust, along with an explanation of the justification of such excess. (See Section 1.9(w) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest more than 10% of its total assets in unimproved real property or mortgage loans on such type of property. (See Section 1.9(x) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest in commodities or commodity future contracts, excluding future contracts used solely for hedging purposes in connection with the Trust's or the Operating Partnership's ordinary business of investing in real estate assets and mortgages. (See Section 1.9(y) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest in or make mortgage loans (other than loans insured or guaranteed by a government or government agency) unless an appraisal of replacement cost new is obtained concerning the underlying property. In cases in which a majority of the Independent Trustees in their sole discretion determine, and in all cases in which the proposed transaction is with the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), a Trustee, any other member of the Board or any of their respective affiliates, the appraisal must be obtained from a qualified independent appraiser. The appraisal must be maintained in the Trust's records for at least five years, and must be available for inspection and duplication by any Shareholder or Unitholder at the Shareholder's or Unitholder's own expense. In addition to the appraisal, the Trust or the Operating Partnership, as applicable, must also obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title. The Trust and the Operating Partnership are prohibited from (i) investing in real estate contracts of sale (i.e., land sale contracts), unless such contracts are in recordable form and appropriately recorded in the chain of title; (ii) investing in or making any mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Trust or the Operating Partnership, as applicable, would exceed an amount equal to 80% of the replacement cost new of the property as determined by appraisal unless substantial justification exists; and (iii) making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of the Managing Shareholder, Trustees, any other members of the Board or any of their respective affiliates. (See Section 1.9(z) of the Declaration.)

o The Trust and the Operating Partnership may not issue options or warrants to purchase Shares or Units to the Managing Shareholder, the Trustees, any other member of the Board or any of their respective affiliates except on the same terms as such options or warrants are sold to the general public. The Trust and the Operating Partnership may issue options or warrants to persons not so connected with the Trust or the Operating Partnership but not at exercise prices less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgment of the Independent Trustees has a market value less than the value of such option on the date of grant. Options or warrants issuable to the Managing Shareholder, the Trustees, any other member of the Board or any of their respective affiliates must not exceed an amount equal to 10% of the outstanding Common Shares or other securities of the Trust or of the Units or other securities of the Operating Partnership on the date of grant of any options or warrants. (See Section 1.9(cc) of the Declaration.)


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o     The payment by the Trust and the Operating Partnership of an interest in the gain from the sale of their respective assets, for which full consideration is not paid in cash or property of equivalent value, is allowed provided the amount or percentage of such interest is reasonable. Such an interest is considered reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Shareholders or Unitholders (as applicable), in the aggregate, of an amount equal to 100% of the original issue price of their Shares or Units, plus an amount equal to 6% of the original issue price of their Shares or Units, per annum cumulative. For purposes of this calculation, the original issue price of Shares and Units may be reduced by prior cash distributions to Shareholders and Unitholders, as applicable. (See Section 1.9(ee) of the Declaration.)

Liability and Indemnification

      Neither the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), the Trustees, any other members of the Board nor any of their respective affiliates are liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and such course of conduct was within the scope of the Declaration and did not constitute negligence or misconduct in the case of a person who is not an Independent Trustee, or gross negligence or willful misconduct, in the case of any such person who is an Independent Trustee. (See Section 3.5 of the Declaration.)

      The Trust will indemnify the Managing Shareholder, the Independent Trustees, any other member of the Board and each of their respective affiliates, officers, directors, shareholders, partners, agents and employees (provided such persons act within the scope of the Declaration) against any loss, liability or damage (including costs of litigation and attorneys' fees) incurred by such person arising out of or incidental to the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. Notwithstanding the foregoing, the exculpatory provisions do not include indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), unless (i) there has been a successful adjudication on the merits of each claim involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made. In addition, the exculpatory provisions do not include indemnification for liabilities arising from or out of intentional or criminal wrongdoing. See Section 3.7(b) of the Declaration of Trust. It is the position of the Securities and Exchange Commission and certain state securities administrators that any attempt to limit the liability of a Managing Shareholder or persons controlling an issuer under the federal securities laws or state securities laws is contrary to public policy and, therefore, is unenforceable. (See Sections 3.7 and 3.8 of the Declaration.)

      Assuming compliance with the Declaration and applicable formative and qualifying requirements in Delaware and any other jurisdiction in which the Trust conducts its business, a Shareholder will not be personally liable under Delaware law for any obligations of the Trust, except for indemnification liabilities arising from any misrepresentation made by him in the Investor Subscription Documents submitted to the Trust in connection with the acquisition of Common Shares in the Cash Offering. The Trust will, to the extent practicable, endeavor to limit the liability of the Shareholders in each jurisdiction in which the Trust operates. (See Section 3.4 of the Declaration.)

      The law governing whether a jurisdiction other than Delaware will honor the limitation of liability extended under Delaware law to the Shareholders is uncertain. Many states have enacted legislation recognizing the limited liability provisions of the Delaware business trust. In other states, there has been no authoritative legislative or judicial determination as to whether the limitation of liability would be honored. The Trust will make all equity investments in properties through the Operating Partnership, a Delaware limited partnership, which provides the Trust limited liability. Therefore, regardless of the local treatment of business trusts, the Trust believes that the Shareholders will not be subject to personal liability for property liabilities and that with regard to the operation of the Trust itself the limitation of Shareholders' liability under Delaware law will govern.

      Under certain federal and state environmental laws of general application, entities that own or operate properties contaminated with hazardous substances may be liable for cleanup liabilities regardless of other limitations of liability. The Trust is not aware of any case where such environmental liabilities were imposed on non-management participants in a business trust. See "THE TRUST AND THE OPERATING PARTNERSHIP - Regulations."


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      The Delaware Act does not contain any provision imposing liability on a
Shareholder for participation in the control of the Trust, although no Shareholder has any rights to do so except through the rights to propose and vote on matters described below. The Delaware Act does not require a Shareholder who receives distributions that are made when the Trust is or would be rendered insolvent to return those distributions under equitable principles enforced by courts. Under Delaware decisions, a trust beneficiary who receives overpayments from a trust is obligated to return those payments, with interest, subject to equitable defenses. The application of these cases to beneficiaries of a business trust is uncertain. The Declaration has been signed by the Corporate Trustee, and the Managing Shareholder was the formative beneficial interest holder of the Trust.

Distributions


      The Trust made quarterly pro rata distributions to its Shareholders commencing November 1998. Additional distributions were made in March and May 1999. The Trust presently intends to make quarterly pro rata distributions of available funds, if any, to its Shareholders, generally within 45 to 60 days after the end of each calendar quarter. In order to maintain its qualification as a REIT under the Code, the Trust must make annual distributions to Shareholders of at least 95% of its taxable income, determined without regard to the deduction for dividends paid and by excluding any net capital gains. For taxable years beginning after August 5, 1997, the 1997 Act (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting. Under certain circumstances, the Trust may be required to make distributions in excess of cash flow available for distribution to meet such distribution requirements. Shareholders will be entitled to receive any distributions declared on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to distributions. (See Section 6.7 of the Declaration.)


      The Board of the Trust is expected to adopt a distribution reinvestment program. Upon the adoption of the plan, the Trust will provide material information to Shareholders regarding the plan and the effect of reinvesting distributions from the Trust, including the tax consequences thereof. The Trust will provide Shareholders updated information at least annually. (See Section
2.8 of the Declaration.)

Quarterly and Annual Reports

      The Trust will provide each Shareholder with quarterly and annual reports as described below at "REPORTS TO UNITHOLDERS AND SHAREHOLDERS." (See also
Section 5.3 of the Declaration.)

Accounting

      The accounting period of the Trust will end on December 31 of each year. The Trust will utilize the accrual method of accounting for the Trust's operations on the basis used in preparing the Trust's federal income tax returns with such adjustments as may be in the Trust's best interest. (See Section 5.1 of the Declaration.)

Books and Records; Tax Information

      The Trust will keep appropriate records relating to its activities. All books, records and files of the Trust will be kept at its principal offices at Cincinnati, Ohio or Wilmington, Delaware. An independent certified public accounting firm will prepare the Trust's federal income tax returns as soon as practicable after the conclusion of each year. The Trust will use its reasonable best efforts to obtain the information for those returns as soon as possible and to cause the resulting accounting and tax information to be transmitted to the Shareholders as soon as possible after receipt from the accounting firm. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders. (See Sections 5.2, 5.3(c), and 6.4 of the Declaration.)

Governing Law

      All provisions of the Declaration will be construed according to the laws of the State of Delaware except as may otherwise be required by law in any other state. (See Section 9.2 of the Declaration.)

Amendments and Voting Rights


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      The Managing Shareholder (wholly owned and controlled, along with the
Corporate General Partner of each Exchange Partnership, by Mr. McGrath) may amend the Declaration without notice to or approval of the Shareholders for the following purposes: to maintain the federal income tax status of the Trust as a REIT (unless the Managing Shareholder determines that it is in the best interests of the Shareholders to disqualify the Trust's REIT status and a majority of Common Shares entitled to vote approve such determination); or to comply with law. (See Section 9.6(a) of the Declaration.)

      Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the Common Shares, either by calling a meeting of the Shareholders or by soliciting written consents. The procedure for such meetings or solicitations is found at Section 6.5 of the Declaration. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote given at a meeting of Shareholders or by written consents. (See Section 9.6(b) of the Declaration.) Other voting rights of Shareholders are described below at " - Meeting and Voting Rights."

Dissolution of Trust

      The term of the Trust will end on the earliest to occur of (a) December 31, 2098, (b) the vote of a majority in interest of the Shareholders, (c) the sale of all or substantially all of the Trust's Property, (d) the withdrawal of the Cash Offering by the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) prior to the Termination Date of the offering, or (e) any other event requiring dissolution by law. The Trust will wind up its business after dissolution unless (i) any remaining Managing Shareholder and a majority in interest of the Shareholders (calculated without regard to Common Shares held by the Managing Shareholder) or (ii) if there is no remaining Managing Shareholder or its affiliates, a majority in interest of the Shareholders, elects to continue the Trust. The Managing Shareholder (or in the absence thereof, a liquidating trustee chosen by the Shareholders) will liquidate the Trust's assets if it is not continued. (See Article 8 of the Declaration.)

Removal and Resignation of the Managing Shareholder

      The holders of at least 10% of the Common Shares may propose the removal of the Managing Shareholder, either by calling a meeting or soliciting consents in accordance with the terms of the Declaration. Removal of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) requires either the affirmative vote of a majority of the Common Shares (excluding Common Shares held by the Managing Shareholder which is the subject of the vote or by its affiliates) or the affirmative vote of a majority of the Independent Trustees. The Shareholders entitled to vote thereon may replace a removed Managing Shareholder or fill a vacancy by vote of a majority in interest of such Shareholders. (See Section 7.11 of the Declaration.)

      The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days prior written notice. Upon the termination of the Trust Management Agreement, the Managing Shareholder must cooperate with the Trust and take all reasonable steps requested to assist the Board in making an orderly transition of the management, administrative and advisory function. (See Section 7.3(d) of the Declaration and Article VI of the Trust Management Agreement.)

Transferability of Shareholders' Interests

      The Common Shares are freely transferable by the Shareholders, subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. (See Section 2.5 and Article 2A of the Declaration.) Such limitations are described at "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer."

Independent Activities

      Provided that they comply with any fiduciary obligation to the Trust and with the conflicts of interest policies of the Trust and the Operating Partnership (see "INVESTMENT OBJECTIVES AND POLICIES-Trust Policies with Respect to Certain Activities-Conflict of Interest Policies" above), the Managing Shareholder and each Shareholder may engage in whatever activities they choose, whether or not such activities are competitive with the


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Trust, without any obligation to offer any interest in such activities to the
Trust or to any other Shareholders. (See Sections 6.2 and 7.9 of the Declaration.)

Power of Attorney

      In the Declaration, the Shareholders acknowledge that the Managing Shareholder has been granted an irrevocable power of attorney to execute and file (i) all amendments, alterations or changes in the Declaration of the Trust which comply with the terms of the Declaration; (ii) all other instruments which the Managing Shareholder believes to be in the best interest of the Trust to file; (iii) all certificates or other instruments necessary to qualify or maintain the Trust as a REIT or as a business trust in which the Shareholders have limited liability in the jurisdictions where the Trust may conduct business; and (iv) all instruments necessary to effect a dissolution, termination, liquidation, cancellation or continuation of the Trust when such dissolution, termination, liquidation, cancellation or continuation is called for under the Declaration. (See Section 9.3 of the Declaration.)

Meetings and Voting Rights

      The Trust will conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Managing Shareholder and a Majority of the Shareholders entitled to vote on such matter approve staggered elections for such positions, in which case only the class up for election) will be elected or reelected and any other proper business may be conducted. Each Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. The Shareholders meeting will be held upon reasonable notice and within 30 days after the delivery of the Trust's annual report to Shareholders, but in any event no later than the end of the sixth month following the end of the prior full fiscal year. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders who hold 10% or more of the Common Shares then outstanding, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of the holders of at least a majority of the Shares entitled to vote:

      (1) Sell, exchange, lease, mortgage, pledge or transfer all or substantially all of the Trust's assets if not in the ordinary course of operation of Trust Property or in connection with liquidation and dissolution.

      (2) Merge or otherwise reorganize the Trust.

      (3) Dissolve or liquidate the Trust, other than before its initial investment in property.

      (4) Amend the Declaration; provided, however, the Declaration may be amended by the Managing Shareholder without notice or approval of the Shareholders for the following purposes: (i) to maintain the federal income tax status of the Trust (unless the Managing Shareholder determines (with the concurrence of a Majority of the Shareholders entitled to vote on such matter) that it is in the best interest of Shareholders to change the Trust's tax status); and (ii) to comply with law. (See Sections 1.9(ff), 6.5, 6.6 and 7.3(b) of the Declaration.)

      In addition to any other actions of the Trust requiring the approval of Shareholders under the Declaration, a Majority of the Shareholders present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration, terminate the Trust, and elect and/or remove one or more members of the Board. (See Section 6.6(b) of the Declaration.)

Additional Offerings of Shares

      There will be no mandatory assessments of Shareholders in respect of the Common Shares or any additional Shares the Trust may issue in the future. To the extent that the Board desires to obtain additional capital, the Trust may raise such capital through additional public and private equity offerings, debt financing, retention of cash flow (subject to satisfying the Trust's distribution requirements under the REIT rules) or a combination of these methods. The Trust may determine to issue securities senior to the Common Shares, including Preferred Shares, debt securities, or Units of limited partnership interest in the Operating Partnership (either of which may be convertible into Common Shares or be accompanied by warrants to purchase Common Shares). The Trust may also finance acquisitions of properties or interests in properties through the exchange of properties or interests in properties or through the issuance of Shares or debt securities or the issuance of Units of limited partnership interest in the Operating Partnership in which it will conduct all of its real estate operations. (See Article 2 of the Declaration.)


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      The proceeds from any borrowings by the Trust may be used to pay distributions, to provide working capital, to purchase additional interests in the Operating Partnership, to refinance existing indebtedness or to finance acquisitions or capital improvements of new properties or property interests. (See Section 1.8(a) of the Declaration.)

Temporary Investments

      Pending the commitment of Trust funds for the purposes described in this Prospectus, for distributions to Shareholders or for application of reserve funds to their purposes, the Managing Shareholder has full authority and discretion to make short-term investments in: (i) obligations of banks or savings and loan associations that either have assets in excess of $5 billion or are insured in their entirety by the United States government or its agencies and (ii) obligations of or guaranteed by the United States government or its agencies. Such short-term investments would be expected to earn rates of return which are lower than those earned in respect of properties in which the Trust may invest. (See Sections 1.2(a) and 5.5 of the Declaration.)

                     REPORTS TO UNITHOLDERS AND SHAREHOLDERS

Operating Partnership Unitholders

      Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each Limited Partner, an annual report containing financial statements of the Operating Partnership presented in accordance with generally accepted accounting principles ("GAAP") and audited by a nationally recognized firm of qualified independent public accountants. Within 60 days after the close of each quarter (except the last quarter), the Operating Partnership is required to mail to each Limited Partner a report containing unaudited financial statements of the Operating Partnership. The Operating Partnership is required to use all reasonable efforts to furnish to Limited Partners, within 90 days after the close of each taxable year, the tax information reasonably required by the Limited Partners for federal and state income tax reporting purposes.

      Additionally, within 60 days after the end of each fiscal quarter for which the Trust or the Operating Partnership incurs total operating expenses (less certain items, including capital raising expenses, interest payments, taxes, non-cash expenditures such as depreciation, and acquisition fees and expenses) for the 12 months then ended in excess of the greater of (i) 2% of the aggregate book value of their respective investments, or (ii) 25% of their respective net income for such year, the Trust is required to send to Trust Shareholders and holders of Operating Partnership Units written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in arriving at their finding that such higher operating expenses were justified. If the Independent Trustees of the Trust do not determine such excess expenses are justified, the Managing Shareholder is required to reimburse the Trust or the Operating Partnership, as the case may be, at the end of such 12-month period the amount of such excess.

      Each Limited Partner is entitled, upon written request and at his expense, to obtain a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Commission by the Trust under the Exchange Act (defined below), (ii) the Operating Partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each Limited Partner and the date each Limited Partner became a partner of the Operating Partnership.

Trust Shareholders

      The Trust will keep each Shareholder currently advised as to activities of the Trust by reports furnished at least quarterly. Each quarterly report will contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder in conformity with generally accepted accounting principles on a basis consistent with that of the annual financial statements and showing its derivation from net income. (See Section 5.3(a) of the Declaration.)

      Within 120 days after the end of each fiscal year following the completion of the Cash Offering, the Trust is required to prepare and mail to each Shareholder as of a record date determined by the Managing Shareholder, an annual report which includes the following:


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      (1) Financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by the Trust's independent certified public accountants;

      (2) The ratio of the costs of raising capital during the period to the capital raised;

      (3) The aggregate amount of advisory fees and the aggregate amount of other fees paid to the Managing Shareholder and any of its affiliates during the period by the Trust and including fees or charges paid to them by third parties doing business with the Trust;

      (4) The total operating expenses (as defined in Section 1.9(i) of the Declaration), stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income;

      (5) A report from the Independent Trustees that the policies being followed by Trust are in the best interests of its Shareholders and the basis for such determination; and

      (6) Full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring in the year for which the annual report is made. (See Section 5.3(b) of the Declaration.)

      Additionally, within 60 days after the end of each fiscal quarter for which the Trust or the Operating Partnership incurs total operating expenses (less certain items, including capital raising expenses, interest payments, taxes, non-cash expenditures such as depreciation, and acquisition fees and expenses) for the 12 months then ended in excess of the greater of (i) 2% of the aggregate book value of their respective investments, or (ii) 25% of their respective net income for such year, the Trust is required to send to Trust Shareholders and holders of Operating Partnership Units written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in arriving at their finding that such higher operating expenses were justified. If the Independent Trustees of the Trust do not determine such excess expenses are justified, the Managing Shareholder is required to reimburse the Trust or the Operating Partnership, as the case may be, at the end of such 12-month period the amount of such excess.

      The Common Shares being sold in the Cash Offering have been registered under the Securities Act of 1933, as amended (the "Securities Act"). As of the date of this Prospectus, the Trust has not registered the Common Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed them on any securities exchange. The Trust will apply for listing on a national stock exchange of the Common Shares being offered in the Cash Offering and Common Shares into which Units being offered in the Exchange Offering are exchangeable. However, there can be no assurance whether the Trust will qualify for such listing on any stock exchange and, if so, of the timing of the effectiveness of any such listing.

      Although Common Shares acquired by Investors in the Cash Offering and Common Shares acquired by Unitholders in exchange for Units will be freely tradable securities, there can be no assurance that an active trading market will be established or maintained for the Common Shares. The Trust will be required to file periodic reports (Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports and Form 8-KSB or Form 8-K current reports) under the Exchange Act in 1999 and for any subsequent fiscal year in which it has more than 300 Shareholders or it is otherwise required by applicable law to do so. The Trust is expected to have at least 300 Shareholders after the completion of the Cash Offering and accordingly would be required to file such reports on a continuing basis.

         COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS,
               OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES

      The rights and obligations of the Corporate General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Exchange Limited Partners in respect of each Exchange Partnership are governed by the agreement of limited partnership of the partnership (collectively, the "Exchange Partnership Agreements" and individually, an "Exchange Partnership Agreement"). The rights and obligations under the various Exchange Partnership Agreements described below are identical except as stated. Exchange Limited Partners are urged to review the Exchange Partnership Agreement pertaining to their investment which was


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attached as Exhibit A to the Private Placement Memorandum they received in connection with their original purchase of Exchange Partnership Units in such partnership's private offering.

      Upon their acceptance of the Exchange Offering, Exchange Limited Partners of Participating Exchange Partnerships (i.e., Exchange Partnerships whose limited partners holding at least 90% of the limited partnership interests therein elect to accept the Exchange Offering assuming the offering is complete) will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as described below. See also "THE TRUST AND THE OPERATING PARTNERSHIP- The Operating Partnership." Exchange Limited Partners of Participating Exchange Partnerships who accept the Exchange Offer and thereby receive Operating Partnership Units will entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to the Trust's right to cash out any holder of Units who requests an exchange (at a price equal to the average of the daily market price for the 10 consecutive trading days immediately preceding the date the Trust receives the exchange notice, or, in the absence of a public trading market, at a price determined in good faith by the Trust) and subject to certain other restrictions described above at "THE EXCHANGE OFFERING." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized above at "SUMMARY OF DECLARATION OF TRUST" and below. The Declaration of Trust also contains certain additional limitations on the Trust's activities which will affect the operation of the Trust and the Operating Partnership. See "SUMMARY OF THE DECLARATION OF TRUST - Control of Operations" and Section 1.9 of the Declaration of Trust.

      The rights of limited partners in the Participating Exchange Partnerships differ in many respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have if they exercise their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security but does not purport to be a complete statement of such provisions under Florida and Delaware limited partnership law, as applicable, Delaware business trust law, the Exchange Partnership Agreements, the Operating Partnership Agreement and the Declaration of Trust of the Trust or a comprehensive comparison of the rights of holders of Exchange Partnership Units, the holders of Operating Partnership Units and holders of Trust Common Shares under such agreements or laws. This summary is qualified in its entirety by reference to such agreements and laws.

      Following the Exchange Offering, each Non-participating Limited Partner (i.e., each limited partner in a Participating Exchange Partnership who elects not to accept the Exchange Offering) will retain his existing interest in his Exchange Partnership. The Non-participating Limited Partners will retain all of their economic and voting rights, rights to receive reports and substantially all other rights as set forth in the Exchange Partnership Agreement pertaining to their Exchange Partnership. As described in further detail in this Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS," the partnership agreement of each Participating Exchange Partnership which has one or more Non-participating Limited Partners following the Exchange Offering will be amended so that such partners will be entitled to vote as a class in respect of all matters as to which limited partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering, with certain exceptions. In addition, the Trust and the Operating Partnership have agreed that in respect of certain proposed actions, the Participating Exchange Partnership must obtain the prior approval of Non-participating Limited Partners holding a majority of the limited partnership interests held by all Non-participating Limited Partners in the partnership. For example, the partnership may not sell its existing property interest, acquire any additional property interests or cease to exist without such approval. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Limited Partners remain limited partners of the Exchange Partnership. See the Prospectus at "THE EXCHANGE OFFERING."

      Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of each Participating Exchange Partnership which has one or more Non-participating Limited Partners immediately following the completion of the Exchange Offering as to such partnership.

Issuance of Additional Securities

Exchange Partnerships: Under the Exchange Partnership Agreements, the interests of the partners are comprised of general partner interests and limited partner interests only. Except as described in the next paragraph, all of the Exchange Partnerships may issue securities in addition to those issued in connection with their respective private offering of limited partnership interests, as described below in this paragraph. Additional partnership interests may


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be sold by each such Exchange Partnership in the future if the Corporate General
Partner thereof (wholly owned and controlled, along with the Managing
Shareholder of the Trust, by Mr. McGrath) determines it to be in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness.

      The partnership agreement provisions of three of the Exchange Partnerships (Florida Income Advantage Fund I, Ltd., Florida Income Appreciation Fund I, Ltd., and Realty Opportunity Income Fund VIII, Ltd.) permit the issuance of additional securities only if such issuance is approved by the general partner of, and the limited partners holding at least a majority of the limited partnership interests in, the respective partnership.

      As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement, including those described above, which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the Corporate General Partner of each Participating Exchange Partnership (other than the three partnerships excepted above) will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Under the Operating Partnership Agreement, the initial interests of the partners are comprised of the General Partner interest held by the Trust and Operating Partnership Units of limited partnership interest to be held by the Trust, the Original Investors and the recipients of Operating Partnership Units in connection with the Exchange Offering. The Trust, as General Partner of the Operating Partnership, is authorized to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership for any purpose of the Operating Partnership at any time to the partners in the Operating Partnership or to other persons for such consideration and on such terms and conditions as may be established by the Trust in its sole and absolute discretion, provided, however, the Operating Partnership may not issue redeemable equity securities (other than Units which by their terms are exchangeable into Common Shares). The Trust may cause the Operating Partnership to issue additional interests in the Operating Partnership in one or more classes, or one or more series of any such classes, with such designations, preferences and relative rights, powers and duties senior to interests of Operating Partnership Limited Partners, subject to Delaware business trust law. Since Units are exchangeable by Unitholders (other than the Trust) into an equivalent number of Common Shares of the Trust, the maximum number of Units that may be issued by the Operating Partnership is limited to the number of authorized Shares of the Trust, which is 25,000,000.

The Trust: The Trust has authority to issue an aggregate of 25,000,000 Shares. The Managing Shareholder is authorized to issue from the authorized but unissued Shares of the Trust, additional Common Shares as well as Preferred Shares in one or more series and to establish from time to time the number of Preferred Shares to be included in each such series and to fix the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each series, provided, however, (i) the Managing Shareholder will be authorized to issue Preferred Shares only upon approval of either Shareholders of the Trust holding a majority of the then outstanding Shares entitled to vote upon such matter or a majority of the disinterested Independent Trustees, (ii) the voting rights for each Preferred Share that is issued may not exceed one vote per share, and (iii) the Trust may not issue redeemable equity securities. If the Trust issues additional securities in the future, (x) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and (y) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

      In addition, upon the exercise of an option granted by the Trust for Trust Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Operating Partnership Unit for each Trust Common Share acquired upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue


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Operating Partnership Units to employees of the Operating Partnership or any subsidiary of the Operating Partnership upon the exercise by any such employees of an option to acquire Operating Partnership Units granted by the Operating Partnership pursuant to an employee stock option plan.

      The Trust will also issue Trust Common Shares on a one-for-one basis to holders of Operating Partnership Units who exercise their rights to exchange their Operating Partnership Units for an identical number of Trust Common Shares, subject to certain exceptions described at "THE EXCHANGE OFFERING."

Term of Existence

Exchange Partnerships: The term of each Exchange Partnership terminates on December 31 of the year of the twenty-ninth to thirty-second anniversary of its formation, as the case may be, unless terminated earlier by law or under the provisions of the respective Exchange Partnership Agreement, including (i) the determination of a majority in interest of limited partners to dissolve the partnership, (ii) actions affecting the activities of the Corporate General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the limited partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

      As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

      In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (each of the Exchange Partnerships currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The term of the Operating Partnership terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including (i) the withdrawal of the Trust as General Partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the General Partner's election to dissolve the Operating Partnership with the approval of Limited Partners holding a majority in interest of the Operating Partnership Units, (ii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

The Trust: The term of the Trust terminates on December 31, 2098 unless terminated earlier (i) by law, (ii) the determination of the holders of at least a majority of the Trust Shares then outstanding to dissolve the Trust, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to the termination date of the Cash Offering.

Management Control

Exchange Partnerships: Subject to the rights of limited partners in the Exchange Partnerships set forth in the Exchange Partnership Agreements which are described below at "Meetings and Voting Rights," the Corporate General Partner of each partnership has full exclusive and complete discretion in management and control of the partnership.


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      As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, any amendment of any agreement entered into between any Participating Exchange Partnership and any affiliates of the Corporate General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Subject to the rights of Operating Partnership Limited Partners set forth in the Operating Partnership Agreement which are set forth below at "Meetings and Voting Rights," the Trust, as General Partner of the Operating Partnership, has all management powers over the business and affairs of the Operating Partnership. As described immediately below, the Managing Shareholder of the Trust has day to day management control over the Operating Partnership and the Trust.

The Trust: Subject to the rights of Shareholders set forth in the Declaration of Trust, the Managing Shareholder of the Trust has full exclusive and complete discretion in the day to day management and control of the Trust and the Operating Partnership, subject to the general supervision and review by the Independent Trustees and the Managing Shareholder of the Trust acting together as the Board of the Trust and subject to the prior approval of the Board and the Independent Trustees in respect of certain activities of the Trust and the Operating Partnership. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations" and Section 1.9 of the Declaration of Trust.

Economic Interest

Exchange Partnerships: In private offerings commenced between 1994 and 1997, Exchange Limited Partners acquired Exchange Partnership Units in one or more Exchange Partnerships in return for capital contributions. Each Exchange Partnership maintains a capital account for each of its partners to which it allocates the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Internal Revenue Code of 1986, as amended, and regulations issued thereunder. Except as described in the next paragraph below, the partnership agreement provisions of all of the Exchange Partnerships relating to the allocation of taxable income and loss among the general partner and the limited partners are substantially the same. Such provisions are described below in this paragraph. Under the respective Exchange Partnership Agreement, after giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the Corporate General Partner until the profit allocated plus the cumulative profit allocable to the Corporate General Partner for prior fiscal periods during which a profit was earned by the partnership equal the cumulative amounts distributable to the Corporate General Partner and the balance, if any, is allocated to the Exchange Limited Partners and (ii) taxable losses are allocable 99% to the Exchange Limited Partners and 1% to the Corporate General Partner, provided, however, that losses are not allocable to any Exchange Limited Partner to the extent that such allocation would cause such Exchange Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the Corporate General Partner). Each limited partner in an Exchange Partnership owns an interest in the entire limited partnership interests in the partnership in proportion to his respective ownership of units.

      Described below are the partnership agreement provisions of three of the Exchange Partnerships (Florida Income Advantage Fund I, Ltd., Florida Income Appreciation Fund I, Ltd., and Realty Opportunity Income Fund VIII, Ltd.) relating to the allocation of taxable income and loss. Assuming that all distributions (including distributions required under the special distribution provisions of the Code) required to be made have been made, taxable income attributable to operations is allocable first to those partners who have deficit balances in their capital accounts, in proportion to such deficit balances, until the capital accounts have been restored to zero; and then 90% to the limited partners and 10% to the general partner. Taxable losses attributable to operations are allocable 90% to the limited partners and 10% to the general partner. Taxable gain attributable to the sale of partnership property is allocable first to those partners who have deficit balances in their capital accounts, in proportion to those deficit balances, until the capital accounts are restored to zero, and then in accordance with the partners' capital accounts. Taxable losses attributable to the sale of partnership property are allocable among the partners in proportion to the positive or negative balances of their respective capital accounts; provided, however that, in the event that some partners have positive capital account balances and other partners have negative capital account balances, then such losses will be allocated first to those partners who have positive capital account balances in proportion to such


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positive balances until the capital account balances of such partners have been reduced to zero, and then 90% to the limited partners and 10% to the general partner.

      Each Exchange Partnership is required to distribute at least quarterly distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, general partner fees and reasonable cash reserves). Each Exchange Limited Partner has a preferential interest over the Corporate General Partner in respect of his partnership's distributable cash flow and net proceeds from the sale or refinancing of property owned by the partnership. The interests of the Exchange Limited Partners and the Corporate General Partner in a particular Exchange Partnership in such distributable cash flow and net sale or refinancing proceeds are set forth in Exhibit I to the Prospectus Supplement delivered to each Exchange Limited Partner in the partnership. Schedule B to this Prospectus contains a table for each Exchange Partnership which summarizes on a partnership by partnership basis such allocations.

      The Corporate General Partner of each Participating Exchange Partnership has agreed to waive all fees that may be earned by it, including without limitation administrative fees, investments fees and real estate commissions. The Corporate General Partner of each Participating Exchange Partnership has also agreed to assign to the Operating Partnership all of its back-end economic interests in each such partnership.

      Upon the liquidation and dissolution of an Exchange Partnership, and after payment of or the creation of reserves for the payment of partnership liabilities, the proceeds of the sale or other disposition of the partnership's remaining property will be distributed to the limited partners and the Corporate General Partner in proportion to their respective capital accounts in the partnership.

      As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Each limited partner in a real estate limited partnership who agrees to sell his limited partnership interest to the Operating Partnership in an exchange transaction, including each Exchange Limited Partner in a Participating Exchange Partnership who accepts the Exchange Offering, will exchange such limited partnership interests for a number of Operating Partnership Units based upon, among other considerations, the seller's proportionate share of the valuation determined for the Participating Exchange Partnership or such other limited partnership.

      The Operating Partnership will maintain for each partner in the Operating Partnership a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Internal Revenue Code of 1986, as amended, and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner to the extent that, on a cumulative basis, net losses previously allocated to the General Partner exceed net income previously allocated to the General Partner, and the balance is allocable to Limited Partners and the General Partner in proportion to their respective ownership of Operating Partnership Units, and (ii) net losses are allocable to the Limited Partners and the General Partner in proportion to their respective ownership of Operating Partnership Units, provided, however, that net losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the General Partner).

      The Operating Partnership is required to distribute at least quarterly all available cash flow of the Operating Partnership (defined as (i) all cash revenues received by the Operating Partnership from any source, other than capital contributions to the Operating Partnership, and cash flow treated as net capital gains under the Code, plus (ii) the amount of any reduction in reserves of the Operating Partnership). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Operating Partnership Units (no such preferred class exists as of the date of this Prospectus or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Operating Partnership


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Units. Each holder of Operating Partnership Units, including the Trust and each recipient of Operating Partnership Units in the Exchange Offering, will receive a share of such distributions in proportion to his respective ownership of Operating Partnership Units.

      Upon liquidation of the Operating Partnership, the Limited Partners and the General Partner are entitled to receive a share of the net liquidation proceeds of the Operating Partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

The Trust: Holders of Trust Common Shares will acquire such shares (i) in connection with the Cash Offering or any subsequent public or private offering of Trust Common Shares that may be made by the Trust, (ii) upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares, or (iii) upon their exercise of options or their receipt of Trust Common Shares under any stock option plan or employee bonus plan that may be adopted by the Board of the Trust.

      As discussed above under "Issuance of Additional Securities," the Trust is authorized to issue Shares in addition to the Trust Common Shares offered in the Cash Offering and Trust Common Shares to be issued in connection with the exchange of Operating Partnership Units.

      The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, the Managing Shareholder is required to endeavor to declare and make distributions as required for the Trust to quality as a REIT under the Code so long as the Managing Shareholder believes it is in the best interest of the Trust to continue to so qualify. As of the date of this Prospectus, the Trust intends to make quarterly distributions of available funds, if any to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Prospectus or is currently anticipated by the management of the Trust to be issued.

      Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class

Property Investments and Anticipated Holding Period

Exchange Partnerships: Each of the Exchange Partnerships was formed to acquire and now owns an interest in one or more residential apartment properties described at "DESCRIPTION OF EXCHANGE PARTNERSHIPS" and "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER," in Exhibits A and B to this Prospectus and in the Prospectus Supplement accompanying this Prospectus prepared for each particular Exchange Partnership and delivered to each Exchange Limited Partner in such partnership. The anticipated holding periods of the respective properties in which the Exchange Partnerships own a direct or indirect interest were not stated in the original private placement offering materials, although the offering materials in respect of certain of the Exchange Partnerships indicated that the Corporate General Partner intended to list the property interests on the market for sale within two to five years following the private offering.

      As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and the Trust: The Operating Partnership and the Trust have been formed to acquire a diversified portfolio of equity and debt interests in residential apartment properties, including without limitation property interests owned by the Exchange Partnerships and other real estate limited partnerships which are managed by affiliates of the Managing Shareholder of the Trust. The Operating Partnership will use net cash proceeds from the Trust's Cash Offering and from any future public or private offering of securities that may be made by the Trust or the Operating Partnership, together with unissued securities of the Trust or the Operating Partnership and available cash flow and other financing sources, to acquire property interests. The Operating Partnership intends to issue up to $25,000,000 of registered Operating Partnership Units in connection with the Exchange Offering. The


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first candidates targeted for acquisition in the Exchange Offering are property interests in 26 Exchange Properties described in this Prospectus at "INITIAL REAL ESTATE INVESTMENTS" and at Exhibit B. The Trust and the Operating Partnership contemplate acquiring assets for long-term ownership, and in any given case, for a minimum of four years.

Restrictions on Transfers of Securities

Exchange Partnerships: Under each Exchange Partnership Agreement, no limited partner of the respective Exchange Partnership may sell or transfer his interest in the partnership unless the Corporate General Partner of the partnership consents to such sale or transfer and certain other conditions are fulfilled.

Operating Partnership: Each Operating Partnership Limited Partner may sell or transfer his Operating Partnership Units without the prior written consent of the Trust (acting as General Partner of the Operating Partnership) except where, in the opinion of legal counsel to the Operating Partnership, such transfer would require the filing of a registration statement under the Act or would otherwise violate applicable federal or state securities laws.

The Trust: The Trust Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. Such restrictions are described at "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfers." The restrictions may have the effect of making an attempted takeover of the Trust more difficult for an acquiror. See "RISK FACTORS -Limits on Ownership and Transfers of Common Shares and Units which may Delay or Prevent a Takeover Offering a Premium Price."

Tax Status

Exchange Partnerships: The Exchange Partnerships were designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, the Exchange Partnerships are not subject to federal income tax. Instead, each limited partner in an Exchange Partnership is required to report annually on his personal income tax return his allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution from an Exchange Partnership, including a distribution in final liquidation, results in the recognition of income by each limited partner to the extent that any cash distributed exceeds his adjusted tax basis in his Existing Partnership Units at that time.

      Each Offeree should review the "TAX ASPECTS" section of the original private placement memorandum pertaining to his investment in his Exchange Partnership. Generally, a limited partner who sells or transfers his Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of. However, the Exchange Offering has been designed to afford Exchange Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange the Units received in the offering for an equivalent number of Common Shares of Trust. The exchange into Common Shares may be made at any time at the sole discretion of each Exchange Limited Partner, subject to certain limitations described in this Prospectus at "THE EXCHANGE OFFERING." The estimated deferred taxable gain of each Exchange Limited Partner who elects to participate in the Exchange Offering is set forth in Exhibit A to the Prospectus Supplement of the Exchange Partnership of which he is a limited partner and in the Exhibit B table pertaining to such Exchange Partnership.

Operating Partnership: The Operating Partnership has been designed to be classified and treated as a partnership for federal income tax purposes. The tax consequences of an investment in the Operating Partnership are identical to those described immediately above under " - Exchange Partnerships."

The Trust: In any year in which the Trust qualifies as a real estate investment trust ("REIT"), in general it will not be subject to federal income tax on that portion of its REIT taxable income or gain which is distributed to Shareholders. The Trust may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held his Trust Common Shares.


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      In general, any loss upon a sale or exchange of Trust Common Shares by a
Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth above at "FEDERAL INCOME TAX CONSIDERATIONS." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each Offeree's tax advisor.

Pre-emptive Rights

Exchange Partnerships, Operating Partnership and the Trust: Holders of Exchange Partnership Units, holders of Operating Partnership Units and holders of Trust Common Shares have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the Corporate General Partner of an Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the Corporate General Partner intends whenever possible to give limited partners the first opportunity for a limited time to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time and from time to time, subject to certain conditions described at "THE EXCHANGE OFFERING."

Managing Entity Removal and Resignation Rights

Exchange Partnerships: Except as described in the next paragraph, the partnership agreement provisions of all of the Exchange Partnerships relating to the removal or resignation of the Corporate General Partner are substantially the same. These provisions are described below in this paragraph. Limited partners holding at least a majority of the outstanding Exchange Partnership Units of such Exchange Partnerships have the right to remove the Corporate General Partner of the partnership if they determine that it is not performing its powers, duties and obligations in the best interests of the partnership (unless any officer or affiliate of the general partner would continue to have personal liability for any debts of the partnership). The Corporate General Partner may resign by delivering written notice to the limited partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the limited partners only if the limited partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

      Described below are the partnership agreement provisions of three of the Exchange Partnerships (Florida Income Advantage Fund I, Ltd., Florida Income Appreciation Fund I, Ltd., and Realty Opportunity Income Fund VIII, Ltd.) relating to the removal of their respective general partner. The general partner of each of these partnerships may be removed on the condition that (i) the limited partners holding at least a majority of the limited partnership interests in the respective partnership vote to remove the general partner and provide notice thereof to the general partner and (ii) the removed general partner receives a written release from the partnership and all of the limited partners which releases the general partner from any claims by them in respect of the partnership. In addition, following removal, a removed general partner is entitled to retain its economic interest in the partnership unless the partnership acquires such interest at a price determined by applying an 8% capitalization rate to the projected net operating income of the partnership during the year of removal minus major maintenance expenditures.





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Operating Partnership: The Trust may not be removed as General Partner of the
Operating Partnership by the Limited Partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as General Partner except in certain limited circumstances.

The Trust: The holders of at least 10% of the outstanding Trust Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust either by calling a meeting or soliciting consents in accordance with the terms of the Declaration. Removal of any of the foregoing requires either the affirmative vote of a majority of the outstanding Trust Common Shares (excluding Trust Common Shares held by the Managing Shareholder, Independent Trustee or other member of the Board which is the subject of the vote or by its affiliates) or the affirmative vote of a majority of the disinterested Independent Trustees.

      The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days prior written notice. The holders of at least a majority of the outstanding Trust Common Shares, at a meeting called for such purpose in accordance with the terms and conditions of the Declaration, may also terminate the Trust Management Agreement.

      Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnerships: Each limited partner of an Exchange Partnership is entitled to receive annual financial statements relating to the partnership, including a balance sheet and related statements of income and retained earnings and changes in financial position. On the written request of limited partners holding at least 20% of the outstanding limited partnership interests in an Exchange Partnership, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Exchange Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, each Exchange Partnership is required to provide each limited partner therein with data necessary to report his distributive share of partnership income, deductions and credits for federal income tax purposes.

      As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, Non-participating Limited Partners of a Participating Exchange Partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each Limited Partner, an annual report containing financial statements of the Operating Partnership presented in accordance with GAAP and audited by a nationally recognized firm of qualified independent public accountants. Within 60 days after the close of each quarter (except the last quarter), the


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Operating Partnership is required to mail to each Limited Partner a report containing unaudited financial statements of the Operating Partnership. The Operating Partnership is required to use all reasonable efforts to furnish to Limited Partners, within 90 days after the close of each taxable year, the tax information reasonably required by the Limited Partners for federal and state income tax reporting purposes.

      Additionally, within 60 days after the end of each fiscal quarter for which the Trust or the Operating Partnership incurs total operating expenses (less certain items, including capital raising expenses, interest payments, taxes, non-cash expenditures such as depreciation, and acquisition fees and expenses) for the 12 months then ended in excess of the greater of (i) 2% of the aggregate book value of their respective investments, or (ii) 25% of their respective net income for such year, the Trust is required to send to Trust Shareholders and holders of Operating Partnership Units written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in arriving at their finding that such higher operating expenses were justified. If the Independent Trustees of the Trust do not determine such excess expenses are justified, the Managing Shareholder is required to reimburse the Trust or the Operating Partnership, as the case may be, at the end of such 12-month period the amount of such excess. . Each Limited Partner is entitled, upon written request and at his expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Commission by the Trust under the 1934 Act, (ii) the Operating Partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each Limited Partner and the date each Limited Partner became a partner of the Operating Partnership.

      The Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by reports furnished at least quarterly. Each quarterly report is required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year following completion of the Cash Offering, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

      Additionally, within 60 days after the end of each fiscal quarter for which the Trust or the Operating Partnership incurs total operating expenses (less certain items, including capital raising expenses, interest payments, taxes, non-cash expenditures such as depreciation, and acquisition fees and expenses) for the 12 months then ended in excess of the greater of (i) 2% of the aggregate book value of their respective investments, or (ii) 25% of their respective net income for such year, the Trust is required to send to Trust Shareholders and holders of Operating Partnership Units written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in arriving at their finding that such higher operating expenses were justified. If the Independent Trustees of the Trust do not determine such excess expenses are justified, the Managing Shareholder is required to reimburse the Trust or the Operating Partnership, as the case may be, at the end of such 12-month period the amount of such excess.

      In addition, the Trust is also required to deliver to its Shareholders periodic reports required to be delivered under the 1934 Act (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Securities Act registration statement becomes effective and thereafter if either
(i) the Trust registers the Trust Common Shares under the 1934 Act and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

      The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting


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information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders. See "SUMMARY OF DECLARATION OF TRUST Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnerships, Operating Partnership and the Trust: No future assessments may be required of holders of limited partnership interests in an Exchange Partnership, holders of Operating Partnership Units or holders of Trust Common Shares.

Amendments of Governing Agreements

Exchange Partnerships: The amendment of the partnership agreement pertaining to each Exchange Partnership requires the consent of the holders of at least a majority of the outstanding limited partnership interests in the partnership except that (i) the Corporate General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a limited partner's consent increase his liability or change the capital contribution required from him, his economic interest, rights on dissolution or any voting rights.

      As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Amendments to the Operating Partnership Agreement may be proposed by the Trust (as General Partner) or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Operating Partnership Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the Operating Partnership Agreement without the consent of any Limited Partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as General Partner of the Trust or to surrender for the benefit of Limited Partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the Limited Partners.

      The Operating Partnership Agreement may not be amended, without a Limited Partner's consent, to convert his partnership interest into a general partner's interest; modify his limited liability; alter his rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership prior to the time provided for in the Operating Partnership Agreement; amend the amendment provision of the Operating Partnership Agreement described in this paragraph; or amend Article VI of the Operating Partnership Agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

      The consent of all Limited Partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Operating Partnership Units is required to amend any of the following sections of the Operating Partnership
Agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any Limited Partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future);
(ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as General Partner of the Operating Partnership by the Limited Partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries);


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(v) Section 7.8 (pertaining to limitations on the liability of the Trust as
General Partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Operating Partnership Units);
(viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of Limited Partners).

The Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless the Managing Shareholder determines that it is in the best interests of the Shareholders to discontinue the Trust's REIT status and holders of at least a majority of the Trust Common Shares approve such determination), and to comply with law.

      Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Trust Common Shares, either by calling a meeting of the Shareholders or by soliciting written consents. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote given at a meeting of Shareholders or by written consents.

Liability and Indemnification

Exchange Partnerships: Except as described in the paragraph following the next paragraph, the partnership agreement provisions of all of the Exchange Partnerships relating to liability and indemnification of the general partners and limited partners are substantially the same. These provisions are described below in this paragraph and the next paragraph. The Corporate General Partner of each Exchange Partnership is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each limited partner of an Exchange Partnership is generally not liable for the liabilities and obligations of the partnership.

      Each Exchange Partnership is required to indemnify its Corporate General Partner, each of the Corporate General Partner's affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the applicable partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to his Exchange Partnership or to any partner thereof for any loss suffered by the Exchange Partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the Exchange Partnership and within the scope of the applicable partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

      The liability and indemnification provisions relating to three of the Exchange Partnerships (Florida Income Advantage Fund I, Ltd., Florida Income Appreciation Fund I, Ltd., and Realty Opportunity Income Fund VIII, Ltd.) are substantially similar to the provisions described in the two immediately preceding paragraphs except that only the general partner (and not its affiliates) is covered by such provisions.

Operating Partnership: The Trust, as General Partner of the Operating Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating Partnership and are not by their terms limited to recourse against specific property. The Limited Partners (other than the Trust in its capacity as General Partner thereof) have no responsibility for the liabilities or obligations of the Operating Partnership.

      The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.


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      The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages, liabilities, expenses, judgments, fines, settlements, and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith, or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities and obligations of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determined that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

      The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnerships: The allocation between the limited partners and Corporate General Partner of each particular Exchange Partnership of distributable cash flow and net proceeds from the sale or refinancing of property is described in
Exhibit I to the Prospectus Supplement pertaining to that partnership. Exhibit B to this Prospectus contains such information as to each of the Exchange Partnerships. The allocation of net liquidation proceeds among the partners is described above at " - Economic Interest." The Corporate General Partner or an affiliate of each of the Exchange Partnerships (except Baron Strategic Investment Fund II, Ltd.) is also entitled to earn a real estate commission for its efforts leading to a sale of any partnership property or any property securing a Subordinated Mortgage Loan provided or acquired by the partnership. The commission in respect of all such Exchange Partnerships (except Florida Income Advantage Fund I, Ltd., Florida Income Appreciation Fund I, Ltd., and Realty Opportunity Income Fund VIII, Ltd.) may be in an amount equal to 50% of any commissions paid to an outside broker on the sale, but in no event greater than 3% of the sales proceeds. The Corporate General Partners of such three Exchange Partnerships and their affiliates may earn a real estate commission of up to 6% of the sale price, if permitted under applicable law. The payment of any real estate commission earned as described above is subordinated to the preferred return of the limited partners of such partnerships.

      Each of the Exchange Partnerships pays their general partner a monthly administrative fee of $500, except Central Florida Income Appreciation Fund, Ltd. and Brevard Mortgage Program, Ltd., which pay a monthly administrative fee of $750, and Baron Strategic Investment Fund IV, Ltd., Baron Strategic Investment Fund V, Ltd., Baron Strategic Investment Fund VI, Ltd., Baron Strategic Investment Fund VIII, Ltd., Baron Strategic Investment Fund IX, Ltd., Baron Strategic Investment Fund X, Ltd., Florida Capital Income Fund IV, Ltd., and GSU Stadium Student Apartments, Ltd., which pay a monthly administrative fee of $1,000.

      The Corporate General Partner of each Participating Exchange Partnership has agreed to waive all fees payable to it by the partnership following the Exchange Offering, including without limitation annual administrative fees, acquisition fees and real estate commissions, and to assign to the Operating Partnership all back-end economic interests attributable to the Corporate General Partnership's general partner interest in the partnership. Accordingly, the Exchange Partnership Agreement of each Participating Exchange Partnership will be amended following the Exchange Offering to delete the payment of the foregoing fees.

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as General Partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis


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for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders of Operating Partnership Units on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares.
The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at " - Economic Interest."

The Trust: The table included in this Prospectus at "COMPENSATION OF MANAGING PERSONS AND AFFILIATES - The Trust" describes all reimbursement payments that may be received by the Managing Shareholder and its affiliates for expenses incurred in connection with the preparation of the prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. No compensation for consulting services may be paid to the Independent Trustees or other members of the Board without prior approval of the Compensation Committee of the Board.

Meetings and Voting Rights

Exchange Partnerships: Meetings of the partners of each Exchange Partnership may be called at any time, either by the Corporate General Partner or by limited partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which limited partners may vote. The following actions require the affirmative vote of limited partners holding at least a majority of the outstanding Exchange Partnership Units in respect of an Exchange Partnership:
(a) reforming the partnership to replace the Corporate General Partner; (b) acceptance of the resignation of the Corporate General Partner; (c) revising any contract between the Exchange Partnership and any affiliate of the Corporate General Partner; (d) removal of the Corporate General Partner; (e) dissolution of the Exchange Partnership prior to the expiration of its term except as otherwise provided in the applicable partnership agreement or as required by law; (f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement as described above at " - Amendments of Governing Agreements."

      The consent of all limited partners is required for the following actions by each Exchange Partnership: (a) contravening the respective partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; and (d) allowing the Corporate General Partner to possess partnership assets for other than a partnership purpose.

      As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, the Corporate General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the Corporate General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the general partner in connection with the liquidation of the partnership. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners of the Operating Partnership may be called by the Trust (as General Partner) and by Limited Partners holding at least 25% of the outstanding Operating Partnership Units. The consent of Limited Partners holding at least a majority of the outstanding Operating Partnership Units is required for action by the Limited Partners, except where otherwise provided in the Operating Partnership Agreement as described below. Voting by the Limited Partners may be conducted at a meeting of the partners or without a meeting by written consent. Limited Partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " Amendments of Governing Agreements."

      The following actions of the Operating Partnership require the consent of all Limited Partners of the Operating Partnership: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement;
(c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general


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partner in any jurisdiction or any other liability, except as provided in the
Operating Partnership Agreement or under the Delaware Act.

      In addition, the consent of the Limited Partners holding at least a majority of the outstanding Operating Partnership Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. Limited Partners holding a majority of the outstanding Operating Partnership Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

The Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Managing Shareholder and Shareholders holding at least a majority of the outstanding Trust Shares entitled to vote on such matter approve staggered elections for such positions, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Trust Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders holding at least a majority of the Shares entitled to vote: (a) amendment of the Declaration (except as otherwise specified in the Declaration and except for amendments which do not adversely affect the rights, preferences and privileges of Shareholders, including amendments to provisions relating to qualifications of the Trustees and members of the Board, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions), (b) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (c) the merger or reorganization of the Trust; and (d) the dissolution or liquidation of the Trust following its initial property investments.

      In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method and Period

Exchange Partnerships, Operating Partnership and the Trust: The accounting period of the Exchange Partnerships, the Operating Partnership and the Trust will end on December 31 of each year. Each of them utilize the accrual method of accounting for their operations.

                           CAPITAL STOCK OF THE TRUST

General

      The Declaration of Trust authorizes the Trust to issue up to 25,000,000 Shares of beneficial interest, no par value per Share, consisting of Common Shares and of Preferred Shares of such classes with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Managing Shareholder may create and authorize from time to time in accordance with Delaware law and the Declaration; provided, however, the Trust may not issue redeemable equity securities. Prior to the Cash Offering, there were no Shares outstanding. The Trust is offering for sale up to 2,500,000 Common Shares in the Cash Offering. If the Exchange Offering is completed as contemplated, Offerees would receive up to 2,500,000 Units in the Operating Partnership which would be exchangeable into 2,500,000 additional Common Shares.

      The following description summarizes all material terms and provisions of the Common Shares. The Common Shares when paid for and issued will be fully paid and non-assessable. Each Common Share is equal in all respects to every other Common Share and entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Holders of Common Shares do not have the right to cumulate their votes in the election of members of the Board, which means that the holders of a majority of the outstanding Common Shares can elect all of the nominees for Board positions then standing for election. Shareholders are entitled to such distributions as may be declared from time to time by the Managing Shareholder


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out of funds legally available therefor. Shareholders will be entitled to receive any distributions declared by the Managing Shareholder on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to distributions. Holders of Common Shares have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Trust in the future. In the event of a liquidation, dissolution or winding up of the affairs of the Trust, the Shareholders are entitled to share ratably in the assets of the Trust remaining after provision for payment of all liabilities to creditors and payment of liquidation preferences and accrued dividends, if any, on any series of Preferred Shares that may have been issued.

Transfer Agent

      American Stock Transfer & Trust Company ("ASTTC"), New York, New York, will serve as the escrow agent for the Cash Offering and the Exchange Offering, and the transfer agent and registrar for the Common Shares and the Units. In the Exchange Offering, ASTTC will act as the Exchange Agent, holding in escrow the Operating Partnership Units being offered and Exchange Partnership Units tendered by Offerees who elect to accept the offering. See "THE EXCHANGE OFFERING - The Exchange Agent." ASTTC will also hold in an escrow account the Units acquired by the Original Investors in connection with the formation of the Trust and the Operating Partnership as described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions."

Restrictions on Ownership and Transfer

      The Trust's Declaration of Trust contains certain restrictions on the number of Shares of the Trust that individual Shareholders may own. For the Trust to qualify as a REIT under the Code, no more than 50% in value of its Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year) or during a proportionate part of a shorter taxable year. The Shares must also be beneficially owned (other than during the first taxable year) by 100 or more persons during at least 335 days of each taxable year or during a proportionate part of a shorter taxable year. Because the Trust expects to qualify as a REIT, the Declaration of Trust contains restrictions on the acquisition of Shares intended to ensure compliance with these requirements.

      Subject to certain exceptions specified in the Declaration of Trust, no Shareholder (other than the Original Investors) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5% (the "Ownership Limit") of the Trust's Shares. The Managing Shareholder (upon receipt of a ruling from the Internal Revenue Service (the "Service") or an opinion of counsel or other evidence satisfactory to the Managing Shareholder and upon such other conditions as the Managing Shareholder may require) may in its discretion waive the Ownership Limit depending on the then existing facts and circumstances surrounding the proposed transfer, including without limitation, the identity of the party requesting such waiver, the number and extent of Share ownership of other Shareholders, the aggregate number of outstanding Shares and the extent of any contractual restrictions (other than that contained in the Declaration of Trust) on any Shareholders relating to transfer of their Shares. See Section 2A.12 of the Declaration of Trust. As a condition of such exemption, the intended transferee must give written notice to the Trust of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit. The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT. Any transfer of the Shares that would (i) create a direct or indirect ownership of the Shares in excess of the Ownership Limit,
(ii) result in the Shares being owned by fewer than 100 persons or (iii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the Shares. The foregoing restrictions on transferability and ownership will not apply if the Managing Shareholder determines, which determination must be approved by the Shareholders, that it is no longer in the best interests of the Trust to attempt to qualify, or to continue to qualify, as a REIT.

      Any purported transfer of Shares that would result in a person owning Shares in excess of the Ownership Limit or cause the Trust to become "closely held" under Section 856(h) of the Code that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"), which will be transferred by operation of law to the Trust as trustee for the exclusive benefit of the person or persons to whom the Excess Shares are ultimately transferred, until such time as the intended transferee re-transfers the Excess Shares. While these Excess Shares are held in trust, they will not be entitled to vote or to share in any dividends or other distributions. Subject to the Ownership Limit, the Excess Shares may be transferred by the intended transferee to any person (if the Excess


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Shares would not be Excess Shares in the hands of such person) at a price not to exceed the price paid by the intended transferee (or, if no consideration was paid, fair market value), at which point the Excess Shares will automatically be exchanged for the Shares to which the Excess Shares are attributable. In addition, such Excess Shares held in trust are subject to purchase by the Trust at a purchase price equal to the lesser of the price paid for the Shares by the intended transferee (or, if no consideration was paid, fair market value) as reflected in the last reported sales price reported on the New York Stock Exchange ("NYSE") on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price of such Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such Shares may be traded, or if not then traded over any exchange or quotation system, then the market price of such Shares on the relevant date as determined in good faith by the Managing Shareholder of the Trust.

      From and after the intended transfer to the intended transferee of the Excess Shares, the intended transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to such Shares except the right to payment of the purchase price of the Shares on the retransfer of Shares as provided above. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Trust that such Shares have been transferred in violation of the provisions of the Trust's Declaration shall be repaid to the Trust upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Trust, to have acted as an agent on behalf of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust.

      All certificates representing Shares will bear a legend referring to the restrictions described above.

      All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 1/2 of 1% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding Shares of the Trust must give a written notice to the Trust by January 31 of each year. In addition, each Shareholder shall upon demand be required to disclose to the Trust in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Managing Shareholder deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

      These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

                                 CAPITALIZATION

      The following table sets forth the capitalization of the Operating Partnership on a pro forma basis, assuming the completion of the sale of the maximum number of 2,500,000 Common Shares being offered in the Cash Offering (______ shares have been sold as of the date of this Prospectus). As described above at "THE TRUST AND THE OPERATING PARTNERSHIP - The Operating Partnership," the Trust will contribute net proceeds from its Cash Offering in exchange for a number of Units equivalent to the number of Common Shares sold by the Trust in the Cash Offering. The subscription price for each Common Share being offered in the Cash Offering is $10.00, and is payable in full in cash upon subscription. For purposes of determining capitalization, such amount has been calculated after deducting commissions and reimbursable offering expenses, estimated to be approximately $1.00 per Common Share to be paid out of the proceeds of the Cash Offering. The capitalization of the Operating Partnership set forth below does not take into account any proposed acquisitions of property interests by the Operating Partnership in exchange for Units registered in connection with the Exchange Offering and the subsequent exchange by Unitholders of such Units for Common Shares. The Operating Partnership will not receive any cash proceeds from the Exchange Offering. The Original Investors provided initial capitalization of the Operating Partnership in the amount of $100,000. See "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions."

                              Maximum Common Shares
                        Sold in Cash Offering (2,500,000)

Capital Contribution by the Trust:                       $21,500,000
Capital Contribution by Original Investors:                  100,000


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Total Capitalization                                     $21,600,000

                           TERMS OF THE CASH OFFERING

      The Trust is offering in the Cash Offering a maximum of 2,500,000 Common Shares of beneficial interest in the Trust at $10.00 per Common Share ($25,000,000 in the aggregate). See "CAPITAL STOCK OF THE TRUST" and "CAPITALIZATION." As of the date of this Prospectus, the Trust has sold _______ Common Shares in the Cash Offering (gross proceeds of $_________). All offering proceeds received by the Trust have been released from the escrow account with American Stock Transfer & Trust Company since the Trust has fulfilled the $500,000 minimum gross proceeds escrow condition.

      All of the Common Shares to be issued or sold by the Trust in the Cash Offering will be tradable without restriction under the Securities Act, but will be subject to certain restrictions designed to permit the Trust to qualify and maintain its REIT status under the Code for federal income tax purposes. See above at "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership" for a description of the ownership of the Common Shares being offered hereby and the Units of limited partnership interest in the Operating Partnership on a pro forma basis, assuming that all or a portion of the Common Shares being offered in the Cash Offering are sold and the Exchange Offering is completed in whole or in part.

      After payment of commissions and reimbursable expenses related to the Cash Offering, the Trust is required to contribute the remaining funds to the Operating Partnership to be used to fund investments or to pay expenses other than those associated with the Cash Offering, as determined by the Trust in its discretion. See "THE TRUST AND THE OPERATING PARTNERSHIP - The Operating Partnership."

      The Common Shares will be offered and sold in the Cash Offering on a non-exclusive best efforts basis through Sigma Financial Corporation (the "Dealer Manager"), a Michigan corporation which is a member of the National Association of Securities Dealers, Inc. ("NASD") and registered as a broker-dealer with the Securities and Exchange Commission and with the appropriate authority of each state where offers of the Common Shares will be made. Sigma Financial Corporation, which is not affiliated with the Managing Shareholder or any of its affiliates, has acted as dealer manager for certain private offerings of limited partner interests in real estate investment limited partnerships sponsored by affiliates of the Managing Shareholder and is expected to act as dealer manager in certain future programs sponsored by affiliates of the Managing Shareholder. The Dealer Manager may select other NASD member firms as co-manager or selected broker-dealers to participate in the Cash Offering. Asset Allocation Securities Corp., Calton & Associates, Inc., Oakbrook Investment Brokers Inc., Strategic Assets, Inc. and Stuart Stone & Company, LLC, each a member of the NASD, have entered into selling agreements with the Dealer Manager and will participate in the sale of Common Shares in connection with the Cash Offering.

      The Dealer Manager and participating broker-dealers have entered into an Underwriting Agreement with the Trust pursuant to Appendix F of the Rules of Fair Practice of the NASD. The Dealer Manager and participating broker-dealers will receive selling commissions in an amount equal to 8% of the subscription price for all Common Shares sold by them. The Dealer Manager may reallocate a portion or all of its commission. The Trust reserves the right to waive the payment of all or a part of a commission by one or more investors in the Cash Offering, in which case the cost of the Common Shares acquired by such investors will be less than the cost of equivalent Common Shares to an investor paying a commission, provided, however, the Trust will exercise such waiver right on a case by case basis according to the facts and circumstances involved.

      In addition, the Dealer Manager and the participating broker-dealers will be entitled to receive a warrant ("Warrant") to acquire a number of Common Shares in an amount equal to 8.5% of the number of Common Shares sold in the Cash Offering by the Dealer Manager or participating broker-dealers selected by it, at a purchase price equal to $13.00 per Common Share. The Warrant will be exercisable for a period of four years following the first anniversary of the grant of the Warrant. For a period of six years following the grant of the Warrant, any registered holder of the Warrant or Common Shares issued upon exercise of the Warrant may request that the Trust include such securities as well as any Common Shares underlying any unexercised portion of the Warrant in any registration statement that the Trust determines to file under the Securities Act. Such registration would be at the Trust's expense, excluding underwriter's compensation and expense allowance relating to the requesting holder's securities to be registered and fees and expenses of such holder's counsel.


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

      Pursuant to the Underwriting Agreement, the Dealer Manager and participating broker-dealers will not be obligated to purchase any Common Shares, but will only be required to use their best efforts to sell Common Shares to suitable offerees. The agreement may be terminated by either party in certain circumstances. The Trust and the Dealer Manager have agreed to indemnify each other against or to contribute to losses arising out of certain liabilities, including liabilities arising under the Securities Act. The Trust has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Nevertheless, the parties may seek to enforce such indemnification and rights to contribution which are expressly provided under the agreement.

      The Trust will reimburse the Managing Shareholder for distribution, due diligence and organizational expenses incurred in connection with the formation of the Trust and the Operating Partnership and with the Cash Offering, in an amount not to exceed 1% of the aggregate subscription price paid for Common Shares in the Cash Offering. To the extent the distribution, due diligence and organizational expenses exceed 1% of gross proceeds of the Cash Offering, those expenses will not be reimbursed. The Trust will also reimburse the Managing Shareholder for legal, accounting and consulting fees and printing, filing, recording, postage and other miscellaneous expenses incurred in connection with the Cash Offering, in an amount not to exceed 1% of the aggregate subscription price paid for Common Shares in the Cash Offering. Any such expenses of the Managing Shareholder in excess of 1% of the aggregate subscription price paid for Common Shares in the Cash Offering will be paid by the Managing Shareholder. Such reimbursements will be payable out of the net proceeds of the Cash Offering.

      In addition, the Trust will reimburse the Managing Shareholder for expenses incurred prior to and during the Cash Offering for investigating and evaluating investment opportunities for the Trust and the Operating Partnership and assisting them in effecting their investments, in an amount not to exceed 4% of the aggregate subscription price paid for Common Shares in the Cash Offering. Such reimbursements will be payable from available net proceeds of the Cash Offering or as cash flow permits as determined by the Board of the Trust.

      The termination date of the Cash Offering (the "Termination Date") is scheduled to be November 30, 1999 or an earlier date determined by the Managing Shareholder as specified below. The Managing Shareholder may in its sole discretion terminate the Cash Offering at any time before the scheduled Termination Date.

      The Managing Shareholder will have the right to withdraw the Offering of Common Shares at any time prior to the Termination Date, in which case the Trust will be immediately dissolved at the expense of the Managing Shareholder and all subscription funds will be returned promptly to the subscribers. If the Managing Shareholder withdraws the Offering, any person that has received fees or other payments from the proceeds of the Cash Offering will be required to return such fees or payments to the Trust upon the demand of the Managing Shareholder.

      The Common Shares being sold in the Cash Offering have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust has not yet registered the Common Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or applied for their listing on any securities exchange. The Trust intends to apply for listing on a national stock exchange of the Common Shares being offered in the Cash Offering and of the Common Shares into which Units to be offered in the Exchange Offering are exchangeable. However, there can be no assurance whether the Trust will qualify for such listing on any stock exchange and, if so, of the timing of the effectiveness of any such listing.

      The eligibility for listing or quotation privileges in respect of a particular national securities exchange or over-the-counter market is based on several factors, including without limitation the number of shareholders and market makers, the bid price of the issuer's security, the number and market value of outstanding securities owned by non-affiliates of the issuer, total assets of the issuer, and the amount of shareholders' equity in the issuer. Although the Common Shares acquired by purchasers in the Cash Offering will be freely tradable securities, there can be no assurance that an active trading market will be established or maintained for the Common Shares. The Trust will be required to file periodic reports (Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports and Form 8-K current reports) under the Exchange Act during 1999 and in any subsequent fiscal year in which it has more than 300 Shareholders or it is otherwise required by applicable law to do so. The Trust is expected to have at least 300 Shareholders after the completion of the Cash Offering and accordingly would be required to file such reports on a continuing basis.

                     AMENDMENTS TO PARTNERSHIP AGREEMENTS OF
           PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING
                                LIMITED PARTNERS


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

      Following the completion of the Exchange Offering, each limited partner in a Participating Exchange Partnership (as defined below) who elects not to accept the Exchange Offering (individually, a "Non-participating Limited Partner" and collectively, the "Non-participating Limited Partners") will retain his existing interest in the partnership. The Non-participating Limited Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in their respective partnership agreement. See "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES." Although Non-participating Limited Partners in any particular Participating Exchange Partnership together will hold no more than 10% of the limited partnership interest in the partnership, they will have significant influence over certain activities of the partnership and the Operating Partnership by virtue of certain partnership agreement amendments in their favor which will be effected upon completion of the Exchange Offering. For purposes of this Prospectus, the term "Participating Exchange Partnership," which will apply only if the Exchange Offering is completed in part or in full, refers to each Exchange Partnership whose limited partners holding at least 90% of all limited partnership interests therein elect to accept the Exchange Offering, and the term "Participating Exchange Partnerships" refers to all such partnerships as a group.

      The purpose of the amendments is to permit Non-participating Limited Partners in Participating Exchange Partnerships the opportunity to vote as a class whether to approve certain actions which the Operating Partnership might otherwise unilaterally cause a Participating Exchange Partnership to take by exercising the Operating Partnership's voting rights in its capacity as a majority holder of limited partnership interests in the partnership following the Exchange Offering.

      The partnership agreement of each Participating Exchange Partnership which has one or more Non-participating Limited Partners following the Exchange Offering will be amended so that such partners will be entitled to vote as a class in respect of all matters as to which limited partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering, with certain exceptions. In addition, the Trust and the Operating Partnership have agreed that in respect of certain proposed actions, the Participating Exchange Partnership must obtain the prior approval of Non-participating Limited Partners holding a majority of the limited partnership interests held by all Non-participating Limited Partners in the partnership. For example, the partnership may not sell its existing property interest, acquire any additional property interests or cease to exist without such approval.

      As a condition of the admission of the Operating Partnership as a limited partner to each Participating Exchange Partnership (by virtue of the completion of exchanges in connection with the Exchange Offering), the Trust and the Operating Partnership have agreed to amend the agreement of limited partnership of each Participating Exchange Partnership (individually, the "Exchange Partnership Agreement," and collectively, the "Exchange Partnership Agreements") in the manner described below, and not to cause the further amendment of the Exchange Partnership Agreement, as long as any Non-Participating Limited Partner remains a limited partner in the partnership, without the prior approval of either (i) all Non-Participating Limited Partners, if unanimous approval is required under the Exchange Partnership Agreement prior to the Exchange Offering, or (ii) Non-participating Limited Partners holding at least a majority of the limited partnership interests held by all Non-participating Limited Partners in the partnership, if the approval of a majority interest is required under the Exchange Partnership Agreement prior to the Exchange Offering. The Exchange Partnership Agreements, as amended, will define these special rights as granted to all limited partners in the respective Participating Exchange Partnerships other than the Trust, the Operating Partnership and any of their respective affiliates.

      Set forth below are the specific Exchange Partnership Agreement amendments that will be effected in respect of each Participating Exchange Partnership which has one or more Non-participating Limited Partners immediately following the completion of the Exchange Offering as to such partnership. For illustration purposes, the section numbers set forth below refer to the Agreement of Limited Partnership of GSU Stadium Student Apartments, Ltd., one of the Exchange Partnerships whose limited partners are being offered the opportunity to participate in the Exchange Offering. Section numbers may vary among the various Exchange Partnership Agreements, and corresponding amendments will be made to the corresponding sections of the partnership agreements of other applicable Participating Exchange Partnerships.

      1. The Exchange Partnership Agreement will be amended by adding the following provision as Section 16.08 thereof:

            "16.08 Certain Actions Requiring Approval of Unaffiliated Limited Partners


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

             Without the prior approval of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners:

                  (i) The Partnership will not cease to exist; will continue to own the same property interest it owned prior to the completion of the offering of Baron Capital Properties, L.P. to Limited Partners to issue limited partnership interests therein in exchange for Units in the Partnership; and will not acquire any additional property interests or sell any property interests;

                  (ii) The Partnership will not reinvest its Distributable Cash
            [defined in the respective Exchange Partnership Agreements to include all cash received by the Partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, general partner fees and reasonable cash reserves], but rather will continue to distribute such cash to the Limited Partners in the Partnership in accordance with Section 10.02 of this Agreement at least quarterly within 30 days following the end of each fiscal quarter.

                  (iii) The Partnership will not reinvest net proceeds from the sale or refinancing of the Partnership's Property, but rather will distribute such proceeds to the Limited Partners in the Partnership in accordance with Section 10.03 of this Agreement following repayment of all indebtedness secured by such property."

      As a result of this amendment, following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the respective Participating Exchange Partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the right of limited partners to continue to receive 100% (or 99%, in one case) of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement.

      2. Section 12.03 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

            "Except for admission of Limited Partners to the Partnership in the manner provided in this Article XII and Article XI, no one may subsequently be admitted to the Partnership as a Limited Partner except upon amendment of this Agreement executed and acknowledged by the General Partner and Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners."

      As a result of this amendment, following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the respective Participating Exchange Partnership voting as a class, the partnership may not admit any additional persons as limited partnerships other than pursuant to Article XII (which sets forth procedures for admission) and Article XI (pertaining to transfers of limited partnership interests).

      3. Section 12.05(c) of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

            "(c) The General Partner may cause the Partnership to issue additional Units of the same class as the Units initially offered to Investors in any number to such persons and on such terms as the General Partner may determine, provided, however, the Partnership will either sell those additional Units (i) for a price at least equal to the net asset value per Unit of the Partnership or (ii) for a price not less than the approximate market value of the Units, provided that Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners have approved the sale in advance."

      As a result of this amendment, the Corporate General Partner of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, continues to have discretion


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

to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units.

      4. Section 15.02 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

            "If at any time the last remaining General Partner retires, resigns, is removed or fails or ceases for any other reason to act as the General Partner of the Partnership, the Limited Partners may, by a vote of Limited Partners holding at least a majority of the Units then outstanding under Section 22.03 within 90 days following such occurrence, elect to continue the Partnership and elect one or more successor General Partners willing to serve in such capacity to continue the business of the Partnership, provided, however, such continuation and election of a successor General Partner(s) may only be effected with the consent of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners. In case the Partnership is continued under the terms and conditions of this
            Section 15.02, the successor General Partner(s) will be permitted to purchase an interest in the Partnership only in an amount, of a type and at a purchase price consented to by Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners."

      As a result of this amendment, if the last remaining general partner of any Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering (each of the Exchange Partnerships currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. In addition, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class.

      5. Section 15.03 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

            "The General Partner may announce its intention to retire or resign its position by written notice mailed or delivered to each of the Limited Partners not less than 90 days prior to the effective date of such proposed retirement or resignation. Such retirement or resignation will become effective upon the date specified in such notification but only if Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners consent in writing to said retirement or resignation. In the event of the retirement or resignation of the General Partner, its interest in the Partnership, as General Partner, will be automatically converted into a Limited Partner interest except that it will be entitled to the same allocations of income, gain, expense, loss, deduction and credit and the same distributions to which it would otherwise have been entitled, provided, however, it will not then be entitled to any uncollected fees payable by the Partnership to the extent not accrued before the date of resignation or retirement. The reformation or reorganization of the General Partner, should the General Partner at any time be a corporation or partnership, will not in and of itself constitute the retirement or resignation of the General Partner for purposes of this Section 15.03."

      As a result of this amendment, the Corporate General Partner of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering may retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners.

      6. Section 15.05(d) of the Exchange Partnership Agreement will be deleted and the following substituted therefor:


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

            "Any contract referred to in subsection (c) above [i.e., agreements entered into between the Partnership and any affiliates of the General Partner (other than any agreements described in the offering documents relating to the original private offering of the Partnership)] will require the approval of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners, exercising their voting rights pursuant to Section 22.03 below, before it may be amended."

      As a result of this amendment, any amendment of any agreement entered into between any Participating Exchange Partnership and any affiliates of the Corporate General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners.


      7. Section 16.07 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

            "The General Partner will list the Partnership's Property for sale with a nationally recognized real estate broker no later than June 30, 2004 and at least every 18 months thereafter until the property is sold, at a price to be determined by the General Partner. The affirmative vote of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners shall be required to effect a sale of all or substantially all of the Partnership's Property."

      As a result of this amendment, following the Exchange Offering, a Participating Exchange Partnership with one or more Non-participating Limited Partners may sell all or substantially all of its property only with the prior approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. In addition, the Participating Exchange Partnership will list its property for sale no later than June 30, 2004 and at least every 18 months thereafter until the property is sold.


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

      8. Section 19.02 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

            "Within 90 days after the end of each Fiscal Year of the Partnership, the General Partner will prepare and furnish to each of the Partners a statement showing net income or loss of the Partnership for Federal income tax purposes and the share thereof allocable to each Partner and any additional information required under Section 15.05(c). Each Limited Partner will be provided annually with financial statements, including a balance sheet and related statements of income and retained earnings and changes in financial position. On the written request of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners, the General Partner will, at the Partnership's request and expense, have such financial statements audited by an independent public accountant in accordance with generally acceptable auditing standards and will promptly send a copy of such audited statements and report of the accountant to each Limited Partner."

      As a result of this amendment, following the Exchange Offering, Non-participating Limited Partners of a Participating Exchange Partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited.

      9. The first sentence of Section 20.01 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

      "The occurrence of any one of the following events will cause the dissolution of the Partnership:

                  (1) The expiration of the term of this Agreement.

                  (2) The vote of Limited Partners holding at least a majority of the Units then outstanding to dissolve the Partnership, and in addition the consent to such dissolution of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners.

                  (3) The death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetency of the last remaining General Partner then in office and the refusal of any successor General Partner to replace it, unless Limited Partners holding at least a majority of the Units then outstanding, as provided in Section 15.02 of this Agreement, vote to continue the Partnership and elect one or more successor General Partners willing to serve in such capacity to continue the business of the Partnership and in addition Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners consent to such continuation, election of such General Partner(s) and the amount, type and purchase price of any interest in the Partnership such successor General Partner(s) may acquire in connection therewith.

                  (4) The sale of all or substantially all of the Partnership's Property.

                  (5) The occurrence of any other event which, by law, would require the Partnership to be dissolved."

      As a result of this amendment, following the Exchange Offering, a Participating Exchange Partnership with one or more Non-participating Limited Partners may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. In addition, the partnership will be dissolved if the last remaining general partner of the partnership (each of the Exchange Partnerships currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect


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

a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners.

      10. The third sentence of the second paragraph of Section 20.02 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

            "The Limited Partners may, by exercising their voting rights under
            Section 22.03, appoint such a liquidating receiver or trustee to replace the General Partner or the receiver or trustee appointed by the General Partner for the purpose of liquidating the assets of the Partnership, provided, however, such appointment must be consented to by Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners; any such appointment by the Limited Partners will supersede the designation herein of the General Partner or such receiver or trustee appointed by the General Partner."

      Prior to the Exchange Offering, limited partners of each Exchange Partnership, by a vote of at least a majority of the outstanding limited partnership interests in the partnership, had the right to appoint a liquidating receiver or trustee to replace the Corporate General Partner or the receiver or trustee appointed by the general partner in connection with the liquidation of the partnership. As a result of this amendment, in respect of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, such replacement also requires the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners.

      11. Section 21.01 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

            "No alterations, modifications, amendments or changes of this Agreement will be effective or binding upon the parties unless the same have been adopted by Limited Partners exercising their voting rights pursuant to Section 22.03 and the same has been consented to by Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners, except (i) with respect to one or more amendments admitting Limited Partners, which may be effected in the manner provided in Article XII of this Agreement, (ii) that no Partner's duties or liabilities may be increased and no Partner's interest in the capital, profits, Distributable Cash or Net Proceeds of the Partnership or voting rights may be reduced, without his written consent; and (iii) that this Agreement may be amended by the General Partner without notice to or the approval of the Limited Partners, from time to time for the following purposes: (1) to cure any ambiguity, formal defect or omission or to correct or supplement any provision herein that may be inconsistent with any other provision contained herein or in the Memorandum or to effect any amendment without notice to or approval by Limited Partners, as specified in other provisions of this Agreement; (2) to make such other changes or provisions in regard to matters or questions arising under this Agreement that will not materially and adversely affect the interest of any Limited Partner; (3) to otherwise equitably resolve issues arising under the Memorandum or this Agreement so long as similarly situated Limited Partners are not treated differently; (4) to maintain the federal tax status of the Partnership and any of its Limited Partners (so long as no Limited Partner's liability is materially increased without his consent) or as provided in Section 10.4(c); and (5) to comply with law."

      As a result of this amendment, following the Exchange Offering and except in certain circumstances specified in Section 21.01, the partnership agreement of a Participating Exchange Partnership with one or more Non-participating Limited Partners may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners.

      12. The first sentence of Section 22.02 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:


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

            "The General Partner, or Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners, may convene a meeting of the Partnership for any matter on which the Partners may vote as provided in this Agreement."

      As a result of this amendment, following the Exchange Offering in respect of each Participating Exchange Partnership with one or more Non-participating Limited Partners, the Corporate General Partner or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act.

      13. The Corporate General Partner of each Exchange Partnership is a single-purpose corporation whose stock is owned entirely by Gregory K. McGrath, a founder of the Trust and the Operating Partnership. In connection with the formation of the Trust and the Operating Partnership, Mr. McGrath agreed to waive fees payable under the Exchange Partnership Agreement to the Corporate General Partner of each Participating Exchange Partnership following the Exchange Offering. The fees to be waived include, without limitation, annual administrative fees, any real estate commission that might be earned in connection with the sale of a partnership's property and any fees to cover distribution, due diligence and organizational expenses and legal, accounting, filing, recording and other miscellaneous expenses in connection with additional sales of units of limited partnership interest pursuant to Section 12.05 of the Exchange Partnership Agreement. Moreover, since all the Exchange Partnerships assumed the property management function in respect of their properties in June 1998, no affiliate of any Corporate General Partner will earn a fee for performing property management services. Accordingly, the Exchange Partnership Agreements will be amended to delete the payment of the foregoing fees. For example, Sections 15.04(a)(i) (offering costs relating to future offerings of limited partnership interests), 15.04(a)(ii) (property management fee), 15.04(a)(iii) (real estate commissions), 15.04(b) (acquisition fee), and 15.04(c) (administrative fee) will be deleted.

      As a result of the partnership agreement amendments described above, Non-participating Limited Partners in each Participating Exchange Partnership will have the ability to veto certain actions of the partnership which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership. See "RISK FACTORS - Non-participating Exchange Limited Partners in Participating Exchange Partnerships Will Have Significant Influence over Certain Actions of the Partnerships."

      As described above at "THE EXCHANGE OFFERING," in respect of each Participating Exchange Partnership, Mr. McGrath (the sole stockholder, director and executive officer of the Corporate General Partner of each such partnership) will provide a management proxy to the Board of the Trust or the Operating Partnership will acquire from Mr. McGrath for a nominal amount the outstanding common stock of the Corporate General Partner.

                                OTHER INFORMATION

General

      The Operating Partnership and the Trust undertake to make available to each Offeree or his representative, or both, during the course of the Exchange Offering and prior to the Offeree's acceptance of the Exchange Offering, the opportunity to ask questions of and receive answers from the Operating Partnership, the Trust or any person acting on their respective behalf relating to the terms and conditions of the Exchange Offering and the Cash Offering and to obtain any additional information necessary to verify the accuracy of information made available to such Offeree.

      Prior to making an investment decision respecting the Exchange Offering, each Offeree should carefully review and consider this entire Prospectus and all Exhibits hereto. Offerees are urged to make arrangements with the Trust to inspect any books, records, contracts, or instruments referred to in this Prospectus and other data relating thereto. The Trust is available to discuss with Offerees any matter set forth in this Prospectus or any other matter relating to the Units and the Common Shares into which they are exchangeable, subject to certain conditions, so that Offerees and their advisors, if any, may have available to them all information, financial and otherwise, necessary to formulate a well-informed investment decision.

Authorized Sales Material

      Sales material may be used in connection with the Exchange Offering only when accompanied or preceded by the delivery of this Prospectus. Only sales material that indicates that it is distributed by the Trust, the Operating Partnership or the Managing Shareholder may be distributed to Offerees. Currently, the Operating Partnership intends to distribute to Offerees the following in addition to this Prospectus and the pertinent Prospectus
Supplement: (i) a letter transmitting this Prospectus and any amendments or supplements thereto which summarizes the Exchange Offering and instructs the Offeree how to proceed if he wishes to accept the offering and (ii) possibly a sales brochure or other written or graphic communications depicting certain information regarding the Operating Partnership, the Trust, the Managing Shareholder and the residential real estate industry. All such additional sales material will be signed by or otherwise identified as authorized by the Trust, the Operating Partnership or the Managing Shareholder. Any other sales material or information has not been authorized for use by the Trust, the Operating Partnership or the Managing Shareholder and must be disregarded by Offerees.

      In certain jurisdictions, some or all of this sales material may not be distributed pursuant to securities law requirements, and in all jurisdictions, the Exchange Offering is made only by this Prospectus, the pertinent Prospectus Supplement and accompanying materials.

      All authorized sales material will be consistent with this Prospectus, as supplemented. Nevertheless, sales material by its nature does not purport to be a complete description of the Exchange Offering and Offerees must review this Prospectus and supplements carefully for a complete description of the Exchange Offering. Authorized sales material should not be considered to be the basis for the Exchange Offering of Units or an Offeree's decision to accept the Exchange Offering. Sales material is not a part of this Prospectus and is not incorporated by reference into this Prospectus unless expressly stated in this Prospectus or supplements hereto.

Financial Statements


      Set forth in herein are (i) the audited consolidated balance sheet of the Trust and the Operating Partnership and the audited balance sheet of the Managing Shareholder as of December 31, 1998 and their respective statements of operations, statements of shareholders' equity and statements of cash flows for the twelve-month period ending December 31, 1998 and such unaudited statements as of and for the six-month period ended June 30, 1999.

      As described below, this Prospectus sets forth certain financial statements relating to the 23 Exchange Partnerships involved in the Exchange Offering. Set forth herein are audited statements of revenues and certain expenses for each of the 13 Exchange Equity Partnerships for the 12-month periods ended December 31, 1997 and 1998, and the six months ended June 30, 1999 (unaudited). The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties and the Acquired Properties.

      Also set forth in the Prospectus are audited financial statements for each of the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships for the 12-month period ended December 31, 1998 and the six months ended June 30, 1999 (unaudited).

      Also set forth in the Prospectus are the consolidated pro forma balance sheet as of December 31, 1998 and consolidated statement of operations for the twelve-month period ended December 31, 1998, and six months endedJune 30, 1999, for the Trust and the Operating Partnership, giving effect to the acquisition by the Operating Partnership of 100% of the Exchange Partnership Units of the Exchange Partnerships in connection with the Exchange Offering and the already completed acquisition of three Acquired Properties which have historical operating results. Pro forma consolidated financial statements for the two entities have also been included.

         Set forth in this Prospectus is the combined statement of estimated taxable operating results and cash available from operations (unaudited) for the Operating Partnership for the four Acquired Properties already beneficially owned by the Operating Partnership and for the 23 Exchange Partnerships involved in the

Exchange Offering. The statement is based on the most recent 12-month period ended June 30, 1999 and assumes that the Operating Partnership has acquired all of the limited partnership interests in the Exchange Partnerships owning interests in the Exchange Properties in connection with the Exchange Offering. The statement does not purport to forecast actual operating results for any period in the future.

      The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering. See above at "INITIAL REAL ESTATE INVESTMENTS - The Exchange Properties" and " - Acquired Properties."

                                   LITIGATION

      There are no pending legal proceedings to which the Trust, the Operating Partnership or the Managing Shareholder is a party which are material to the operations of the Trust and the Operating Partnership, and the Trust and the Managing Shareholder have no knowledge that any such legal proceedings are contemplated or threatened by any third party.

                                     EXPERTS

            The audited financial statements of the Trust, the Operating Partnership and the Managing Shareholder as of December 31, 1998 and for the year then ended have been included herein and in the Registration Statement in reliance upon the reports of Rachlin Cohen & Holtz LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

      The statements of revenue and certain expenses for each of the 13 Exchange Properties in which Exchange Equity Partnerships directly or indirectly own an equity interest for the 12-month periods ended December 31, 1998 and December 31, 1997 have been included herein and in the Registration Statement in reliance upon the reports of Elroy D. Miedema, an independent certified public accountant, appearing herein, and upon the authority of said independent certified public accountant as an expert in accounting and auditing.

      The balance sheets, statements of operations, statements of partners' capital and statements of cash flow for each of the ten Exchange Mortgage Partnerships and four Exchange Hybrid Partnerships for the year ended December 31, 1998 and have been included herein and in the Registration Statement in reliance upon the reports of Rachlin Cohen &Holtz LLP, independent certified public accountants, appearing herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

      The authority of the Operating Partnership to issue Units offered hereby is being passed upon for the Trust by Dennis P. Spates, Esq., New York, N.Y., counsel to the Trust. Copies of the draft opinion letter of counsel as to the Operating Partnership's authority to issue the Units may be obtained by writing to the Trust.

      Manatt, Phelps & Phillips, LLP has passed on certain tax matters as described under "FEDERAL INCOME TAX CONSIDERATIONS." The tax opinion is not included as an appendix to this Prospectus, but has been filed with the Commission as an exhibit to the Operating Partnership's registration statement. Upon receipt of a written request made to Sharon Studt at Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, by an Offeree or his representative who has been so designated in writing, the Operating Partnership will transmit promptly a copy of the tax opinion, without charge. Counsel to the Trust and the Managing Shareholder will not represent or advise any Offeree in connection with the Exchange Offering. THEREFORE, EACH OFFEREE SHOULD CONSULT THE INVESTOR'S OWN LEGAL, TAX AND INVESTMENT COUNSEL.

      The representation of counsel to the Trust has been limited to matters specifically addressed to it. No Offeree should assume that counsel to the Trust has in any manner investigated the merits of an investment in the Units or the Common Shares into which the Units are exchangeable, subject to certain conditions, or undertaken any role other than assisting in, and reviewing items specifically referred to it with regard to, the preparation of this Prospectus and the issuance of the opinions referred to above. In assisting in the preparation of this Prospectus, counsel to the Trust has relied upon the representations and statements of (i) the Trust and the Managing Shareholder as to facts regarding the Operating Partnership, the Trust and the Managing Shareholder and their respective affiliates and their proposed activities and (ii) the Corporate General Partners as to facts regarding the Exchange Partnerships and their respective affiliates. Counsel to the Trust has not independently verified such representations and statements.

                        EXPENSES OF THE EXCHANGE OFFERING

      All legal, accounting, due diligence and other expenses incurred by each of the Exchange Partnerships and the Operating Partnership incident to the Exchange Offering will be paid by the party incurring such expense, except that all of the expenses incurred in connection with the preparation, filing, printing and distributing of the Registration Statement and the Prospectus, and completion of the transactions described therein (estimated to be approximately $683,000) will be paid by the Operating Partnership out of the net proceeds of the Trust's Cash Offering and net available cash flow. No special fees or commissions have been or will be paid to the Managing Shareholder, any Corporate General Partner of an Exchange Partnership, or any of their respective affiliates, in connection with the Exchange Offer. As of the date of this Prospectus, in connection with the Exchange Offering, each Exchange Partnership has paid or will pay out of available cash flow an estimated amount in the range of $10,000 to $24,000 of expenses for professional fees. The Exchange Partnerships are not expected to incur any significant additional expenses related to the offering.

      Set forth below is an itemized list of all expenses incurred or estimated to be incurred in connection with the Exchange Offering and the persons responsible for paying such expenses:

                                                       Actual Amount
Type of Expense                                        To Date or Estimate      Party Responsible for Paying
---------------                                        -------------------      ----------------------------
Commission Registration Filing Fees                    $   7,576                Operating Partnership
State Registration Filing Fees                         $  50,000    (est.)      Operating Partnership
Legal Fees, including preparation of offering
documents, opinions and state registration filings     $ 600,000    (est.)      Operating Partnership
Printing, Mailing and Solicitation Expenses            $  25,000    (est.)      Operating Partnership
                                                       ---------------------

            Total                                      $ 682,576    (est.)

      The Operating Partnership may elect to reimburse brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this Prospectus and other materials to, and obtaining instructions relating to such materials from, Offerees. Any broker-dealer who assists the Operating Partnership in consummating the Exchange Offering with individual Offerees who accept the offering will be paid a commission equal to a number of unregistered Common Shares of the Trust having a value equal to 5% of the initial value assigned to the Operating Partnership Units exchanged in the particular transactions.

                             ADDITIONAL INFORMATION

      Prior to the commencement of the Cash Offering and the Exchange Offering, neither the Trust nor the Operating Partnership was a reporting company under the Securities Exchange Act of 1934, as amended. The Operating Partnership has filed with the Commission a Registration Statement (of which this Prospectus is a part) on Form S-4 under the Securities Act with respect to the Operating Partnership Units being offered in this Exchange Offering. The Trust has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which a separate Prospectus is a part) on Form SB-2 under the Securities Act with respect to the Common Shares offered in the Cash Offering. The prospectuses do not contain all the information set forth in the respective Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in the prospectuses as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the respective Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto and to the prospectus being used in the Cash Offering. For further information regarding the Operating Partnership and the Units being offered hereby and the Trust and the Common Shares being offered in the Cash Offering, reference is hereby made to the respective Registration Statement and such exhibits and schedules.

      The Registration Statements and exhibits and schedules forming a part thereof filed by the Operating Partnership and the Trust with the Commission can be inspected and copies obtained from the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

      At the Commission's Public Reference Room, the public may also read and copy any materials filed with the Commission by the Trust and the Operating Partnership. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site (address: http://www.sec.gov.) that contains reports, proxy and information statements, and other information regarding issuers, such as the Trust and the Operating Partnership, which file electronically with the Commission.

      The Trust and the Operating Partnership will furnish their Shareholders and Unitholders with annual reports containing financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                                    GLOSSARY

      Whenever used in this Prospectus, the following terms shall have the meanings set forth below, unless the context indicates otherwise. The singular shall include the plural and the masculine gender shall include the feminine, and vice versa, as the context requires. In addition, the term "person" and its pronouns "he," "she," "him," and "her" as used in this Prospectus shall include natural persons of the masculine and feminine gender and entities, including, without limitation, corporations, partnerships, limited liability companies and trusts, unless the context indicates otherwise.

      "Acquired Properties" refers to four residential apartment properties referred to as Alexandria Apartments, Crystal Court Apartments - Phase II, Heatherwood Apartments - Phase I and Riverwalk Apartments which are located in Cincinnati, Ohio and Lakeland, Kissimmee and New Smyrna, Florida, respectively. Between June 1998 and May 1999, the Operating Partnership acquired beneficial interests in the properties. See "INITIAL REAL ESTATE INVESTMENTS - The Acquired Properties."

      "Affiliate" An "affiliate" of, or person "affiliated" with, a specified person includes any of the following:

      (a) Any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

      (b) Any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person.

      (c) Any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person.

      (d) Any executive officer, director, trustee or general partner of such other person.

      (e) Any legal entity for which such person acts as an executive officer, director, trustee or general partner.

      "Baron Advisors" means Baron Advisors, Inc., a Delaware corporation which is the initial Managing Shareholder of the Trust.

      "Baron Properties" means Baron Capital Properties, Inc., a Delaware corporation which is the initial Corporate Trustee of the Trust, with its principal place of business located at 1105 North Market Street, Wilmington, Delaware 19899.

      "Board" refers to the Managing Shareholder and the Independent Trustees, acting together as the initial Board of the Trust in accordance with the terms of the Declaration, and their successors in such capacity.

      "Business Day" means a day other than a Saturday, Sunday or other day in which commercial banks in New York City are authorized or required by law to close.

      "Cash Offering" refers to the offering by the Trust to the public of 2,500,000 Common Shares in the Trust for a purchase price of $10.00 per share pursuant to the Trust's Prospectus dated June 11, 1999, and as it may be further amended or supplemented from time to time.

      "Certificate" means the Certificate of Limited Partnership of the Partnership, as amended from time to time.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any rules and regulations promulgated thereunder.

      "Commission" means the Securities and Exchange Commission.

      "Common Share" means a beneficial interest in the Trust designated as a Common Share by the Trust in accordance with Sections 1.6 and 2.1 of the Declaration of Trust.

      "Corporate General Partner" means the respective corporation which is the sole general partner of one of the 23 Exchange Partnerships whose limited partners will be offered the opportunity to participate in the Exchange Offering. All such corporate general partners, which are controlled by Gregory
K. McGrath, one of the founders of the Trust and the Operating Partnership, are referred to herein collectively as the "Corporate General Partners."

      "Corporate Trustee" means Baron Capital Properties, Inc., a Delaware corporation which is the trustee of the Trust under the Declaration, and its successors. The Corporate Trustee acts as legal holder of the Trust Property, subject to the terms of the Declaration. Its address is 1105 North Market Street, Wilmington, Delaware 19899.

      "Dealer Manager" refers to Sigma Financial Corporation, a Michigan corporation which is the broker-dealer selected by the Managing Shareholder to be the dealer manager of the Cash Offering.

      "Declaration" or "Declaration of Trust" means the Amended and Restated Declaration of Trust for the Trust made as of August 11, 1998, which establishes the Trust and the rights and obligations of the Managing Shareholder, the Trustees, other members of the Board of the Trust and the Shareholders.

      "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, as amended.

      "Election Form" refers to the election form accompanying this Prospectus which Offerees are required to complete, sign and date and then return to the Exchange Agent to indicate whether they elect to accept or decline the Exchange Offering.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" refers to the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder.

      "Exchange Agent" refers to American Stock Transfer & Trust Company, New York, New York, which will act as agent for the Operating Partnership for the purpose of receiving tenders of certificates representing Exchange Partnership Units, Election Forms and related documents, and as agent for tendering Exchange Limited Partners for the purpose of receiving certificates representing Exchange Partnership Units, Election Forms and related documents and transmitting Operating Partnership Units to validly tendered Exchange Limited Partners.

      "Exchange Equity Partnership" refers to each of the 13 Exchange Partnerships involved in the Exchange Offering whose sole real estate asset is record title to a residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns record title to a property. Such partnerships are collectively referred to as the "Exchange Equity Partnerships." See "THE EXCHANGE OFFERING."

      "Exchange Hybrid Partnership" refers to each of the four Exchange Partnerships involved in the Exchange Offering which own a combination of (i) all or a portion of the direct or indirect equity interest in one or more residential apartment properties and (ii) an undivided Subordinated Mortgage interest in one or more properties (and in one case, unsecured debt interests). Such partnerships are collectively referred to as the "Exchange Hybrid Partnerships." See "THE EXCHANGE OFFERING."

      "Exchange Limited Partners" refers to the individual limited partners to which the Operating Partnership will make the Exchange Offering in connection with the initial transactions thereunder, including the limited partners in 23 Exchange Partnerships described herein. See "THE EXCHANGE OFFERING."

      "Exchange Mortgage Partnerships" refers to each of the six Exchange Partnerships involved in the Exchange Offering whose only real estate assets are the entire or an undivided Subordinated Mortgage interest in one or more residential apartment properties (and in one case, unsecured debt interests). Such partnerships are collectively referred to as the "Exchange Mortgage Partnerships." See "THE EXCHANGE OFFERING."

      "Exchange Offering" refers to the exchange offering, being made pursuant to this Prospectus, under which the Operating Partnership will offer to issue registered Units in exchange for limited partnership interests in real estate limited partnerships which directly or indirectly own equity and/or debt interests in residential apartment properties. See "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP" and "THE EXCHANGE OFFERING."

      "Exchange Partnerships" refers to the 23 real estate limited partnerships (each referred to herein as either an Exchange Equity Partnership, Exchange Hybrid Partnership or Exchange Mortgage Partnership - see definitions of such terms) whose limited partners will be offered the opportunity by the Operating Partnership to exchange their limited partnership interests in such partnerships for Operating Partnership Units. Each Exchange Partnership directly or indirectly owns an equity and/or debt interest in one or more residential apartment properties and is managed by a Corporate General Partner which is an Affiliate of the Managing Shareholder. In the Exchange Offering, the Operating Partnership will acquire beneficial ownership of all or a substantial majority of the underlying property interests of each Participating Exchange Partnership. See "INITIAL REAL ESTATE INVESTMENTS."

      "Exchange Properties" refers to the 26 residential apartment properties in which Exchange Partnerships directly or indirectly own an equity and/or debt interest. In the Exchange Offering, the Operating Partnership will offer to acquire a direct or indirect equity or debt interest in the Exchange Properties by acquiring limited partnership interests in each Participating Exchange Partnership which currently owns such interests. See "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS."

      "Expiration Date" means 5:00 p.m., New York City time, on the date specified in the Election Form by which Offerees are required to tender their Exchange Partnership Units if they elect to accept the Exchange Offering, unless the Exchange Offering is extended by the Operating Partnership (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offering is extended).

      "First Mortgage" refers to a Mortgage which takes priority or precedence over liens of Subordinated Mortgages on a particular property.

      "First Mortgage Loan" means a Mortgage Loan secured or collateralized by a First Mortgage.

      "Fiscal Period" means a quarter ending on March 31, June 30, September 30 or December 31 of each Fiscal Year.

      "Fiscal Year" means a year ending on December 31. The first Fiscal Year of the Trust and the Operating Partnership may begin after January 1 and consequently have a duration of less than 12 months. The last Fiscal Year of the Trust and the Operating Partnership may end before December 31 and consequently have a duration of less than 12 months.

      "General Partner" refers to the Trust and any successor in its capacity as general partner of the Operating Partnership.

      "Independent Trustee" means a Trustee of the Trust who meets certain qualifications described herein at "MANAGEMENT - The Board of the Trust and Trustees - Independent Trustees" and who becomes an Independent Trustee of the Trust under the terms of the Declaration and serves on the Board of the Trust. See Section 7.5 of Declaration of Trust. All Independent Trustees are referred to herein collectively as the "Independent Trustees."

      "IRAs" means individual retirement accounts.

      "IRS" or "Service" means the Internal Revenue Service.

      "Junior Mortgage" refers to a Mortgage which (i) has the same priority or precedence over charges or encumbrances upon real property as that required for a First Mortgage except that it is subject to the priority of one or more Mortgages and (ii) must be satisfied before such other charges or liens (other than prior Mortgages) are entitled to participate in the proceeds of any sale.

      "Junior Mortgage Loan" refers to a Mortgage Loan secured or collateralized by a Junior Mortgage.

      "Limited Partner" or "Unitholder" means an owner of Units in the Operating Partnership (which will initially include the Trust and Offerees who accept the Exchange Offering). All Limited Partners and Unitholders are referred to herein collectively as the "Limited Partners" or "Unitholders."

      "Managing Shareholder" refers to Baron Advisors, Inc. or such substitute or different Managing Shareholder as may subsequently be admitted to the Trust pursuant to the terms of the Declaration of Trust, which will have all of the powers and obligations of the Managing Shareholder to operate the Trust as described in this Prospectus.

      "Managing Person" means any of the following: (a) Trust or Operating Partnership officers, agents, or affiliates; the Managing Shareholder; a Trustee; any other member of the Board; affiliates of the Managing Shareholder, a Trustee and any other member of the Board and (b) any directors, officers or agents of any organizations named in (a) above when acting for the Managing Shareholder, a Trustee, any other member of the Board or any of their respective affiliates on behalf of the Trust or the Operating Partnership.

      "Mortgage" refers to a mortgage, deed of trust or other security interest in real property or in rights or interests in real property.

      "Mortgage Loan" refers to a note, bond or other evidence of indebtedness or obligation which is secured or collateralized by a Mortgage.

      "NASD" refers to the National Association of Securities Dealers, Inc.

      "1997 Act" refers to the Taxpayer Relief Bill of 1997.

      "Non-participating Limited Partners", which term applies only if the Exchange Offering is completed (see "THE EXCHANGE OFFERING"), refers to limited partners in each Participating Exchange Partnership who elect not to accept the Exchange Offering and instead retain their interest in the partnership on substantially the same terms and conditions as their original investment in the partnership.

      "Offerees" refers to limited partners of Exchange Partnerships who are being offered the opportunity to exchange their Exchange Limited Units for Operating Partnership Units in the Exchange Offering. See "THE EXCHANGE OFFERING."

      "Operating Partnership" means Baron Capital Properties, L.P., a Delaware limited partnership which is the issuer of Units being offered in connection with the Exchange Offering and of which the Trust is the General Partner and a limited partner. The Trust's interests in residential apartment properties to be acquired will be held and real estate operations will be conducted by the Operating Partnership.

      "Operating Partnership Agreement" means the Agreement of Limited Partnership of Baron Capital Properties, L.P. dated as of May 15, 1998, as amended August 11, 1998.

      "Operating Partnership Property" means all property owned or acquired by the Operating Partnership.

      "Operating Partnership Units" or "Units" refer to units of limited partnership interest in the Operating Partnership, including those which it is offering to issue in the Exchange Offering.

      "Original Investors" refers to Gregory K. McGrath and Robert S. Geiger, the founders of the Trust and the Operating Partnership. See "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions."

      "Participating Exchange Partnership", which term applies only if the Exchange Offering is completed (see "THE EXCHANGE OFFERING"), refers to each Exchange Partnership whose Exchange Limited Partners holding at least 90% of the limited partnership interests therein elect to accept the Exchange Offering. The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership unless limited partners holding at least 90% of the limited partnership interests in the partnership affirmatively elect to accept the offering. The offering will not be completed as to any Exchange Partnership whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial value of at least $6,000,000. All Participating Exchange Partnerships are referred to herein collectively as "Participating Exchange Partnerships."

      "Partners" refers collectively to the General Partner and Limited Partners of the Operating Partnership.

      "Person" refers to any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

      "Plans" means employee benefit plans and IRAs.

      "Preferred Share" refers to a share of beneficial interest with such preferences and rights (in relation to other Shares authorized and issued by the Trust) as the Managing Shareholder may designate under Section 2.1(c) of the Declaration of Trust for sale or issuance subsequent to completion of the Cash Offering.

      "Property" means all real or personal property owned or acquired by the Trust and the Operating Partnership, which is expected to include but not be limited to (i) the land, buildings and improvements comprising one or more residential apartment properties in which the Trust and the Operating Partnership may make an equity investment, and (ii) their respective rights in connection with Mortgage Loans they may provide or acquire which are secured by Mortgages on the land, buildings and improvements comprising residential apartment properties. See "INVESTMENT OBJECTIVES AND POLICIES."

      "Prospectus" means this Prospectus of the Operating Partnership dated ____________, 1999, as the same may be amended or supplemented from time to time.

      "Regulations" means the applicable Treasury Regulations promulgated or proposed under the Code.

      "REIT" means a real estate investment trust as defined in Section 856 of the Code which meets the requirements for qualification as a REIT described ---- in Sections 856 through 860 of the Code.

      "Securities Act" means the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

      "Senior Mortgage" refers to a Mortgage which takes priority or precedence over liens of Junior Mortgages on a particular property.

      "Senior Mortgage Loan" means a Mortgage Loan secured or collateralized by a Senior Mortgage.

      "Service" or "IRS" means the Internal Revenue Service.

      "Share" means a beneficial interest in the Trust which is either a Common Share or a Preferred Share authorized for issuance and designated as such by the Managing Shareholder in accordance with the Declaration of Trust.

      "Shareholder" means an owner of Shares in the Trust.

      "Subordinated Mortgage" refers to a Mortgage which (i) has the same priority or precedence over charges or encumbrances upon real property as that required for a First Mortgage except that it is subject to the priority of one or more Mortgages and (ii) must be satisfied before such other charges or liens (other than prior Mortgages) are entitled to participate in the proceeds of any sale.

      "Subordinated Mortgage Loan" refers to a Mortgage Loan secured or collateralized by a Subordinated Mortgage.

      "Trust" means Baron Capital Trust, a Delaware business trust created by the Corporate Trustee and having a principal office at 7826 Cooper Road, Cincinnati, Ohio 45242. The Trust is the General Partner and a limited partner of the Operating Partnership and the issuer of the Common Shares being offered in the Cash Offering.

      "Transmittal Letter" refers to the transmittal letter accompanying this Prospectus containing certain information relating to the Exchange Offering which the Corporate General Partner of each Exchange Partnership delivered to its Exchange Limited Partners.

      "Trustee" means a person serving as a Corporate Trustee or an Independent Trustee of the Trust. All Trustees are referred to herein collectively as the "Trustees."

      "Trust Management Agreement" means the Trust Management Agreement dated as of May 15, 1998, as amended August 11, 1998, between the Trust and the Managing Shareholder, under which the Managing Shareholder will perform certain management, administrative services and investment advisory services for the Trust.

      "Trust Property" means all property owned or acquired by the Trust or on its behalf as part of the trust estate established under the Declaration of Trust.

      "Unitholder" or "Limited Partner" means an owner of Units in the Operating Partnership (which will initially include the Trust and Offerees of Participating Exchange Partnerships who accept the Exchange Offering). All Unitholders and Limited Partners are referred to herein collectively as the "Unitholders" or "Limited Partners."

      "Units" or "Operating Partnership Units" refer to units of limited partnership interest in the Operating Partnership which it is offering to issue in the Exchange Offering.

                                    EXHIBIT A

                         PRIOR PERFORMANCE OF AFFILIATES
                                       OF
                              MANAGING SHAREHOLDER

                                                                       Exhibit A


                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                         IN RAISING AND INVESTING FUNDS

            The following table summarizes the experience of Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc., in organizing 41 investment programs whose offerings closed in the most recent three years. The 41 programs have investment objectives similar to those of the Trust and the Operating Partnership in that the programs provided financing in respect of residential properties (and in one case, a retail shopping center) for current income and capital appreciation (except in the case of mortgage funds).

                                                                                                   Florida Income
                                     Florida Income Advantage      Realty Opportunity Income       Appreciation Fund I, Ltd.
                                     Fund I, Ltd. (Baron           Fund VIII, Ltd. (Baron          (Baron Capital IV, Inc.,
                                     Capital IV, Inc., general     Capital IV, Inc., general       general partner)
                                     partner)                      partner)

                                     ----------------------------------------------------------------------------------------
Dollar amount offered:                     $   940,000                      $ 1,020,000                    $   840,000
Dollar amount raised:                          940,000                        1,020,000                        205,000
(percent relative to                              (100%)                           (100%)                          (24%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                    94,000                           94,400                         20,500
                                                   (10%)                             (9%)                          (10%)

Cash reserve accounts:                               0                                0                              0
Amount raised available for
investment (percentage):                       846,000                          925,600                        184,500
                                                   (90%)                            (91%)                          (90%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited                846,000(1)                       925,600(1)                     184,500(1)
  partners:                                        (90%)                            (91%)                          (90%)

  Investment fee:                                    0                                0                              0

Percent leverage (mortgage
financing divided by total
acquisition cost):                                  42%                              46%                            48%

Date offering began:                              2/94                             3/94                           4/94
Length of offering (in months):                      3                                3                              2

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                              3                                3                              2
-----------------------------------------------------------------------------------------------------------------------------

(1) Net proceeds from the original private offering of the partnership were invested to acquire a beneficial interest in an unrecorded land trust which owns fee simple title to a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THIS OFFERING WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS DESCRIBED IN THE TABLES ABOVE AND BELOW. INVESTORS SHOULD NOTE THAT THE INVESTMENT OBJECTIVES OF ALL OF THE PARTNERSHIPS DESCRIBED IN THE FOLLOWING TABLES DIFFERED AT LEAST IN PART FROM THE INVESTMENT OBJECTIVES OF THE TRUST AND THE OPERATING PARTNERSHIP AND THAT INVESTORS WILL NOT HAVE ANY INTEREST IN ANY OF THE PARTNERSHIPS AS A RESULT OF THE ACQUISITION OF OPERATING PARTNERSHIP UNITS OR TRUST COMMON SHARES, EXCEPT AS OTHERWISE INDICATED IN THE PROSPECTUS. [010499]

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                     Baron First Time Home Buyer   Baron First Time Home Buyer     Clearwater First Time
                                     Fund V, Ltd. (Baron Capital   Mortgage Fund IV, Ltd. (Baron   Homebuyer Program, Ltd.
                                     XXIX, Inc., general partner)  Capital XXVIII, Inc., general   (Baron Capital XVI, Inc.,
                                                                   partner)                        general partner)

                                     ----------------------------------------------------------------------------------------
Dollar amount offered:                         $ 500,000                   $ 500,000                   $ 750,000
Dollar amount raised:                            500,000                     500,000                     750,000
(percent relative to                                (100%)                      (100%)                      (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                      50,000                      45,000                      77,500
                                                     (10%)                        (9%)                       (10%)

Cash reserve accounts:                            25,000                           0                           0

Amount raised available for
investment (percentage):                         425,000                     455,000                     672,500
                                                     (85%)                       (91%)                       (90%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited                  425,000(2)                  430,000(3)                  672,500(2)
  partners:                                          (85%)                       (86%)                       (90%)

  Investment fee:                                      0                      25,000                           0
                                                                                  (5%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                   N/A                         N/A                         N/A

Date offering began:                                5/96                        6/96                        2/96
Length of offering (in months):                        4                           5                           7

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                                3                           4                           6

-----------------------------------------------------------------------------------------------------------------------------

(2) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a condominium developer.

(3) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a single-family housing developer.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                     Florida Income Growth Fund    Lamplight Court of              Baron Strategic Vulture
                                     V, Ltd.  (Baron Capital XI,   Bellefontaine Apartments,       Fund I, Inc. (Baron
                                     Inc., general partner)        Ltd. (Baron Capital IX, Inc.,   Capital XXVI, Inc.,
                                                                   general partner)                general partner)

                                     ----------------------------------------------------------------------------------------
Dollar amount offered:                        $ 1,150,000                   $   700,000                   $   900,000
Dollar amount raised:                           1,150,000                       700,000                       900,000
(percent relative to                                 (100%)                        (100%)                        (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                      125,000                        80,000                       119,000
                                                      (11%)                         (11%)                         (13%)

Cash reserve accounts:                            142,000                             0                        90,000
                                                      (12%)                                                       (10%)
Amount raised available for
investment (percentage):                          883,000                       620,000                       691,000
                                                      (77%)                         (89%)                         (77%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited                   825,500(4)                    580,000(5)                    601,000(6)
  partners:                                           (72%)                         (83%)                         (67%)

  Investment fee:                                  57,500                        40,000                        90,000
                                                       (5%)                          (6%)                         (10%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                     56%                           71%                           67%

Date offering began:                                10/95                          4/96                          5/96
Length of offering (in months):                        16                             6                             5

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                                 6                             4                             4

-----------------------------------------------------------------------------------------------------------------------------

(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(5) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by a residential apartment property and a limited partnership interest in the limited partnership which owns record title to the property.

(6) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                     Baron Strategic Investment    Baron Strategic Investment      Baron Strategic
                                     Fund, Ltd. (Baron Capital     Fund II, Ltd. (Baron Capital    Investment Fund VI, Inc.
                                     XXXII, Inc., general          XXXI, Inc., general partner)    (Baron Capital XXXI,
                                     partner)                                                      Inc., general partner)

                                     ----------------------------------------------------------------------------------------

Dollar amount offered:                        $ 1,200,000                   $   800,000                   $ 1,200,000
Dollar amount raised:                           1,200,000                       800,000                     1,200,000
(percent relative to                                 (100%)                        (100%)                        (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                      140,000                       100,000                       130,000
                                                      (12%)                         (12%)                         (11%)

Cash reserve accounts:                            120,000                        80,000                       120,000
                                                      (10%)                         (10%)                         (10%)
Amount raised available for
investment (percentage):                          940,000                       620,000                       950,000
                                                      (78%)                         (78%)                         (79%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited                   796,000(6)                    524,000(4)                    806,000(13)
  partners:                                           (66%)                         (66%)                         (67%)

  Investment fee:                                 144,000                        96,000                       144,000
                                                      (12%)                         (12%)                         (12%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                     56%                           71%                           67%

Date offering began:                                 6/96                          7/96                         11/96
Length of offering (in months):                         6                             3                             5

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                                 5                             2                             4

------------------------------------------------------------------------------------------------------------------------------

(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(6) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by two residential apartment properties.

(13) Net proceeds from the private offering of the partnership were invested to acquire a limited partnership interest in a limited partnership which owns a residential apartment property and to provide or acquire subordinated mortgage loans secured by three residential apartment properties.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                     Florida Capital Income        Tampa Capital Income Fund,      Florida Capital Income
                                     Fund, Ltd. (Baron Capital     Ltd. (Baron Capital I, Inc.,    Fund II, Ltd. (Baron
                                     II, Inc., general partner)    general partner)                Capital IV, Inc., general
                                                                                                   partner)

                                     ----------------------------------------------------------------------------------------

Dollar amount offered:                         $   807,000                   $ 1,050,000                   $   920,000
Dollar amount raised:                              807,000                     1,050,000                       920,000
(percent relative to                                  (100%)                        (100%)                        (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                        90,700                       115,000                       102,000
                                                       (11%)                         (11%)                         (11%)

Cash reserve accounts:                                   0                       165,500                       199,000
                                                                                     (16%)                         (22%)
Amount raised available for
investment (percentage):                           716,300                       769,500                       619,000
                                                       (89%)                         (73%)                         (67%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited                    656,300(4)                    589,500(7)                    548,000(1)
  partners:                                            (81%)                         (56%)                         (60%)

  Investment fee:                                   60,000                       180,000                        71,000
                                                        (7%)                         (17%)                          (8%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                      69%                           72%                           71%

Date offering began:                                 11/94                         12/94                          2/95
Length of offering (in months):                          6                             8                             6

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                                  3                             7                             4

-----------------------------------------------------------------------------------------------------------------------------

(1) Net proceeds from the private offering of the partnership were invested to acquire a beneficial interest in an unrecorded land trust which owns fee simple title to a residential apartment property.

(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                     Florida Opportunity Income    Florida Capital Income Fund     Florida Tax Credit Fund,
                                     Partners, Ltd. (Baron         III, Ltd. (Baron Capital VII,   Ltd. (Baron Capital VI,
                                     Capital III, Inc., general    Inc., general partner)          Inc., general partner)
                                     partner)

                                     ----------------------------------------------------------------------------------------
Dollar amount offered:                         $   800,000                   $   800,000                   $   626,000
Dollar amount raised:                              800,000                       800,000                       626,000
(percent relative to                                  (100%)                        (100%)                        (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                        90,000                        90,000                        80,000
                                                       (11%)                         (11%)                         (13%)
Cash reserve accounts:                             143,000                       121,000                             0
                                                       (18%)                         (15%)
Amount raised available for
investment (percentage):                           567,000                       589,000                       546,000
                                                       (71%)                         (74%)                         (87%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited                    543,000(7)                    549,000(7)                    546,000(4)
  partners:                                            (68%)                         (69%)                         (87%)

  Investment fee:                                   24,000                        40,000                             0
                                                        (3%)                          (5%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                      62%                           56%                           51%

Date offering began:                                  8/95                          6/95                          5/95
Length of offering (in months):                          3                             5                            11

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                                  3                             4                             9

-----------------------------------------------------------------------------------------------------------------------------

(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                     GSU Stadium Student           Florida Capital Income Fund     Brevard Mortgage Program,
                                     Apartments, Ltd. (Baron       IV, Ltd. (Baron Capital V,      Ltd. (Baron Capital XII,
                                     Capital X, Inc., general      Inc., general partner)          Inc., general partner)
                                     partner)

                                     ----------------------------------------------------------------------------------------

Dollar amount offered:                         $ 1,000,000                   $ 1,820,000                   $   575,000
Dollar amount raised:                            1,000,000                     1,820,000                       575,000
(percent relative to                                  (100%)                        (100%)                        (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                       110,000                       202,000                        67,500
                                                       (11%)                         (11%)                         (12%)

Cash reserve accounts:                             100,000                       305,200                        57,500
                                                       (10%)                         (17%)                         (10%)
Amount raised available for
investment (percentage):                           790,000                     1,312,800                       450,000
                                                       (79%)                         (72%)                         (78%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited                    690,000(4)                  1,212,800(7)                    450,000(8)
  partners:                                            (69%)                         (67%)                         (78%)

  Investment fee:                                  100,000                       100,000                             0
                                                       (10%)                          (5%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                      67%                           70%                          N/A

Date offering began:                                 11/95                          1/95                          1/96
Length of offering (in months):                          4                            16                             4

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                                  3                            10                             3

------------------------------------------------------------------------------------------------------------------------------

(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to a residential apartment property

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a subordinated mortgage loan secured by a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                     Baron First Time Home Buyer   Baron First Time Home Buyer     Baron First Time Home
                                     Mortgage Fund II, Ltd.        Mortgage Fund III, Ltd.         Buyer Mortgage Fund, Ltd.
                                     (Baron Capital XV, Inc.,      (Baron Capital XXVII, Inc.,     (Baron Capital VIII,
                                     general partner)              general partner)                Inc., general partner)

                                     ----------------------------- ------------------------------- ---------------------------
Dollar amount offered:                        $   500,000                   $   500,000                   $   500,000
Dollar amount raised:                             500,000                       500,000                       500,000
(percent relative to                                 (100%)                        (100%)                        (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                       45,000                        50,000                        50,000
                                                       (9%)                         (10%)                         (10%)

Cash reserve accounts:                                  0                             0                             0

Amount raised available for
investment (percentage):                          455,000                       450,000                       450,000
                                                      (91%)                         (90%)                         (90%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited                   455,000(3)                    450,000(2)                    450,000(3)
  partners:                                           (91%)                         (90%)                         (90%)

  Investment fee:                                       0                             0                             0

Percent leverage (mortgage
financing divided by total
acquisition cost):                                    N/A                           N/A                           N/A

Date offering began:                                 1/96                          4/96                         12/95
Length of offering (in months):                         6                             4                             4

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                                 4                             3                             3

------------------------------------------------------------------------------------------------------------------------------

(2) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a condominium developer.

(3) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a single-family housing developer.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                     Baron Development Fund IX,    Baron Income Property           Baron Mortgage
                                     Ltd. (Baron Capital XLII,     Mortgage Fund VI, Ltd. (Baron   Development Fund VII Ltd.
                                     Inc., general partner)        Capital XXIX, Inc., general     (Baron Capital XXXVII,
                                                                   partner)                        Inc., general partner)

                                     ----------------------------------------------------------------------------------------
Dollar amount offered:                         $   800,000                   $   750,000                   $   700,000
Dollar amount raised:                              800,000                       750,000                       700,000
(percent relative to                                  (100%)                        (100%)                        (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                       122,000                       105,000                       115,000
                                                       (15%)                         (14%)                         (16%)

Cash reserve accounts:                                   0                             0                             0

Amount raised available for
investment (percentage):                           678,000                       645,000                       585,000
                                                       (85%)                         (86%)                         (84%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited                    678,000(3)                    645,000(8)                    585,000(8)
  partners:                                            (85%)                         (86%)                         (84%)

  Investment fee:                                        0                             0                             0

Percent leverage (mortgage
financing divided by total
acquisition cost):                                     N/A                           N/A                           N/A

Date offering began:                                  1/97                          8/96                         11/96
Length of offering (in months):                          8                            16                             8

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                                  4                             9                             6

------------------------------------------------------------------------------------------------------------------------------

(3) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a single-family housing developer.

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a second mortgage loan secured by a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                     Baron Mortgage Development    Baron Mortgage Development      Baron Mortgage
                                     Fund X, Ltd. (Baron Capital   Fund XI, Ltd. (Baron Capital    Development Fund XVIII LP
                                     XLIII, Inc., general          XXXIII, Inc., general partner)  (Baron Capital LXV, Inc.,
                                     partner)                                                      general partner)

                                     ----------------------------------------------------------------------------------------

Dollar amount offered:                        $   800,000                   $   800,000                   $   800,000
Dollar amount raised:                             800,000                       800,000                       800,000
(percent relative to                                 (100%)                        (100%)                        (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                      122,000                       122,000                       132,000
                                                      (15%)                         (15%)                         (16%)

Cash reserve accounts:                                  0                             0                             0

Amount raised available for
investment (percentage):                          678,000                       678,000                       668,000
                                                      (85%)                         (85%)                         (84%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited                   678,000(2)                    678,000(2)                    668,000(8)
  partners:                                           (85%)                         (85%)                         (84%)

  Investment fee:                                       0                             0                             0

Percent leverage (mortgage
financing divided by total
acquisition cost):                                    N/A                           N/A                           N/A

Date offering began:                                11/96                          3/97                          7/97
Length of offering (in months):                        16                             5                             4

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                                 8                             2                             2

------------------------------------------------------------------------------------------------------------------------------

(2) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a condominium developer.

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a second mortgage loan secured by a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                     Baron Strategic Investment    Baron Strategic Investment      Baron Mortgage
                                     Fund V, Ltd. (Baron Capital   Fund VII, Ltd. (Baron Capital   Development Fund XV,
                                     XL, Inc., general partner)    XLI, Inc., general partner)     Ltd. (Baron Capital
                                                                                                   XLVIII, Inc., general
                                                                                                   partner)

                                     ----------------------------------------------------------------------------------------
Dollar amount offered:                         $ 1,200,000                   $ 1,900,000                   $   700,000
Dollar amount raised:                            1,200,000                     1,900,000                       700,000
(percent relative to                                  (100%)                        (100%)                        (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                       142,000                       229,000                       125,000
                                                       (12%)                         (12%)                         (18%)

Cash reserve accounts:                             120,000                       190,000                             0
                                                       (10%)                         (10%)
Amount raised available for
investment (percentage):                           938,000                     1,481,000                       575,000
                                                       (78%)                         (78%)                         (82%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited                    818,000(10)                 1,253,000(10)                   575,000(8)
  partners:                                            (68%)                         (66%)                         (82%)

  Investment fee:                                  120,000                       228,000                             0
                                                       (10%)                         (12%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                      69%                           60%                          N/A

Date offering began:                                 11/96                          1/97                          6/97
Length of offering (in months):                          7                            11                             8

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                                  6                             6                             7

-----------------------------------------------------------------------------------------------------------------------------

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a subordinated mortgage loan secured by a residential apartment property.

(10) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by three residential apartment properties.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                     Baron Strategic Investment    Baron Strategic Investment      Baron Mortgage
                                     Fund X, Ltd. (Baron Capital   Fund VIII, Ltd. (Baron          Development Fund XIV,
                                     LXIV, Inc., general partner)  Capital XLIV, Inc., general     Ltd. (Baron Capital
                                                                   partner)                        XLVII, Inc., general
                                                                                                   partner)

                                     ----------------------------------------------------------------------------------------

Dollar amount offered:                         $ 1,200,000                   $ 1,200,000                   $ 1,000,000
Dollar amount raised:                            1,200,000                     1,200,000                     1,000,000
(percent relative to                                  (100%)                        (100%)                        (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                       140,000                       152,000                       160,000
                                                       (12%)                         (13%)                         (16%)

Cash reserve accounts:                                   0                       120,000                             0
                                                                                     (10%)
Amount raised available for
investment (percentage):                         1,060,000                       928,000                       840,000
                                                       (88%)                         (77%)                         (84%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited                    916,000(11)                   784,000(10)                   840,000(8)
  partners:                                            (76%)                         (65%)                         (84%)

  Investment fee:                                  144,000                       144,000                             0
                                                       (12%)                         (12%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                     N/A                            79%                          N/A

Date offering began:                                  7/97                          5/97                          5/97
Length of offering (in months):                          8                             9                            10

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                                  5                             3                             4

------------------------------------------------------------------------------------------------------------------------------

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a second mortgage loan secured by a residential apartment property.

(10) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by three residential apartment properties.

(11) Net proceeds from the private offering of the partnership were invested to acquire limited partnership interests in two limited partnerships which own record title to separate residential apartment properties and to provide or acquire subordinated mortgage financing secured by two residential apartment properties.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                     Florida Tax Credit Fund II,   Baron Strategic Investment      Baron Strategic
                                     Ltd. (Baron Capital XXXIV,    Fund IV, Ltd. (Baron Capital    Investment Fund IX, Ltd.
                                     Inc., general partner)        XVII, Inc., general partner)    (Baron Capital LXII,
                                                                                                   Inc., general partner)

                                     ----------------------------------------------------------------------------------------
Dollar amount offered:                         $   310,000                   $ 1,000,000                   $ 1,200,000
Dollar amount raised:                              310,000                     1,000,000                     1,200,000
(percent relative to                                  (100%)                        (100%)                        (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                        41,000                       210,000                       152,000
                                                       (13%)                         (21%)                         (13%)

Cash reserve accounts:                                   0                       100,000                       120,000
                                                                                     (10%)                         (10%)
Amount raised available for
investment (percentage):                           259,000                       690,000                       808,000
                                                       (84%)                         (69%)                         (67%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited                    259,000(7)                    690,000(8)                    674,000(12)
  partners:                                            (84%)                         (69%)                         (56%)

  Investment fee:                                   10,000                             0                        20,000
                                                        (3%)                                                        (2%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                                                    70%                          N/A

Date offering began:                                  9/96                         11/96                          6/97
Length of offering (in months):                         20                            16                            11

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                                  9                            14                            10

------------------------------------------------------------------------------------------------------------------------------

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to a residential apartment property.

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by a residential apartment property.

(12) Net proceeds from the private offering of the partnership were invested to acquire limited partnership interests in a limited partnership which owns record title to a residential apartment property and to provide or acquire subordinated mortgage loans secured by three residential apartment properties.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                     Central Florida Income        Midwest Income Growth Fund
                                     Appreciation Fund, Ltd.       VI, Ltd. (Baron Capital of
                                     (Baron Capital of Florida,    Ohio III, Inc., general
                                     Inc., general partner)        partner)

                                     ----------------------------------------------------------------------------------------

Dollar amount offered:                        $ 1,050,000                   $   300,000
Dollar amount raised:                           1,050,000                       300,000
(percent relative to                                 (100%)                        (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                      133,000                        33,000
                                                      (13%)                         (11%)

Cash reserve accounts:                            159,000                        33,000
                                                      (15%)                         (11%)
Amount raised available for
investment (percentage):                          725,000                       219,000
                                                      (69%)                         (73%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited                   725,000(7)                    219,000(7)
  partners:                                           (69%)                         (73%)

  Investment fee:                                  28,000                        15,000
                                                       (3%)                          (5%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                     62%                           64%

Date offering began:                                 8/94                          4/96
Length of offering (in months):                        14                             6

Months required to invest 90% of
the amount available for
investment (measured from
beginning of offering):                                10                             4

------------------------------------------------------------------------------------------------------------------------------

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                                FROM PRIOR FUNDS

            The following table summarizes the payments made to Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc., by 41 real estate investment programs sponsored by Affiliates of the Managing Shareholder from their inception through June 30, 1999. The prior programs have investment objectives similar to those of the Trust and the Operating Partnership in that the programs provided financing in respect of residential properties (and in one case, a retail shopping center) for current income and capital appreciation (except in the case of mortgage funds).


                                       Florida Income Advantage     Realty Opportunity Income       Florida Income
                                       Fund I, Ltd.                 Fund VIII, Ltd.                 Appreciation Fund I, Ltd.

                                     ----------------------------------------------------------------------------------------
Date offering began:                                     2/94                          3/94                          4/94

Dollar amount raised:                             $   940,000                   $   944,000                   $   205,000

Amount paid to Baron Advisors Affiliates from proceeds of Offering:
     Selling commissions and
     due diligence and legal
     expenses:                                    $    94,000                   $    94,400                   $    20,500

Dollar amount of cash generated (deficiency) by program from operations from its inception through June 30, 1999 before deducting payments to
   Baron Advisors Affiliates:                     $   161,887                   $   132,702                   $    47,117

Dollar amount paid Baron
   Advisors Affiliates from
   operations:

     Property Management
     and Administrative Fees:                     $    45,343                   $    53,209                   $    25,329

     Reimbursements:                                        0                             0                             0

-----------------------------------------------------------------------------------------------------------------------------


Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancing by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                       Florida Capital Income       Tampa Capital Income Fund,      Florida Capital Income
                                       Fund, Ltd.                   Ltd.                            Fund II, Ltd.

                                     ----------------------------------------------------------------------------------------
Date offering began:                             11/94                          9/94                          1/95

Dollar amount raised:                      $   807,000                   $ 1,050,000                   $ 1,000,000

Amount paid to Baron Advisors Affiliates from proceeds of offering:
     Selling commissions and
     due diligence and legal
     expenses:                             $    90,700                   $   115,000                   $   110,800

  Acquisition fees:                        $    60,000                   $   136,500                   $    71,000

Dollar amount of cash generated (deficiency) by program from operations from its inception through June 30, 1999 before deducting payments to
   Baron Advisors Affiliates:              $   123,921                   $   147,631                   $   144,426

Dollar amount paid Baron
   Advisors Affiliates from
   operations:

     Property Management
     and Administrative Fees:              $    69,780                   $    47,729                   $    66,135

     Reimbursements:                                 0                             0                             0

--------------------------------------------------------------------------------------------------------------------------------


Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                       Florida Opportunity Income   Florida Capital Income Fund     Florida Tax Credit Fund,
                                       Partners, Ltd.               III, Ltd.                       Ltd.

                                     ----------------------------------------------------------------------------------------
Date offering began:                                     8/95                          6/95                          6/95

Dollar amount raised:                             $   800,000                   $   800,000                   $   626,000

Amount paid to Baron Advisors Affiliates from proceeds of offering:
     Selling commissions and
     due diligence and legal
     expenses:                                    $    90,000                   $    90,000                   $    80,000

  Acquisition fees:                               $    24,000                             0                             0

Dollar amount of cash generated (deficiency) by program from operations from its inception through June 30, 1999 before deducting payments to
  Baron Advisors Affiliates:                      $   137,144                   $   182,400                   $    36,554

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:

     Property Management
     And Administrative Fees:                     $    57,135                   $    37,745                   $    50,135

     Reimbursements:                                        0                             0                             0

--------------------------------------------------------------------------------------------------------------------------------


Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                       Baron First Time Homebuyer   Florida Capital Income Fund     GSU Student Stadium
                                       Mortgage Fund, Ltd.          IV, Ltd.                        Apartments, Ltd.

                                     ----------------------------------------------------------------------------------------
Date offering began:                                  1/96                          1/95                         11/95

Dollar amount raised:                          $   500,000                   $ 1,820,000                   $ 1,000,000

Amount paid to Baron Advisors Affiliates from proceeds of Offering:
     Selling commissions and
     due diligence and legal
     expenses:                                 $    50,000                   $   202,000                   $   110,000

  Acquisition fees:                                      0                             0                   $   100,000

Dollar amount of cash generated (deficiency) by program from operations from its inception through June 30, 1999 before deducting payments to
  Baron Advisors Affiliates:                   $   199,607                   $  (465,877)                  $   129,129

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

     Property Management
     and Administrative Fees:                            0                   $    95,997                   $    65,689

     Reimbursements:                                     0                             0                             0

--------------------------------------------------------------------------------------------------------------------------------


Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                       Brevard Mortgage Program,    Baron First Time Homebuyer      Clearwater First Time Home
                                       Ltd.                         Mortgage Fund II, Ltd.          Buyer Program, Ltd.

                                     ----------------------------------------------------------------------------------------
Date offering began:                                  1/96                          2/96                          3/96

Dollar amount raised:                          $   575,000                   $   500,000                   $   750,000

Amount paid to Baron Advisors Affiliates from proceeds of offering:
     Selling commissions and
     due diligence and legal
     expenses:                                 $    67,500                   $    45,000                   $    77,500

  Acquisition fees:                                      0                             0                             0

Dollar amount of cash generated (deficiency) by program from operations from its inception through June 30, 1999 before deducting payments to
  Baron Advisors Affiliates:                   $   209,055                   $   183,493                   $   247,429

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

     Property Management
     and Administrative Fees:                            0                             0                             0

     Reimbursements:                                     0                             0                             0

--------------------------------------------------------------------------------------------------------------------------------


Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                       Baron First Time Homebuyer   Baron First Time Homebuyer      Baron First Time Homebuyer
                                       Mortgage Fund III, Ltd.      Mortgage Fund V, Ltd.           Mortgage Fund IV, Ltd.

                                     -----------------------------------------------------------------------------------------
Date offering began:                                5/96                          1/96                          6/96

Dollar amount raised:                        $   500,000                   $   500,000                   $   500,000

Amount paid to Baron Advisors Affiliates from proceeds of offering:
     Selling commissions and
     due diligence and legal
     expenses:                               $    50,500                   $    50,000                   $    45,000

Acquisition fees:                                      0                             0                             0

Dollar amount of cash generated (deficiency) by program from operations from its inception through June 30, 1999 before deducting payments to
  Baron Advisors Affiliates:                 $   173,360                   $   175,504                   $   162,845

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

     Property Management
     and Administrative Fees:                          0                             0                             0

     Reimbursements:                                   0                             0                             0

--------------------------------------------------------------------------------------------------------------------------------


Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                       Florida Income Growth Fund   Lamplight Court of              Baron Strategic Vulture
                                       V, Ltd.                      Bellefontaine Apartments, Ltd.  Fund I, Ltd.

                                     -----------------------------------------------------------------------------------------
Date offering began:                               10/95                          4/96                          5/96

Dollar amount raised:                        $ 1,150,000                   $   700,000                   $   900,000

Amount paid to Baron Advisors Affiliates from proceeds of offering:
     Selling commissions and
     due diligence and legal
     expenses:                               $   125,500                   $    80,000                   $   119,000

  Acquisition fees:                          $    57,500                   $    40,000                   $    90,000

Dollar amount of cash generated (deficiency) by program from operations from its inception through June 30, 1999 before deducting payments to
  Baron Advisors Affiliates:                 $    96,898                   $    74,403                   $   152,203

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:

     Property Management
     and Administrative Fees:                $    47,216                   $    36,282                             0

     Reimbursements:                                   0                             0                             0

-----------------------------------------------------------------------------------------------------------------------------


Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                       Baron Strategic Investment   Baron Strategic Investment      Baron Strategic Investment
                                       Fund, Ltd.                   Fund II, Ltd.                   Fund VI, Ltd.

                                     -----------------------------------------------------------------------------------------
Date offering began:                                  6/96                          7/96                         11/96

Dollar amount raised:                          $ 1,200,000                   $   800,000                   $ 1,200,000

Amount paid to Baron Advisors Affiliates from proceeds of Offering:
     Selling commissions and
     due diligence and legal
     expenses:                                 $   140,000                   $   100,000                   $   130,000

  Acquisition fees:                            $   144,000                   $    96,000                   $   144,000
Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through June 30, 1999
  before deducting payments to
  Baron Advisors Affiliates:                   $   121,217                   $   (11,807)                  $   138,836

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                            0                             0                             0

     Property Management
     and Administrative Fees:                            0                             0                             0

     Reimbursements:                                     0                             0                             0

--------------------------------------------------------------------------------------------------------------------------------


Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                       Baron Development Fund IX,   Baron Income Property           Baron Mortgage Development
                                       Ltd.                         Mortgage Fund VI, Ltd.          Fund VII, Ltd.

                                     -----------------------------------------------------------------------------------------
Date offering began:                                  1/97                          8/96                         11/96

Dollar amount raised:                          $   800,000                   $   750,000                   $   700,000

Amount paid to Baron Advisors Affiliates from proceeds of Offering:
     Selling commissions and
     due diligence and legal
     expenses:                                 $    80,000                   $    75,000                   $    70,000

  Acquisition fees:                                      0                             0                             0

Dollar amount of cash generated (deficiency) by program from operations from its inception through June 30, 1999 before deducting payments to
  Baron Advisors Affiliates:                   $   178,366                   $   190,612                   $   170,346

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                            0                             0                             0

     Property Management
     and Administrative Fees:                            0                             0                             0

     Reimbursements:                                     0                             0                             0

--------------------------------------------------------------------------------------------------------------------------------


Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                       Baron Mortgage Development   Baron Mortgage Development      Baron Mortgage Development
                                       Fund X, Ltd.                 Fund XI, Ltd.                   Fund XVIII, L.P.

                                     -----------------------------------------------------------------------------------------
Date offering began:                                11/96                          3/97                          7/97

Dollar amount raised:                         $   800,000                   $   800,000                   $   800,000

Amount paid to Baron Advisors Affiliates from proceeds of Offering:
     Selling commissions and
     due diligence and legal
     expenses:                                $    80,000                   $    80,000                   $    80,000

  Acquisition fees:                                     0                             0                             0

Dollar amount of cash generated (deficiency) by program from operations from its inception through June 30, 1999 before deducting payments to
  Baron Advisors Affiliates:                  $   187,223                   $   180,936                   $   131,448

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                           0                             0                             0

     Property Management
     and Administrative Fees:                           0                             0                             0

     Reimbursements:                                    0                             0                             0

--------------------------------------------------------------------------------------------------------------------------------


Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                                                                                    Baron Mortgage Development
                                       Baron Strategic Investment   Baron Strategic Investment      Fund XV, Ltd.
                                       Fund V, Ltd.                 Fund VII, Ltd.

                                       ---------------------------- ------------------------------- ----------------------------
Date offering began:                                    11/96                          1/97                          6/97

Dollar amount raised:                             $ 1,200,000                   $ 1,900,000                   $   700,000

Amount paid to Baron Advisors Affiliates from proceeds of Offering:
     Selling commissions and
     due diligence and legal
     expenses:                                    $   120,000                   $   190,000                   $    70,000

  Acquisition fees:                                         0                             0                             0

Dollar amount of cash generated (deficiency) by program from operations from its inception through June 30, 1999 before deducting payments to
  Baron Advisors Affiliates:                      $   144,351                   $    82,238                   $   112,909

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                               0                             0                             0

     Property Management
     and Administrative Fees:                               0                             0                             0

     Reimbursements:                                        0                             0                             0

--------------------------------------------------------------------------------------------------------------------------------


Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                       Baron Strategic Investment   Baron Strategic Investment      Baron Mortgage Development
                                       Fund X, Ltd.                 Fund VIII, Ltd.                 Fund XIV, Ltd.

                                       ---------------------------------------------------------------------------------------
Date offering began:                                7/97                          5/97                          5/97

Dollar amount raised:                        $ 1,200,000                   $ 1,200,000                   $ 1,000,000

Amount paid to Baron Advisors Affiliates from proceeds of Offering:
     Selling commissions and
     due diligence and legal
     expenses:                               $   120,000                   $   108,000                   $    90,000

  Acquisition fees:                                    0                             0                             0

Dollar amount of cash generated (deficiency) by program from operations from its inception through June 30, 1999 before deducting payments to
  Baron Advisors Affiliates:                 $    51,969                   $   105,254                   $   177,506

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                          0                             0                             0

     Property Management
     and Administrative Fees:                          0                             0                             0

     Reimbursements:                                   0                             0                             0

--------------------------------------------------------------------------------------------------------------------------------


Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                       Baron Strategic Investment   Baron Strategic Investment      Florida Tax Credit Fund
                                       Fund IV, Ltd.                Fund IX, Ltd.                   II, Ltd.

                                       ---------------------------------------------------------------------------------------
Date offering began:                                11/96                          7/97                          9/96

Dollar amount raised:                         $ 1,000,000                   $ 1,200,000                   $   310,000

Amount paid to Baron Advisors Affiliates from proceeds of Offering:
     Selling commissions and
     due diligence and legal
     expenses:                                $    90,000                   $   120,000                   $    31,000

  Acquisition fees:                                     0                             0                             0

Dollar amount of cash generated (deficiency) by program from operations from its inception through June 30, 1999 before deducting payments to
  Baron Advisors Affiliates:                  $   137,833                   $    41,609                   $    54,749

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                           0                             0                             0

     Property Management
     and Administrative Fees:                           0                             0                             0

     Reimbursements:                                    0                             0                             0

--------------------------------------------------------------------------------------------------------------------------------


Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                       Central Florida Income       Midwest Income Growth Fund
                                       Appreciation Fund, Ltd.      VI, Ltd.

                                       ---------------------------------------------------------------------------------------
Date offering began:                                8/94                            4/96

Dollar amount raised:                       $  1,050,000                   $     300,000

Amount paid to Baron Advisors Affiliates from proceeds of Offering:
     Selling commissions and
     due diligence and legal
     expenses:                             $     133,000                  $       33,000

  Acquisition fees:                        $      28,000                  $       15,000

Dollar amount of cash generated (deficiency) by program from operations from its inception through June 30, 1999 before deducting payments to
  Baron Advisors Affiliates:              $     (94,501)                  $      120,150

Dollar amount paid Baron
  Advisors Affiliates from
  operations:                                          0                               0

     Property Management
     and Administrative Fees:              $      64,966                   $      46,641

     Reimbursements:                                   0                               0

--------------------------------------------------------------------------------------------------------------------------------


Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                   TABLE III:

                       OPERATING RESULTS OF PRIOR PROGRAMS

The following table includes operating results for the periods indicated of 41 programs sponsored by Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc., which closed in the most recent five years. The prior programs have investment objectives similar to those of the Trust and the Operating Partnership in that the programs provided financing in respect of residential properties (and in one case, a retail shopping center) for current income and capital appreciation (except in the case of mortgage funds).

                        Florida Capital Income Fund, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997          1996
                                           ----------------------------------------------------
Gross Revenues:                            $ 192,761     $ 399,818     $ 346,154     $ 348,348
Other:                                        21,607         7,423        21,065        32,140

Less:
Operating Expenses:                          (82,824)     (245,900)     (182,429)     (169,938)
Interest Expenses:                           (61,321)     (127,820)     (158,727)     (159,163)
Depreciation and Amortization:               (38,544)      (77,088)      (64,402)      (63,327)
Other:  Major Maintenance:                      (586)      (16,233)      (19,712)            0

Net Income (Loss) - Tax Basis:                31,093       (59,800)      (58,051)      (11,940)

Cash generated from operations:               69,637         9,865       (14,714)       19,247

Less:  Cash distributions:                    21,000        10,000        80,700        80,700

Cash generated after cash distributions:      27,030           (35)      (95,414)      (61,453)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):               39           (74)          (72)          (15)
     Cash distributions to investors:             26            12           100           100
Annualized cash on cash
yield to investors:                                6%            2%           10%           10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%          100%

-----------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $18,350.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-1

                                   TABLE III:

                      Florida Income Advantage Fund I, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997         1996
                                           ---------------------------------------------------
Gross Revenues:                            $  81,738     $ 177,807     $ 170,175     $ 180,549
Other:                                         8,012         8,548         7,031         5,721

Less:
Operating Expenses:                          (47,574)     (119,750)      (79,292)      (73,049)
Interest Expenses:                           (30,571)      (56,304)      (49,070)      (49,964)
Depreciation and Amortization:                (8,000)      (70,922)      (70,922)      (50,446)
Other:  Major Maintenance:                    (3,183)            0       (18,353)            0

Net Income (Loss) - Tax Basis:                   422       (60,621)      (40,431)       12,811

Cash generated from operations:                  410         1,753        23,460        57,536

Less:  Cash distributions:                     5,000        20,900             0        82,500

Cash generated after cash distributions:      (4,590)      (19,147)       23,460       (24,964)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                1           (64)          (43)           14
     Cash distributions to investors:              5            22             0            88
Annualized cash on cash
yield to investors:                                1%            2%            0%            9%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%          100%

-----------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $24,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-2

                                   TABLE III:

                    Realty Opportunity Income Fund VIII, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997         1996
                                           ---------------------------------------------------

Gross Revenues:                            $  96,329       204,670     $ 159,093     $ 181,587
Other:                                         5,157         7,233         6,252         3,616

Less:
Operating Expenses:                          (46,362)     (130,635)      (93,216)      (89,343)
Interest Expenses:                           (36,130)      (66,541)      (60,222)      (59,048)
Depreciation and                              (9,500)      (56,180)      (56,180)      (55,941)
Amortization:                                 (3,820)      (22,613)      (21,967)            0
Other:  Major Maintenance:

Net Income (Loss) - Tax Basis:                 5,674       (64,066)      (66,240)      (19,129)

Cash generated from operations:               10,017       (15,119)      (16,312)       33,196

Less:  Cash distributions:                     1,000        16,000             0        80,800

Cash generated after cash distributions:       9,017       (31,119)      (16,312)      (47,604)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                6           (16)          (65)          (19)
     Cash distributions to investors:              1            17             0            86
Annualized cash on cash
yield to investors:                                1%            2%            0%            8%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%          100%

-----------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $5,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-3

                                   TABLE III:

                    Florida Income Appreciation Fund I, Ltd.


                                            1/1/99 -
                                            6/30/99       1998         1997         1996
                                           -----------------------------------------------
Gross Revenues:                            $ 28,263     $ 52,759     $ 56,139     $ 57,348
Other:                                        3,410        3,851        2,437        2,565

Less:
Operating Expenses:                         (15,711)     (48,541)     (26,488)     (26,417)
Interest Expenses:                           (9,727)     (17,915)     (17,843)     (15,898)
Depreciation and Amortization:               (4,510)     (16,264)     (16,264)     (16,172)
Other:  Major Maintenance:                     (113)      (7,895)      (6,317)           0

Net Income (Loss) - Tax Basis:                1,612      (34,005)      (8,336)       1,426

Cash generated from operations:               2,712      (21,592)       5,491       15,033

Less:  Cash distributions:                    1,000        8,160            0       19,375

Cash generated after cash distributions:      1,712      (29,752)       5,491       (4,342)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):               8         (166)         (41)           7
     Cash distributions to investors:             5           40            0           95
Annualized cash on cash
yield to investors:                               1%           4%           0            9%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%         100%

-------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $5,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-4

                                   TABLE III:

                         Tampa Capital Income Fund, Ltd.


                                                         1996            1995
                                                      ------------------------

Gross Revenues:                                      $ 409,146       $ 404,384
Other:                                                       0               0

Less:
Operating Expenses:                                   (207,313)       (213,327)
Interest Expenses:                                    (131,405)        (88,632)
Depreciation and Amortization:                         (77,185)        (69,040)
Other:  Major Maintenance:                                   0         (25,157)

Net Income (Loss) - Tax Basis:                          (6,757)          8,228

Cash generated from operations:                         70,428          77,268

Less:  Cash distributions:                             105,000          58,328

Cash generated after cash distributions:               (34,572)         18,940

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         (6)              8
     Cash distributions to investors:                      100              56
Annualized cash on cash
yield to investors:                                         10%             10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%            100%

-------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $60,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

In January 1997, the partnership sold the asset acquired with the net proceeds of its offering. See Tables IV and V below.


                                     III-5

                                   TABLE III:

                      Florida Capital Income Fund II, Ltd.


                                            1/1/99 -
                                            6/30/99       1998           1997         1996
                                           ---------------------------------------------------
Gross Revenues:                            $ 177,917     $ 360,482     $ 379,763     $ 319,640
Other:                                        16,623        13,259         7,968        16,405

Less:
Operating Expenses:                          (74,531)     (172,182)     (158,953)     (154,720)
Interest Expenses:                           (62,533)     (116,663)     (149,908)     (130,820)
Depreciation and Amortization:               (15,250)      (79,077)      (79,077)      (78,505)
Other:  Major Maintenance:                    (3,927)      (42,542)      (86,899)            0

Net Income (Loss) - Tax Basis:                38,299       (36,723)      (87,106)      (28,000)

Cash generated from operations:               36,926        29,095       (15,997)       34,100

Less:  Cash distributions:                    10,000        25,369             0        92,000

Cash generated after cash distributions:      26,926         3,726       (15,997)      (57,900)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):               42           (40)          (95)          (30)
     Cash distributions to investors:             11            28             0           100
Annualized cash on cash
yield to investors:                                2%            3%            0            10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%          100%

-----------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $9,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-6

                                   TABLE III:

                      Florida Opportunity Income Fund, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997          1996
                                           ---------------------------------------------------
Gross Revenues:                            $ 146,902     $ 264,267     $ 218,018     $ 311,719
Other:                                        19,960        25,858             0             0

Less:
Operating Expenses:                          (72,558)     (204,938)     (153,765)     (149,572)
Interest Expenses:                           (48,156)      (98,620)      (98,851)      (78,273)
Depreciation and Amortization:               (24,207)      (48,414)      (44,069)      (47,371)
Other:  Major Maintenance:                    (3,384)      (15,068)      (22,392)            0

Net Income (Loss) - Tax Basis:                18,557       (76,555)     (101,059)       36,503

Cash generated from operations:               22,804       (53,999)      (56,990)       83,874

Less:  Cash distributions:                    20,000        80,000        80,000        77,441

Cash generated after cash distributions:       2,804      (133,999)     (136,990)        6,433

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):               23           (96)         (126)           46
     Cash distributions to investors:             25           100           100            97
Annualized cash on cash
yield to investors:                                5%           10%           10%           10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%          100%

----------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $8,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-7

                                   TABLE III:

                      Florida Capital Income Fund III, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997          1996
                                           ---------------------------------------------------
Gross Revenues:                            $ 124,532     $ 237,292     $ 212,608     $ 228,451
Other:                                        20,140        14,340         6,605         7,884

Less:
Operating Expenses:                          (64,982)     (151,710)     (116,044)     (112,640)
Interest Expenses:                           (33,979)      (68,574)      (69,345)      (68,759)
Depreciation and Amortization:               (19,295)      (38,590)      (36,890)      (37,979)
Other:  Major Maintenance:                    (1,631)       (7,490)      (13,630)            0

Net Income (Loss) - Tax Basis:                24,785       (14,732)      (16,696)       16,957

Cash generated from operations:               23,940         9,518        13,589        47,052

Less: Cash distributions:                      4,000        11,790        80,000        79,867

Cash generated after cash distributions:      19,940        (2,272)      (66,411)      (32,815)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):               31           (18)          (21)           10
     Cash distributions to investors:              5            15           100           100
Annualized cash on cash
yield to investors:                                1%            1%           10%           10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%          100%

------------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $13,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-8

                                   TABLE III:

                          Florida Tax Credit Fund, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997          1996
                                           ---------------------------------------------------
Gross Revenues:                            $ 132,561     $ 275,306     $ 282,587     $ 266,240
Other:                                        11,635        19,220             0             0

Less:
Operating Expenses:                          (87,620)     (192,793)     (191,445)     (172,489)
Interest Expenses:                           (27,076)      (66,429)      (67,422)      (69,122)
Depreciation and Amortization:               (20,932)      (51,408)      (51,408)      (47,236)
Other:  Major Maintenance:                   (17,552)      (19,681)      (28,357)      (20,067)

Net Income (Loss) - Tax Basis:                (8,984)      (35,786)      (56,045)      (42,674)

Cash generated from operations:                  313        (3,598)       (4,637)        4,562

Less:  Cash distributions:                     6,260         9,390             0        25,194

Cash generated after cash distributions:      (5,947)      (12,988)       (4,637)      (20,632)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              (14)          (57)          (90)          (68)
     Cash distributions to investors:             10            15             0            40
Annualized cash on cash                            2%            2%            1%            4%
yield to investors:

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%          100%

-----------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $18,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-9

                                   TABLE III:

                 Baron First Time Homebuyer Mortgage Fund, Ltd.


                                            1/1/99 -
                                            6/30/99       1998          1997         1996
                                           -----------------------------------------------
Gross Revenues:                            $ 23,912     $ 60,163     $ 70,341     $ 46,970
Other:                                            0            0            0            0

Less:
Operating Expenses:                             (32)        (203)        (774)        (674)
Interest Expenses:                                0            0            0            0
Depreciation and Amortization:                    0            0            0            0
Other: Major Maintenance:                         0            0            0            0

Net Income (Loss) - Tax Basis:               23,880       59,960       69,567       46,296

Cash generated from operations:              23,880       59,960       69,567       46,296

Less:  Cash distributions:                   26,367       60,000       60,000       45,536

Cash generated after cash distributions:     (2,487)         (40)       9,567          760

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              48          119          139           93
     Cash distributions to investors:            53          120          120           91
Annualized cash on cash
yield to investors:                              11%          12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%         100%

-------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-10

                                   TABLE III:

                      Florida Capital Income Fund IV, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997          1996
                                           ---------------------------------------------------
Gross Revenues:                            $ 240,889     $ 703,101     $ 745,649     $ 695,308
Other:                                        28,213        26,874        22,536        60,265

Less:
Operating Expenses:                         (305,511)     (744,965)     (469,088)     (435,005)
Interest Expenses:                          (213,201)     (305,281)     (310,603)     (312,704)
Depreciation and Amortization:               (64,282)     (138,503)     (132,061)     (137,316)
Other:  Major Maintenance:                   (25,303)      (45,464)      (36,903)            0

Net Income (Loss) - Tax Basis:              (339,195)     (504,238)     (180,470)     (129,452)

Cash generated from operations:             (303,126)     (392,609)      (70,945)      (52,401)

Less:  Cash distributions:                         0        96,506       180,233       149,240

Cash generated after cash distributions:    (303,126)     (489,115)     (251,178)     (201,641)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):             (186)         (277)          (99)          (71)
     Cash distributions to investors:              0            53            99            82
Annualized cash on cash
yield to investors:                                0%            5%           10%           10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%          100%

-----------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $19,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-11

                                   TABLE III:

                      GSU Stadium Student Apartments, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997          1996
                                           ---------------------------------------------------
Gross Revenues:                            $ 212,733     $ 420,783     $ 458,687     $ 427,919
Other:                                        10,454        21,097        27,710        21,809

Less:
Operating Expenses:                          (90,028)     (312,009)     (242,603)     (212,984)
Interest Expenses:                           (67,703)     (141,387)     (146,120)     (122,433)
Depreciation and Amortization:               (38,687)      (77,378)      (65,135)      (66,830)
Other:  Major Maintenance:                      (555)      (25,003)      (35,113)      (54,112)

Net Income (Loss) - Tax Basis:                26,214      (113,897)       (2,574)       (6,631)

Cash generated from operations:               52,447       (57,616)       34,851        38,390

Less:  Cash distributions:                    10,000        74,828       203,105(1)     84,961

Cash generated after cash distributions:      42,447      (132,444)     (168,254)      (46,571)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):               26          (114)           (3)           (7)
     Cash distributions to investors:             10            75           203            85
     Annualized cash on cash
     yield to investors:                           2%            7%           10%           10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%          100%

-----------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $19,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

(1) $100,000 of such amount represents a return of capital attributable to net proceeds in connection with a first mortgage refinancing with an initial principal balance higher than the principal balance at the time of refinancing.


                                     III-12

                                   TABLE III:

                         Brevard Mortgage Program, Ltd.


                                            1/1/99 -
                                            6/30/99         1998      1997         1996
                                           -----------------------------------------------
Gross Revenues:                              35,438       73,533     $ 64,380     $ 73,267
Other:                                            0           35            0            0

Less:
Operating Expenses:                          (7,386)     (12,554)      (2,119)        (874)
Interest Expenses:                                0            0            0            0
Depreciation and Amortization:                    0            0            0            0
Other:  Major Maintenance:                        0            0            0            0

Net Income (Loss) - Tax Basis:               28,052       60,979       62,261       72,393

Cash generated from operations:              28,052       60,979       62,261       72,393

Less:  Cash distributions:                   14,375       57,500       57,500       34,572

Cash generated after cash distributions:     13,677        3,479        4,761       37,821

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              49          106          108          126
     Cash distributions to investors:            25          100          100           60
     Annualized cash on cash
     yield to investors:                          5%          10%          10%          10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%         100%

------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-13

                                   TABLE III:

                Baron First Time Homebuyer Mortgage Fund II, Ltd.


                                            1/1/99 -
                                            6/30/99       1998         1997         1996
                                           -----------------------------------------------
Gross Revenues:                            $ 30,005     $ 59,631     $ 69,051     $ 41,748
Other:                                            0            0           45            0

Less:
Operating Expenses:                             (73)        (363)        (938)        (611)
Interest Expenses:                                0            0            0            0
Depreciation and Amortization:                    0            0            0            0
Other:  Major Maintenance:                        0            0            0            0

Net Income (Loss) - Tax Basis:               29,932       59,268       68,158       41,137

Cash generated from operations:              29,932       59,268       68,113       41,137

Less:  Cash distributions:                   30,000       60,710       60,300       42,619

Cash generated after cash distributions:        (68)      (1,442)       7,813       (1,482)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              60          119          136           82
     Cash distributions to investors:            60          121          121           85
     Annualized cash on cash
     yield to investors:                         12%          12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%         100%

------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-14

                                   TABLE III:

                  Clearwater First Time Homebuyer Program, Ltd.


                                            1/1/99 -
                                            6/30/99     1998           1997        1996
                                           -------------------------------------------------
Gross Revenues:                            $ 45,000     $ 90,250     $ 88,149     $ 46,999
     Other:                                       0            0            0            0

Less:
Operating Expenses:                             (49)        (126)        (132)         (93)
Interest Expenses:                                0            0            0            0
Depreciation and Amortization:                    0            0            0            0
Other:  Major Maintenance:                        0            0            0            0

Net Income (Loss) - Tax Basis:               44,951       90,124       88,017       46,906

Cash generated from operations:              44,951       90,124       88,017       46,906

Less:  Cash distributions:                   44,400       90,000       90,000       43,377

Cash generated after cash distributions:        551          124       (1,983)       3,529

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              60          120          117           62
     Cash distributions to investors:            59          120          120           58
     Annualized cash on cash
     yield to investors:                         12%          12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%         100%

------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-15

                                   TABLE III:

               Baron First Time Homebuyer Mortgage Fund III, Ltd.


                                            1/1/99 -
                                            6/30/99      1998          1997          1996
                                           -----------------------------------------------
Gross Revenues:                            $ 30,003     $ 60,016     $ 70,425     $ 29,006
Other:                                            0            0            0            0

Less:
Operating Expenses:                             (69)        (337)        (315)        (408)
Interest Expenses:                                0            0            0            0
Depreciation and Amortization:                    0            0            0            0
Other:  Major Maintenance:                        0            0            0            0

Net Income (Loss) - Tax Basis:               29,934       59,679       70,110       28,598

Cash generated from operations:              29,934       59,679       70,110       28,598

Less:  Cash distributions:                   30,000       60,000       60,000       27,846

Cash generated after cash distributions:        (66)        (321)      10,110          752

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              60          119          140           57
     Cash distributions to investors:            60          120          120           56
     Annualized cash on cash
     yield to investors:                         12%          12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%         100%

------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-16

                                   TABLE III:

                Baron First Time Homebuyer Mortgage Fund V, Ltd.


                                            1/1/99 -
                                            6/30/99        1998        1997         1996
                                           -----------------------------------------------
Gross Revenues:                            $ 30,000     $ 55,000     $ 75,400     $ 26,198
Other:                                            0            0            0            0

Less:
Operating Expenses:                             (64)        (204)        (713)        (245)
Interest Expenses:                                0            0            0            0
Depreciation and Amortization:                    0            0            0            0
Other:  Major Maintenance:                        0            0            0            0

Net Income (Loss) - Tax Basis:               29,936       54,796       74,687       25,953

Cash generated from operations:              29,936       54,796       74,687       25,953

Less:  Cash distributions:                   30,000       60,000       60,000       25,140

Cash generated after cash distributions:        (64)      (5,204)      14,687          813

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              60          110          149           52
     Cash distributions to investors:            60          120          120           50
     Annualized cash on cash
     yield to investors:                         12%          12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%         100%

------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-17

                                   TABLE III:

                Baron First Time Homebuyer Mortgage Fund IV, Ltd.


                                            1/1/99 -
                                            6/30/99       1998         1997         1996
                                           -----------------------------------------------
Gross Revenues:                            $ 30,003     $ 60,061     $ 74,020     $ 14,529
Other:                                            0            0            0            0

Less:
Operating Expenses:                             (71)        (194)        (164)        (377)
Interest Expenses:                                0            0            0            0
Depreciation and Amortization:                    0            0            0            0
Other:  Major Maintenance:                        0            0            0            0

Net Income (Loss) - Tax Basis:               29,932       59,867       73,856       14,152

Cash generated from operations:              29,932       59,867       73,856       14,152

Less:  Cash distributions:                   30,000       60,000       60,000       13,900

Cash generated after cash distributions:        (68)        (133)      13,856          252

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              60          120          147           28
     Cash distributions to investors:            60          120          120           28
     Annualized cash on cash
     yield to investors:                         12%          12%          12%          10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%         100%

------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-18

                                   TABLE III:

                       Florida Income Growth Fund V, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997          1996
                                           ---------------------------------------------------
Gross Revenues:                            $ 176,835     $ 333,761     $ 273,596     $ 278,590
Other:                                        10,309        20,828        20,987        26,698

Less:
Operating Expenses:                          (70,994)     (178,425)     (163,172)     (172,943)
Interest Expenses:                           (45,917)      (93,696)      (94,358)      (98,805)
Depreciation and Amortization:               (35,250)      (70,494)      (52,504)      (56,381)
Other:  Major Maintenance:                    (7,941)      (21,970)      (16,416)      (27,704)

Net Income (Loss) - Tax Basis:                27,042        (9,996)      (31,867)      (45,963)

Cash generated from operations:               51,983        39,670          (350)      (20,862)

Less:  Cash distributions:                    22,000        48,608       114,988        77,039

Cash generated after cash distributions:      29,983        (8,938)     (115,338)      (97,901)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):               24            (9)          (28)          (40)
     Cash distributions to investors:             19            43           100            67
     Annualized cash on cash
     yield to investors:                           4%            4%           10%           10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%          100%

-----------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $22,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-19

                                   TABLE III:

                Lamplight Court of Bellefontaine Apartments, Ltd.


                                            1/1/99 -
                                            6/30/99       1998          1997         1996
                                           ------------------------------------------------
Gross Revenues:                            $ 30,936     $ 20,500     $(12,535)    $(37,785)
Other:                                           80          158        9,973          733

Less:
Operating Expenses:                          (5,958)     (11,349)      (1,262)        (231)
Interest Expenses:                                0            0            0            0
Depreciation and Amortization:                    0            0            0            0
Other:  Major Maintenance:                        0            0            0            0

Net Income (Loss) - Tax Basis:               25,058        9,309       (3,824)     (37,283)

Cash generated from operations:              24,978        9,309        8,711          502

Less:  Cash distributions:                    7,000       60,100       69,525       16,593

Cash generated after cash distributions:     17,978      (50,791)     (60,814)     (16,091)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              36           13           (5)          (1)
     Cash distributions to investors:            10           86          100           24
     Annualized cash on cash
     yield to investors:                          2%           9%          10%           3%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%         100%

------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) determined on a tax basis and net income
(loss) determined on a GAAP basis was approximately $12,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-20

                                   TABLE III:

                      Baron Strategic Vulture Fund I, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997          1996
                                           ---------------------------------------------------
Gross Revenues:                            $  52,249     $ 108,204     $  78,996     $   3,731
Other:                                             0           447             0             0

Less:
Operating Expenses:                           (9,706)      (16,445)      (16,705)         (464)
Interest Expenses:                                 0        (6,451)            0             0
Depreciation and Amortization:                     0             0             0             0
Other:  Major Maintenance:                         0             0             0             0

Net Income (Loss) - Tax Basis:                42,543        85,755        62,291         3,267

Cash generated from operations:               42,543        85,308        62,291         3,267

Less:  Cash distributions:                    22,500        90,000        89,894        14,044

Cash generated after cash distributions:      20,043        (4,692)      (27,603)      (10,777)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):               47            95            69             4
     Cash distributions to investors:             25           100           100            16
     Annualized cash on cash
     yield to investors:                           5%           10%           10%           10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%          100%

----------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-21

                                   TABLE III:

                      Baron Strategic Investment Fund, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997          1996
                                           ---------------------------------------------------
Gross Revenues:                            $  42,691     $ 105,368     $  61,000     $   2,479
Other:                                             0           365         1,906             0

Less:
Operating Expenses:                           (5,635)      (29,981)      (25,685)         (403)
Interest Expenses:                                 0             0             0             0
Depreciation and Amortization:                     0             0             0             0
Other:  Major Maintenance:                         0             0             0             0

Net Income (Loss) - Tax Basis:                37,056        75,752        37,221         2,076

Cash generated from operations:               37,056        75,752        35,315         2,076

Less:  Cash distributions:                    27,700        56,700       112,664         8,884

Cash generated after cash distributions:       9,356        19,052       (77,349)       (6,808)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):               31            63            31             2
     Cash distributions to investors:             23            47            94             7
     Annualized cash on cash
     yield to investors:                           5%            5%           10%           10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%          100%

----------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-22

                                   TABLE III:

                    Baron Strategic Investment Fund II, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997          1996
                                           ---------------------------------------------------
Gross Revenues:                            $ 156,399     $ 280,018     $ 261,513     $  79,630
Other:                                        21,346        21,085        53,534         1,666

Less:
Operating Expenses:                          (94,444)     (243,709)     (205,243)      (60,041)
Interest Expenses:                           (48,895)      (91,982)      (92,514)            0
Depreciation and Amortization:               (28,944)      (57,889)      (38,465)       (7,552)
Other:  Major Maintenance:                    (1,662)      (19,766)      (70,103)            0

Net Income (Loss) - Tax Basis:                 3,800      (112,243)      (91,278)       13,703

Cash generated from operations:               11,398       (75,439)      (52,813)       21,255

Less:  Cash distributions:                     2,000        13,600        79,601         2,942

Cash generated after cash distributions:       9,398       (89,039)     (132,414)       18,313

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                5          (140)         (114)           17
     Cash distributions to investors:              3            17           100             4
     Annualized cash on cash
     yield to investors:                           1%            2%           10%           10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%          100%

----------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) determined on a tax basis and net income
(loss) determined on a GAAP basis was approximately $8,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-23

                                   TABLE III:

                    Baron Strategic Investment Fund VI, Ltd.


                                            1/1/99 -
                                            6/30/99        1998         1997        1996
                                           -----------------------------------------------
Gross Revenues:                            $ 25,985     $ 91,973     $ 67,699     $    400
Other:                                            0          644        4,500            0

Less:
Operating Expenses:                          (7,046)     (17,023)     (17,974)        (218)
Interest Expenses:                                0            0            0            0
Depreciation and Amortization:                    0            0            0            0
Other:  Major Maintenance:                        0            0            0            0

Net Income (Loss) - Tax Basis:               18,939       75,594       49,725          182

Cash generated from operations:              18,939       75,594       49,725          182

Less:  Cash distributions:                   17,100       95,000       85,003            0

Cash generated after cash distributions:      1,839      (19,406)     (39,778)         182

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              16           63           41            0
     Cash distributions to investors:            14           79           71            0
     Annualized cash on cash
     yield to investors:                          3%          10%          10%          10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%         100%

------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) determined on a tax basis and net income
(loss) determined on a GAAP basis was approximately $16,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-24

                                   TABLE III:

                         Baron Development Fund IX, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997
                                           -------------------------------------
Gross Revenues:                            $ 48,005     $ 96,138     $ 69,804
Other:                                            0            0          749

Less:
Operating Expenses:                             (74)        (210)     (11,234)
Interest Expenses:                                0            0            0
Depreciation and Amortization:                    0            0            0
Other:  Major Maintenance:                        0            0            0

Net Income (Loss) - Tax Basis:               47,931       95,928       59,319

Cash generated from operations:              47,931       95,928       58,570

Less:  Cash distributions:                   48,000       95,970       58,397

Cash generated after cash distributions:        (69)         (42)         173

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              60          120           56
     Cash distributions to investors:            60          120           73
     Annualized cash on cash
     yield to investors:                         12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%

-------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-25

                                   TABLE III:

                  Baron Income Property Mortgage Fund VI, Ltd.


                                            1/1/99 -
                                            6/30/99       1998          1997        1996
                                           -----------------------------------------------
Gross Revenues:                            $ 45,000     $ 90,100     $ 66,807     $  5,740
Other:                                            0           35          389           85

Less:
Operating Expenses:                             (70)        (204)      (1,479)        (260)
Interest Expenses:                                0            0            0            0
Depreciation and Amortization:                    0            0            0            0
Other:  Major Maintenance:                        0            0            0            0

Net Income (Loss) - Tax Basis:               44,930       89,931       65,717        5,565

Cash generated from operations:              44,930       89,931       65,328        5,480

Less:  Cash distributions:                   45,000       90,000       65,250        6,334

Cash generated after cash distributions:        (70)         (69)          78         (854)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              60          120           80            7
     Cash distributions to investors:            60          120           87            8
     Annualized cash on cash
     yield to investors:                         12%          12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%         100%

------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-26

                                   TABLE III:

                    Baron Mortgage Development Fund VII, Ltd.


                                            1/1/99 -
                                            6/30/99        1998         1997       1996
                                           -----------------------------------------------
Gross Revenues:                            $ 42,003     $ 84,200     $ 66,692     $ 10,012
Other:                                            0           33          542            2

Less:
Operating Expenses:                             (88)        (286)      (1,703)     (10,079)
Interest Expenses:                                0            0            0            0
Depreciation and Amortization:                    0            0            0            0
Other:  Major Maintenance:                        0            0            0            0

Net Income (Loss) - Tax Basis:               41,915       83,947       65,531          (65)

Cash generated from operations:              41,915       83,947       65,531          (67)

Less:  Cash distributions:                   42,000       84,000       65,075           27

Cash generated after cash distributions:        (85)         (53)         456          (94)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              60          120           93           (2)
     Cash distributions to investors:            60          120           93            0
     Annualized cash on cash
     yield to investors:                         12%          12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%         100%

------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-27

                                   TABLE III:

                     Baron Mortgage Development Fund X, Ltd.


                                            1/1/99 -
                                            6/30/99       1998         1997         1996
                                           -----------------------------------------------
Gross Revenues:                            $ 48,130     $ 86,600     $ 77,526     $  9,998
Other:                                            0           31        1,789           23

Less:
Operating Expenses:                             (76)        (222)        (584)     (10,033)
Interest Expenses:                                0            0            0            0
Depreciation and Amortization:                    0            0            0            0
Other:  Major Maintenance:                        0            0            0            0

Net Income (Loss) - Tax Basis:               48,054       86,409       78,731          (12)

Cash generated from operations:              48,054       86,409       76,942          (35)

Less:  Cash distributions:                   47,700       95,826       76,878          200

Cash generated after cash distributions:        354       (9,417)          64         (235)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              60          108           79          (13)
     Cash distributions to investors:            60          120           96            0
     Annualized cash on cash
     yield to investors:                         12%          12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%         100%

------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-28

                                   TABLE III:

                    Baron Mortgage Development Fund XI, Ltd.


                                            1/1/99 -
                                            6/30/99       1998          1997
                                           -------------------------------------
Gross Revenues:                            $ 48,052     $ 95,855     $ 61,200
Other:                                            0           23            0

Less:
Operating Expenses:                             (71)        (184)           0
Interest Expenses:                                0            0            0
Depreciation and Amortization:                    0            0            0
Other:  Major Maintenance:                        0            0            0

Net Income (Loss) - Tax Basis:               47,981       95,694       61,200

Cash generated from operations:              47,981       95,694       61,200

Less:  Cash distributions:                   48,000       96,000       61,109

Cash generated after cash distributions:        (19)        (306)          91

Tax and distribution data per $1,000             60          120            0
invested:                                        60          120           76
     Federal taxable income (loss):
     Cash distributions to investors:            12%          12%          12%
     Annualized cash on cash
     yield to investors:

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%

-----------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-29

                                   TABLE III:

                   Baron Mortgage Development Fund XVIII, L.P.


                                            1/1/99 -
                                            6/30/99       1998          1997
                                           ----------------------------------
Gross Revenues:                            $ 48,053     $ 81,226     $ 46,473
Other:                                            0           68          759

Less:
Operating Expenses:                             (75)        (233)     (20,279)
Interest Expenses:                                0            0            0
Depreciation and Amortization:                    0            0            0
Other:  Major Maintenance:                        0            0            0

Net Income (Loss) - Tax Basis:               47,978       81,061       26,953

Cash generated from operations:              47,978       81,061       26,194

Less:  Cash distributions:                   48,000       96,000       26,135

Cash generated after cash distributions:        (22)     (14,939)          59

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              60          101           17
     Cash distributions to investors:            60          120           33
     Annualized cash on cash
     yield to investors:                         12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%

--------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-30

                                   TABLE III:

                     Baron Strategic Investment Fund V, Ltd.


                                            1/1/99 -
                                            6/30/99        1998         1997          1996
                                           ---------------------------------------------------
Gross Revenues:                            $  50,542     $  93,797     $  69,423     $  10,145
Other:                                             0           493             0           109

Less:
Operating Expenses:                           (8,673)      (19,512)       (5,117)      (10,125)
Interest Expenses:                                 0             0             0             0
Depreciation and Amortization:                     0             0             0             0
Other:  Major Maintenance:                         0             0             0             0

Net Income (Loss) - Tax Basis:                41,869        74,778        64,306           129

Cash generated from operations:               41,869        74,285        64,306            20

Less:  Cash distributions:                    30,000       120,000        62,868             0

Cash generated after cash distributions:      11,869       (45,715)        1,438            20

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):               35            62            54             1
     Cash distributions to investors:             25           100            53             0
     Annualized cash on cash
     yield to investors:                           5%           10%            5%            0

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%          100%

----------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-31

                                   TABLE III:

                    Baron Strategic Investment Fund VII, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997
                                           ---------------------------------------
Gross Revenues:                            $  12,803     $ 168,784     $   3,050
Other:                                             0             0             0

Less:
Operating Expenses:                             (154)      (35,602)      (13,606)
Interest Expenses:                                 0             0             0
Depreciation and Amortization:                     0             0             0
Other:  Major Maintenance:                         0             0             0

Net Income (Loss) - Tax Basis:                12,649       133,182       (10,556)

Cash generated from operations:               12,649       133,182       (10,556)

Less:  Cash distributions:                    43,576       189,283        77,208

Cash generated after cash distributions:     (30,927)      (56,101)      (87,764)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                7            70            (6)
     Cash distributions to investors:             23           100            41
     Annualized cash on cash
     yield to investors:                           3%           10%           10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%

--------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-32

                                   TABLE III:

                    Baron Strategic Investment Fund IV, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997
                                           -------------------------------------
Gross Revenues:                            $  82,672     $ 166,018     $  22,431
Other:                                             0           342             0

Less:
Operating Expenses:                          (26,869)      (22,925)      (17,181)
Interest Expenses:                                 0       (40,388)            0
Depreciation and Amortization:                     0             0             0
Other:  Major Maintenance:                         0             0             0

Net Income (Loss) - Tax Basis:                55,803       103,047         5,250

Cash generated from operations:               55,803       102,705         5,250

Less:  Cash distributions:                    10,000        92,000        27,130

Cash generated after cash distributions:      45,803        10,705       (21,880)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):               55           103             5
     Cash distributions to investors:             10            92            27
     Annualized cash on cash
     yield to investors:                           1%            9%           10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%

--------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-33

                                   TABLE III:

                    Baron Mortgage Development Fund XIV, Ltd.


                                            1/1/99 -
                                            6/30/99        1998           1997
                                           -------------------------------------
Gross Revenues:                            $  60,005     $ 103,353     $  44,419
Other:                                             0           232           631

Less:
Operating Expenses:                              (62)         (204)         (274)
Interest Expenses:                                 0             0             0
Depreciation and Amortization:                     0             0             0
Other:  Major Maintenance:                         0             0             0

Net Income (Loss) - Tax Basis:                59,943       103,381        44,776

Cash generated from operations:               59,943       103,381        44,145

Less:  Cash distributions:                    60,000       119,281        44,070

Cash generated after cash distributions:         (57)      (15,900)           75

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):               60           103            21
     Cash distributions to investors:             60           119            44
     Annualized cash on cash
     yield to investors:                          12%           12%           10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%

--------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-34

                                   TABLE III:

                     Baron Strategic Investment Fund X, Ltd.


                                            1/1/99 -
                                            6/30/99         1998         1997
                                           ------------------------------------
Gross Revenues:                            ($    812)    $  78,605    $   7,264
Other:                                             0             0

Less:
Operating Expenses:                          (29,333)      (67,045)     (10,237)
Interest Expenses:                                 0             0            0
Depreciation and Amortization:                     0             0            0
Other:  Major Maintenance:                         0             0            0

Net Income (Loss) - Tax Basis:               (30,145)       11,560       (2,973)

Cash generated from operations:              (30,145)       11,560       (2,973)

Less:  Cash distributions:                    38,840       112,615       13,428

Cash generated after cash distributions:     (68,985)     (101,055)     (16,401)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              (25)           10           (2)
     Cash distributions to investors:             32            94           11
     Annualized cash on cash
     yield to investors:                           3%            9%          10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%         100%

--------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) on a tax basis and net income (loss) on a GAAP basis was approximately $11,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-35

                                   TABLE III:

                    Baron Mortgage Development Fund XV, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997
                                           -------------------------------------
Gross Revenues:                            $ 42,053     $ 79,771     $ 12,669
Other:                                            0           90          190

Less:
Operating Expenses:                             (90)        (330)        (300)
Interest Expenses:                                0            0            0
Depreciation and Amortization:                    0            0            0
Other:  Major Maintenance:                        0            0            0

Net Income (Loss) - Tax Basis:               41,963       79,441       12,559

Cash generated from operations:              41,963       79,441       12,369

Less:  Cash distributions:                   42,000       81,643       12,362

Cash generated after cash distributions:        (37)      (2,202)           7

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              60          113           18
     Cash distributions to investors:            60          117           18
     Annualized cash on cash
     yield to investors:                         12%          12%          10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%

-----------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-36

                                   TABLE III:

                   Baron Strategic Investment Fund VIII, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997
                                           --------------------------------------
Gross Revenues:                            $  48,197     $ 101,503     $  38,892
Other:                                             0             0         1,708

Less:
Operating Expenses:                          (11,471)      (31,873)      (14,453)
Interest Expenses:                                 0             0             0
Depreciation and Amortization:                     0             0             0
Other:  Major Maintenance:                         0             0             0

Net Income (Loss) - Tax Basis:                36,726        69,630        26,147

Cash generated from operations:               36,726        69,630        24,439

Less:  Cash distributions:                    25,100        92,430        30,450

Cash generated after cash distributions:      11,626       (22,800)       (6,011)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):               31            58            22
     Cash distributions to investors:             21            77            25
     Annualized cash on cash
     yield to investors:                           2%            8%           10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%

--------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-37

                                   TABLE III:

                        Florida Tax Credit Fund II, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997          1996
                                           ---------------------------------------------------
Gross Revenues:                            $  92,693       179,855     $ 151,372     $ 193,970
Other:                                             0             0             0             0

Less:
Operating Expenses:                          (58,657)     (136,148)     (114,363)     (121,850)
Interest Expenses:                           (22,175)      (41,463)      (41,317)      (38,995)
Depreciation and Amortization:                (7,941)      (15,884)      (25,780)      (25,565)
Other:  Major Maintenance:                    (6,439)       (3,394)       (6,265)       (8,135)

Net Income (Loss) - Tax Basis:                (2,519)      (17,034)      (36,353)         (575)

Cash generated from operations:                5,422        (1,150)      (10,573)       24,990

Less:  Cash distributions:                     1,550         2,940         2,780            34

Cash generated after cash distributions:       3,872        (4,090)      (13,353)       24,956

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):               (4)          (55)         (117)           (2)
     Cash distributions to investors:              3             9             9             0
     Annualized cash on cash
     yield to investors:                           1%            1%            1%            0

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%          100%

----------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $4,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-38

                                   TABLE III:

                    Baron Strategic Investment Fund IX, Ltd.


                                            1/1/99 -
                                            6/30/99        1998          1997
                                           -------------------------------------
Gross Revenues:                            $ 24,453     $ 48,637     $    676
Other:                                            0            0            0

Less:
Operating Expenses:                          (7,447)     (21,856)      (4,443)
Interest Expenses:                                0            0            0
Depreciation and Amortization:                    0            0            0
Other:  Major Maintenance:                        0            0            0

Net Income (Loss) - Tax Basis:               17,006       26,781       (3,767)

Cash generated from operations:              17,006       26,781       (3,767)

Less:  Cash distributions:                    9,500       87,770        3,589

Cash generated after cash distributions:      7,506      (60,989)      (7,356)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              14           22           (3)
     Cash distributions to investors:             8           73            3
     Annualized cash on cash
     yield to investors:                          2%           7%           1%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:        100%         100%         100%

-----------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) on a tax basis and net income (loss) on a GAAP basis was approximately $8,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-39

                                   TABLE III:

                 Central Florida Income Appreciation Fund, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997          1996
                                           ---------------------------------------------------
Gross Revenues:                            $ 156,804     $ 279,732     $ 228,623     $ 244,496
Other:                                        10,225         9,255             0             0

Less:
Operating Expenses:                          (70,253)     (158,039)     (112,911)     (127,984)
Interest Expenses:                           (34,102)     (117,214)     (134,746)     (124,291)
Depreciation and Amortization:               (39,010)      (78,023)      (76,023)      (74,942)
Other:  Major Maintenance:                    (4,744)      (33,907)      (19,500)       (1,346)

Net Income (Loss) - Tax Basis:                18,920       (98,196)     (114,557)      (84,067)

Cash generated from operations:               47,705       (29,428)      (38,534)       (9,125)

Less:  Cash distributions:                    26,000         4,114             0       105,000

Cash generated after cash distributions:      21,705       (33,542)      (38,534)     (114,125)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):               18           (94)         (109)          (80)
     Cash distributions to investors:             25             4             0           100
     Annualized cash on cash
     yield to investors:                           5%            1%            0%           10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%          100%

----------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $13,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-40

                                   TABLE III:

                       Midwest Income Growth Fund VI, Ltd.


                                            1/1/99 -
                                            6/30/99         1998          1997          1996
                                           ---------------------------------------------------
Gross Revenues:                            $ 131,160     $ 273,157     $ 257,567     $  98,226
Other:                                         9,589          (953)            0             0

Less:
Operating Expenses:                          (54,070)     (139,926)      (84,233)      (28,556)
Interest Expenses:                           (53,841)      (98,286)     (106,684)      (28,631)
Depreciation and Amortization:               (29,675)      (59,349)      (54,823)      (17,563)
Other:  Major Maintenance:                    (8,665)            0       (61,985)            0

Net Income (Loss) - Tax Basis:                (5,502)      (25,357)      (50,158)       23,476

Cash generated from operations:               14,584        34,945         4,665        41,039

Less:  Cash distributions:                     4,000        30,000        29,799         5,547

Cash generated after cash distributions:      10,584         4,945       (25,134)       35,492

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):              (18)          116          (167)           78
     Cash distributions to investors:             13           100            99            18
     Annualized cash on cash
     yield to investors:                           3%           10%           10%           10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:         100%          100%          100%          100%

----------------------------------------------------------------------------------------------


Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1998, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $20,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.


                                     III-41

                                    TABLE IV:

                          RESULTS OF COMPLETED PROGRAMS

The following table includes information relating to the financial results of one program sponsored by an affiliate of the Managing Shareholder of the Trust, Baron Advisors, Inc., which completed operations within the last five years. The prior program had investment objectives similar to those of the Trust and the Operating Partnership in that the program provided financing in respect of a residential property for current income and capital appreciation.

                         Tampa Capital Income Fund, Ltd.

Dollar Amount Raised:                                        $     1,050,000

Number of Properties Purchased:                                          one

Date of Closing of Offering:                                            7/95

Date of Acquisition of Property:                                       12/94

Date of Sale of Property:                                               2/97

Tax and Distribution Data per $1,000 Investment through 1996:

          Federal Income Tax Results:

          Ordinary Income (loss):

                    from operations:                                171 est.

                    from recapture:                           Not applicable

          Capital Gain (loss):                                           138

          Deferred Gain(1):

                    Capital:                                             138

                    Ordinary:                                 Not applicable

Cash Distribution to Investors:                                          10%

          Source (on GAAP basis):

                    Investment Income:                        $      180,000

                    Return of capital:                        $      900,000

          Source (on cash basis):

                    Sales:                                    $      900,000

                    Refinancing:                              Not applicable

                    Operations:                               $      180,000

                    Other:                                    Not applicable

Receivable on Net Purchase Money Financing:                    $       6,333(2)
--------------------------------------------------------------------------------

(1) "Deferred Gain" represents the amount of capital gain or ordinary gain that is realized upon receipt of installment payments under the promissory note received in exchange for the property sold.

(2) $295,000 of purchase price was paid with a promissory note payable in 36 equal monthly payments including 9% annual interest rate. As of May 25, 1999, the principal balance owed on the note is approximately $6,333.

                                    TABLE V:

                        SALES OR DISPOSALS OF PROPERTIES

The following table includes certain financial information concerning the sale of a property within the most recent three years by an investment program sponsored by an Affiliate of the Managing Shareholder.

                         Tampa Capital Income Fund, Ltd.

Property:                                                   Lakewood Apartments

Date Acquired:                                                          12/94

Date of Sale:                                                            2/97

Selling Price, Net of Closing Costs and GAAP Adjustments:    $      2,795,000

     Cash Received net of closing costs:                     $        900,000

     Mortgage Balance at time of sale:                       $      1,500,000

     Purchase money mortgage taken back by program:          $        295,000(1)

     Adjustments resulting from application of GAAP:           Not applicable

     Total:                                                  $      2,695,000(2)

Cost of Properties Including Closing and Soft Costs:

     Original Mortgage Financing:                            $      1,500,000

     Total acquisition cost, capital improvements,
     Closing and soft costs:                                 $      1,050,000(3)

     Total:                                                  $      2,550,000

Excess of Property Operating Cash Receipts
Over Cash Expenditures:                                      $        180,000(4)

--------------------------------------------------------------------------------
(1) $295,000 of purchase price was paid with a promissory note payable in 36 equal monthly payments including 9% annual interest rate. The current principal balance owed on the note is approximately $6,333.

(2) The entire gain ($145,000) will be treated as a capital gain for tax purposes.

(3) Does not include offering costs.

(4) Estimated.

                           OTHER PROGRAMS SPONSORED BY
                       AFFILIATES OF MANAGING SHAREHOLDER

                MAXIMUM
DATE            CAPITAL
FORMED          RAISE             PARTNERSHIP NAME                                        GENERAL PARTNER
------          -----             ----------------                                        ---------------

10/2/96         $  650,000        Baron Mortgage Development Fund VIII, Ltd.              Baron Capital  XXXVIII, Inc.

4/02/97          1,000,000        Baron Mortgage Development Fund  XII, Ltd.              Baron Capital XLVI, Inc.

5/20/97          1,000,000        Baron First Mortgage Development Fund XVI, Ltd.         Baron Capital LX, Inc.

5/22/97          1,000,000        Baron First Mortgage Development Fund XVII, Ltd.        Baron Capital LXI, Inc.

9/15/97          1,000,000        Baron Mortgage Development Fund XIX, L.P.               Baron Capital LXVI, Inc.

9/10/97          1,000,000        Baron Mortgage Development Fund XX, L.P.                Baron Capital LXVII, Inc.

11/24/97         1,000,000        Baron Mortgage Development Fund XXI, L.P.               Baron Capital LXVIII, Inc.

1/7/99           1,200,000        Baron Mezzanine Fund XXXVI, Ltd.                        Baron Capital LXXXVII, Inc.

1/7/99           1,200,000        Baron Mezzanine Fund XXXVII, Ltd.                       Baron Capital LXXXVIII, Inc.

4/7/99           1,200,000        Baron Mezannine Fund XXXVIII, Ltd.                      Baron Capital LXXXIX, Inc.

                                    EXHIBIT B

                     SUMMARY OF EXCHANGE PROPERTY, MORTGAGE
                      AND EXCHANGE PARTNERSHIP INFORMATION

                                    EXHIBIT B

In the Exchange Offering, the Operating Partnership will offer to issue its Units to limited partners in the Exchange Partnerships in exchange for their limited partnership interests therein. The tables comprising Exhibit B set forth information relating to each Exchange Partnership.

Exchange Equity Partnerships

The table relating to each of the 13 Exchange Equity Partnerships sets forth the following information: (i) the name of the partnership and its general partner,
(ii) the name and location of the residential apartment property in which it directly or indirectly owns equity, (iii) the year the property was completed,
(iv) the number of units, acreage, rentable area, average unit size and average rental rate per unit and per square feet of rentable area as of June 30, 1999,
(v) physical occupancy of each property as of June 30, 1999 and for each of the five prior years, (vi) the property's estimated appraised value, and (vii) certain property tax information.

The table also sets forth for each partnership certain information relating to the first mortgage (and in one case, second mortgage) indebtedness secured by or associated with the property, including: (i) initial principal balance and balance as of June 30, 1999 and due at maturity, (ii) interest rate, (iii) annual and monthly debt service requirements, (iv) amortization term, (v) maturity date, and (vi) name of lending institution.

In addition, the table for each Exchange Equity Partnership sets forth (i) certain information relating to the partnership's original private offering, including, the offering commencement and termination dates, number of investors, paid in capital, number of units sold, price per unit and the allocations between the limited partners and the general partner of distributable cash and net proceeds from a sale or refinancing of property, (ii) the number of Operating Partnership Units (and their initial assigned value) being offered to each limited partner in the particular partnership per $1,000 of original investment, and (iii) the estimated deferred taxable gain from the Exchange Offering for limited partners electing to accept the offering, per $1,000 of original investment.

Exchange Mortgage Partnerships

The table relating to each of the six Exchange Mortgage Partnerships sets forth the same information as described above relating to the underlying property which secures second mortgage loans held by the partnership, the first mortgage loan which is senior to the partnership's loan interests, the partnership's original offering and the estimated deferred taxable gain resulting from participation in the offering. The table also sets forth the estimated replacement cost new of property securing second mortgage interests of the partnership and information relating to the second mortgage loan and other debt interests held by the partnership, including: (i) initial principal balances and balances as of June30, 1999 and due at maturity, (ii) interest rates, (iii) annual and monthly debt service requirements, (iv) amortization term, (v) maturity dates, (vi) annual monthly debt service requirements, and (vii) similar information regarding other Exchange Partnerships which hold second mortgage interests secured by the same property in which the partnership holds a second mortgage interest.

Exchange Hybrid Partnerships

The table relating to each of the four Exchange Hybrid Partnerships sets forth the same information as described above relating to: (i) properties in which the partnership directly or indirectly owns an equity interest and properties which secure second mortgage loans held by the partnership, first mortgage loans which are senior to the partnership's equity interests and second mortgage interests, the partnership's original private offering and the estimated deferred taxable gain resulting from participation in the Exchange Offering and (ii) the second mortgage loan and other debt interests held by the partnership.

                          EXCHANGE EQUITY PARTNERSHIPS

                       FLORIDA INCOME GROWTH FUND V, LTD.
                          (GP: Baron Capital XI, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

   The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                                YEAR COMPLETED:   1980
BLOSSOM CORNERS APARTMENTS-PHASE I                        APPROX. ACREAGE:  3.67
2143 Raper Dairy Road
Orlando, Florida  32822

                           UNIT MIX AND RENTAL RATES:
--------------------------------------------------------------------------------
                                                                   APPROXIMATE
                                  APPROXIMATE RENTABLE           AVERAGE MONTHLY
UNIT TYPE       NUMBER           AREA PER UNIT (Sq. Ft.)           RENTAL RATE
--------------------------------------------------------------------------------
    Studio        15                       300                        $419
--------------------------------------------------------------------------------
    1 BR          49                       600                        $499
--------------------------------------------------------------------------------
    2 BR           6                       900                        $650
--------------------------------------------------------------------------------
      Total       70                     39,300
--------------------------------------------------------------------------------

6/30 99 OCCUPANCY %:             95%   ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,195,000
1998 AVG. MONTHLY OCCUPANCY %:   97%   APPRAISAL DATE:  1/98
1997 AVG. MONTHLY OCCUPANCY %:   91%   11/1/98 FEDERAL INCOME TAX BASIS:       $1,629,182
1996 AVG. MONTHLY OCCUPANCY %:   89%   DEPRECIATION LIFE CLAIMED:                24.5 yrs.
1995 AVG. MONTHLY OCCUPANCY %:   90%   REALTY TAX RATE (MILLAGE):                 21.6657
1994 AVG. MONTHLY OCCUPANCY %:   91%   1997 PROPERTY TAX VALUE:                $1,194,445
=========================================================================================

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                 MATURITY DATE:       11/1/06
Column Financial, Inc.
3414 Peachtree Road N.E., Suite 1140
Atlanta, Georgia  30326-1113

INITIAL PRINCIPAL BALANCE:           $1,050,000    ANNUAL DEBT SERVICE: $105,288
6/30/99 BALANCE:                     $1,017,388    MONTHLY PAYMENT:     $  8,774
BALANCE DUE AT MATURITY:             $  882,430

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.04% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Prepayment penalty equal to 1% of prepayment amount if prepaid prior to fifth anniversary of loan; no prepayment penalty thereafter.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:     10/95             NUMBER OF UNITS SOLD:           2,300
NUMBER OF INVESTORS:     49                PRICE PER UNIT:                 $ 500
PAID IN CAPITAL:         $1,150,000        DATE OFFERING TERMINATED:       2/97

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  114 Units
valued at $10 per Unit (or $1,140)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):                $118
Long Term Capital Gain (assuming 20% rate):                 $ 61
--------------------------------------------------------------------------------
                 (See Endnotes to Exchange Equity Partnerships)

                      FLORIDA CAPITAL INCOME FUND III, LTD.
                          (GP: Baron Capital VII, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

   The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                                YEAR COMPLETED:   1986
BRIDGE POINT APARTMENTS - PHASE II                        APPROX. ACREAGE:  3.39
1500 Monument Road
Jacksonville, Florida  32225

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                                                  APPROXIMATE
                                APPROXIMATE RENTABLE            AVERAGE MONTHLY
UNIT TYPE        NUMBER        AREA PER UNIT (Sq. Ft.)            RENTAL RATE
--------------------------------------------------------------------------------
    Studio          6                    288                        $379-399
--------------------------------------------------------------------------------
    1 BR           37                    576                          $459
--------------------------------------------------------------------------------
    2 BR            5                    864                        $599-609
--------------------------------------------------------------------------------
      Total        48                  27,360
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:             94%   ESTIMATED APPRAISED PARTNERSHIP VALUE:  $1,610,000
1998 AVG. MONTHLY OCCUPANCY %:   96%   APPRAISAL DATE:                               2/98
1997 AVG. MONTHLY OCCUPANCY %:   93%   11/1/98 FEDERAL INCOME TAX BASIS:       $1,152,374
1996 AVG. MONTHLY OCCUPANCY %:   95%   DEPRECIATION LIFE CLAIMED:                25.5 yrs.
1995 AVG. MONTHLY OCCUPANCY %:   94%   REALTY TAX RATE (MILLAGE):                 21.4228
1994 AVG. MONTHLY OCCUPANCY %:   92%   1997 PROPERTY TAX VALUE:                $  904,775
=========================================================================================

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                MATURITY DATE:          7/1/06
Huntington Mortgage Co.
41 South High Street, Suite 900
Columbus, Ohio  43215

INITIAL PRINCIPAL BALANCE:         $735,000       ANNUAL DEBT SERVICE:   $76,572
6/30/99 BALANCE:                   $710,868       MONTHLY PAYMENT:       $ 6,381

BALANCE DUE AT MATURITY:           $625,327

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.52% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Prepayment permitted only after 7/1/05.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  6/95              NUMBER OF UNITS SOLD:              1,600
NUMBER OF INVESTORS:  32                PRICE PER UNIT:                    $ 500
PAID IN CAPITAL:      $800,000          DATE OFFERING TERMINATED:          11/95

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  117 Units
valued at $10 per Unit (or $1,170)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $  236
Long Term Capital Gain (assuming 20% rate):          $  121
--------------------------------------------------------------------------------

                 (See Endnotes to Exchange Equity Partnerships)

                       MIDWEST INCOME GROWTH FUND VI, LTD.
                      (GP: Baron Capital of Ohio III, Inc.,
                formerly named Sigma Financial Capital VI, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

   The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                               YEAR COMPLETED:    1974
BROOKWOOD WAY APARTMENTS                                 APPROX. ACREAGE:   3.92
327 N. Brookwood Way
Mansfield, Ohio  44906

                           UNIT MIX AND RENTAL RATES:
--------------------------------------------------------------------------------
                                                                   APPROXIMATE
                                 APPROXIMATE RENTABLE            AVERAGE MONTHLY
UNIT TYPE        NUMBER         AREA PER UNIT (Sq. Ft.)            RENTAL RATE
--------------------------------------------------------------------------------
    Studio          3                     288                          $299
--------------------------------------------------------------------------------
    1 BR           60                     576                          $379
--------------------------------------------------------------------------------
    2 BR            3                     864                          $399
--------------------------------------------------------------------------------
      Total        66                   38,016
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:             94%   ESTIMATED APPRAISED PARTNERSHIP VALUE:  $1,780,000
1998 AVG. MONTHLY OCCUPANCY %:   99%   APPRAISAL DATE:                               9/98
1997 AVG. MONTHLY OCCUPANCY %:   94%   11/1/98 FEDERAL INCOME TAX BASIS:       $1,737,619
1996 AVG. MONTHLY OCCUPANCY %:   97%   DEPRECIATION LIFE CLAIMED:                  25 yrs.
1995 AVG. MONTHLY OCCUPANCY %:   95%   REALTY TAX RATE (MILLAGE):                   78.13
1994 AVG. MONTHLY OCCUPANCY %:   96%   1997 PROPERTY TAX VALUE:                $  349,520
=========================================================================================

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                 MATURITY DATE:        12/1/06
Mellon Bank
1422 Euclid #900
Cleveland, Ohio  44115

INITIAL PRINCIPAL BALANCE:         $1,075,000      ANNUAL DEBT SERVICE: $108,612
6/30/99 BALANCE:                   $1,043,073      MONTHLY PAYMENT:     $  9,051

BALANCE DUE AT MATURITY:           $  890,263

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.04% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Loan may be prepaid in whole at any time after December 1, 2001 provided written notice of such prepayment is received by lender not more than 60 days and not less than 30 days prior to the date of such payment.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:     4/96           NUMBER OF UNITS SOLD:              600
NUMBER OF INVESTORS:     7              PRICE PER UNIT:                    $ 500
PAID IN CAPITAL:         $300,000       DATE OFFERING TERMINATED:          10/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; any remaining distributable cash during the fiscal year is to be deposited in a cash reserve acount.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  127 Units
valued at $10 per Unit (or $1,270)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):             $429
Long Term Capital Gain (assuming 20% rate):              $220
--------------------------------------------------------------------------------
                 (See Endnotes to Exchange Equity Partnerships)

                    FLORIDA OPPORTUNITY INCOME PARTNERS, LTD.
                          (GP: Baron Capital III, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

   The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                                YEAR COMPLETED:   1982
CAMELLIA COURT APARTMENTS                                 APPROX. ACREAGE:  5.15
1401 S. Clyde Morris Boulevard
Daytona Beach, Florida  32114

                           UNIT MIX AND RENTAL RATES:
--------------------------------------------------------------------------------
                                                                  APPROXIMATE
                                APPROXIMATE RENTABLE            AVERAGE MONTHLY
UNIT TYPE      NUMBER          AREA PER UNIT (Sq. Ft.)            RENTAL RATE
--------------------------------------------------------------------------------
    1 BR         59                      576                         $435
--------------------------------------------------------------------------------
    2 BR          1                      864                         $599
--------------------------------------------------------------------------------
      Total      60                    34,848
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:             93%   ESTIMATED APPRAISED PARTNERSHIP VALUE:  $1,833,000
1998 AVG. MONTHLY OCCUPANCY %:   98%   APPRAISAL DATE:                              8/98:
1997 AVG. MONTHLY OCCUPANCY %:   75%   11/1/98 FEDERAL INCOME TAX BASIS:       $1,384,565
1996 AVG. MONTHLY OCCUPANCY %:   91%   DEPRECIATION LIFE CLAIMED:                24.5 yrs.
1995 AVG. MONTHLY OCCUPANCY %:   91%   REALTY TAX RATE (MILLAGE):                26.77249
1994 AVG. MONTHLY OCCUPANCY %:   78%   1997 PROPERTY TAX VALUE:                $1,100,618
=========================================================================================

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                 MATURITY DATE:        11/1/06
Column Financial
6400 Congress Avenue #200
Boca Raton, Florida  33487

INITIAL PRINCIPAL BALANCE:         $1,100,000      ANNUAL DEBT SERVICE: $111,132
6/30/99 BALANCE:                   $1,065,887      MONTHLY PAYMENT:     $  9,261

BALANCE DUE AT MATURITY:           $  984,430

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.04% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first five years of the loan; thereafter, entire principal balance may be prepaid, provided during the sixth and seventh years of the loan lender is paid a prepayment fee equal to the greater of one percent of the outstanding loan balance or yield maintenance.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:   8/95              NUMBER OF UNITS SOLD:            800
NUMBER OF INVESTORS:   29                PRICE PER UNIT:                  $1,000
PAID IN CAPITAL:       $800,000          DATE OFFERING TERMINATED:        12/95

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  105 Units
valued at $10 per Unit (or $1,050)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $254
Long Term Capital Gain (assuming 20% rate):          $130
--------------------------------------------------------------------------------
                 (See Endnotes to Exchange Equity Partnerships)

                        FLORIDA CAPITAL INCOME FUND, LTD.
                          (GP: Baron Capital II, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

   The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                          YEAR COMPLETED:         1987
EAGLE LAKE APARTMENTS                               APPROXIMATE ACREAGE:    4.68
1025 Eagle Lake Trail
Port Orange, Florida  32119

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                                                   APPROXIMATE
                                   APPROXIMATE RENTABLE          AVERAGE MONTHLY
UNIT TYPE        NUMBER           AREA PER UNIT (Sq. Ft.)          RENTAL RATE
--------------------------------------------------------------------------------
    1 BR           73                       576                       $459
--------------------------------------------------------------------------------
    2 BR            4                       864                       $579
--------------------------------------------------------------------------------
      Total        77                     45,504
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:             96%   ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,530,000
1998 AVG. MONTHLY OCCUPANCY %:   94%   APPRAISAL DATE:                               1/98
1997 AVG. MONTHLY OCCUPANCY %:   94%   11/1/98 FEDERAL INCOME TAX BASIS:       $2,066,071
1996 AVG. MONTHLY OCCUPANCY %:   96%   DEPRECIATION LIFE CLAIMED:                  24 yrs.
1995 AVG. MONTHLY OCCUPANCY %:   92%   REALTY TAX RATE (MILLAGE):                24.44549
1994 AVG. MONTHLY OCCUPANCY %:   95%   1997 PROPERTY TAX VALUE:                $1,755,464
=========================================================================================

                                FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                 MATURITY DATE:        11/1/05
Column Financial, Inc.
3414 Peachtree Road N.E., Suite 1140
Atlanta, Georgia  30325-1113

INITIAL PRINCIPAL BALANCE:            $1,500,000   ANNUAL DEBT SERVICE: $144,636
6/30/99 BALANCE:                      $1,427,797   MONTHLY PAYMENT:     $ 12,053

BALANCE DUE AT MATURITY:              $1,244,562

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 8.56% through maturity and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: May be prepaid after 10/25/00 with prepayment penalty equal to 1% of prepayment amount.
================================================================================

                         INVESTMENT PROGRAM INFORMATION


DATE OFFERING BEGAN:   11/94             NUMBER OF UNITS SOLD:             1,614
NUMBER OF INVESTORS:   31                PRICE PER UNIT:                   $500
PAID IN CAPITAL:       $807,000          DATE OFFERING TERMINATED:         6/95

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions. Thereafter, the investors are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return (and, in the case of a property sale, after the holders of second mortgage financing have received 10% of the net sale proceeds remaining after the investors have received an aggregate amount equal to their capital contributions), the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter, investors and the GP share any remaining net proceeds 70%/30%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  115 Units
valued at $10 per Unit (or $1,150)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $312
Long Term Capital Gain (assuming 20% rate):          $160
--------------------------------------------------------------------------------
                 (See Endnotes to Exchange Equity Partnerships)

                      FLORIDA CAPITAL INCOME FUND II, LTD.
                          (GP: Baron Capital IV, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

   The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:              YEAR COMPLETED:      1985
FOREST GLEN APARTMENTS - PHASE I        APPROXIMATE ACREAGE: 6.85 (all 4 phases)
300 Forest Glen Boulevard
Daytona Beach, Florida  32114

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                                                  APPROXIMATE
                                    APPROXIMATE RENTABLE        AVERAGE MONTHLY
UNIT TYPE        NUMBER            AREA PER UNIT (Sq. Ft.)        RENTAL RATE
--------------------------------------------------------------------------------
    2 BR           28                       1,075                  $619-649
--------------------------------------------------------------------------------
    3 BR           24                       1,358                    $719
--------------------------------------------------------------------------------
      Total        52                      62,692
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:             94%   ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,990,820
1998 AVG. MONTHLY OCCUPANCY %:   99%   APPRAISAL DATE:                              10/97
1997 AVG. MONTHLY OCCUPANCY %:   82%   11/1/98 FEDERAL INCOME TAX BASIS:       $1,512,371
1996 AVG. MONTHLY OCCUPANCY %:   85%   DEPRECIATION LIFE CLAIMED:                  23 yrs.
1995 AVG. MONTHLY OCCUPANCY %:   93%   REALTY TAX RATE (MILLAGE):                26.41256
1994 AVG. MONTHLY OCCUPANCY %:   95%   1997 PROPERTY TAX VALUE:                $1,594,041
=========================================================================================

                                FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                MATURITY DATE:          3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:         $1,836,576     ANNUAL DEBT SERVICE: $ 145,920
6/30/99 BALANCE:                   $1,771,769     MONTHLY PAYMENT:     $  12,160

BALANCE DUE AT MATURITY:           $1,681,926

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    5/94              NUMBER OF UNITS SOLD:           2,000*
NUMBER OF INVESTORS:    38                PRICE PER UNIT:                 $500
PAID IN CAPITAL:        $1,000,000*       DATE OFFERING TERMINATED:       7/95

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  169 Units
valued at $10 per Unit (or $1,690)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $464
Long Term Capital Gain (assuming 20% rate):          $238
--------------------------------------------------------------------------------
                 (See Endnotes to Exchange Equity Partnerships)

--------------------
* Includes 1,840 units sold in the program's offering plus 160 units issued to four investors in exchange for property interests acquired by them in an earlier unrelated program which was terminated.

                    REALTY OPPORTUNITY INCOME FUND VIII, LTD.
                          (GP: Baron Capital IV, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

   The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:             YEAR COMPLETED:       1985
FOREST GLEN APARTMENTS - PHASE II      APPROXIMATE ACREAGE:  6.85 (all 4 phases)
300 Forest Glen Boulevard
Daytona Beach, Florida  32114

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                                                  APPROXIMATE
                                   APPROXIMATE RENTABLE         AVERAGE MONTHLY
UNIT TYPE           NUMBER        AREA PER UNIT (Sq. Ft.)         RENTAL RATE
--------------------------------------------------------------------------------
    2 BR              23                   1,075                    $619-649
--------------------------------------------------------------------------------
    3 BR               7                   1,358                      $719
--------------------------------------------------------------------------------
      Total           30                  34,231
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:             90%   ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,173,162
1998 AVG. MONTHLY OCCUPANCY %:   90%   APPRAISAL DATE:                              10/97
1997 AVG. MONTHLY OCCUPANCY %:   73%   11/1/98 FEDERAL INCOME TAX BASIS:       $1,460,396
1996 AVG. MONTHLY OCCUPANCY %:   82%   DEPRECIATION LIFE CLAIMED:                  23 yrs.
1995 AVG. MONTHLY OCCUPANCY %:   91%   REALTY TAX RATE (MILLAGE):                26.41256
1994 AVG. MONTHLY OCCUPANCY %:   92%   1997 PROPERTY TAX VALUE:                  $930,725
=========================================================================================

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:               MATURITY DATE:           3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:         $1,072,132    ANNUAL DEBT SERVICE:    $85,188
6/30/99 BALANCE:                   $1,022,174    MONTHLY PAYMENT:        $ 7,099

BALANCE DUE AT MATURITY:           $  981,813

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:     3/94            NUMBER OF UNITS SOLD:            944
NUMBER OF INVESTORS:     45              PRICE PER UNIT:                  $1,000
PAID IN CAPITAL:         $944,000        DATE OFFERING TERMINATED:        6/94

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF INTEREST IN NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  105 Units
valued at $10 per Unit (or $1,050)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):        $128
Long Term Capital Gain (assuming 20% rate):         $ 66
--------------------------------------------------------------------------------
                 (See Endnotes to Exchange Equity Partnerships)

------------------
* The GP became a manager of this program in July 1995, replacing Realty Capital I, Inc., the initial sponsor.

                      FLORIDA INCOME ADVANTAGE FUND I, LTD.
                          (GP: Baron Capital IV, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

   The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:              YEAR COMPLETED:      1985
FOREST GLEN APARTMENTS - PHASE III      APPROXIMATE ACREAGE: 6.85 (all 4 phases)
300 Forest Glen Boulevard
Daytona Beach, Florida  32114

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                                                  APPROXIMATE
                                   APPROXIMATE RENTABLE         AVERAGE MONTHLY
UNIT TYPE        NUMBER           AREA PER UNIT (Sq. Ft.)         RENTAL RATE
--------------------------------------------------------------------------------
    2 BR           19                      1,075                    $619-649
--------------------------------------------------------------------------------
    3 BR            7                      1,358                      $719
--------------------------------------------------------------------------------
      Total        26                     29,931
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:             88%   ESTIMATED APPRAISED PARTNERSHIP VALUE:  $1,940,339
1998 AVG. MONTHLY OCCUPANCY %:   81%   APPRAISAL DATE:                              10/97
1997 AVG. MONTHLY OCCUPANCY %:   88%   11/1/98 FEDERAL INCOME TAX BASIS:       $1,282,871
1996 AVG. MONTHLY OCCUPANCY %:   94%   DEPRECIATION LIFE CLAIMED:                  23 yrs.
1995 AVG. MONTHLY OCCUPANCY %:   98%   REALTY TAX RATE (MILLAGE):                26.41256
1994 AVG. MONTHLY OCCUPANCY %:   92%   1997 PROPERTY TAX VALUE:                  $743,191
=========================================================================================

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                 MATURITY DATE:         3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:          $ 854,708      ANNUAL DEBT SERVICE:  $67,908
6/30/99 BALANCE:                    $ 885,884      MONTHLY PAYMENT:      $ 5,659

BALANCE DUE AT MATURITY:            $ 782,744

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:      2/94          NUMBER OF UNITS SOLD:            940
NUMBER OF INVESTORS:      46            PRICE PER UNIT:                  $1,000
PAID IN CAPITAL:          $940,000      DATE OFFERING TERMINATED:        5/94

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  107 Units
valued at $10 per Unit (or $1,070)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $129
Long Term Capital Gain (assuming 20% rate):          $ 66
--------------------------------------------------------------------------------
                 (See Endnotes to Exchange Equity Partnerships)

------------------
The GP became a manager of this program in July 1995, replacing Realty Capital IV, Inc., the initial sponsor.

                    FLORIDA INCOME APPRECIATION FUND I, LTD.
                          (GP: Baron Capital IV, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

   The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:              YEAR COMPLETED:      1985
FOREST GLEN APARTMENTS - PHASE IV       APPROXIMATE ACREAGE: 6.85 (all 4 phases)
300 Forest Glen Boulevard
Daytona Beach, Florida  32114

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                                                  APPROXIMATE
                                  APPROXIMATE RENTABLE          AVERAGE MONTHLY
UNIT TYPE        NUMBER          AREA PER UNIT (Sq. Ft.)          RENTAL RATE
--------------------------------------------------------------------------------
    2 BR            6                     1,075                     $619-649
--------------------------------------------------------------------------------
    3 BR            2                     1,358                       $719
--------------------------------------------------------------------------------
      Total         8                     9,166
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:             100%  ESTIMATED APPRAISED PARTNERSHIP VALUE:    $471,679
1998 AVG. MONTHLY OCCUPANCY %:   100%  APPRAISAL DATE:                              10/97
1997 AVG. MONTHLY OCCUPANCY %:    91%  11/1/98 FEDERAL INCOME TAX BASIS:         $216,381
1996 AVG. MONTHLY OCCUPANCY %:    91%  DEPRECIATION LIFE CLAIMED:                  23 yrs.
1995 AVG. MONTHLY OCCUPANCY %:    88%  REALTY TAX RATE (MILLAGE):                26.41256
1994 AVG. MONTHLY OCCUPANCY %:    91%  1997 PROPERTY TAX VALUE:                  $204,899
=========================================================================================

                                FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                MATURITY DATE:         3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:         $ 236,584      ANNUAL DEBT SERVICE:   $18,792
6/30/99 BALANCE:                   $ 272,580      MONTHLY PAYMENT:       $ 1,566

BALANCE DUE AT MATURITY:           $ 216,712

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    4/94          NUMBER OF UNITS SOLD:              205
NUMBER OF INVESTORS:    13            PRICE PER UNIT:                    $1,000
PAID IN CAPITAL:        $205,000      DATE OFFERING TERMINATED:          9/94

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  124 Units
valued at $10 per Unit (or $1,240)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $434
Long Term Capital Gain (assuming 20% rate):          $222
--------------------------------------------------------------------------------
                 (See Endnotes to Exchange Equity Partnerships)

------------------
The GP became a manager of this program in July 1995, replacing Realty Capital II, Inc., the initial sponsor.

                      FLORIDA CAPITAL INCOME FUND IV, LTD.
                           (GP: Baron Capital V, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

   The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                      YEAR COMPLETED:      1986
GLEN LAKE ARMS APARTMENTS                       APPROXIMATE ACREAGE: 7.16
2000 Gandy Boulevard North
St. Petersburg, Florida   33702

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                                                   APPROXIMATE
                                  APPROXIMATE RENTABLE           AVERAGE MONTHLY
UNIT TYPE          NUMBER        AREA PER UNIT (Sq. Ft.)           RENTAL RATE
--------------------------------------------------------------------------------
    1 BR              144                  550                         $674
--------------------------------------------------------------------------------
      Total           144                79,200
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:             65%   ESTIMATED APPRAISED PARTNERSHIP VALUE:  $6,483,079
1998 AVG. MONTHLY OCCUPANCY %:   49%   APPRAISAL DATE:                               3/98
1997 AVG. MONTHLY OCCUPANCY %:   78%   11/1/98 FEDERAL INCOME TAX BASIS:       $4,110,622
1996 AVG. MONTHLY OCCUPANCY %:   81%   DEPRECIATION LIFE CLAIMED:                  25 yrs.
1995 AVG. MONTHLY OCCUPANCY %:   72%   REALTY TAX RATE (MILLAGE):                 25.4849
1994 AVG. MONTHLY OCCUPANCY %:   79%   1997 PROPERTY TAX VALUE:                $3,789,000
=========================================================================================

                              MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:
Republic Bank
1301 Sixth Avenue West
Bradenton, Florida  34205
INITIAL PRINCIPAL BALANCE:         $2,812,500
6/30/99 BALANCE:                   $2,677,690

BALANCE DUE AT MATURITY:           $2,652,341
MATURITY DATE:                     5/18/00
ANNUAL DEBT SERVICE:               $  293,700
MONTHLY PAYMENT:                   $   24,475

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.55% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Prepayable without penalty

SECOND MORTGAGE HOLDER AND ADDRESS:
Glen Lake Arms Joint Venture
10490 Gandy Boulevard North, Suite 2E
St. Petersburg, Florida  33702
INITIAL PRINCIPAL BALANCE:           $375,000
6/30/99 BALANCE:                     $352,238

BALANCE DUE AT MATURITY:             $343,772
MATURITY DATE:                        5/01/05
ANNUAL DEBT SERVICE:                 $ 34,728
MONTHLY PAYMENT:                     $  2,894

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 8.0% and amortizes on a 25-year basis

PREPAYMENT PROVISIONS: Prepayable without penalty
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:       1/95           NUMBER OF UNITS SOLD:            3,640
NUMBER OF INVESTORS:       60             PRICE PER UNIT:                  $500
PAID IN CAPITAL:           $1,820,000     DATE OFFERING TERMINATED:        6/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return (and, in the case of a property sale, after the holder of collateral mortgage financing has received 10% of the net sale proceeds remaining after investors have received an aggregate amount equal to their capital contributions), the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  136 Units
valued at $10 per Unit (or $1,360)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $336
Long Term Capital Gain (assuming 20% rate):          $172
--------------------------------------------------------------------------------
                 (See Endnotes to Exchange Equity Partnerships)

                 CENTRAL FLORIDA INCOME APPRECIATION FUND, LTD.
                      (GP: Baron Capital of Florida, Inc.,

                formerly named Sigma Financial Capital VI, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

   The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                      YEAR COMPLETED:      1986
LAUREL OAKS APARTMENTS                          APPROXIMATE ACREAGE: 6.21
(FORMERLY GROVE HAMLET APARTMENTS)
915B Grove Hamlet Way
Deland, Florida  32720
                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                                                   APPROXIMATE
                                    APPROXIMATE RENTABLE         AVERAGE MONTHLY
UNIT TYPE           NUMBER         AREA PER UNIT (Sq. Ft.)         RENTAL RATE
    1 BR              11                     576                       $435
--------------------------------------------------------------------------------
    2 BR              45                     864                     $540-569
--------------------------------------------------------------------------------
      Total           56                   45,216
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:             98%   ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,881,000
1998 AVG. MONTHLY OCCUPANCY %:   96%   APPRAISAL DATE:                               9/98
1997 AVG. MONTHLY OCCUPANCY %:   71%   11/1/98 FEDERAL INCOME TAX BASIS:       $1,908,139
1996 AVG. MONTHLY OCCUPANCY %:   75%   DEPRECIATION LIFE CLAIMED:                  23 yrs.
1995 AVG. MONTHLY OCCUPANCY %:   92%   REALTY TAX RATE (MILLAGE):                25.17206
1994 AVG. MONTHLY OCCUPANCY %:   95%   1997 PROPERTY TAX VALUE:                $1,240,948
=========================================================================================

                           FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                 MATURITY DATE:        12/1/28
Prudential Mortgage Capital Company, LLC
100 Mulberry Street - 9th Floor
Newark, NJ  07102-4069

INITIAL PRINCIPAL BALANCE:           $1,600,000    ANNUAL DEBT SERVICE: $121,860
6/30/99 BALANCE:                     $1,591,271    MONTHLY PAYMENT:     $ 10,155

BALANCE DUE AT MATURITY:             $
                                     0

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 6.54% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment may be made until within six months of maturity date.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:      9/94            NUMBER OF UNITS SOLD:            2,100
NUMBER OF INVESTORS:      51              PRICE PER UNIT:                  $500
PAID IN CAPITAL:          $1,050,000      DATE OFFERING TERMINATED:        10/95

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  130 Units
valued at $10 per Unit (or $1,300)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $405
Long Term Capital Gain (assuming 20% rate):          $208
--------------------------------------------------------------------------------
                 (See Endnotes to Exchange Equity Partnerships)

                      GSU STADIUM STUDENT APARTMENTS, LTD.
                           (GP: Baron Capital X, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

   The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                     YEAR COMPLETED:      1987
STADIUM CLUB APARTMENTS                        APPROXIMATE ACREAGE: 3.50
210 Lanier Drive
Statesboro, Georgia  30458

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                                                   APPROXIMATE
                                     APPROXIMATE RENTABLE        AVERAGE MONTHLY
UNIT TYPE          NUMBER           AREA PER UNIT (Sq. Ft.)        RENTAL RATE
--------------------------------------------------------------------------------
    Studio            2                     288                        $345
--------------------------------------------------------------------------------
    3 BR              3                     880                      $705-750
--------------------------------------------------------------------------------
    4 BR             55                     880                     $940-1,000
--------------------------------------------------------------------------------
      Total          60                   51,616
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY % (out of session):  33%   ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,800,000
1998 AVG. MONTHLY OCCUPANCY %:         64%   APPRAISAL DATE:                              12/97
1997 AVG. MONTHLY OCCUPANCY %:         86%   11/1/98 FEDERAL INCOME TAX BASIS:       $2,014,060
1996 AVG. MONTHLY OCCUPANCY %:         90%   DEPRECIATION LIFE CLAIMED:                  25 yrs.
1995 AVG. MONTHLY OCCUPANCY %:         74%   REALTY TAX RATE (MILLAGE):                   28.93
1994 AVG. MONTHLY OCCUPANCY %:         86%   1997 PROPERTY TAX VALUE:                $1,802,200
===============================================================================================

                                   FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:             MATURITY DATE:            10/1/05
GMAC
650 Dresher Road
Horsham, Pennsylvania  19044

INITIAL PRINCIPAL BALANCE:         $1,750,000  ANNUAL DEBT SERVICE:    $ 151,272
6/30/99 BALANCE:                   $1,712,134  MONTHLY PAYMENT:        $  12,606

BALANCE DUE AT MATURITY:           $1,615,458

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.87% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable with prepayment fee in an amount equal to 1% of the then outstanding principal balance.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:      11/95             NUMBER OF UNITS SOLD:          2,000
NUMBER OF INVESTORS:      38                PRICE PER UNIT:                $500
PAID IN CAPITAL:          $1,000,000        DATE OFFERING TERMINATED:      2/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; thereafter, the GP receives all remaining distributable cash during the fiscal year.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 70%/30%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  117 Units
valued at $10 per Unit (or $1,170)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $262
Long Term Capital Gain (assuming 20% rate):          $135
--------------------------------------------------------------------------------
                 (See Endnotes to Exchange Equity Partnerships)

                    BARON STRATEGIC INVESTMENT FUND II, LTD.
                         (GP: Baron Capital XXXI, Inc.)

                          PARTNERSHIP PROPERTY INTEREST

   The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                         YEAR COMPLETED:      1977
STEEPLECHASE APARTMENTS                            APPROXIMATE ACREAGE: 3.2
841 W. 53rd Street
Anderson, Indiana  46013

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                                                   APPROXIMATE
                                     APPROXIMATE RENTABLE        AVERAGE MONTHLY
UNIT TYPE           NUMBER          AREA PER UNIT (Sq. Ft.)        RENTAL RATE
--------------------------------------------------------------------------------
    1 BR                12                    550                      $399
--------------------------------------------------------------------------------
    2 BR                60                    678                      $435
--------------------------------------------------------------------------------
      Total             72                  47,280
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:             92%   ESTIMATED APPRAISED PARTNERSHIP VALUE:  $1,690,000
1998 AVG. MONTHLY OCCUPANCY %:   76%   APPRAISAL DATE:                               8/98
1997 AVG. MONTHLY OCCUPANCY %:   73%   11/1/98 FEDERAL INCOME TAX BASIS:       $1,273,899
1996 AVG. MONTHLY OCCUPANCY %:   70%   DEPRECIATION LIFE CLAIMED:                  25 yrs.
1995 AVG. MONTHLY OCCUPANCY %:   82%   REALTY TAX RATE (MILLAGE):                 12.3716
1994 AVG. MONTHLY OCCUPANCY %:   78%   1997 PROPERTY TAX VALUE:                  $285,170
=========================================================================================

                                FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:              MATURITY DATE:           10/1/06
Crown Bank
105 Live Oaks Garden #129
Castleberry, Florida    32707

INITIAL PRINCIPAL BALANCE:         $1,260,000   ANNUAL DEBT SERVICE:   $  91,344
6/30/99 BALANCE:                   $1,260,000   MONTHLY PAYMENT:       $   7,612
BALANCE DUE AT MATURITY:           $1,099,557

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: During loan years 1 and 2, interest rate is 7.25%; during years 3 and 4, interest rate is 7.75%; thereafter, 8.25%. The loan is payable interest only for years 1 - 3 and then amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable without penalty.
================================================================================

                         INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  7/96              NUMBER OF UNITS SOLD:             1,600
NUMBER OF INVESTORS:  16                PRICE PER UNIT:                   $500
PAID IN CAPITAL:      $800,000          DATE OFFERING TERMINATED:         10/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 12.5% non-cumulative return on their capital contributions; the GP is then entitled to receive a similar return on its capital contribution. Thereafter, the investors are entitled to receive 50% of any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP, and the GP the remaining 50%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 12.5% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the investors and the GP share any remaining net proceeds 50%/50%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  103 Units
 valued at $10 per Unit (or $1,030)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING

(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $271
Long Term Capital Gain (assuming 20% rate):          $139
--------------------------------------------------------------------------------
                 (See Endnotes to Exchange Equity Partnerships)

Endnotes to Exchange Equity Partnerships:

1. The First Mortgage Loan is not insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise insured or guaranteed.

2. The Property is in good overall condition and is suitable and adequate for the purpose for which it was built.

3. The Property is subject to significant competition from other residential apartment properties in the general vicinity of the Property.

4. In the opinion of the Managing Shareholder, the Property is covered by insurance of the types and amounts which are comparable for similar properties located in the general vicinity of the Property.

5. Each Property is a residential apartment property (other than Glen Lake Arms Apartments, which are short-term corporate residential units) which generally leases units to tenants under lease agreements with terms of one year or less which are common in the industry.

6. The purchase price to be paid by the Operating Partnership in the Exchange Offering for limited partnership interests in each Exchange Equity Partnership and in each Exchange Hybrid Partnership (to the extent of its equity interest in the property) is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon the completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. There can be no assurance that the value of equity interests acquired in properties will reflect their fair market value. See the Prospectus at "THE EXCHANGE OFFERING."

7. The overall depreciable life of the Property is 30 years; depreciation is determined using the straight-line method.

8. Based on certain factual representations made by the Operating Partnership and on certain conditions specified at "FEDERAL INCOME TAX CONSIDERATIONS
      - Exchange of Exchange Partnership Units for Operating Partnership Units," special tax counsel to the Operating Partnership has opined that Offerees who accept the Exchange Offering will generally not incur any immediate tax liability for any taxable gain in connection with such transaction. Any such tax liability generally will be deferred until a later date. The schedule at "Estimated Deferred Taxable Gain from Exchange Offering (per $1,000 of Investors' original investment)" (prepared by the Managing Shareholder and not reviewed by tax or other counsel) indicates the amount of capital gain tax liability each Offeree who accepts the Exchange Offering will defer in connection with such transaction per each $1,000 of his original investment.

                         EXCHANGE MORTGAGE PARTNERSHIPS

                      BARON STRATEGIC INVESTMENT FUND, LTD.
                         (GP: Baron Capital XXXII, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

      This Exchange Partnership owns (i) three unrecorded second mortgage loans secured by the Blossom Corners Property-Phase II and (ii) an unrecorded second mortgage loan secured by the Lake Sycamore Property under development. The properties, interest of the partnership and other Exchange Partnerships in the second mortgages, terms of the first mortgage loans secured by the properties, and other information are described below.

1. BLOSSOM CORNERS SECOND MORTGAGE LOANS:

NAME AND ADDRESS OF PROPERTY
SECURING MORTGAGE LOANS:

BLOSSOM CORNERS APARTMENTS - PHASE II             YEAR COMPLETED:  1981
("Blossom Corners Property")                      APPROX. ACREAGE: 3.51
2143 Raper Dairy Road
Orlando, Florida  32822

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                                         APPROX. AVERAGE MONTHLY
                                   APPROX. RENTABLE            RENTAL RATE
UNIT TYPE        NUMBER        AREA PER UNIT (Sq. Ft.)
--------------------------------------------------------------------------------
    Studio         16                    300                      $419
--------------------------------------------------------------------------------
    1 BR           45                    600                      $499
--------------------------------------------------------------------------------
    2 BR            7                    864                      $650
--------------------------------------------------------------------------------
      Total        68                  38,100
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:             90%   APPRAISED VALUE:               $2,250,000
1998 AVG. MONTHLY OCCUPANCY %:   97%     Cost Approach:               $2,239,000
1997 AVG. MONTHLY OCCUPANCY %:   91%     Income Approach:             $2,322,000
1996 AVG. MONTHLY OCCUPANCY %:   81%     Market Approach:             $2,160,000
1995 AVG. MONTHLY OCCUPANCY %:   88%   REPLACEMENT COST NEW:          $3,390,187
1994 AVG. MONTHLY OCCUPANCY %:   91%   APPRAISAL DATE:                      1/98

PARTNERSHIP'S BLOSSOM CORNERS SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:  Blossom Corners Apartments II, Ltd.             PARTNERSHIP'S UNDIVIDED INTEREST IN SECOND
(affiliate of Managing Shareholder)                      MORTGAGE NOTES:                             100%
AGGREG. ORIGINAL PRINCIPAL  BALANCE:         $977,645    AGGREG. ANNUAL DEBT SERVICE:                $62,552
AGGREG. 6/30/99 BALANCE:                     $850,966        (plus participation interest)
AGGREG. BALANCE DUE AT MATURITY:             $850,966    AGGREG. MONTHLY PAYMENT:                    $ 5,213
AGGREG. ACCRUED UNPAID INTEREST:             $ 46,752    MATURITY DATE:                              4/02

MORTGAGE INTEREST/AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $622,103 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal balance to the extent of any available cash flow during the year and additional non-cumulative participation interest equal to 30% of any remaining available cash flow during the year), (ii) adjustable interest rate of 1% over the prime rate (current adjustable rate of 8.75%) as to $68,861 of principal, and (iii) fixed interest rate of 12% as to $160,002 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: None

OTHER MATTERS: Prior to 12/15/98, the second mortgage loans consisted of an unrecorded second mortgage note with a principal balance of $622,103, an unsecured promissory note with a principal balance of $68,861, an unsecured demand note with a principal balance of $130,270 and advances of $29,732. On 12/15/98, the debtor restated and amended the $622,103 second mortgage note and the $68,861 unsecured promissory note and made a new promissory note in favor of the Exchange Partnership in the original principal amount of $160,002 (to consolidate the $130,270 demand note and advances of $29,732). The debtor and the Exchange Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the unsecured notes at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes with a second mortgage on the property.

BLOSSOM CORNERS FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                           REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809               First Mortgage on Blossom Corners
Horsham, Pennsylvania  19044-0809              Property

ORIGINAL PRINCIPAL BALANCE:        $1,130,000  ANNUAL DEBT SERVICE:     $106,824
6/30/99 BALANCE:                   $1,096,229  MONTHLY PAYMENT:         $  8,902

BALANCE DUE AT MATURITY:           $1,050,024  MATURITY DATE:               3/02

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 8.24% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Prepayment penalty equal to 1% of prepayment amount if prepaid prior to third anniversary of loan; no prepayment penalty thereafter.

2. LAKE SYCAMORE SECOND MORTGAGE LOAN

NAME AND ADDRESS OF PROPERTY SECURING MORTGAGE LOAN:

VILLAS AT LAKE SYCAMORE ("Lake Sycamore Property") 1911 Chaucer Drive Cincinnati, Ohio 45237

PARTNERSHIP'S SECOND MORTGAGE INTEREST:

The Partnership owns an unrecorded second mortgage note with a current principal balance of $230,000. Accrued unpaid interest on the note as of 6/30/99 is $27,315. The debtor is Sycamore Real Estate Development, L.P., an affiliate of the Managing Shareholder. The note bears interest at the fixed rate of 12% (annual interest payable of $27,600 or $2,300 per month) and matures on 12/03. The note is secured by a second mortgage on the Villas at Lake Sycamore, a 164 townhome property under construction on 22.44 acres in Cincinnati, Ohio. Each townhome has a rentable area per unit of approximately 1,325 square feet (or a total area of 217,300 square feet). Construction commenced in December 1997 and is expected to be completed in the last quarter of 2003. Each unit is expected to have an initial monthly rental rate in the range of $889 to $990. In July 1998, an independent Cincinnati appraisal firm estimated the "as is" value of the property at $1,080,000 and the value of the completed property to be $14,312,000 (assuming completion of the project as designed, full rent up and satisfactory environment-quality test).

Two other Exchange Partnerships, Baron Strategic Investment Fund VIII, Ltd. and Baron Strategic Investment Fund IX, Ltd., own separate second mortgage notes secured by the property with the same terms except that they are in the principal amounts of $98,000 and $243,500 (with accrued unpaid interest in the amounts of $5,623 and $14,509), respectively. The lending parties have agreed to share the benefits of the second mortgage on a pari passu basis.

LAKE SYCAMORE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:

Metropolitan Savings
8050 Hosbrook Road, Suite 408
Cincinnati, Ohio  45236

ORIGINAL PRINCIPAL BALANCE: $2,000,000
                            maximum approved
6/30/99 BALANCE:            $1,021,362
EXPECTED BALANCE
DUE AT MATURITY:            $2,000,000

REPAYMENT SECURED BY:
First Mortgage on Lake Sycamore Property

CURRENT ANNUAL DEBT SERVICE: $89,369
CURRENT MONTHLY PAYMENT:     $ 7,447
MATURITY DATE:               11/01

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Adjustable interest rate equal to lender's prime rate plus 1% (currently 8.75%); requires payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN: 6/96              NUMBER OF UNITS SOLD:       2,400
NUMBER OF INVESTORS: 42                PRICE PER UNIT:             $500
PAID IN CAPITAL:     $1,200,000        DATE OFFERING TERMINATED:   12/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to investors until they have received a 12.5% non-cumulative return on their capital contributions; thereafter, investors and the GP share any remaining distributable cash during the fiscal year 50%/50%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 12.5% yearly cash-on-cash return, the GP is entitled to receive a similar return on its capital contribution; thereafter, investors and the GP share any remaining net proceeds 50%/50%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  111 Units
valued at $10 per Unit (or $1,110)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $90
Long Term Capital Gain (assuming 20% rate):          $46
--------------------------------------------------------------------------------
                (See Endnotes to Exchange Mortgage Partnerships)

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.
                         (GP: Baron Capital XVII, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

      This Exchange Partnership owns two unrecorded second mortgage loans secured by the Country Square Property-Phase I described below. The Exchange Partnership's interest in the second mortgage loans, terms of the first mortgage loan secured by the property, and other information are described below.

COUNTRY SQUARE SECOND MORTGAGE LOANS

NAME AND ADDRESS OF PROPERTY
SECURING MORTGAGE LOANS:

COUNTRY SQUARE APARTMENTS - PHASE I                    YEAR COMPLETED:  1981
("Country Square Property")                            APPROX. ACREAGE: 4.56
8401 Aiken Court
Tampa, Florida  33615

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                  APPROX. RENTABLE       APPROX. AVERAGE MONTHLY
UNIT TYPE           NUMBER    AREA PER UNIT (Sq. Ft.)          RENTAL RATE
--------------------------------------------------------------------------------
    Studio            14                288                       $345
--------------------------------------------------------------------------------
    1 BR              52                576                       $449
--------------------------------------------------------------------------------
    2 BR               7                864                       $559
--------------------------------------------------------------------------------
      Total           73               40,032
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:             96%   APPRAISED VALUE:               $2,185,000
1998 AVG. MONTHLY OCCUPANCY %:   95%    Cost Approach:                $2,185,000
1997 AVG. MONTHLY OCCUPANCY %:   83%    Income Approach:              $2,281,000
1996 AVG. MONTHLY OCCUPANCY %:   84%    Market Approach:              $2,090,000
1995 AVG. MONTHLY OCCUPANCY %:   86%   REPLACEMENT COST NEW:          $3,554,776
1994 AVG. MONTHLY OCCUPANCY %:   84%   APPRAISAL DATE:                      1/98

PARTNERSHIP'S COUNTRY SQUARE SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:
Country Square Apartments, Ltd.
(affiliate of Managing Shareholder)

AGGREG. ORIGINAL PRINCIPAL  BALANCE: $1,372,237
AGGREG. 6/30/99 BALANCE:             $1,364,549
AGGREG. BALANCE DUE AT MATURITY:     $1,364,549
AGGREG. ACCRUED UNPAID INTEREST:     $  199,576

PARTNERSHIP'S UNDIVIDED % INTEREST IN
SECOND MORTGAGE NOTES:
                                     100%

AGGREG. ANNUAL DEBT SERVICE:         $163,746
AGGREG. MONTHLY PAYMENT:             $ 13,645
MATURITY DATE:                       4/08

MORTGAGE INTEREST/AMORTIZATION PROVISIONS: Fixed rate of 12%; requires payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: None.

OTHER MATTERS: In 3/97, the Exchange Partnership received a loan with a current principal balance of $259,639 (with accrued unpaid interest of $46,934) from Baron Strategic Investment Fund VI, Ltd. ("Baron Fund VI"). The Exchange Partnership, in turn, lent the loan proceeds to the debtor as part of the Country Square Second Mortgage Loans. The loan from Baron Fund VI bears interest at the rate of 15%, payable monthly, matures in 9/02 and is secured by the Exchange Partnership's interest in two second mortgage notes and a second mortgage.

Prior to 12/15/98, the second mortgage loans consisted of a second mortgage note with a principal balance of $1,192,987 and an unsecured demand note with a principal balance of $179,250. On 12/15/98, the debtor restated and amended the notes and the debtor and the Exchange Partnership entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand note at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligation on the demand note with a second mortgage on the Country Square Property.

COUNTRY SQUARE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Prudential Mortgage Capital Company, LLC    REPAYMENT SECURED BY:
100 Mulberry Street - 9th Floor             First Mortgage on Country Square
Newark, NJ  07102-4069                      Property

ORIGINAL PRINCIPAL BALANCE: $1,600,000      ANNUAL DEBT SERVICE:        $133,068
6/30/99 BALANCE:            $1,582,377      MONTHLY PAYMENT:            $ 11,089

BALANCE DUE AT MATURITY:    $1,385,953      MATURITY DATE:                  3/08

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.41% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:   11/96                 NUMBER OF UNITS SOLD:       2,000
NUMBER OF INVESTORS:   43                    PRICE PER UNIT:             $500
PAID IN CAPITAL:       $1,000,000            DATE OFFERING TERMINATED:   3/97

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to the investors until they have received a 12% non-cumulative return on their capital contributions; thereafter, any remaining distributable cash during the fiscal year is to be distributed to the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 18% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  104 Units
valued at $10 per Unit (or $1,040)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $82
Long Term Capital Gain (assuming 20% rate):          $42
--------------------------------------------------------------------------------
                (See Endnotes of Exchange Mortgage Partnerships)

                     BARON STRATEGIC INVESTMENT FUND V, LTD.
                          (GP: Baron Capital XL, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

      The Exchange Partnership owns (i) an unrecorded second mortgage loan secured by the Candlewood Property-Phase II, (ii) an undivided interest in three unrecorded second mortgage loans and a 100% interest in an unrecorded second mortgage loan secured by the Curiosity Creek Property and (iii) four unrecorded second mortgage loans secured by the Sunrise Property-Phase I. The interest of the Exchange Partnership and other Exchange Partnerships in the second mortgage loans, terms of the first mortgage loans secured by the properties, and other information are described below.

1. CANDLEWOOD SECOND MORTGAGE LOAN

NAME AND ADDRESS OF PROPERTY
SECURING MORTGAGE LOAN:

CANDLEWOOD APARTMENTS - PHASE II                           YEAR COMPLETED:  1984
("Candlewood Property")                                    APPROX. ACREAGE: 2.75
5901 Bryce Lane
Tampa, Florida  33615

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                    APPROX. RENTABLE     APPROX. AVERAGE MONTHLY
UNIT TYPE           NUMBER      AREA PER UNIT (Sq. Ft.)        RENTAL RATE
--------------------------------------------------------------------------------
    Studio             6                  288                      $345
--------------------------------------------------------------------------------
    1 BR              26                  576                      $449
--------------------------------------------------------------------------------
    2 BR               1                  864                      $559
--------------------------------------------------------------------------------
      Total           33                17,568
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:              89%       APPRAISED VALUE:            $925,000
1998 AVG. MONTHLY OCCUPANCY %:    94%         Cost Approach:            $926,000
1997 AVG. MONTHLY OCCUPANCY %:    94%         Income Approach:          $922,000
1996 AVG. MONTHLY OCCUPANCY %:    95%         Market Approach:          $932,000
1995 AVG. MONTHLY OCCUPANCY %:    93%       REPLACEMENT COST NEW:     $1,590,447
1994 AVG. MONTHLY OCCUPANCY %:    94%       APPRAISAL DATE:                 1/98

PARTNERSHIP'S CANDLEWOOD SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Baron Strategic Investment Fund III, Ltd.
(affiliate of Managing Shareholder)

ORIGINAL PRINCIPAL  BALANCE:                     $21,000
6/30/99 BALANCE:                                 $21,000
BALANCE DUE AT MATURITY:                         $21,000
ACCRUED UNPAID INTEREST:                         $ 3,102

PARTNERSHIP'S UNDIVIDED INTEREST IN SECOND
MORTGAGE NOTE:                                   100%

ANNUAL DEBT SERVICE:                             $2,520
MONTHLY PAYMENT:                                 $  210
MATURITY DATE:                                   3/03

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed rate of 12%; requires payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund VI, Ltd. ("Baron Fund VI") and Baron Strategic Investment Fund IX, Ltd. ("Baron Fund IX") own separate second mortgage loans secured by the Candlewood Property. The original principal balance, aggregate 6/30/99 principal balance, and balance due at maturity in respect of Baron Fund VI's and Baron Fund IX's second mortgage loans are $68,000 (accrued unpaid interest of $9,967) and $75,500 (accrued unpaid interest of $10,122), respectively; the annual (and monthly) payments due them are $8,160 ($680) and $9,060 ($755), respectively. The other terms relating to Baron Fund VI's and Baron Fund IX's second mortgage loans are the same as stated herein in respect of the Exchange Partnership's loan.

OTHER MATTERS: Prior to 12/15/98, the Candlewood Second Mortgage Loan consisted of an unsecured demand note with a principal balance of $21,000. On 12/15/98, the debtor and the Exchange Partnership entered into a second mortgage agreement under which the debtor agreed to secure its repayment obligation on the note with a second mortgage on the Candlewood Property. At the same time, the debtor agreed to secure the loans in favor of Baron Fund VI and Baron Fund IX with separate second mortgages on the property. The lending parties have agreed to share the benefits of the second mortgages on a pari passu basis.

CANDLEWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Republic Bank                                  REPAYMENT SECURED BY:
P.O. Box 33009                                 First Mortgage on Candlewood
St. Petersburg, Florida  33733-8009            Property

ORIGINAL PRINCIPAL BALANCE:         $605,000   ANNUAL DEBT SERVICE:      $56,153
6/30/99 BALANCE:                    $587,146   MONTHLY PAYMENT:          $ 4,679

BALANCE DUE AT MATURITY:            $533,678   MATURITY DATE:               2/03

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.79%; amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Prepayable without penalty.

2. CURIOSITY CREEK SECOND MORTGAGE LOANS

NAME AND ADDRESS OF  PROPERTY
SECURING MORTGAGE LOANS:

CURIOSITY CREEK APARTMENTS                               YEAR COMPLETED:    1982
("Curiosity Creek Property")                             APPROX. ACREAGE:   4.51
102 Curiosity Creek Lane
Tampa, Florida  33612

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                    APPROX. RENTABLE     APPROX. AVERAGE MONTHLY
UNIT TYPE            NUMBER     AREA PER UNIT (Sq. Ft.)        RENTAL RATE
--------------------------------------------------------------------------------
    Studio             16                 288                     $370
--------------------------------------------------------------------------------
    1 BR/ 1 Bath       59                 576                     $450
--------------------------------------------------------------------------------
    2 BR/ 1 Bath        6                 864                     $565
--------------------------------------------------------------------------------
      Total            81               43,776
--------------------------------------------------------------------------------

6/30//99 OCCUPANCY %:            98%        APPRAISED VALUE:          $2,425,000
1998 AVG. MONTHLY OCCUPANCY %:   93%          Cost Approach:          $2,426,000
1997 AVG. MONTHLY OCCUPANCY %:   88%          Income Approach:        $2,552,000
1996 AVG. MONTHLY OCCUPANCY %:   86%          Market Approach:        $2,297,000
1995 AVG. MONTHLY OCCUPANCY %:   92%        REPLACEMENT COST NEW:     $3,941,164
1994 AVG. MONTHLY OCCUPANCY %:   89%        APPRAISAL DATE:                 3/98

PARTNERSHIP'S CURIOSITY CREEK SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:  Curiosity Creek Apartments, Ltd.
(affiliate of Managing Shareholder)

AGGREG. ORIGINAL PRINCIPAL BALANCE:     $474,703
AGGREG. 6/30/99 BALANCE:                $474,703
AGGREG. BALANCE DUE AT MATURITY:        $474,703
AGGREG. ACCRUED UNPAID INTEREST:        $ 33,148

PARTNERSHIP'S UNDIVIDED                 26.3% in three
% INTEREST IN SECOND MORTGAGE NOTES:    loans and 100%
                                        in one loan

AGGREG. ANNUAL DEBT SERVICE:            $41,238
      (plus any participation interest)
AGGREG. MONTHLY PAYMENT:                $  3,437
MATURITY DATE:                          4/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $212,227 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow, plus additional non-cumulative participation interest equal to 30% of any remaining available cash flow), (ii) adjustable interest rate of prime plus 1% (currently 8.75%) as to $108,899 of principal, (iii) fixed interest rate of 12.5% as to $109,325 of principal and (iv) fixed interest rate of 12% as to $44,253 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Vulture Fund I, Ltd. ("Baron Vulture Fund") owns the remaining undivided 73.7% interest in three second mortgage loans and a 100% interest in one second mortgage loan secured by the Curiosity Creek Property ("Curiosity Creek Second Mortgage Loans"). The aggregate original principal balance, aggregate 6/30/99 principal balance, and aggregate balance due at maturity in respect of Baron Vulture Fund's interest in the loans is $1,243,847 (accrued unpaid interest of $134,759); the aggregate annual and monthly payments due it are $105,149 and $8,762, respectively. The other terms relating to Baron Vulture Fund's interest in the loans are the same as stated herein.

OTHER MATTERS: Prior to 12/15/98, the Curiosity Creek Second Mortgage Loans consisted of a second mortgage note with a principal balance of $807,560, two unsecured demand notes with a an aggregate principal balance of $830,360 and advances in the amount of $66,171. On 12/15/98, the debtor, the Exchange Partnership and Baron Vulture Fund entered into a mortgage modification agreement pursuant to which the Exchange Partnership and Baron Vulture Fund agreed to set the maturity date on the demand notes and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes and advances with a second mortgage on the Curiosity Creek Property.

CURIOSITY CREEK FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:

Prudential Mortgage Capital Company, LLC      REPAYMENT SECURED BY:
100 Mulberry Street - 9th Floor               First Mortgage on Curiosity Creek
Newark, NJ  07102-4069                        Property

ORIGINAL PRINCIPAL BALANCE:     $1,300,000    ANNUAL DEBT SERVICE:      $106,737
6/30/99 BALANCE:                $1,286,406    MONTHLY PAYMENT:          $  8,895

BALANCE DUE AT MATURITY:        $1,122,800    MATURITY DATE:            4/08

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.28%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

3. SUNRISE SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

SUNRISE APARTMENTS - PHASE I                          YEAR COMPLETED:  1981
("Sunrise Property")                                  APPROX. ACREAGE: 4.08
3805 Hopkins Avenue
Titusville, Florida  32780

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                  APPROX. RENTABLE      APPROX. AVERAGE MONTHLY
UNIT TYPE            NUMBER   AREA PER UNIT (Sq. Ft.)        RENTAL RATE
--------------------------------------------------------------------------------
    1 BR/ 1 Bath       54               576                     $380
--------------------------------------------------------------------------------
    2 BR/ 1Bath         6               864                     $490
--------------------------------------------------------------------------------
      Total            60             36,288
--------------------------------------------------------------------------------

4/1/99 OCCUPANCY %:            88%           APPRAISED VALUE:        $1,510,000
1998 AVG. MONTHLY OCCUPANCY %: 88%             Cost Approach:        $1,361,500
1997 AVG. MONTHLY OCCUPANCY %: 90%             Income Method:        $1,424,000
1996 AVG. MONTHLY OCCUPANCY %: 85%             Market Approach:      $1,591,000
1995 AVG. MONTHLY OCCUPANCY %: 83%           REPLACEMENT COST NEW:   $2,700,611
1994 AVG. MONTHLY OCCUPANCY %: 89%           APPRAISAL DATE:                4/98

PARTNERSHIP'S SUNRISE SECOND MORTGAGE LOAN INTEREST:
DEBTOR:  Sunrise Apartments I, Ltd.
 (affiliate of Managing Shareholder)

AGGREG. ORIGINAL PRINCIPAL BALANCE:         $1,036,450


AGGREG. 6/30/99 BALANCE:                    $1,031,801
AGGREG. BALANCE DUE AT MATURITY:            $1,031,801
AGGREG. ACCRUED UNPAID INTEREST:            $   -0-

PARTNERSHIP'S UNDIVIDED INTEREST IN SECOND
MORTGAGE NOTES:                             100%

AGGREG. ANNUAL DEBT SERVICE:                $53,995
        (plus any participation
interest)
AGGREG. MONTHLY PAYMENT:                    $ 4,500
MATURITY DATE:                              10/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $335,000 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 20% of any remaining available cash flow), (ii) fixed interest rate of 4% as to $621,515 of principal, (iii) fixed interest rate of 12% as to $16,000 of principal and (iv) adjustable rate of 1% over prime rate (currently 8.75%) as to $1,467. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: None

OTHER MATTERS: Prior to 12/15/98, the second mortgage loans secured by the Sunrise Property (the "Sunrise Second Mortgage Loans") consisted of a second mortgage note with a principal balance of $335,000, two unsecured demand notes with an aggregate principal balance of $622,982 and advances in the amount of $73,819. On 12/15/98, the debtor restated and amended the second mortgage note and the demand notes and created a new promissory note in favor of the Exchange Partnership in the original principal amount of $16,000 (to cover prior advances). The debtor and the Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand notes and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes and advances with a second mortgage on the Sunrise Property.

SUNRISE FIRST MORTGAGE INFORMATION:
FIRST MORTGAGE HOLDER AND ADDRESS:

GMAC Commercial Mortgage Company                REPAYMENT SECURED BY:
650 Dresher Road, P.O. Box 809                  First Mortgage on Sunrise
Horsham, Pennsylvania  19044-0809               Property

ORIGINAL PRINCIPAL BALANCE:       $1,307,000    ANNUAL DEBT SERVICE:    $174,020
6/30/99 BALANCE:                  $1,022,417    MONTHLY PAYMENT:        $ 14,502

BALANCE DUE AT MATURITY:          $  932,217    MATURITY DATE:              1/05

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: Fixed interest rate of 7.5%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:   11/96             NUMBER OF UNITS SOLD:            2,400
NUMBER OF INVESTORS:   56                PRICE PER UNIT:                  $500
PAID IN CAPITAL:       $1,200,000        DATE OFFERING TERMINATED:        6/97

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to the investors until they have received a 15% non-cumulative return on their capital contributions; thereafter, any remaining distributable cash during the fiscal year is to be distributed to the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 15% yearly cash-on-cash return, the investors and the GP will share any remaining net proceeds 50%/50%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  105 Units
 valued at $10 per Unit (or $1,050)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $73
Long Term Capital Gain (assuming 20% rate):          $38
--------------------------------------------------------------------------------
                (See Endnotes of Exchange Mortgage Partnerships)

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.
                         (GP: Baron Capital XLIV, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

      The Exchange Partnership owns (i) an undivided interest in an unrecorded second mortgage loan secured by the Heatherwood Property-Phase II and three unsecured loans associated with such property, (ii) three unrecorded second mortgage loans secured by the Longwood Property-Phase I and (iii) an unrecorded second mortgage loan secured by the Lake Sycamore Property (under development). The interest of the Exchange Partnership and other Exchange Partnerships in the second mortgage loans, terms of the first mortgage loans secured by each property, and other information are described below.

1. HEATHERWOOD SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

HEATHERWOOD APARTMENTS - PHASE II                        YEAR COMPLETED:  1982
("Heatherwood Property")                                 APPROX. ACREAGE: 2.26
1105 North Hoagland Blvd.
Kissimmee, Florida  34741

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                  APPROX. RENTABLE      APPROX. AVERAGE MONTHLY
UNIT TYPE            NUMBER   AREA PER UNIT (Sq. Ft.)        RENTAL RATE
--------------------------------------------------------------------------------
    Studio         10                   288                   $395-425
--------------------------------------------------------------------------------
 1 BR/1 Bath       26                   576                   $510-530
--------------------------------------------------------------------------------
 2 BR/1 Bath        4                   864                     $625
--------------------------------------------------------------------------------
 2 BR/2 Bath        1                   864                     $625
--------------------------------------------------------------------------------
     Total         41                 22,176
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:            93%         APPRAISED VALUE:         $1,285,000
1998 AVG. MONTHLY OCCUPANCY %:  98%           Cost Approach:         $1,188,000
1997 AVG. MONTHLY OCCUPANCY %:  97%           Income Approach:       $1,259,000
1996 AVG. MONTHLY OCCUPANCY %:  93%           Market Approach:       $1,312,000
1995 AVG. MONTHLY OCCUPANCY %:  88%         REPLACEMENT COST NEW:    $1,862,475
1994 AVG. MONTHLY OCCUPANCY %:  91%         APPRAISAL DATE:                3/98

PARTNERSHIP'S HEATHERWOOD SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:  Heatherwood Apartments II, Ltd.
(an affiliate of Managing Shareholder)

AGGREG. ORIGINAL PRINCIPAL BALANCE:       $206,260
AGGREG. 6/30/99 BALANCE:                  $206,260
AGGREG. BALANCE DUE AT MATURITY:          $206,260
AGGREG. ACCRUED UNPAID INTEREST:          $  2,406

PARTNERSHIP'S UNDIVIDED
% INTEREST IN LOANS:                      58%

AGGREG. ANNUAL DEBT SERVICE:              $13,408
      (plus any participation interest)
AGGREG. MONTHLY PAYMENT:                  $ 1,117
AGGREG. MATURITY DATE:                    10/04

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $188,500 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 30% of any remaining available cash flow), (ii) adjustable interest rate of 1% over prime rate (currently 8.75%) as to $1,010 of principal, and (iii) fixed interest rate of 12% as to $16,749 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund X, Ltd. ("Baron Fund X") owns the remaining undivided 42% interest in the second mortgage loans secured by the Heatherwood Property and in the unsecured loans associated with the property ("Heatherwood Loans"). The aggregate original principal balance, aggregate 6/30/99 principal balance, and aggregate balance due at maturity in respect of Baron Fund X's interest in the Heatherwood Loans is $155,787 (accrued unpaid interest of $5,972); the aggregate annual (and monthly) payments due it are $9,710 ($809). The other terms relating to Baron Fund X's interest in the Heatherwood Loans are the same as stated herein.

OTHER MATTERS: The Heatherwood Loans consist of a second mortgage note secured by the Heatherwood Property with a principal balance at 6/30/99 of $325,000 and unsecured loans in the aggregate principal amount of $37,047.

HEATHERWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                       REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809           First Mortgage on Heatherwood
Horsham, Pennsylvania  19044-0809          Property

ORIGINAL PRINCIPAL BALANCE:     $710,000   ANNUAL DEBT SERVICE:        $61,038
6/30/99 BALANCE:                $699,359   MONTHLY PAYMENT:            $ 5,087

BALANCE DUE AT MATURITY:        $655,856   MATURITY DATE:              11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.75%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

3. LONGWOOD SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

LONGWOOD APARTMENTS - PHASE I                             YEAR COMPLETED:   1981
("Longwood Property")                                     APPROX. ACREAGE:  4.00
1524 Clearlake Road
Cocoa, Florida  32922

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                   APPROX. RENTABLE      APPROX. AVERAGE MONTHLY
UNIT TYPE            NUMBER    AREA PER UNIT (Sq. Ft.)         RENTAL RATE
--------------------------------------------------------------------------------
 1 BR/1 Bath             51              576                      $419
--------------------------------------------------------------------------------
 2 BR/1 Bath              8              864                      $525
--------------------------------------------------------------------------------
     Total               59             36,288
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:            92%         APPRAISED VALUE:         $1,820,000
1998 AVG. MONTHLY OCCUPANCY %:  99%           Cost Approach:         $1,664,000
1997 AVG. MONTHLY OCCUPANCY %:  86%           Income Approach:       $1,788,000
1996 AVG. MONTHLY OCCUPANCY %:  93%           Market Approach:       $1,844,000
1995 AVG. MONTHLY OCCUPANCY %:  93%         REPLACEMENT COST NEW:    $2,666,862
1994 AVG. MONTHLY OCCUPANCY %:  95%         APPRAISAL DATE:                3/98

PARTNERSHIP'S LONGWOOD SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:  Longwood Apartments I, Ltd.
(an affiliate of Managing Shareholder)

AGGREG. ORIGINAL PRINCIPAL  BALANCE:      $969,268
AGGREG. 6/30/99 BALANCE:                  $969,268
AGGREG. BALANCE DUE AT MATURITY:          $969,268
AGGREG. ACCRUED UNPAID INTEREST:          $ 60,704

PARTNERSHIP'S UNDIVIDED % INTEREST IN
SECOND MORTGAGE NOTES:                    100%

AGGREG. ANNUAL DEBT SERVICE:              $77,088
      (plus any participation interest)
AGGREG. MONTHLY PAYMENT:                  $6,424
MATURITY DATE:                            10/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $368,558 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 30% of any remaining available cash flow), (ii) adjustable interest rate of 1% over prime rate (currently 8.75%) as to $526,465 of principal, and (iii) fixed interest rate of 12% as to $74,245 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: None

OTHER MATTERS: Prior to 12/15/98, the Longwood Second Mortgage Loans consisted of a second mortgage note with a principal balance of $368,558, an unsecured demand note with a principal balance of $526,465, and advances of $74,245. On 12/15/98, the debtor restated and amended the second mortgage note and the demand note and created a new promissory note in the original principal amount of $74,245 (to cover prior advances). The debtor and the Exchange Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand note and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the demand note and advances with a second mortgage on the Longwood Property.

LONGWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:

GMAC                                            REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809                First Mortgage on Longwood
Horsham, Pennsylvania  19044-0809               Property

ORIGINAL PRINCIPAL BALANCE:       $1,307,000    ANNUAL DEBT SERVICE:     $89,150
6/30/99 BALANCE:                  $1,022,255    MONTHLY PAYMENT:         $ 7,429

BALANCE DUE AT MATURITY:          $1,204,545    MATURITY DATE:           11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.75%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

3. LAKE SYCAMORE SECOND MORTGAGE LOAN:

NAME AND ADDRESS
OF  PROPERTY SECURING
MORTGAGE:

VILLAS AT LAKE SYCAMORE
("Lake Sycamore Property")
1911 Chaucer Drive
Cincinnati, Ohio 45237

PARTNERSHIP'S SECOND MORTGAGE INTEREST:

The Partnership owns an unrecorded second mortgage note with a current principal balance of $98,000. Accrued unpaid interest on the note as of 6/30/99 is $5,623. The debtor is Sycamore Real Estate Development, L.P., an affiliate of the Managing Shareholder. The note bears interest at the fixed rate of 12% (annual interest payable of $11,760 or $980 per month) and matures on 12/03. The note is secured by a second mortgage on the Villas at Lake Sycamore, a 164 townhome property under construction on 22.44 acres in Cincinnati, Ohio. Each townhome has a rentable area per unit of approximately 1,325 square feet (or a total area of 217,300 square feet). Construction commenced in December 1997 and is expected to be completed in the last quarter of 2003. Each unit is expected to have an initial monthly rental rate in the range of $889 to $990. In July 1998, an independent Cincinnati appraisal firm estimated the "as is" value of the property at $1,080,000 and the value of the completed property to be $14,312,000 (assuming completion of the project as designed, full rent up and satisfactory environment-quality test).

Two other Exchange Partnerships, Baron Strategic Investment Fund, Ltd. and Baron Strategic Investment Fund IX, Ltd., own separate second mortgage notes secured by the property with the same terms except that they are in the principal amounts of $230,000 and $243,500 (with accrued unpaid interest in the amounts of $27,315 and $14,509), respectively. The lending parties have agreed to share the benefits of the second mortgage on a pari passu basis.

LAKE SYCAMORE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:

Metropolitan Savings
8050 Hosbrook Road, Suite 408
Cincinnati, Ohio  45236

ORIGINAL PRINCIPAL BALANCE:  $2,000,000
                             maximum approved
6/30/99 BALANCE:             $1,021,362
EXPECTED BALANCE
DUE AT MATURITY:             $2,000,000

REPAYMENT SECURED BY:
First Mortgage on Lake Sycamore Property

CURRENT ANNUAL DEBT SERVICE: $89,369
CURRENT MONTHLY PAYMENT:     $ 7,447
MATURITY DATE:               11/01

MORTGAGE INTEREST/AMORTIZATION PROVISIONS: Adjustable interest rate equal to lender's prime rate plus 1% (currently 8.75%); requires payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION


DATE OFFERING BEGAN:   4/97              NUMBER OF UNITS SOLD:       2,400
NUMBER OF INVESTORS:   43                PRICE PER UNIT:             $500
PAID IN CAPITAL:       $1,200,000        DATE OFFERING TERMINATED:   2/98

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to the investors until they have received a 12.5% non-cumulative return on their capital contributions; thereafter, investors and the GP share any remaining distributable cash during the fiscal year 50%/50%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 12.5% yearly cash-on-cash return, investors and the GP share any remaining net proceeds 50%/50%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  105 Units
valued at $10 per Unit (or $1,050)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $73
Long Term Capital Gain (assuming 20% rate):          $37
--------------------------------------------------------------------------------
                (See Endnotes to Exchange Mortgage Partnerships)

                      BARON STRATEGIC VULTURE FUND I, LTD.
                         (GP: Baron Capital XXVI, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

      The Exchange Partnership owns an undivided interest in three unrecorded second mortgage loans and a 100% interest in one loan secured by the Curiosity Creek Property described below. The interest of the Exchange Partnership and a separate Exchange Partnership in the second mortgage loans, terms of the first mortgage loan secured by the property, and other information are described below.

CURIOSITY CREEK SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:
CURIOSITY CREEK APARTMENTS
("Curiosity Creek Property")                            YEAR COMPLETED:   1982
102 Curiosity Creek Lane                                APPROX. ACREAGE:  4.51
Tampa, Florida  33612

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                   APPROX. RENTABLE      APPROX. AVERAGE MONTHLY
UNIT TYPE            NUMBER    AREA PER UNIT (Sq. Ft.)         RENTAL RATE
--------------------------------------------------------------------------------
Studio                     16          288                       $370
--------------------------------------------------------------------------------
1 BR/ 1 Bath               59          576                       $450
--------------------------------------------------------------------------------
2 BR/ 1 Bath                6          864                       $565
--------------------------------------------------------------------------------
  Total                    81       43,776
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:            98%           APPRAISED VALUE:        $2,425,000
1998 AVG. MONTHLY OCCUPANCY %:  93%             Cost Approach:        $2,426,000
1997 AVG. MONTHLY OCCUPANCY %:  88%             Income Approach:      $2,552,000
1996 AVG. MONTHLY OCCUPANCY %:  86%             Market Approach:      $2,297,000
1995 AVG. MONTHLY OCCUPANCY %:  92%           REPLACEMENT COST NEW:   $3,941,164
1994 AVG. MONTHLY OCCUPANCY %:  89%           APPRAISAL DATE:               3/98

PARTNERSHIP'S CURIOSITY CREEK SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:  Curiosity Creek Apartments, Ltd.
(an affiliate of Managing Shareholder)

AGGREG. ORIGINAL PRINCIPAL  BALANCE:     $1,243,847
AGGREG. 6/30/99 BALANCE:                 $1,243,847
AGGREG. BALANCE DUE AT MATURITY:         $1,243,847
AGGREG. ACCRUED UNPAID INTEREST:         $  112,259

PARTNERSHIP'S UNDIVIDED                  73.7% in three
% INTEREST IN SECOND MORTGAGE NOTES:     loans and 100%
                                         in one loan
AGGREG. ANNUAL DEBT SERVICE:             $105,149
     (plus participation interest)
AGGREG. MONTHLY PAYMENT:                 $  8,762
MATURITY DATE:                           4/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $595,333 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 30% of any remaining available cash flow), (ii) adjustable interest rate of prime plus 1% (currently 8.75%) as to $305,407 of principal, (iv) fixed interest rate of 12.5% as to $306,675 of principal, and (iii) fixed interest rate of 12% as to $36,431 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund V, Ltd. ( "Baron Fund V") owns the remaining undivided 26.3% interest in three second mortgage loans and a 100% interest in one second mortgage loan secured by the Curiosity Creek Property ("Curiosity Creek Second Mortgage Loans"). The aggregate original principal balance, aggregate 6/30/99 principal balance, and aggregate balance due at maturity in respect of Baron Fund V's interest in the Curiosity Creek Second Mortgage Loans is $474,703 (accrued unpaid interest of $33,148); the aggregate annual and monthly payments due it are $41,238 and $3,437, respectively. The other terms relating to Baron Fund V's interest in the Curiosity Creek Second Mortgage Loans are the same as stated herein.

OTHER MATTERS: Prior to 12/15/98, the Curiosity Creek Second Mortgage Loans consisted of a second mortgage note with a principal balance of $807,560, two unsecured demand notes with an aggregate principal balance of $830,360 and advances in the amount of $66,171. On 12/15/98, the debtor, the Exchange Partnership and Baron Fund V entered into a mortgage modification agreement pursuant to which the Exchange Partnership and Baron Fund V agreed to set the maturity date on the demand notes and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes and advances with a second mortgage on the Curiosity Creek Property.

CURIOSITY CREEK FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:

Prudential Mortgage Capital Company, LLC   REPAYMENT SECURED BY:
100 Mulberry Street - 9th Floor            First Mortgage on Curiosity Creek
Newark, NJ  07102-4069                     Property

ORIGINAL PRINCIPAL BALANCE:  $1,300,000    ANNUAL DEBT SERVICE:        $106,737
6/30/99 BALANCE:             $1,286,406    MONTHLY PAYMENT:            $  8,895
BALANCE DUE AT MATURITY:     $1,122,800    MATURITY DATE:              4/08

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.28%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  5/96              NUMBER OF UNITS SOLD:          1,800
NUMBER OF INVESTORS:  42                PRICE PER UNIT:                $500
PAID IN CAPITAL:      $900,000          DATE OFFERING TERMINATED:      10/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to the investors until they have received a 15% non-cumulative return on their capital contributions; thereafter, any remaining distributable cash during the fiscal year is to be distributed to the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have first received an aggregate amount (including prior distributions) equal to the amount of their capital contributions plus a 10% yearly cash-on-cash return and the GP has then received a similar return on the amount of its capital contribution, investors and the GP share any remaining net proceeds 50%/50%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  110 Units
valued at $10 per Unit (or $1,100)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $175
Long Term Capital Gain (assuming 20% rate):          $ 90
--------------------------------------------------------------------------------
                (See Endnotes to Exchange Mortgage Partnerships)

                         BREVARD MORTGAGE PROGRAM, LTD.
                          (GP: Baron Capital XII, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

      The Exchange Partnership owns three unrecorded second mortgage loans secured by the Meadowdale Property described below. The Exchange Partnership's interest in the Second Mortgage Loans, terms of the first mortgage loan secured by the property, and other information are described below.

MEADOWDALE SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

MEADOWDALE APARTMENTS
("Meadowdale Property")                                   YEAR COMPLETED:   1984
248 E. University Boulevard                               APPROX. ACREAGE:  4.81
Melbourne, Florida  32901

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                   APPROX. RENTABLE      APPROX. AVERAGE MONTHLY
UNIT TYPE            NUMBER    AREA PER UNIT (Sq. Ft.)         RENTAL RATE
--------------------------------------------------------------------------------
    1 BR              56                576                      $399
--------------------------------------------------------------------------------
    2 BR               8                864                      $499
--------------------------------------------------------------------------------
      Total           64             39,168
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:             83%         APPRAISED VALUE:        $1,717,000
1998 AVG. MONTHLY OCCUPANCY %:   70%           Cost Approach:        $1,636,000
1997 AVG. MONTHLY OCCUPANCY %:   89%           Income Approach:      $1,629,000
1996 AVG. MONTHLY OCCUPANCY %:   90%           Market Approach:      $1,643,000
1995 AVG. MONTHLY OCCUPANCY %:   92%         REPLACEMENT COST NEW:   $3,084,043
1994 AVG. MONTHLY OCCUPANCY %:   91%         APPRAISAL DATE:         8/98

PARTNERSHIP'S MEADOWDALE SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:   Florida Opportunity Income Fund III, Ltd.
(affiliate of Managing Shareholder)

AGGREG. ORIGINAL PRINCIPAL BALANCE:         $1,048,861
AGGREG. 6/30/99 BALANCE:                    $1,048,861
AGGREG. BALANCE DUE AT MATURITY:            $1,048,861
AGGREG. ACCRUED UNPAID INTEREST:            $  112,115

PARTNERSHIP'S UNDIVIDED % INTEREST IN
SECOND MORTGAGE NOTES:                      100%

AGGREG. ANNUAL DEBT SERVICE:                $71,861
    (plus any participation interest)
AGGREG. MONTHLY PAYMENT:                    $ 5,988
MATURITY DATE:                              10/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $752,747 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 20% of any remaining available cash flow), (ii) adjustable interest rate of 1% over prime rate (currently 8.75%) as to $271,923 of principal and (iii) fixed rate of 12% as to $24,191 of principal.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: None

OTHER MATTERS: Prior to 12/15/98, the second mortgage loans consisted of a second mortgage note with a principal balance of $752,747, an unsecured demand note with a principal balance of $271,923 and advances of $24,191. On 12/15/98, the debtor restated and amended the second mortgage note and the demand note and created a new promissory note in favor of the Exchange Partnership in the original principal amount of $24,191 (to cover the prior advances). The debtor and the Exchange Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand note and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the demand note and the advances with a second mortgage on the Meadowdale Property.

MEADOWDALE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:

Republic Bank                              REPAYMENT SECURED BY:
P.O. Box 33009                             First Mortgage on Meadowdale Property
St. Petersburg, Florida  33733-8009

ORIGINAL PRINCIPAL BALANCE:  $1,000,000    ANNUAL DEBT SERVICE:          $93,935
6/30/99 BALANCE:             $  944,722    MONTHLY PAYMENT:              $ 7,828

BALANCE DUE AT MATURITY:     $  905,918    MATURITY DATE:                7/01

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: Fixed interest rate of 8.75%; amortizes on a 22-year basis.

PREPAYMENT PROVISIONS: Prepayable without penalty.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:   1/96              NUMBER OF UNITS SOLD:       575
NUMBER OF INVESTORS:   23                PRICE PER UNIT:             $1,000
PAID IN CAPITAL:       $575,000          DATE OFFERING TERMINATED:   4/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, investors and the GP share distributable cash 99%/1%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: Investors are entitled to 100% of net proceeds until the entire amount of the Partnership's Second Mortgage Loans have been repaid and the GP is entitled to receive any remaining net proceeds.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  109 Units
valued at $10 per Unit (or $1,090)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $210
Long Term Capital Gain (assuming 20% rate):          $108
--------------------------------------------------------------------------------
                (See Endnotes on Exchange Mortgage Partnerships)

Endnotes to Exchange Mortgage Partnerships:

1. The second mortgage interests held by the Exchange Partnership and the first mortgage loans identified are not insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise insured or guaranteed. Repayment of each of the loans indicated is non-recourse beyond the underlying property and/or other assets of the particular debtor.

2. In the opinion of the Managing Shareholder, each residential apartment property identified is in good overall condition and is suitable and adequate for the purpose for which it was built.

3. Each property is subject to significant competition from other residential apartment properties in its general vicinity.

4. In the opinion of the Managing Shareholder, each property is covered by insurance of the types and amounts which are comparable for similar properties located in its general vicinity.

5. The purchase price to be paid by the Operating Partnership in the Exchange Offering for limited partnership interests in each Exchange Mortgage Partnership and in each Exchange Hybrid Partnership (to the extent of its mortgage interest in the property) is based upon the following factors:
      (a) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which the property is subject; (b) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (c) the operating history of the property; (d) the amount of distributable cash flow currently being generated by the property; plus
      (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon the completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. There can be no assurance that the value of mortgage interests acquired in properties will reflect their fair market value. See the Prospectus at "THE EXCHANGE OFFERING."

6. Each property is a residential apartment property which generally leases units to tenants under lease agreements with terms of one year or less which are common in the industry.

7. The overall depreciable life of each property is 30 years; depreciation is determined using the straight-line method.

8. Based on certain factual representations made by the Operating Partnership and on certain conditions specified at "FEDERAL INCOME TAX CONSIDERATIONS
      - Exchange of Exchange Partnership Units for Operating Partnership Units," special tax counsel to the Operating Partnership has opined that Offerees who accept the Exchange Offering generally will not incur any immediate tax liability for any taxable gain in connection with such transaction. Any such tax liability will be deferred until a later date. The schedule at "Estimated Deferred Taxable Gain from Exchange Offering (per $1,000 of Investors' original investment)" (prepared by the Managing Shareholder and not reviewed by tax or other counsel) indicates the amount of capital gain tax liability each Offeree who accepts the Exchange Offering will defer in connection with such transaction per each $1,000 of his original investment.

                          EXCHANGE HYBRID PARTNERSHIPS

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.
                         (GP: Baron Capital XXXI, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

      The Exchange Partnership owns (1) a 52.44% limited partnership interest in a limited partnership which holds fee simple title to the Pineview Property, (2) an unrecorded second mortgage loan secured by the Candlewood Property-Phase II, (3) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (4) a note receivable from another Exchange Partnership which is secured by two unrecorded second mortgage notes and a second mortgage on the Country Square Property-Phase I. The interest of the Exchange Partnership and other Exchange Partnerships in the Pineview Property and the second mortgage loans, the note payable to the Exchange Partnership from another Exchange Partnership, terms of the respective first mortgage loan and the Exchange Partnership's second mortgage loans secured by the three properties described below, and other information are described below.

1. EQUITY INTEREST IN PINEVIEW PROPERTY

NAME AND ADDRESS OF PROPERTY:

PINEVIEW APARTMENTS
("Pineview Property")                                     YEAR COMPLETED:   1988
4731 Pine Hills Road                                      APPROX. ACREAGE:  4.38
Orlando, Florida  32808

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                   APPROX. RENTABLE      APPROX. AVERAGE MONTHLY
UNIT TYPE            NUMBER    AREA PER UNIT (Sq. Ft.)         RENTAL RATE
--------------------------------------------------------------------------------
    Studio            26                288                      $409
--------------------------------------------------------------------------------
    1 BR              59                576                      $469
--------------------------------------------------------------------------------
    2 BR               6                864                    $600-625
--------------------------------------------------------------------------------
      Total           91             46,656
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:           92%  ESTIMATED APPRAISED VALUE:        $2,848,000
1998 AVG. MONTHLY OCCUPANCY %: 95%  APPRAISAL DATE:                         3/98
1997 AVG. MONTHLY OCCUPANCY %: 92%  11/1/98 FEDERAL INCOME TAX BASIS: $1,747,499
1996 AVG. MONTHLY OCCUPANCY %: 93%  DEPRECIATION LIFE CLAIMED:          30 years
1995 AVG. MONTHLY OCCUPANCY %: 90%  REALTY TAX RATE (MILLAGE):           21.4657
1994 AVG. MONTHLY OCCUPANCY %: 92%  1997 PROPERTY TAX VALUE:          $1,384,273

PINEVIEW FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                       REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809           First Mortgage on Pineview Property
Horsham, Pennsylvania  19044-0809

ORIGINAL PRINCIPAL BALANCE:  $1,620,000    ANNUAL DEBT SERVICE:         $139,271
6/30/99 BALANCE:             $1,596,966    MONTHLY PAYMENT:             $ 11,606

BALANCE DUE AT MATURITY:     $1,493,008    MATURITY DATE:               11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.75%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted prior to May 1, 2004; thereafter, may be prepaid subject to a yield maintenance fee payable until 6 months prior to maturity.

2. CANDLEWOOD SECOND MORTGAGE LOAN

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

CANDLEWOOD APARTMENTS - PHASE II                          YEAR COMPLETED:  1984
("Candlewood Property")                                   APPROX. ACREAGE: 2.75
5901 Bryce Lane
Tampa, Florida  33615

                           UNIT MIX AND RENTAL RATES:
                            APPROX. AVERAGE MONTHLY

--------------------------------------------------------------------------------
                                   APPROX. RENTABLE      APPROX. AVERAGE MONTHLY
UNIT TYPE            NUMBER    AREA PER UNIT (Sq. Ft.)         RENTAL RATE
--------------------------------------------------------------------------------
    Studio             6                 288                       $345
--------------------------------------------------------------------------------
    1 BR              26                 576                       $449
--------------------------------------------------------------------------------
    2 BR               1                 864                       $559
--------------------------------------------------------------------------------
      Total           33              17,568
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:           89%           APPRAISED VALUE:        $   925,000
1998 AVG. MONTHLY OCCUPANCY %: 94%             Cost Approach:        $   926,000
1997 AVG. MONTHLY OCCUPANCY %: 94%             Income Approach:      $   922,000
1996 AVG. MONTHLY OCCUPANCY %: 95%             Market Approach:      $   932,000
1995 AVG. MONTHLY OCCUPANCY %: 93%           REPLACEMENT COST NEW:   $ 1,590,447
1994 AVG. MONTHLY OCCUPANCY %: 94%           APPRAISAL DATE:                1/98

PARTNERSHIP'S CANDLEWOOD SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Baron Strategic Investment Fund III, Ltd.
(affiliate of Managing Shareholder)

ORIGINAL PRINCIPAL  BALANCE:                  $68,000
6/30/99 BALANCE:                              $68,000
BALANCE DUE AT MATURITY:                      $68,000
ACCRUED UNPAID INTEREST:                      $ 9,767

PARTNERSHIP'S UNDIVIDED
% INTEREST IN SECOND MORTGAGE NOTE:           100%

ANNUAL DEBT SERVICE:                          $8,160
MONTHLY PAYMENT:                              $  680
MATURITY DATE:                                3/03

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed rate of 12%; requires payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund V, Ltd. ("Baron Fund V") and Baron Strategic Investment Fund IX, Ltd. ("Baron Fund IX") own separate second mortgage loans secured by the Candlewood Property. The original principal balance, aggregate 6/30/99 principal balance, and balance due at maturity in respect of Baron Fund V's and Baron Fund IX's loans are $21,000 (accrued unpaid interest of $3,102) and $75,500 (accrued unpaid interest of $10,122), respectively; the annual (and monthly) payments due them are $2,520 ($210) and $9,060 ($755), respectively. The other terms relating to Baron Fund V's and Baron Fund IX's loans are the same as stated herein in respect of the Exchange Partnership's loan.

OTHER MATTERS: Prior to 12/15/98, the Candlewood Second Mortgage Loan consisted of an unsecured demand note with a principal balance of $68,000. On 12/15/98, the debtor and the Exchange Partnership entered into a second mortgage agreement under which the debtor agreed to secure its repayment obligation on the note with a second mortgage on the Candlewood Property. At the same time, the debtor agreed to secure the loans in favor of Baron Fund V and Baron Fund IX with separate mortgages on the property.

The lending parties have agreed to share the benefits of the second mortgages on a pari passu basis.

CANDLEWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Republic Bank                              REPAYMENT SECURED BY:
P.O. Box 33009                             First Mortgage on Candlewood Property
St. Petersburg, Florida  33733-8009

ORIGINAL PRINCIPAL BALANCE:  $605,000      ANNUAL DEBT SERVICE:         $56,153
6/30/99 BALANCE:             $587,146      MONTHLY PAYMENT:             $ 4,679

BALANCE DUE AT MATURITY:     $533,678      MATURITY DATE:               2/03

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.79%; amortizes on a 25-year basis. PREPAYMENT PROVISIONS: Prepayable without penalty.

3. GARDEN TERRACE SECOND MORTGAGE LOANS

NAME AND ADDRESS OF PROPERTY SECURING MORTGAGES:

GARDEN TERRACE APARTMENTS - PHASE III

("Garden Terrace Property")                             YEAR COMPLETED:    1983
8725 Del Ray Court                                      APPROX. ACREAGE:   5.16
Tampa, Florida  33617
Orlando, Florida  32822

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                   APPROX. RENTABLE      APPROX. AVERAGE MONTHLY
UNIT TYPE            NUMBER    AREA PER UNIT (Sq. Ft.)         RENTAL RATE
--------------------------------------------------------------------------------
    Studio             8                288                       $344
--------------------------------------------------------------------------------
    1 BR              67                576                       $399
--------------------------------------------------------------------------------
    2 BR              16                864                       $530
--------------------------------------------------------------------------------
      Total           91             54,720
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:            90%           APPRAISED VALUE:       $1,850,000
1998 AVG. MONTHLY OCCUPANCY %:  90%            Cost Approach:        $1,835,000
1997 AVG. MONTHLY OCCUPANCY %:  78%            Income Approach:      $1,782,000
1996 AVG. MONTHLY OCCUPANCY %:  81%            Market Approach:      $1,901,000
1995 AVG. MONTHLY OCCUPANCY %:  86%           REPLACEMENT COST NEW:  $4,297,897
1994 AVG. MONTHLY OCCUPANCY %:  90%           APPRAISAL DATE:              6/98

PARTNERSHIP'S GARDEN TERRACE SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Garden Terrace Apartments III, Ltd.

ORIGINAL PRINCIPAL  BALANCE:        $248,353
6/30/99 BALANCE:                    $248,353
BALANCE DUE AT MATURITY:            $248,353
ACCRUED UNPAID INTEREST:            $ 11,196

PARTNERSHIP'S UNDIVIDED INTEREST IN SECOND
MORTGAGE LOANS:                     20%
ANNUAL DEBT SERVICE:                $22,353
MONTHLY PAYMENT:                    $ 1,863
MATURITY DATE:                      1/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 2% as to $147,000 of principal if cash flow available plus non-cumulative participation interest at the rate of 7% on the unpaid principal to the extent of available cash flow, plus additional participation interest equal to 30% of any remaining cash flow (payable only to holders of note referred to in (ii) below) and (ii) fixed interest rate of 9% as to $101,353 of principal, payable only from excess cash flow after payment of 2% minimum interest and 7% participation interest due on the note referred to in (i) above. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund IX, Ltd. ("Baron Fund IX") and Baron Strategic Investment Fund X, Ltd. ("Baron Fund X") own the remaining undivided 80% interest in the second mortgage loans secured by the Garden Terrace Property ("Garden Terrace Second Mortgage Loans"). The original principal balance, 6/30/99 principal balance, and balance due at maturity in respect of Baron Fund IX's and Baron Fund X's interest in the Garden Terrace Second Mortgage Loans is $310,442 (accrued unpaid interest of $14,203) and $682,972 (accrued unpaid interest of $31,498), respectively; the annual (and monthly) payments due them are $27,940 ($2,328) and $61,467 ($5,122), respectively. The other terms relating to Baron Fund IX's and Baron Fund X's interest in the Garden Terrace Second Mortgage Loans are the same as stated herein.

GARDEN TERRACE FIRST MORTGAGE INFORMATION:
FIRST MORTGAGE HOLDER AND ADDRESS:

Mellon Mortgage Company                   REPAYMENT SECURED BY:
1422 Euclid Ave., Suite 900               First Mortgage Garden Terrace Property
Cleveland, Ohio  44115-2092

ORIGINAL PRINCIPAL BALANCE:  $1,010,000   ANNUAL DEBT SERVICE:         $96,047
6/30/99 BALANCE:             $  967,012   MONTHLY PAYMENT:             $ 8,004
BALANCE DUE AT MATURITY:     $  822,063   MATURITY DATE:               5/05

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 8.31%; amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: May be prepaid beginning 4/99 with a 5% prepayment fee; the fee decreases 1% per year until maturity.

4. NOTE PAYABLE BY BARON STRATEGIC INVESTMENT FUND IV, LTD.

In 3/97, the Exchange Partnership provided a loan with a current principal balance of $259,639 (with accrued and unpaid interest of $56,670) to another Exchange Partnership, Baron Strategic Investment Fund IV, Ltd. ("Baron Fund IV"). Baron Fund IV, in turn, lent the loan proceeds to the borrower as part of the Country Square Second Mortgage Loans. (See the table for Baron Fund IV above.) The loan from Baron Fund VI to Baron Fund IV bears interest at the annual rate of 15%, payable monthly, matures in 9/02 and is secured by Baron Fund IV's interest in the second mortgage note and second mortgage. Set forth below is information relating to the Country Square Property and the Country Square Mortgage Loans.

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

COUNTRY SQUARE APARTMENTS - PHASE I
("Country Square Property")                               YEAR COMPLETED:   1981
8401 Aiken Court                                          APPROX. ACREAGE:  4.56
Tampa, Florida  33615

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                   APPROX. RENTABLE      APPROX. AVERAGE MONTHLY
UNIT TYPE            NUMBER    AREA PER UNIT (Sq. Ft.)         RENTAL RATE
--------------------------------------------------------------------------------
    Studio            14                288                       $345
--------------------------------------------------------------------------------
    1 BR              52                576                       $449
--------------------------------------------------------------------------------
    2 BR               7                864                       $559
--------------------------------------------------------------------------------
      Total           73             40,032
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:            96%           APPRAISED VALUE:       $2,185,000
1998 AVG. MONTHLY OCCUPANCY %:  95%            Cost Approach:        $2,185,000
1997 AVG. MONTHLY OCCUPANCY %:  83%            Income Approach:      $2,281,000
1996 AVG. MONTHLY OCCUPANCY %:  84%            Market Approach:      $2,090,000
1995 AVG. MONTHLY OCCUPANCY %:  86%           REPLACEMENT COST NEW:  $3,554,776
1994 AVG. MONTHLY OCCUPANCY %:  84%           APPRAISAL DATE:        1/98

BARON FUND IV'S SECOND MORTGAGE LOAN INTEREST IN COUNTRY SQUARE PROPERTY:

DEBTOR:  Country Square Apartments, Ltd.
(affiliate of Managing Shareholder)

ORIGINAL PRINCIPAL  BALANCE:  $1,372,237
6/30/99 BALANCE:              $1,364,549
BALANCE DUE AT MATURITY:      $1,364,549
ACCRUED UNPAID INTEREST:      $ 199,576

BARON FUND IV'S UNDIVIDED % INTEREST IN SECOND
MORTGAGE LOANS:               100%

ANNUAL DEBT SERVICE:          $163,746
MONTHLY PAYMENT:              $ 13,645
MATURITY DATE:                4/08

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed rate of 12%; requires payments of interest only until maturity. PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER MATTERS: Prior to 12/15/98, the second mortgage loans consisted of a second mortgage note with a principal balance of $1,192,987 and an unsecured demand note with a principal balance of $179,250. On 12/15/98, the debtor restated and amended the notes and the debtor and the Exchange Partnership entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand note at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligation on the demand note with a second mortgage on the Country Square Property.

COUNTRY SQUARE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:

Prudential Mortgage Capital Company, LLC     REPAYMENT SECURED BY:
100 Mulberry Street - 9th Floor              First Mortgage on Country Square
Newark, NJ  07102-4069                       Property

ORIGINAL PRINCIPAL BALANCE:   $1,600,000     ANNUAL DEBT SERVICE:       $133,068
6/30/99 BALANCE:              $1,582,377     MONTHLY PAYMENT:           $ 11,089

BALANCE DUE AT MATURITY:      $1,385,953     MATURITY DATE:             3/08

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.41%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    11/96             NUMBER OF UNITS SOLD:       2,400
NUMBER OF INVESTORS:    43                PRICE PER UNIT:             $500
PAID IN CAPITAL:        $1,200,000        DATE OFFERING TERMINATED:   4/97

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to the investors until they have received a 12.5% non-cumulative return on their capital contributions; thereafter, investors and the GP share any remaining distributable cash during the fiscal year 50%/50%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 12.5% yearly cash-on-cash return, investors and the GP share any remaining net proceeds 50%/50%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  107 Units
valued at $10 per Unit (or $1,070)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $95
Long Term Capital Gain (assuming 20% rate):          $49
--------------------------------------------------------------------------------
                 (See Endnotes on Exchange Hybrid Partnerships)

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.
                         (GP: Baron Capital LXII, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

      The Partnership owns (i) a 44.96% limited partnership interest in a limited partnership which holds fee simple title to the Crystal Court Property-Phase I, (ii) an undivided interest in an unrecorded second mortgage loan secured by the Candlewood Property - Phase II, (iii) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (iv) an unrecorded second mortgage loan secured by the Lake Sycamore Property (under development). The interest of the Exchange Partnership and other Exchange Partnerships in the Crystal Court Property and the respective second mortgage loans, terms of the respective first mortgage loan secured by the Candlewood Property, the Garden Terrace Property and the Lake Sycamore Property, and other information are described below.

1. EQUITY INTEREST IN CRYSTAL COURT PROPERTY

NAME AND ADDRESS OF PROPERTY:

CRYSTAL COURT APARTMENTS - PHASE I                        YEAR COMPLETED:   1982
("Crystal Court Property")                                APPROX. ACREAGE:   4.5
1969 Crystal Court Drive
Lakeland, Florida  33801

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                   APPROX. RENTABLE      APPROX. AVERAGE MONTHLY
UNIT TYPE            NUMBER    AREA PER UNIT (Sq. Ft.)         RENTAL RATE
--------------------------------------------------------------------------------
1 BR              64                     576                       $389
--------------------------------------------------------------------------------
2 BR               8                     864                     $499-509
--------------------------------------------------------------------------------
  Total           72                  43,776
--------

6/30/99 OCCUPANCY %:           96% APPRAISED VALUE:                  $2,040,000
1998 AVG. MONTHLY OCCUPANCY %: 94% APPRAISAL DATE:                         6/98
1997 AVG. MONTHLY OCCUPANCY %: 95% 11/1/98 FEDERAL INCOME TAX BASIS: $1,673,788
1996 AVG. MONTHLY OCCUPANCY %: 90% DEPRECIATION LIFE CLAIMED:            28 yrs.
1995 AVG. MONTHLY OCCUPANCY %: 91% REALTY TAX RATE (MILLAGE              21.508
1994 AVG. MONTHLY OCCUPANCY %: 91% 1997 PROPERTY TAX VALUE:          $1,240,680

CRYSTAL COURT FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:

GMAC                                        REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809            First Mortgage on Crystal Court
Horsham, Pennsylvania  19044-0809           Property

ORIGINAL PRINCIPAL BALANCE:   $1,222,000    ANNUAL DEBT SERVICE:    $102,533
6/30/99 BALANCE:              $1,203,764    MONTHLY PAYMENT:        $  8,544

BALANCE DUE AT MATURITY:      $1,126,207    MATURITY DATE:          11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.50%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted prior to 5/04; thereafter, may be prepaid subject to a yield maintenance fee payable until 6 months prior to maturity.

2. CANDLEWOOD SECOND MORTGAGE LOAN

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

CANDLEWOOD APARTMENTS - PHASE II                          YEAR COMPLETED:   1984
("Candlewood Property")                                   APPROX. ACREAGE:  2.75
5901 Bryce Lane
Tampa, Florida  33615

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                   APPROX. RENTABLE      APPROX. AVERAGE MONTHLY
UNIT TYPE            NUMBER    AREA PER UNIT (Sq. Ft.)         RENTAL RATE
--------------------------------------------------------------------------------
    Studio             6                 288                        $345
--------------------------------------------------------------------------------
    1 BR              26                 576                        $449
--------------------------------------------------------------------------------
    2 BR               1                 864                        $559
--------------------------------------------------------------------------------
      Total           33              17,568
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %            89%           APPRAISED VALUE:        $  925,000
1998 AVG. MONTHLY OCCUPANCY %: 94%             Cost Approach:        $  926,000
1997 AVG. MONTHLY OCCUPANCY %: 94%             Income Approach:      $  922,000
1996 AVG. MONTHLY OCCUPANCY %: 95%             Market Approach:      $  932,000
1995 AVG. MONTHLY OCCUPANCY %: 93%           REPLACEMENT COST NEW:   $1,590,447
1994 AVG. MONTHLY OCCUPANCY %: 94%           APPRAISAL DATE:               1/98

PARTNERSHIP'S CANDLEWOOD SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Baron Strategic Investment Fund III, Ltd.
(affiliate of Managing Shareholder)

ORIGINAL PRINCIPAL  BALANCE:                  $75,500
6/30/99 BALANCE:                              $75,500
BALANCE DUE AT MATURITY:                      $75,500
ACCRUED UNPAID INTEREST:                      $10,122

PARTNERSHIP'S UNDIVIDED % INTEREST IN SECOND
MORTGAGE NOTE:                                100%

ANNUAL DEBT SERVICE:                          $9,060
MONTHLY PAYMENT:                              $  755
MATURITY DATE:                                3/03

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed rate of 12%; requires payments of interest only until maturity. PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund V, Ltd. ("Baron Fund V") and Baron Strategic Investment Fund VI, Ltd. ("Baron Fund VI") own separate second mortgage loans secured by the Candlewood Property. The original principal balance, aggregate 6/30/99 principal balance, and balance due at maturity in respect of Baron Fund V's and Baron Fund VI's loans are $21,000 (accrued unpaid interest of $3,102) and $68,000 (accrued unpaid interest of $9,967), respectively; the annual (and monthly) payments due them are $2,520 ($210) and $8,160 ($680), respectively. The other terms relating to Baron Fund V's and Baron Fund VI's loans are the same as stated herein in respect of the Exchange Partnership's loan.

OTHER MATTERS: Prior to 12/15/98, the Candlewood Second Mortgage Loan consisted of an unsecured demand note with a principal balance of $75,500. On 12/15/98, the debtor and the Exchange Partnership entered into a second mortgage agreement under which the debtor agreed to secure its repayment obligation on the note with a second mortgage on the Candlewood Property. At the same time, the debtor agreed to secure the loans in favor of Baron Fund V and Baron Fund VI with separate mortgages on the property.

The lending parties have agreed to share the benefits of the second mortgages on a pari passu basis.

CANDLEWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:

Republic Bank                               REPAYMENT SECURED BY:
P.O. Box 33009                              First Mortgage on Candlewood
St. Petersburg, Florida  33733-8009         Property

ORIGINAL PRINCIPAL BALANCE:   $605,000      ANNUAL DEBT SERVICE:         $56,153
6/30/99 BALANCE:              $587,146      MONTHLY PAYMENT:             $ 4,679

BALANCE DUE AT MATURITY:      $533,678      MATURITY DATE:               2/03

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: Fixed interest rate of 7.79%; amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Prepayable without penalty.

3. GARDEN TERRACE SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:
GARDEN TERRACE APARTMENTS - PHASE III
("Garden Terrace Property")                               YEAR COMPLETED:   1983
8725 Del Ray Court                                        APPROX. ACREAGE:  5.16
Tampa, Florida  33617
Orlando, Florida  32822

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                   APPROX. RENTABLE      APPROX. AVERAGE MONTHLY
UNIT TYPE            NUMBER    AREA PER UNIT (Sq. Ft.)         RENTAL RATE
--------------------------------------------------------------------------------
    Studio             8                288                        $344
--------------------------------------------------------------------------------
    1 BR              67                576                        $399
--------------------------------------------------------------------------------
    2 BR              16                864                        $530
--------------------------------------------------------------------------------
      Total           91             54,720
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:            90%           APPRAISED VALUE:        $1,850,000
1998 AVG. MONTHLY OCCUPANCY %:  90%            Cost Approach:         $1,835,000
1997 AVG. MONTHLY OCCUPANCY %:  78%            Income Approach:       $1,782,000
1996 AVG. MONTHLY OCCUPANCY %:  81%            Market Approach:       $1,901,000
1995 AVG. MONTHLY OCCUPANCY %:  86%           REPLACEMENT COST NEW:   $4,297,897
1994 AVG. MONTHLY OCCUPANCY %:  90%           APPRAISAL DATE:               6/98

PARTNERSHIP'S GARDEN TERRACE SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Garden Terrace Apartments III, Ltd.

ORIGINAL PRINCIPAL  BALANCE:                   $310,442
6/30/99 BALANCE:                               $310,442
BALANCE DUE AT MATURITY:                       $310,442
ACCRUED UNPAID INTEREST:                       $ 14,230

PARTNERSHIP'S UNDIVIDED % INTEREST IN SECOND
MORTGAGE LOANS:                                25%
ANNUAL DEBT SERVICE:                           $27,940
(plus any participation interest)
MONTHLY PAYMENT:                               $ 2,328
MATURITY DATE:                                 1/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 2% as to $183,500 of principal if cash flow available plus non-cumulative participation interest at the rate of 7% on the unpaid principal to the extent of available cash flow, plus additional participation interest equal to 30% of any remaining cash flow (payable only to holders of note referred to in (ii) below) and (ii) fixed interest rate of 9% as to $126,692 of principal, payable only from excess cash flow after payment of 2% minimum interest and 7% participation interest due on the note referred to in (i) above. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund VI, Ltd. ("Baron Fund VI") and Baron Strategic Investment Fund X, Ltd. ("Baron Fund X") own the remaining undivided 75% interest in the second mortgage loans secured by the Garden Terrace Property ("Garden Terrace Second Mortgage Loans"). The original principal balance, 6/30/99 principal balance, and balance due at maturity in respect of Baron Fund VI's and Baron Fund X's interest in the Garden Terrace Second Mortgage Loans is $248,353 (accrued unpaid interest of $11,196) and $682,972 (accrued unpaid interest of $31,498), respectively; the annual (and monthly) payments due them are $22,352 ($1,863) and $61,467 ($5,122), respectively. The other terms relating to Baron Fund VI's and Baron Fund X's interest in the Garden Terrace Second Mortgage Loans are the same as stated herein.

GARDEN TERRACE FIRST MORTGAGE INFORMATION:
FIRST MORTGAGE HOLDER AND ADDRESS:

Mellon Mortgage Company                   REPAYMENT SECURED BY:
1422 Euclid Ave., Suite 900               First Mortgage Garden Terrace Property
Cleveland, Ohio  44115-2092

ORIGINAL PRINCIPAL BALANCE:  $1,010,000   ANNUAL DEBT SERVICE:           $96,047
6/30/99 BALANCE:             $  967,012   MONTHLY PAYMENT:               $ 8,004
BALANCE DUE AT MATURITY:     $  822,063   MATURITY DATE:                 5/05

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 8.31%; amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: May be prepaid beginning 4/99 with a 5% prepayment fee; the fee decreases 1% per year until maturity.

4. LAKE SYCAMORE SECOND MORTGAGE LOAN

NAME AND ADDRESS OF  PROPERTY
SECURING MORTGAGE LOAN:

VILLAS AT LAKE SYCAMORE
("Lake Sycamore Property")
1911 Chaucer Drive
Cincinnati, Ohio 45237

PARTNERSHIP'S SECOND MORTGAGE INTEREST:

The Partnership owns an unrecorded second mortgage note with a current principal balance of $243,500. Accrued unpaid interest on the note as of 6/30/99 is $14,509. The debtor is Sycamore Real Estate Development, L.P., an affiliate of the Managing Shareholder. The note bears interest at the fixed rate of 12% (annual interest payable of $29,220 or $2,435 per month) and matures on 12/03. The note is secured by a second mortgage on the Villas at Lake Sycamore, a 164 townhome property under construction on 22.44 acres in Cincinnati, Ohio. Each townhome has a rentable area per unit of approximately 1,325 square feet (or a total area of 217,300 square feet). Construction commenced in December 1997 and is expected to be completed in the last quarter of 2003. Each unit is expected to have an initial monthly rental rate in the range of $889 to $990. In July 1998, an independent Cincinnati appraisal firm estimated the "as is" value of the property at $1,080,000 and the value of the completed property to be $14,312,000 (assuming completion of the project as designed, full rent up and satisfactory environment-quality test).

Two other Exchange Partnerships, Baron Strategic Investment Fund, Ltd. and Baron Strategic Investment Fund VIII, Ltd., own separate second mortgage notes secured by the property with the same terms except that they are in the principal amounts of $230,000 and $98,000 (with accrued unpaid interest in the amounts of $27,315 and $5,623), respectively. The lending parties have agreed to share the benefits of the second mortgage on a pari passu basis.

LAKE SYCAMORE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:

Metropolitan Savings
8050 Hosbrook Road, Suite 408
Cincinnati, Ohio 45236

ORIGINAL PRINCIPAL BALANCE:  $2,000,000
                             maximum approved
6/30/99 BALANCE:             $1,021,362
EXPECTED BALANCE
DUE AT MATURITY:             $2,000,000

REPAYMENT SECURED BY:
First Mortgage on Lake Sycamore Property

CURRENT ANNUAL DEBT SERVICE: $89,369
CURRENT MONTHLY PAYMENT:     $ 7,447
MATURITY DATE:               11/01

MORTGAGE INTEREST/AMORTIZATION PROVISIONS: Adjustable interest rate equal to lender's prime rate plus 1% (currently 8.75%); requires payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:       6/97              NUMBER OF UNITS SOLD:       2,400
NUMBER OF INVESTORS:       51                PRICE PER UNIT:             $500
PAID IN CAPITAL:           $1,200,000        DATE OFFERING TERMINATED:   5/98

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to investors until they have received a 15% non-cumulative return on their capital contributions; the GP is then entitled to receive any remaining distributable cash during the fiscal year.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 15% yearly cash-on-cash return, investors and the GP share any remaining net proceeds 50%/50%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  104 Units
valued at $10 per Unit (or $1,040)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $88
Long Term Capital Gain (assuming 20% rate):          $45
--------------------------------------------------------------------------------
               (See Endnotes on the Exchange Hybrid Partnerships)

                     BARON STRATEGIC INVESTMENT FUND X, LTD.
                         (GP: Baron Capital LXIV, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

      The Partnership owns (1) a 47.59% limited partnership interest in a limited partnership which holds fee simple title to the Crystal Court Property-Phase I, (2) a 39.56% limited partnership interest in a limited partnership which holds fee simple title to the Pineview Property, (3) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (4) an undivided interest in an unrecorded second mortgage loan secured by the Heatherwood Property-Phase II and in three unsecured loans associated with such property. The interest of the Exchange Partnership and other Exchange Partnerships in the Crystal Court Property and the Pineview Property and the respective second mortgage loans, terms of the respective first mortgage loans secured by the Garden Terrace Property and the Heatherwood Property, and other information are described below.

1. EQUITY INTEREST IN CRYSTAL COURT PROPERTY

NAME AND ADDRESS OF PROPERTY:

CRYSTAL COURT APARTMENTS - PHASE I                      YEAR COMPLETED:   1982
("Crystal Court Property")                              APPROX. ACREAGE:   4.5
1969 Crystal Court Drive
Lakeland, Florida  33801

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                   APPROX. RENTABLE      APPROX. AVERAGE MONTHLY
UNIT TYPE       NUMBER          AREA PER UNIT (Sq. Ft.)         RENTAL RATE
--------------------------------------------------------------------------------
1 BR              64                    576                        $389
--------------------------------------------------------------------------------
2 BR               8                    864                      $499-509
--------------------------------------------------------------------------------
  Total           72                 43,776
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:           96% ESTIMATED APPRAISED VALUE:        $2,040,000
1998 AVG. MONTHLY OCCUPANCY %: 94% APPRAISAL DATE:                         6/98
1997 AVG. MONTHLY OCCUPANCY %: 95% 11/1/98 FEDERAL INCOME TAX BASIS: $1,673,788
1996 AVG. MONTHLY OCCUPANCY %: 90% DEPRECIATION LIFE CLAIMED:            28 yrs.
1995 AVG. MONTHLY OCCUPANCY %: 91% REALTY TAX RATE (MILLAGE):            21.508
1994 AVG. MONTHLY OCCUPANCY %: 91% 1997 PROPERTY TAX VALUE:          $1,240,680

CRYSTAL COURT FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:

GMAC                                        REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809            First Mortgage on Crystal Court
Horsham, Pennsylvania  19044-0809           Property

ORIGINAL PRINCIPAL BALANCE:   $1,222,000    ANNUAL DEBT SERVICE:      $102,533
6/30/99 BALANCE:              $1,203,764    MONTHLY PAYMENT:          $  8,544

BALANCE DUE AT MATURITY:      $1,126,207    MATURITY DATE:            11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.50%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted prior to 5/04; thereafter, may be prepaid subject to a yield maintenance fee payable until 6 months prior to maturity.

2. EQUITY INTEREST IN PINEVIEW PROPERTY

NAME AND ADDRESS OF PROPERTY:
PINEVIEW APARTMENTS
("Pineview Property")                                      YEAR COMPLETED:  1988
4731 Pine Hills Road                                       APPROX. ACREAGE: 4.38
Orlando, Florida  32808

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                   APPROX. RENTABLE      APPROX. AVERAGE MONTHLY
UNIT TYPE           NUMBER     AREA PER UNIT (Sq. Ft.)         RENTAL RATE
--------------------------------------------------------------------------------
    Studio            26                288                         $409
--------------------------------------------------------------------------------
    1 BR              59                576                         $469
--------------------------------------------------------------------------------
    2 BR               6                864                       $600-625
--------------------------------------------------------------------------------
      Total           91             46,656
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:           92%  ESTIMATED APPRAISED VALUE:        $2,848,000
1998 AVG. MONTHLY OCCUPANCY %: 95%  APPRAISAL DATE:                         3/98
1997 AVG. MONTHLY OCCUPANCY %: 92%  11/1/98 FEDERAL INCOME TAX BASIS: $1,747,499
1996 AVG. MONTHLY OCCUPANCY %: 93%  DEPRECIATION LIFE CLAIMED:          30 years
1995 AVG. MONTHLY OCCUPANCY %: 90%  REALTY TAX RATE (MILLAGE):           21.4657
1994 AVG. MONTHLY OCCUPANCY %: 92%  1997 PROPERTY TAX VALUE:          $1,384,273

PINEVIEW FIRST MORTGAGE INFORMATION:
FIRST MORTGAGE HOLDER AND ADDRESS:

GMAC                                        REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809            First Mortgage on Pineview Property
Horsham, Pennsylvania  19044-0809

ORIGINAL PRINCIPAL BALANCE:   $1,620,000    ANNUAL DEBT SERVICE:      $139,271
6/30/99 BALANCE:              $1,596,966    MONTHLY PAYMENT:          $ 11,606

BALANCE DUE AT MATURITY:      $1,493,008    MATURITY DATE:            11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.75%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted prior to May 1, 2004; thereafter, may be prepaid subject to a yield maintenance fee payable until 6 months prior to maturity.

3. HEATHERWOOD SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:
HEATHERWOOD APARTMENTS - PHASE II
("Heatherwood Property")                                  YEAR COMPLETED:   1982
1105 North Hoagland Blvd.                                 APPROX. ACREAGE:  2.26
Kissimmee, Florida  34741

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                   APPROX. RENTABLE      APPROX. AVERAGE MONTHLY
UNIT TYPE        NUMBER        AREA PER UNIT (Sq. Ft.)         RENTAL RATE
--------------------------------------------------------------------------------
    Studio         10                   288                       $395-425
--------------------------------------------------------------------------------
 1 BR/1 Bath       26                   576                       $510-530
--------------------------------------------------------------------------------
 2 BR/1 Bath        4                   864                         $625
--------------------------------------------------------------------------------
 2 BR/2 Bath        1                   864                         $625
--------------------------------------------------------------------------------
     Total         41                22,176
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:            93%           APPRAISED VALUE:        $1,285,000
1998 AVG. MONTHLY OCCUPANCY %:  97%             Cost Approach:        $1,188,000
1997 AVG. MONTHLY OCCUPANCY %:  97%             Income Approach:      $1,259,000
1996 AVG. MONTHLY OCCUPANCY %:  93%             Market Approach:      $1,312,000
1995 AVG. MONTHLY OCCUPANCY %:  88%           REPLACEMENT COST NEW:   $1,862,475
1994 AVG. MONTHLY OCCUPANCY %:  91%           APPRAISAL DATE:         3/98

PARTNERSHIP'S HEATHERWOOD SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:  Heatherwood Apartments II, Ltd.
(an affiliate of Managing Shareholder)

AGGREG. ORIGINAL PRINCIPAL BALANCE:          $149,361
AGGREG. 6/30/99 BALANCE:                     $149,361
AGGREG. BALANCE DUE AT MATURITY:             $149,361
AGGREG. ACCRUED UNPAID INTEREST:             $  5,972

PARTNERSHIP'S UNDIVIDED
% INTEREST IN LOANS:                         42%

AGGREG. ANNUAL DEBT SERVICE:                 $9,710
      (plus any participation interest)
AGGREG. MONTHLY PAYMENT:                     $  809
AGGREG. MATURITY DATE:                       10/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $136,500 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 30% of any remaining available cash flow), (ii) adjustable interest rate of 1% over prime rate (currently 8.75%) as to $732 of principal, and (iii) fixed interest rate of 12% as to $12,310 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund VIII, Ltd. ("Baron Fund VIII") owns the remaining undivided 58% interest in the second mortgage loans secured by the Heatherwood Property and in the unsecured loans associated with the property ("Heatherwood Loans"). The aggregate original principal balance, aggregate 6/30/99 principal balance, and aggregate balance due at maturity in respect of Baron Fund VIII's interest in the Heatherwood Loans is $206,260 (accrued unpaid interest of $2,406); the aggregate annual (and monthly) payments due it are $13,408 ($1,117). The other terms relating to Baron Fund VIII's interest in the Heatherwood Loans are the same as stated herein.

OTHER MATTERS: The Heatherwood Loans consist of a second mortgage note secured by the Heatherwood Property with a principal balance at 6/30/99 of $325,000 and unsecured loans in the aggregate principal amount of $37,047.

HEATHERWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:

GMAC                                      REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809          First Mortgage on Heatherwood Property
Horsham, Pennsylvania  19044-0809

ORIGINAL PRINCIPAL BALANCE:   $710,000    ANNUAL DEBT SERVICE:           $61,038
6/30/99 BALANCE:              $699,359    MONTHLY PAYMENT:               $ 5,087

BALANCE DUE AT MATURITY:      $655,856    MATURITY DATE:                 11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.75%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

4. GARDEN TERRACE SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:
GARDEN TERRACE APARTMENTS - PHASE III
("Garden Terrace Property")                             YEAR COMPLETED:    1983
8725 Del Ray Court                                      APPROX. ACREAGE:   5.16
Tampa, Florida  33617
Orlando, Florida  32822

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                   APPROX. RENTABLE      APPROX. AVERAGE MONTHLY
UNIT TYPE           NUMBER      AREA PER UNIT (Sq. Ft.)         RENTAL RATE
--------------------------------------------------------------------------------
    Studio             8                 288                     $344
--------------------------------------------------------------------------------
    1 BR              67                 576                     $399
--------------------------------------------------------------------------------
    2 BR              16                 864                     $530
--------------------------------------------------------------------------------
      Total           91              54,720
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:           90%           APPRAISED VALUE:        $1,850,000
1998 AVG. MONTHLY OCCUPANCY %: 90%            Cost Approach:         $1,835,000
1997 AVG. MONTHLY OCCUPANCY %: 78%            Income Approach:       $1,782,000
1996 AVG. MONTHLY OCCUPANCY %: 81%            Market Approach:       $1,901,000
1995 AVG. MONTHLY OCCUPANCY %: 86%           REPLACEMENT COST NEW:   $4,297,897
1994 AVG. MONTHLY OCCUPANCY %: 90%           APPRAISAL DATE:         6/98

PARTNERSHIP'S GARDEN TERRACE SECOND MORTGAGE LOAN INTEREST:

DEBTOR: Garden Terrace Apartments III, Ltd.

ORIGINAL PRINCIPAL  BALANCE:              $682,972
6/30/99 BALANCE:                          $682,972
BALANCE DUE AT MATURITY:                  $682,972
ACCRUED UNPAID INTEREST:                  $ 31,498

PARTNERSHIP'S UNDIVIDED % INTEREST IN
SECOND MORTGAGE LOANS:                    55%
ANNUAL DEBT SERVICE:
    (plus any participation interest)     $61,467
MONTHLY PAYMENT:                          $ 5,122
MATURITY DATE:                            1/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 2% as to $404,250 of principal if cash flow available plus non-cumulative participation interest at the rate of 7% on the unpaid principal to the extent of available cash flow, plus additional participation interest equal to 30% of any remaining cash flow (payable only to holders of note referred to in (ii) below) and (ii) fixed interest rate of 9% as to $278,222 of principal, payable only from excess cash flow after payment of 2% minimum interest and 7% participation interest due on the note referred to in (i) above. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund VI, Ltd. ("Baron Fund VI") and Baron Strategic Investment Fund IX, Ltd. ("Baron Fund IX") own the remaining undivided 45% interest in the second mortgage loans secured by the Garden Terrace Property ("Garden Terrace Second Mortgage Loans"). The original principal balance, 6/30/99 principal balance, and balance due at maturity in respect of Baron Fund VI's and Baron Fund IX's interest in the Garden Terrace Second Mortgage Loans is $248,353 (accrued unpaid interest of $11,196) and $310,442 (accrued unpaid interest of $14,230), respectively; the annual (and monthly) payments due them are $22,352 ($1,863) and $27,940 ($2,328), respectively. The other terms relating to Baron Fund VI's and Baron Fund IX's interest in the Garden Terrace Second Mortgage Loans are the same as stated herein.

The Exchange Partnership paid a note (the "Note") with a current principal balance of $400,000 to the seller in connection with its acquisition of an undivided 75% interest in the Garden Terrace Second Mortgage Loans. The partnership in turn sold to Baron Fund VI an undivided 20% interest (and retained a 55% interest) in the loans. The Note bears an annual interest rate of 10%, has a maturity date of 1/1/07 and is secured by a collateral assignment of the partnership's interest in the loans and a second mortgage on the property.

GARDEN TERRACE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:

Mellon Mortgage Company                  REPAYMENT SECURED BY:
1422 Euclid Ave., Suite 900              First Mortgage Garden Terrace Property
Cleveland, Ohio  44115-2092

ORIGINAL PRINCIPAL BALANCE:  $1,010,000  ANNUAL DEBT SERVICE:           $96,047
6/30/99 BALANCE:             $  967,012  MONTHLY PAYMENT:               $ 8,004
BALANCE DUE AT MATURITY:     $  822,063  MATURITY DATE:                 5/05

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 8.31%; amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: May be prepaid beginning 4/99 with a 5% prepayment fee; the fee decreases 1% per year until maturity.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:     7/97              NUMBER OF UNITS SOLD:       2,400
NUMBER OF INVESTORS:     57                PRICE PER UNIT:             $500
PAID IN CAPITAL:         $1,200,000        DATE OFFERING TERMINATED:   3/98

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to investors until they have received a 12.5% non-cumulative return on their capital contributions; thereafter investors and the GP will share any remaining distributable cash during the fiscal year 50%/50%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 12.5% yearly cash-on-cash return, investors and the GP share any remaining net proceeds 50%/50%.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  107 Units
valued at $10 per Unit (or $1,070)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):        $144
Long Term Capital Gain (assuming 20% rate):         $ 74
--------------------------------------------------------------------------------
                 (See Endnotes on Exchange Hybrid Partnerships)

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.
                          (GP: Baron Capital IX, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

      The Exchange Partnership owns (1) a 31.7% limited partnership interest in a limited partnership which holds fee simple title to the Lamplight Property and (2) two unrecorded second mortgage loans secured by the Lamplight Property. The Lamplight Property, the partnership's equity and second mortgage interest in the property and other information are described below.

1. EQUITY INTEREST IN LAMPLIGHT COURT PROPERTY

NAME AND ADDRESS OF PROPERTY:
LAMPLIGHT COURT APARTMENTS                            YEAR COMPLETED:      1973
("Lamplight Property")                                APPROXIMATE ACREAGE: 6.00
1600 S. Detroit
Bellefontaine, OH   43311

                           UNIT MIX AND RENTAL RATES:

--------------------------------------------------------------------------------
                                  APPROXIMATE RENTABLE          APPROXIMATE
                                AREA PER UNIT (Sq. Ft.)       AVERAGE MONTHLY
UNIT TYPE           NUMBER                                      RENTAL RATE
--------------------------------------------------------------------------------
    Studio            12                  288               5 unfurnished $339
                                                             7 furnished $359
--------------------------------------------------------------------------------
    1 BR/1 Bath       53                  576                      $375
--------------------------------------------------------------------------------
    2 BR/1 Bath       15                  864                      $499
--------------------------------------------------------------------------------
      Total           80                46,944
--------------------------------------------------------------------------------

6/30/99 OCCUPANCY %:                  88%    ESTIMATED APPRAISED VALUE:         $2,183,000
1998 AVG. MONTHLY OCCUPANCY %:        91%      Cost Approach:                   $2,295,000
1997 AVG. MONTHLY OCCUPANCY %:        87%      Income Approach:                 $2,214,000
1996 AVG. MONTHLY OCCUPANCY %:        93%      Market Approach:                 $2,111,000
1995 AVG. MONTHLY OCCUPANCY %:        88%    REPLACEMENT COST NEW:              $3,727,599
1994 AVG. MONTHLY OCCUPANCY %:        90%    APPRAISAL DATE:                          9/98
REALTY TAX RATE (MILLAGE):          46.67    11/1/98 FEDERAL INCOME TAX BASIS:  $1,704,052
1997 PROPERTY TAX VALUE:         $518,000    DEPRECIATION LIFE CLAIMED:          15.25 yrs.

LAMPLIGHT COURT FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:
Column Financial
3414 Peachtree Road N.E.
Suite 1140
Atlanta, Georgia  30326

ORIGINAL PRINCIPAL BALANCE: $1,400,000   ANNUAL DEBT SERVICE:  $141,445
6/30/99 BALANCE:            $1,358,436   MONTHLY PAYMENT:      $ 11,787

BALANCE DUE AT MATURITY:    $1,158,349   MATURITY DATE:        11/06

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 9.04%; amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first five years of the loan; thereafter, may be prepaid in whole; provided that during the sixth and seventh years of the loan, lender is paid a prepayment fee equal to the greater of one percent of the outstanding loan balance or yield maintenance.

2. PARTNERSHIP'S LAMPLIGHT COURT SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Independence Village, Ltd.
(affiliate of Managing Shareholder)

AGGREG. ORIGINAL PRINCIPAL  BALANCE:  $678,302
AGGREG. 6/30/99 BALANCE:              $678,302
AGGREG. BALANCE DUE AT MATURITY:      $678,302
AGGREG. ACCRUED UNPAID INTEREST       $135,713

PARTNERSHIP'S UNDIVIDED % INTEREST IN
SECOND MORTGAGE NOTES:                100%

AGGREG. ANNUAL DEBT SERVICE:          $60,634
AGGREG. MONTHLY PAYMENT:              $ 5,053
MATURITY DATE:                        12/06

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: (i) Adjustable interest rate of 1% over prime rate (currently 8.75%) as to $585,000 of principal, and (ii) fixed interest rate of 12% as to $93,302 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS: Prepayable without penalty.

OTHER MATTERS: Prior to 12/15/98, the Lamplight Court Second Mortgage Loans consisted of a second mortgage note with a principal balance of $585,000 and an unsecured demand note with a principal balance of $93,302. On 12/15/98, the debtor and the Exchange Partnership entered into a mortgage modification agreement under which the Exchange Partnership agreed to set the maturity date on the demand note at 12/06, the same maturity date as the second mortgage note, in exchange for the agreement of the debtor to secure its repayment obligations on the demand note with a second mortgage on the Lamplight Court Property.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  4/96          NUMBER OF UNITS SOLD:      700
NUMBER OF INVESTORS:  27            PRICE PER UNIT:            $1,000
PAID IN CAPITAL:      $700,000      DATE OFFERING TERMINATED:  11/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; thereafter, the GP is entitled to receive any remaining distributable cash during the fiscal year.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: All net proceeds are allocated to investors until the entire principal amount of the Lamplight Court Second Mortgage Loans has been repaid; then 31.7% of up to $350,000 of any remaining net proceeds to the investors; and any balance to the GP.

--------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  112 Units
valued at $10 per Unit (or $1,120)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ESTIMATED DEFERRED CAPITAL GAIN TAX LIABILITY FROM EXCHANGE OFFERING
(per $1,000 of Investors' original investment):
Short Term Capital Gain (assuming 39% rate):         $214
Long Term Capital Gain (assuming 20% rate):          $110
--------------------------------------------------------------------------------
                 (See Endnotes on Exchange Hybrid Partnerships)

Endnotes to Exchange Hybrid Partnerships:

1. The second mortgage interests held by the Exchange Partnership and the first mortgage loans identified are not insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise insured or guaranteed. Repayment of each of the loans indicated is non-recourse beyond the underlying property and/or other assets of the particular debtor.

2. In the opinion of the Managing Shareholder, each residential apartment property identified is in good overall condition and is suitable and adequate for the purpose for which it was built.

3. Each property is subject to significant competition from other residential apartment properties in its general vicinity.

4. In the opinion of the Managing Shareholder, each property is covered by insurance of the types and amounts which are comparable for similar properties located in its general vicinity.

5. Each property is a residential apartment property which generally leases units to tenants under lease agreements with terms of one year or less which are common in the industry.

6. The purchase price to be paid by the Operating Partnership in the Exchange Offering for limited partnership interests in each Exchange Equity Partnership and in each Exchange Hybrid Partnership (to the extent of its equity interest in the property) is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon the completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants.

      The purchase price to be paid by the Operating Partnership in the Exchange Offering for limited partnership interests in each Exchange Mortgage Partnership and in each Exchange Hybrid Partnership (to the extent of its mortgage interest in the property) is based upon the following factors:
      (a) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which the property is subject; (b) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (c) the operating history of the property; (d) the amount of distributable cash flow currently being generated by the property; plus
      (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon the completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. There can be no assurance that the value of equity or mortgage interests acquired in properties will reflect their fair market value. See the Prospectus at "THE EXCHANGE OFFERING."

7. The overall depreciable life of each property is 30 years; depreciation is determined using the straight-line method.

8. Based on certain factual representations made by the Operating Partnership and on certain conditions specified at "FEDERAL INCOME TAX CONSIDERATIONS
      - Exchange of Exchange Partnership Units for Operating Partnership Units," special tax counsel to the Operating Partnership has opined that Offerees who accept the Exchange Offering will generally not incur any immediate tax liability for any taxable gain in connection with such transaction. Any such tax liability will be deferred until a later date. The schedule at "Estimated Deferred Taxable Gain from Exchange Offering (per $1,000 of Investors' original investment)" (prepared by the Managing Shareholder and not reviewed by tax or other counsel) indicates the amount of capital gain tax liability each Offeree who accepts the Exchange Offering will defer in connection with such transaction per each $1,000 of his original investment.

                                    EXHIBIT C

                     EXCHANGE PROPERTY APPRAISAL VALUE TABLE

                                    EXHIBIT C
                       EXCHANGE PROPERTY APPRAISAL VALUES

                                                                                                                         Replace-
EXCHANGE EQUITY PARTNERSHIPS                          Appraised     Date of          Cost        Income       Market     ment Cost
       (Equity Property Interest)                       Value      Appraisal       Approach     Approach     Approach       New
                                                        -----      ---------       --------     --------     --------       ---

Baron Strategic Investment Fund II, Ltd.
       Steeplechase Apts                             $1,690,000       8/98               N/A   $1,700,000   $1,675,000          N/A

Central Florida Income Appreciation Fund, Ltd.
       Laurel Oaks, formerly Grove Hamlet, Apts      $2,881,000       9/98               N/A          N/A   $2,881,000          N/A

Florida Capital Income Fund, Ltd.
       Eagle Lake Apts                               $2,530,000       1/98        $2,511,000   $2,421,000   $2,531,000   $3,960,803

Florida Capital Income Fund II, Ltd.
      Forest Glen Apts. - Phase I                    $2,990,820       10/97       $3,122,813   $2,954,615   $3,016,915

Florida Capital Income Fund III, Ltd.
       Bridge Point  Apts. - Phase II                $1,610,000       2/98        $1,608,000   $1,672,000   $1,545,000   $2,219,035

Florida Capital Income Fund IV, Ltd.
       Glen Lake Apts                                $5,550,000       3/98        $5,544,000   $5,726,000   $5,364,000   $7,346,055
                                                        933,079       3/98           933,079      933,079      933,079          N/A
                                                     ----------                   ----------   ----------   ----------
                                                     $6,483,079                   $6,477,079   $6,659,079   $6,297,079



Florida Income Advantage Fund I, Ltd.
       Forest Glen  Apts. - Phase III                $1,940,339       10/97       $2,081,892   $1,969,760   $2,011,294

Florida Income Appreciation Fund I, Ltd.
       Forest Glen Apts. - Phase IV                  $  471,679       10/97       $  480,437   $  454,560   $  464,145

Florida Income Growth Fund V, Ltd.
       Blossom Corners  Apts. - Phase I              $2,195,000       1/98        $2,195,000   $2,244,000   $2,144,000   $3,576,239

Florida Opportunity Income Partners, Ltd.
       Camellia Court Apts                           $1,833,000       8/98        $1,828,000   $1,832,000   $1,827,000   $2,849,389

GSU Stadium Student Apartments, Ltd.
       Stadium Club Apts                             $2,800,000       8/97        $2,762,000   $2,749,000   $2,907,000   $3,501,561


EXCHANGE EQUITY PARTNERSHIPS
       (Equity Property Interest)                    Appraiser
                                                     ---------

Baron Strategic Investment Fund II, Ltd.
       Steeplechase Apts                             Strickland & Wright

Central Florida Income Appreciation Fund, Ltd.
       Laurel Oaks, formerly Grove Hamlet, Apts      Dennis J. Voyt

Florida Capital Income Fund, Ltd.
       Eagle Lake Apts                               Consortium Appraisal,
                                                     Inc.
Florida Capital Income Fund II, Ltd.
      Forest Glen Apts. - Phase I                    Richards Appraisal
                                                     Service, Inc.
Florida Capital Income Fund III, Ltd.
       Bridge Point  Apts. - Phase II                Consortium Appraisal,
                                                     Inc.
Florida Capital Income Fund IV, Ltd.
       Glen Lake Apts                                Consortium Appraisal,
                                                     Inc. (real property)
                                                     Allied Appraisal
                                                     Services, Inc.
                                                     (furniture and
                                                     equipment)

Florida Income Advantage Fund I, Ltd.
       Forest Glen  Apts. - Phase III                Richards Appraisal
                                                     Service, Inc.
Florida Income Appreciation Fund I, Ltd.
       Forest Glen Apts. - Phase IV                  Richards Appraisal
                                                     Service, Inc.
Florida Income Growth Fund V, Ltd.
       Blossom Corners  Apts. - Phase I              Consortium Appraisal,
                                                     Inc.
Florida Opportunity Income Partners, Ltd.
       Camellia Court Apts                           Consortium Appraisal,
                                                     Inc.
GSU Stadium Student Apartments, Ltd.
       Stadium Club Apts                             Consortium Appraisal
                                                     and Consulting
                                                     Services, Inc.

                                                                                                                         Replace-
EXCHANGE EQUITY PARTNERSHIPS                          Appraised     Date of          Cost        Income       Market     ment Cost
       (Equity Property Interest)                       Value      Appraisal       Approach     Approach     Approach       New
                                                        -----      ---------       --------     --------     --------       ---

Midwest Income Growth Fund VI, Ltd.
       Brookwood Way Apts                            $1,780,000       9/98        $1,766,000   $1,829,000   $1,700,000   $2,913,496


Realty Opportunity Income Fund VIII, Ltd.
       Forest Glen Apts. - Phase II                  $2,173,162       11/97       $2,322,111   $2,197,040   $2,243,367



EXCHANGE EQUITY PARTNERSHIPS
       (Equity Property Interest)                    Appraiser
                                                     ---------

Midwest Income Growth Fund VI, Ltd.
       Brookwood Way Apts                            Consortium Appraisal
                                                     and Consulting
                                                     Services, Inc.
Realty Opportunity Income Fund VIII, Ltd.
       Forest Glen Apts. - Phase II                  Richards Appraisal
                                                     Service, Inc.

EXCHANGE MORTGAGE PARTNERSHIPS                             Appraised     Date of        Cost          Income       Market
   (Property Securing Mortgages)                             Value      Appraisal     Approach       Approach     Approach
                                                             -----      ---------     --------       --------     --------

Baron Strategic Investment Fund, Ltd.
       Blossom Corners Apts. - Phase II                   $ 2,250,000      1/98      $ 2,239,000   $ 2,322,000   $ 2,160,000
       The Villas at Lake Sycamore                        $14,312,000(1)   7/98              N/A           N/A   $14,312,000(1)

Baron Strategic Investment Fund IV, Ltd.
       Country Square Apts. - Phase I                     $ 2,185,000      1/98      $ 2,185,000   $ 2,281,000   $ 2,090,000

Baron Strategic Investment Fund V, Ltd.
       Candlewood Apts. - Phase II                        $   925,000      1/98      $   926,000   $   922,000   $   932,000
       Curiosity Creek Apts. - Phase I                    $ 2,425,000      3/98      $ 2,426,000   $ 2,552,000   $ 2,297,000
       Sunrise Apts. - Phase I                            $ 1,510,000      7/97(3)   $ 1,361,500   $ 1,424,000   $ 1,591,000



Baron Strategic Investment Fund VIII, Ltd.
       Heatherwood Apts. - Phase II                       $ 1,285,000      6/97(3)   $ 1,188,000   $ 1,259,000   $ 1,312,000
       Longwood Apts. - Phase I                           $ 1,820,000      7/97(3)   $ 1,664,000   $ 1,788,000   $ 1,844,000
       The Villas at Lake Sycamore                        $14,312,000(1)   7/98              N/A           N/A   $14,312,000(1)


Baron Strategic Vulture Fund I, Ltd.
Curiosity Creek Apts. - Phase I                           $ 2,425,000      3/98      $ 2,426,000   $ 2,552,000   $ 2,297,000

Brevard Mortgage Program, Ltd.
       Meadowdale Apts                                    $ 1,717,000      8/98      $ 1,636,000   $ 1,629,000   $ 1,643,000


                                                        Replace-
EXCHANGE MORTGAGE PARTNERSHIPS                          Ment Cost
   (Property Securing Mortgages)                           New           Appraiser
                                                           ---           ---------

Baron Strategic Investment Fund, Ltd.
       Blossom Corners Apts. - Phase II                 $ 3,390,187      Consortium Appraisal,
       The Villas at Lake Sycamore                      $ 9,376,039(2)   Inc.
                                                                         Strickland & Wright
Baron Strategic Investment Fund IV, Ltd.
       Country Square Apts. - Phase I                   $ 3,554,776      Consortium Appraisal,
                                                                         Inc.
Baron Strategic Investment Fund V, Ltd.
       Candlewood Apts. - Phase II                      $ 1,590,447      Consortium Appraisal,
       Curiosity Creek Apts. - Phase I                  $ 3,941,164      Inc.
       Sunrise Apts. - Phase I                          $ 2,700,611      Consortium Appraisal,
                                                                         Inc.
                                                                         Consortium Appraisal,
                                                                         Inc.
Baron Strategic Investment Fund VIII, Ltd.
       Heatherwood Apts. - Phase II                     $ 1,862,475      Consortium Appraisal,
       Longwood Apts. - Phase I                         $ 2,666,862      Inc.
       The Villas at Lake Sycamore                      $ 9,376,039(2)   Consortium Appraisal,
                                                                         Inc.
                                                                         Strickland & Wright
Baron Strategic Vulture Fund I, Ltd.
Curiosity Creek Apts. - Phase I                         $ 3,941,164      Consortium Appraisal,
                                                                         Inc.
Brevard Mortgage Program, Ltd.
       Meadowdale Apts                                  $ 3,094,043      Consortium Appraisal,
                                                                         Inc.

-----------------
(1) Upon completion; $1,080,000 as is.
(2) Estimated construction cost.
(3) Revised in March 1998.

EXCHANGE HYBRID PARTNERSHIPS
           (Equity Property Interest/                      Appraised      Date of        Cost        Income         Market
        Property Securing Mortgages)                         Value       Appraisal     Approach     Approach       Approach
                                                             -----       ---------     --------     --------       --------

Baron Strategic Investment Fund VI, Ltd.
       Candlewood Apts. - Phase II                        $   925,000      1/98      $   926,000   $   922,000   $   932,000
       Country Square Apts. - Phase I                     $ 2,185,000      1/98      $ 2,185,000   $ 2,281,000   $ 2,090,000
       Garden Terrace Apts. - Phase III                   $ 1,850,000      5/98      $ 1,835,000   $ 1,782,000   $ 1,901,000
       Pineview Apts                                      $ 2,848,000      6/97(3)   $ 2,533,000   $ 2,498,000   $ 2,572,000





Baron Strategic Investment Fund IX, Ltd.
       Candlewood Apts. - Phase II                        $   925,000      6/98      $   926,000   $   922,000   $   932,000
       Crystal Court Apts. - Phase I                      $ 2,040,000      6/98      $ 2,040,000   $ 2,034,000   $ 2,046,000
       Garden Terrace Apts. - Phase III                   $ 1,850,000      5/98      $ 1,835,000   $ 1,782,000   $ 1,901,000
        The Villas at Lake Sycamore                       $14,312,000(1)   7/98              N/A           N/A   $14,312,000(1)



Baron Strategic Investment Fund X, Ltd.
       Crystal Court Apts. - Phase I                      $ 2,040,000      6/98      $ 2,040,000   $ 2,034,000   $ 2,046,000
       Garden Terrace Apts. - Phase III                   $ 1,850,000      5/98      $ 1,835,000   $ 1,782,000   $ 1,901,000
       Heatherwood Apts. - Phase II                       $ 1,285,000      3/98      $ 1,188,000   $ 1,259,000   $ 1,312,000
       Pineview Apts                                      $ 2,848,000      6/97(3)   $ 2,533,000   $ 2,498,000   $ 2,572,000

Lamplight Court of Bellefontaine Apartments, Ltd.
       Lamplight Court Apts.                              $ 2,183,000      9/98      $ 2,295,000   $ 2,214,000   $ 2,111,000

EXCHANGE HYBRID PARTNERSHIPS                              Replace-
           (Equity Property Interest/                     ment Cost
        Property Securing Mortgages)                         New          Appraiser
                                                             ---          ---------

Baron Strategic Investment Fund VI, Ltd.
       Candlewood Apts. - Phase II                       $ 1,590,447      Consortium Appraisal,
       Country Square Apts. - Phase I                    $ 3,554,776      Inc.
       Garden Terrace Apts. - Phase III                  $ 4,297,897      Consortium Appraisal,
       Pineview Apts                                     $ 4,284,608      Inc.
                                                                          Consortium Appraisal,
                                                                          Inc.
                                                                          Consortium Appraisal,
                                                                          Inc.

Baron Strategic Investment Fund IX, Ltd.
       Candlewood Apts. - Phase II                       $ 1,590,447      Consortium Appraisal,
       Crystal Court Apts. - Phase I                     $ 3,482,928      Inc.
       Garden Terrace Apts. - Phase III                  $ 4,297,897      Consortium Appraisal,
        The Villas at Lake Sycamore                      $ 9,376,039(2)   Inc.
                                                                          Consortium Appraisal,
                                                                          Inc.
                                                                          Strickland & Wright
Baron Strategic Investment Fund X, Ltd.
       Crystal Court Apts. - Phase I                     $ 3,482,928      Consortium Appraisal,
       Garden Terrace Apts. - Phase III                  $ 4,297,897      Inc.
       Heatherwood Apts. - Phase II                      $ 1,862,475      Consortium Appraisal,
       Pineview Apts                                     $ 4,284,608      Inc.
                                                                          Consortium Appraisal,
                                                                          Inc.
                                                                          Consortium Appraisal,
                                                                          Inc.

Lamplight Court of Bellefontaine Apartments, Ltd.
       Lamplight Court Apts.                             $ 3,727,599      Consortium Appraisal and
                                                                          Consulting Services, Inc.

---------------------------
(1) Upon completion; $1,080,000 as is.
(2) Estimated construction cost.
(3) Revised in March 1998.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------




















                         BARON CAPITAL PROPERTIES, L.P.

                              FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998




















-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         BARON CAPITAL PROPERTIES, L.P.


                          INDEX TO FINANCIAL STATEMENTS




                                                                         PAGE
                                                                         ----


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                       F-1


CONSOLIDATED FINANCIAL STATEMENTS

   Balance Sheets                                                        F-2

   Statements of Operations                                              F-3

   Statements of  Partners' Capital                                      F-4

   Statements of Cash Flows                                              F-5

   Notes to Financial Statements                                       F-6-F-27

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Partners
Baron Capital Properties, L.P.
Cincinnati, Ohio


We have audited the accompanying consolidated balance sheet of Baron Capital Properties, L.P. (the "Partnership") as of December 31, 1998 and the related consolidated statements of operations, partners' capital and cash flows from inception (February 3, 1998) to December 31, 1998. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Baron Capital Properties, L.P. as of December 31, 1998, and the consolidated results of their operations and their cash flows from inception (February 3, 1998) to December 31, 1998, in conformity with generally accepted accounting principles.




                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
April 13, 1999

                         BARON CAPITAL PROPERTIES, L.P.

                           CONSOLIDATED BALANCE SHEETS


                                                                                              June 30,      December 31,
                                                                                                1999            1998
                                                                                           --------------   --------------
                                                                                            (Unaudited)
                                     ASSETS
Rental Apartments:
   Land                                                                                    $    1,178,693   $    1,178,693
   Depreciable property                                                                         6,189,095        6,189,095
                                                                                           --------------   --------------
                                                                                                7,367,788        7,367,788
   Less accumulated depreciation                                                                1,319,534        1,246,627
                                                                                           --------------   --------------
                                                                                                6,048,254        6,121,161

Investments in Partnerships                                                                     1,538,877          709,970

Cash and Cash Equivalents                                                                          97,454           77,724
Restricted Cash                                                                                   158,545           45,379
Property Management Reimbursements Receivable, Affiliates                                         116,595          155,071
Other Receivables                                                                                  43,911           79,712
Due from Affiliate                                                                                      -          239,164
Advances to Affiliates                                                                                  -           10,750
Other Property and Equipment                                                                      148,682          168,982
Other Assets                                                                                      241,951          191,611
                                                                                           --------------   --------------
                                                                                           $    8,394,269   $    7,799,524
                                                                                           --------------   --------------
                                                                                           --------------   --------------

                           LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
   Mortgages payable                                                                       $    4,291,076   $    4,039,718
   Notes payable                                                                                  120,000          375,000
   Accounts payable and accrued liabilities                                                       480,026          244,116
   Capital lease obligation                                                                        55,984           55,984
   Security deposits                                                                               37,496           38,336
                                                                                           --------------   --------------
         Total liabilities                                                                      4,984,582        4,753,154
                                                                                           --------------   --------------

Commitments, Contingencies and Other Matters                                                            -                -

Partners' Capital:
   General partner; issued and outstanding, 18,655 and 16,826 partnership units                   (15,576)          (9,119)
   Limited partners; issued and outstanding, 1,846,856 and 1,665,810
      partnership units, of which 1,202,160 units are subject to escrow restrictions            3,425,263        3,055,489
                                                                                           --------------   --------------
         Total partners' capital                                                                3,409,687        3,046,370
                                                                                           --------------   --------------
                                                                                           $    8,394,269   $    7,799,524
                                                                                           --------------   --------------
                                                                                           --------------   --------------



                See notes to consolidated financial statements.

                         BARON CAPITAL PROPERTIES, L.P.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                                  From
                                                                                                               Inception
                                                                                    Six Months Ended          (February 3,
                                                                                         June 30,               1998) to
                                                                               -----------------------------  December 31,
                                                                                  1999             1998           1998
                                                                               ------------    ------------   ------------
                                                                                        (Unaudited)
Revenues:
   Property:
      Rental                                                                   $    512,133     $         -   $    358,949
      Equity in net loss of unconsolidated partnership                              (29,093)              -        (20,360)

      Other                                                                          78,372               -         35,155

   Interest income                                                                      768             329          1,449
                                                                               ------------    ------------   ------------
                                                                                    562,180             329        375,193
                                                                               ------------    ------------   ------------


Real Estate Expenses:
   Depreciation                                                                      72,907               -         80,296
   Interest                                                                         144,491               -        164,333
   Repairs and maintenance                                                           37,726               -         86,349
   Personnel                                                                         57,471               -         53,860
   Property taxes                                                                    41,276               -         34,496
   Property insurance                                                                10,718               -         20,477
   Utilities                                                                         29,601               -         27,299
   Other                                                                            131,570               -        138,905
                                                                               ------------    ------------   ------------
                                                                                    525,760               -        606,015
                                                                               ------------    ------------   ------------


Administrative Expenses:
   Personnel, including officer's compensation                                      369,372         224,638        718,715
   Management, investment and administrative                                         77,504               -              -
   Professional services                                                            167,159          34,885         37,687
   Other                                                                             68,068         124,178        121,646
                                                                               ------------    ------------   ------------
                                                                                    682,103         383,701        878,048
                                                                               ------------    ------------   ------------

      Total expenses                                                              1,207,863         383,701      1,484,063
                                                                               ------------    ------------   ------------

Net Loss                                                                       $   (645,683)    $  (383,372)  $ (1,108,870)
                                                                               ------------    ------------   ------------
                                                                               ------------    ------------   ------------


                See notes to consolidated financial statements.

                         BARON CAPITAL PROPERTIES, L.P.

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

                                                                  General Partner            Limited Partners
                                                             ------------------------    ------------------------
                                                               Units         Amount        Units         Amount         Total
                                                             ----------    ----------    ----------   -----------    -----------
From Inception (February 3, 1998) to December 31, 1998:
   Initial limited partners contribution                              -   $         -     1,202,160   $   100,000    $   100,000
   Capital contributions - Trust                                 16,826             -       463,650     3,858,240      3,858,240
   Net loss                                                           -       (11,089)            -    (1,097,781)    (1,108,870)
   Credit for officer's compensation                                  -         1,970             -       195,030        197,000
                                                             ----------    ----------    ----------   -----------    -----------

Partners' Capital, December 31, 1998                             16,826        (9,119)    1,665,810     3,055,489      3,046,370

Six Months Ended June 30, 1999 (Unaudited):
   Capital contributions - Trust                                  1,829             -       181,046     1,074,000      1,074,000
   Net loss                                                           -        (6,457)            -      (639,226)      (645,683)

   Distributions paid                                                 -             -             -       (65,000)       (65,000)
                                                             ----------    ----------    ----------   -----------    -----------

Partners' Capital, June 30, 1999 (Unaudited)                     18,655    $  (15,576)    1,846,856   $ 3,425,263    $ 3,409,687
                                                             ----------    ----------    ----------   -----------    -----------
                                                             ----------    ----------    ----------   -----------    -----------


                See notes to consolidated financial statements.

                         BARON CAPITAL PROPERTIES, L.P.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                       From
                                                                                                     Inception
                                                                        Six Months Ended            (February 3,
                                                                            June 30,                 1998) to
                                                                  -----------------------------     December 31,
                                                                      1999             1998             1998
                                                                  ------------     ------------     ------------
                                                                          (Unaudited)
Cash Flows from Operating Activities:
   Net loss                                                       $   (645,683)    $   (383,372)    $ (1,108,870)
   Adjustments to reconcile net loss to
      net cash used by operating activities:
         Equity in net loss of unconsolidated partnership               29,093                -           20,360
         Provision for officer's compensation                                -           98,000          197,000
         Depreciation                                                   94,721                -           80,296
         Changes in operating assets and liabilities:
          (Increase) decrease in:
            Other receivables                                           35,801          (20,592)         (79,712)
            Property management reimbursements receivable               38,476          (38,856)        (155,071)
            Other assets                                               (51,102)         (69,767)        (191,611)
          Increase (decrease) in:
            Accounts payable and accrued liabilities                   236,672          111,765          244,116
            Security deposits                                             (840)          13,017           38,336
            Other                                                            -            5,592                -
                                                                  ------------     ------------     ------------
               Net cash used in operating activities                  (262,862)        (284,213)        (955,156)
                                                                  ------------     ------------     ------------

Cash Flows from Investing Activities:
   Acquisitions of rental apartments                                         -         (782,218)      (1,559,162)
   Investments in partnerships                                        (885,000)               -         (741,280)
   Cash distributions from partnerships                                 27,000                -           10,950
   Purchases of other property and equipment                            (1,514)         (40,420)        (117,771)
   Advances to affiliates                                                    -                -         (249,914)
   Repayment of advances to affiliates                                 249,914                -                -
   Increase in restricted cash                                        (113,166)         (56,210)         (45,379)
                                                                  ------------     ------------     ------------
               Net cash used in investing activities                  (722,766)        (878,848)      (2,702,556)
                                                                  ------------     ------------     ------------

Cash Flows from Financing Activities:
   Partners' capital contributions                                   1,074,000        1,532,240        3,858,240
   Distributions paid                                                  (65,000)               -                -
   Initial capital contributions                                             -           50,100          100,000
   Payment on note payable                                            (275,000)               -         (200,000)
   Proceeds from mortgage financing                                    273,499                -                -
   Payments on mortgages payable                                       (22,141)               -          (19,019)
   Payments on capital lease obligation                                      -                -           (3,785)
   Other                                                                20,000                -                -
                                                                  ------------     ------------     ------------
               Net cash provided by financing activities             1,005,358        1,582,340        3,735,436
                                                                  ------------     ------------     ------------

Net Increase (Decrease) in Cash and Cash Equivalents                    19,730          419,279           77,724

Cash and Cash Equivalents, Beginning                                    77,724                -                -
                                                                  ------------     ------------     ------------
Cash and Cash Equivalents, Ending                                 $     97,454     $    419,279     $     77,724
                                                                  ------------     ------------     ------------
                                                                  ------------     ------------     ------------

Supplemental Disclosure of Cash Flow Information:
   Cash paid for mortgage and other interest                      $    144,491     $          -     $    164,333
                                                                  ------------     ------------     ------------
                                                                  ------------     ------------     ------------



                See notes to consolidated financial statements.

                         BARON CAPITAL PROPERTIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION

             Baron Capital Properties, L.P. (the "Partnership"), a Delaware limited partnership, is the operating partner of Baron Capital Trust (the "Trust"). Together with the Trust, the Partnership constitutes a real estate company which has been organized to indirectly acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Partnership with the Trust intends to acquire, own, operate, manage and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets.

             In its proposed exchange offering, the Partnership intends to issue up to 2,500,000 units of limited partnership interest ("Units") in exchange for limited partnership interests owned by limited partners in real estate limited partnerships which own direct or indirect equity or debt interests in residential apartment properties. Holders of Units will have the right, exercisable at any time following the offering, to exchange all or a portion of their units into an equivalent number of Common Shares of beneficial interest in the Trust.

             The Trust, as General Partner of the Partnership, is authorized to cause the Partnership to issue additional limited partnership interests in the Partnership for any purpose of the Partnership at any time to such persons and on such terms and conditions as may be determined by the Trust in its sole and absolute discretion. Since Units are exchangeable by Unitholders into an equivalent number of Common Shares of the Trust, the maximum number of Units that may be issued by the Partnership is limited to the number of authorized shares of the Trust, which is 25,000,000, less shares issued by the Trust directly, excluding Common Shares issued in exchanges of Units for Common Shares.

             In exchange for a cash capital contribution and other consideration paid to the Partnership, in 1998, the founders, Gregory K. McGrath and Robert S. Geiger (the "Original Investors"), were issued an amount of units which are exchangeable (subject to certain escrow restrictions) for a total of 19% of the Common Shares of the Trust (up to 1,202,160 Common Shares) outstanding after the completion of the exchange offering and the cash public offering to be made by the Trust, on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares.

             The Partnership commenced operations on February 3, 1998, at which time it received an initial limited partnership capital contribution.

             See Note 2 for a summary of the Agreement of Limited Partnership.

                         BARON CAPITAL PROPERTIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         BASIS OF PRESENTATION

             The accompanying consolidated financial statements include the accounts of the Partnership and the following limited partnerships in which the Partnership is the controlling limited partner:

                     Limited Partnership        Percent of Partnership Interest
                     -------------------        -------------------------------

              Heatherwood Kissimmee, Ltd.                   99%
              Crystal Court Apartments II, Ltd.             91
              Riverwalk Enterprises, Ltd.                   99

             The provisions of the limited partnership agreements of the limited partnerships described above provide, among other things, that limited partners holding over 50% of the total partnership interest have the right to remove the general partner. Inasmuch as the Partnership owns from 91% to 99% of the partnership interest in the above limited partnerships, the Partnership believes that the substance of these partnership arrangements is that the Partnership is in control and, accordingly, has consolidated the financial statements of these limited partnerships in the accompanying consolidated financial statements.

             The minority interests owned by the general partners are not considered material and have been included with accrued liabilities in the accompanying consolidated financial statements; such minority interests aggregated approximately $800 at December 31, 1998 and $1,400 at June 30, 1999 (unaudited). The minority interest in the net income (loss) of these partnerships was not considered material and has been included with other administrative expenses in the accompanying consolidated financial statements; the minority interest in net income (loss) aggregated approximately $(1,800) for the period ended December 31, 1998 and $600 for the six months ended June 30, 1999 (unaudited).

             All significant intercompany transactions and balances have been eliminated in consolidation.

         UNAUDITED FINANCIAL INFORMATION

             The accompanying financial information as of and for the six months ended June 30, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

             The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

         CONCENTRATIONS OF CREDIT RISK

                         BARON CAPITAL PROPERTIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



             Financial instruments that potentially subject the Partnership to concentrations of credit risk are comprised of cash and receivables.

                         BARON CAPITAL PROPERTIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         CONCENTRATIONS OF CREDIT RISK (Continued)

             CASH

                At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with high quality financial institutions, which the Partnership believes limits these risks.

             PROPERTY MANAGEMENT REIMBURSEMENTS AND OTHER RECEIVABLES

                Receivables are comprised mainly of property management reimbursements due to the Partnership from various properties it manages and monthly rents due. The Partnership monitors exposure to credit losses and does not maintain an allowance for these receivables, as it believes that these receivables are fully collectible.

         REAL ESTATE RENTAL PROPERTIES AND DEPRECIATION

             Real estate rental properties are stated at cost less accumulated depreciation. Ordinary repairs and maintenance are expensed as incurred; replacements having an estimated useful life of at least one year and improvements are capitalized and depreciated over their estimated useful lives.

             Depreciation is computed on a straight-line basis over the estimated useful lives of the properties as follows:


                                                          Estimated Useful
                                                           Lives (Years)
                                                          ----------------
              Building                                           30
              Leasehold improvements                             10
              Furniture and fixtures                              7
              Computer equipment and software                   3-5

             Losses in carrying values of investment assets are provided by management when the losses become apparent and the investment asset is considered impaired in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Management evaluates its investment properties annually to assess whether any impairment indications are present. If any investment asset is considered impaired, a loss is provided to reduce the carrying value of the property to its estimated fair value. No such losses have been required or provided in the accompanying consolidated financial statements.

         INVESTMENTS IN PARTNERSHIPS

             The Partnership accounts for its investments in limited partnerships in which it is deemed not to have the controlling interest, but has more than a minor limited partnership interest, utilizing the equity method of accounting. The Partnership's investment in Alexandria Development, L.P., which represents a 12.3% interest at December 31, 1998 and a 40% interest at June 30, 1999, is accounted for using the equity method (see Note 4).

             Investments in partnerships in which the Partnership's interest is so minor that the Partnership has virtually no influence over partnership operating and financial policies are accounted for utilizing the cost method. The investments in certain other limited partnerships as of December 31, 1998 and June 30, 1999, which represent less than a 4% partnership interest in each case, are accounted for on the cost method (see Note 4). The Partnership periodically assesses the estimated realizable value of these investments in order to ascertain that there has been no impairment in their recorded value.

         REVENUE RECOGNITION

             Apartment units are leased under operating leases with terms of generally one year or less. Rental income is recognized when due from tenants.

         CASH AND CASH EQUIVALENTS

             For purposes of the statement of cash flows, the Partnership considers all investments purchased with an original maturity of three months or less to be cash equivalents. For purposes of presentation of the statement of cash flows, the Partnership has also included restricted cash with cash and cash equivalents.

         CAPITAL RESERVE

             In connection with the acquisition of the investment properties, as required by the lending institutions, the Partnership has established a capital reserve account, which is to be used for significant improvements to the property.

         LOAN COSTS

             The Partnership has capitalized those costs incurred with obtaining financing on the investment properties. Such costs (included with other assets) are being amortized over six years, the remaining term of the financing.

         USE OF ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         INCOME TAXES

             The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The consolidated financial statements do not reflect a provision for income taxes.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

             The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These instruments include cash, receivables, accounts payable and accrued liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

             The fair value of debt instruments has been estimated by using discounted cash flow models incorporating discount rates based on current market interest rates for similar types of instruments. At June 30, 1999 and December 31, 1998, the differences between estimated fair value and the carrying value of debt instruments were not material.

         RECENT ACCOUNTING PRONOUNCEMENTS

             In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" and No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. Both SFAS No. 130 and SFAS No. 131 are effective for periods beginning after December 15, 1997. The Partnership adopted these new accounting standards in 1998, and their adoption had no effect on the Partnership's financial statements and disclosures.

             In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition of the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999.

             Historically, the Partnership has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Partnership does not expect adoption of the new standard on January 1, 2000 to affect its financial statements.


NOTE 2.  AGREEMENT OF LIMITED PARTNERSHIP

         The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered in 1998.

         TERM

             The Partnership will continue through December 31, 2098, unless sooner terminated by law or under certain provisions of the Agreement.

         GENERAL PARTNER

             A number of Partnership units held by the General Partner equal to 1% of the outstanding Partnership units shall at all times be deemed to be General Partner units and shall constitute the General Partnership interest and the remaining Partnership units held by the General Partner shall be deemed to be Limited Partner units and shall constitute a portion of the Limited Partnership Interest.

             The General Partner has been allocated 16,826 and 18,655 General Partner units as of December 31, 1998 and June 30, 1999, respectively, to adjust the General Partnership interest to 1% of the total outstanding Partnership units.

         DISTRIBUTIONS

             CASH DISTRIBUTIONS

                The General Partner shall distribute not less frequently than quarterly an amount equal to 100% of distributable cash generated by the Partnership during such quarter to the Partners who are Partners on the Partnership Record Date with respect to such quarter (i) first, with respect to any class of partnership interest, (ii) thereafter, in accordance with their respective percentage interest on such Partnership Record Date.

         ALLOCATION OF INCOME AND LOSS

             Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

             INCOME

                After giving effect to the special allocations set forth in the Partnership Agreement, net income shall be allocated (i) first, to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and (ii) thereafter, to the partners in accordance with their respective percentage interests.

             LOSSES

                After giving effect to certain allocations set forth in the Partnership Agreement, net losses shall be allocated to the Partners in accordance with their respective percentage interest; provided, however, that net losses shall not be allocated to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year. All net losses in excess of the limitations set forth in the preceding sentence shall be allocated to the general partner.

         DISSOLUTION

             The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) withdrawal of the general partner, unless, within 90 days after the withdrawal a majority interest of all the remaining partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute general partner; (c) the election to dissolve the Partnership made by the general partner with the consent of a majority of the percentage interest of the limited partners; (d) entry of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (the "Act"), (e) the sale or disposition of all or substantially all of the Partnership's property; (f) the merger or other combination of the Partnership with or into another entity; (g) bankruptcy or insolvency of general partner; and (h) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

         WINDING UP

             Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first, to the payment and discharge of all of the Partnership's debts and liabilities to creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective capital accounts, after giving effect to all contributions, distributions, and allocations for all periods.


NOTE 3.  RENTAL APARTMENTS

         HEATHERWOOD APARTMENTS

             On June 30, 1998, the Partnership acquired the entire limited partnership interest, representing a 99% partnership interest, in Heatherwood Kissimmee, Ltd., (the "Heatherwood Property") a Florida limited partnership which owns fee simple title to a 67-unit residential property located at Kissimmee, Florida for a purchase price of approximately $830,000. The Heatherwood Property is subject to first mortgage financing with an original balance of approximately $1,250,000 collateralized by the property. The mortgage calls for monthly payments of principal and interest of $8,847 and bears a fixed interest rate of 7.625%. The entire balance, including accrued interest, is due on December 2004 and may be prepaid with a prepayment fee equal to 1% of the then outstanding principal balance. The principal balance outstanding as of June 30, 1999 and December 31, 1998 was $1,233,780 and
             $1,238,755, respectively.

         CRYSTAL COURT APARTMENTS

             On July 31, 1998, the Partnership acquired the entire limited partnership interest, representing a 91% partnership interest, in Crystal Court Apartments II, Ltd., (the "Crystal Court Property") a Florida limited Partnership which owns fee simple title to an 80-unit residential apartment property located in Lakeland, Florida for a purchase price of approximately $704,000. The Crystal Court Property is subject to first mortgage financing with an original balance of $1,494,000 collateralized by the property. The mortgage calls for monthly payments of principal and interest of $10,446 and bears a fixed interest rate of 7.5%. The entire balance, including accrued interest, is due on October 2004 and may be prepaid with a prepayment fee equal to 1% of the then outstanding principal balance. The principal balance outstanding as of June 30, 1999 and December 31, 1998 was $1,471,706 and $1,477,797, respectively.

         RIVERWALK APARTMENTS

             On September 1, 1998, the Partnership acquired the entire limited partnership interest, representing a 99% partnership interest, in Riverwalk Enterprises, Ltd., (the "Riverwalk Property") a Florida limited partnership which owns fee simple title to a 50-unit residential property located at New Smyrna Beach, Florida for a purchase price of approximately $700,000. The Riverwalk Property is subject to first mortgage financing with an original balance of approximately $1,400,000 collateralized by the property. The mortgage calls for monthly payments of principal and interest of $11,626 and bears a fixed interest rate of 8.75% amortized over 25 years. The holder of the first mortgage has the right to adjust the rate in October 1999 for the remaining five years of the loan to a rate equal to 200 basis points above the then current rate for five-year treasury notes. The entire balance, including accrued interest, is due on October 2004 and may be prepaid with a prescribed prepayment fee. During the six months ended June 30, 1999, an additional $273,500 was borrowed on the first mortgage under the same terms as the original mortgage. The principal balance outstanding as of June 30, 1999 and December 31, 1998 was $1,585,590 and $1,323,166, respectively.

             In connection with the purchase of the Riverwalk Property, the Partnership executed a promissory note payable to the sellers of the Riverwalk Property with an original balance of $575,000. The note called for a lump-sum payment of principal and accrued interest at a rate of 18% per annum on December 1, 1998. In December 1998, the Partnership paid $226,163 of principal and interest towards the note and exercised its option to extend the maturity of the note to February 1, 1999 for an extension fee of 1% of the original loan amount or $5,750. As of June 30, 1999 and December 31, 1998, the principal balance outstanding was $100,000 and $375,000, respectively.

             During the six months ended June 30, 1999, the Partnership exercised another option to extend the note to September 1, 1999 for an extension fee of 1% of the outstanding loan amount or $3,750.


NOTE 4.  INVESTMENTS IN PARTNERSHIPS

                                                           June 30,      December 31,
                                                             1999            1998
                                                          -----------     -----------
                                                          (Unaudited)
        Alexandria Property                               $ 1,197,597     $   368,690
        Other Limited Partnership Interests                   341,280         341,280
                                                          -----------     -----------
                                                          $ 1,538,877     $  709,970
                                                          -----------     -----------
                                                          -----------     -----------

         ALEXANDRIA APARTMENTS

             On October 14, 1998, the Partnership acquired an approximate 12% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Property"), a Delaware limited partnership, which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. The Partnership paid $400,000 for eight (8) units of limited partnership interest out of a total of sixty-five (65) units and retains an option to acquire the remaining fifty-seven (57) units of limited partnership interests for $50,000 per unit or approximately $2,850,000. The option is exercisable as additional apartments are completed and rented and expires on October 15, 1999. An affiliate of the Partnership sold the partnership interest in the Alexandria Property to the Partnership and also serves as the managing general partner of the Alexandria Property. During the construction stage of the apartment property, the Partnership's limited partnership interest in the Alexandria Property is entitled to an annual 12% preferential return, which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

             During the six months ended June 30, 1999, the Partnership exercised its option to purchase an additional eighteen (18) units of limited partnership interest for $885,000, thereby increasing its ownership interest to approximately 40%.

             The following is an analysis of the investment in the Alexandria
Property:

                                                                            From
                                                                          Inception
                                                          Six Months     (February 3,
                                                             Ended          1998) to
                                                            June 30,      December 31,
                                                              1999            1998
                                                          -----------     -----------
                                                          (Unaudited)
              Balance, beginning                          $   368,690     $         -
              Investments                                     885,000         400,000
              Distributions                                   (27,000)        (10,950)
              Equity in net income (loss)                     (29,093)        (20,360)
                                                          -----------     -----------
              Balance, ending                             $ 1,197,597     $   368,690
                                                          -----------     -----------
                                                          -----------     -----------

             The following is a summary of the financial position and results of operations of the Alexandria Property:


                                                            June 30,      December 31,
                                                              1999            1998
                                                          -----------     -----------
                                                          (Unaudited)
              Financial Position:
                 Rental apartments                        $ 3,247,758     $ 2,790,402
                 Construction in progress                   7,275,923       6,497,912




                                      F-17

                 Other assets                                 448,507       1,446,086
                                                          -----------     -----------
                    Total assets                          $10,972,188     $10,734,400
                                                          -----------     -----------
                                                          -----------     -----------

                                                           June 30,       December 31,
                                                             1999            1998
                                                          -----------     -----------

                                                          (Unaudited)

                 Mortgage payable                         $ 7,689,749     $ 7,750,000
                 Other liabilities                          2,651,243       2,366,369
                                                          -----------     -----------
                    Total liabilities                      10,340,992      10,116,369
                 Partners' Capital                            631,196         618,031
                                                          -----------     -----------
                                                          $10,972,188     $10,734,400

              Results of Operations:
                 Rental income                            $   145,702     $    85,971
                 Other income                                  22,043         266,685
                 Costs and expenses                          (241,397)       (518,186)
                                                          -----------     -----------
                    Net loss                              $   (73,652)    $  (165,530)
                                                          -----------     -----------

         OTHER LIMITED PARTNERSHIP INTERESTS

             In July 1998, the Partnership also was admitted as a limited partner in 13 real estate limited partnerships managed by affiliates of the Managing Shareholder. The Partnership acquired the interests in consideration of a capital contribution ranging from approximately $2,900 to $83,300 in each such partnership. The aggregate contribution made by the Partnership was approximately $341,000. The percentage interest acquired by the Partnership (less than 4% in each case) was calculated at fair market value. In each instance, the Partnership agreed that its right to receive distributions from cash flow or from a capital event would be subordinate to the right of the existing limited partners to receive any preferred return described in the partnership agreement of the respective partnership.

NOTE 5.  OTHER PROPERTY AND EQUIPMENT

                                                            June 30,     December 31,
                                                              1999           1998
                                                          -----------     -----------
                                                          (Unaudited)
         Furniture and equipment                          $   112,272     $   112,272
         Computer equipment and software                       46,280          44,455
         Leasehold improvements                                20,502          20,813
                                                          -----------     -----------
                                                              179,054         177,540
            Less accumulated depreciation                      30,372           8,558
                                                          -----------     -----------
                                                          $   148,682     $   168,982
                                                          -----------     -----------
                                                          -----------     -----------

                         BARON CAPITAL PROPERTIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6.  MORTGAGES PAYABLE

                                                                                        Balance at      Balance at
                                                 Original       Maturity    Interest     June 30,      December 31,
                       Property                   Amount          Date        Rate         1999            1998
                       --------                   ------          ----        ----         ----            ----
                                                                                        (Unaudited)
         Heatherwood Apartments                 $1,250,000     12/31/2004    7.625%     $1,233,780     $1,238,755
         Crystal Court Apartments                1,494,000     10/31/2004    7.5         1,471,706      1,477,797
         Riverwalk Apartments                    1,400,000     10/31/2004    8.75        1,585,590      1,323,166
                                                ----------                              ----------     ----------
            Total mortgage note payables        $4,139,000                              $4,291,076     $4,039,718
                                                ----------                              ----------     ----------
                                                ----------                              ----------     ----------

         All mortgage notes payable are collateralized by the underlying properties described in Note 3 above.

         The aggregate maturities of mortgages payable for each of the five years subsequent to December 31, 1998 are as follows:


          Year ending December 31:
             1999                                       $   50,544
             2000                                           54,799
             2001                                           59,415
             2002                                           64,420
             2003                                           69,872
             Thereafter (2004)                           3,740,668
                                                        ----------
                Total                                   $4,039,718
                                                        ----------
                                                        ----------


NOTE 7.  CAPITAL LEASE OBLIGATION

         During 1998, the Partnership purchased office furniture financed through a capital lease obligation. The loan is non-interest bearing secured by the office furniture purchased and requires forty-eight (48) monthly payments of $1,245. Future minimum capital lease payments and the net present value of the future minimum lease payments at December 31, 1998 are as follows:


          Year Ending December 31:
             1999                                       $   14,942
             2000                                           14,942
             2001                                           14,942
             2002                                           11,158
                                                        ----------
                Total minimum lease payments            $   55,984
                                                        ----------
                                                        ----------

                         BARON CAPITAL PROPERTIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  COMMITMENTS AND CONTINGENCIES

         OFFICERS' COMPENSATION

             A founder of the Trust and the Partnership serves as Chief Executive Officer of the Trust, the Partnership and the managing shareholder of the Trust. He has agreed to serve as Chief Executive Officer for the first year in exchange for compensation in the form of common shares or units of the Trust in an amount not to exceed 25,000 shares or units, as applicable, to be determined by the Executive Compensation Committee based upon his performance, in addition to benefits and eligibility for participation in any option plan and bonus incentive compensation plan which may be implemented by the Partnership. During 1998, no common shares of the Trust or units of the Partnership were issued to the Chief Executive Officer as compensation. However, in order to reflect all appropriate administrative expenses of the Partnership, a provision of $197,000 has been made in the accompanying financial statement for the estimated fair value of the services rendered by the Chief Executive Officer for 1998. This amount has been charged to compensation expense for 1998, with a corresponding credit to partners' capital. This estimate of the fair value of such services was determined by management based upon an analysis of compensation paid to chief executive officers of a number of comparable real estate investment trusts during 1998. After the first year of operations, compensation and benefits for the Chief Executive Officer will be determined annually by the Executive Compensation Committee of the Board of the Trust. During the six months ended June 30, 1999, $109,000 has been accrued for the chief executive officer's compensation and included with accounts payable and accrued liabilities.

             The other founder of the Trust and Partnership serves as the Chief Operating Officer of the Trust, the Partnership and the managing shareholder of the Trust. His initial annual salary has been set at $100,000, in addition to benefits, and eligibility for participation in any common share option plan and bonus incentive compensation plan, which may be implemented by the Partnership.

         OPERATING LEASES

             During 1998, the Partnership executed an operating lease for its office facilities. The lease, which expires in June 15, 2003, requires monthly payments of $5,000. The Partnership has three options of five years each to extend its lease for a total of fifteen additional years.

             Minimum future lease payments on this lease are as follows:

              Year ending December 31:
                 1999                                   $   60,000
                 2000                                       60,000
                 2001                                       60,000
                 2002                                       60,000
                 2003                                       30,000
                                                        ----------
                    Total                               $  270,000
                                                        ----------
                                                        ----------

                         BARON CAPITAL PROPERTIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


             Rent expense was approximately $ 24,000 for 1998.

                         BARON CAPITAL PROPERTIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 9.  RELATED PARTY TRANSACTIONS

         INTERCOMPANY LINE

             The Partnership has an intercompany line with the Trust, its general partner. During 1998, the Partnership loaned $239,168 to the Trust, which remained outstanding as of December 31, 1998. During the six months ended June 30, 1999, the intercompany line was paid in full by the Trust. The intercompany loan is due on demand and is non-interest bearing.

         TRANSACTIONS WITH AFFILIATED ENTITIES

             During 1998, the Partnership paid approximately $12,000 to an affiliated corporation for computers being used by the Partnership.

         REIMBURSED ADMINISTRATIVE EXPENSES

             The Partnership shares certain administrative expenses with a number of other partnerships that are related to the Operating Partnership by means of a common person who is the sole stockholder and officer of the general partner of these partnerships and an officer of the general partner of the Operating Partnership. These administrative expenses are allocated as described below, and the allocated expenses are reimbursed to the Partnership by these other partnerships. The allocation of the costs was determined based upon an analysis of those administrative costs directly associated with or reasonably allocated to the activities of each entity. Personnel costs were allocated based upon estimates of the time devoted by individual employees to each entity's activities on a monthly basis. Other administrative costs were allocated on a direct basis to the extent practicable, and the balance on a pro rata basis. In the opinion of management, the method used to allocate costs to all of the entities was considered to be reasonable under the circumstances.

             During 1998 and for the six months ended June 30, 1999, the Partnership was reimbursed approximately $496,000 and $454,000, respectively, for administrative expenses, which has been presented as a reduction of the specific related category of administrative expenses in the accompanying financial statements.

         ADVANCES

             From time to time, the Partnership advances funds to affiliates. These advances do not accrue interest and are due on demand. As of December 31, 1998, the Partnership had advanced $10,750 to two affiliates. These advances were paid in full by the affiliates during the six months ended June 30, 1999.

                         BARON CAPITAL PROPERTIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. PARTNERS CAPITAL

         PARTNERS' CAPITAL CONTRIBUTIONS

             During 1998, the Partnership issued 463,650 units of limited partner interest to the Trust at $8.32 per unit based upon net proceeds of $3,858,240. During the six months ended June 30, 1999, 181,046 units of limited partner interest were issued to the Trust at $5.93 per unit based upon net proceeds of $1,074,000.

             In addition, the Partnership issued to the Trust 16,826 general partner units during 1998 and 1,829 general partner units during the six months ended June 30, 1999 as an allocation to adjust the general partner interest to 1% of the total outstanding Partnership units (see Note 2). This issuance has been treated as an allocation of the capital contributions by the Trust, and no value has been ascribed to these general partner units for accounting purposes.

         EXCHANGE OFFERING

             The Partnership has filed a registration statement on Form S-4 with the Securities and Exchange Commission covering up to 2,500,000 units of limited partnership interest ("Units") to be registered under the Securities Act of 1933, as amended (the "Act") ("Exchange Offering").

             It is proposed that these units would be exchanged for units of limited partnership interest in 23 limited partnerships (the "Exchange Partnerships"), which directly or indirectly own equity and/or mortgage interests in one or more residential apartment properties. The Exchange Partnerships are managed by corporate general partners who are affiliated with one of the founders of the Partnership, who is the sole stockholder and director of the Managing Shareholder of the Partnership. This registration statement has not yet become effective.

             The number of Units being offered in exchange for the limited partnership interests in the Exchange Partnerships will be based on appraisals prepared by qualified and licensed independent appraisal firms for each underlying residential apartment property. For purposes of the Exchange Offering, each Unit has been arbitrarily assigned an initial value of $10, which corresponds to the offering price of each Trust Common Share currently being offered to the public pursuant to the Cash Offering. The value of each Unit and Common Share outstanding will be substantially identical since Unit holders, including recipients of Units in the Exchange Offering, will be entitled to exchange all or a portion of their Units at any time and from time to time for an equivalent number of Trust Common Shares, so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5% of the then outstanding shares in the Trust, subject to the Trust's right to cash out any holder of Units who requests an exchange and subject to certain other exceptions. To facilitate such exchanges of Units into Common Shares, 2,500,000 Common Shares (in addition to the 2,500,000 Common Shares being offered by the Trust in the Cash Offering) have been registered with the Commission.

                         BARON CAPITAL PROPERTIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. PARTNERS CAPITAL (Continued)

         EXCHANGE OFFERING (Continued)

             As its initial investment targets in the Exchange Offering, the Partnership is offering to acquire equity and/or subordinated mortgage interests in 26 properties (the "Exchange Properties") directly or indirectly owned by the 23 Exchange Partnerships. The Partnership will acquire interests in a particular property and/or mortgages by acquiring from limited partners their units of limited partnership interest in the respective Exchange Partnership. Each of the Exchange Partnerships directly or indirectly owns equity and/or mortgage interests in one or more properties. Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 properties which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 properties, which consist of an aggregate of 813 existing residential units (studio and one and two bedroom units) and 168 units (two and three bedroom units) under development. Of the Exchange Properties, 21 properties are located in Florida, three properties in Ohio and one property each in Georgia and Indiana.

         PARTNERSHIP LIMITED PARTNERSHIP UNITS

             In connection with the formation of the Trust and the Partnership, the Original Investors each subscribed for 601,080 limited partnership units of the Partnership (a total of 1,202,160 units). In consideration for the units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 19% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investment represents a percentage greater than 19% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Partnership for cancellation. The Original Investors have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                         BARON CAPITAL PROPERTIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. PARTNERS CAPITAL (Continued)

         PARTNERSHIP LIMITED PARTNERSHIP UNITS (Continued)

             The fair value of the units issued to the Original Investors amounted to $100,000, based upon a determination made by the Independent Trustees of the Trust as of the date of subscription for these units (February 3, 1998). The determination of the fair value took into consideration that (a) at the time of the subscription for the units, the Trust and the Partnership were development stage companies, with no cash or other significant tangible assets, operating history or revenue and no certainty of successful offerings or future operations; the founders had at risk their initial capital contributions plus certain additional unreimbursed advances to cover certain offering and operating expenses; the founders have significant experience and developed know-how critical to the success of the Trust and the Partnership; and the founders' units are subject to significant transfer restrictions. The Partnership has accounted for the units as being issued and outstanding, but subject to escrow restrictions, in the accompanying consolidated financial statements, and has included the units as outstanding in determining the weighted average shares outstanding for purposes of calculating net loss per share on an as-converted basis. Because the release of the units from escrow is not dependent upon the achievement of any specified level of profits, the release of the units from escrow is not considered to be compensatory and, accordingly, no accounting measurement will be given to the release of the units from escrow.

             Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Partnership, caused the Exchange Partnerships to cancel the prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Partnership invest.

             After the exchange with the limited partners and assignment of economic rights of the general partner, the Partnership will control the Participating Exchange Partnerships by virtue of its ownership of at least 90% of the limited partnership interests, which will provide the Partnership the ability to remove the general partner under the provisions of the limited partnership agreements that limited partners holding over 50% of total partnership interest have the right to remove the general partner.

             Based upon the total Common Shares outstanding as of December 31, 1998, the Original Investors would be entitled to exchange their limited partnership units for a net amount of 108,757 Common Shares.

                         BARON CAPITAL PROPERTIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 11. SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
         ACTIVITIES

         During 1998, the Partnership acquired three rental apartment properties through the assumption of mortgage payables and a note payable, as follows:

          Mortgages payable                                    $4,058,737
          Note payable                                            575,000
                                                               ----------
                                                               $4,633,737
                                                               ----------
                                                               ----------

          Also, the Partnership acquired furniture and equipment in 1998 by means of capital lease financing in the amount of $59,769.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------










                               BARON CAPITAL TRUST

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1998












--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               BARON CAPITAL TRUST


                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------
                                                                                          PAGE
                                                                                          ----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                         F-1


CONSOLIDATED FINANCIAL STATEMENTS

   Balance Sheet                                                                           F-2

   Statement of Operations                                                                 F-3

   Statement of Shareholders' Equity                                                       F-4

   Statement of Cash Flows                                                                 F-5

   Notes to Financial Statements                                                         F-6-F-26

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Trustees and Shareholders
Baron Capital Trust
Cincinnati, Ohio


We have audited the accompanying consolidated balance sheet of Baron Capital Trust (the "Trust") as of December 31, 1998 and the related consolidated statements of operations, shareholders' equity and cash flows from inception (February 3, 1998) to December 31, 1998. These consolidated financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Baron Capital Trust as of December 31, 1998, and the consolidated results of their operations and their cash flows from inception (February 3, 1998) to December 31, 1998, in conformity with generally accepted accounting principles.



                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
April 13, 1999

                               BARON CAPITAL TRUST

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1998

                                 ASSETS
                                 ------
Rental Apartments:
   Land                                                                            $1,178,693
   Depreciable property                                                             6,189,095
                                                                                   ----------
                                                                                    7,367,788
   Less accumulated depreciation                                                    1,246,627
                                                                                   ----------
                                                                                    6,121,161

Investments in Partnerships                                                           709,970

Cash and Cash Equivalents                                                             177,299
Restricted Cash                                                                        66,199
Property Management Reimbursements Receivable, Affiliates                             155,071
Other Receivables                                                                      80,112
Advances to Affiliates                                                                 10,750
Other Property and Equipment                                                          168,982
Other Assets                                                                          212,761
                                                                                   ----------
                                                                                   $7,702,305
                                                                                   ----------
                                                                                   ----------


                  LIABILITIES AND SHAREHOLDERS' EQUITY
                  ------------------------------------
Liabilities:
   Mortgages payable                                                               $ 4,039,718
   Note payable                                                                        375,000
   Accounts payable and accrued liabilities, including
      $136,941 to Managing Shareholder                                                 388,385
   Capital lease obligation                                                             55,984
   Security deposits                                                                    38,336
                                                                                   -----------
         Total liabilities                                                           4,897,423
                                                                                   -----------

Commitments, Contingencies and Other Matters                                                 -

Shareholders' Equity:
   Common shares of beneficial interest, no par value; 2,500,000
      shares authorized; 463,650 shares issued and outstanding                       4,454,101
   Deficit                                                                          (1,577,060)
   Distributions                                                                       (72,159)
                                                                                   -----------
         Total shareholders' equity                                                  2,804,882
                                                                                   -----------
                                                                                   $ 7,702,305
                                                                                   -----------
                                                                                   -----------


                See notes to consolidated financial statements.
                                      F-2

                               BARON CAPITAL TRUST

                      CONSOLIDATED STATEMENT OF OPERATIONS

             FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998

Revenues:
   Property:
      Rental                                                                       $   358,949
      Other                                                                             35,155
   Equity in net loss of unconsolidated partnership                                    (20,360)
   Interest income                                                                       2,780
                                                                                   -----------
                                                                                       376,524
                                                                                   -----------

Real Estate Expenses:
   Depreciation                                                                         80,296
   Interest                                                                            164,333
   Repairs and maintenance                                                              86,349
   Personnel                                                                            53,860
   Property taxes                                                                       34,496
   Property insurance                                                                   20,477
   Utilities                                                                            27,299
   Other                                                                               138,905
                                                                                   -----------
                                                                                       606,015
                                                                                   -----------

Administrative Expenses:
   Personnel, including officer's compensation                                         718,715
   Management, investment and administrative fees, Managing Shareholder                324,213
   Professional services                                                               129,011
   Other                                                                               275,630
                                                                                   -----------
                                                                                     1,447,569
                                                                                   -----------

      Total expenses                                                                 2,053,584
                                                                                   -----------

Loss Before Minority Interest                                                       (1,677,060)

Minority Interest of Unitholders in Net Loss of Operating Partnership                  100,000
                                                                                   -----------

Net Loss                                                                           $(1,577,060)
                                                                                   -----------
                                                                                   -----------

Net Loss Per Common Share                                                          $     (7.41)
                                                                                   -----------
                                                                                   -----------
Weighted Average Number of Common Shares Outstanding                                   212,731
                                                                                   -----------
                                                                                   -----------


                See notes to consolidated financial statements.
                                      F-3

                               BARON CAPITAL TRUST

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

             FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998


                                                      Common Shares of
                                                     Beneficial Interest
                                                     -------------------
                                                    Shares          Amount         Deficit       Distributions        Total
                                                -------------   -------------   -------------    -------------    -------------
Initial Capital Contributions:

   Managing Shareholder                                    10   $         100   $           -    $           -    $         100

Proceeds from Sale of Common Shares of
   Beneficial Interest, Net of Offering Costs         463,640       4,257,001               -                -        4,257,001

Distributions Paid                                          -               -               -          (72,159)         (72,159)

Credit for Officer's Compensation                           -         197,000               -                -          197,000

Net Loss                                                    -               -      (1,577,060)               -       (1,577,060)
                                                -------------   -------------   -------------    -------------    -------------

Balance, December 31, 1998                            463,650   $   4,454,101   $  (1,577,060)   $     (72,159)   $   2,804,882
                                                -------------   -------------   -------------    -------------    -------------
                                                -------------   -------------   -------------    -------------    -------------


                See notes to consolidated financial statements.
                                      F-4

                               BARON CAPITAL TRUST

                      CONSOLIDATED STATEMENT OF CASH FLOWS

             FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998


Cash Flows from Operating Activities:
   Net loss                                                                             $(1,577,060)
   Adjustments to reconcile net loss to
      net cash used by operating activities:
         Provision for officer's compensation                                               197,000
         Minority interest of unitholders in net loss of Operating Partnership             (100,000)
         Depreciation                                                                        80,296
         Equity in net loss of unconsolidated partnership                                    20,360
         Increase in operating assets and liabilities:
            Other receivables                                                               (80,112)
            Property management reimbursements receivable                                  (155,071)
            Other assets                                                                   (221,611)
            Accounts payable and accrued liabilities                                        388,385
            Security deposits                                                                38,336
         Other                                                                                  762
                                                                                        -----------
               Net cash used by operating activities                                     (1,408,715)
                                                                                        -----------

Cash Flows from Investing Activities:
   Acquisitions of rental apartments                                                     (1,559,162)
   Investment in partnerships                                                              (741,280)
   Cash distributions from partnerships                                                      10,950
   Purchases of other property and equipment                                               (117,771)
   Increase in restricted cash                                                              (66,199)
   Advances to affiliates                                                                   (10,750)
                                                                                        -----------
               Net cash used in investing activities                                     (2,484,212)
                                                                                        -----------

Cash Flows from Financing Activities:
   Proceeds from sale of common shares of beneficial interest                             4,265,089
   Distributions paid                                                                       (72,159)
   Initial capital contributions                                                            100,100
   Payment on note payable                                                                 (200,000)
   Payments on mortgages payable                                                            (19,019)
   Payments on capital lease obligation                                                      (3,785)
                                                                                        -----------
               Net cash provided by financing activities                                  4,070,226
                                                                                        -----------

Net Increase in Cash and Cash Equivalents                                                   177,299

Cash and Cash Equivalents, Beginning                                                              -
                                                                                        -----------
Cash and Cash Equivalents, Ending                                                       $   177,299
                                                                                        -----------
                                                                                        -----------

Supplemental Disclosure of Cash Flow Information:
   Cash paid for mortgage and other interest                                            $   164,333
                                                                                        -----------
                                                                                        -----------


                See notes to consolidated financial statements.
                                      F-5

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1998



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND CAPITALIZATION

             Baron Capital Trust (the "Trust") was organized as a business trust in Delaware on July 31, 1997. The Trust and its affiliate, Baron Capital Properties, L.P. (the "Operating Partnership"), a Delaware limited partnership, have been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire debt mortgage loans secured by such types of property.

             The Managing Shareholder of the Trust is Baron Advisors, Inc., a Delaware corporation which will manage the operations of the Trust and the Operating Partnership subject to the supervisory authority of the Board of the Trust over the activities of the Trust and the Operating Partnership and the Board's prior approval authority in respect of certain actions of the Trust and the Operating Partnership specified in the Declaration of Trust of the Trust.

             The Trust's Declaration authorizes it to issue up to 25,000,000 shares of beneficial interest, no par value per share, consisting of common shares and of preferred shares of such classes with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Managing Shareholder may create and authorize from time to time in accordance with Delaware law and the Declaration.

             The Trust commenced operations on February 3, 1998, at which time it received its initial capital contribution.

         BASIS OF PRESENTATION

             The accompanying consolidated financial statements include the consolidated accounts of the Trust and the Operating Partnership. The Trust is the general partner of the Operating Partnership and owns approximately 81% of the limited partner units of the Operating Partnership. The consolidated accounts of the Operating Partnership include the accounts of three limited partnerships in which the Operating Partnership is the controlling limited partner, by virtue of its right to remove the general partner due to its majority ownership percentage in those limited partnerships.

             All significant intercompany transactions and balances have been eliminated in consolidation.

             The minority interest of unitholders in the Operating Partnership represents the 1,202,160 limited partnership units owned by the Original Investors of the Operating Partnership (see Note 9), and is stated at the amount of the capital contribution by them to the Operating Partnership ($100,000), reduced by their proportionate share of the net loss of the Operating Partnership limited to the $100,000 contribution. During 1998, the proportionate share of the net loss of the Operating Partnership allocated to the minority unitholders was $100,000 with

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

             BASIS OF PRESENTATION (Continued)

                the excess of approximately $71,000 being charged to the majority unitholders. As of December 31, 1998, the 1,202,160 Operating Partnership limited partnership units issued to the Original Investors are subject to escrow restrictions and 108,757 units are convertible into common shares of the Trust (see Note 9).

             CONCENTRATIONS OF CREDIT RISK

                Financial instruments that potentially subject the Trust to concentrations of credit risk are comprised of cash and receivables.

                CASH
                        At various times during the year the Trust had deposits in financial institutions in excess of the federally insured limits. The Trust maintains its cash with high quality financial institutions, which the Trust believes limits these risks.

                PROPERTY MANAGEMENT REIMBURSEMENTS AND OTHER RECEIVABLES
                        Receivables are comprised mainly of property management reimbursements due to the Operating Partnership from various properties it manages and monthly rents due. The Operating Partnership monitors exposure to credit losses and does not maintain an allowance for these receivables, as it believes that these receivables are fully collectible.

             REAL ESTATE RENTAL PROPERTIES AND DEPRECIATION

                Real estate rental properties are stated at cost less accumulated depreciation. Ordinary repairs and maintenance are expensed as incurred; replacements having an estimated useful life of at least one year and improvements are capitalized and depreciated over their estimated useful lives.

                Depreciation is computed on a straight-line basis over the estimated useful lives of the properties as follows:

                                                                                                    Estimated Useful
                                                                                                     Lives (Years)
                                                                                                     -------------
                  Building                                                                                 30
                  Leasehold improvements                                                                   10
                  Furniture and fixtures                                                                    7
                  Computer equipment and software                                                         3-5

                Losses in carrying values of investment assets are provided by management when the losses become apparent and the investment asset is considered impaired in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

             REAL ESTATE RENTAL PROPERTIES AND DEPRECIATION (Continued)

                Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Management evaluates its investment properties annually to assess whether any impairment indications are present. If any investment asset is considered impaired, a loss is provided to reduce the carrying value of the property to its estimated fair value. No such losses have been required or provided in the accompanying consolidated financial statements.

             REVENUE RECOGNITION

                Apartment units are leased under operating leases with terms of generally one year or less. Rental income is recognized when due from tenants.

             CASH AND CASH EQUIVALENTS

                For purposes of the statement of cash flows, the Trust considers all investments purchased with an original maturity of three months or less to be cash equivalents.

             INVESTMENTS IN PARTNERSHIPS

                The Trust, through the Operating Partnership, accounts for its investments in limited partnerships in which it is deemed not to have the controlling interest, but has more than a minor limited partnership interest, utilizing the equity method of accounting. The Operating Partnership's investment in Alexandria Development, L.P., which represents a 12.3% interest at December 31, 1998, is accounted for using the equity method (see Note 3).

                Investments in partnerships in which the Operating Partnership's interest is so minor that the Partnership has virtually no influence over partnership operating and financial policies are accounted for utilizing the cost method. These investments generally represent less than 5% of the partnership interest (see Note 3). The Trust periodically assesses the estimated realizable value of these investments in order to ascertain that there has been no impairment in their recorded value.

             CAPITAL RESERVE

                In connection with the acquisition of the investment properties, as required by the lending institutions, the Trust has established a capital reserve account, which is to be used for significant improvements to the property.

             LOAN COSTS

                The Trust has capitalized those costs incurred with obtaining financing on the investment properties. Such costs (included with other assets) are being amortized over six years, the remaining term of the financing.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

             USE OF ESTIMATES

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

             INCOME TAXES

                The Trust has not provided for federal income taxes because the Trust believes it qualifies as a real estate investment trust
                (REIT) under Section 856 to 860 of the Internal Revenue Code. A REIT will generally not be subject to Federal income taxation on that portion of its income that qualifies as REIT taxable income to the extent that it distributes substantially all of its taxable income to its stockholders and complies with certain other requirements.

             FAIR VALUE OF FINANCIAL INSTRUMENTS

                The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These instruments include cash, receivables, accounts payable and accrued liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

                The fair value of debt instruments has been estimated by using discounted cash flow models incorporating discount rates based on current market interest rates for similar types of instruments. At December 31, 1998, the differences between estimated fair value and the carrying value of debt instruments were not material.

             RECENT ACCOUNTING PRONOUNCEMENTS

                In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" and No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. Both SFAS No. 130 and SFAS No. 131 are effective for periods beginning after December 15, 1997. The Trust adopted these new accounting standards in 1998, and their adoption had no effect on the Trust's financial statements and disclosures.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

             RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

                In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition of the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or
                (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999.

                Historically, the Trust has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Trust does not expect adoption of the new standard on January 1, 2000 to affect its financial statements.


NOTE 2.      RENTAL APARTMENTS

             HEATHERWOOD APARTMENTS

                On June 30, 1998, the Operating Partnership acquired the entire limited partnership interest, representing a 99% partnership interest, in Heatherwood Kissimmee, Ltd., (the "Heatherwood Property") a Florida limited partnership which owns fee simple title to a 67-unit residential property located at Kissimmee, Florida for a purchase price of approximately $830,000. The Heatherwood Property is subject to first mortgage financing with an original balance of approximately $1,250,000 collateralized by the property. The mortgage calls for monthly payments of principal and interest of $8,847 and bears a fixed interest rate of 7.625%. The entire balance, including accrued interest, is due on December 2004 and may be prepaid with a prepayment fee equal to 1% of the then outstanding principal balance. The principal balance outstanding as of December 31, 1998 was $1,238,755.

             CRYSTAL COURT APARTMENTS

                On July 31, 1998, the Operating Partnership acquired the entire limited partnership interest, representing a 91% partnership interest, in Crystal Court Apartments II, Ltd., (the "Crystal Court Property") a Florida limited Partnership which owns fee simple title to an 80-unit residential apartment property located in Lakeland, Florida for a purchase price of approximately $704,000. The Crystal Court Property is subject to first mortgage financing with an original balance of $1,494,000 collateralized by the property. The mortgage calls for monthly payments of principal and interest of $10,446 and bears a fixed interest rate of 7.5%. The entire balance, including accrued interest, is due on October 2004 and may be prepaid with

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                a prepayment fee equal to 1% of the then outstanding principal balance. The principal balance outstanding as of December 31, 1998 was $1,477,797.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2.      RENTAL APARTMENTS (Continued)

             RIVERWALK APARTMENTS

                On September 1, 1998, the Operating Partnership acquired the entire limited partnership interest, representing a 99% partnership interest, in Riverwalk Enterprises, Ltd., (the "Riverwalk Property") a Florida limited partnership which owns fee simple title to a 50-unit residential property located at New Smyrna Beach, Florida for a purchase price of approximately $700,000. The Riverwalk Property is subject to first mortgage financing with an original balance of approximately $1,400,000 collateralized by the property. The mortgage calls for monthly payments of principal and interest of $11,626 and bears a fixed interest rate of 8.75% amortized over 25 years. The holder of the first mortgage has the right to adjust the rate in October 1999 for the remaining five years of the loan to a rate equal to 200 basis points above the then current rate for five-year treasury notes. The entire balance, including accrued interest, is due on October 2004 and may be prepaid with a prescribed prepayment fee. The principal balance outstanding as of December 31, 1998 was $1,323,166.

                In connection with the purchase of the Riverwalk Property, the Trust executed a promissory note payable to the sellers of the Riverwalk Property with an original balance of $575,000. The note called for a lump-sum payment of principal and accrued interest at a rate of 18% per annum on December 1, 1998. In December 1998, the Operating Partnership paid $226,163 of principal and interest towards the note and exercised its option to extend the maturity of the note to February 1, 1999 for an extension fee of 1% of the original loan amount or $5,750. The principal balance outstanding as of December 31, 1998 was $375,000.

                Subsequent to December 31, 1998, the Operating Partnership exercised another option to extend the note to June 1, 1999 and additional extensions to September 1, 1999 for an extension fee of 1% of the outstanding loan amount or $3,750 for the June extension and additional fees for the September extension.


NOTE 3.      INVESTMENTS IN PARTNERSHIPS

             Alexandria Property                                                     $368,690
             Other Limited Partnership Interests                                      341,280
                                                                                     --------
                                                                                     $709,970
                                                                                     --------
                                                                                     --------

             ALEXANDRIA APARTMENTS

                On October 14, 1998, the Operating Partnership acquired an approximate 12% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Property"), a Delaware limited partnership, which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. The Operating Partnership paid $400,000 for eight (8) units of limited partnership interest out of a total of sixty-five (65) units and retains an option to acquire the remaining fifty-seven (57) units of limited partnership

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


                interests for $50,000 per unit or approximately $2,850,000. The option is exercisable as additional apartments are completed and rented and expires on October 15,

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.      INVESTMENTS IN PARTNERSHIPS (Continued)

             ALEXANDRIA APARTMENTS (Continued)

                1999. An affiliate of the Trust sold the partnership interest in the Alexandria Property to the Operating Partnership and also serves as the managing general partner of the Alexandria Property. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Property is entitled to an annual 12% preferential return, which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

                Subsequent to December 31, 1998, the Operating Partnership exercised its option to purchase an additional eighteen (18) units of limited partnership interest for $885,000, thereby increasing its ownership interest to approximately 40%.

                The following is an analysis of the investment in the Alexandria Property from inception (February 3, 1998) to December 31,1998:

                   Balance, beginning                                       $      -
                   Investments                                               400,000
                   Distributions                                             (10,950)
                   Equity in net loss                                        (20,360)
                                                                            --------
                   Balance, ending                                          $368,690
                                                                            --------
                                                                            --------

                The following is a summary of the financial position and results of operations of the Alexandria Property as of and for the period ended December 31, 1998:

                   Financial Position:
                      Rental apartments                                  $  2,790,402
                      Construction in progress                              6,497,912
                      Other assets                                          1,446,086
                                                                         ------------
                         Total assets                                    $ 10,734,400
                                                                         ------------
                                                                         ------------

                      Mortgage payable                                   $  7,750,000
                      Other liabilities                                     2,366,369
                                                                         ------------
                         Total liabilities                                 10,116,369
                      Partners' Capital                                       618,031
                                                                         $ 10,734,400
                                                                         ------------
                                                                         ------------

                   Results of Operations:
                      Rental income                                      $     85,971
                      Other income                                            266,685
                      Costs and expenses                                     (518,186)
                                                                         ------------
                         Net loss                                        $   (165,530)
                                                                         ------------
                                                                         ------------

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.      INVESTMENTS IN PARTNERSHIPS (Continued)

             OTHER LIMITED PARTNERSHIP INTERESTS

                In July 1998, the Operating Partnership also was admitted as a limited partner in 13 real estate limited partnerships managed by affiliates of the Managing Shareholder. The Operating Partnership acquired the interests in consideration of a capital contribution ranging from approximately $2,900 to $83,300 in each such partnership. The aggregate contribution made by the Operating Partnership was approximately $341,000. The percentage interest acquired by the Operating Partnership (less than 4% in each case) was calculated at fair market value. In each instance, the Operating Partnership agreed that its right to receive distributions from cash flow or from a capital event would be subordinate to the right of the existing limited partners to receive any preferred return described in the partnership agreement of the respective partnership.


NOTE 4.      OTHER PROPERTY AND EQUIPMENT

             Furniture and equipment                                                                       $112,272
             Computer equipment and software                                                                 44,455
             Leasehold improvements                                                                          20,813
                                                                                                           --------
                                                                                                            177,540
                Less accumulated depreciation                                                                 8,558
                                                                                                           --------
                                                                                                           $168,982
                                                                                                           --------
                                                                                                           --------


NOTE 5.      MORTGAGES PAYABLE

                                                                                                            Balance at
                                                                  Original       Maturity     Interest     December 31,
                              Property                             Amount          Date         Rate           1998
                              --------                             ------          ----         ----           ----
              Heatherwood Apartments                            $1,250,000      12/31/2004     7.625%       $1,238,755
              Crystal Court Apartments                           1,494,000      10/31/2004     7.5           1,477,797
              Riverwalk Apartments                               1,400,000      10/31/2004     8.75          1,323,166
                                                                 ---------                                   ---------
                 Total mortgage note payables                   $4,139,000                                  $4,039,718
                                                                 ---------                                   ---------
                                                                 ---------                                   ---------

             All mortgage notes payable are collateralized by the underlying properties described in Note 2 above.

             The aggregate maturities of mortgages payable for each of the five years subsequent to December 31, 1998 are as follows:

                                                                                                            Principal
                                                                                                            ---------
              Year ending December 31:
                 1999                                                                                      $   50,544
                 2000                                                                                          54,799
                 2001                                                                                          59,415
                 2002                                                                                          64,420
                 2003                                                                                          69,872

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                 Thereafter (2004)                                                                          3,740,668
                                                                                                           ----------
                    Total                                                                                  $4,039,718
                                                                                                           ----------
                                                                                                           ----------

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6.      CAPITAL LEASE OBLIGATION

                During 1998, the Operating Partnership purchased office furniture financed through a capital lease obligation. The loan is non-interest bearing secured by the office furniture purchased and requires forty-eight (48) monthly payments of $1,245. Future minimum capital lease payments and the net present value of the future minimum lease payments at December 31, 1998 are as follows:

                   Year Ending December 31:
                      1999                                                                                         $14,942
                      2000                                                                                          14,942
                      2001                                                                                          14,942
                      2002                                                                                          11,158
                                                                                                                   -------
                         Total minimum lease payments                                                              $55,984
                                                                                                                   -------
                                                                                                                   -------

NOTE 7.      COMMITMENTS AND CONTINGENCIES

             CONTRACT TO PURCHASE ADDITIONAL PROPERTIES

                In September 1998, the Trust entered in an agreement with three real estate development companies to acquire two luxury residential apartment properties in the development stage upon the completion of construction. The development companies (Brentwood at Southgate, Ltd., Burlington Residential, Ltd. and The Shoppes at Burlington, Ltd.) are controlled by one of the Trust's founders and chief executive officer. The properties are scheduled to have a total of 652 units, comprised of one, two and three bedroom/one or two bathroom apartments. Construction of one of the properties, located in Louisville, Kentucky, is expected to be completed prior to the end of 2000, and construction of the other property, located in Burlington, Kentucky (part of the Cincinnati metropolitan area), is expected to be completed by the end of 2001. The aggregate purchase price for the two properties is in the range of approximately $41,000,000 to $43,000,000. The closing of each acquisition, which is expected to occur shortly following the completion of construction, is conditioned on, among other things, the completion of the respective apartment property, the availability of first mortgage financing and the Trust's raising the balance of the funds necessary for the acquisition in its ongoing Cash Offering or otherwise have funds available to make the acquisition.

                In connection with the transaction and in exchange for certain benefits described below, the Trust agreed to co-guarantee (along with the chief executive officer), up to 35% (or approximately $12,500,000) of the development portion of long-term construction loans with an aggregate principal amount of up to $36,000,000 to be provided by a bank to the development companies. As of December 31, 1998, approximately $4,600,000 of such loans had been drawn down, resulting in outstanding guarantees of approximately $1,600,000. Subject to the fulfillment of certain closing and funding conditions, the construction loans will be made to the development companies in connection with the development and construction of the two apartment properties and of an 111,000 square foot shopping center

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 7.      COMMITMENTS AND CONTINGENCIES (Continued)

             CONTRACT TO PURCHASE ADDITIONAL PROPERTIES (Continued)

                being developed in Burlington, Kentucky. The interest rates on the construction loans range from 7.36% to 7.52%. The Trust also agreed that, if the loans were not repaid prior to the expiration of the guarantee, it would either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility.

                The Trust expects to receive significant benefits from the transaction in addition to the acquisition of two large luxury apartment properties located in attractive communities. In exchange for the guarantee of the development portion of the construction loans, the Trust will receive a discount of approximately $212,500 (representing a one-half of one percent reduction) on the purchase price of the properties. The Trust and the development companies are negotiating a further price reduction which would apply if the development portion of the loans is not repaid prior to the expiration of the guarantee period and the Trust is required to buy out or arrange for the buyout of the lender's position on the loans.

             OFFICERS' COMPENSATION

                A founder of the Trust and the Operating Partnership serves as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. He has agreed to serve a Chief Executive Officer for the first year in exchange for compensation in the form of common shares or units of the Operating Partnership in an amount not to exceed 25,000 shares or units, as applicable, to be determined by the Executive Compensation Committee based upon his performance, in addition to benefits and eligibility for participation in any option plan and bonus incentive compensation plan which may be implemented by the Trust. During 1998, no common shares of the Trust or units of the Operating Partnership were issued to the Chief Executive Officer as compensation. However, in order to reflect all appropriate administrative expenses of the Partnership, a provision of $197,000 has made in the accompanying financial statement for the estimated fair value of the services rendered by the Chief Executive Officer for 1998. This amount has been charged to compensation expense for 1998, with a corresponding credit to partners' capital. This estimate of the fair value of such services was determined by management based upon an analysis of compensation paid to chief executive officers of a number of comparable real estate investment trusts during 1998. After the first year of operations, compensation and benefits for the Chief Executive Officer will be determined annually by the Executive Compensation Committee of the Board of the Trust.

                The other founder of the Trust and Operating Partnership serves as the Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder. His initial annual salary has been set at $100,000, in addition to benefits, and eligibility for participation in any common share option plan and bonus incentive compensation plan which may be implemented by the Trust.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 7.      COMMITMENTS AND CONTINGENCIES (Continued)

             OPERATING LEASES

                During 1998, the Operating Partnership executed an operating lease for its office facilities. The lease, which expires in June 15, 2003, requires monthly payments of $5,000. The Operating Partnership has three options of five years each to extend its lease for a total of fifteen additional years.

                Minimum future lease payments on this lease are as follows:

                  Year ending December 31:
                     1999                                                                                    $ 60,000
                     2000                                                                                      60,000
                     2001                                                                                      60,000
                     2002                                                                                      60,000
                     2003                                                                                      30,000
                                                                                                             --------
                        Total                                                                                $270,000
                                                                                                             --------
                                                                                                             --------

                Rent expense was approximately $24,000 for 1998.


NOTE 8.      RELATED PARTY TRANSACTIONS

             TRUST MANAGEMENT AGREEMENT

                The Trust has entered into a Trust Management Agreement with the Managing Shareholder under which the Managing Shareholder is obligated to provide management, administrative and investment advisory services to the Trust. The services to be rendered include, among other things, communicating with and reporting to investors, administering accounts, providing to the Trust of office space, equipment and facilities and other services necessary for the Trust's operation, and representing the Trust in its relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required. The Managing Shareholder is also responsible for determining which real estate investments and non-real estate investments (including the temporary investment of the Trust's available funds prior to their commitment to particular real estate investments) the Trust will make and for making divestment decisions, subject to the provisions of the Declaration. The Trust Management Agreement has an initial term of one year and may be extended on a year-to-year basis on approval of (i) the Board or a majority of the stockholders entitled to vote on such matter or (ii) a majority of the Independent Trustees.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.      RELATED PARTY TRANSACTIONS (Continued)

             TRUST MANAGEMENT AGREEMENT (Continued)

                The Trust will reimburse the Managing Shareholder for all Trust expenses in an amount not to exceed 2% of gross proceeds from the sale by the Trust of common shares in the Trust's initial offering. Under the Trust Management Agreement, the Trust will reimburse the Managing Shareholder, on a monthly basis during the term of the agreement, for its operating expenses relating to the business of the Trust and the Operating Partnership in an amount up to the sum of (i) 1% of the gross proceeds from the sale by the Trust of common shares in the Trust's initial offering, and (ii) 1% of the initial stock price for each unit of limited partnership interest ("Unit") in the Operating Partnership issued in connection with a Proposed Exchange Offering of Units as contemplated in the Trust's Prospectus. The Managing Shareholder in its sole discretion may elect to receive payment for its service in the form of common shares with an equivalent value. The Trust will also reimburse the Managing Shareholders for expenses incurred prior to and during the Cash Offering in investigating and evaluating investment opportunities and assisting the Trust in consummating its investments in an amount not to exceed 4% of the gross proceeds from the sale by the Trust of common shares in the Trust's initial offering for the Managing Shareholder's services.

                During 1998, the Trust paid the Managing Shareholder $92,393 for reimbursable expenses incurred during the Cash Offering, $185,456 for reimbursable investment expenses and $46,364 for reimbursable management expenses. As of December 31, 1998, $136,941 is due to the Managing Shareholder for reimbursable expenses and investment fees.

             TRANSACTIONS WITH AFFILIATED ENTITIES

                During 1998, the Operating Partnership paid approximately $12,000 to an affiliated corporation for computers being used by the Operating Partnership.

             REIMBURSED ADMINISTRATIVE EXPENSES

                The Partnership shares certain administrative expenses with a number of other partnerships that are related to the Operating Partnership by means of a common person who is the sole stockholder and officer of the general partner of these partnerships and an officer of the general partner of the Operating Partnership. These administrative expenses are allocated as described below, and the allocated expenses are reimbursed to the Partnership by these other partnerships. The allocation of the costs was determined based upon an analysis of those administrative costs directly associated with or reasonably allocated to the activities of each entity. Personnel costs were allocated based upon estimates of the time devoted by individual employees to each entity's activities on a monthly basis. Other administrative costs were allocated on a direct basis to the extent practicable, and the balance on a pro rata basis. In the opinion of management, the method used to allocate costs to all of the entities was considered to be reasonable under the circumstances.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.      RELATED PARTY TRANSACTIONS (Continued)

             REIMBURSED ADMINISTRATIVE EXPENSES (Continued)

                During 1998 the Partnership was reimbursed approximately $496,000 for administrative expenses, which has been presented as a reduction of the specific related category of administrative expenses in the accompanying financial statements.

             ADVANCES

                From time to time, the Operating Partnership advances funds to affiliates. These advances do not accrue interest and are due on demand. As of December 31, 1998, the Operating Partnership had advanced $10,750 to two affiliates.


NOTE 9.      SHAREHOLDERS' EQUITY

             CASH OFFERING

                On May 15, 1998, pursuant to a registration statement on Form SB-2, the Trust commenced an initial public offering of a maximum of 2,500,000 common shares of beneficial interest in the Trust at $10 per common share, which is payable in full upon subscription, for proposed total gross proceeds of $25,000,000 (the Cash Offering). All of the common shares to be issued or sold by the Trust in the offering will be tradable without restriction under the Securities Act, but will be subject to certain restrictions designed to permit the Trust to qualify and maintain its status as a Real Estate Investment Trust under the Internal Revenue Code. The Cash Offering will terminate no later than November 30, 1999.

             EXCHANGE OFFERING

                The Operating Partnership has filed a registration statement on Form S-4 with the Securities and Exchange Commission covering up to 2,500,000 units of limited partnership interest ("Units") to be registered under the Securities Act of 1933, as amended (the "Act") ("Exchange Offering").

                It is proposed that these units would be exchanged for units of limited partnership interest in 23 limited partnerships (the "Exchange Partnerships"), which directly or indirectly own equity and/or mortgage interests in one or more residential apartment properties. The Exchange Partnerships are managed by corporate general partners who are affiliated with one of the founders of the Operating Partnership, who is the sole stockholder and director of the Managing Shareholder of the Trust. This registration statement has not yet become effective.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 9.      SHAREHOLDERS' EQUITY (Continued)

             EXCHANGE OFFERING (Continued)

                The number of Units being offered in exchange for the limited partnership interests in the Exchange Partnerships will be based on appraisals prepared by qualified and licensed independent appraisal firms for each underlying residential apartment property. For purposes of the Exchange Offering, each Unit has been arbitrarily assigned an initial value of $10, which corresponds to the offering price of each Trust Common Share currently being offered to the public pursuant to the Cash Offering. The value of each Unit and Common Share outstanding will be substantially identical since Unit holders, including recipients of Units in the Exchange Offering, will be entitled to exchange all or a portion of their Units at any time and from time to time for an equivalent number of Trust Common Shares, so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5% of the then outstanding shares in the Trust, subject to the Trust's right to cash out any holder of Units who requests an exchange and subject to certain other exceptions. To facilitate such exchanges of Units into Common Shares, 2,500,000 Common Shares (in addition to the 2,500,000 Common Shares being offered by the Trust in the Cash Offering) have been registered with the Commission.

                As its initial investment targets in the Exchange Offering, the Operating Partnership is offering to acquire equity and/or subordinated mortgage interests in 26 properties (the "Exchange Properties") directly or indirectly owned by the 23 Exchange Partnerships. The Operating Partnership will acquire interests in a particular property and/or mortgages by acquiring from limited partners their units of limited partnership interest in the respective Exchange Partnership. Each of the Exchange Partnerships directly or indirectly owns equity and/or mortgage interests in one or more properties. Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 properties which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 properties, which consist of an aggregate of 813 existing residential units (studio and one and two bedroom units) and 168 units (two and three bedroom units) under development. Of the Exchange Properties, 21 properties are located in Florida, three properties in Ohio and one property each in Georgia and Indiana.

             OPERATING PARTNERSHIP LIMITED PARTNERSHIP UNITS

                In connection with the formation of the Trust and the Operating Partnership, the Original Investors each subscribed for 601,080 limited partnership units of the Operating Partnership (a total of 1,202,160 units). In consideration for the units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 19% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange pursuant to the Exchange Offering),

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


                calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 9.      SHAREHOLDERS' EQUITY (Continued)

             OPERATING PARTNERSHIP LIMITED PARTNERSHIP UNITS (Continued)

                Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investment represents a percentage greater than 19% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. The Original Investors have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                The fair value of the units issued to the Original Investors amounted to $100,000, based upon a determination made by the Independent Trustees of the Trust as of the date of subscription for these units (February 3, 1998). The determination of the fair value took into consideration that (a) at the time of the subscription for the units, the Trust and the Partnership were development stage companies, with no cash or other significant tangible assets, operating history or revenue and no certainty of successful offerings or future operations; the founders had at risk their initial capital contributions plus certain additional unreimbursed advances to cover certain offering and operating expenses; the founders have significant experience and developed know-how critical to the success of the Trust and the Partnership; and the founders' units are subject to significant transfer restrictions. The Partnership has accounted for the units as being issued and outstanding, but subject to escrow restrictions, in the accompanying consolidated financial statements, and has included the units as outstanding in determining the weighted average shares outstanding for purposes of calculating net loss per partnership unit in the accompanying consolidated financial statements. Because the release of the units from escrow is not dependent upon the achievement of any specified level of profits, the release of the units from escrow is not considered to be compensatory and, accordingly, no accounting measurement will be given to the release of the units from escrow.

                Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 9.      SHAREHOLDERS' EQUITY (Continued)

             OPERATING PARTNERSHIP LIMITED PARTNERSHIP UNITS (Continued)

                After the exchange with the limited partners and assignment of economic rights of the general partner, the Operating Partnership will control the Participating Exchange Partnerships by virtue of its ownership of at least 90% of the limited partnership interests, which will provide the Operating Partnership the ability to remove the general partner under the provisions of the limited partnership agreements that limited partners holding over 50% of total partnership interest have the right to remove the general partner.

             DISTRIBUTIONS

                During 1998, the Board of Trustees authorized the payment of two quarterly distributions aggregating $72,159 ($.225 per common share of beneficial interest) from the surplus of the Trust. This amount is presented in the accompanying consolidated financial statements as a deduction from shareholders' equity under the caption "Distributions".


NOTE 10.     NET LOSS PER SHARE

                The Trust computes per share data in accordance with Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share". SFAS 128 requires dual presentation of basic and diluted earnings per share on the face of the income statement.

                Basic net loss per share equals net loss divided by the weighted average shares outstanding during the year. The computation of diluted net loss per share that includes dilutive common stock equivalents in the weighted average shares outstanding has not been presented, as it is anti-dilutive in 1998.

                The components used in calculating basic net loss per share are as follows:

                                                                                                   Weighted
                                                                                                   Average           Loss
                                                                               Net Loss             Shares         Per Share
                                                                             -----------         -----------     -----------
                  1998                                                       $(1,577,060)            212,731          $(7.41)
                                                                             -----------         -----------     -----------
                                                                             -----------         -----------     -----------

                Assuming that the Original Investors had exchanged their limited partnership units for an equivalent net amount of 122,561 Common Shares, the net loss per share on an as-converted basis would have been $4.70 per share.

                               BARON CAPITAL TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 11.     SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
             ACTIVITIES

                During 1998, the Operating Partnership acquired three rental apartment properties through the assumption of mortgage payables and a note payable, as follows:


                   Mortgages payable                                                                            $4,058,737
                   Note payable                                                                                    575,000
                                                                                                                ----------
                                                                                                                $4,633,737
                                                                                                                ----------
                                                                                                                ----------

                Also, the Operating Partnership acquired furniture and equipment in 1998 by means of capital lease financing in the amount of $59,769.

                    U. S. Securities and Exchange Commission

                             Washington, D.C. 20549

                                  Form 10-QSB/A


(Mark One)

/X/  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended June 30, 1999


/ /  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934

        For the transition period ended ______________ to ______________

                        Commission file number 333-35063

                               Baron Capital Trust
        (Exact name of small business issuer as specified in its charter)

                    Delaware                       31-1574856
         (State or other jurisdiction             (IRS Employer
       of incorporation or organization)         Identification No.)

                    7826 Cooper Road, Cincinnati, Ohio 45242
                    (Address of principal executive offices)

                                 (513) 984-5001
                           (Issuer's telephone number)


Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
         Yes /X/  No / /

The purpose of this Form 10-QSB/A is to amend in its entirety Part I - Financial Information Item 1 Financial Statements contained in Form 10-QSB for the quarterly period ended June 30, 1999 filed by Baron Capital Trust on August 12, 1999 with the Commission under Commission file number 333-35063.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 1999


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND CAPITALIZATION

         Baron Capital Trust (the "Trust") was organized as a business trust in Delaware on July 31, 1997. The Trust and its affiliate, Baron Capital Properties, L.P. (the "Operating Partnership"), a Delaware limited partnership, have been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire debt mortgage loans secured by such types of property.

         The Managing Shareholder of the Trust is Baron Advisors, Inc., a Delaware corporation which will manage the operations of the Trust and the Operating Partnership subject to the supervisory authority of the Board of the Trust over the activities of the Trust and the Operating Partnership and the Board's prior approval authority in respect of certain actions of the Trust and the Operating Partnership specified in the Declaration of Trust of the Trust.

         The Trust's Declaration authorizes it to issue up to 25,000,000 shares of beneficial interest, no par value per share, consisting of common shares and of preferred shares of such classes with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Managing Shareholder may create and authorize from time to time in accordance with Delaware law and the Declaration.

         The Trust commenced operations on February 3, 1998, at which time it received its initial capital contribution.

         BASIS OF PRESENTATION

         The accompanying consolidated financial statements include the consolidated accounts of the Trust and the Operating Partnership. The Trust is the general partner of the Operating Partnership and owns approximately 81% of the limited partner units of the Operating Partnership. The consolidated accounts of the Operating Partnership include the accounts of three limited partnerships in which the Operating Partnership is the controlling limited partner, by virtue of its right to remove the general partner due to its ownership percent of the total partnership interest in those limited partnerships.

         All significant inter-company transactions and balances have been eliminated in consolidation.

         The minority interest of unitholders in the Operating Partnership represents the 1,202,160 limited partnership units owned by the Original Investors of the Operating Partnership, and is stated at the amount of the capital contribution by them to the Operating Partnership ($100,000), reduced by their proportionate share of the net loss of the Operating Partnership. As of December 31, 1998, the 1,202,160 Operating Partnership limited partnership units issued to the Original Investors are subject to escrow restrictions and 108,757 units are convertible into common shares of the Trust.

         CONCENTRATIONS OF CREDIT RISK

         Financial instruments that potentially subject the Trust to concentrations of credit risk are comprised of cash and receivables.

            CASH

         At various times during the year the Trust had deposits in financial institutions in excess of the federally insured limits. The Trust maintains its cash with high quality financial institutions, which the Trust believes limits these risks.

            PROPERTY MANAGEMENT REIMBURSEMENTS AND OTHER RECEIVABLES

         Receivables are comprised mainly of property management reimbursements due to the Operating Partnership from various properties it manages and monthly rents due. The Operating Partnership monitors exposure to credit losses and does not maintain an allowance for these receivables, as it believes that these receivables are fully collectible.

         REAL ESTATE RENTAL PROPERTIES AND DEPRECIATION

         Real estate rental properties are stated at cost less accumulated depreciation. Ordinary repairs and maintenance are expensed as incurred; replacements having an estimated useful life of at least one year and improvements are capitalized and depreciated over their estimated useful lives.

         Depreciation is computed on a straight-line basis over the estimated useful lives of the properties as follows:

                                                             Estimated Useful
                                                              Lives (Years)
                                                              -------------
              Building                                              30
              Leasehold improvements                                10
              Furniture and fixtures                                 7
              Computer equipment and software                       3-5

         Losses in carrying values of investment assets are provided by management when the losses become apparent and the investment asset is considered impaired in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Management evaluates its investment properties annually to assess whether any impairment indications are present. If any investment asset is considered impaired, a loss is provided to reduce the carrying value of the property to its estimated fair value. No such losses have been required or provided in the accompanying consolidated financial statements.

         REVENUE RECOGNITION

         Apartment units are leased under operating leases with terms of generally one year or less. Rental income is recognized when due from tenants.

         CASH AND CASH EQUIVALENTS

         For purposes of the statement of cash flows, the Trust considers all investments purchased with an original maturity of three months or less to be cash equivalents.

         INVESTMENTS IN PARTNERSHIPS

         The Trust, through the Operating Partnership, accounts for its investments in limited Partnerships in which it is deemed not to have the controlling interest, but has more than a minor limited partnership interest, utilizing the equity method of accounting. The Operating Partnership's investment in Alexandria Development, L.P., which represents a 12.3% interest at December 31, 1998, is accounted for using the equity method.

         Investments in partnerships in which the Operating Partnership's interest is so minor that the Partnership has virtually no influence over partnership operating and financial policies are accounted for utilizing the cost method. These investments generally represent less than 5% of the partnership interest. The investments in certain other limited partnerships as of December 31, 1998, which represent less than a 4% partnership interest in each case, are accounted for on the cost method. The Trust periodically assesses the estimated realizable value of these investments in order to ascertain that there has been no impairment in their recorded value.

         As of June 30, 1999 the Operating Partnership owned 25.7 units of limited partnership interest for which it paid $1,285,000.

         CAPITAL RESERVE

         In connection with the acquisition of the investment properties, as required by the lending institutions, the Trust has established a capital reserve account, which is to be used for significant improvements to the property.

         LOAN COSTS

         The Trust has capitalized those costs incurred with obtaining financing on the investment properties. Such costs (included with other assets) are being amortized over six years, the remaining term of the financing.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         INCOME TAXES

         The Trust has not provided for federal income taxes because the Trust believes it qualifies as a real estate investment trust (REIT) under
         Section 856 to 860 of the Internal Revenue Code. A REIT will generally not be subject to federal income taxation on that portion of its income that qualifies a REIT taxable income to the extent that it distributes substantially all of its taxable income to its stockholders and complies with certain other requirements. The Trust made an REIT election for the year ended December 31, 1998.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These instruments include cash, receivables, accounts payable and accrued liabilities. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

         The fair value of debt instruments has been estimated by using discounted cash flow models incorporating discount rates based on current market interest rates for similar types of instruments. At December 31, 1998, the differences between estimated fair value and the carrying value of debt instruments were not material.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" and No. 131, "Disclosures about Segments of an

         Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. Both SFAS No. 130 and SFAS No. 131 are effective for periods beginning after December 15, 1997. The Trust adopted these new accounting standards in 1998, and their adoption had no effect on the Trust's financial statements and disclosures.

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition of the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Historically, the Trust has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Trust does not expect adoption of the new standard on January 1, 2000 to affect its financial statements.


NOTE 2.  MATERIAL SUBSEQUENT EVENTS AND CONTINGENCIES

         ALEXANDRIA APARTMENTS

         On October 14, 1998, the Operating Partnership acquired an approximate 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Property"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. The Operating Partnership paid $400,000 for eight (8) units of limited partnership interest out of a total of sixty-five (65) units and retains an option to acquire the remaining fifty-seven (57) units of limited partnership interests for $50,000 per unit or approximately $2,850,000. The option is exercisable as additional apartments are completed and rented and expires on October 15, 1999. An affiliate of the Trust, affiliated through common ownership, sold the partnership interest in the Alexandria Property to the Operating Partnership and also serves as the managing general partner of the Alexandria Property. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Property is entitled to an annual 12% preferential return, which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

         As of June 30, 1999 the Operating Partnership owned 25.7 units of limited partnership interest for which it paid $1,285,000.

         CONTRACT TO PURCHASE ADDITIONAL PROPERTIES

         In September 1998, the Trust entered in an agreement with three real estate development companies to acquire two luxury residential apartment properties in the development stage upon the completion of construction. The development companies (Brentwood at Southgate, Ltd., Burlington Residential, Ltd. and The Shoppes at Burlington, Ltd.) are controlled by one of the Trust's founders and chief executive officer. The properties are scheduled to have a total of 652 units, comprised of one, two and three bedroom/one or two bathroom apartments. Construction of one of the properties, located in Louisville, Kentucky, is expected to be completed prior to the end of 2000, and construction of the other property, located in Burlington, Kentucky (part of the Cincinnati metropolitan area), is expected to be completed by the end of 2001. The aggregate purchase price for the two properties is in the range of approximately $41,000,000 to $43,000,000. The closing of each acquisition, which is expected to occur shortly following the completion of construction, is conditioned on, among other things, the completion of the respective apartment property, the availability of first mortgage financing and the Trust's raising the balance of the funds necessary for the acquisition in its ongoing Cash Offering or otherwise have funds available to make the acquisition.

         In connection with the transaction and in exchange for certain benefits described below, the Trust agreed to co-guarantee (along with the chief executive officer), up to 35% (or approximately $12,500,000) of the development portion of long-term construction loans with an aggregate principal amount of up to $36,000,000 to be provided by a bank to the development companies. As of March 31, 1999, approximately $4,850,000 of such loans had been drawn down, resulting in outstanding guarantees of approximately $1,700,000. Subject to the fulfillment of certain closing and funding conditions, the construction loans will be made to the development companies in connection with the development and construction of the two apartment properties and of an 111,000 square foot shopping center being developed in Burlington, Kentucky. The interest rates on the construction loans range from 7.36% to 7.52%. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility.

         The Trust expects to receive significant benefits from the transaction in addition to the acquisition of two large luxury apartment properties located in attractive communities. In exchange for the guarantee of the development portion of the construction loans, the Trust will receive a discount of approximately $212,500 (representing a one-half of one percent reduction) on the purchase price of the properties. The Trust and the development companies are negotiating a further price reduction which would apply if the development portion of the loans is not repaid prior to the expiration of the guarantee period and the Trust is required to buy out or arrange for the buyout of the lender's position on the loans.



NOTE 3.  SHAREHOLDERS' EQUITY

         CASH OFFERING

         On May 15, 1998, pursuant to a registration statement on Form SB-2, the Trust commenced an initial public offering of a maximum of 2,500,000 common shares of beneficial interest in the Trust at $10 per common share, which is payable in full upon subscription, for proposed total gross proceeds of $25,000,000 (the Cash Offering). All of the common shares to be issued or sold by the Trust in the offering will be tradable without restriction under the Securities Act, but will be subject to certain restrictions designed to permit the Trust to qualify and maintain its status as a Real Estate Investment Trust under the Internal Revenue Code. The Cash Offering will terminate no later than November 30, 1999.

         EXCHANGE OFFERING

         The Operating Partnership has filed a registration statement on Form S-4 with the Securities and Exchange Commission covering up to 2,500,000 units of limited partnership interest ("Units") to be registered under the Securities Act of 1933, as amended (the "Act") ("Exchange Offering").

         It is proposed that these units would be exchanged for units of limited partnership interest in 23 limited partnerships (the "Exchange Partnerships"), which directly or indirectly own equity and/or mortgage interests in one or more residential apartment properties. The Exchange Partnerships are managed by corporate general partners which are affiliated with one of the founders of the Operating Partnership, who is the sole stockholder and director of the Managing Shareholder of the Trust. This registration statement has not yet become effective.

         The number of Units being offered in exchange for the limited partnership interests in the Exchange Partnerships will be based on appraisals prepared by qualified and licensed independent appraisal firms for each underlying residential apartment property. For purposes of the Exchange Offering, each Unit has been arbitrarily assigned an initial value of $10, which corresponds to the offering price of each Trust Common Share currently being offered to the public pursuant to the Cash Offering. The value of each Unit and Common Share outstanding will be substantially identical since Unit holders, including recipients of Units in the Exchange Offering, will be entitled to exchange all or a portion of their Units at any time and from time to time for an equivalent number of Trust Common Shares, so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5% of the then outstanding shares in the Trust, subject to the Trust's right to cash out any holder of Units who requests an exchange and subject to certain other exceptions. To facilitate such exchanges of Units into Common Shares, 2,500,000 Common Shares (in addition to the 2,500,000 Common Shares being offered by the Trust in the Cash Offering) have been registered with the Commission.

         As its initial investment targets in the Exchange Offering, the Operating Partnership is offering to acquire equity and/or subordinated mortgage interests in 26 properties (the "Exchange Properties") directly or indirectly owned by the 23 Exchange Partnerships. The Operating Partnership will acquire interests in a particular property and/or mortgages by acquiring from limited partners their units of limited partnership interest in the respective Exchange Partnership. Each of the Exchange Partnerships directly or indirectly owns equity and/or mortgage interests in one or more properties. Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 properties which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 properties, which consist of an aggregate of 813 existing residential units (studio and one and two bedroom units) and 168 units (two and three bedroom units) under development. Of the Exchange Properties, 21 properties are located in Florida , three properties in Ohio and one property each in Georgia and Indiana.

         OPERATING PARTNERSHIP LIMITED PARTNERSHIP UNITS

         In connection with the formation of the Trust and the Operating Partnership, the Original Investors each subscribed for 601,080 limited partnership units of the Operating Partnership (a total of 1,202,160 units). In consideration for the units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 19% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investment represents a percentage greater than 19% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. The Original Investors have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

         The fair value of the units issued to the Original Investors amounted to $100,000, based upon a determination made by the Independent Trustees of the Trust as of the date of subscription for these units (February 3, 1998). The determination of the fair value took into consideration that (a) at the time of the subscription for the units, the Trust and the Partnership were development stage companies, with no cash or other significant tangible assets, operating history or revenue and no certainty of successful offerings or future operations; the founders had at risk their initial capital contributions plus certain additional unreimbursed advances to cover certain offering and operating expenses; the founders have significant experience and developed know-how critical to the success of the Trust and the Partnership; and the founders' units are subject to significant transfer restrictions. The Partnership has accounted for the units as being issued and outstanding, but subject to escrow restrictions, in the accompanying consolidated financial statements, and has included the units as outstanding in determining the weighted average shares outstanding for purposes of calculating net loss per partnership unit in the accompanying consolidated financial statements. Because the release of the units from escrow is not dependent upon the achievement of any specified level of profits, the release of the units from escrow is not considered to be compensatory and, accordingly, no accounting measurement will be given to the release of the units from escrow.

         Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

         After the exchange with the limited partners and assignment of economic rights of the general partner, the Operating Partnership will control the Participating Exchange Partnerships by virtue of its ownership of at least 90% of the limited partnership interests, which will provide the Operating Partnership the ability to remove the general partner under the provisions of the limited partnership agreements that limited partners holding over 50% of total partnership interest have the right to remove the general partner.

         Based upon the total Common Shares outstanding as of June 30, 1999, the Original Investors would be entitled to exchange their limited partnership units for a net amount of 144,452 (three months ended June 30, 1999) or 133,486 (six months ended June 30, 1999) Common Shares. These equivalent common shares have been taken into consideration in the calculation of net loss per share on an as-converted basis (see
         Note 4).

NOTE 4.  NET LOSS PER SHARE

         The Trust computes per share data in accordance with Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share". SFAS 128 requires dual presentation of basic and diluted earnings per share on the face of the income statement.

         Basic net loss per share equals net loss divided by the weighted average shares outstanding during the year. The computation of diluted net loss per share that includes dilutive common stock equivalents in the weighted average shares outstanding has not been presented as it is anti-dilutive for the three months ended June 30, 1999.

         The components used in calculating basic net loss per share are as follows:

                                                        Weighted
                                                         Average          Loss
                                       Net Loss          Shares        Per Share
                                       --------          ------        ---------
          Three months ended
          June 30, 1999                $(411,886)        615,821         $( .67)
                                       ---------         -------         ------
                                       ---------         -------         ------

          Six months ended
          June 30, 1999                $(898,443)        569,074         $(1.58)
                                       ---------         -------         ------
                                       ---------         -------         ------

         Assuming that the Original Investors had exchanged their limited partnership units for an equivalent net amount of 144,452 (for the three months ended June 30, 1999) or 133,486 (for the six months ended June 30, 1999) Common Shares, the net loss per share on an as-converted basis would have been .54 (for the three months ended June 30, 1999) and 1.28 (for the six months ended June 30, 1999) per share.

                         PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                                                              BARON CAPITAL TRUST
                                                           CONSOLIDATED BALANCE SHEET
                                                      DECEMBER 31, 1998 AND JUNE 30, 1999


                                                                                    DECEMBER 31, 1998      JUNE 30, 1999
                       ASSETS
                       ------

Rental Apartments:
                   Land                                                                    $1,178,693         $1,178,693
                   Depreciable Property                                                     6,189,095          6,189,095
                                                                                            ---------          ---------
                                                                                            7,367,788          7,367,788
                   Less:  Accumulated Depreciation                                         (1,246,627)        (1,319,534)
                                                                                           -----------        -----------
                                                                                            6,121,161          6,048,254

Investments in Partnerships                                                                   709,970          1,538,877

Cash and Cash Equivalents                                                                     177,299            145,964
Restricted Cash                                                                                66,199            158,545
Property Management Reimbursements Rec., Affiliates                                           155,071            116,595
Other Receivables                                                                              80,112               (872)
Advances to Affiliates                                                                         10,750                  0
Other Property and Equipment                                                                  168,982            157,241
Other Assets                                                                                  212,761            243,655
                                                                                              -------            -------

                                                                                              871,174            821,128
                                                                                              -------            -------

                                                                                           $7,702,305         $8,408,259
                                                                                            ---------          ---------

              LIABILITIES AND SHAREHOLDERS EQUITY

Liabilities:
                   Mortgages Payable                                                       $4,039,718         $4,291,076
                   Note Payable                                                               375,000            120,000
                   Accounts Payable and Accrued Liabilities including
                   $15,573 due to the Managing Shareholder                                    388,385            483,207
                   Capital Lease Obligation                                                    55,984             55,984
                   Security Deposits                                                           38,336             37,496
                                                                                               ------             ------

Total Liabilities                                                                           4,897,423          4,987,763
                                                                                            ---------          ---------

Shareholder's Equity:
                   Common Shares of beneficial interest, no par value;
                   2,500,000 shares authorized, 644,696 shares issued
                   and outstanding                                                         $4,454,101         $6,135,754
                   Distribution to Owners                                                     (72,159)          (239,755)
                   Deficit                                                                 (1,577,060)        (2,475,503)
                                                                                           -----------        -----------

Total Shareholder's Equity                                                                  2,804,882          3,420,496
                                                                                            ---------          ---------

Total Liabilities and Shareholder's Equity                                                 $7,702,305         $8,408,259
                                                                                            ---------          ---------

                               BARON CAPITAL TRUST
                          CONSOLIDATED INCOME STATEMENT
       FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND JUNE 30, 1999

                                                                3 MOS. ENDED      3 MOS. ENDED      6 MOS. ENDED       6 MOS. ENDED
                                                               JUNE 30, 1998     JUNE 30, 1999     JUNE 30, 1998      JUNE 30, 1999
REVENUES:
        Property                                                   $78,475          $258,879          $155,316           $512,133
        Rental                                                       2,947            58,824            30,927             78,372
        Equity in Net Loss of Unconsolidated Partnership                 0           (25,667)                0            (29,093)
        Other                                                          694               654               736              1,037
                                                                       ---               ---               ---              ----

Total Revenues                                                      82,115           292,690           186,979            562,449
                                                                    ------           -------           -------            -------

        Real Estate Expenses:
        Depreciation                                                 9,500            36,453            15,513             72,907
        Interest                                                    25,501            80,526            50,217            144,491
        Repairs and Maintenance                                      7,072            18,176            11,598             37,727
        Personnel                                                   13,336            27,814            29,265             57,471
        Property Taxes                                               5,505            20,680            11,011             41,276
        Property Insurance                                           5,105             3,513             5,769             10,718
        Utilities                                                   11,809            16,714            18,367             29,601
        Other                                                       11,358            86,528            24,637            131,570
                                                                    ------            ------            ------            ------

Total Real Estate Expenses                                          89,186           290,403           166,378            525,760
                                                                    ------           -------           -------            -------

Administrative Expenses:
        Personnel                                                  131,036           217,211           199,091            369,372
        Management, Investment, and Administrative                 111,587            60,516           135,919            194,511
        Professional Services                                       94,337           122,670            98,121            265,065
        Other                                                          177            13,775               188            106,185
                                                                       ---            ------               ---            -------

Total Administrative Expenses                                      337,136           414,172           433,319            935,133
                                                                   -------          --------          --------            -------

Total Expenses                                                     426,322           704,575           599,696          1,460,893

Loss Before Minority Interest                                     (344,207)         (411,886)         (412,717)          (898,443)

Minority Interest of Unitholders in Net Loss of
Operating Partnership                                               54,095                 0            72,073                  0
                                                                    ------                 -            ------                  -

Net Loss                                                         ($290,112)        ($411,886)        ($340,644)         ($898,443)
                                                                  --------          --------          --------           --------

Net Loss Per Common Share                                           ($1.43)           ($0.67)           ($1.68)            ($1.58)

                               BARON CAPITAL TRUST
                      CONSOLIDATED STATEMENT OF CASH FLOWS
            FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND JUNE 30, 1999

                                                                               JUNE 30, 1998                 JUNE 30, 1999
Cash Flows from Operating Activities:
              Net Loss                                                            ($340,645)                    ($898,443)

Adjustments to Reconcile Net Loss to Net Cash Used by
Operating Activities:
              Provision for Officer Compensation                                     98,000                             0
              Minority Interest of Unitholders in Net Loss
              of Operating Partnership                                              (72,073)                            0
              Depreciation and Amortization                                               0                        94,721
              Equity in Net Loss of Unconsolidated Partnership                            0                        29,093
       (Increase) decrease in Operating Assets
              Property Management Reimbursements                                    (38,856)                       38,476
              Other Recievables                                                     (20,592)                       80,984
              Advances to Affiliates                                                      0                        10,750
              Other Assets                                                         (138,183)                      (30,894)
        Increase (decrease) in Operating Liabilities
              Accounts Payable and Accrued Liabilities                              259,329                        94,822
              Security Deposits                                                      13,017                          (840)
              Other                                                                   5,592                             0
                                                                                      -----                             -

              Net Cash Used by Operating Activities                                (234,411)                     (581,331)
                                                                                   ---------                     ---------

Cash Flows from Investing Activities
              Acquisition of Rental Property                                       (782,218)                            0
              Investment in Partnerships                                                  0                      (885,000)
              Cash Distributions from Partnerships                                        0                        27,000
              Other Property and Equipment                                          (40,420)                      (10,073)
              Increase in Restricted Cash                                                 0                       (92,346)
                                                                                          -                       --------

              Net Cash Used in Investing Activities                                (822,638)                     (960,419)
                                                                                   ---------                     ---------

Cash flows from Financing Activities:
              Proceeds from the Sale of Common Shares                             1,868,835                     1,681,653
              Distributions Paid                                                          0                      (167,596)
              Initial Capital Contributions                                          50,100                             0
              Proceeds from Mortgage Financing                                            0                       273,499
              Payments on Mortgages Payable                                               0                       (22,141)
              Payments on Notes Payable                                                   0                      (275,000)
              Other                                                                       0                        20,000
                                                                                          -                        ------

              Net Cash Provided by Financing Activities                           1,918,935                     1,510,415
                                                                                  ---------                     ---------

Net Increase (Decrease) in Cash and Cash Equivalents                                861,886                       (31,335)

Cash and Cash Equivalents, Beginning                                                      0                       177,299
                                                                                          -                       -------

Cash and Cash Equivalents, Ending                                                  $861,886                      $145,964
                                                                                   --------                       -------
                                                                                   --------                       -------

                               BARON CAPITAL TRUST
                 CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY
                                  JUNE 30, 1999

                                         Common Shares
                                     of Beneficial Interest
                                                                                                        Total
                                      Shares       Amount         Distributions      Deficit
BALANCE, JANUARY 1, 1999              463,650    $4,454,101             (72,159)    (1,577,060)           2,804,882

PROCEEDS FROM SALE OF
COMMON SHARES OF BENEFICIAL
INTEREST                              181,046     1,681,653                                               1,681,653


DISTRIBUTIONS PAID                                                     (167,596)                           (167,596)

NET LOSS FOR THE SIX MONTH
PERIOD ENDED JUNE 30, 1999                                                            (898,443)            (898,443)

                                    ----------------------------------------------------------------------------------
BALANCE, JUNE 30, 1999                644,696    $6,135,754           ($239,755)   ($2,475,503)          $3,420,496
                                      -------     ---------            --------     ----------            ---------
                                      -------     ---------            --------     ----------            ---------

                              BARON CAPITAL TRUST

    THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM BARON CAPITAL TRUST FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 1999
   AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS


 5-02         (1)         cash and cash items                                                     304,509
 5-02         (2)         marketable securities                                                         0
 5-02         (3)(a)(1)   notes and accounts receivable                                           115,723
 5-02         (4)         allowances for doubtful accounts                                              0
 5-02         (6)         inventory                                                                     0
 5-02         (9)         total current assets                                                    420,232
 5-02         (13)        property, plant and equipment at cost                                 7,525,029
 5-02         (14)        accumulated depreciation                                             (1,319,534)
 5-02         (17)        other assets (primarily investments in partnerships)                  1,782,532
 5-02         (18)        total assets                                                          8,408,259
 5-02         (21)        total current liabilities                                               576,687
 5-02         (22)        bonds, mortgages and similar debt                                     4,411,076
 5-02         (28)        preferred stock - mandatory redemption                                        0
 5-02         (29)        preferred stock - no mandatory redemption                                     0
 5-02         (30)        common stock                                                          6,135,754
 5-02         (31)        other stockholders equity                                            (2,715,258)
 5-02         (32)        total liabilities and stockholders equity                             8,408,259
 5-03         (b)(1)(a)   net sales of tangible products                                                0
 5-03         (b)(1)(a)   total revenues                                                          562,449
 5-03         (b)(2)(a)   cost of tangible goods sold                                                   0
 5-03         (b)(2)(a)   total costs and expenses applicable to sales and revenues               525,760
 5-03         (b)(3)      other costs and expenses                                                935,133
 5-03         (b)(5)      provision for doubtful accounts and notes                                     0
 5-03         (b)(7)      non-operating income                                                          0
 5-03         (b)(8)      interest and amortization of debt discount                                    0
 5-03         (b)(10)     income before taxes and other items                                    (898,443)
 5-03         (b)(11)     income tax expense                                                            0
 5-03         (b)(14)     income / loss from continuing operations                                      0
 5-03         (b)(15)     discontinued operations                                                       0
 5-03         (b)(17)     extraordinary items                                                           0
 5-03         (b)(18)     cumulative effect - changes in accounting principles                          0
 5-03         (b)(19)     net income or loss                                                     (898,443)
 5-03         (b)(20)     earnings per share - primary                                                 (2)
 5-03         (b)(20)     earnings per share - fully diluted                                           (2)

         In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


September 17, 1999                            BARON CAPITAL TRUST



                                       By:     /s/ Gregory K. McGrath
                                             ---------------------------------
                                                   Gregory K. McGrath
                                                   Chief Executive Officer


                                       By:     /s/ Mark L. Wilson
                                             -----------------------------------
                                                   Mark L. Wilson
                                                   Chief Financial Officer

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                              BARON ADVISORS, INC.

                              FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                              BARON ADVISORS, INC.



                                TABLE OF CONTENTS


                                                                                PAGE


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                1


FINANCIAL STATEMENTS

   Balance Sheet                                                                  2

   Statement of Income and Retained Earnings                                      3

   Statement of Cash Flows                                                        4

   Notes to Financial Statements                                                 5-8



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Stockholder
Baron Advisors, Inc.
Cincinnati, Ohio


We have audited the accompanying balance sheet of Baron Advisors, Inc. (an S-Corporation) as of December 31, 1998 and the related statements of income and retained earnings and cash flows from inception (February 28, 1998) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Baron Advisors, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the period from inception (February 28, 1998) to December 31, 1998 in conformity with generally accepted accounting principles.




                            RACHLIN COHEN & HOLTZ LLP




Miami, Florida
April 13, 1999

                    BARON ADVISORS, INC.

                        BALANCE SHEET


                                                                                                 June 30,      December 31,
                                                                                                   1999            1998
                                                                                                   ----            ----
                                                                                               (Unaudited)
                                     ASSETS
Cash                                                                                            $  9,227        $     587

Due from the Trust                                                                                15,673          136,941
                                                                                                ---------       ---------


                                                                                                $ 24,900        $ 137,528
                                                                                                ---------       ---------
                                                                                                ---------       ---------


                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
   Accounts payable and accrued expenses                                                        $ 11,323         $ 11,022
                                                                                                ---------       ---------
         Total  liabilities                                                                       11,323           11,022
                                                                                                ---------       ---------

Commitments and Subsequent Events                                                                    -                -

Stockholder's Equity:
   Common stock, $.10 par value; 1,000 shares
      authorized; issued and outstanding                                                             100              100
   Retained earnings                                                                              13,477          126,406
                                                                                                ---------       ---------
         Total stockholder's equity                                                               13,577          126,506
                                                                                                ---------       ---------

                                                                                                $ 24,900        $ 137,528
                                                                                                ---------       ---------
                                                                                                ---------       ---------

                       See notes to financial statements.

                                 BARON ADVISORS, INC.

                        STATEMENT OF INCOME AND RETAINED EARNINGS


                                                                                                                 From
                                                                                                  Six          Inception
                                                                                                 Months      (February 28,
                                                                                                 Ended          1998) to
                                                                                                June 30,      December 31,
                                                                                                  1999            1998
                                                                                                  ----            ----
                                                                                               (Unaudited)

Revenue                                                                                        $ 110,688        $ 324,213
                                                                                               ----------       ---------

Operating Expenses:
   Investment consulting services                                                                  66,643          131,040
   Legal services                                                                                  38,437           64,000
   Filing fees                                                                                         50            2,700
   Other expenses                                                                                  14,487               67
                                                                                                ----------       ---------
      Total operating expenses                                                                    119,617          197,807
                                                                                                ----------       ---------

Net Income (Loss)                                                                                  (8,929)         126,406

Retained Earnings, Beginning                                                                      126,406             -

Distributions                                                                                    (104,000)            -
                                                                                                -----------     ----------

Retained Earnings, ending                                                                       $  13,477        $ 126,406
                                                                                                -----------     ----------
                                                                                                -----------     ----------


                       See notes to financial statements.

                       BARON ADVISORS, INC.

                      STATEMENT OF CASH FLOWS

                                                                                                                  From
                                                                                                  Six          Inception
                                                                                                 Months      (February 28,
                                                                                                 Ended          1998) to
                                                                                                June 30,      December 31,
                                                                                                  1999            1998
                                                                                                  ----            ----
                                                                                              (Unaudited)
Cash Flows from Operating Activities:
   Net income (loss)                                                                             $ (8,929)      $ 126,406
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         (Increase) decrease in due from affiliate                                                 121,269       (136,941)
         Increase in accounts payable and accrued expenses                                             300         11,022
                                                                                                  --------       --------
            Net cash provided by operating activities                                              112,640            487
                                                                                                  --------       --------

Cash Flows from Financing Activities:
   Distributions                                                                                  (104,000)           -
   Proceeds from issuance of common stock                                                               -             100
                                                                                                  ---------      --------
            Net cash provided by financing activities                                             (104,000)           100
                                                                                                  ---------      --------
Net Increase in Cash                                                                                 8,640            587

Cash, Beginning                                                                                        587            -
                                                                                                  ---------      --------
Cash, Ending                                                                                     $   9,227          $ 587
                                                                                                  ---------      --------
                                                                                                  ---------      --------

                      See notes to financial statements.

                              BARON ADVISORS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998




NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION

             Baron Advisors, Inc., (the "Management Company") was incorporated in July 1997 as a Delaware corporation. The Management Company was formed for the sole purpose of managing the Baron Capital Trust (the "Trust") and, therefore, there was no activity for the period since incorporation until February 28, 1998, when operations for the Trust began. The Management Company is the managing shareholder of the Trust.

             As the Management Company of the Trust, Baron Advisors, Inc., will have direct and exclusive discretion in management and control of the affairs of the Trust and Baron Capital Properties, L.P. (the "Operating Partnership"), subject to general supervision and review by the Independent Trustees and the Management Company acting together as the Board of the Trust and to prior approval of a majority of the Board and a majority of the Independent Trustees in respect of certain specified actions. The Corporate Trustee, Baron Capital Properties, Inc. (an affiliate of the Management Company), will act on the instructions of the Management Company, and will not take independent discretionary action on behalf of the Trust.

         CONCENTRATION OF CREDIT RISK

             The Management Company's entire receivable balance is due from the Trust.

         REVENUE RECOGNITION

             Revenue is recognized when services are performed.

         INCOME TAXES

             The Management Company and its stockholders have elected "S Corporation" status for federal income tax purposes. As an S Corporation, the tax liability for income generated and the benefit for losses incurred pass directly to the stockholders. Accordingly, no provision for income taxes is presented in the accompanying financial statements.

         USE OF ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

                              BARON ADVISORS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         UNAUDITED FINANCIAL INFORMATION

             The accompanying financial information as of and for the six months ended June 30, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

             The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.


NOTE 2.  RELATED PARTY TRANSACTION

         TRUST MANAGEMENT AGREEMENT

             On May 15, 1998, the Management Company entered into a Trust Management Agreement with the Trust under which the Management Company is obligated to provide management, administrative and investment advisory services to the Trust. The services to be rendered include, among other things, communicating with and reporting to investors, administering accounts, providing to the Trust office space, equipment and facilities and other services necessary for the Trust's operation, and representing the Trust in its relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required. The Management Company will also be responsible for determining which real estate investments and non-real estate investments (including the temporary investment of the Trust's available funds prior to their commitment to particular real estate investments) the Trust will make and for making divestment decisions, subject to the provisions of the Amended and Restated Declaration of Trust. The Trust Management Agreement has an initial term of one year and may be extended on a year-to-year basis on approval of (i) the Board or a majority of the shareholders entitled to vote on such matter or (ii) a majority of the Independent Trustees.

             The Trust will reimburse the Management Company for all Trust expenses in an amount not to exceed 2% of gross proceeds from the sale by the Trust of Common Shares in the Trust's initial offering. As compensation for the Management Company's performance under the Trust Management Agreement, beginning June 1, 1998, the Trust will pay to the Management Company, on a monthly basis during the term of the agreement, an annual management fee in the sum of (i) 1% of the gross proceeds from the sale by the Trust of Common Shares in the Trust's initial offering, and (ii) 1% of the initial stock price for each unit of limited partnership interest ("Unit") in the Operating Partnership issued in connection with a Proposed Exchange Offering of Units as contemplated in the Trust's Prospectus, (iii) an investment fee in an amount equal to 4% of the gross proceeds from the sale by the Trust of common shares in the Trust's initial offering for the Management Company's services in investigating and evaluating investment opportunities and assisting the Trust in consummating its investments. The

                             BARON ADVISORS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

             Management Company in its sole discretion may elect to receive payment for its service in the form of common shares with an equivalent value.

                             BARON ADVISORS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

NOTE 2.  RELATED PARTY TRANSACTION (Continued)

         TRUST MANAGEMENT AGREEMENT (Continued)

             During 1998, the Management Company received from the Trust approximately $92,000 in reimbursed expenses, $185,000 for investment fees and $46,000 as management fees. As of December 31, 1998, $136,941 is due from the Trust for reimbursable expenses and investment fees.

             For the six months ended June 30, 1999, the Management Company received $37,966 in reimbursed expenses and $72,705 in investment fees from the Trust.


NOTE 3.  YEAR 2000 (UNAUDITED)

         As the Year 2000 approaches, the Management Company recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures. The Management Company is addressing this issue to ensure the availability and integrity of its financial systems and the reliability of its operating systems. Processes have been established for evaluating and managing the risks and costs associated with this problem. The Management Company has and will continue to make certain investments in its software systems and applications to ensure that it is Year 2000 compliant.


NOTE 4.  SUBSEQUENT EVENT

         Effective March 1999, the Management Company's sole investment consultant raised the investment fees from two percent (2%) to 4 percent (4%). The investment consultant charges a commission based on the gross proceeds from the sale by the Trust of Common Shares in the Trust's initial cash offering.

                               BARON CAPITAL TRUST

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                   (UNAUDITED)




The following unaudited pro forma condensed consolidated financial information of Baron Capital Trust (the "Company") has been prepared giving effect by the Company to the acquisition of the Exchange Equity Partnerships, Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (collectively the "Exchange Partnerships") as if the acquisition transaction had taken place at February 3, 1998 for the unaudited pro forma condensed consolidated statements of operations for the period from inception (February 3, 1998) to December 31, 1998.

The acquisitions have been accounted for under the purchase method of accounting. Accordingly, pro forma adjustments to the assets have been made to reflect the respective allocations of the estimated purchase prices. The allocations were made based on valuations provided by the Company giving effect to various economic and market factors.

The pro forma condensed consolidated financial information has been prepared using three different levels of participation. The first assumes that 100% of the "Exchange Partnerships" participate in the offering. The Second assumes that approximately half the "Exchange Partnerships" participate in the offering. The Third, assumes a minimum number of "Exchange Partnerships" participate in the offering.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations which would have been attained had the acquisitions actually been consummated at either of the foregoing dates or which may be attained in the future. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical individual financial statements of Baron Capital Trust and the historical individual financial statements of each of the Exchange Partnerships.

                         SELECTED FINANCIAL INFORMATION

                 BARON CAPITAL TRUST (ASSUMING MAXIMUM OFFERING)
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
             FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998
                                   (UNAUDITED)

                                                                                            Exchange
                                                                                            Mortgage
                                                                                          Partnerships
                                                                Baron       Exchange      and Exchange
                                                               Capital       Equity          Hybrid
                                                              Trust (1)   Partnerships    Partnerships
                                                              ---------   ------------    ------------
REVENUE:
  Equity in net income of affiliates                       $         -     $         -     $    81,828
  Interest income from affiliates                                    -               -         752,770
  Other interest income                                          3,608               -          15,023
  Rental income                                                826,646       3,608,236               -
  Other income                                                  24,267         206,244               -
                                                           -----------     -----------     -----------

     Total Revenue                                             854,521       3,814,480         849,621
                                                           -----------     -----------     -----------

COSTS AND EXPENSES:
  Interest expense to affiliate                                      -               -          42,476
  Administrative fees to general partner                             -               -          85,364
  Personnel                                                    825,852         568,819               -
  Real estate taxes and insurance                              116,353         448,780               -
  Management , investment and administrative fees,
    managing shareholder and other operating expenses          985,365               -               -
  Property management fees                                      17,080         279,069               -
  Interest                                                     348,885       1,285,040               -
  Depreciation                                                 189,628         905,598               -

  Other operating expenses                                           -       1,300,873         142,393
  Major maintenance                                            108,234          53,431               -
                                                           -----------     -----------     -----------
     Total costs and expenses                                2,591,397       4,841,610         270,233
                                                           -----------     -----------     -----------

Loss before minority interest                               (1,736,876)     (1,027,130)        579,388

Minority interest of unitholders in net loss of
    Operating partnership                                      100,000               -               -
                                                           -----------     -----------     -----------
NET INCOME (LOSS)                                          $(1,636,876)    $(1,027,130)    $   579,388
                                                           -----------     -----------     -----------
                                                           -----------     -----------     -----------

Weighted average shares used to compute
    net loss per share                                         262,631
                                                           -----------
                                                           -----------
Basic net loss per share                                   $     (6.23)
                                                           -----------
                                                           -----------

                                                                            Pro forma
                                                            Sub-Total      Adjustments      Pro Forma
                                                            ---------      -----------      ---------
REVENUE:
  Equity in net income of affiliates                       $    81,828     $         -     $    81,828
  Interest income from affiliates                              752,770               -         752,770
  Other interest income                                         18,631               -          18,631
  Rental income                                              4,434,882               -       4,434,882
  Other income                                                 230,511               -         230,511
                                                           -----------     -----------     -----------

     Total Revenue                                           5,518,622               -       5,518,622
                                                           -----------     -----------     -----------

COSTS AND EXPENSES:
  Interest expense to affiliate                                 42,476               -          42,476
  Administrative fees to general partner                        85,364               -          85,364
  Personnel                                                  1,394,671               -       1,394,671
  Real estate taxes and insurance                              565,133               -         565,133
  Management , investment and administrative fees,
    managing shareholder and other operating expenses          985,365               -         985,365
  Property management fees                                     296,149               -         296,149
  Interest                                                   1,633,925               -       1,633,925
  Depreciation                                               1,095,226        (906,000) (a)  1,026,226
                                                                               837,000  (a)
  Other operating expenses                                   1,443,266               -       1,443,266
  Major maintenance                                            161,665               -         161,665
                                                           -----------     -----------     -----------
     Total costs and expenses                                7,703,240          (69,000)     7,634,240
                                                           -----------     -----------     -----------

Loss before minority interest                               (2,184,618)         69,000      (2,115,618)

Minority interest of unitholders in net loss of
    Operating partnership                                      100,000               -         100,000
                                                           -----------     -----------     -----------

NET INCOME (LOSS)                                          $(2,084,618)    $    69,000     $(2,015,618)
                                                           -----------     -----------     -----------
                                                           -----------     -----------     -----------

Weighted average shares used to compute
    net loss per share                                                       2,934,766 (b)   3,179,397
                                                                                           -----------
                                                                                           -----------
Basic net loss per share                                                                       $ (0.63)
                                                                                           -----------
                                                                                           -----------


(1) Results of operations presented as if Baron Capital Trust owned the acquired limited partnerships for the entire period.


 See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION

                 BARON CAPITAL TRUST (ASSUMING MAXIMUM OFFERING)
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998
                                   (UNAUDITED)

                                                          Historical                        Pro Forma (1)
                                                  -------------------------   --------------------------------------
                                                                  Baron
                                                     Baron       Capital
                                                    Capital    Properties,    Heatherwood                   Crystal
                                                     Trust         L.P.            I          Riverwalk     Court II       Total
                                                     -----         ----            -          ---------     --------       -----
REVENUE:
  Rental income                                   $         -   $         -   $   267,302   $   301,856   $  257,488   $   826,646
  Interest income                                       1,331           930             -             -        1,347         3,608
  Other income                                              -             -        10,209        10,917        3,141        24,267
                                                  -----------   -----------   -----------   -----------   ----------   -----------
     Total Revenue                                      1,331           930       277,511       312,773      261,976       854,521
                                                  -----------   -----------   -----------   -----------   ----------   -----------

COSTS AND EXPENSES:
  Personnel, including officers salary                      -       718,715        51,159        30,575       25,403       825,852
  Real estate taxes and insurance                           -             -        34,885        45,197       36,271       116,353
  Property management fees                                  -             -         8,343             -        8,737        17,080
  Interest                                                  -        29,913        90,489       107,382      121,101       348,885
  Depreciation and amortization                             -         9,308        44,263        70,787       65,270       189,628
  Major Maintenance                                         -             -        25,426        22,423       60,385       108,234
  Other operating expenses, net of reimbursements     569,521       226,801        74,201        88,588       26,254       985,365
                                                  -----------   -----------   -----------   -----------   ----------   -----------
     Total costs and expenses                         569,521       984,737       328,766       364,952      343,421     2,591,397
                                                  -----------   -----------   -----------   -----------   ----------   -----------

NET INCOME (LOSS)                                 $  (568,190)  $  (983,807)  $   (51,255)  $   (52,179)  $  (81,445)  $(1,736,876)
                                                  -----------   -----------   -----------   -----------   ----------   -----------
                                                  -----------   -----------   -----------   -----------   ----------   -----------

(1) Results of operations presented as if Baron Capital Trust owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION

                 BARON CAPITAL TRUST (ASSUMING MAXIMUM OFFERING)
                          EXCHANGE EQUITY PARTNERSHIPS
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998
                                   (UNAUDITED)

                                                                            Pro Forma (1)
                                   ------------------------------------------------------------------------------------------------
                                                   Brookwood       Laurel                       Forest       Camellia      Glen
                                   Steeplechase       Way           Oaks      Bridgepoint       Glen I         Court       Lake
                                   ------------       ---           ----      -----------       ------         -----       ----
REVENUE:
  Rental income                     $   270,132   $   249,555   $   255,753   $   215,714   $   328,386   $   242,048   $   638,190
  Other income                           20,911         7,268         9,942        12,478        14,590        21,379        24,371
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
     Total Revenue                      291,043       256,823       265,695       228,192       342,976       263,427       662,561
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------

COSTS AND EXPENSES:
  Personnel                              54,568        27,948        36,580        17,374        49,635        31,926       156,433
  Real estate taxes and insurance        33,861        20,531        28,884        22,602        42,239        35,957       101,437
  Property management fees               20,965        19,918        21,987        18,783        23,408        20,372        16,186
  Interest                               83,414        92,759       106,296        62,186       105,797        89,433       288,407
  Depreciation and Amortization          49,136        54,399        72,474        35,717       184,353        44,934       130,738
  Other operating expenses              116,662        42,204        55,044        83,671        61,248        98,272       399,714
  Major Maintenance                      24,986           817             -             -             -             -             -
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
     Total costs and expenses           383,592       258,576       321,265       240,333       466,680       320,894     1,092,915
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------

 NET INCOME (LOSS)                  $   (92,549)  $    (1,753)  $   (55,570)  $   (12,141)  $  (123,704)  $   (57,467)  $  (430,354)
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                                            Pro Forma (1)
                                   ------------------------------------------------------------------------------------------------
                                       Blossom       Stadium       Forest       Forest        Forest
                                      Corners I       Club        Glen IV       Glen II      Glen III     Eagle Lake        Total
                                      ---------       ----        -------       -------      --------     ----------        -----
REVENUE:
  Rental income                     $   307,200   $   360,773   $    48,569   $   185,674   $   159,716   $   346,526   $ 3,608,236
  Other income                           12,932        39,946         2,794         6,142        10,708        22,783       206,244
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------

     Total Revenue                      320,132       400,719        51,363       191,816       170,424       369,309     3,814,480
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------

COSTS AND EXPENSES:
  Personnel                              39,883        70,712         5,524        18,549        16,007        43,680       568,819
  Real estate taxes and insurance        29,650        28,529         6,678        24,571        23,340        50,501        448,780
  Property management fees               24,813        40,309         7,881        15,641        14,440        34,366       279,069
  Interest                               84,968       128,218        16,246        60,344        51,059       115,913     1,285,040
  Depreciation and Amortization          63,927        82,397        15,321        53,323        48,383        70,496       905,598
  Other operating expenses               71,586       146,795        20,085        52,740        54,094        98,758     1,300,873
  Major Maintenance                      19,923             -             -             -         7,705             -        53,431
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
     Total costs and expenses           334,750       496,960        71,735       225,168       215,028       413,714     4,841,610
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------

 NET INCOME (LOSS)                  $   (14,618)  $   (96,241)  $   (20,372)  $   (33,352 ) $   (44,604)  $   (44,405)  $(1,027,130)
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------

(1) Results of operations presented as if Baron Capital Trust owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION

                 BARON CAPITAL TRUST (ASSUMING MAXIMUM OFFERING)
         EXCHANGE MORTGAGE PARTNERSHIP AND EXCHANGE HYBRID PARTNERSHIPS
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998
                                   (UNAUDITED)

                                                                               Pro Forma (1)
                                             --------------------------------------------------------------------------------------
                                                BSIF V,     BSIF VIII,       BSIF X,        BSIF IX,         BMP,          LCOB,
                                                 Ltd.          Ltd.            Ltd.           Ltd.           Ltd.           Ltd.
                                                 ----          ----            ----           ----           ----           ----
REVENUE:
  Equity in net income of affiliates           $      -       $      -       $ 37,768       $  6,617       $      -       $      -
  Interest income from affiliates                85,060         91,357         24,748         34,176         66,683         60,552
  Other                                             447            691          8,767          3,313             32            143
                                               --------       --------       --------       --------       --------       --------
                                                 85,507         92,048         71,283         44,106         66,715         60,695
                                               --------       --------       --------       --------       --------       --------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                    -              -              -              -              -              -
  Interest expense to affiliate                       -              -              -              -              -              -
  Administrative fees to general partner         11,000         11,000         11,000         11,000          3,041          5,441
  General and administrative                      6,812         18,022         49,918          8,946          8,162          4,852
                                               --------       --------       --------       --------       --------       --------
                                                 17,812         29,022         60,918         19,946         11,203         10,293
                                               --------       --------       --------       --------       --------       --------

Net income                                     $ 67,695       $ 63,026       $ 10,365        $24,160       $ 55,512       $ 50,402
                                               --------       --------       --------       --------       --------       --------
                                               --------       --------       --------       --------       --------       --------


                                                                   Pro Forma (1)
                                             -------------------------------------------------------
                                                BSIF IV,      BSVF I,        BSIF VI,        BSIF,
                                                  Ltd.          Ltd.           Ltd.           Ltd.          Total
                                             ----------       --------      ---------       --------      ---------
REVENUE:
  Equity in net income of affiliates           $      -       $      -       $ 37,443       $      -       $ 81,828
  Interest income from affiliates               150,553         98,125         45,963         95,553        752,770
  Other                                             310            405            584            331         15,023
                                               --------       --------       --------       --------       --------
                                                150,863         98,530         83,990         95,884        849,621
                                               --------       --------       --------       --------       --------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                    -              -              -              -              -
  Interest expense to affiliate                  36,626          5,850              -              -         42,476
  Administrative fees to general partner         11,000          5,441         11,000          5,441         85,364
  General and administrative                      9,907          9,472          4,555         21,747        142,393
                                               --------       --------       --------       --------       --------
                                                 57,533         20,763         15,555         27,188        270,233
                                               --------       --------       --------       --------       --------

Net income                                     $ 93,330       $ 77,767       $ 68,435       $ 68,696       $579,388
                                               --------       --------       --------       --------       --------
                                               --------       --------       --------       --------       --------

(1) Results of operations presented as if Baron Capital Trust owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION

                BARON CAPITAL TRUST (ASSUMING MID-CASE OFFERING)
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
             FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998
                                   (UNAUDITED)

                                                                                              Exchange
                                                                                               Mortgage
                                                                                            Partnerships
                                                                Baron         Exchange      and Exchange
                                                               Capital         Equity          Hybrid
                                                              Trust (1)     Partnerships    Partnerships
                                                              ---------     ------------    ------------
REVENUE:
  Equity in net income of affiliates                       $         -     $         -      $   37,768
  Interest income from affiliates                                    -               -         364,038
  Other interest income                                          3,608               -          10,093
  Rental income                                                826,646       1,902,109               -
  Other income                                                  24,267         141,137               -
                                                           -----------     -----------     -----------

     Total Revenue                                             854,521       2,043,246         411,899
                                                           -----------     -----------     -----------

COSTS AND EXPENSES:
  Interest expense to affiliate                                      -               -           5,850
  Administrative fees to general partner                             -               -          38,323
  Personnel                                                    825,852         274,150               -
  Real estate taxes and insurance                              116,353         224,440               -
  Management , investment and administrative fees,
    managing shareholder and other operating expenses          985,365               -               -
  Property management fees                                      17,080         174,048               -
  Interest                                                     348,885         615,191               -
  Depreciation                                                 189,628         394,990               -

  Other operating expenses                                           -         669,838          92,801
  Major maintenance                                            108,234          52,614               -
                                                           -----------     -----------     -----------
     Total costs and expenses                                2,591,397       2,405,271         136,974
                                                           -----------     -----------     -----------

Loss before minority interest                               (1,736,876)       (362,025)        274,925

Minority interst of unitholders in net loss of
  operating partnership                                        100,000               -               -
                                                           -----------     -----------     -----------

NET INCOME (LOSS)                                          $(1,636,876)    $  (362,025)    $   274,925
                                                           -----------     -----------     -----------
                                                           -----------     -----------     -----------

Weighted average shares used to compute
    net loss per share                                         262,631
                                                           -----------
                                                           -----------
Basic net loss per share                                   $     (6.23)
                                                           -----------
                                                           -----------

                                                                            Pro forma
                                                             Sub-Total     Adjustments      Pro Forma
                                                             ---------     -----------      ---------
REVENUE:
  Equity in net income of affiliates                       $    37,768     $         -     $    37,768
  Interest income from affiliates                              364,038               -         364,038
  Other interest income                                         13,701               -          13,701
  Rental income                                              2,728,755               -       2,728,755
  Other income                                                 165,404               -         165,404
                                                           -----------     -----------     -----------

     Total Revenue                                           3,309,666               -       3,309,666
                                                           -----------     -----------     -----------

COSTS AND EXPENSES:
  Interest expense to affiliate                                  5,850               -           5,850
  Administrative fees to general partner                        38,323               -          38,323
  Personnel                                                  1,100,002               -       1,100,002
  Real estate taxes and insurance                              340,793               -         340,793
  Management , investment and administrative fees,
    managing shareholder and other operating expenses          985,365               -         985,365
  Property management fees                                     191,128               -         191,128
  Interest                                                     964,076               -         964,076
  Depreciation                                                 584,618         395,000  (a)    595,618
                                                                              (384,000) (a)
  Other operating expenses                                     762,639               -         762,639
  Major maintenance                                            160,848               -         160,848
                                                           -----------     -----------     -----------
     Total costs and expenses                                5,133,642          11,000       5,144,642
                                                           -----------     -----------     -----------

Loss before minority interest                               (1,823,976)        (11,000)     (1,834,976)

Minority interst of unitholders in net loss of
  operating partnership                                        100,000               -         100,000
                                                           -----------     -----------     -----------

NET INCOME (LOSS)                                          $(1,723,976)    $   (11,000)    $(1,734,976)
                                                           -----------     -----------     -----------
                                                           -----------     -----------     -----------

Weighted average shares used to compute
    net loss per share                                                       1,622,266 (b)   1,884,897
                                                                                           -----------
                                                                                           -----------
Basic net loss per share                                                                   $     (0.92)
                                                                                           -----------
                                                                                           -----------

(1) Results of operations presented as if Baron Capital Trust owned the acquired partnerships for the entire period.

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION

                BARON CAPITAL TRUST (ASSUMING MID-CASE OFFERING)
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998
                                   (UNAUDITED)

                                                          Historical                        Pro Forma (1)
                                                  -------------------------   --------------------------------------
                                                                  Baron
                                                     Baron       Capital
                                                    Capital    Properties,    Heatherwood                   Crystal
                                                     Trust         L.P.            I          Riverwalk     Court II       Total
                                                     -----         ----            -          ---------     --------       -----
REVENUE:
  Rental income                                   $         -   $         -   $   267,302   $   301,856   $  257,488   $   826,646
  Interest income                                       1,331           930             -             -        1,347         3,608
  Other income                                              -             -        10,209        10,917        3,141        24,267
                                                  -----------   -----------   -----------   -----------   ----------   -----------

     Total Revenue                                      1,331           930       277,511       312,773      261,976       854,521
                                                  -----------   -----------   -----------   -----------   ----------   -----------

COSTS AND EXPENSES:
  Personnel                                                 -       718,715        51,159        30,575       25,403       825,852
  Real estate taxes and insurance                           -             -        34,885        45,197       36,271       116,353
  Property management fees                                  -             -         8,343             -        8,737        17,080
  Interest                                                  -        29,913        90,489       107,382      121,101       348,885
  Depreciation and amortization                             -         9,308        44,263        70,787       65,270       189,628
  Major Maintenance                                         -             -        25,426        22,423       60,385       108,234
  Other operating expenses, net of reimbursements     569,521       226,801        74,201        88,588       26,254       985,365
                                                  -----------   -----------   -----------   -----------   ----------   -----------
     Total costs and expenses                         569,521       984,737       328,766       364,952      343,421     2,591,397
                                                  -----------   -----------   -----------   -----------   ----------   -----------

NET INCOME (LOSS)                                 $  (568,190)    $(983,807)  $   (51,255)  $   (52,179)   $ (81,445)  $(1,736,876)
                                                  -----------   -----------   -----------   -----------   ----------   -----------
                                                  -----------   -----------   -----------   -----------   ----------   -----------

(1) Results of operations presented as if Baron Capital Trust owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION

                BARON CAPITAL TRUST (ASSUMING MID-CASE OFFERING)
                          EXCHANGE EQUITY PARTNERSHIPS
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998
                                   (UNAUDITED)

                                                                        Pro Forma (1)
                                        ----------------------------------------------------------------------------

                                                                                     Camellia             Blossom
                                           Steeplechase         Bridgepoint            Court             Corners I
                                           ------------         -----------            -----             ---------
REVENUE:
  Rental income                             $   270,132         $   215,714         $   242,048         $   307,200
  Other income                                   20,911              12,478              21,379              12,932
                                            -----------         -----------         -----------         -----------

     Total Revenue                              291,043             228,192             263,427             320,132
                                            -----------         -----------         -----------         -----------

COSTS AND EXPENSES:
  Personnel                                      54,568              17,374              31,926              39,883
  Real estate taxes and insurance                33,861              22,602              35,957              29,650
  Property management fees                       20,965              18,783              20,372              24,813
  Interest                                       83,414              62,186              89,433              84,968
  Depreciation and Amortization                  49,136              35,717              44,934              63,927
  Other operating expenses                      116,662              83,671              98,272              71,586
  Major Maintenance                              24,986                   -                   -              19,923
                                            -----------         -----------         -----------         -----------
     Total costs and expenses                   383,592             240,333             320,894             334,750
                                            -----------         -----------         -----------         -----------

 NET INCOME (LOSS)                          $   (92,549)        $   (12,141)        $   (57,467)        $   (14,618)
                                            -----------         -----------         -----------         -----------
                                            -----------         -----------         -----------         -----------

                                                                        Pro Forma (1)
                                        --------------------------------------------------------

                                               Forest              Stadium
                                              Glen III              Club            Eagle Lake             Total
                                              --------              ----            ----------             -----
REVENUE:
  Rental income                             $   159,716         $   360,773         $   346,526         $ 1,902,109
  Other income                                   10,708              39,946              22,783             141,137
                                            -----------         -----------         -----------         -----------

     Total Revenue                              170,424             400,719             369,309           2,043,246
                                            -----------         -----------         -----------         -----------

COSTS AND EXPENSES:
  Personnel                                      16,007              70,712              43,680             274,150
  Real estate taxes and insurance                23,340              28,529              50,501             224,440
  Property management fees                       14,440              40,309              34,366             174,048
  Interest                                       51,059             128,218             115,913             615,191
  Depreciation and Amortization                  48,383              82,397              70,496             394,990
  Other operating expenses                       54,094             146,795              98,758             669,838
  Major Maintenance                               7,705                   -                   -              52,614
                                            -----------         -----------         -----------         -----------
     Total costs and expenses                   215,028             496,960             413,714           2,405,271
                                            -----------         -----------         -----------         -----------

 NET INCOME (LOSS)                          $   (44,604)        $   (96,241)        $   (44,405)         $ (362,025)
                                            -----------         -----------         -----------         -----------
                                            -----------         -----------         -----------         -----------

(1) Results of operations presented as if Baron Capital Trust owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION

                BARON CAPITAL TRUST (ASSUMING MID-CASE OFFERING)
         EXCHANGE MORTGAGE PARTNERSHIP AND EXCHANGE HYBRID PARTNERSHIPS
            PRO FROMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998
                                   (UNAUDITED)

                                                                      Pro Forma (1)
                                               ----------------------------------------------------------------------
                                                 BSIF V,        BSIF X,        LCOB,         BSVF I,         BSIF,
                                                  Ltd.           Ltd.           Ltd.           Ltd.           Ltd.          Total
                                                  ----           ----           ----           ----           ----          -----
REVENUE:
  Equity in net income of affiliates            $      -       $ 37,768       $      -       $      -       $      -      $  37,768
  Interest income from affiliates                 85,060         24,748         60,552         98,125         95,553        364,038
  Other                                              447          8,767            143            405            331         10,093
                                                --------       --------       --------       --------       --------       --------
                                                  85,507         71,283         60,695         98,530         95,884        411,899
                                                --------       --------       --------       --------       --------       --------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                     -              -              -              -              -              -
  Interest expense to affiliate                        -              -              -          5,850              -          5,850
  Administrative fees to general partner          11,000         11,000          5,441          5,441          5,441         38,323
  General and administrative                       6,812         49,918          4,852          9,472         21,747         92,801
                                                --------       --------       --------       --------       --------       --------
                                                  17,812         60,918         10,293         20,763         27,188        136,974
                                                --------       --------       --------       --------       --------       --------

Net income                                      $ 67,695       $ 10,365       $ 50,402       $ 77,767       $ 68,696      $ 274,925
                                                --------       --------       --------       --------       --------       --------
                                                --------       --------       --------       --------       --------       --------

(1) Results of operations presented as if Baron Capital Trust owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION

                BARON CAPITAL TRUST (ASSUMING MINIMUM OFFERING)
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
              FROM INCEPTION (FEBRUARY 3,1998) TO DECEMBER 31, 1998

                                                                                            Exchange
                                                                                            Mortgage
                                                                                          Partnerships
                                                                Baron       Exchange      and Exchange
                                                               Capital       Equity          Hybrid
                                                              Trust (1)   Partnerships    Partnerships
                                                              ---------   ------------    ------------
REVENUE:
  Equity in net income of affiliates                       $         -      $        -     $  37,768
  Interest income from affiliates                                    -               -       183,425
  Other interest income                                          3,608               -         9,315
  Rental income                                                826,646       1,088,667             -
  Other income                                                  24,267          94,714             -
                                                           -----------     -----------     ---------

     Total Revenue                                             854,521       1,183,381       230,508
                                                           -----------     -----------     ---------

COSTS AND EXPENSES:
  Interest expense to affiliate                                      -               -         5,850
  Administrative fees to general partner                             -               -        21,882
  Personnel                                                    825,852         174,580             -
  Real estate taxes and insurance                              116,353         120,949             -
  Management , investment and administrative fees,
    managing shareholder and other operating expenses          985,365               -             -
  Property management fees                                      17,080         100,429             -
  Interest                                                     348,885         363,251             -
  Depreciation                                                 189,628         212,184             -

  Other operating expenses                                           -         445,400        64,242
  Major maintenance                                            108,234          24,986             -
                                                           -----------     -----------     ---------
     Total costs and expenses                                2,591,397       1,441,779        91,974
                                                           -----------     -----------     ---------

Loss before minority interest                               (1,736,876)       (258,398)      138,534

Minority interest of unitholders in net loss of
  operating partnership                                        100,000               -             -
                                                           -----------     -----------     ---------

NET INCOME (LOSS)                                          $(1,636,876)     $ (258,398)    $ 138,534
                                                           -----------     -----------     ---------
                                                           -----------     -----------     ---------

Weighted average shares used to compute
    net loss per share                                         262,631
                                                           -----------
                                                           -----------

Basic                                                      $     (6.23)
                                                           -----------
                                                           -----------

                                                                            Pro forma
                                                             Sub-Total     Adjustments      Pro Forma
                                                             ---------     -----------      ---------
REVENUE:
  Equity in net income of affiliates                       $    37,768     $         -     $    37,768
  Interest income from affiliates                              183,425               -         183,425
  Other interest income                                         12,923               -          12,923
  Rental income                                              1,915,313               -       1,915,313
  Other income                                                 118,981               -         118,981
                                                           -----------     -----------     -----------

     Total Revenue                                           2,268,410               -       2,268,410
                                                           -----------     -----------     -----------

COSTS AND EXPENSES:
  Interest expense to affiliate                                  5,850               -           5,850
  Administrative fees to general partner                        21,882               -          21,882
  Personnel                                                  1,000,432               -       1,000,432
  Real estate taxes and insurance                              237,302               -         237,302
  Management, investment and administrative fees,
    managing shareholder and other operating expenses          985,365               -         985,365
  Property management fees                                     117,509               -      117,509
  Interest                                                     712,136               -         712,136
  Depreciation                                                 401,812        (212,000) (a)    400,812
                                                                               211,000  (a)
  Other operating expenses                                     509,642               -         509,642
  Major maintenance                                            133,220               -         133,220
                                                           -----------     -----------     -----------
     Total costs and expenses                                4,125,150           (1,000)     4,124,150
                                                           -----------     -----------     -----------

Loss before minority interest                               (1,856,740)          1,000      (1,855,740)

Minority interest of unitholders in net loss of
  operating partnership                                        100,000               -         100,000
                                                           -----------     -----------     -----------

NET INCOME (LOSS)                                          $(1,756,740)    $     1,000     $(1,755,740)
                                                           -----------     -----------     -----------
                                                           -----------     -----------     -----------

Weighted average shares used to compute
    net loss per share                                                         909,766 (b)   1,172,397
                                                                                           -----------
                                                                                           -----------
Basic                                                                                          $ (1.50)
                                                                                           -----------
                                                                                           -----------

(1) Results of operations presented as if Baron Capital Trust owned the acquired partnerships for the entire period.

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION

                 BARON CAPITAL TRUST (ASSUMING MINIMUM OFFERING)
      PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
              FROM INCEPTION (FEBRUARY 3,1998) TO DECEMBER 31, 1998

                                                    Historical                        Pro Forma (1)
                                           ---------------------------   -----------------------------------------
                                                            Baron
                                               Baron       Capital
                                              Capital     Properties,    Heatherwood                     Crystal
                                               Trust         L.P.             I          Riverwalk       Court II        Total
                                               -----         ----             -          ---------       --------        -----
REVENUE:
  Rental income                            $         -    $         -    $   267,302    $   301,856    $   257,488    $   826,646
  Interest income                                1,331            930              -              -          1,347          3,608
  Other income                                       -              -         10,209         10,917          3,141         24,267
                                           -----------    -----------    -----------    -----------    -----------    -----------

     Total Revenue                               1,331            930        277,511        312,773        261,976        854,521
                                           -----------    -----------    -----------    -----------    -----------    -----------

COSTS AND EXPENSES:
  Personnel                                          -        718,715         51,159         30,575         25,403        825,852
  Real estate taxes and insurance                    -              -         34,885         45,197         36,271        116,353
  Property management fees                           -              -          8,343              -          8,737         17,080
  Interest                                           -         29,913         90,489        107,382        121,101        348,885
  Depreciation and amortization                      -          9,308         44,263         70,787         65,270        189,628
  Major Maintenance                                  -              -         25,426         22,423         60,385        108,234
  Other operating expenses, net of
     reimbursements                            569,521        226,801         74,201         88,588         26,254        985,365
                                           -----------    -----------    -----------    -----------    -----------    -----------
     Total costs and expenses                  569,521        984,737        328,766        364,952        343,421      2,591,397
                                           -----------    -----------    -----------    -----------    -----------    -----------

NET INCOME (LOSS)                          $  (568,190)   $  (983,807)   $   (51,255)   $   (52,179)   $   (81,445)   $(1,736,876)
                                           -----------    -----------    -----------    -----------    -----------    -----------
                                           -----------    -----------    -----------    -----------    -----------    -----------


(1) Results of operations presented as if Baron Capital Trust owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION

               BARON CAPITAL TRUST (ASSUMING MINIMUM OFFERING)
                          EXCHANGE EQUITY PARTNERSHIPS
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             FROM INCEPTION (FEBRUARY 3,1998) TO DECEMBER 31, 1998


                                                                        Pro Forma (1)
                                          --------------------------------------------------------------

                                                                              Camellia        Stadium
                                          Steeplechase     Bridgepoint         Court            Club          Total
                                          ------------     -----------         -----            ----          ------
REVENUE:
  Rental income                           $   270,132      $   215,714      $   242,048      $   360,773      $ 1,088,667
  Other income                                 20,911           12,478           21,379           39,946           94,714
                                          -----------      -----------      -----------      -----------      -----------

     Total Revenue                            291,043          228,192          263,427          400,719        1,183,381
                                          -----------      -----------      -----------      -----------      -----------

COSTS AND EXPENSES:
  Personnel                                    54,568           17,374           31,926           70,712          174,580
  Real estate taxes and insurance              33,861           22,602           35,957           28,529          120,949
  Property management fees                     20,965           18,783           20,372           40,309          100,429
  Interest                                     83,414           62,186           89,433          128,218          363,251
  Depreciation and Amortization                49,136           35,717           44,934           82,397          212,184
  Other operating expenses                    116,662           83,671           98,272          146,795          445,400
  Major Maintenance                            24,986                -                -                -           24,986
                                          -----------      -----------      -----------      -----------      -----------
     Total costs and expenses                 383,592          240,333          320,894          496,960        1,441,779
                                          -----------      -----------      -----------      -----------      -----------

 NET INCOME (LOSS)                        $   (92,549)     $   (12,141)     $   (57,467)     $   (96,241)     $  (258,398)
                                          -----------      -----------      -----------      -----------      -----------
                                          -----------      -----------      -----------      -----------      -----------


(1) Results of operations presented as if Baron Capital Trust owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION

                 BARON CAPITAL TRUST (ASSUMING MINIMUM OFFERING)
         EXCHANGE MORTGAGE PARTNERSHIP AND EXCHANGE HYBRID PARTNERSHIPS
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              FROM INCEPTION (FEBRUARY 3,1998) TO DECEMBER 31, 1998

                                                              Pro Forma (1)
                                                 -----------------------------------
                                                  BSIF X,        LCOB,        BSVF I,
                                                   Ltd.          Ltd.          Ltd.         Total
                                                   ----          ----          ----         ------
REVENUE:
  Equity in net income of affiliates             $ 37,768      $      -      $      -      $ 37,768
  Interest income from affiliates                  24,748        60,552        98,125       183,425
  Other                                             8,767           143           405         9,315
                                                 --------      --------      --------      --------
                                                   71,283        60,695        98,530       230,508
                                                 --------      --------      --------      --------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                      -             -             -             -
  Interest expense to affiliate                         -             -         5,850         5,850
  Administrative fees to general partner           11,000         5,441         5,441        21,882
  General and administrative                       49,918         4,852         9,472        64,242
                                                 --------      --------      --------      --------
                                                   60,918        10,293        20,763        91,974
                                                 --------      --------      --------      --------

Net income                                       $ 10,365      $ 50,402      $ 77,767      $138,534
                                                 --------      --------      --------      --------
                                                 --------      --------      --------      --------


(1) Results of operations presented as if Baron Capital Trust owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.


See notes to unaudited pro forma condensed consolidated financial information.

                               BARON CAPITAL TRUST

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                                   (UNAUDITED)

The following unaudited pro forma condensed consolidated financial information of Baron Capital Trust (the "Company") has been prepared giving effect by the Company to the acquisition of the Exchange Equity Partnerships, Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (collectively the "Exchange Partnerships") as if the acquisition transaction had taken place at February 3, 1998 for the unaudited pro forma condensed consolidated statements of operations for the period from inception (February 3, 1998) to December 31, 1998.

The acquisitions have been accounted for under the purchase method of accounting. Accordingly, pro forma adjustments to the assets have been made to reflect the respective allocations of the estimated purchase prices. The allocations were made based on valuations provided by the Company giving effect to various economic and market factors.

The pro forma condensed consolidated financial information has been prepared using three different levels of participation. The first assumes that 100% of the "Exchange Partnerships" participate in the offering. The Second assumes that approximately half the "Exchange Partnerships" participate in the offering. The Third, assumes a minimum number of "Exchange Partnerships" participate in the offering.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations which would have been attained had the acquisitions actually been consummated at either of the foregoing dates or which may be attained in the future. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical individual financial statements of Baron Capital Trust and the historical individual financial statements of each of the Exchange Partnerships.

                               BARON CAPITAL TRUST

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                                   (UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION

         Baron Capital Trust (the "Company") was organized in 1997 and commenced operations in 1998. The Company and Baron Capital Properties, L.P. (the "Operating Partnership") have been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Operating Partnership conducts all of the Company's real estate operations and holds all direct or indirect property interests acquired. The Company, as its sole general partner, will control the activities of the Operating Partnership. During 1998, the Operating Partnership acquired three limited partnerships. Each of the limited partnerships' results of operations has been presented as if the partnerships were owned for the period from inception (February 3, 1998) to December 31, 1998. The unaudited pro forma condensed consolidated financial information represents the acquisition of the Exchange Partnerships, which will be accounted for under the purchase method of accounting. The Company has estimated the adjustments required to allocate the aggregate purchase price over the recorded book value of these partnerships. Such allocations are subject to final determinations based on valuations provided by the Company and other evaluations of fair value as if the acquisitions were effective on each balance sheet date (as of February 3, 1998) for the unaudited pro forma condensed consolidated balance sheet. Therefore, the allocations reflected in the unaudited pro forma condensed consolidated financial information may differ from the amounts ultimately determined. Differences between the amounts included herein and the final allocations are not expected to have a material effect on the unaudited pro forma financial statements.

         There are three separate sets of pro forma schedules. The first set of schedules (maximum) assumes that 100% of the Exchange Partnerships participate in the offering. The second set of schedules (mid-case) assumes that approximately half the Exchange Partnerships participate in the offering. The third set of schedules (minimum) assumes the minimum number of Exchange Partnerships participate in the offering. For purposes of the mid-case and minimum case pro forma schedules the participating Exchange Partnerships have been selected on an arbitrary basis. The actual selection of participating Exchange Partnerships may differ from actual results if the offering is less than 100%.

                               BARON CAPITAL TRUST

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                   (Continued)

                                   (UNAUDITED)

NOTE 2. PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT ADJUSTMENTS

        (a) Pro forma depreciation adjustment for the period ended December 31, 1998 based upon assets at fair value at February 3, 1998: primarily based upon 30 year asset lives.

        (b) Summary pro forma adjustment to present Comparative Per Share Data assuming that the exchange transaction had been consummated as of February 3, 1998 (assuming shares outstanding for entire period).

                                                                   Assuming       Assuming     Assuming
                                                                   Maximum        Mid-Case     Minimum
                                                                   Offering       Offering     Offering
                                                                   ---------      ---------    ----------
         Investor shares                                             463,640        463,640       463,640
         Shares related to Operating Partnership                     108,757        108,757       108,757
         Exchange offering                                         2,625,000      1,312,500       600,000
                                                                   ---------      ---------    ----------
         Weighted average shares used to compute pro forma
             net loss per share                                    3,197,397      1,884,897     1,172,397
         Historical presentation                                     262,631        262,631       262,631
                                                                   ---------      ---------    ----------
               Pro forma adjustment                                2,934,766      1,622,266       909,766
                                                                   ---------      ---------    ----------
                                                                   ---------      ---------    ----------

         Escrowed performance shares are not included in the pro forma computation of the basic loss per share because there is no assurance that shares will be released from escrow, and their inclusion would be antidilutive.

                         SELECTED FINANCIAL INFORMATION
                 BARON CAPITAL TRUST (ASSUMING MAXIMUM OFFERING)
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  June 30, 1999
                                   (UNAUDITED)

                                                                            Historical
                                                            --------------------------------------------
                                                                                              Exchange
                                                                                              Mortgage
                                                                                            Partnerships
                                                                                                and
                                                                Baron         Exchange        Exchange
                                                               Capital         Equity          Hybrid
                                                                Trust       Partnerships    Partnerships
                                                            ------------    ------------    ------------
ASSETS:
Real Estate                                                 $  7,367,788    $ 25,774,442    $          -
   Less accumulated depreciation                              (1,341,348)     (3,096,750)              -
Investments in real estate limited partnership                 1,588,330               -       1,027,229
Cash and cash equivalent                                         145,964         818,302          15,516
Restricted cash                                                  158,545               -               -
Property management reimbursements receivable, affiliates        116,595               -               -
Notes receivable from affiliates                                       -               -       5,392,024


Notes receivable from non-affiliates                                   -               -         800,000
Advances receivable from affiliates                                    -               -         398,827
Other receivables                                                   (872)              -          12,525
Other property and equipment                                     179,055               -               -
Accrued interest receivable from non-affiliates                        -               -          19,538
Accrued interest receivable from affiliates                            -               -         892,787
Accounts receivable                                                    -          83,883               -
Deferred expenses, net                                                 -       2,101,043               -
Other assets                                                     252,016       1,138,121               -
                                                            ------------    ------------    ------------
   TOTAL                                                    $  8,466,073    $ 26,819,041    $  8,558,446
                                                            ------------    ------------    ------------
                                                            ------------    ------------    ------------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
  Mortgages payable                                         $  4,291,076    $ 17,221,553    $          -
  Notes Payable                                                  120,000               -         659,638
  Accounts payable and accrued liabilities                       483,207               -               -
  Capital lease obligation                                        55,984               -               -
  Advances payable to affiliates                                       -       3,023,949         113,106
  Accrued interest and payable                                         -         502,170         124,052
  Accrued real estate taxes payable                                    -         203,047               -
  Administrative fees payable to general partner                       -               -         190,893
  Security deposits and prepaid rent                              37,496         151,865               -
  Other liabilities                                                    -         118,530             400

PARTNERS' CAPITAL:
  General partner                                                      -         (79,811)          5,689
  Limited partner's                                            3,478,310       5,677,738       7,464,668
                                                            ------------    ------------    ------------
PARTNERS' CAPITAL                                              3,478,310       5,597,927       7,470,357
                                                            ------------    ------------    ------------
   TOTAL                                                    $  8,466,073    $ 26,819,041    $  8,558,446
                                                            ------------    ------------    ------------
                                                            ------------    ------------    ------------
                                                                            Historical
                                                            ------------------------------------------------
                                                                             Pro Forma           Pro Forma
                                                             Sub-total      Adjustments         Consolidated
                                                            ------------   -------------        ------------
ASSETS:
Real Estate                                                 $ 33,142,230     $ 6,944,000 (a)    $ 40,086,230
   Less accumulated depreciation                              (4,438,098)              -          (4,438,098)
Investments in real estate limited partnership                 2,615,559               -           2,615,559
Cash and cash equivalent                                         979,782               -             979,782
Restricted cash                                                  158,545               -             158,545
Property management reimbursements receivable, affiliates        116,595               -             116,595
Notes receivable from affiliates                               5,392,024       4,137,000 (a)       9,253,024
                                                                                (276,000)(b)
Notes receivable from non-affiliates                             800,000               -            800,000
Advances receivable from affiliates                              398,827               -            398,827
Other receivables                                                 11,653               -             11,653
Other property and equipment                                     179,055               -            179,055
Accrued interest receivable from non-affiliates                   19,538               -             19,538
Accrued interest receivable from affiliates                      892,787               -            892,787
Accounts receivable                                               83,883               -             83,883
Deferred expenses, net                                         2,101,043               -          2,101,043
Other assets                                                   1,390,137               -          1,390,137
                                                            ------------   -------------        ------------
   TOTAL                                                    $ 43,843,560    $ 10,805,000       $ 54,648,560
                                                            ------------   -------------        ------------
                                                            ------------   -------------        ------------

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
  Mortgages payable                                         $ 21,512,629             $ -       $ 21,512,629
  Notes Payable                                                  779,638               -            779,638
  Accounts payable and accrued liabilities                       483,207               -            483,207
  Capital lease obligation                                        55,984               -             55,984
  Advances payable to affiliates                               3,137,055        (276,000)(b)      2,861,055
  Accrued interest and payable                                   626,222               -            626,222
  Accrued real estate taxes payable                              203,047               -            203,047
  Administrative fees payable to general partner                 190,893               -            190,893
  Security deposits and prepaid rent                             189,361               -            189,361
  Other liabilities                                              118,930               -            118,930

PARTNERS' CAPITAL:
  General partner                                                (74,122)         80,000 (a)          5,878
  Limited partner's                                           16,620,716      11,001,000 (a)     27,621,716
                                                            ------------   -------------        ------------
PARTNERS' CAPITAL                                             16,546,594      11,081,000         27,627,594
                                                            ------------   -------------        ------------
   TOTAL                                                    $ 43,843,560    $ 10,805,000       $ 54,648,560
                                                            ------------   -------------        ------------
                                                            ------------   -------------        ------------

 See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
                 BARON CAPITAL TRUST (ASSUMING MAXIMUM OFFERING)
                 HISTORICAL CONDENSED CONSOLIDATED BALANCE SHEET
                          EXCHANGE EQUITY PARTNERSHIPS
                                  JUNE 30, 1999
                                   (UNAUDITED)

                                                                                Historical
                                                --------------------------------------------------------------------------
                                                                    Eagle         Brookwood        Laurel         Bridge
                                                Steeplechase         Lake            Way            Oaks          Point
                                                ------------     -----------     -----------    -----------    -----------
ASSETS:

Real Estate                                      $ 1,821,218     $ 2,240,099     $ 1,813,475    $ 2,269,579    $ 1,274,766
Less accumulated depreciation                       (144,722)       (281,365)       (154,620)      (415,733)      (146,842)

Investments in partnership                                 -               -               -              -              -
Cash and cash equivalent                              42,677          80,051          48,813         77,434         45,960
Accounts receivable                                    4,602           2,468           1,930          3,304          2,081
Deferred expenses, net                                     -          41,326         123,350        188,763        149,087
Other assets                                           6,131         159,391           2,167         31,584         (2,801)
                                                 -----------     -----------     -----------    -----------    -----------
   TOTAL                                         $ 1,729,906     $ 2,241,970     $ 1,835,115    $ 2,154,931    $ 1,322,251
                                                 -----------     -----------     -----------    -----------    -----------
                                                 -----------     -----------     -----------    -----------    -----------
LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Mortgages payable                              $ 1,254,307     $ 1,427,797     $ 1,283,082    $ 1,588,191      $ 710,881
  Loans payable                                       75,459         392,427         394,069        300,080         32,000
  Accrued interest and payable                        64,973           1,473          25,086          3,929          4,283
  Accrued real estate taxes payable                   15,156          13,900           9,770         14,510          9,368
  Security deposits and prepaid rent                  16,572          14,775          16,817         14,360          9,946
  Other liabilities                                      992          (1,002)              -          9,514              -

PARTNERS' CAPITAL:
  General Partner                                     (2,416)         (1,588)         (4,763)       (55,185)           723
  Limited Partner's                                  304,863         394,188         111,054        279,532        555,050
                                                 -----------     -----------     -----------    -----------    -----------
PARTNERS' CAPITAL                                    302,447         392,600         106,291        224,347        555,773
                                                 -----------     -----------     -----------    -----------    -----------
   TOTAL                                         $ 1,729,906     $ 2,241,970     $ 1,835,115    $ 2,154,931    $ 1,322,251
                                                 -----------     -----------     -----------    -----------    -----------
                                                 -----------     -----------     -----------    -----------    -----------
                                                                                Historical
                                                --------------------------------------------------------------------------
                                                    Forest         Camellia                       Stadium          Forest
                                                    Glen I           Court        Glen Lake        Club           Glen IV
                                                 -----------     -----------     -----------    -----------    -----------
ASSETS:

Real Estate                                      $ 2,463,306     $ 1,530,266     $ 4,546,682    $ 2,247,944      $ 497,652
Less accumulated depreciation                       (313,532)       (175,080)       (487,479)      (258,364)       (72,322)

Investments in partnership                                 -               -               -              -              -
Cash and cash equivalent                              58,909          64,212         165,127         43,471         11,487
Accounts receivable                                      548           2,489          40,919         32,997           (441)
Deferred expenses, net                               241,025         173,967         369,767        302,051         29,243
Other assets                                         394,300          22,801          31,835         23,668         67,400
                                                 -----------     -----------     -----------    -----------    -----------
   TOTAL                                         $ 2,844,556     $ 1,618,655     $ 4,666,851     $ 2,391,767     $ 533,019
                                                 -----------     -----------     -----------    -----------    -----------
                                                 -----------     -----------     -----------    -----------    -----------
LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Mortgages payable                              $ 1,778,584     $ 1,065,887     $ 3,209,477    $ 1,712,134      $ 276,669
  Loans payable                                      528,863         112,000         814,262        143,103         61,226
  Accrued interest and payable                        10,549          (3,376)        310,364         24,250         11,482
  Accrued real estate taxes payable                   19,697          14,705          49,515         10,384          3,064
  Security deposits and prepaid rent                   8,383          14,824          11,518         14,072          1,475
  Other liabilities                                       (2)              -          42,685         11,060         50,578

PARTNERS' CAPITAL:
  General Partner                                     (6,175)           (821)        (10,661)          (476)           (24)
  Limited Partner's                                  504,657         415,436         239,691        477,240        128,549
                                                 -----------     -----------     -----------    -----------    -----------
PARTNERS' CAPITAL                                    498,482         414,615         229,030        476,764        128,525
                                                 -----------     -----------     -----------    -----------    -----------
   TOTAL                                         $ 2,844,556     $ 1,618,655     $ 4,666,851    $ 2,391,767      $ 533,019
                                                 -----------     -----------     -----------    -----------    -----------
                                                 -----------     -----------     -----------    -----------    -----------

                                                                                Historical
                                                --------------------------------------------------------------------------
                                                    Forest         Forest         Blossom
                                                   Glen II        Glen III       Corners I         Total
                                                 -----------     -----------     -----------    -----------
ASSETS:

Real Estate                                      $ 1,713,856     $ 1,572,807     $ 1,782,792   $ 25,774,442
Less accumulated depreciation                       (231,182)       (226,892)       (188,617)    (3,096,750)

Investments in partnership                                 -               -               -              -
Cash and cash equivalent                              33,434          35,008         111,719        818,302
Accounts receivable                                      315             685          (8,014)        83,883
Deferred expenses, net                               133,392         133,635         215,437      2,101,043
Other assets                                         224,930         177,650            (935)     1,138,121
                                                 -----------     -----------     -----------    -----------
   TOTAL                                         $ 1,874,745     $ 1,692,893     $ 1,912,382   $ 26,819,041
                                                 -----------     -----------     -----------    -----------
                                                 -----------     -----------     -----------    -----------
LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Mortgages payable                              $ 1,027,626       $ 869,530     $ 1,017,388   $ 17,221,553
  Loans payable                                       81,869          55,522          33,069      3,023,949
  Accrued interest and payable                        33,476          15,681               -        502,170
  Accrued real estate taxes payable                   11,380          17,742          13,856        203,047
  Security deposits and prepaid rent                   9,089           4,071          15,963        151,865
  Other liabilities                                        -               -           4,705        118,530

PARTNERS' CAPITAL:
  General Partner                                        542             702             331        (79,811)
  Limited Partner's                                  710,763         729,645         827,070      5,677,738
                                                 -----------     -----------     -----------    -----------
PARTNERS' CAPITAL                                    711,305         730,347         827,401      5,597,927
                                                 -----------     -----------     -----------    -----------
   TOTAL                                         $ 1,874,745     $ 1,692,893     $ 1,912,382   $ 26,819,041
                                                 -----------     -----------     -----------    -----------
                                                 -----------     -----------     -----------    -----------

 See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
                 BARON CAPITAL TRUST (ASSUMING MAXIMUM OFFERING)
         EXCHANGE MORTGAGE PARTNERSHIPS AND EXCHANGE HYBRID PARTNERSHIPS
                 HISTORICAL CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999
                                   (UNAUDITED)

                                                                                     Historical
                                                ------------------------------------------------------------------------------------
                                                   BSIV V,       BSIV VIII,       BSIV X,       BSIV IX,          BMP,        LCOB,
                                                    Ltd.            Ltd.            Ltd.          Ltd.            Ltd.        Ltd.
                                                 ---------       ---------     -----------      ---------       --------    --------
ASSETS:

Investments in real estate limited partnership   $       -       $       -     $   496,755      $ 244,965       $      -    $      -
Cash and cash equivalent                               485             134           1,961            537            526          25
Notes receivable from affiliates                   706,100         807,155         117,500        319,000        474,191     365,000
Notes receivable from non-affiliates                     -               -         440,000        200,000              -           -
Advances receivable from affiliates                116,402          10,000          38,287          6,541              -      93,302
Other receivables                                        -               -           9,394          3,131              -           -
Accrued interest receivable from non-affiliates          -               -          19,538              -              -           -
Accrued interest receivable from affiliates         41,775          72,700           5,829         49,448        109,121     133,207
                                                 ---------       ---------     -----------      ---------       --------    --------
   TOTAL                                         $ 864,762       $ 889,989     $ 1,129,264      $ 823,622       $583,838    $591,534
                                                 ---------       ---------     -----------      ---------       --------    --------
                                                 ---------       ---------     -----------      ---------       --------    --------
LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Advances payable to affiliates                 $       -       $       -     $         -      $       -       $  2,850    $      -
  Note Payable                                           -               -         400,000              -              -           -
  Accrued interest payable                               -               -          57,271              -              -           -
  Administrative fees payable to general partner    13,000          13,000          15,393         13,500         31,500      13,500
  Other liabilities                                      -               -               -              -              -           -

PARTNERS' CAPITAL:
  General Partner                                      488             487          (1,021)           116          1,877         341
  Limited Partner's                                851,274         876,502         657,621        810,006        547,611     577,693
                                                 ---------       ---------     -----------      ---------       --------    --------
PARTNERS' CAPITAL                                  851,762         876,989         656,600        810,122        549,488     578,034
                                                 ---------       ---------     -----------      ---------       --------    --------
   TOTAL                                         $ 864,762       $ 889,989     $ 1,129,264      $ 823,622       $583,838    $591,534
                                                 ---------       ---------     -----------      ---------       --------    --------
                                                 ---------       ---------     -----------      ---------       --------    --------
                                                                                  Historical
                                                --------------------------------------------------------------------------
                                                   BSIV IV,         BSVF I,        BSIV VI,        BSIF,
                                                     Ltd.             Ltd.            Ltd.          Ltd.          Total
                                                 -----------       ---------       ---------      ---------    -----------
ASSETS:

Investments in real estate limited partnership   $        -        $       -       $ 285,509      $       -    $ 1,027,229
Cash and cash equivalent                                 209           4,391             215          7,033         15,516
Notes receivable from affiliates                     976,439         612,000         327,639        687,000      5,392,024
Notes receivable from non-affiliates                       -               -         160,000              -        800,000
Advances receivable from affiliates                   19,500          14,513             135        100,147        398,827
Other receivables                                          -               -               -              -         12,525
Accrued interest receivable from non-affiliates            -               -               -              -         19,538
Accrued interest receivable from affiliates          199,496         109,194          73,252         98,765        892,787
                                                 -----------       ---------       ---------      ---------    -----------
   TOTAL                                         $ 1,195,644       $ 740,098       $ 846,750      $ 892,945    $ 8,558,446
                                                 -----------       ---------       ---------      ---------    -----------
                                                 -----------       ---------       ---------      ---------    -----------
LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Advances payable to affiliates                 $        -        $  61,500       $  48,756      $       -     $  113,106
  Note Payable                                       259,638               -               -              -        659,638
  Accrued interest payable                            56,671          10,110               -              -        124,052
  Administrative fees payable to general partner      32,000          19,000          31,000          9,000        190,893
  Other liabilities                                      400               -               -              -            400

PARTNERS' CAPITAL:
  General Partner                                      2,382             506              52            461          5,689
  Limited Partner's                                  844,553         648,982         766,942        883,484      7,464,668
                                                 -----------       ---------       ---------      ---------    -----------
PARTNERS' CAPITAL                                    846,935         649,488         766,994        883,945      7,470,357
                                                 -----------       ---------       ---------      ---------    -----------
   TOTAL                                         $ 1,195,644       $ 740,098       $ 846,750      $ 892,945    $ 8,558,446
                                                 -----------       ---------       ---------      ---------    -----------
                                                 -----------       ---------       ---------      ---------    -----------

 See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
                 BARON CAPITAL TRUST (ASSUMING MAXIMUM OFFERING)
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                                                                Historical
                                                --------------------------------------------------------------------------
                                                                                                Exchange
                                                                                                Mortgage
                                                                                              Partnerships
                                                                                                  and
                                                                    Baron         Exchange      Exchange
                                                                   Capital         Equity        Hybrid
                                                                    Trust       Partnerships   Partnerships      Sub-Total
                                                                   ---------    ------------  -------------      ---------
REVENUE:
  Equity in net income of affiliates                               $       -       $       -      $   4,200      $   4,200
  Interest income from affiliates                                                          -              -        404,651
  Other interest income                                                1,037               -              -          1,037
  Rental income                                                      512,133       1,847,009              -      2,359,142
  Other income                                                        78,372         261,298             80        339,750
                                                                   ---------       ---------      ---------      ---------
     Total Revenue                                                   591,542       2,108,307        408,931      3,108,780
                                                                   ---------       ---------      ---------      ---------
COSTS AND EXPENSES:
  Equity in net loss of affiliates                                    29,093               -         38,300         67,393
  Interest expense to affiliate                                            -               -         39,309         39,309
  Administrative fees to general partner                                   -               -         49,500         49,500
  Personnel, including officers compensation                         369,372         230,044              -        599,416
  Real estate taxes and insurance                                     51,994         248,185              -        300,179
  Management, investment and administrative fees,
    managing shareholder and other operating expenses                144,511               -              -        144,511
  Professional services                                              331,323               -              -        331,323
  Advisory fees                                                            -               -              -              -
  Property management fees                                                 -         156,165              -        156,165
  Interest                                                           144,491         746,078              -        890,569
  Depreciation and amortization                                       72,907         360,896              -        433,803


  Other operating expenses                                           308,567         449,997         27,714        786,278
  Reimbursed expenses                                                      -               -              -              -
  Major maintenance                                                   37,727          65,514              -        103,241
                                                                   ---------       ---------      ---------      ---------
     Total costs and expenses                                      1,489,985       2,256,879        154,823      3,901,687
                                                                   ---------       ---------      ---------      ---------
Loss before minority interest                                       (898,443)       (148,572)       254,108       (792,907)

Minority interest of unitholders in net loss of
  operating partnership                                                    -               -              -              -
                                                                   ---------       ---------      ---------      ---------

NET INCOME(LOSS)                                                   $(898,443)      $(148,572)     $ 254,108      $(792,907)
                                                                   ---------       ---------      ---------      ---------
                                                                   ---------       ---------      ---------      ---------
Weighted average shares used to compute
    net loss per share                                               569,074
                                                                   ---------
                                                                   ---------
Basic net loss per share                                           $   (1.58)
                                                                   ---------
                                                                   ---------
                                                                                Historical
                                                --------------------------------------------------------------------------
                                                                                 Pro Forma
                                                                                 Adjustments      Pro Forma
                                                                                ------------      ---------
REVENUE:
  Equity in net income of affiliates                                               $       -     $    4,200
  Interest income from affiliates                                                          -        404,651
  Other interest income                                                                    -          1,037
  Rental income                                                                            -      2,359,142
  Other income                                                                             -        339,750
                                                                                   ---------      ---------
     Total Revenue                                                                         -      3,108,780
                                                                                   ---------      ---------
COSTS AND EXPENSES:
  Equity in net loss of affiliates                                                         -         67,393
  Interest expense to affiliate                                                            -         39,309
  Administrative fees to general partner                                                   -         49,500
  Personnel, including officers compensation                                               -        599,416
  Real estate taxes and insurance                                                          -        300,179
  Management , investment and administrative fees,
    managing shareholder and other operating expenses                                      -        144,511
  Professional services                                                                    -        331,323
  Advisory fees                                                                            -              -
  Property management fees                                                                 -        156,165
  Interest                                                                                 -        890,569
  Depreciation and amortization                                                     (361,000)(a)    533,803
                                                                                     461,000 (a)

  Other operating expenses                                                                 -        786,278
  Reimbursed expenses                                                                      -              -
  Major maintenance                                                                        -        103,241
                                                                                   ---------      ---------
     Total costs and expenses                                                        100,000      4,001,687
                                                                                   ---------      ---------
Loss before minority interest                                                       (100,000)      (892,907)

Minority interest of unitholders in net loss of
 operating partnership                                                                     -              -
                                                                                   ---------      ---------
NET INCOME(LOSS)                                                                   $(100,000)    $ (892,907)
                                                                                   ---------      ---------
                                                                                   ---------      ---------
Weighted average shares used to compute
    net loss per share                                                             2,628,323 (c)  3,197,397
                                                                                                  ---------
                                                                                                  ---------
Basic net loss per share                                                                            $ (0.28)
                                                                                                  ---------
                                                                                                  ---------

 See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
                 BARON CAPITAL TRUST (ASSUMING MAXIMUM OFFERING)
                          EXCHANGE EQUITY PARTNERSHIPS
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                                                   Brookwood         Laurel                        Forest
                                                   Steeplechase       Way             Oaks        Bridgepoint      Glen I
                                                   ------------    ---------       ---------      -----------     --------
REVENUE:
  Rental income                                    $ 146,691       $ 128,531       $ 151,593      $ 116,277      $ 183,738
  Other income                                        31,054          12,218          15,436         28,395         10,802
                                                   ---------       ---------       ---------      ---------       --------
     Total Revenue                                   177,745         140,749         167,029        144,672        194,540
                                                   ---------       ---------       ---------      ---------       --------
COSTS AND EXPENSES:
  Personnel                                           26,024          12,540          15,432          8,695         13,601
  Real estate taxes and insurance                     18,033          11,938          19,734         12,200         23,109
  Property management fees                            12,276          11,422          13,063         10,404         14,009
  Interest                                            48,895          53,841          34,102         33,979         62,533
  Depreciation and Amortization                       28,944          29,675          39,011         19,441         15,250
  Other operating expenses                            38,112          18,170          22,023         33,682         23,812
  Major Maintenance                                    1,662           8,665           4,744          1,631          3,927
                                                   ---------       ---------       ---------      ---------       --------
     Total costs and expenses                        173,946         146,251         148,109        120,032        156,241
                                                   ---------       ---------       ---------      ---------       --------
 NET INCOME (LOSS)                                 $   3,799          (5,502)         18,920        24,640          38,299
                                                   ---------       ---------       ---------      ---------       --------
                                                   ---------       ---------       ---------      ---------       --------

                                                   Camellia          Glen           Blossom        Stadium         Forest
                                                     Court           Lake          Corners I        Club          Glen IV
                                                   ---------       ---------       ---------      ---------       --------
REVENUE:
  Rental income                                    $ 128,581       $ 221,108       $ 155,449      $ 209,804       $ 28,263
  Other income                                        38,281          47,994          31,695         13,383          3,410
                                                   ---------       ---------       ---------      ---------       --------
     Total Revenue                                   166,862         269,102         187,144        223,187         31,673
                                                   ---------       ---------       ---------      ---------       --------
COSTS AND EXPENSES:
  Personnel                                           15,302          65,522          13,889         25,913          2,224
  Real estate taxes and insurance                     19,726          54,341          15,921         13,762          3,590
  Property management fees                            11,709          19,018          12,871         11,455          6,453
  Interest                                            48,156         213,202          45,917         67,703          9,727
  Depreciation and Amortization                       24,207          64,282          40,844         38,689          4,510
  Other operating expenses                            25,822         166,625          27,870         38,897          3,444
  Major Maintenance                                    3,384          25,303           7,941            555            113
                                                   ---------       ---------       ---------      ---------       --------
     Total costs and expenses                        148,306         608,293         165,253        196,974         30,061
                                                   ---------       ---------       ---------      ---------       --------
NET INCOME (LOSS)                                     18,556        (339,191)         21,891         26,213          1,612
                                                   ---------       ---------       ---------      ---------       --------
                                                   ---------       ---------       ---------      ---------       --------

                                                    Forest          Forest          Eagle
                                                    Glen II        Glen III          Lake           Total
                                                   ---------       ---------       ---------      ---------
REVENUE:
  Rental income                                      $97,192        $ 81,740      $  198,042     $1,847,009
  Other income                                         4,294           8,010          16,326        261,298
                                                   ---------       ---------       ---------      ---------
     Total Revenue                                   101,486          89,750         214,368      2,108,307
                                                   ---------       ---------       ---------      ---------
COSTS AND EXPENSES:
  Personnel                                            8,127           6,917          15,858        230,044
  Real estate taxes and insurance                     13,349          14,442          28,040        248,185
  Property management fees                            10,443           9,384          13,658        156,165
  Interest                                            36,130          30,572          61,321        746,078
  Depreciation and Amortization                        9,500           7,999          38,544        360,896
  Other operating expenses                            14,441          11,831          25,268        449,997
  Major Maintenance                                    3,820           3,183             586         65,514
                                                   ---------       ---------       ---------      ---------
     Total costs and expenses                         95,810          84,328         183,275      2,256,879
                                                   ---------       ---------       ---------      ---------
 NET INCOME (LOSS)                                     5,676           5,422          31,093       (148,572)
                                                   ---------       ---------       ---------      ---------
                                                   ---------       ---------       ---------      ---------

 See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
                 BARON CAPITAL TRUST (ASSUMING MAXIMUM OFFERING)
         EXCHANGE MORTGAGE PARTNERSHIPS AND EXCHANGE HYBRID PARTNERSHIPS
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                                     BSIV V,       BSIV VIII,        BSIV X,       BSIV IX,         BMP,
                                                      Ltd.            Ltd.            Ltd.           Ltd.           Ltd.
                                                    --------       ---------        --------       --------       --------
REVENUE:
  Equity in net income of affiliates                $      -        $      -       $   2,200      $   2,000       $      -
  Interest income from affiliates                     50,542          48,197          13,488         22,453         35,438
  Other                                                    -               -               -              -              -
                                                    --------        --------        --------       --------       --------
                                                      50,542          48,197          15,688         24,453         35,438
                                                    --------        --------        --------       --------       --------
COSTS AND EXPENSES:
  Equity in net loss of affiliates                         -               -          16,500              -              -
  Interest expense to affiliate                            -               -          19,836              -              -
  Administrative fees to general partner               6,000           6,000           6,000          6,000          4,500
  General and administrative                           2,673           2,471           3,497          1,447          2,886
                                                    --------        --------        --------       --------       --------
                                                       8,673           8,471          45,833          7,447          7,386
                                                    --------        --------        --------       --------       --------
Net income                                          $ 41,869        $ 39,726        $(30,145)      $ 17,006       $ 28,052
                                                    --------        --------        --------       --------       --------
                                                    --------        --------        --------       --------       --------

                                                 LCOB,         BSIV IV,         BSVF I,       BSIV VI,        BSIF,
                                                 Ltd.            Ltd.            Ltd.           Ltd.           Ltd.        Total
                                               --------        --------        --------       --------       --------     ---------
REVENUE:
  Equity in net income of affiliates           $      -        $      -        $      -       $      -       $      -    $    4,200
  Interest income from affiliates                30,936          82,672          52,249         25,985         42,691       404,651
  Other                                              80               -               -              -           -               80
                                               --------        --------        --------       --------       --------     ---------
                                                 31,016          82,672          52,249         25,985         42,691       408,931
                                               --------        --------        --------       --------       --------     ---------
COSTS AND EXPENSES:
  Equity in net loss of affiliates                    -               -               -         21,800              -        38,300
  Interest expense to affiliate                       -          19,473               -              -              -        39,309
  Administrative fees to general partner          3,000           6,000           3,000          6,000          3,000        49,500
  General and administrative                      2,957           1,396           6,706          1,046          2,635        27,714
                                               --------        --------        --------       --------       --------     ---------
                                                  5,957          26,869           9,706         28,846          5,635       154,823
                                               --------        --------        --------       --------       --------     ---------
Net income                                     $ 25,059        $ 55,803        $ 42,543       $ (2,861)      $ 37,056     $ 254,108
                                               --------        --------        --------       --------       --------     ---------
                                               --------        --------        --------       --------       --------     ---------

 See notes to unaudited pro forma condensed consolidated financial information.

                            SELECTED FINANCIAL INFORMATION
                   BARON CAPITAL TRUST (ASSUMING MID-CASE OFFERING)
                     PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   June 30, 1999
                                    (UNAUDITED)

                                                                                           Historical
                                                                -----------------------------------------------------------------
                                                                                                   Exchange
                                                                                                    Mortgage
                                                                                                  Partnerships
                                                                                                       and
                                                                    Baron          Exchange         Exchange
                                                                   Capital          Equity           Hybrid
                                                                    Trust        Partnerships     Partnerships      Sub-Total
                                                                    -----        ------------     ------------      ---------
ASSETS:
Real Estate                                                     $7,367,788       $12,469,892             $ -      $19,837,680
   Less accumulated depreciation                                (1,341,348)       (1,421,882)              -       (2,763,230)
Investments in real estate limited partnership                   1,588,330                 -         496,755        2,085,085
Cash and cash equivalent                                           145,964           423,098          13,895          582,957
Restricted cash                                                    158,545                 -               -          158,545
Property management reimbursements receivable, affiliates          116,595                 -               -          116,595
Notes receivable from affiliates                                         -                 -       2,487,600        2,487,600

Notes receivable from non-affiliates                                     -                 -         440,000          440,000
Advances receivable from affiliates                                      -                 -         362,651          362,651
Other receivables                                                     (872)                -           9,394            8,522
Other property and equipment                                       179,055                 -               -          179,055
Accrued interest receivable from non-affiliates                          -                 -          19,538           19,538
Accrued interest receivable from affiliates                              -                 -         388,770          388,770
Accounts receivable                                                      -            37,308               -           37,308
Deferred expenses, net                                                   -         1,015,503               -        1,015,503
Other assets                                                       252,016           385,905               -          637,921
                                                                ----------       -----------      ----------      -----------
   TOTAL                                                        $8,466,073       $12,909,824      $4,218,603      $25,594,500
                                                                ----------       -----------      ----------      -----------
                                                                ----------       -----------      ----------      -----------

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
  Mortgages payable                                             $4,291,076       $ 8,057,924             $ -      $12,349,000
  Notes Payable                                                    120,000                 -         400,000          520,000
  Accounts payable and accrued liabilities                         483,207                 -               -          483,207
  Capital lease obligation                                          55,984                 -               -           55,984
  Advances payable to affiliates                                         -           843,580          61,500          905,080
  Accrued interest and payable                                           -           107,284          67,381          174,665
  Accrued real estate taxes payable                                      -            95,111               -           95,111
  Administrative fees payable to general partner                         -                 -          69,893           69,893
  Security deposits and prepaid rent                                37,496            90,223               -          127,719
  Other liabilities                                                      -            15,755               -           15,755

PARTNERS' CAPITAL:
  General partner                                                        -            (3,545)            775           (2,770)
  Limited partner's                                              3,478,310         3,703,492       3,619,054       10,800,856
                                                                ----------       -----------      ----------      -----------
PARTNERS' CAPITAL                                                3,478,310         3,699,947       3,619,829       10,798,086
                                                                ----------       -----------      ----------      -----------
   TOTAL                                                        $8,466,073       $12,909,824      $4,218,603      $25,594,500
                                                                ----------       -----------      ----------      -----------
                                                                ----------       -----------      ----------      -----------



                                                                Pro Forma             Pro Forma
                                                               Adjustments          Consolidated
                                                               -----------          ------------
ASSETS:
Real Estate                                                    $ 2,901,000 (a)       $22,738,680
   Less accumulated depreciation                                         -            (2,763,230)
Investments in real estate limited partnership                           -             2,085,085
Cash and cash equivalent                                                 -               582,957
Restricted cash                                                          -               158,545
Property management reimbursements receivable, affiliates                -               116,595
Notes receivable from affiliates                                 2,251,000 (a)         4,462,600
                                                                  (276,000)(b)
Notes receivable from non-affiliates                                     -               440,000
Advances receivable from affiliates                                      -               362,651
Other receivables                                                        -                 8,522
Other property and equipment                                             -               179,055
Accrued interest receivable from non-affiliates                          -                19,538
Accrued interest receivable from affiliates                              -               388,770
Accounts receivable                                                      -                37,308
Deferred expenses, net                                                   -             1,015,503
Other assets                                                             -               637,921
                                                               -----------           -----------
   TOTAL                                                       $ 4,876,000           $30,470,500
                                                               -----------           -----------
                                                               -----------           -----------

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
  Mortgages payable                                                    $ -           $12,349,000
  Notes Payable                                                          -               520,000
  Accounts payable and accrued liabilities                               -               483,207
  Capital lease obligation                                               -                55,984
  Advances payable to affiliates                                  (276,000)(b)           629,080
  Accrued interest and payable                                           -               174,665
  Accrued real estate taxes payable                                      -                95,111
  Administrative fees payable to general partner                         -                69,893
  Security deposits and prepaid rent                                     -               127,719
  Other liabilities                                                      -                15,755

PARTNERS' CAPITAL:
  General partner                                                    3,000 (a)               230
  Limited partner's                                              5,149,000 (a)        15,949,856
                                                               -----------           -----------
PARTNERS' CAPITAL                                                5,152,000            15,950,086
                                                               -----------           -----------
   TOTAL                                                       $ 4,876,000           $30,470,500
                                                               -----------           -----------
                                                               -----------           -----------


     See notes to unaudited pro forma condensed consolidated
                    financial information.

                                 SELECTED FINANCIAL INFORMATION
                        BARON CAPITAL TRUST (ASSUMING MID-CASE OFFERING)
                         HISTORICAL CONDENSED CONSOLIDATED BALANCE SHEET
                                  EXCHANGE EQUITY PARTNERSHIPS
                                          JUNE 30, 1999
                                           (UNAUDITED)

                                                                                     Historical
                                                    ----------------------------------------------------------------------------
                                                                         Eagle          Bridge        Camellia        Stadium
                                                      Steeplechase        Lake          Point           Court           Club
                                                      ------------        ----          -----           -----           ----
ASSETS:
Real Estate                                            $1,821,218    $ 2,240,099    $ 1,274,766     $ 1,530,266    $ 2,247,944
Less accumulated depreciation                            (144,722)      (281,365)      (146,842)       (175,080)      (258,364)

Investments in partnership                                      -              -              -               -              -
Cash and cash equivalent                                   42,677         80,051         45,960          64,212         43,471
Accounts receivable                                         4,602          2,468          2,081           2,489         32,997
Deferred expenses, net                                          -         41,326        149,087         173,967        302,051
Other assets                                                6,131        159,391         (2,801)         22,801         23,668
                                                       ----------    -----------    -----------     -----------    -----------
   TOTAL                                               $1,729,906    $ 2,241,970    $ 1,322,251     $ 1,618,655    $ 2,391,767
                                                       ----------    -----------    -----------     -----------    -----------
                                                       ----------    -----------    -----------     -----------    -----------

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Mortgages payable                                    $1,254,307    $ 1,427,797      $ 710,881     $ 1,065,887    $ 1,712,134
  Loans payable                                            75,459        392,427         32,000         112,000        143,103
  Accrued interest and payable                             64,973          1,473          4,283          (3,376)        24,250
  Accrued real estate taxes payable                        15,156         13,900          9,368          14,705         10,384
  Security deposits and prepaid rent                       16,572         14,775          9,946          14,824         14,072
  Other liabilities                                           992         (1,002)             -               -         11,060

PARTNERS' CAPITAL:
  General Partner                                          (2,416)        (1,588)           723            (821)          (476)
  Limited Partner's                                       304,863        394,188        555,050         415,436        477,240
                                                       ----------    -----------    -----------     -----------    -----------
PARTNERS' CAPITAL                                         302,447        392,600        555,773         414,615        476,764
                                                       ----------    -----------    -----------     -----------    -----------

   TOTAL                                               $1,729,906    $ 2,241,970    $ 1,322,251     $ 1,618,655    $ 2,391,767
                                                       ----------    -----------    -----------     -----------    -----------
                                                       ----------    -----------    -----------     -----------    -----------

                                                              Historical
                                                     ----------------------------
                                                         Forest         Blossom
                                                        Glen III       Corners I         Total
                                                        --------       ---------         -----
ASSETS:
Real Estate                                           $ 1,572,807    $ 1,782,792     $ 12,469,892
Less accumulated depreciation                            (226,892)      (188,617)      (1,421,882)

Investments in partnership                                      -              -                -
Cash and cash equivalent                                   35,008        111,719          423,098
Accounts receivable                                           685         (8,014)          37,308
Deferred expenses, net                                    133,635        215,437        1,015,503
Other assets                                              177,650           (935)         385,905
                                                      -----------    -----------     ------------

   TOTAL                                              $ 1,692,893    $ 1,912,382     $ 12,909,824
                                                      -----------    -----------     ------------
                                                      -----------    -----------     ------------
LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Mortgages payable                                     $ 869,530    $ 1,017,388       $8,057,924
  Loans payable                                            55,522         33,069          843,580
  Accrued interest and payable                             15,681              -          107,284
  Accrued real estate taxes payable                        17,742         13,856           95,111
  Security deposits and prepaid rent                        4,071         15,963           90,223
  Other liabilities                                             -          4,705           15,755

PARTNERS' CAPITAL:
  General Partner                                             702            331           (3,545)
  Limited Partner's                                       729,645        827,070        3,703,492
                                                      -----------    -----------     ------------
PARTNERS' CAPITAL                                         730,347        827,401        3,699,947
                                                      -----------    -----------     ------------

   TOTAL                                              $ 1,692,893    $ 1,912,382     $ 12,909,824
                                                      -----------    -----------     ------------
                                                      -----------    -----------     ------------

     See notes to unaudited pro forma condensed consolidated
                    financial information.

                             SELECTED FINANCIAL INFORMATION
                       BARON CAPITAL TRUST (ASSUMING MID-CASE OFFERING)
             EXCHANGE MORTGAGE PARTNERSHIPS AND EXCHANGE HYBRID PARTNERSHIPS
                      HISTORICAL CONDENSED CONSOLIDATED BALANCE SHEET
                                    JUNE 30, 1999
                                     (UNAUDITED)

                                                                               Historical
                                                   ---------------------------------------------------------------
                                                    BSIV V,       BSIV X,        LCOB,       BSVF I,        BSIF,
                                                     Ltd.           Ltd.         Ltd.          Ltd.         Ltd.          Total
                                                     ---            ---          ---           ---          ---           -----
ASSETS:

Investments in real estate limited partnership     $       -    $   496,755    $       -   $       -     $       -   $    496,755
Cash and cash equivalent                                 485          1,961           25       4,391         7,033         13,895
Notes receivable from affiliates                     706,100        117,500      365,000     612,000       687,000      2,487,600
Notes receivable from non-affiliates                       -        440,000            -           -             -        440,000
Advances receivable from affiliates                  116,402         38,287       93,302      14,513       100,147        362,651
Other receivables                                          -          9,394            -           -             -          9,394
Accrued interest receivable from non-affiliates            -         19,538            -           -             -         19,538
Accrued interest receivable from affiliates           41,775          5,829      133,207     109,194        98,765        388,770
                                                   ---------    -----------    ---------   ---------     ---------    -----------

   TOTAL                                           $ 864,762    $ 1,129,264    $ 591,534   $ 740,098     $ 892,945    $ 4,218,603
                                                   ---------    -----------    ---------   ---------     ---------    -----------
                                                   ---------    -----------    ---------   ---------     ---------    -----------

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Advances payable to affiliates                   $       -    $         -    $       -   $  61,500     $       -    $    61,500
  Note Payable                                             -        400,000            -           -             -        400,000
  Accrued interest payable                                 -         57,271            -      10,110             -         67,381
  Administrative fees payable to general partner      13,000         15,393       13,500      19,000         9,000         69,893
  Other liabilities                                        -              -            -           -             -              -

PARTNERS' CAPITAL:
  General Partner                                        488         (1,021)         341         506           461            775
  Limited Partner's                                  851,274        657,621      577,693     648,982       883,484      3,619,054
                                                   ---------    -----------    ---------   ---------     ---------    -----------
PARTNERS' CAPITAL                                    851,762        656,600      578,034     649,488       883,945      3,619,829
                                                   ---------    -----------    ---------   ---------     ---------    -----------

   TOTAL                                           $ 864,762    $ 1,129,264    $ 591,534   $ 740,098     $ 892,945    $ 4,218,603
                                                   ---------    -----------    ---------   ---------     ---------    -----------
                                                   ---------    -----------    ---------   ---------     ---------    -----------

     See notes to unaudited pro forma condensed consolidated
                    financial information.

                        SELECTED FINANCIAL INFORMATION
                BARON CAPITAL TRUST (ASSUMING MID-CASE OFFERING)
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                           SIX MONTHS ENDED JUNE 30, 1999
                               (UNAUDITED)


                                                                                                    Historical
                                                                        --------------------------------------------------------
                                                                                                         Exchange
                                                                                                         Mortgage
                                                                                                       Partnerships
                                                                                                            and
                                                                             Baron        Exchange       Exchange
                                                                            Capital        Equity         Hybrid
                                                                            Trust       Partnerships   Partnerships     Sub-Total
                                                                            -----       ------------   ------------     ---------
REVENUE:
  Equity in net income of affiliates                                      $        -     $        -      $    2,200    $    2,200
  Interest income from affiliates                                                  -              -         189,906       189,906
  Other interest income                                                        1,037              -               -         1,037
  Rental income                                                              512,133      1,036,584               -     1,548,717
  Other income                                                                78,372        167,144              80       245,596
                                                                          ----------     ----------       ---------     ---------
     Total Revenue                                                           591,542      1,203,728         192,186     1,987,456
                                                                          ----------     ----------       ---------     ---------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                                            29,093              -          16,500        45,593
  Interest expense to affiliate                                                    -              -          19,836        19,836
  Administrative fees to general partner                                           -              -          21,000        21,000
  Personnel, including officers compensation                                 369,372        112,598               -       481,970
  Real estate taxes and insurance                                             51,994        122,124               -       174,118
  Management , investment and administrative fees,
    managing shareholder and other operating expenses                        144,511              -               -       144,511
  Professional services                                                      331,323              -               -       331,323
  Advisory fees                                                                    -              -               -             -
  Property management fees                                                         -         81,757               -        81,757
  Interest                                                                   144,491        336,543               -       481,034
  Depreciation and amortization                                               72,907        198,668               -       271,575

  Other operating expenses                                                   308,567        201,482          18,468       528,517
  Major maintenance                                                           37,727         18,942               -        56,669
                                                                          ----------     ----------       ---------     ---------
     Total costs and expenses                                              1,489,985      1,072,114          75,804     2,637,903
                                                                          ----------     ----------       ---------     ---------

Loss before minority interest                                               (898,443)       131,614         116,382      (650,447)

Minority interest of unitholders in net loss of operating partnership             -              -               -             -
                                                                          ----------     ----------       ---------     ---------

NET INCOME (LOSS)                                                          $(898,443)    $ 131,614        $ 116,382      $(650,447)
                                                                          ----------     ----------       ---------     ---------
                                                                          ----------     ----------       ---------     ---------

Weighted average shares used to compute
    net loss per share                                                       569,074
                                                                          ----------
                                                                          ----------
Basic net loss per share                                                  $    (1.58)
                                                                          ----------
                                                                          ----------


                                                                           Pro Forma
                                                                          Adjustments           Pro Forma
                                                                          -----------           ---------
REVENUE:
  Equity in net income of affiliates                                      $         -          $      2,200
  Interest income from affiliates                                                   -               189,906
  Other interest income                                                             -                 1,037
  Rental income                                                                     -             1,548,717
  Other income                                                                      -               245,596
                                                                          -----------          ------------
     Total Revenue                                                                  -             1,987,456
                                                                          -----------          ------------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                                                  -                45,593
  Interest expense to affiliate                                                     -                19,836
  Administrative fees to general partner                                            -                21,000
  Personnel, including officers compensation                                        -               481,970
  Real estate taxes and insurance                                                   -               174,118
  Management , investment and administrative fees,
    managing shareholder and other operating expenses                               -               144,511
  Professional services                                                             -               331,323
  Advisory fees                                                                     -                     -
  Property management fees                                                          -                81,757
  Interest                                                                          -               481,034
  Depreciation and amortization                                              (199,000)(a)           284,575
                                                                              212,000 (a)
  Other operating expenses                                                          -               528,517
  Major maintenance                                                                 -                56,669
                                                                          -----------          ------------
     Total costs and expenses                                                  13,000             2,650,903
                                                                          -----------          ------------

Loss before minority interest                                                 (13,000)             (663,447)

Minority interest of unitholders in net loss of operating partnership               -                     -
                                                                          -----------          ------------
NET INCOME (LOSS)                                                         $   (13,000)         $   (663,447)
                                                                          -----------          ------------
                                                                          -----------          ------------

Weighted average shares used to compute
    net loss per share                                                      1,315,193(c)          1,884,267
                                                                                               ------------
                                                                                               ------------
Basic net loss per share                                                                       $      (0.35)
                                                                                               ------------
                                                                                               ------------

     See notes to unaudited pro forma condensed consolidated
                    financial information.

                             SELECTED FINANCIAL INFORMATION
                     BARON CAPITAL TRUST (ASSUMING MID-CASE OFFERING)
                              EXCHANGE EQUITY PARTNERSHIPS
                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              SIX MONTHS ENDED JUNE 30, 1999
                                       (UNAUDITED)

                                                                      Camellia      Blossom      Stadium
                                      Steeplechase    Bridgepoint       Court      Corners I       Club
                                      ------------    -----------       -----      ---------       ----
REVENUE:
  Rental income                       $   146,691     $  116,277     $ 128,581    $ 155,449    $ 209,804
  Other income                             31,054         28,395        38,281       31,695       13,383
                                      -----------     ----------     ---------    ---------    ---------
     Total Revenue                        177,745        144,672       166,862      187,144      223,187
                                      -----------     ----------     ---------    ---------    ---------

COSTS AND EXPENSES:
  Personnel                                26,024          8,695        15,302       13,889       25,913
  Real estate taxes and insurance          18,033         12,200        19,726       15,921       13,762
  Property management fees                 12,276         10,404        11,709       12,871       11,455
  Interest                                 48,895         33,979        48,156       45,917       67,703
  Depreciation and Amortization            28,944         19,441        24,207       40,844       38,689
  Other operating expenses                 38,112         33,682        25,822       27,870       38,897
  Major Maintenance                         1,662          1,631         3,384        7,941          555
                                      -----------     ----------     ---------    ---------    ---------
     Total costs and expenses             173,946        120,032       148,306      165,253      196,974
                                      -----------     ----------     ---------    ---------    ---------

 NET INCOME (LOSS)                    $     3,799         24,640        18,556       21,891       26,213
                                      -----------     ----------     ---------    ---------    ---------
                                      -----------     ----------     ---------    ---------    ---------


                                          Forest        Eagle
                                         Glen III       Lake          Total
                                         --------       ----          -----
REVENUE:
  Rental income                         $ 81,740      $198,042     $1,036,584
  Other income                             8,010        16,326        167,144
                                        --------      --------     ----------
     Total Revenue                        89,750       214,368      1,203,728
                                        --------      --------     ----------

COSTS AND EXPENSES:
  Personnel                                6,917        15,858        112,598
  Real estate taxes and insurance         14,442        28,040        122,124
  Property management fees                 9,384        13,658         81,757
  Interest                                30,572        61,321        336,543
  Depreciation and Amortization            7,999        38,544        198,668
  Other operating expenses                11,831        25,268        201,482
  Major Maintenance                        3,183           586         18,942
                                        --------      --------     ----------
     Total costs and expenses             84,328       183,275      1,072,114
                                        --------      --------     ----------

 NET INCOME (LOSS)                         5,422        31,093        131,614
                                        --------      --------     ----------
                                        --------      --------     ----------


     See notes to unaudited pro forma condensed consolidated
                    financial information.

                                SELECTED FINANCIAL INFORMATION
                       BARON CAPITAL TRUST (ASSUMING MID-CASE OFFERING)
                EXCHANGE MORTGAGE PARTNERSHIPS AND EXCHANGE HYBRID PARTNERSHIPS
                        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                SIX MONTHS ENDED JUNE 30, 1999
                                          (UNAUDITED)

                                                   BSIV V,     BSIV X,      LCOB,      BSVF I,      BSIF,
                                                    Ltd.        Ltd.        Ltd.        Ltd.        Ltd.        Total
                                                    ---         ---         ---         ---         ---         -----
REVENUE:
  Equity in net income of affiliates            $       -   $   2,200   $       -   $       -  $        -   $    2,200
  Interest income from affiliates                  50,542      13,488      30,936      52,249      42,691      189,906
  Other                                                 -           -          80           -           -           80
                                                ---------   ---------   ---------   ---------  ----------   ----------
                                                   50,542      15,688      31,016      52,249      42,691      192,186
                                                ---------   ---------   ---------   ---------  ----------   ----------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                      -      16,500           -           -           -       16,500
  Interest expense to affiliate                         -      19,836           -           -           -       19,836
  Administrative fees to general partner            6,000       6,000       3,000       3,000       3,000       21,000
  General and administrative                        2,673       3,497       2,957       6,706       2,635       18,468
                                                ---------   ---------   ---------   ---------  ----------   ----------
                                                    8,673      45,833       5,957       9,706       5,635       75,804
                                                ---------   ---------   ---------   ---------  ----------   ----------

Net income                                      $  41,869   $ (30,145)  $  25,059   $  42,543  $   37,056   $  116,382
                                                ---------   ---------   ---------   ---------  ----------   ----------
                                                ---------   ---------   ---------   ---------  ----------   ----------

     See notes to unaudited pro forma condensed consolidated
                    financial information.

                                        SELECTED FINANCIAL INFORMATION
                                BARON CAPITAL TRUST (ASSUMING MINIMUM OFFERING)
                                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                 June 30, 1999
                                                  (UNAUDITED)

                                                                                         Historical
                                                                  ---------------------------------------------------------
                                                                                                 Exchange
                                                                                                 Mortgage
                                                                                               Partnerships
                                                                                                    and
                                                                     Baron        Exchange       Exchange
                                                                    Capital        Equity          Hybrid
                                                                     Trust      Partnerships    Partnerships    Sub-Total
                                                                     -----      ------------    ------------    ---------
ASSETS:
Real Estate                                                       $ 7,367,788   $  6,874,194    $          -   $ 14,241,982
   Less accumulated depreciation                                   (1,341,348)      (725,008)              -     (2,066,356)
Investments in real estate limited partnership                      1,588,330              -         496,755      2,085,085
Cash and cash equivalent                                              145,964        196,320           6,377        348,661
Restricted cash                                                       158,545              -               -        158,545
Property management reimbursements receivable, affiliates             116,595              -               -        116,595
Notes receivable from affiliates                                            -              -       1,094,500      1,094,500

Notes receivable from non-affiliates                                        -              -         440,000        440,000
Advances receivable from affiliates                                         -              -         146,102        146,102
Other receivables                                                        (872)             -           9,394          8,522
Other property and equipment                                          179,055              -               -        179,055
Accrued interest receivable from non-affiliates                             -              -          19,538         19,538
Accrued interest receivable from affiliates                                 -              -         248,230        248,230
Accounts receivable                                                         -         42,169               -         42,169
Deferred expenses, net                                                      -        625,105               -        625,105
Other assets                                                          252,016         49,799               -        301,815
                                                                  -----------   ------------    ------------   ------------
   TOTAL                                                          $ 8,466,073   $  7,062,579    $  2,460,896   $ 17,989,548
                                                                  -----------   ------------    ------------   ------------
                                                                  -----------   ------------    ------------   ------------

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
  Mortgages payable                                               $ 4,291,076   $  4,743,209    $          -   $  9,034,285
  Notes Payable                                                       120,000              -         400,000        520,000
  Accounts payable and accrued liabilites                             483,207              -               -        483,207
  Capital lease obligation                                             55,984              -               -         55,984
  Advances payable to affiliates                                            -        362,562          61,500        424,062
  Accrued interest and payable                                              -         90,130          67,381        157,511
  Accrued real estate taxes payable                                         -         49,613               -         49,613
  Administrative fees payable to general partner                            -              -          47,893         47,893
  Security deposits and prepaid rent                                   37,496         55,414               -         92,910
  Other liabilities                                                         -         12,052               -         12,052

PARTNERS' CAPITAL:
  General partner                                                           -         (2,990)           (174)        (3,164)
  Limited partner's                                                 3,478,310      1,752,589       1,884,296      7,115,195
                                                                  -----------   ------------    ------------   ------------
PARTNERS' CAPITAL                                                   3,478,310      1,749,599       1,884,122      7,112,031
                                                                  -----------   ------------    ------------   ------------
   TOTAL                                                          $ 8,466,073   $  7,062,579    $  2,460,896   $ 17,989,548
                                                                  -----------   ------------    ------------   ------------
                                                                  -----------   ------------    ------------   ------------


                                                                     Pro Forma            Pro Forma
                                                                    Adjustments          Consolidated
                                                                    -----------          ------------
ASSETS:
Real Estate
   Less accumulated depreciation                                    $ 1,632,000  (a)     $ 15,873,982
Investments in real estate limited partnership                                -            (2,066,356)
Cash and cash equivalent                                                      -             2,085,085
Restricted cash                                                               -               348,661
Property management reimbursements receivable, affiliates                     -               158,545
Notes receivable from affiliates                                              -               116,595
                                                                      1,271,000  (a)        2,089,500
Notes receivable from non-affiliates                                   (276,000) (b)
Advances receivable from affiliates                                           -               440,000
Other receivables                                                             -               146,102
Other property and equipment                                                  -                 8,522
Accrued interest receivable from non-affiliates                               -               179,055
Accrued interest receivable from affiliates                                   -                19,538
Accounts receivable                                                           -               248,230
Deferred expenses, net                                                        -                42,169
Other assets                                                                  -               625,105
                                                                              -               301,815
   TOTAL                                                            -----------          ------------
                                                                    $ 2,627,000          $ 20,616,548
                                                                    -----------          ------------
                                                                    -----------          ------------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
  Mortgages payable
  Notes Payable                                                     $         -          $  9,034,285
  Accounts payable and accrued liabilites                                     -               520,000
  Capital lease obligation                                                    -               483,207
  Advances payable to affiliates                                              -                55,984
  Accrued interest and payable                                         (276,000) (b)          148,062
  Accrued real estate taxes payable                                           -               157,511
  Administrative fees payable to general partner                              -                49,613
  Security deposits and prepaid rent                                          -                47,893
  Other liabilities                                                           -                92,910
                                                                              -                12,052
PARTNERS' CAPITAL:
  General partner
  Limited partner's                                                       3,000  (a)             (164)
                                                                      2,900,000  (a)       10,015,195
PARTNERS' CAPITAL                                                   -----------          ------------
                                                                      2,903,000            10,015,031
   TOTAL                                                            -----------          ------------
                                                                    $ 2,627,000          $ 20,616,548
                                                                    -----------          ------------
                                                                    -----------          ------------



 See notes to unaudited pro forma condensed consolidated financial information.

                                         SELECTED FINANCIAL INFORMATION
                                 BARON CAPITAL TRUST (ASSUMING MINIMUM OFFERING) HISTORICAL CONDENSED CONSOLIDATED BALANCE SHEET
                                         EXCHANGE EQUITY PARTNERSHIPS
                                                 JUNE 30, 1999
                                                  (UNAUDITED)

                                                                      Historical
                                            ------------------------------------------------------------
                                                                 Bridge        Camellia        Stadium
                                              Steeplechase       Point          Court            Club            Total
                                              ------------       -----          -----            ----            -----
ASSETS:

Real Estate                                    $ 1,821,218    $ 1,274,766    $ 1,530,266      $ 2,247,944     $ 6,874,194
Less accumulated depreciation                     (144,722)      (146,842)      (175,080)        (258,364)       (725,008)

Investments in partnership                               -              -              -                -               -
Cash and cash equivalent                            42,677         45,960         64,212           43,471         196,320
Accounts receivable                                  4,602          2,081          2,489           32,997          42,169
Deferred expenses, net                                   -        149,087        173,967          302,051         625,105
Other assets                                         6,131         (2,801)        22,801           23,668          49,799
                                               -----------    -----------    -----------      -----------     -----------

   TOTAL                                       $ 1,729,906    $ 1,322,251    $ 1,618,655      $ 2,391,767     $ 7,062,579
                                               -----------    -----------    -----------      -----------     -----------
                                               -----------    -----------    -----------      -----------     -----------
LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Mortgages payable                            $ 1,254,307      $ 710,881    $ 1,065,887      $ 1,712,134     $ 4,743,209
  Loans payable                                     75,459         32,000        112,000          143,103         362,562
  Accrued interest and payable                      64,973          4,283         (3,376)          24,250          90,130
  Accrued real estate taxes payable                 15,156          9,368         14,705           10,384          49,613
  Security deposits and prepaid rent                16,572          9,946         14,824           14,072          55,414
  Other liabilities                                    992              -              -           11,060          12,052

PARTNERS' CAPITAL:
  General Partner                                   (2,416)           723           (821)            (476)         (2,990)
  Limited Partner's                                304,863        555,050        415,436          477,240       1,752,589
                                               -----------    -----------    -----------      -----------     -----------

PARTNERS' CAPITAL                                  302,447        555,773        414,615          476,764       1,749,599
                                               -----------    -----------    -----------      -----------     -----------

   TOTAL                                       $ 1,729,906    $ 1,322,251    $ 1,618,655      $ 2,391,767     $ 7,062,579
                                               -----------    -----------    -----------      -----------     -----------
                                               -----------    -----------    -----------      -----------     -----------


 See notes to unaudited pro forma condensed consolidated financial information.

                                   SELECTED FINANCIAL INFORMATION
                          BARON CAPITAL TRUST (ASSUMING MINIMUM OFFERING)
                 EXCHANGE MORTGAGE PARTNERSHIPS AND EXCHANGE HYBRID PARTNERSHIPS
                          HISTORICAL CONDENSED CONSOLIDATED BALANCE SHEET
                                           JUNE 30, 1999
                                            (UNAUDITED)

                                                                          Historical
                                                           -----------------------------------------
                                                               BSIV X,       LCOB,        BSVF I,
                                                                Ltd.          Ltd.          Ltd.         Total
                                                                ----          ----          ----         -----
ASSETS:

Investments in real estate limited partnership              $   496,755    $       -     $       -    $   496,755
Cash and cash equivalent                                          1,961           25         4,391          6,377
Notes receivable from affiliates                                117,500      365,000       612,000      1,094,500
Notes receivable from non-affiliates                            440,000            -             -        440,000
Advances receivable from affiliates                              38,287       93,302        14,513        146,102
Other receivables                                                 9,394            -             -          9,394
Accrued interest receivable from non-affiliates                  19,538            -             -         19,538
Accrued interest receivable from affiliates                       5,829      133,207       109,194        248,230
                                                            -----------    ---------     ---------    -----------

   TOTAL                                                    $ 1,129,264    $ 591,534     $ 740,098    $ 2,460,896
                                                            -----------    ---------     ---------    -----------
                                                            -----------    ---------     ---------    -----------

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Advances payable to affiliates                            $         -    $       -     $  61,500    $    61,500
  Note Payable                                                  400,000            -             -        400,000
  Accrued interest payable                                       57,271            -        10,110         67,381
  Administrative fees payable to general partner                 15,393       13,500        19,000         47,893
  Other liabilities                                                   -            -             -              -

PARTNERS' CAPITAL:
  General Partner                                                (1,021)         341           506           (174)
  Limited Partner's                                             657,621      577,693       648,982      1,884,296
                                                            -----------    ---------     ---------    -----------

PARTNERS' CAPITAL                                               656,600      578,034       649,488      1,884,122
                                                            -----------    ---------     ---------    -----------

   TOTAL                                                    $ 1,129,264    $ 591,534     $ 740,098    $ 2,460,896
                                                            -----------    ---------     ---------    -----------
                                                            -----------    ---------     ---------    -----------

 See notes to unaudited pro forma condensed consolidated financial information.

                                    SELECTED FINANCIAL INFORMATION
                            BARON CAPITAL TRUST (ASSUMING MINIMUM OFFERING)
                       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                    SIX MONTHS ENDED JUNE 30, 1999
                                              (UNAUDITED)

                                                                                               Historical
                                                                         --------------------------------------------------------
                                                                                                          Exchange
                                                                                                          Mortgage
                                                                                                        Partnerships
                                                                                                            and
                                                                              Baron        Exchange       Exchange
                                                                             Capital        Equity         Hybrid
                                                                              Trust      Partnerships   Partnerships   Sub-Total
                                                                              -----      ------------   ------------   ---------
REVENUE:
  Equity in net income of affiliates                                       $        -     $        -     $    2,200    $    2,200
  Interest income from affiliates                                                   -              -         96,673        96,673
  Other interest income                                                         1,037              -              -         1,037
  Rental income                                                               512,133        601,353              -     1,113,486
  Other income                                                                 78,372        111,113             80       189,565
                                                                            ---------      ---------      ---------     ---------
     Total Revenue                                                            591,542        712,466         98,953     1,402,961
                                                                            ---------      ---------      ---------     ---------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                                             29,093              -         16,500        45,593
  Interest expense to affiliate                                                     -              -         19,836        19,836
  Administrative fees to general partner                                            -              -         12,000        12,000
  Personnel                                                                   369,372         75,934              -       445,306
  Real estate taxes and insurance                                              51,994         63,721              -       115,715
  Management , investment and administrative fees,
    managing shareholder and other operating expenses                         144,511              -              -       144,511
  Professional services                                                       331,323              -              -       331,323
  Advisory fees                                                                     -              -              -             -
  Property management fees                                                          -         45,844              -        45,844
  Interest                                                                    144,491        198,733              -       343,224
  Depreciation and amortization                                                72,907        111,281              -       184,188

  Other operating expenses                                                    308,567        136,513         13,160       458,240
  Major maintenance                                                            37,727          7,232              -        44,959
                                                                            ---------      ---------      ---------     ---------
     Total costs and expenses                                               1,489,985        639,258         61,496     2,190,739
                                                                            ---------      ---------      ---------     ---------

Loss before minority interest                                                (898,443)        73,208         37,457      (787,778)

Minority interest of unitholders in net loss of operating partnership              -               -              -             -
                                                                            ---------      ---------      ---------     ---------

NET INCOME (LOSS)                                                           $(898,443)     $  73,208      $  37,457     $(787,778)
                                                                            ---------      ---------      ---------     ---------
                                                                            ---------      ---------      ---------     ---------

Weighted average shares used to compute
    net loss per share                                                        569,074
                                                                            ---------
                                                                            ---------
Basic net loss per share                                                    $   (1.58)
                                                                            ---------
                                                                            ---------


                                                                                    Pro Forma
                                                                                    Adjustments           Pro Forma
                                                                                    -----------           ---------
REVENUE:
  Equity in net income of affiliates                                                $        -           $     2,200
  Interest income from affiliates                                                            -                96,673
  Other interest income                                                                      -                 1,037
  Rental income                                                                              -             1,113,486
  Other income                                                                               -               189,565
                                                                                     ---------           -----------
     Total Revenue                                                                           -             1,402,961
                                                                                     ---------           -----------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                                                           -                45,593
  Interest expense to affiliate                                                              -                19,836
  Administrative fees to general partner                                                     -                12,000
  Personnel                                                                                  -               445,306
  Real estate taxes and insurance                                                            -               115,715
  Management , investment and administrative fees,
    managing shareholder and other operating expenses                                        -               144,511
  Professional services                                                                      -               331,323
  Advisory fees                                                                              -                     -
  Property management fees                                                                   -                45,844
  Interest                                                                                   -               343,224
  Depreciation and amortization                                                       (111,000) (a)          189,188
                                                                                       116,000  (a)
  Other operating expenses                                                                   -               458,240
  Major maintenance                                                                          -                44,959
                                                                                     ---------           -----------
     Total costs and expenses                                                            5,000             2,195,739
                                                                                     ---------           -----------

Loss before minority interest                                                           (5,000)             (792,778)

Minority interest of unitholders in net loss of operating partnership                        -                     -
                                                                                     ---------           -----------

NET INCOME (LOSS)                                                                    $  (5,000)          $  (792,778)
                                                                                     ---------           -----------
                                                                                     ---------           -----------

Weighted average shares used to compute
    net loss per share                                                                 602,693 (c)         1,171,767
                                                                                                         -----------
                                                                                                         -----------
Basic net loss per share                                                                                 $     (0.68)
                                                                                                         -----------
                                                                                                         -----------

 See notes to unaudited pro forma condensed consolidated financial information.

                                     SELECTED FINANCIAL INFORMATION
                            BARON CAPITAL TRUST (ASSUMING MINIMUM OFFERING)
                                      EXCHANGE EQUITY PARTNERSHIPS
                             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                     SIX MONTHS ENDED JUNE 30, 1999
                                              (UNAUDITED)

                                                                         Camellia      Stadium
                                         Steeplechase    Bridgepoint       Court         Club         Total
                                         ------------    -----------       -----         ----         -----
REVENUE:
  Rental income                          $    146,691    $   116,277    $  128,581    $ 209,804     $  601,353
  Other income                                 31,054         28,395        38,281       13,383        111,113
                                         ------------    -----------    ----------    ---------     ----------
     Total Revenue                            177,745        144,672       166,862      223,187        712,466
                                         ------------    -----------    ----------    ---------     ----------

COSTS AND EXPENSES:
  Personnel                                    26,024          8,695        15,302       25,913         75,934
  Real estate taxes and insurance              18,033         12,200        19,726       13,762         63,721
  Property management fees                     12,276         10,404        11,709       11,455         45,844
  Interest                                     48,895         33,979        48,156       67,703        198,733
  Depreciation and Amortization                28,944         19,441        24,207       38,689        111,281
  Other operating expenses                     38,112         33,682        25,822       38,897        136,513
  Major Maintenance                             1,662          1,631         3,384          555          7,232
                                         ------------    -----------    ----------    ---------     ----------
     Total costs and expenses                 173,946        120,032       148,306      196,974        639,258
                                         ------------    -----------    ----------    ---------     ----------

 NET INCOME (LOSS)                       $      3,799         24,640        18,556       26,213         73,208
                                         ------------    -----------    ----------    ---------     ----------
                                         ------------    -----------    ----------    ---------     ----------




 See notes to unaudited pro forma condensed consolidated financial information.

                                 SELECTED FINANCIAL INFORMATION
                         BARON CAPITAL TRUST (ASSUMING MINIMUM OFFERING)
                 EXCHANGE MORTGAGE PARTNERSHIPS AND EXCHANGE HYBRID PARTNERSHIPS
                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 SIX MONTHS ENDED JUNE 30, 1999
                                           (UNAUDITED)

                                                             BSIV X,      LCOB,      BSVF I,
                                                              Ltd.        Ltd.        Ltd.        Total
                                                              ----        ----        ----        -----
REVENUE:
  Equity in net income of affiliates                       $   2,200   $       -   $       -    $   2,200
  Interest income from affiliates                             13,488      30,936      52,249       96,673
  Other                                                            -          80           -           80
                                                           ---------   ---------   ---------    ---------
                                                              15,688      31,016      52,249       98,953
                                                           ---------   ---------   ---------    ---------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                            16,500           -           -       16,500
  Interest expense to affiliate                               19,836           -           -       19,836
  Administrative fees to general partner                       6,000       3,000       3,000       12,000
  General and administrative                                   3,497       2,957       6,706       13,160
                                                           ---------   ---------   ---------    ---------
                                                              45,833       5,957       9,706       61,496
                                                           ---------   ---------   ---------    ---------

Net income                                                 $ (30,145)  $  25,059   $  42,543    $  37,457
                                                           ---------   ---------   ---------    ---------
                                                           ---------   ---------   ---------    ---------



 See notes to unaudited pro forma condensed consolidated financial information.

                               BARON CAPITAL TRUST

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                                   (UNAUDITED)

NOTE 1:  BASIS OF PRESENTATION

         Baron Capital Trust (the "Company") was organized in 1997 and commenced operations in 1998. The Company and Baron Capital Properties, L.P. (the "Operating Partnership") has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property . The Operating Partnership conducts all of the Company's real estate operations and holds all direct or indirect property interests acquired. The Company, as its sole general partner, will control the activities of the Operating Partnership. The unaudited pro forma condensed consolidated financial information represents the acquisition of the Exchange Partnerships, which will be accounted for under the purchase method of accounting. The Company has estimated the adjustments required to allocate the aggregate purchase price over the recorded book value of these partnerships. Such allocations are subject to final determinations based on valuations provided by the Company and other evaluations of fair value as if the acquisitions were effective on February 3, 1998 and presented on each balance sheet of June 30, 1999 for the unaudited pro forma condensed consolidated balance sheet. Therefore, the allocations reflected in the unaudited pro forma condensed consolidated financial information may differ from the amounts ultimately determined. Differences between the amounts included herein and the final allocations are not expected to have a material effect on the unaudited pro forma financial statements.

         There are three separate sets of pro forma schedules. The first set of schedules (maximum) assumes that 100% of the Exchange Partnerships participate in the offering. The second set of schedules (mid-case) assumes that approximately half the Exchange Partnerships participate in the offering. The third set of schedules (minimum) assumes the minimum number of Exchange Partnerships participate in the offering. For purposes of the mid-case and minimum case pro forma schedules the participating Exchange Partnerships have been selected on an arbitrary basis. The actual selection of participating Exchange Partnerships may differ from actual results if the offering is less than 100%.

NOTE 2:  PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT ADJUSTMENTS

         (a) Allocation of purchase price over book value of recorded partnership assets based upon estimates of fair values (valuations obtained by the Company) for limited partners and general partners. The fair value of the general partner interest is anticipated to be only a nominal amount with respect to each Exchange Partnership.

               Pro forma depreciation adjustment for the six months ended June 30, 1999 based upon assets recorded at fair value at the beginning of each year; primarily based upon 30 year asset lives. The purchase was recorded at fair value as of February 3, 1998.

                               BARON CAPITAL TRUST

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                   (Continued)

                                   (UNAUDITED)

NOTE 2: PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT ADJUSTMENTS (Continued)

         (b) Elimination of inter-company notes and advances. These amounts have not been eliminated on the historical condensed balance sheet schedule of individual Exchange Mortgage and Exchange Hybrid Partnerships as they are considered to be immaterial; however these balances have been eliminated on the unaudited pro forma condensed consolidated balance sheet.

         (c) Summary pro forma adjustment to present Comparative Per Share Data assuming that the exchange transaction had been consummated as of February 3, 1998 (assuming shares outstanding for entire year)

                                                                             Maximum        Fifty Percent     Minimum
                                                                             -------        -------------     -------
                 Investor Shares                                              463,640          463,640        463,640
                 Shares related to Operating Partnership                      108,757          108,757        108,757
                 Exchange offering                                          2,625,000        1,312,500        600,000
                                                                            ---------        ---------       ---------
                 Weighted average shares used to compute pro forma
                     net loss per share                                     3,197,397        1,884,897      1,172,397
                 Historical presentation                                      569,074          569,704        569,704
                                                                            ---------        ---------       ---------
                     Pro forma adjustment                                   2,628,323        1,315,193        602,693
                                                                            ---------        ---------       ---------
                                                                            ---------        ---------       ---------

         Escrowed performance shares are not included in the pro forma computation of the basic loss per share because there is no assurance that shares will be released from escrow, and their inclusion would be antidilutive.

                 BARON CAPITAL TRUST (ASSUMING MAXIMUM OFFERING)

                  ALLOCATION OF PURCHASE PRICE OVER BOOK VALUE

                                February 3, 1998

                                                                                        Purchase
                                                                       Estimates         Price
                                                                          of              Over
                                                         Book            Fair             Book
          Exchange Equity Partnership                    Value           Value            Value
          ---------------------------                    -----           -----            -----
STEEPLECHASE                                          $   404,000     $   824,000      $   420,000
EAGLE LAKE                                                386,000         924,000          538,000
BROOKWOOD                                                 170,000         381,000          211,000
LAUREL OAKS                                               324,000       1,360,000        1,036,000
BRIDGEPOINT                                               568,000         936,000          368,000
FOREST GLEN I                                             593,000       1,554,000          961,000
CAMELLIA                                                  475,000         841,000          366,000
GLEN LAKE                                               1,003,000       2,475,000        1,472,000
STADIUM CLUB                                              574,000       1,052,000          478,000
FOREST GLEN IV                                            148,000         254,000          106,000
FOREST GLEN II                                            729,000         987,000          258,000
FOREST GLEN III                                           738,000       1,007,000          269,000
BLOSSOM CORNERS                                           849,000       1,310,000          461,000
                                                      -----------     -----------      -----------
                                                        6,961,000      13,905,000        6,944,000
                                                      -----------     -----------      -----------

        Exchange Mortgage Partnerships
       and Exchange Hybrid Partnerships
       --------------------------------

BSIF V, Ltd.                                              802,000       1,265,000          463,000
BSIF VIII, Ltd.                                           788,000       1,258,000          470,000
BSIF X, Ltd.                                              697,000       1,282,000          585,000
BSIF IX, Ltd.                                             788,000       1,251,000          463,000
BMP, Ltd.                                                 494,000         625,000          131,000
LCOB, Ltd.                                                512,000         782,000          270,000
BSIF IV, Ltd.                                             723,000       1,040,000          317,000
BSVF I, Ltd.                                              574,000         990,000          416,000
BSIF VI, Ltd.                                             748,000       1,253,000          505,000
BSIF, Ltd.                                                810,000       1,327,000          517,000
                                                      -----------     -----------      -----------
                                                        6,936,000      11,073,000        4,137,000
                                                      -----------     -----------      -----------

TOTAL                                                 $13,897,000     $24,978,000      $11,081,000
                                                      -----------     -----------      -----------
                                                      -----------     -----------      -----------

Estimates of Fair Value represent actual purchase price for each partnership.
  The purchase price was based on best estimate of fair value.

                BARON CAPITAL TRUST (ASSUMING MID-CASE OFFERING)

                  ALLOCATION OF PURCHASE PRICE OVER BOOK VALUE

                                February 3, 1998

                                                                                      Purchase
                                                                     Estimates         Price
                                                                        of             Over
                                                      Book             Fair            Book
       Exchange Equity Partnership                    Value            Value           Value
       ---------------------------                    -----            -----           -----
STEEPLECHASE                                        $  404,000      $   824,000      $  420,000
EAGLE LAKE                                             386,000          924,000         538,000
BRIDGEPOINT                                            568,000          936,000         368,000
CAMELLIA                                               475,000          841,000         366,000
STADIUM CLUB                                           574,000        1,052,000         478,000
FOREST GLEN III                                        738,000        1,007,000         269,000
BLOSSOM CORNERS                                        848,000        1,310,000         462,000
                                                    ----------      -----------      ----------
                                                     3,993,000        6,894,000       2,901,000
                                                    ----------      -----------      ----------

     Exchange Mortgage Partnerships
    and Exchange Hybrid Partnerships
    --------------------------------

BSIF V, Ltd.                                           802,000        1,265,000         463,000
BSIF X, Ltd.                                           697,000        1,282,000         585,000
LCOB, Ltd.                                             512,000          782,000         270,000
BSVF I, Ltd.                                           574,000          990,000         416,000
BSIF, Ltd.                                             810,000        1,327,000         517,000
                                                    ----------      -----------      ----------
                                                     3,395,000        5,646,000       2,251,000
                                                    ----------      -----------      ----------

                                                    $7,388,000      $12,540,000      $5,152,000
                                                    ----------      -----------      ----------
                                                    ----------      -----------      ----------

Estimates of Fair Value represent actual purchase price for each partnership.
  The purchase price was based on best estimate of fair value.

                 BARON CAPITAL TRUST (ASSUMING MINIMUM OFFERING)

                  ALLOCATION OF PURCHASE PRICE OVER BOOK VALUE

                                February 3, 1998


                                                                                   Purchase
                                                                   Estimates        Price
                                                                      of            Over
                                                      Book           Fair           Book
       Exchange Equity Partnership                    Value          Value          Value
       ---------------------------                    -----          -----          -----
STEEPLECHASE                                        $  404,000     $  824,000     $  420,000
BRIDGEPOINT                                            568,000        936,000        368,000
CAMELLIA                                               475,000        841,000        366,000
STADIUM CLUB                                           574,000      1,052,000        478,000
                                                    ----------     ----------     -----------
                                                     2,021,000      3,653,000      1,632,000
                                                    ----------     ----------     -----------

     Exchange Mortgage Partnerships
    and Exchange Hybrid Partnerships
    --------------------------------

BSIF X, Ltd.                                           697,000      1,282,000        585,000
LCOB, Ltd.                                             512,000        782,000        270,000
BSVF I, Ltd.                                           574,000        990,000        416,000
                                                    ----------     ----------     -----------
                                                     1,783,000      3,054,000      1,271,000
                                                    ----------     ----------     -----------

                                                    $3,804,000     $6,707,000     $2,903,000
                                                    ----------     ----------     -----------
                                                    ----------     ----------     -----------

Estimates of Fair Value represent actual purchase price for each partnership.
  The purchase price was based on best estimate of fair value.

                  ALLOCATION OF PURCHASE PRICE OVER BOOK VALUES

In the Exchange Offering, each Limited Partner in an Exchange Partnership will be given the option to acquire Operating Partnership Units in exchange for all limited partnership units held by the Limited Partner in the partnership. The valuation of the partnership was determined by the Managing Shareholder: (with respect to each Exchange Equity Partnership and each Exchange Hybrid Partnership (to the extent of their property interests) the value was based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants; with respect to each Exchange Mortgage Partnership and each Exchange Hybrid Partnership (to the extent of their mortgage interests in properties and other debt interests) the value was based upon the following factors: (1) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which the property is subject; (2) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (3) the operating history of the property; (4) the amount of distributable cash flow currently being generated by the property; plus (5) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants.

                        BARON CAPITAL PROPERTIES, L.P.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

The following unaudited pro forma condensed consolidated financial information of Baron Capital Properties, L.P. (the "Company") has been prepared giving effect by the Company to the acquisition of the Exchange Equity Partnerships, Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (collectively the "Exchange Partnerships") as if the acquisition transaction had taken place at Inception February 3, 1998 for the unaudited pro forma condensed consolidated statements of operations for the period from inception (February 3, 1998) to December 31, 1998.

The acquisitions have been accounted for under the purchase method of accounting. Accordingly, pro forma adjustments to the assets have been made to reflect the respective allocations of the estimated purchase prices. The allocations were made based on valuations provided by the Company giving effect to various economic and market factors.

The pro forma condensed consolidated financial information has been prepared using three different levels of participation. The first assumes that 100% of the "Exchange Partnerships" participate in the offering. The Second assumes that approximately half the "Exchange Partnerships" participate in the offering.
The Third, assumes a minimum number of "Exchange Partnerships" participate in the offering.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations which would have been attained had the acquisitions actually been consummated at the date of inception of which may be attained in the future. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical individual financial statements of Baron Capital Trust and the historical individual financial statements of each of the Exchange Partnerships.

                                    SELECTED FINANCIAL INFORMATION
                      BARON CAPITAL PROPERTIES, L.P. (ASSUMING MAXIMUM OFFERING)
                       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998
                                               (UNAUDITED)

                                                                                                  Exchange
                                                                                                  Mortgage
                                                                 Baron                          Partnerships
                                                                Capital          Exchange       and Exchange
                                                               Properties,        Equity           Hybrid
                                                                  L.P.         Partnerships     Partnerships      Sub-Total
                                                                  ----         ------------     ------------      ---------
REVENUE:
  Equity in net income of affiliates                         $           -     $          -      $    81,828     $     81,828
  Interest income from affiliates                                        -                -          752,769          752,769
  Other interest income                                              2,277                -           15,024           17,300
  Rental income                                                    826,646        3,608,236                -        4,434,882
  Other income                                                      24,267          206,244                -          230,511
                                                             -------------     ------------      -----------     ------------

     Total Revenue                                                 853,190        3,814,480          849,621        5,517,291
                                                             -------------     ------------      -----------     ------------

COSTS AND EXPENSES:
  Interest expense to affiliate                                          -                -           42,476           42,476
  Administrative fees to general partner                                 -                -           85,364           85,364
  Personnel, including officers compensation                       825,852          568,819                -        1,394,671
  Real estate taxes and insurance                                  116,353          448,780                -          565,133
  Management, investment and administrative fees,                                                                           -
    managing shareholder and other operating expenses              415,845                -                -          415,845
  Property management fees                                          17,080          279,068                -          296,147
  Interest                                                         348,885        1,285,041                -        1,633,926
  Depreciation                                                     189,629          905,599                -        1,095,227

  Other operating expenses                                               -        1,300,872          142,393        1,443,265
  Major maintenance                                                108,234           53,432                -          161,666
                                                             -------------     ------------      -----------     ------------
     Total costs and expenses                                    2,021,876        4,841,610          270,233        7,133,720
                                                             -------------     ------------      -----------     ------------

NET INCOME (LOSS)                                            $  (1,168,686)    $ (1,027,130)     $   579,388     $ (1,616,429)
                                                             -------------     ------------      -----------     ------------
                                                             -------------     ------------      -----------     ------------


                                                                 Pro forma
                                                                Adjustments            Pro Forma
                                                                -----------            ---------
REVENUE:
  Equity in net income of affiliates                             $        -           $    81,828
  Interest income from affiliates                                         -               752,769
  Other interest income                                                   -                17,300
  Rental income                                                           -             4,434,882
  Other income                                                            -               230,511
                                                                 ----------           -----------

     Total Revenue                                                        -             5,517,291
                                                                 ----------           -----------

COSTS AND EXPENSES:
  Interest expense to affiliate                                           -                42,476
  Administrative fees to general partner                                  -                85,364
  Personnel, including officers compensation                              -             1,394,671
  Real estate taxes and insurance                                         -               565,133
  Management , investment and administrative fees,
    managing shareholder and other operating expenses                     -               415,845
  Property management fees                                                -               296,147
  Interest                                                                -             1,633,926
  Depreciation                                                     (906,000) (a)        1,026,227
                                                                    837,000  (a)
  Other operating expenses                                                -             1,443,265
  Major maintenance                                                       -               161,666
                                                                 ----------           -----------
     Total costs and expenses                                       (69,000)            7,064,720
                                                                 ----------           -----------

NET INCOME (LOSS)                                                $  (69,000)          $(1,547,429)
                                                                 ----------           -----------
                                                                 ----------           -----------


See notes to unaudited pro forma condensed consolidated financial information.

                                   SELECTED FINANCIAL INFORMATION
                      BARON CAPITAL PROPERTIES, L.P. (ASSUMING MAXIMUM OFFERING)
                      PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998
                                             (UNAUDITED)

                                                           Historical                Pro Forma (1)
                                                         ------------- -------------------------------------
                                                            Baron
                                                           Capital
                                                          Properties,    Heatherwood               Crystal
                                                              L.P.            I       Riverwalk    Court II       Total
                                                              ----            -       ---------    --------       -----
REVENUE:
  Rental income                                           $         -    $  267,302   $  301,856  $  257,488   $   826,646
  Interest income                                                 930             -            -       1,347         2,277
  Other income                                                      -        10,209       10,917       3,141        24,267
                                                          -----------    ----------   ----------  ----------   -----------

     Total Revenue                                                930       277,511      312,773     261,976       853,190
                                                          -----------    ----------   ----------  ----------   -----------

COSTS AND EXPENSES:
  Personnel, including officers compensation                  718,715        51,159       30,575      25,403       825,852
  Real estate taxes and insurance                                   -        34,885       45,197      36,271       116,353
  Property management fees                                          -         8,343            -       8,737        17,080
  Interest                                                     29,913        90,489      107,382     121,101       348,885
  Depreciation and amortization                                 9,308        44,263       70,787      65,270       189,629
  Major Maintenance                                                 -        25,426       22,423      60,385       108,234
  Other operating expenses, net of reimbursements             226,801        74,201       88,588      26,254       415,845
                                                          -----------    ----------   ----------  ----------   -----------
     Total costs and expenses                                 984,737       328,766      364,952     343,421     2,021,876
                                                          -----------    ----------   ----------  ----------   -----------

NET INCOME (LOSS)                                         $  (983,807)   $  (51,255)  $  (52,179) $  (81,445)  $(1,168,686)
                                                          -----------    ----------   ----------  ----------   -----------
                                                          -----------    ----------   ----------  ----------   -----------



(1) Results of operations presented as if Baron Capital Properties, L.P. owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.


 See notes to unaudited pro forma condensed consolidated financial information.

                                    SELECTED FINANCIAL INFORMATION
                      BARON CAPITAL PROPERTIES, L.P. (ASSUMING MAXIMUM OFFERING)
                                     EXCHANGE EQUITY PARTNERSHIPS
                      PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998
                                              (UNAUDITED)

                                                                                 Pro Forma (1)
                                           ----------------------------------------------------------------------------------------
                                                             Brookwood         Laurel                        Forest      Camellia
                                            Steeplechase        Way             Oaks        Bridgepoint      Glen I        Court
                                            ------------        ---             ----        -----------      ------        -----
REVENUE:
  Rental income                              $  270,132      $ 249,555      $   255,753      $ 215,714     $ 328,386     $ 242,048
  Other income                                   20,911          7,268            9,942         12,478        14,590        21,379
                                             ----------      ---------      -----------      ---------     ---------     ---------

     Total Revenue                              291,043        256,823          265,695        228,192       342,976       263,427
                                             ----------      ---------      -----------      ---------     ---------     ---------

COSTS AND EXPENSES:
  Personnel                                      54,568         27,948           36,580         17,374        49,635        31,926
  Real estate taxes and insurance                33,861         20,531           28,884         22,602        42,239        35,957
  Property management fees                       20,965         19,918           21,987         18,783        23,408        20,372
  Interest                                       83,414         92,759          106,296         62,186       105,797        89,433
  Depreciation and Amortization                  49,136         54,399           72,474         35,717       184,353        44,934
  Other operating expenses                      116,662         42,204           55,044         83,671        61,248        98,272
  Major Maintenance                              24,986            817                -              -             -             -
                                             ----------      ---------      -----------      ---------     ---------     ---------
     Total costs and expenses                   383,592        258,576          321,265        240,333       466,680       320,894
                                             ----------      ---------      -----------      ---------     ---------     ---------

 NET INCOME (LOSS)                           $  (92,549)     $  (1,753)     $   (55,570)     $ (12,141)    $(123,704)    $ (57,467)
                                             ----------      ---------      -----------      ---------     ---------     ---------
                                             ----------      ---------      -----------      ---------     ---------     ---------


                                                                                Pro Forma (1)
                                                --------------------------------------------------------------------------------
                                                   Glen         Blossom       Stadium       Forest       Forest        Forest
                                                   Lake        Corners I       Club        Glen IV       Glen II      Glen III
                                                   ----        ---------       ----        -------       -------      --------
REVENUE:
  Rental income                                  $ 638,190     $ 307,200     $ 360,773     $ 48,569      $185,674     $159,716
  Other income                                      24,371        12,932        39,946        2,794         6,142       10,708
                                                 ---------     ---------     ---------     --------      --------     --------

     Total Revenue                                 662,561       320,132       400,719       51,363       191,816      170,424
                                                 ---------     ---------     ---------     --------      --------     --------

COSTS AND EXPENSES:
  Personnel                                        156,433        39,883        70,712        5,524        18,549       16,007
  Real estate taxes and insurance                  101,437        29,650        28,529        6,678        24,571       23,340
  Property management fees                          16,186        24,813        40,309        7,881        15,641       14,440
  Interest                                         288,407        84,968       128,218       16,246        60,344       51,059
  Depreciation and Amortization                    130,738        63,927        82,397       15,321        53,323       48,383
  Other operating expenses                         399,714        71,586       146,795       20,085        52,740       54,094
  Major Maintenance                                      -        19,923             -            -             -        7,705
                                                 ---------     ---------     ---------     --------      --------     --------
     Total costs and expenses                    1,092,915       334,750       496,960       71,735       225,168      215,028
                                                 ---------     ---------     ---------     --------      --------     --------

 NET INCOME (LOSS)                               $(430,354)    $ (14,618)    $ (96,241)    $(20,372)     $(33,352)    $(44,604)
                                                 ---------     ---------     ---------     --------      --------     --------
                                                 ---------     ---------     ---------     --------      --------     --------


                                                  Pro Forma (1)
                                                 --------------

                                                   Eagle Lake        Total
                                                   ----------        -----
REVENUE:
  Rental income                                      $346,526     $ 3,608,236
  Other income                                         22,783         206,244
                                                     --------     -----------

     Total Revenue                                    369,309       3,814,480
                                                     --------     -----------

COSTS AND EXPENSES:
  Personnel                                            43,680         568,819
  Real estate taxes and insurance                      50,501         448,780
  Property management fees                             34,366         279,068
  Interest                                            115,913       1,285,041
  Depreciation and Amortization                        70,496         905,599
  Other operating expenses                             98,758       1,300,872
  Major Maintenance                                         -          53,432
                                                     --------     -----------
     Total costs and expenses                         413,714       4,841,610
                                                     --------     -----------

 NET INCOME (LOSS)                                   $(44,405)    $(1,027,130)
                                                     --------     -----------
                                                     --------     -----------



(1) Results of operations presented as if Baron Capital Properties, L.P. owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.


 See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MAXIMUM OFFERING)
         EXCHANGE MORTGAGE PARTNERSHIP AND EXCHANGE HYBRID PARTNERSHIPS
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998
                                   (UNAUDITED)

                                                                               Pro Forma (1)
                                               ----------------------------------------------------------------------------
                                                 BSIF V,     BSIF VIII,     BSIF X,     BSIF IX,      BMP,        LCOB,
                                                  Ltd.          Ltd.         Ltd.         Ltd.        Ltd.        Ltd.
                                                  ----          ----         ----         ----        ----        ----
REVENUE:
  Equity in net income of affiliates            $      -       $      -    $ 37,768     $  6,617    $      -    $      -
  Interest income from affiliates                 85,060         91,357      24,748       34,176      66,683      60,552
  Other                                              447            691       8,767        3,313          32         143
                                                --------       --------    --------     --------    --------    --------
                                                  85,507         92,048      71,283       44,106      66,715      60,695
                                                --------       --------    --------     --------    --------    --------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                     -              -           -            -           -           -
  Interest expense to affiliate                        -              -           -            -           -           -
  Administrative fees to general partner          11,000         11,000      11,000       11,000       3,041       5,441
  General and administrative                       6,812         18,022      49,918        8,946       8,162       4,852
                                                --------       --------    --------     --------    --------    --------
                                                  17,812         29,022      60,918       19,946      11,203      10,293
                                                --------       --------    --------     --------    --------    --------

Net income                                      $ 67,695       $ 63,026    $ 10,365     $ 24,160    $ 55,512    $ 50,402
                                                --------       --------    --------     --------    --------    --------
                                                --------       --------    --------     --------    --------    --------


                                                                  Pro Forma (1)
                                                 -----------------------------------------------
                                                  BSIF IV,     BSVF I,     BSIF VI,      BSIF,
                                                    Ltd.        Ltd.         Ltd.        Ltd.        Total
                                                    ----        ----         ----        ----        -----
REVENUE:
  Equity in net income of affiliates              $      -    $      -     $ 37,443    $      -     $ 81,828
  Interest income from affiliates                  150,553      98,125       45,963      95,553      752,769
  Other                                                310         405          584         331       15,024
                                                  --------    --------      -------    --------     --------
                                                   150,863      98,530       83,990      95,884      849,621
                                                  --------    --------      -------    --------     --------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                       -           -            -           -            -
  Interest expense to affiliate                     36,626       5,850            -           -       42,476
  Administrative fees to general partner            11,000       5,441       11,000       5,441       85,364
  General and administrative                         9,907       9,472        4,555      21,747      142,393
                                                  --------    --------      -------    --------     --------
                                                    57,533      20,763       15,555      27,188      270,233
                                                  --------    --------      -------    --------     --------

Net income                                        $ 93,330    $ 77,767     $ 68,435    $ 68,696     $579,388
                                                  --------    --------      -------    --------     --------
                                                  --------    --------      -------    --------     --------


(1) Results of operations presented as if Baron Capital Properties, L.P. owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.



 See notes to unaudited pro forma condensed consolidated financial information.

                        SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MID-CASE OFFERING)
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
             FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998
                                   (UNAUDITED)

                                                                                                  Exchange
                                                                                                  Mortgage
                                                                  Baron                         Partnerships
                                                                 Capital         Exchange       and Exchange
                                                               Properties,        Equity           Hybrid
                                                                  L.P.         Partnerships     Partnerships      Sub-Total
                                                                  ----         ------------     ------------      ---------
REVENUE:
  Equity in net income of affiliates                          $         -       $        -      $    37,768     $     37,768
  Interest income from affiliates                                       -                -          364,038          364,038
  Other interest income                                             2,277                -           10,093           12,370
  Rental income                                                   826,646        1,902,109                -        2,728,755
  Other income                                                     24,267          141,137                -          165,404
                                                              -----------       ----------      -----------     ------------
     Total Revenue                                                853,190        2,043,246          411,899        3,308,335
                                                              -----------       ----------      -----------     ------------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                                      -                -                -                -
  Interest expense to affiliate                                         -                -            5,850            5,850
  Administrative fees to general partner                                -                -           38,323           38,323
  Personnel, including officers compensation                      825,852          274,150                -        1,100,002
  Real estate taxes and insurance                                 116,353          224,440                -          340,793
  Management , investment and administrative fees,
    managing shareholder and other operating expenses             415,844                -                -          415,844
  Property management fees                                         17,080          174,048                -          191,128
  Interest                                                        348,885          615,191                -          964,076
  Depreciation                                                    189,628          394,990                -          584,618

  Other operating expenses                                              -          669,838           92,801          762,639
  Major maintenance                                               108,234           52,614                -          160,848
                                                              -----------       ----------      -----------     ------------
     Total costs and expenses                                   2,021,876        2,405,271          136,974        4,564,121
                                                              -----------       ----------      -----------     ------------

NET INCOME (LOSS)                                             $(1,168,686)      $ (362,025)       $ 274,925     $ (1,255,786)
                                                              -----------       ----------      -----------     ------------
                                                              -----------       ----------      -----------     ------------


                                                                Pro forma
                                                               Adjustments            Pro Forma
                                                               -----------            ---------
REVENUE:
  Equity in net income of affiliates                            $       -          $     37,768
  Interest income from affiliates                                       -               364,038
  Other interest income                                                 -                12,370
  Rental income                                                         -             2,728,755
  Other income                                                          -               165,404
                                                                ---------          ------------
     Total Revenue                                                      -             3,308,335
                                                                ---------          ------------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                                      -                     -
  Interest expense to affiliate                                         -                 5,850
  Administrative fees to general partner                                -                38,323
  Personnel, including officers compensation                            -             1,100,002
  Real estate taxes and insurance                                       -               340,793
  Management , investment and administrative fees,
    managing shareholder and other operating expenses                   -               415,844
  Property management fees                                              -               191,128
  Interest                                                              -               964,076
  Depreciation                                                   (395,000)(a)           573,618
                                                                  384,000 (a)
  Other operating expenses                                              -               762,639
  Major maintenance                                                     -               160,848
                                                                ---------          ------------
     Total costs and expenses                                     (11,000)            4,553,121
                                                                ---------          ------------

NET INCOME (LOSS)                                               $ (11,000)         $(1,244,786)
                                                                ---------          ------------
                                                                ---------          ------------

See notes to unaudited pro forma condensed consolidated financial information.

                        SELECTED FINANCIAL INFORMATION
         BARON CAPITAL PROPERTIES, L.P. (ASSUMING MID-CASE OFFERING)
          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998
                                 (UNAUDITED)

                                                          Historical                 Pro Forma (1)
                                                       --------------       --------------------------------------
                                                            Baron
                                                           Capital
                                                          Properties,       Heatherwood                    Crystal
                                                              L.P.               I           Riverwalk     Court II        Total
                                                              ---                -           ---------     --------        -----
REVENUE:
  Rental income                                            $       -        $  267,302     $ 301,856    $ 257,488     $   826,646
  Interest income                                                930                 -             -        1,347           2,277
  Other income                                                     -            10,209        10,917        3,141          24,267
                                                           ---------        ----------     ---------    ---------     -----------

     Total Revenue                                               930           277,511       312,773      261,976         853,190
                                                           ---------        ----------     ---------    ---------     -----------

COSTS AND EXPENSES:
  Personnel, including officers compensation                 718,715            51,159        30,575       25,403         825,852
  Real estate taxes and insurance                                  -            34,885        45,197       36,271         116,353
  Property management fees                                         -             8,343             -        8,737          17,080
  Interest                                                    29,913            90,489       107,382      121,101         348,885
  Depreciation and amortization                                9,308            44,263        70,787       65,270         189,628
  Major Maintenance                                                -            25,426        22,423       60,385         108,234
  Other operating expenses, net of reimbursements            226,801            74,201        88,588       26,254         415,844
                                                           ---------        ----------     ---------    ---------     -----------
     Total costs and expenses                                984,737           328,766       364,952      343,421       2,021,876
                                                           ---------        ----------     ---------    ---------     -----------

NET INCOME (LOSS)                                          $(983,807)        $ (51,255)    $ (52,179)   $ (81,445)    $(1,168,686)
                                                           ---------        ----------     ---------    ---------     -----------
                                                           ---------        ----------     ---------    ---------     -----------


(1) Results of operations presented as if Baron Capital Properties, L.P. owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.

See notes to unaudited pro forma condensed consolidated  financial information.

                          SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MID-CASE OFFERING)
                           EXCHANGE EQUITY PARTNERSHIPS
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998
                                   (UNAUDITED)

                                                                         Pro Forma (1)
                                          ---------------------------------------------------------------------
                                                                            Camellia     Blossom       Forest
                                            Steeplechase    Bridgepoint      Court      Corners I     Glen III
                                           ------------     -----------      -----      ---------     --------
REVENUE:
  Rental income                           $     270,132    $   215,714   $  242,048   $  307,200   $  159,716
  Other income                                   20,911         12,478       21,379       12,932       10,708
                                          -------------    -----------   ----------   ----------   ----------

     Total Revenue                              291,043        228,192      263,427      320,132      170,424
                                          -------------    -----------   ----------   ----------   ----------

COSTS AND EXPENSES:
  Personnel                                      54,568         17,374       31,926       39,883       16,007
  Real estate taxes and insurance                33,861         22,602       35,957       29,650       23,340
  Property management fees                       20,965         18,783       20,372       24,813       14,440
  Interest                                       83,414         62,186       89,433       84,968       51,059
  Depreciation and Amortization                  49,136         35,717       44,934       63,927       48,383
  Other operating expenses                      116,662         83,671       98,272       71,586       54,094
  Major Maintenance                              24,986              -            -       19,923        7,705
                                          -------------    -----------   ----------   ----------   ----------
     Total costs and expenses                   383,592        240,333      320,894      334,750      215,028
                                          -------------    -----------   ----------   ----------   ----------

 NET INCOME (LOSS)                        $     (92,549)   $   (12,141)  $  (57,467)  $  (14,618)  $  (44,604)
                                          -------------    -----------   ----------   ----------   ----------
                                          -------------    -----------   ----------   ----------   ----------


                                                   Pro Forma (1)
                                          ----------------------------
                                               Stadium
                                                 Club       Eagle Lake        Total
                                                 ----       ----------        -----
REVENUE:
  Rental income                              $  360,773    $  346,526   $   1,902,109
  Other income                                   39,946        22,783         141,137
                                             ----------    ----------   -------------

     Total Revenue                              400,719       369,309       2,043,246
                                             ----------    ----------   -------------

COSTS AND EXPENSES:
  Personnel                                      70,712        43,680         274,150
  Real estate taxes and insurance                28,529        50,501         224,440
  Property management fees                       40,309        34,366         174,048
  Interest                                      128,218       115,913         615,191
  Depreciation and Amortization                  82,397        70,496         394,990
  Other operating expenses                      146,795        98,758         669,838
  Major Maintenance                                   -             -          52,614
                                             ----------    ----------   -------------
     Total costs and expenses                   496,960       413,714       2,405,271
                                             ----------    ----------   -------------

 NET INCOME (LOSS)                           $  (96,241)   $  (44,405)  $    (362,025)
                                             ----------    ----------   -------------
                                             ----------    ----------   -------------

(1) Results of operations presented as if Baron Capital Properties, L.P. owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.


See notes to unaudited pro forma condensed consolidated financial information.

                                SELECTED FINANCIAL INFORMATION
                  BARON CAPITAL PROPERTES, L.P. (ASSUMING MID-CASE OFFERING)
                EXCHANGE MORTGAGE PARTNERSHIP AND EXCHANGE HYBRID PARTNERSHIPS
                   PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    FROM INCEPTION (FEBRUARY 3, 1998) TO DECEMBER 31, 1998
                                          (UNAUDITED)

                                                                      Pro Forma (1)
                                               ----------------------------------------------------------
                                                   BSIF V,     BSIF X,      LCOB,      BSVF I,      BSIF,
                                                    Ltd.        Ltd.        Ltd.        Ltd.        Ltd.        Total
                                                    ----        ----        ----        ----        ----        -----
REVENUE:
  Equity in net income of affiliates            $        -    $ 37,768    $      -   $       -   $       -    $  37,768
  Interest income from affiliates                   85,060      24,748      60,552      98,125      95,553      364,038
  Other                                                447       8,767         143         405         331       10,093
                                                ----------    --------    --------   ---------   ---------    ---------
                                                    85,507      71,283      60,695      98,530      95,884      411,899
                                                ----------    --------    --------   ---------   ---------    ---------
COSTS AND EXPENSES:
  Equity in net loss of affiliates                       -           -           -           -           -            -
  Interest expense to affiliate                          -           -           -       5,850           -        5,850
  Administrative fees to general partner            11,000      11,000       5,441       5,441       5,441       38,323
  General and administrative                         6,812      49,918       4,852       9,472      21,747       92,801
                                                ----------    --------    --------   ---------   ---------    ---------
                                                    17,812      60,918      10,293      20,763      27,188      136,974
                                                ----------    --------    --------   ---------   ---------    ---------

Net income                                      $   67,695    $ 10,365    $ 50,402   $  77,767   $  68,696    $ 274,925
                                                ----------    --------    --------   ---------   ---------    ---------
                                                ----------    --------    --------   ---------   ---------    ---------


(1) Results of operations presented as if Baron Capital Properties, L.P. owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.


See notes to unaudited pro forma condensed consolidated financial information.

                               SELECTED FINANCIAL INFORMATION
                 BARON CAPITAL PROPERTIES, L.P. (ASSUMING MINIMUM OFFERING)
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                   FROM INCEPTION (FEBRUARY 3,1998) TO DECEMBER 31, 1998

                                                                                                  Exchange
                                                                                                  Mortgage
                                                                  Baron                         Partnerships
                                                                 Capital         Exchange       and Exchange
                                                               Properties,        Equity           Hybrid
                                                                  L.P.         Partnerships     Partnerships      Sub-Total
                                                                  ----         ------------     ------------      ---------
REVENUE:
  Equity in net income of affiliates                          $         -       $        -       $   37,768      $    37,768
  Interest income from affiliates                                       -                -          183,425          183,425
  Other interest income                                             2,277                -            9,315           11,592
  Rental income                                                   826,646        1,088,667                -        1,915,313
  Other income                                                     24,267           94,714                -          118,981
                                                              -----------       ----------       ----------      -----------

     Total Revenue                                                853,190        1,183,381          230,508        2,267,079
                                                              -----------       ----------       ----------      -----------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                                      -                -                -                -
  Interest expense to affiliate                                         -                -            5,850            5,850
  Administrative fees to general partner                                -                -           21,882           21,882
  Personnel, including officers compensation                      825,852          174,580                -        1,000,432
  Real estate taxes and insurance                                 116,353          120,949                -          237,302
  Management , investment and administrative fees,
    managing shareholder and other operating expenses             415,844                -                -          415,844
  Property management fees                                         17,080          100,429                -          117,509
  Interest                                                        348,885          363,251                -          712,136
  Depreciation                                                    189,628          212,184                -          401,812

  Other operating expenses                                              -          445,400           64,242          509,642
  Major maintenance                                               108,234           24,986                -          133,220
                                                              -----------       ----------       ----------      -----------
     Total costs and expenses                                   2,021,876        1,441,779           91,974        3,555,629
                                                              -----------       ----------       ----------      -----------

NET INCOME (LOSS)                                             $(1,168,686)      $ (258,398)      $  138,534      $(1,288,550)
                                                              -----------       ----------       ----------      -----------
                                                              -----------       ----------       ----------      -----------


                                                                  Pro forma
                                                                 Adjustments          Pro Forma
                                                                 -----------          ---------
REVENUE:
  Equity in net income of affiliates                             $         -         $    37,768
  Interest income from affiliates                                          -             183,425
  Other interest income                                                    -              11,592
  Rental income                                                            -           1,915,313
  Other income                                                             -             118,981
                                                                 -----------         -----------

     Total Revenue                                                         -           2,267,079
                                                                 -----------         -----------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                                         -                   -
  Interest expense to affiliate                                            -               5,850
  Administrative fees to general partner                                   -              21,882
  Personnel, including officers compensation                               -           1,000,432
  Real estate taxes and insurance                                          -             237,302
  Management , investment and administrative fees,
    managing shareholder and other operating expenses                      -             415,844
  Property management fees                                                 -             117,509
  Interest                                                                 -             712,136
  Depreciation                                                      (212,000) (a)        400,812
                                                                     211,000  (a)
  Other operating expenses                                                 -             509,642
  Major maintenance                                                        -             133,220
                                                                 -----------         -----------
     Total costs and expenses                                         (1,000)          3,554,629
                                                                 -----------         -----------

NET INCOME (LOSS)                                                $    (1,000)        $(1,287,550)
                                                                 -----------         -----------
                                                                 -----------         -----------

 See notes to unaudited pro forma condensed consolidated financial information.

                               SELECTED FINANCIAL INFORMATION
                 BARON CAPITAL PROPERTIES, L.P. (ASSUMING MINIMUM OFFERING)
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                   FROM INCEPTION (FEBRUARY 3,1998) TO DECEMBER 31, 1998

                                                          Historical               Pro Forma (1)
                                                         ------------ ---------------------------------------
                                                            Baron
                                                           Capital
                                                          Properties,  Heatherwood                  Crystal
                                                             L.P.           I         Riverwalk    Court II      Total
                                                         ------------ ------------- ------------- ----------- -----------
REVENUE:
  Rental income                                           $        -   $   267,302   $   301,856   $ 257,488  $   826,646
  Interest income                                                930             -             -       1,347        2,277
  Other income                                                     -        10,209        10,917       3,141       24,267
                                                          ----------   -----------   -----------   ---------  -----------

     Total Revenue                                               930       277,511       312,773     261,976      853,190
                                                          ----------   -----------   -----------   ---------  -----------

COSTS AND EXPENSES:
  Personnel, including officers compensation                 718,715        51,159        30,575      25,403      825,852
  Real estate taxes and insurance                                  -        34,885        45,197      36,271      116,353
  Property management fees                                         -         8,343             -       8,737       17,080
  Interest                                                    29,913        90,489       107,382     121,101      348,885
  Depreciation and amortization                                9,308        44,263        70,787      65,270      189,628
  Major Maintenance                                                -        25,426        22,423      60,385      108,234
  Other operating expenses, net of reimbursements            226,801        74,201        88,588      26,254      415,844
                                                          ----------   -----------   -----------   ---------  -----------
     Total costs and expenses                                984,737       328,766       364,952     343,421    2,021,876
                                                          ----------   -----------   -----------   ---------  -----------

NET INCOME (LOSS)                                         $ (983,807)  $   (51,255)  $   (52,179)  $ (81,445) $(1,168,686)
                                                          ----------   -----------   -----------   ---------  -----------
                                                          ----------   -----------   -----------   ---------  -----------



(1) Results of operations presented as if Baron Capital Properties, L.P. owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.


 See notes to unaudited pro forma condensed consolidated financial information.

                                    SELECTED FINANCIAL INFORMATION
                     BARON CAPITAL PROPERTIES, L.P. (ASSUMING MINIMUM OFFERING)
                                     EXCHANGE EQUITY PARTNERSHIPS
                      PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        FROM INCEPTION (FEBRUARY 3,1998) TO DECEMBER 31, 1998


                                                             Pro Forma (1)
                                        -------------------------------------------------------

                                                                         Camellia      Stadium
                                         Steeplechase    Bridgepoint      Court          Club           Total
                                         ------------    -----------      -----          ----           -----
REVENUE:
  Rental income                          $    270,132     $ 215,714     $ 242,048     $ 360,773      $ 1,088,667
  Other income                                 20,911        12,478        21,379        39,946           94,714
                                         ------------     ---------     ---------     ---------      -----------

     Total Revenue                            291,043       228,192       263,427       400,719        1,183,381
                                         ------------     ---------     ---------     ---------      -----------

COSTS AND EXPENSES:
  Personnel                                    54,568        17,374        31,926        70,712          174,580
  Real estate taxes and insurance              33,861        22,602        35,957        28,529          120,949
  Property management fees                     20,965        18,783        20,372        40,309          100,429
  Interest                                     83,414        62,186        89,433       128,218          363,251
  Depreciation and Amortization                49,136        35,717        44,934        82,397          212,184
  Other operating expenses                    116,662        83,671        98,272       146,795          445,400
  Major Maintenance                            24,986             -             -             -           24,986
                                         ------------     ---------     ---------     ---------      -----------
     Total costs and expenses                 383,592       240,333       320,894       496,960        1,441,779
                                         ------------     ---------     ---------     ---------      -----------

 NET INCOME (LOSS)                       $    (92,549)    $ (12,141)    $ (57,467)    $ (96,241)     $  (258,398)
                                         ------------     ---------     ---------     ---------      -----------
                                         ------------     ---------     ---------     ---------      -----------


(1) Results of operations presented as if Baron Capital Properties, L.P. owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.

 See notes to unaudited pro forma condensed consolidated financial information.

                                  SELECTED FINANCIAL INFORMATION
                    BARON CAPITAL PROPERTIES, L.P. (ASSUMING MINIMUM OFFERING)
                  EXCHANGE MORTGAGE PARTNERSHIP AND EXCHANGE HYBRID PARTNERSHIPS
                     PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       FROM INCEPTION (FEBRUARY 3,1998) TO DECEMBER 31, 1998


                                                                                  Pro Forma (1)
                                                                       ---------------------------------
                                                                        BSIF X,      LCOB,      BSVF I,
                                                                          Ltd.        Ltd.        Ltd.        Total
                                                                          ----        ----        ----        -----
REVENUE:
  Equity in net income of affiliates                                    $ 37,768    $      -    $      -    $  37,768
  Interest income from affiliates                                         24,748      60,552      98,125      183,425
  Other                                                                    8,767         143         405        9,315
                                                                        --------    --------    --------    ---------
                                                                          71,283      60,695      98,530      230,508
                                                                        --------    --------    --------    ---------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                                             -           -           -            -
  Interest expense to affiliate                                                -           -       5,850        5,850
  Administrative fees to general partner                                  11,000       5,441       5,441       21,882
  General and administrative                                              49,918       4,852       9,472       64,242
                                                                        --------    --------    --------    ---------
                                                                          60,918      10,293      20,763       91,974
                                                                        --------    --------    --------    ---------

Net income                                                              $ 10,365    $ 50,402    $ 77,767    $ 138,534
                                                                        --------    --------    --------    ---------
                                                                        --------    --------    --------    ---------

(1) Results of operations presented as if Baron Capital Properties, L.P. owned each entity for the period from inception (February 3, 1998) to December 31, 1998. Historical results for the year ended December 31, 1998 have been reduced on a pro rata basis to reflect the estimated operating results for the period February 3, 1998 to December 31, 1998.




 See notes to unaudited pro forma condensed consolidated financial information.

                         BARON CAPITAL PROPERITIES, L.P.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                                   (UNAUDITED)


The following unaudited pro forma condensed consolidated financial information of Baron Capital Properties, L.P. (the "Company") has been prepared giving effect by the Company to the acquisition of the Exchange Equity Partnerships, Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (collectively the "Exchange Partnerships") as if the acquisition transaction had taken place at Inception February 3, 1998 for the unaudited June 30, 1999 pro forma condensed consolidated balance sheet, and for the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 1999.

The acquisitions have been accounted for under the purchase method of accounting. Accordingly, pro forma adjustments to the assets have been made to reflect the respective allocations of the estimated purchase prices. The allocations were made based on valuations provided by the Company giving effect to various economic and market factors.

The pro forma condensed consolidated financial information has been prepared using three different levels of participation. The first assumes that 100% of the "Exchange Partnerships" participate in the offering. The Second assumes that approximately half the "Exchange Partnerships" participate in the offering. The Third, assumes a minimum number of "Exchange Partnerships" participate in the offering.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations which would have been attained had the acquisitions actually been consummated at the date of inception or which may be attained in the future. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical individual financial statements of Baron Capital Trust and the historical individual financial statements of each of the Exchange Partnerships.

                         BARON CAPITAL PROPERTIES, L.P.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                   (UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION

         Baron Capital Properties, L.P. (the "Company") was organized in 1997 and commenced operations in 1998. The Company has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Company conducts all of the real estate operations and holds all direct or indirect property interests acquired. During 1998, the Company acquired three limited partnerships. Each of the limited partnerships' results of operations has been presented as if the partnerships were owned for the period form inception (February 3, 1998) to December 31, 1998. The unaudited pro forma condensed consolidated financial information represents the acquisition of the Exchange Partnerships which will be accounted for under the purchase method of accounting. The Company has estimated the adjustments required to allocate the aggregate purchase price over the recorded book value of these partnerships. Such allocations are subject to final determinations based on valuations provided by the Company and other evaluations of fair value as if the acquisitions were effective on each balance sheet date (as of February 3, 1998) for the unaudited pro forma condensed consolidated balance sheet. Therefore, the allocations reflected in the unaudited pro forma condensed consolidated financial information may differ from the amounts ultimately determined. Differences between the amounts included herein and the final allocations are not expected to have a material effect on the unaudited pro forma financial statements.

         There are three separate sets of pro forma schedules. The first set of schedules (maximum) assumes that 100% of the Exchange Partnerships participate in the offering. The second set of schedules (mid-case) assumes that approximately half the Exchange Partnerships participate in the offering. The third set of schedules (minimum) assumes the minimum number of Exchange Partnerships participate in the offering. For purposes of the mid-case and minimum case pro forma schedules the participating Exchange Partnerships have been selected on an arbitrary basis. The actual selection of participating Exchange Partnerships may differ from actual results if the offering is less than 100%.


NOTE 2.  PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT ADJUSTMENTS

         (a)  Pro forma depreciation adjustment for the period ended
              December 31, 1998 is based upon assets recorded at fair value at February 3, 1998: primarily based upon 30 year asset lives.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MAXIMUM OFFERING)
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999
                                   (UNAUDITED)

                                                                                        Historical
                                                            ------------------------------------------------------------------
                                                                                                Exchange
                                                                                                Mortgage
                                                                                              Partnerships
                                                                Baron                             and
                                                               Capital        Exchange          Exchange
                                                            Properties.        Equity            Hybrid
                                                               L.P.         Partnerships      Partnerships         Sub-Total
                                                               ----         ------------      ------------         ---------
ASSETS:
Real Estate                                                    $7,367,788      $25,774,442      $        -       $33,142,230
   Less accumulated depreciation                               (1,319,534)      (3,096,750)              -        (4,416,284)
Investments in real estate limited partnership                  1,538,877                -       1,027,229         2,566,106
Cash and cash equivalent                                           97,454          818,302          15,516           931,272
Restricted cash                                                   158,545                -               -           158,545
Property management reimbursements receivable, affiliates         116,595                -               -           116,595
Notes receivable from affiliates                                        -                -       5,392,024         5,392,024

Notes receivable from non-affiliates                                    -                -         800,000           800,000
Advances receivable from affiliates                                     -                -         398,827           398,827
Other receivables                                                  43,911                -          12,525            56,436
Other property and equipment                                      148,682                -               -           148,682
Accrued interest receivable from non-affiliates                         -                -          19,538            19,538
Accrued interest receivable from affiliates                             -                -         892,787           892,787
Accounts receivable                                                     -           83,883               -            83,883
Deferred expenses, net                                                  -        2,101,043               -         2,101,043
Other assets                                                      241,951        1,138,121               -         1,380,072
                                                               ----------       ----------      ----------       -----------
   TOTAL                                                       $8,394,269      $26,819,041      $8,558,446       $43,771,756
                                                               ----------       ----------      ----------       -----------
                                                               ----------       ----------      ----------       -----------

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
  Mortgages payable                                            $4,291,076      $17,221,553       $       -       $21,512,629
  Notes Payable                                                   120,000                -         659,638           779,638
  Accounts payable and accrued liabilities                        480,026                -               -           480,026
  Capital lease obligation                                         55,984                -               -            55,984
  Advances payable to affiliates                                        -        3,023,949         113,106         3,137,055
  Accrued interest and payable                                          -          502,170         124,052           626,222
  Accrued real estate taxes payable                                     -          203,047               -           203,047
  Administrative fees payable to general partner                        -                -         190,893           190,893
  Security deposits and prepaid rent                               37,496          151,865               -           189,361
  Other liabilities                                                     -          118,530             400           118,930

PARTNERS' CAPITAL:
  General partner                                                 (15,576)         (79,811)          5,689           (89,698)
  Limited partner's                                             3,425,263        5,677,738       7,464,668        16,567,669
                                                               ----------       ----------      ----------       -----------
PARTNERS' CAPITAL                                               3,409,687        5,597,927       7,470,357        16,477,971
                                                               ----------       ----------      ----------       -----------
   TOTAL                                                       $8,394,269      $26,819,041      $8,558,446       $43,771,756
                                                               ----------       ----------      ----------       -----------
                                                               ----------       ----------      ----------       -----------

                                                                 Pro Forma             Pro Forma
                                                                Adjustments           Consolidated
                                                                -----------           ------------
ASSETS:
Real Estate                                                      $ 6,944,000 (a)       $40,086,230
   Less accumulated depreciation                                           -            (4,416,284)
Investments in real estate limited partnership                             -             2,566,106
Cash and cash equivalent                                                   -               931,272
Restricted cash                                                            -               158,545
Property management reimbursements receivable, affiliates                  -               116,595
Notes receivable from affiliates                                   4,137,000 (a)         9,529,024
                                                                    (276,000)(b)
Notes receivable from non-affiliates                                       -               800,000
Advances receivable from affiliates                                        -               398,827
Other receivables                                                          -                56,436
Other property and equipment                                               -               148,682
Accrued interest receivable from non-affiliates                            -                19,538
Accrued interest receivable from affiliates                                -               892,787
Accounts receivable                                                        -                83,883
Deferred expenses, net                                                     -             2,101,043
Other assets                                                               -             1,380,072
                                                                 -----------          ------------
   TOTAL                                                         $10,805,000           $54,852,756
                                                                 -----------          ------------
                                                                 -----------          ------------

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
  Mortgages payable                                              $         -           $21,512,629
  Notes Payable                                                            -               779,638
  Accounts payable and accrued liabilities                                 -               480,026
  Capital lease obligation                                                 -                55,984
  Advances payable to affiliates                                    (276,000)(b)         2,861,055
  Accrued interest and payable                                             -               626,222
  Accrued real estate taxes payable                                        -               203,047
  Administrative fees payable to general partner                           -               190,893
  Security deposits and prepaid rent                                       -               189,361
  Other liabilities                                                        -               118,930

PARTNERS' CAPITAL:
  General partner                                                     80,000 (a)            (9,698)
  Limited partner's                                               11,001,000 (a)        27,568,669
                                                                 -----------            ----------
PARTNERS' CAPITAL                                                 11,081,000            27,558,971
                                                                 -----------          ------------
   TOTAL                                                         $10,805,000           $54,576,756
                                                                 -----------          ------------
                                                                 -----------          ------------

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MAXIMUM OFFERING)
                 HISTORICAL CONDENSED CONSOLIDATED BALANCE SHEET
                          EXCHANGE EQUITY PARTNERSHIPS
                                  JUNE 30, 1999
                                   (UNAUDITED)

                                                                             Historical
                                       ---------------------------------------------------------------------------------------------
                                                           Eagle          Brookwood        Laurel         Bridge         Forest
                                        Steeplechase        Lake             Way            Oaks          Point          Glen I
                                        ------------        ----             ---            ----          -----          ------
ASSETS:

Real Estate                               $1,821,218     $ 2,240,099      $1,813,475    $ 2,269,579    $ 1,274,766     $ 2,463,306
Less accumulated depreciation               (144,722)       (281,365)       (154,620)      (415,733)      (146,842)       (313,532)

Investments in partnership                         -               -               -              -              -               -
Cash and cash equivalent                      42,677          80,051          48,813         77,434         45,960          58,909
Accounts receivable                            4,602           2,468           1,930          3,304          2,081             548
Deferred expenses, net                             -          41,326         123,350        188,763        149,087         241,025
Other assets                                   6,131         159,391           2,167         31,584         (2,801)        394,300
                                         -----------    ------------     -----------   ------------   ------------    ------------

   TOTAL                                  $1,729,906     $ 2,241,970      $1,835,115    $ 2,154,931    $ 1,322,251     $ 2,844,556
                                         -----------    ------------     -----------   ------------   ------------    ------------
                                         -----------    ------------     -----------   ------------   ------------    ------------

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Mortgages payable                       $1,254,307     $ 1,427,797      $1,283,082    $ 1,588,191      $ 710,881     $ 1,778,584
  Loans payable                               75,459         392,427         394,069        300,080         32,000         528,863
  Accrued interest and payable                64,973           1,473          25,086          3,929          4,283          10,549
  Accrued real estate taxes payable           15,156          13,900           9,770         14,510          9,368          19,697
  Security deposits and prepaid rent          16,572          14,775          16,817         14,360          9,946           8,383
  Other liabilities                              992          (1,002)              -          9,514              -              (2)

PARTNERS' CAPITAL:
  General Partner                             (2,416)         (1,588)         (4,763)       (55,185)           723          (6,175)
  Limited Partner's                          304,863         394,188         111,054        279,532        555,050         504,657
                                         -----------    ------------     -----------   ------------   ------------    ------------
PARTNERS' CAPITAL                            302,447         392,600         106,291        224,347        555,773         498,482
                                         -----------    ------------     -----------   ------------   ------------    ------------

   TOTAL                                  $1,729,906     $ 2,241,970      $1,835,115    $ 2,154,931    $ 1,322,251     $ 2,844,556
                                         -----------    ------------     -----------   ------------   ------------    ------------
                                         -----------    ------------     -----------   ------------   ------------    ------------

                                                                           Historical
                                        -------------------------------------------------------------------------------------
                                          Camellia                       Stadium        Forest        Forest         Forest
                                           Court        Glen Lake         Club         Glen IV       Glen II        Glen III
                                           -----        ---------         ----         -------       -------        --------
ASSETS:

Real Estate                             $ 1,530,266    $ 4,546,682     $ 2,247,944    $ 497,652    $ 1,713,856     $ 1,572,807
Less accumulated depreciation              (175,080)      (487,479)       (258,364)     (72,322)      (231,182)       (226,892)

Investments in partnership                        -              -               -            -              -               -
Cash and cash equivalent                     64,212        165,127          43,471       11,487         33,434          35,008
Accounts receivable                           2,489         40,919          32,997         (441)           315             685
Deferred expenses, net                      173,967        369,767         302,051       29,243        133,392         133,635
Other assets                                 22,801         31,835          23,668       67,400        224,930         177,650
                                       ------------   ------------    ------------   ----------   ------------    ------------

   TOTAL                                $ 1,618,655    $ 4,666,851     $ 2,391,767    $ 533,019    $ 1,874,745     $ 1,692,893
                                       ------------   ------------    ------------   ----------   ------------    ------------
                                       ------------   ------------    ------------   ----------   ------------    ------------

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Mortgages payable                     $ 1,065,887    $ 3,209,477     $ 1,712,134    $ 276,669    $ 1,027,626       $ 869,530
  Loans payable                             112,000        814,262         143,103       61,226         81,869          55,522
  Accrued interest and payable               (3,376)       310,364          24,250       11,482         33,476          15,681
  Accrued real estate taxes payable          14,705         49,515          10,384        3,064         11,380          17,742
  Security deposits and prepaid rent         14,824         11,518          14,072        1,475          9,089           4,071
  Other liabilities                               -         42,685          11,060       50,578              -               -

PARTNERS' CAPITAL:
  General Partner                              (821)       (10,661)           (476)         (24)           542             702
  Limited Partner's                         415,436        239,691         477,240      128,549        710,763         729,645
                                       ------------   ------------    ------------   ----------   ------------    ------------
PARTNERS' CAPITAL                           414,615        229,030         476,764      128,525        711,305         730,347
                                       ------------   ------------    ------------   ----------   ------------    ------------

   TOTAL                                $ 1,618,655    $ 4,666,851     $ 2,391,767    $ 533,019    $ 1,874,745     $ 1,692,893
                                       ------------   ------------    ------------   ----------   ------------    ------------
                                       ------------   ------------    ------------   ----------   ------------    ------------


                                          Historical
                                         ------------
                                           Blossom
                                          Corners I         Total
                                          ---------         -----
ASSETS:

Real Estate                              $ 1,782,792     $ 25,774,442
Less accumulated depreciation               (188,617)      (3,096,750)

Investments in partnership                         -                -
Cash and cash equivalent                     111,719          818,302
Accounts receivable                           (8,014)          83,883
Deferred expenses, net                       215,437        2,101,043
Other assets                                    (935)       1,138,121
                                         -----------   --------------

   TOTAL                                 $ 1,912,382     $ 26,819,041
                                         -----------   --------------
                                         -----------   --------------

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Mortgages payable                      $ 1,017,388     $ 17,221,553
  Loans payable                               33,069        3,023,949
  Accrued interest and payable                     -          502,170
  Accrued real estate taxes payable           13,856          203,047
  Security deposits and prepaid rent          15,963          151,865
  Other liabilities                            4,705          118,530

PARTNERS' CAPITAL:
  General Partner                                331          (79,811)
  Limited Partner's                          827,070        5,677,738
                                         -----------   --------------
PARTNERS' CAPITAL                            827,401        5,597,927
                                         -----------   --------------

   TOTAL                                 $ 1,912,382     $ 26,819,041
                                         -----------   --------------
                                         -----------   --------------

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
            BARON CAPITAL PROPERTIES, L.P.(ASSUMING MAXIMUM OFFERING)
         EXCHANGE MORTGAGE PARTNERSHIPS AND EXCHANGE HYBRID PARTNERSHIPS
                 HISTORICAL CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999
                                   (UNAUDITED)

                                                                                     Historical
                                                ------------------------------------------------------------------------------------
                                                   BSIV V,      BSIV VIII,      BSIV X,       BSIV IX,        BMP,          LCOB,
                                                     Ltd.          Ltd.          Ltd.           Ltd.          Ltd.          Ltd.
                                                    ----          ----          ----            ----          ----          ----
ASSETS:

Investments in real estate limited partnership     $       -      $       -    $   496,755     $ 244,965      $      -      $      -
Cash and cash equivalent                                 485            134          1,961           537           526            25
Notes receivable from affiliates                     706,100        807,155        117,500       319,000       474,191       365,000
Notes receivable from non-affiliates                       -              -        440,000       200,000             -             -
Advances receivable from affiliates                  116,402         10,000         38,287         6,541             -        93,302
Other receivables                                          -              -          9,394         3,131             -             -
Accrued interest receivable from non-affiliates            -              -         19,538             -             -             -
Accrued interest receivable from affiliates           41,775         72,700          5,829        49,448       109,121       133,207
                                                  ----------     ----------   ------------    ----------     ---------    ----------

   TOTAL                                           $ 864,762      $ 889,989    $ 1,129,264     $ 823,622      $583,838     $ 591,534
                                                  ----------     ----------   ------------    ----------     ---------    ----------
                                                  ----------     ----------   ------------    ----------     ---------    ----------

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Advances payable to affiliates                   $       -      $       -    $         -     $       -      $  2,850     $       -
  Note Payable                                             -              -        400,000             -             -             -
  Accrued interest payable                                 -              -         57,271             -             -             -
  Administrative fees payable to general partner      13,000         13,000         15,393        13,500        31,500        13,500
  Other liabilities                                        -              -              -             -             -             -

PARTNERS' CAPITAL:
  General Partner                                        488            487         (1,021)          116         1,877           341
  Limited Partner's                                  851,274        876,502        657,621       810,006       547,611       577,693
                                                  ----------     ----------   ------------    ----------     ---------    ----------
PARTNERS' CAPITAL                                    851,762        876,989        656,600       810,122       549,488       578,034
                                                  ----------     ----------   ------------    ----------     ---------    ----------

   TOTAL                                           $ 864,762      $ 889,989    $ 1,129,264     $ 823,622      $583,838     $ 591,534
                                                  ----------     ----------   ------------    ----------     ---------    ----------
                                                  ----------     ----------   ------------    ----------     ---------    ----------


                                                                             Historical
                                                        -----------------------------------------------------
                                                          BSIV IV,       BSVF I,      BSIV VI,       BSIF,
                                                            Ltd.          Ltd.          Ltd.         Ltd.          Total
                                                            ----          ----          ----         ----          -----
ASSETS:

Investments in real estate limited partnership                   $ -           $ -    $ 285,509           $ -    $ 1,027,229
Cash and cash equivalent                                         209         4,391          215         7,033         15,516
Notes receivable from affiliates                             976,439       612,000      327,639       687,000      5,392,024
Notes receivable from non-affiliates                               -             -      160,000             -        800,000
Advances receivable from affiliates                           19,500        14,513          135       100,147        398,827
Other receivables                                                  -             -            -             -         12,525
Accrued interest receivable from non-affiliates                    -             -            -             -         19,538
Accrued interest receivable from affiliates                  199,496       109,194       73,252        98,765        892,787
                                                        ------------    ----------  -----------    ----------    -----------

   TOTAL                                                 $ 1,195,644     $ 740,098    $ 846,750     $ 892,945    $ 8,558,446
                                                        ------------    ----------  -----------    ----------    -----------
                                                        ------------    ----------  -----------    ----------    -----------

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Advances payable to affiliates                         $         -     $  61,500    $  48,756     $       -    $   113,106
  Note Payable                                               259,638             -            -             -        659,638
  Accrued interest payable                                    56,671        10,110            -             -        124,052
  Administrative fees payable to general partner              32,000        19,000       31,000         9,000        190,893
  Other liabilities                                              400             -            -             -            400

PARTNERS' CAPITAL:
  General Partner                                              2,382           506           52           461          5,689
  Limited Partner's                                          844,553       648,982      766,942       883,484      7,464,668
                                                        ------------    ----------  -----------    ----------    -----------
PARTNERS' CAPITAL                                            846,935       649,488      766,994       883,945      7,470,357
                                                        ------------    ----------  -----------    ----------    -----------

   TOTAL                                                 $ 1,195,644     $ 740,098    $ 846,750     $ 892,945    $ 8,558,446
                                                        ------------    ----------  -----------    ----------    -----------
                                                        ------------    ----------  -----------    ----------    -----------

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MAXIMUM OFFERING)
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                                                   Historical
                                              ---------------------------------------------------
                                                                           Exchange
                                                                            Mortgage
                                                                          Partnerships
                                                   Baron                      and
                                                  Capital     Exchange      Exchange
                                                Properties,    Equity        Hybrid                   Pro Forma
                                                    L.P.    Partnerships  Partnerships   Sub-Total    Adjustments    Pro Forma
                                                    ----    ------------  ------------   ---------    -----------    ----------
REVENUE:
  Equity in net income of affiliates          $         -   $         -    $     4,200   $     4,200  $         -       $     4,200
  Interest income from affiliates                       -             -        404,651       404,651            -           404,651
  Other interest income                               768             -              -           768            -               768
  Rental income                                   512,133     1,847,009              -     2,359,142            -         2,359,142
  Other income                                     78,372       261,298             80       339,750            -           339,750
                                              -----------   -----------    -----------   -----------  -----------       -----------
     Total Revenue                                591,273     2,108,307        408,931     3,108,511            -         3,108,511
                                              -----------   -----------    -----------   -----------  -----------       -----------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                 29,093             -         38,300        67,393            -            67,393
  Interest expense to affiliate                         -             -         39,309        39,309            -            39,309
  Administrative fees to general partner                -             -         49,500        49,500            -            49,500
  Personnel, including officers compensation      369,372       230,044              -       599,416            -           599,416
  Real estate taxes and insurance                  51,994       248,185              -       300,179            -           300,179
  Management , investment and administrative
    fees, managing shareholder and other
      operating expenses                           77,504             -              -        77,504            -            77,504
  Professional services                           167,159             -              -       167,159            -           167,159
  Advisory fees                                         -             -              -             -            -                 -
  Property management fees                              -       156,165              -       156,165            -           156,165
  Interest                                        144,491       746,078              -       890,569            -           890,569
  Depreciation and amortization                    72,907       360,896              -       433,803     (361,000)(a)       533,803
                                                                                                          461,000 (a)
  Other operating expenses                        324,436       449,997         27,714       802,147            -           802,147
  Major maintenance                                     -        65,514              -        65,514            -            65,514
                                              -----------   -----------    -----------   -----------  -----------       -----------
     Total costs and expenses                   1,236,956     2,256,879        154,823     3,648,658      100,000         3,748,658
                                              -----------   -----------    -----------   -----------  -----------       -----------
NET INCOME (LOSS)                             $  (645,683)  $  (148,572)   $   254,108   $  (540,147) $   100,000       $  (640,147)
                                              -----------   -----------    -----------   -----------  -----------       -----------
                                              -----------   -----------    -----------   -----------  -----------       -----------

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MAXIMUM OFFERING)
                          EXCHANGE EQUITY PARTNERSHIPS
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                                  Brookwood       Laurel                   Forest     Camellia       Glen
                                   Steeplechase      Way           Oaks    Bridgepoint     Glen I       Court        Lake
                                   ------------      ---           ----    -----------     ------       -----        ----
REVENUE:
  Rental income                       $ 146,691   $ 128,531    $ 151,593     $ 116,277   $ 183,738   $ 128,581   $ 221,108
  Other income                           31,054      12,218       15,436        28,395      10,802      38,281      47,994
                                      ---------   ---------    ---------     ---------    --------   ---------   ---------
     Total Revenue                      177,745     140,749      167,029       144,672     194,540     166,862     269,102
                                      ---------   ---------    ---------     ---------    --------   ---------   ---------

COSTS AND EXPENSES:
  Personnel                              26,024      12,540       15,432         8,695      13,601      15,302      65,522
  Real estate taxes and insurance        18,033      11,938       19,734        12,200      23,109      19,726      54,341
  Property management fees               12,276      11,422       13,063        10,404      14,009      11,709      19,018
  Interest                               48,895      53,841       34,102        33,979      62,533      48,156     213,202
  Depreciation and Amortization          28,944      29,675       39,011        19,441      15,250      24,207      64,282
  Other operating expenses               38,112      18,170       22,023        33,682      23,812      25,822     166,625
  Major Maintenance                       1,662       8,665        4,744         1,631       3,927       3,384      25,303
                                      ---------   ---------    ---------     ---------    --------   ---------   ---------
     Total costs and expenses           173,946     146,251      148,109       120,032     156,241     148,306     608,293
                                      ---------   ---------    ---------     ---------    --------   ---------   ---------

 NET INCOME (LOSS)                    $   3,799      (5,502)      18,920        24,640      38,299      18,556    (339,191)
                                      ---------   ---------    ---------     ---------    --------   ---------   ---------
                                      ---------   ---------    ---------     ---------    --------   ---------   ---------


                                      Blossom      Stadium     Forest     Forest     Forest      Eagle
                                     Corners I      Club      Glen IV     Glen II   Glen III      Lake        Total
                                     ---------      ----      -------     -------   --------      ----        -----
REVENUE:
  Rental income                      $ 155,449   $ 209,804   $ 28,263    $ 97,192   $ 81,740   $ 198,042   $1,847,009
  Other income                          31,695      13,383      3,410       4,294      8,010      16,326      261,298
                                     ---------    --------    -------     -------    -------   ---------   ----------
     Total Revenue                     187,144     223,187     31,673     101,486     89,750     214,368    2,108,307
                                     ---------    --------    -------     -------    -------   ---------   ----------

COSTS AND EXPENSES:
  Personnel                             13,889      25,913      2,224       8,127      6,917      15,858      230,044
  Real estate taxes and insurance       15,921      13,762      3,590      13,349     14,442      28,040      248,185
  Property management fees              12,871      11,455      6,453      10,443      9,384      13,658      156,165
  Interest                              45,917      67,703      9,727      36,130     30,572      61,321      746,078
  Depreciation and Amortization         40,844      38,689      4,510       9,500      7,999      38,544      360,896
  Other operating expenses              27,870      38,897      3,444      14,441     11,831      25,268      449,997
  Major Maintenance                      7,941         555        113       3,820      3,183         586       65,514
                                     ---------    --------    -------     -------    -------   ---------   ----------
     Total costs and expenses          165,253     196,974     30,061      95,810     84,328     183,275    2,256,879
                                     ---------    --------    -------     -------    -------   ---------   ----------

 NET INCOME (LOSS)                      21,891      26,213      1,612       5,676      5,422      31,093     (148,572)
                                     ---------    --------    -------     -------    -------   ---------   ----------
                                     ---------    --------    -------     -------    -------   ---------   ----------

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MAXIMUM OFFERING)
         EXCHANGE MORTGAGE PARTNERSHIPS AND EXCHANGE HYBRID PARTNERSHIPS
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                                 BSIV V,    BSIV VIII,     BSIV X,     BSIV IX,       BMP,       LCOB,      BSIV IV,
                                                   Ltd.        Ltd.         Ltd.         Ltd.         Ltd.        Ltd.        Ltd.
                                                   ----        ----         ----         ----         ----        ----        ----
REVENUE:
  Equity in net income of affiliates            $      -    $        -     $  2,200    $  2,000     $      -    $      -    $      -
  Interest income from affiliates                 50,542        48,197       13,488      22,453       35,438      30,936      82,672
  Other                                                -             -           -            -            -          80           -
                                                --------    ----------     --------    --------     --------    --------    --------
                                                  50,542        48,197       15,688      24,453       35,438      31,016      82,672
                                                --------    ----------     --------    --------     --------    --------    --------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                     -             -       16,500           -            -           -           -
  Interest expense to affiliate                        -             -       19,836           -            -           -      19,473
  Administrative fees to general partner           6,000         6,000        6,000       6,000        4,500       3,000       6,000
  General and administrative                       2,673         2,471        3,497       1,447        2,886       2,957       1,396
                                                --------    ----------     --------    --------     --------    --------    --------
                                                   8,673         8,471       45,833       7,447        7,386       5,957      26,869
                                                --------    ----------     --------    --------     --------    --------    --------

Net income                                      $ 41,869    $   39,726     $(30,145)   $ 17,006     $ 28,052    $ 25,059    $ 55,803
                                                --------    ----------     --------    --------     --------    --------    --------
                                                --------    ----------     --------    --------     --------    --------    --------


                                                    BSVF I,     BSIV VI,     BSIF,
                                                      Ltd.        Ltd.        Ltd.        Total
                                                      ----        ----        ----        -----
REVENUE:
  Equity in net income of affiliates                $     -     $     -    $      -    $   4,200
  Interest income from affiliates                    52,249      25,985      42,691      404,651
  Other                                                   -           -           -           80
                                                    -------     -------    --------    ---------
                                                     52,249      25,985      42,691      408,931
                                                    -------     -------    --------    ---------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                        -      21,800           -       38,300
  Interest expense to affiliate                           -           -           -       39,309
  Administrative fees to general partner              3,000       6,000       3,000       49,500
  General and administrative                          6,706       1,046       2,635       27,714
                                                    -------     -------    --------    ---------
                                                      9,706      28,846       5,635      154,823
                                                    -------     -------    --------    ---------

Net income                                          $42,543     $(2,861)   $ 37,056    $ 254,108
                                                    -------     -------    --------    ---------
                                                    -------     -------    --------    ---------

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MID-CASE OFFERING)
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999
                                   (UNAUDITED)

                                                                                         Historical
                                                                 --------------------------------------------------------------
                                                                                                     Exchange
                                                                                                     Mortgage
                                                                                                   Partnerships
                                                                     Baron                              and
                                                                    Capital          Exchange        Exchange
                                                                   Properties.          Equity          Hybrid
                                                                      L.P.         Partnerships    Partnerships       Sub-Total
                                                                      ----         ------------    ------------       ---------
ASSETS:
Real Estate                                                        $7,367,788      $12,469,892      $        -       $19,837,680
   Less accumulated depreciation                                   (1,319,534)      (1,421,882)              -        (2,741,416)
Investments in real estate limited partnership                      1,538,877                -         496,755         2,035,632
Cash and cash equivalent                                               97,454          423,098          13,895           534,447
Restricted cash                                                       158,545                -               -           158,545
Property management reimbursements receivable, affiliates             116,595                -               -           116,595
Notes receivable from affiliates                                            -                -       2,487,600         2,487,600

Notes receivable from non-affiliates                                        -                -         440,000           440,000
Advances receivable from affiliates                                         -                -         362,651           362,651
Other receivables                                                      43,911                -           9,394            53,305
Other property and equipment                                          148,682                -               -           148,682
Accrued interest receivable from non-affiliates                             -                -          19,538            19,538
Accrued interest receivable from affiliates                                 -                -         388,770           388,770
Accounts receivable                                                         -           37,308               -            37,308
Deferred expenses, net                                                      -        1,015,503               -         1,015,503
Other assets                                                          241,951          385,905               -           627,856
                                                                  -----------     ------------     -----------      ------------
   TOTAL                                                           $8,394,269      $12,909,824      $4,218,603       $25,522,696
                                                                  -----------     ------------     -----------      ------------
                                                                  -----------     ------------     -----------      ------------

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
  Mortgages payable                                                $4,291,076      $ 8,057,924      $        -       $12,349,000
  Notes Payable                                                       120,000                -         400,000           520,000
  Accounts payable and accrued liabilities                            480,026                -               -           480,026
  Capital lease obligation                                             55,984                -               -            55,984
  Advances payable to affiliates                                            -          843,580          61,500           905,080
  Accrued interest and payable                                              -          107,284          67,381           174,665
  Accrued real estate taxes payable                                         -           95,111               -            95,111
  Administrative fees payable to general partner                            -                -          69,893            69,893
  Security deposits and prepaid rent                                   37,496           90,223               -           127,719
  Other liabilities                                                         -           15,755               -            15,755

PARTNERS' CAPITAL:
  General partner                                                     (15,576)          (3,545)            775           (18,346)
  Limited partner's                                                 3,425,263        3,703,492       3,619,054        10,747,809
                                                                  -----------     ------------     -----------      ------------
PARTNERS' CAPITAL                                                   3,409,687        3,699,947       3,619,829        10,729,463
                                                                  -----------     ------------     -----------      ------------
   TOTAL                                                           $8,394,269      $12,909,824      $4,218,603       $25,522,696
                                                                  -----------     ------------     -----------      ------------
                                                                  -----------     ------------     -----------      ------------


                                                                     Pro Forma            Pro Forma
                                                                     Adjustments          Consolidated
                                                                     -----------          ------------
ASSETS:
Real Estate                                                         $ 2,901,000  (a)      $22,738,680
   Less accumulated depreciation                                              -            (2,741,416)
Investments in real estate limited partnership                                -             2,035,632
Cash and cash equivalent                                                      -               534,447
Restricted cash                                                               -               158,545
Property management reimbursements receivable, affiliates                     -               116,595
Notes receivable from affiliates                                      2,251,000  (a)        4,462,600
                                                                       (276,000) (b)
Notes receivable from non-affiliates                                          -               440,000
Advances receivable from affiliates                                           -               362,651
Other receivables                                                             -                53,305
Other property and equipment                                                  -               148,682
Accrued interest receivable from non-affiliates                               -                19,538
Accrued interest receivable from affiliates                                   -               388,770
Accounts receivable                                                           -                37,308
Deferred expenses, net                                                        -             1,015,503
Other assets                                                                  -               627,856
                                                                   ------------          ------------
   TOTAL                                                            $ 4,876,000           $30,398,696
                                                                   ------------          ------------
                                                                   ------------          ------------

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
  Mortgages payable                                                 $         -           $12,349,000
  Notes Payable                                                               -               520,000
  Accounts payable and accrued liabilities                                    -               480,026
  Capital lease obligation                                                    -                55,984
  Advances payable to affiliates                                       (276,000) (b)          629,080
  Accrued interest and payable                                                -               174,665
  Accrued real estate taxes payable                                           -                95,111
  Administrative fees payable to general partner                              -                69,893
  Security deposits and prepaid rent                                          -               127,719
  Other liabilities                                                           -                15,755

PARTNERS' CAPITAL:
  General partner                                                         3,000  (a)          (15,346)
  Limited partner's                                                   5,149,000  (a)      15,896,809
                                                                   ------------          ------------
PARTNERS' CAPITAL                                                     5,152,000            15,881,463
                                                                   ------------          ------------
   TOTAL                                                            $ 4,876,000           $30,398,696
                                                                   ------------          ------------
                                                                   ------------          ------------

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MID-CASE OFFERING)
                 HISTORICAL CONDENSED CONSOLIDATED BALANCE SHEET
                          EXCHANGE EQUITY PARTNERSHIPS
                                  JUNE 30, 1999
                                   (UNAUDITED)

                                                                               Historical
                                        ------------------------------------------------------------------------------------------
                                                           Eagle          Bridge        Camellia         Stadium         Forest
                                        Steeplechase        Lake          Point           Court            Club         Glen III
                                        ------------        ----          -----           -----            ----         --------
ASSETS:

Real Estate                              $ 1,821,218    $ 2,240,099    $ 1,274,766     $ 1,530,266    $ 2,247,944     $ 1,572,807
Less accumulated depreciation               (144,722)      (281,365)      (146,842)       (175,080)      (258,364)       (226,892)

Investments in partnership                         -              -              -               -              -               -
Cash and cash equivalent                      42,677         80,051         45,960          64,212         43,471          35,008
Accounts receivable                            4,602          2,468          2,081           2,489         32,997             685
Deferred expenses, net                             -         41,326        149,087         173,967        302,051         133,635
Other assets                                   6,131        159,391         (2,801)         22,801         23,668         177,650
                                         -----------    -----------    -----------     -----------    -----------     -----------

   TOTAL                                 $ 1,729,906    $ 2,241,970    $ 1,322,251     $ 1,618,655    $ 2,391,767     $ 1,692,893
                                         -----------    -----------    -----------     -----------    -----------     -----------
                                         -----------    -----------    -----------     -----------    -----------     -----------
LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Mortgages payable                      $ 1,254,307    $ 1,427,797      $ 710,881     $ 1,065,887    $ 1,712,134       $ 869,530
  Loans payable                               75,459        392,427         32,000         112,000        143,103          55,522
  Accrued interest and payable                64,973          1,473          4,283          (3,376)        24,250          15,681
  Accrued real estate taxes payable           15,156         13,900          9,368          14,705         10,384          17,742
  Security deposits and prepaid rent          16,572         14,775          9,946          14,824         14,072           4,071
  Other liabilities                              992         (1,002)             -               -         11,060               -

PARTNERS' CAPITAL:
  General Partner                             (2,416)        (1,588)           723            (821)          (476)            702
  Limited Partner's                          304,863        394,188        555,050         415,436        477,240         729,645
                                         -----------    -----------    -----------     -----------    -----------     -----------
PARTNERS' CAPITAL                            302,447        392,600        555,773         414,615        476,764         730,347
                                         -----------    -----------    -----------     -----------    -----------     -----------

   TOTAL                                 $ 1,729,906    $ 2,241,970    $ 1,322,251     $ 1,618,655    $ 2,391,767     $ 1,692,893
                                         -----------    -----------    -----------     -----------    -----------     -----------
                                         -----------    -----------    -----------     -----------    -----------     -----------


                                          Historical
                                        -------------
                                           Blossom
                                          Corners I         Total
                                          ---------         -----
ASSETS:

Real Estate                             $ 1,782,792     $ 12,469,892
Less accumulated depreciation              (188,617)      (1,421,882)

Investments in partnership                        -                -
Cash and cash equivalent                    111,719          423,098
Accounts receivable                          (8,014)          37,308
Deferred expenses, net                      215,437        1,015,503
Other assets                                   (935)         385,905
                                        -----------     ------------

   TOTAL                                $ 1,912,382     $ 12,909,824
                                        -----------     ------------
                                        -----------     ------------
LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Mortgages payable                     $ 1,017,388       $8,057,924
  Loans payable                              33,069          843,580
  Accrued interest and payable                    -          107,284
  Accrued real estate taxes payable          13,856           95,111
  Security deposits and prepaid rent         15,963           90,223
  Other liabilities                           4,705           15,755

PARTNERS' CAPITAL:
  General Partner                               331           (3,545)
  Limited Partner's                         827,070        3,703,492
                                        -----------     ------------
PARTNERS' CAPITAL                           827,401        3,699,947
                                        -----------     ------------

   TOTAL                                $ 1,912,382     $ 12,909,824
                                        -----------     ------------
                                        -----------     ------------

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P.(ASSUMING MID-CASE OFFERING)
         EXCHANGE MORTGAGE PARTNERSHIPS AND EXCHANGE HYBRID PARTNERSHIPS
                 HISTORICAL CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999
                                   (UNAUDITED)


                                                                               Historical
                                                   ------------------------------------------------------------------
                                                    BSIV V,        BSIV X,       LCOB,        BSVF I,       BSIF,
                                                     Ltd.           Ltd.          Ltd.          Ltd.         Ltd.          Total
                                                     ---            ----          ----          ----         ----          ------
ASSETS:

Investments in real estate limited partnership     $        -   $    496,755    $        -   $        -    $        -   $    496,755
Cash and cash equivalent                                  485          1,961            25        4,391         7,033         13,895
Notes receivable from affiliates                      706,100        117,500       365,000      612,000       687,000      2,487,600
Notes receivable from non-affiliates                        -        440,000             -            -             -        440,000
Advances receivable from affiliates                   116,402         38,287        93,302       14,513       100,147        362,651
Other receivables                                           -          9,394             -            -             -          9,394
Accrued interest receivable from non-affiliates             -         19,538             -            -             -         19,538
Accrued interest receivable from affiliates            41,775          5,829       133,207      109,194        98,765        388,770
                                                   ----------   ------------    ----------   ----------    ----------   ------------

   TOTAL                                           $  864,762   $  1,129,264    $  591,534   $  740,098    $  892,945   $  4,218,603
                                                   ----------   ------------    ----------   ----------    ----------   ------------
                                                   ----------   ------------    ----------   ----------    ----------   ------------

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Advances payable to affiliates                   $        -   $          -    $        -   $   61,500    $        -   $     61,500
  Note Payable                                              -        400,000             -            -             -        400,000
  Accrued interest payable                                  -         57,271             -       10,110             -         67,381
  Administrative fees payable to general partner       13,000         15,393        13,500       19,000         9,000         69,893
  Other liabilities                                         -              -             -            -             -              -

PARTNERS' CAPITAL:
  General Partner                                         488         (1,021)          341          506           461            775
  Limited Partner's                                   851,274        657,621       577,693      648,982       883,484      3,619,054
                                                   ----------   ------------    ----------   ----------    ----------   ------------
PARTNERS' CAPITAL                                     851,762        656,600       578,034      649,488       883,945      3,619,829
                                                   ----------   ------------    ----------   ----------    ----------   ------------

   TOTAL                                           $  864,762   $  1,129,264    $  591,534   $  740,098    $  892,945   $  4,218,603
                                                   ----------   ------------    ----------   ----------    ----------   ------------
                                                   ----------   ------------    ----------   ----------    ----------   ------------

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MID-CASE OFFERING)
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                                                           Historical
                                                      ------------------------------------------------------
                                                                                    Exchange
                                                                                    Mortgage
                                                                                  Partnerships
                                                         Baron                        and
                                                        Capital      Exchange       Exchange
                                                      Properties,     Equity         Hybrid                      Pro Forma
                                                          L.P.     Partnerships   Partnerships    Sub-Total     Adjustments
                                                          ----     ------------   ------------    ---------     -----------
REVENUE:
  Equity in net income of affiliates                   $       -   $         -     $    2,200    $     2,200    $         -
  Interest income from affiliates                              -             -        189,906        189,906              -
  Other interest income                                      768             -              -            768              -
  Rental income                                          512,133     1,036,584              -      1,548,717              -
  Other income                                            78,372       167,144             80        245,596              -
                                                      ----------   -----------     ----------     ----------    -----------
     Total Revenue                                       591,273     1,203,728        192,186      1,987,187              -
                                                      ----------   -----------     ----------     ----------    -----------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                        29,093             -         16,500         45,593              -
  Interest expense to affiliate                                -             -         19,836         19,836              -
  Administrative fees to general partner                       -             -         21,000         21,000              -
  Personnel,including officers compensation              369,372       112,598              -        481,970              -
  Real estate taxes and insurance                         51,994       122,124              -        174,118              -
  Management , investment and administrative fees,
    managing shareholder and other operating expenses     77,504             -              -         77,504              -
  Professional services                                  167,159             -              -        167,159              -
  Advisory fees                                                -             -              -              -              -
  Property management fees                                     -        81,757              -         81,757              -
  Interest                                               144,491       336,543              -        481,034              -
  Depreciation and amortization                           72,907       198,668              -        271,575       (199,000)(a)
                                                                                                                    212,000 (a)
  Other operating expenses                               324,436       201,482         18,468        544,386              -
  Major maintenance                                            -        18,942              -         18,942              -
                                                      ----------   -----------     ----------     ----------    -----------
     Total costs and expenses                          1,236,956     1,072,114         75,804      2,384,874         13,000
                                                      ----------   -----------     ----------     ----------    -----------
NET INCOME (LOSS)                                     $ (645,683)  $   131,614     $  116,382     $ (397,687)   $    13,000
                                                      ----------   -----------     ----------     ----------    -----------
                                                      ----------   -----------     ----------     ----------    -----------



                                                       Pro Forma
                                                       ---------
REVENUE:
  Equity in net income of affiliates                 $     2,200
  Interest income from affiliates                        189,906
  Other interest income                                      768
  Rental income                                        1,548,717
  Other income                                           245,596
                                                     -----------
     Total Revenue                                     1,987,187
                                                     -----------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                        45,593
  Interest expense to affiliate                           19,836
  Administrative fees to general partner                  21,000
  Personnel,including officers compensation              481,970
  Real estate taxes and insurance                        174,118
  Management , investment and administrative fees,
    managing shareholder and other operating expenses     77,504
  Professional services                                  167,159
  Advisory fees                                                -
  Property management fees                                81,757
  Interest                                               481,034
  Depreciation and amortization                          284,575
                                   212,000 (a)
  Other operating expenses                               544,386
  Major maintenance                                       18,942
                                                     -----------
     Total costs and expenses                          2,397,874
                                                     -----------
NET INCOME (LOSS)                                    $  (410,687)
                                                     -----------
                                                     -----------

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MID-CASE OFFERING)
                          EXCHANGE EQUITY PARTNERSHIPS
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                                                     Camellia        Blossom
                                         Steeplechase  Bridgepoint     Court        Corners I
                                         ------------  -----------     -----        ---------
REVENUE:
  Rental income                            $  146,691   $  116,277   $  128,581   $  155,449
  Other income                                 31,054       28,395       38,281       31,695
                                           ----------   ----------   ----------   ----------
     Total Revenue                            177,745      144,672      166,862      187,144
                                           ----------   ----------   ----------   ----------

COSTS AND EXPENSES:
  Personnel                                    26,024        8,695       15,302       13,889
  Real estate taxes and insurance              18,033       12,200       19,726       15,921
  Property management fees                     12,276       10,404       11,709       12,871
  Interest                                     48,895       33,979       48,156       45,917
  Depreciation and Amortization                28,944       19,441       24,207       40,844
  Other operating expenses                     38,112       33,682       25,822       27,870
  Major Maintenance                             1,662        1,631        3,384        7,941
                                           ----------   ----------   ----------   ----------
     Total costs and expenses                 173,946      120,032      148,306      165,253
                                           ----------   ----------   ----------   ----------

 NET INCOME (LOSS)                         $    3,799       24,640       18,556       21,891
                                           ----------   ----------   ----------   ----------
                                           ----------   ----------   ----------   ----------


                                             Stadium     Forest    Eagle
                                              Club     Glen III     Lake         Total
                                              ----     --------     ----         -----
REVENUE:
  Rental income                            $  209,804   $81,740   $  198,042   $1,036,584
  Other income                                 13,383     8,010       16,326      167,144
                                           ----------   -------   ----------   ----------
     Total Revenue                            223,187    89,750      214,368    1,203,728
                                           ----------   -------   ----------   ----------

COSTS AND EXPENSES:
  Personnel                                    25,913     6,917       15,858      112,598
  Real estate taxes and insurance              13,762    14,442       28,040      122,124
  Property management fees                     11,455     9,384       13,658       81,757
  Interest                                     67,703    30,572       61,321      336,543
  Depreciation and Amortization                38,689     7,999       38,544      198,668
  Other operating expenses                     38,897    11,831       25,268      201,482
  Major Maintenance                               555     3,183          586       18,942
                                           ----------   -------   ----------   ----------
     Total costs and expenses                 196,974    84,328      183,275    1,072,114
                                           ----------   -------   ----------   ----------

 NET INCOME (LOSS)                             26,213     5,422       31,093      131,614
                                           ----------   -------   ----------   ----------
                                           ----------   -------   ----------   ----------

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MID-CASE OFFERING)
         EXCHANGE MORTGAGE PARTNERSHIPS AND EXCHANGE HYBRID PARTNERSHIPS
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                            BSIV V,     BSIV X,      LCOB,     BSVF I,     BSIF,
                                              Ltd.      Ltd.         Ltd.       Ltd.       Ltd.      Total
                                              ----      ----         ----       ----       ----      -----
REVENUE:
  Equity in net income of affiliates       $      -   $  2,200    $      -   $      -   $      -   $  2,200
  Interest income from affiliates            50,542     13,488      30,936     52,249     42,691    189,906
  Other                                           -          -          80          -          -         80
                                           --------   --------    --------   --------   --------   --------
                                             50,542     15,688      31,016     52,249     42,691    192,186
                                           --------   --------    --------   --------   --------   --------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                -     16,500           -          -          -     16,500
  Interest expense to affiliate                   -     19,836           -          -          -     19,836
  Administrative fees to general partner      6,000      6,000       3,000      3,000      3,000     21,000
  General and administrative                  2,673      3,497       2,957      6,706      2,635     18,468
                                           --------   --------    --------   --------   --------   --------
                                              8,673     45,833       5,957      9,706      5,635     75,804
                                           --------   --------    --------   --------   --------   --------

Net income                                 $ 41,869   $(30,145)   $ 25,059   $ 42,543   $ 37,056   $116,382
                                           --------   --------    --------   --------   --------   --------
                                           --------   --------    --------   --------   --------   --------

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MINIMUM OFFERING)
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999
                                   (UNAUDITED)

                                                                                      Historical
                                                             ---------------------------------------------------------------
                                                                                                Exchange
                                                                                                Mortgage
                                                                                              Partnerships
                                                                 Baron                            and
                                                                Capital          Exchange      Exchange
                                                              Properties.          Equity         Hybrid
                                                                 L.P.         Partnerships    Partnerships      Sub-total
                                                                 ----         ------------    ------------      ---------

ASSETS:
Real Estate                                                  $  7,367,788    $  6,874,194    $          -    $ 14,241,982
   Less accumulated depreciation                               (1,319,534)       (725,008)              -      (2,044,542)
Investments in real estate limited partnership                  1,538,877               -         496,755       2,035,632
Cash and cash equivalent                                           97,454         196,320           6,377         300,151
Restricted cash                                                   158,545               -               -         158,545
Property management reimbursements receivable, affiliates         116,595               -               -         116,595
Notes receivable from affiliates                                        -               -       1,094,500       1,094,500

Notes receivable from non-affiliates                                    -               -         440,000         440,000
Advances receivable from affiliates                                     -               -         146,102         146,102
Other receivables                                                  43,911               -           9,394          53,305
Other property and equipment                                      148,682               -               -         148,682
Accrued interest receivable from non-affiliates                         -               -          19,538          19,538
Accrued interest receivable from affiliates                             -               -         248,230         248,230
Accounts receivable                                                     -          42,169               -          42,169
Deferred expenses, net                                                  -         625,105               -         625,105
Other assets                                                      241,951          49,799               -         291,750
                                                             ------------    ------------    ------------    ------------
   TOTAL                                                     $  8,394,269    $  7,062,579    $  2,460,896    $ 17,917,744
                                                             ------------    ------------    ------------    ------------
                                                             ------------    ------------    ------------    ------------

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
  Mortgages payable                                          $  4,291,076    $  4,743,209    $          -    $  9,034,285
  Notes Payable                                                   120,000               -         400,000         520,000
  Accounts payable and accrued liabilities                        480,026               -               -         480,026
  Capital lease obligation                                         55,984               -               -          55,984
  Advances payable to affiliates                                        -         362,562          61,500         424,062
  Accrued interest and payable                                          -          90,130          67,381         157,511
  Accrued real estate taxes payable                                     -          49,613               -          49,613
  Administrative fees payable to general partner                        -               -          47,893          47,893
  Security deposits and prepaid rent                               37,496          55,414               -          92,910
  Other liabilities                                                     -          12,052               -          12,052

PARTNERS' CAPITAL:
  General partner                                                 (15,576)         (2,990)           (174)        (18,740)
  Limited partner's                                             3,425,263       1,752,589       1,884,296       7,062,148
                                                             ------------    ------------    ------------    ------------
PARTNERS' CAPITAL                                               3,409,687       1,749,599       1,884,122       7,043,408
                                                             ------------    ------------    ------------    ------------
   TOTAL                                                     $  8,394,269    $  7,062,579    $  2,460,896    $ 17,917,744
                                                             ------------    ------------    ------------    ------------
                                                             ------------    ------------    ------------    ------------


                                                               Pro Forma        Pro Forma
                                                              Adjustments      Consolidated
                                                              -----------      ------------
ASSETS:
Real Estate                                                  $  1,632,000 (a)  $ 15,873,982
   Less accumulated depreciation                                        -        (2,044,542)
Investments in real estate limited partnership                          -         2,035,632
Cash and cash equivalent                                                -           300,151
Restricted cash                                                         -           158,545
Property management reimbursements receivable, affiliates               -           116,595
Notes receivable from affiliates                                1,271,000 (a)     2,089,500
                                                                                   (276,000) (b)
Notes receivable from non-affiliates                                    -           440,000
Advances receivable from affiliates                                     -           146,102
Other receivables                                                       -            53,305
Other property and equipment                                            -           148,682
Accrued interest receivable from non-affiliates                         -            19,538
Accrued interest receivable from affiliates                             -           248,230
Accounts receivable                                                     -            42,169
Deferred expenses, net                                                  -           625,105
Other assets                                                            -           291,750
                                                             ------------      ------------
   TOTAL                                                     $  2,627,000      $ 20,544,744
                                                             ------------      ------------
                                                             ------------      ------------

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES:
  Mortgages payable                                          $          -      $  9,034,285
  Notes Payable                                                         -           520,000
  Accounts payable and accrued liabilities                              -           480,026
  Capital lease obligation                                              -            55,984
  Advances payable to affiliates                                 (276,000) (b)      148,062
  Accrued interest and payable                                          -           157,511
  Accrued real estate taxes payable                                     -            49,613
  Administrative fees payable to general partner                        -            47,893
  Security deposits and prepaid rent                                    -            92,910
  Other liabilities                                                     -            12,052

PARTNERS' CAPITAL:
  General partner                                                   3,000 (a)       (15,740)
  Limited partner's                                             2,900,000 (a)     9,962,148
                                                             ------------      ------------
PARTNERS' CAPITAL                                               2,903,000         9,946,408
                                                             ------------      ------------
   TOTAL                                                     $  2,627,000      $ 20,544,744
                                                             ------------      ------------
                                                             ------------      ------------

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MINIMUM OFFERING)
                 HISTORICAL CONDENSED CONSOLIDATED BALANCE SHEET
                          EXCHANGE EQUITY PARTNERSHIPS
                                  JUNE 30, 1999
                                   (UNAUDITED)

                                                                  Historical
                                           --------------------------------------------------------
                                                             Bridge         Camellia       Stadium
                                           Steeplechase       Point          Court          Club            Total
                                           ------------       -----          -----          ----            -----
ASSETS:

Real Estate                                $ 1,821,218    $ 1,274,766    $ 1,530,266    $ 2,247,944    $ 6,874,194
Less accumulated depreciation                 (144,722)      (146,842)      (175,080)      (258,364)      (725,008)

Investments in partnership                           -              -              -              -              -
Cash and cash equivalent                        42,677         45,960         64,212         43,471        196,320
Accounts receivable                              4,602          2,081          2,489         32,997         42,169
Deferred expenses, net                               -        149,087        173,967        302,051        625,105
Other assets                                     6,131         (2,801)        22,801         23,668         49,799
                                           -----------    -----------    -----------    -----------    -----------

   TOTAL                                   $ 1,729,906    $ 1,322,251    $ 1,618,655    $ 2,391,767    $ 7,062,579
                                           -----------    -----------    -----------    -----------    -----------
                                           -----------    -----------    -----------    -----------    -----------

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Mortgages payable                        $ 1,254,307    $   710,881    $ 1,065,887    $ 1,712,134    $ 4,743,209
  Loans payable                                 75,459         32,000        112,000        143,103        362,562
  Accrued interest and payable                  64,973          4,283         (3,376)        24,250         90,130
  Accrued real estate taxes payable             15,156          9,368         14,705         10,384         49,613
  Security deposits and prepaid rent            16,572          9,946         14,824         14,072         55,414
  Other liabilities                                992              -              -         11,060         12,052

PARTNERS' CAPITAL:
  General Partner                               (2,416)           723           (821)          (476)        (2,990)
  Limited Partner's                            304,863        555,050        415,436        477,240      1,752,589
                                           -----------    -----------    -----------    -----------    -----------
PARTNERS' CAPITAL                              302,447        555,773        414,615        476,764      1,749,599
                                           -----------    -----------    -----------    -----------    -----------

   TOTAL                                   $ 1,729,906    $ 1,322,251    $ 1,618,655    $ 2,391,767    $ 7,062,579
                                           -----------    -----------    -----------    -----------    -----------
                                           -----------    -----------    -----------    -----------    -----------

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MINIMUM OFFERING)
         EXCHANGE MORTGAGE PARTNERSHIPS AND EXCHANGE HYBRID PARTNERSHIPS
                 HISTORICAL CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999
                                   (UNAUDITED)

                                                                                        Historical
                                                                       ----------------------------------------
                                                                            BSIV X,        LCOB,       BSVF I,
                                                                             Ltd.           Ltd.         Ltd.         Total
                                                                             ----          ----          ----         -----
ASSETS:

Investments in real estate limited partnership                         $   496,755    $         -   $         -   $   496,755
Cash and cash equivalent                                                     1,961             25         4,391         6,377
Notes receivable from affiliates                                           117,500        365,000       612,000     1,094,500
Notes receivable from non-affiliates                                       440,000              -             -       440,000
Advances receivable from affiliates                                         38,287         93,302        14,513       146,102
Other receivables                                                            9,394              -             -         9,394
Accrued interest receivable from non-affiliates                             19,538              -             -        19,538
Accrued interest receivable from affiliates                                  5,829        133,207       109,194       248,230
                                                                       -----------    -----------   -----------   -----------

   TOTAL                                                               $ 1,129,264    $   591,534   $   740,098   $ 2,460,896
                                                                       -----------    -----------   -----------   -----------
                                                                       -----------    -----------   -----------   -----------

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
  Advances payable to affiliates                                       $         -    $         -   $    61,500   $    61,500
  Note Payable                                                             400,000              -             -       400,000
  Accrued interest payable                                                  57,271              -        10,110        67,381
  Administrative fees payable to general partner                            15,393         13,500        19,000        47,893
  Other liabilities                                                              -              -             -             -

PARTNERS' CAPITAL:
  General Partner                                                           (1,021)           341           506          (174)
  Limited Partner's                                                        657,621        577,693       648,982     1,884,296
                                                                       -----------    -----------   -----------   -----------
PARTNERS' CAPITAL                                                          656,600        578,034       649,488     1,884,122
                                                                       -----------    -----------   -----------   -----------

   TOTAL                                                               $ 1,129,264    $   591,534   $   740,098   $ 2,460,896
                                                                       -----------    -----------   -----------   -----------
                                                                       -----------    -----------   -----------   -----------

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MINIMUM OFFERING)
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                                                               Historical
                                                                ---------------------------------------------
                                                                                                Exchange
                                                                                                Mortgage
                                                                                               Partnerships
                                                                    Baron                          and
                                                                   Capital       Exchange       Exchange
                                                                 Properties,      Equity          Hybrid
                                                                     L.P.      Partnerships    Partnerships        Sub-Total
                                                                     ----      ------------    ------------        ---------
REVENUE:
  Equity in net income of affiliates                           $         -    $         -       $     2,200       $     2,200
  Interest income from affiliates                                        -              -            96,673            96,673
  Other interest income                                                768              -                 -               768
  Rental income                                                    512,133        601,353                 -         1,113,486
  Other income                                                      78,372        111,113                80           189,565
                                                               -----------    -----------       -----------       -----------
     Total Revenue                                                 591,273        712,466            98,953         1,402,692
                                                               -----------    -----------       -----------       -----------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                                  29,093              -            16,500            45,593
  Interest expense to affiliate                                          -              -            19,836            19,836
  Administrative fees to general partner                                 -              -            12,000            12,000
  Personnel, including officers compensation                       369,372         75,934                 -           445,306
  Real estate taxes and insurance                                   51,994         63,721                 -           115,715
  Management , investment and administrative fees,
    managing shareholder and other operating expenses               77,504              -                 -            77,504
  Professional services                                            167,159              -                 -           167,159
  Advisory fees                                                          -              -                 -                 -
  Property management fees                                               -         45,844                 -            45,844
  Interest                                                         144,491        198,733                 -           343,224
  Depreciation and amortization                                     72,907        111,281                 -           184,188

  Other operating expenses                                         324,436        136,513            13,160           474,109
  Major maintenance                                                      -          7,232                 -             7,232
                                                               -----------    -----------       -----------       -----------
     Total costs and expenses                                    1,236,956        639,258            61,496         1,937,710
                                                               -----------    -----------       -----------       -----------
NET INCOME (LOSS)                                              $  (645,683)   $    73,208       $    37,457       $  (535,018)
                                                               -----------    -----------       -----------       -----------
                                                               -----------    -----------       -----------       -----------


                                                                Pro Forma
                                                               Adjustments        Pro Forma
                                                               -----------        ---------
REVENUE:
  Equity in net income of affiliates                           $         -       $     2,200
  Interest income from affiliates                                        -            96,673
  Other interest income                                                  -               768
  Rental income                                                          -         1,113,486
  Other income                                                           -           189,565
                                                               -----------       -----------
     Total Revenue                                                       -         1,402,692
                                                               -----------       -----------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                                       -            45,593
  Interest expense to affiliate                                          -            19,836
  Administrative fees to general partner                                 -            12,000
  Personnel, including officers compensation                             -           445,306
  Real estate taxes and insurance                                        -           115,715
  Management , investment and administrative fees,
    managing shareholder and other operating expenses                    -            77,504
  Professional services                                                  -           167,159
  Advisory fees                                                          -                 -
  Property management fees                                               -            45,844
  Interest                                                               -           343,224
  Depreciation and amortization                                   (111,000) (a)      189,188
                                                                   116,000  (a)
  Other operating expenses                                               -           474,109
  Major maintenance                                                      -             7,232
                                                               -----------       -----------
     Total costs and expenses                                        5,000         1,942,710
                                                               -----------       -----------
NET INCOME (LOSS)                                              $     5,000       $  (540,018)
                                                               -----------       -----------
                                                               -----------       -----------

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MINIMUM OFFERING)
                          EXCHANGE EQUITY PARTNERSHIPS
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                                                                   Camellia     Stadium
                                                       Steeplechase  Bridgepoint     Court        Club        Total
                                                       ------------  -----------     -----        ----        -----
REVENUE:
  Rental income                                           $146,691     $116,277     $128,581    $209,804    $601,353
  Other income                                              31,054       28,395       38,281      13,383     111,113
                                                          --------     --------     --------    --------    --------
     Total Revenue                                         177,745      144,672      166,862     223,187     712,466
                                                          --------     --------     --------    --------    --------
COSTS AND EXPENSES:
  Personnel                                                 26,024        8,695       15,302      25,913      75,934
  Real estate taxes and insurance                           18,033       12,200       19,726      13,762      63,721
  Property management fees                                  12,276       10,404       11,709      11,455      45,844
  Interest                                                  48,895       33,979       48,156      67,703     198,733
  Depreciation and Amortization                             28,944       19,441       24,207      38,689     111,281
  Other operating expenses                                  38,112       33,682       25,822      38,897     136,513
  Major Maintenance                                          1,662        1,631        3,384         555       7,232
                                                          --------     --------     --------    --------    --------
     Total costs and expenses                              173,946      120,032      148,306     196,974     639,258
                                                          --------     --------     --------    --------    --------

 NET INCOME (LOSS)                                        $  3,799       24,640       18,556      26,213      73,208
                                                          --------     --------     --------    --------    --------
                                                          --------     --------     --------    --------    --------

See notes to unaudited pro forma condensed consolidated financial information.

                         SELECTED FINANCIAL INFORMATION
           BARON CAPITAL PROPERTIES, L.P. (ASSUMING MINIMUM OFFERING)
         EXCHANGE MORTGAGE PARTNERSHIPS AND EXCHANGE HYBRID PARTNERSHIPS
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                                  BSIV X,      LCOB,     BSVF I,
                                                   Ltd.         Ltd.       Ltd.      Total
                                                   ----         ----       ----      -----
REVENUE:
  Equity in net income of affiliates             $  2,200    $      -   $      -   $  2,200
  Interest income from affiliates                  13,488      30,936     52,249     96,673
  Other                                                 -          80          -         80
                                                 --------    --------   --------   --------
                                                   15,688      31,016     52,249     98,953
                                                 --------    --------   --------   --------

COSTS AND EXPENSES:
  Equity in net loss of affiliates                 16,500           -          -     16,500
  Interest expense to affiliate                    19,836           -          -     19,836
  Administrative fees to general partner            6,000       3,000      3,000     12,000
  General and administrative                        3,497       2,957      6,706     13,160
                                                 --------    --------   --------   --------
                                                   45,833       5,957      9,706     61,496
                                                 --------    --------   --------   --------

Net income                                       $(30,145)   $ 25,059   $ 42,543   $ 37,457
                                                 --------    --------   --------   --------
                                                 --------    --------   --------   --------


See notes to unaudited pro forma condensed consolidated financial information.

                        BARON CAPITAL PROPERTIES, L.P.

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                                   (UNAUDITED)

NOTE 1.   BASIS OF PRESENTATION

          Baron Capital Properties, L.P. (the "Company") was organized in 1997 and commenced operations in 1998. The Company has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Company conducts all of the real estate operations and holds all direct or indirect property interests acquired. The unaudited pro forma condensed consolidated financial information represents the acquisition of the Exchange Partnerships, which will be accounted for under the purchase method of accounting, The Company has estimated the adjustments required to allocate the aggregate purchase price over the recorded book value of these partnerships. Such allocations are subject to final determinations based on valuations provided by the Company and other evaluations of fair value as if the acquisitions were effective on February 3, 1998 and presented on each balance sheet of June 30, 1999 for the unaudited pro forma condensed consolidated balance sheet. Therefore, the allocations reflected in the unaudited pro forma condensed consolidated financial information may differ from the amounts ultimately determined, Differences between the amounts included herein and the final allocations are not expected to have a material effect on the unaudited pro forma financial statements.

          There are three separate sets of pro forma schedules. The first set of schedules (maximum) assumes that 100% of the Exchange Partnerships participate in the offering. The second set of schedules (mid-case) assumes that approximately half the Exchange Partnerships participate in the offering. The third set of schedules (minimum) assumes the minimum number of Exchange Partnerships participate in the offering. For purposes of the mid-case and minimum case pro forma schedules the participating Exchange Partnerships have been selected on an arbitrary basis. The actual selection of participating Exchange Partnerships may differ from actual results if the offering is less than 100%.

NOTE 2.   PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT ADJUSTMENTS

          (a) Allocation of purchase price over book value of recorded partnership assets based upon estimates of fair values (valuations obtained by the Company) for limited partners and general partners. The fair value of the general partner interest is anticipated to be only a nominal amount with respect to each Exchange Partnership,

               Pro forma depreciation adjustment for die six months ended June 30, 1999 based upon assets recorded at fair value at the beginning of each year; primarily based upon 30 year asset lives. The purchase was recorded at fair value as of February 3, 1998.

          (b) Elimination of inter-company notes and advances. These amounts have not been eliminated on the historical condensed balance sheet schedule of individual Exchange Mortgage and Exchange Hybrid Partnerships as they are considered to be immaterial; however these balances have been eliminated on the unaudited pro forma condensed consolidated balance sheet.

                 BARON CAPITAL TRUST (ASSUMING MAXIMUM OFFERING)

                  ALLOCATION OF PURCHASE PRICE OVER BOOK VALUE

                                February 3, 1998

                                                                                          Purchase
                                                                       Estimates           Price
                                                                          of                Over
                                                          Book           Fair               Book
          Exchange Equity Partnership                     Value          Value             Value
          ---------------------------                     -----          -----             -----
STEEPLECHASE                                          $   404,000     $   824,000      $   420,000
EAGLE LAKE                                                386,000         924,000          538,000
BROOKWOOD                                                 170,000         381,000          211,000
LAUREL OAKS                                               324,000       1,360,000        1,036,000
BRIDGEPOINT                                               568,000         936,000          368,000
FOREST GLEN I                                             593,000       1,554,000          961,000
CAMELLIA                                                  475,000         841,000          366,000
GLEN LAKE                                               1,003,000       2,475,000        1,472,000
STADIUM CLUB                                              574,000       1,052,000          478,000
FOREST GLEN IV                                            148,000         254,000          106,000
FOREST GLEN II                                            729,000         987,000          258,000
FOREST GLEN III                                           738,000       1,007,000          269,000
BLOSSOM CORNERS                                           849,000       1,310,000          461,000
                                                       ----------     -----------       ----------
                                                        6,961,000      13,905,000        6,944,000
                                                       ----------     -----------       ----------

        Exchange Mortgage Partnerships
       and Exchange Hybrid Partnerships
       --------------------------------
BSIF V, Ltd.                                              802,000       1,265,000          463,000
BSIF VIII, Ltd.                                           788,000       1,258,000          470,000
BSIF X, Ltd.                                              697,000       1,282,000          585,000
BSIF IX, Ltd.                                             788,000       1,251,000          463,000
BMP, Ltd.                                                 494,000         625,000          131,000
LCOB, Ltd.                                                512,000         782,000          270,000
BSIF IV, Ltd.                                             723,000       1,040,000          317,000
BSVF I, Ltd.                                              574,000         990,000          416,000
BSIF VI, Ltd.                                             748,000       1,253,000          505,000
BSIF, Ltd.                                                810,000       1,327,000          517,000
                                                       ----------     -----------       ----------
                                                        6,936,000      11,073,000        4,137,000
                                                       ----------     -----------       ----------

TOTAL                                                $ 13,897,000    $ 24,978,000     $ 11,081,000
                                                       ----------     -----------       ----------
                                                       ----------     -----------       ----------

Estimates of Fair Value represent actual purchase price for each partnership.
  The purchase price was based on best estimate of fair value.

                BARON CAPITAL TRUST (ASSUMING MID-CASE OFFERING)

                  ALLOCATION OF PURCHASE PRICE OVER BOOK VALUE

                                February 3, 1998

                                                                                     Purchase
                                                                    Estimates          Price
                                                                        of              Over
                                                       Book            Fair             Book
       Exchange Equity Partnership                    Value           Value            Value
       ---------------------------                    -----           -----            -----
STEEPLECHASE                                        $  404,000      $   824,000      $  420,000
EAGLE LAKE                                             386,000          924,000         538,000
BRIDGEPOINT                                            568,000          936,000         368,000
CAMELLIA                                               475,000          841,000         366,000
STADIUM CLUB                                           574,000        1,052,000         478,000
FOREST GLEN III                                        738,000        1,007,000         269,000
BLOSSOM CORNERS                                        848,000        1,310,000         462,000
                                                    ----------      -----------      ----------
                                                     3,993,000        6,894,000       2,901,000
                                                    ----------      -----------      ----------
     Exchange Mortgage Partnerships
    and Exchange Hybrid Partnerships
    --------------------------------
BSIF V, Ltd.                                           802,000        1,265,000         463,000
BSIF X, Ltd.                                           697,000        1,282,000         585,000
LCOB, Ltd.                                             512,000          782,000         270,000
BSVF I, Ltd.                                           574,000          990,000         416,000
BSIF, Ltd.                                             810,000        1,327,000         517,000
                                                    ----------      -----------      ----------
                                                     3,395,000        5,646,000       2,251,000
                                                    ----------      -----------      ----------

                                                    $7,388,000      $12,540,000     $ 5,152,000
                                                    ----------      -----------      ----------
                                                    ----------      -----------      ----------

Estimates of Fair Value represent actual purchase price for each partnership.
  The purchase price was based on best estimate of fair value.

                 BARON CAPITAL TRUST (ASSUMING MINIMUM OFFERING)

                  ALLOCATION OF PURCHASE PRICE OVER BOOK VALUE

                                February 3, 1998


                                                                                   Purchase
                                                                   Estimates        Price
                                                                       of            Over
                                                       Book           Fair           Book
       Exchange Equity Partnership                    Value          Value          Value
       ---------------------------                    -----          -----          -----
STEEPLECHASE                                        $  404,000     $  824,000     $  420,000
BRIDGEPOINT                                            568,000        936,000        368,000
CAMELLIA                                               475,000        841,000        366,000
STADIUM CLUB                                           574,000      1,052,000        478,000
                                                    ----------     ----------     ----------
                                                     2,021,000      3,653,000      1,632,000
                                                    ----------     ----------     ----------
     Exchange Mortgage Partnerships
    and Exchange Hybrid Partnerships
    --------------------------------
BSIF X, Ltd.                                           697,000      1,282,000        585,000
LCOB, Ltd.                                             512,000        782,000        270,000
BSVF I, Ltd.                                           574,000        990,000        416,000
                                                    ----------     ----------     ----------
                                                     1,783,000      3,054,000      1,271,000
                                                    ----------     ----------     ----------

                                                   $ 3,804,000    $ 6,707,000    $ 2,903,000
                                                    ----------     ----------     ----------
                                                    ----------     ----------     ----------

Estimates of Fair Value represent actual purchase price for each partnership.
  The purchase price was based on best estimate of fair value.

                  ALLOCATION OF PURCHASE PRICE OVER BOOK VALUES

In the Exchange Offering, each Limited Partner in an Exchange Partnership will be given the option to acquire Operating Partnership Units in exchange for all limited partnership units held by the Limited Partner in the partnership. The valuation of the partnership was determined by the Managing Shareholder: (with respect to each Exchange Equity Partnership and each Exchange Hybrid Partnership (to the extent of their property interests) the value was based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants; with respect to each Exchange Mortgage Partnership and each Exchange Hybrid Partnership (to the extent of their mortgage interests in properties and other debt interests) the value was based upon the following factors: (1) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which the property is subject; (2) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (3) the operating history of the property; (4) the amount of distributable cash flow currently being generated by the property; plus (5) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------










                   BARON STRATEGIC INVESTMENT FUND IV, LTD.

                              FINANCIAL STATEMENTS

                     JUNE 30, 1999 AND DECEMBER 31, 1998












--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              BARON STRATEGIC INVESTMENT FUND IV, LTD.


                          TABLE OF CONTENTS
                          -----------------
                                                                                          PAGE
                                                                                          ----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                         1


FINANCIAL STATEMENTS

   Balance Sheets                                                                          2

   Statements of Operations                                                                3

   Statements of Partners' Capital                                                         4

   Statement of Cash Flows                                                                 5

   Notes to Financial Statements                                                          6-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Baron Strategic Investment Fund IV, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Strategic Investment Fund IV, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund IV, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.



                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
April 2, 1999

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                                 BALANCE SHEETS

                                                        June 30,    December 31,
                                                          1999          1998
                                                          ----          ----
                                                      (Unaudited)
                         ASSETS

Cash                                                   $      209     $      853
Notes receivable from affiliate                           976,439        976,439
Advances receivable from affiliates                        19,500         19,500
Accrued interest receivable from affiliates               199,496        142,576
                                                       ----------     ----------

                                                       $1,195,644     $1,139,368
                                                       ==========     ==========


           LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Note payable to affiliate                           $  259,639     $  259,639
   Accrued syndication costs                                  400            400
   Administrative fees payable to general partner          32,000         26,000
   Accrued interest payable to affiliate                   56,671         37,198
                                                       ----------     ----------
                                                          348,710        323,237
                                                       ----------     ----------

Commitments and Other Matter                                   --             --

Partners' Capital:
   General partner                                          2,099          1,541
   Limited partners                                       844,835        814,590
                                                       ----------     ----------
                                                          846,934        816,131
                                                       ----------     ----------

                                                       $1,195,644     $1,139,368
                                                       ==========     ==========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                            STATEMENTS OF OPERATIONS

                                               Six
                                              Months            Year Ended
                                               Ended            December 31,
                                              June 30,          ------------
                                               1999          1998         1997
                                               ----          ----         ----
                                            (Unaudited)
Revenues:
   Interest income from affiliate             $ 82,669     $166,018     $128,047
   Other                                             3          342        1,573
                                              --------     --------     --------
                                                82,672      166,360      129,620
                                              --------     --------     --------

Costs and Expenses:
   Interest expense to affiliate                19,473       40,388       67,699
   Administrative fees to general partner        6,000       12,000       12,000
   General and administrative                    1,396       10,925        5,181
                                              --------     --------     --------
                                                26,869       63,313       84,880
                                              --------     --------     --------

Net Income                                    $ 55,803     $103,047     $ 44,740
                                              ========     ========     ========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                        General       Limited
                                                        Partner       Partners        Total
                                                        -------       --------        -----
Partners' Capital, January 1, 1997                     $      64     $  70,023      $  70,087

Year Ended December 31, 1997:
   Capital contributions, net of syndication costs            --       604,810        604,810
   Distributions                                              --       (27,130)       (27,130)
   Net income                                                447        44,293         44,740
                                                       ---------     ---------      ---------

Partners' Capital, December 31, 1997                         511       691,996        692,507

Year Ended December 31, 1998:
   Capital Contributions, Net of Syndication Costs            --       112,590        112,590
   Distributions                                              --       (92,013)       (92,013)
   Net Income                                              1,030       102,017        103,047
                                                       ---------     ---------      ---------

Partners' Capital, December 31, 1998                       1,541       814,590        816,131

Six Months Ended June 30, 1999 (Unaudited):
   Distributions                                              --       (25,000)       (25,000)
   Net Income                                                558        55,245         55,803
                                                       ---------     ---------      ---------

Partners' Capital, June 30, 1999 (Unaudited)           $   2,099     $ 844,835      $ 846,934
                                                       =========     =========      =========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                              Six
                                                                             Months            Year Ended
                                                                             Ended             December 31,
                                                                            June 30,           ------------
                                                                             1999            1998         1997
                                                                             ----            ----         ----
                                                                          (Unaudited)
Cash Flows from Operating Activities:
   Net income                                                              $  55,803      $ 103,047      $  44,740
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in interest receivable from affiliates                  (56,920)      (121,718)       (20,858)
            Increase in administrative fees payable to general partner         6,000         12,000         12,000
            Increase in interest due to affiliate                             19,473         35,016          2,182
                                                                           ---------      ---------      ---------
               Net cash provided by operating activities                      24,356         28,345         38,064
                                                                           ---------      ---------      ---------

Cash Flows from Investing Activities:
   Investment in notes receivable from affiliate                                  --         (7,688)      (981,237)
   Payment received on loan to affiliate                                          --             --         12,486
   Advances to affiliates                                                         --             --        (19,500)
                                                                           ---------      ---------      ---------
               Net cash used in investing activities                              --         (7,688)      (988,251)
                                                                           ---------      ---------      ---------

Cash Flows from Financing Activities:
   Proceeds from notes payable to affiliate                                       --             --        690,000
   Payments on note payable to affiliate                                          --       (119,628)      (310,733)
   Increase (decrease) in accrued syndication costs payable                       --        (19,700)        20,100
   Partners' capital contributions                                                --        140,737        769,263
   Syndication costs                                                                        (28,147)      (164,453)
   Distributions to limited partners                                         (25,000)       (92,013)       (27,130)
                                                                           ---------      ---------      ---------
               Net cash provided by (used in) financing activities           (25,000)      (118,751)       977,047
                                                                           ---------      ---------      ---------

Net Increase (Decrease) in Cash                                                 (644)       (98,094)        26,860

Cash, Beginning                                                                  853         98,947         72,087
                                                                           ---------      ---------      ---------

Cash, Ending                                                               $     209      $     853      $  98,947
                                                                           =========      =========      =========

Supplemental Disclosures:
   Cash paid during the period for interest                                $      --      $   5,372      $  65,517
                                                                           =========      =========      =========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

            Baron Strategic Investment Fund IV, Ltd. ("the Partnership") was initially organized on October 1, 1996 under the laws of the State of Florida.

            The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,000,000, to be divided into 2,000 equal units of limited partnership interest.

            See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

            The Partnership provides debt financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

            Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

            At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

      Notes Receivable from Affiliate

            Notes receivable from affiliate are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118,

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliate (Continued)

            Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Use of Estimates

            The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

            The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of October 22, 1996:

      Capital Contributions of Partners

            The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,000,000, to be divided into 2,000 units of limited partnership units. A capital account is maintained for each partner.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Term

            The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

      Distributions

            Cash Distributions

                  The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated to the general partner.

            Distributions of Net Proceeds

                  Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 18% cash-on-cash return; and (b) the balance, if any, is distributed to the general partner.

      Allocation of Income and Loss

            Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

            Income

                  The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

            Losses

                  After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Dissolution

            The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

            Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

            Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2003.

NOTE 3. NOTES RECEIVABLE FROM AFFILIATE

      The following are the balances of the notes receivable from affiliate and a portion of the balance of accrued interest receivable from affiliates as of June 30, 1999 and December 31, 1998:

                                                                 June 30, 1999            December 31, 1998
                                                                 -------------            -----------------
                                                               Notes        Accrued       Notes       Accrued
                                                            Receivable      Interest    Receivable    Interest
                                                            ----------      --------    ----------    --------
                                                                  (Unaudited)
            Country Square Apartments, Ltd.
               ("Country Square")                            $797,189       $154,576     $797,189     $102,780  (a)
            Country Square                                    179,250         41,868      179,250       37,756  (b)
                                                             --------       --------     --------     --------
                                                             $976,439       $196,444     $976,439     $140,536
                                                             ========       ========     ========     ========

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATE (Continued)

      (a) In March 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Country Square, were converted into promissory notes as more fully described in the table below:

                  Country Square Second Mortgage Note; matures on April 30,
                  2008; accrues interest at an minimum annual rate of 12%;
                  secured by a lien upon certain real and personal property of
                  Country Square; subordinated to the first mortgage which had a balance of approximately $1,582,000 and $1,590,000 as of June
                  30, 1999 and December 31, 1998, respectively.                           $1,192,987

                  Less discount                                                              395,798
                                                                                          ----------
                  Note receivable, net of discount                                        $  797,189
                                                                                          ==========

      (b) In July 1997, the Partnership made a loan to Country Square of $171,562 pursuant to the terms of a promissory note. During 1998, the loan was amended and restated at $179,250. The note matures on April 30, 2008 and accrues interest, which is payable quarterly, at 12% per annum.

      On December 15, 1998, Country Square amended and restated the above note and mortgage and whereby the note and mortgage are secured by a Consolidated Replacement Second Mortgage Deed executed on February 26, 1998.

NOTE 4. ADVANCES RECEIVABLE FROM AFFILIATES

      The following comprise the advances and accrued interest receivable from affiliates as of June 30, 1999 and December 31, 1998:

                                                                  June 30, 1999          December 31, 1998
                                                                  -------------          -----------------
                                                                             Accrued                  Accrued
                                                               Receivable    Interest   Receivable    Interest
                                                               ----------    --------   ----------    --------
                                                                     (Unaudited)
            Baron Strategic Vulture Fund I, Ltd.                 $17,000      $3,052      $17,000      $2,040  (a)
            Country Square                                         2,500          --        2,500          --  (b)
                                                                 -------      ------      -------      ------
                                                                 $19,500      $3,052      $19,500      $2,040
                                                                 =======      ======      =======      ======

      (a) During 1997, the Partnership made advances aggregating $17,000 to Baron Strategic Vulture Fund I, Ltd., an affiliate. These advances are due on demand and bear interest at 12% commencing in 1998.

      (b) During 1997, the Partnership made advances aggregating $2,500 to Country Square Apartments, Ltd. ("Country Square"), an affiliate. These advances are due on demand.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5. NOTE PAYABLE TO AFFILIATE

      In March 1997, the Partnership borrowed funds from Baron Strategic Investment Fund VI, Ltd. ("Fund VI") pursuant to the terms of a promissory note. The outstanding principal balance of $259,639 is due at maturity in September 2002 with interest payable monthly at 15% per annum. As collateral for the note payable, the Partnership has granted Fund VI a security interest in the second mortgage notes and mortgages (see Note 3). The note had an unpaid principal balance of $259,639 as of June 30, 1999 and December 31, 1998. Interest expense to the affiliate amounted to $19,474 for the six months ended June 30, 1999 and $40,388 and $67,699 for 1998 and 1997, respectively. Accrued interest of $56,671 and $37,198 remained unpaid as of June 30, 1999 and December 31, 1998, respectively.

NOTE 6. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      In 1996, in accordance with the terms of a Private Placement Memorandum dated October 22, 1996, the Partnership issued 180 units of limited partnership interest of the 2,000 units being offered at $500 per unit for total gross proceeds of $90,000. Costs of $17,400 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $14,000 was paid to the General Partner for administrative, legal and investment fees.

      During 1997, the Partnership issued 1,538.5 units of limited partnership interest at $500 per unit for total gross proceeds of $769,263. This issuance increased the total units sold to 1,718.5 units of the 2,000 units being offered. Costs of $164,453 incurred in connection with syndicating these partnership units have been recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $80,570 was incurred with regard to the General Partner for administrative, legal and investment fees.

      During 1998, the Partnership issued the remaining 281.5 units at $500 per unit for a total of $140,737. Costs of $28,147 incurred in connection with syndicating these partnership units were recorded as a reduction of limited partner's capital contributions in 1998. Of the syndication costs, $25,430 was paid to the General Partner for administrative, legal and investment fees. Syndication costs of $400 were unpaid and accrued as of June 30, 1999 and December 31, 1998.

NOTE 7. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                              FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

================================================================================

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          1

FINANCIAL STATEMENTS

   Balance Sheets                                                           2

   Statements of Operations                                                 3

   Statements of Partners' Capital                                          4

   Statements of Cash Flows                                                 5

   Notes to Financial Statements                                           6-13

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Baron Strategic Investment Fund V, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Strategic Investment Fund V, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund V, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.


                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
April 2, 1999

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                                 BALANCE SHEETS

                                                      June 30,   December 31,
                                                        1999        1998
                                                        ----        ----
                                                     (Unaudited)
                        ASSETS
Cash                                                  $    485     $     52
Notes receivable from affiliates                       741,563      743,100
Advances receivable from affiliates                     80,939       80,939
Accrued interest receivable from affiliates             41,775       52,802
                                                      --------     --------

                                                      $864,762     $876,893
                                                      ========     ========


             LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to general partner     $ 13,000     $  7,000
                                                      --------     --------

Commitments and Other Matter                                --           --

Partners' Capital
   General partners                                         69           69
   Limited partners                                    851,693      869,824
                                                      --------     --------
                                                       851,762      869,893
                                                      --------     --------

                                                      $864,762     $876,893
                                                      ========     ========

                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                            STATEMENTS OF OPERATIONS

                                               Six
                                              Months           Year Ended
                                               Ended          December 31,
                                              June 30,        ------------
                                               1999         1998        1997
                                               ----         ----        ----
                                            (Unaudited)
Revenues:
   Interest income from affiliates            $50,536     $93,797     $55,694
   Other                                            6         493       3,423
                                              -------     -------     -------
                                               50,542      94,290      59,117
                                              -------     -------     -------

Cost and Expenses:
   Administrative fees to general partner       6,000      12,000      12,000
   General and administrative                   2,673       7,512       5,117
                                              -------     -------     -------
                                                8,673      19,512      17,117
                                              -------     -------     -------

Net Income                                    $41,869     $74,778     $42,000
                                              =======     =======     =======

                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                        General       Limited
                                                        Partner       Partners        Total
                                                        -------       --------        -----
Partners' Capital, January 1, 1997                     $      69     $  85,614      $  85,683

Year Ended December 31, 1997
   Capital contributions, net of syndication costs            --       850,300        850,300
   Distributions                                              --       (62,868)       (62,868)
   Net Income                                                 --        42,000         42,000
                                                       ---------     ---------      ---------

Partners' Capital, December 31, 1997                          69       915,046        915,115

Year Ended December 31, 1998:
   Distributions                                              --      (120,000)      (120,000)
   Net Income                                                 --        74,778         74,778
                                                       ---------     ---------      ---------

Partners' Capital, December 31, 1998                          69       869,824        869,893

Six Months Ended June 30, 1999 (Unaudited):
   Distributions                                              --       (60,000)       (60,000)
   Net income                                                 --        41,869         41,869
                                                       ---------     ---------      ---------

Partners' Capital, June 30, 1999 (Unaudited)           $      69     $ 851,693      $ 851,762
                                                       =========     =========      =========

                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                              Six
                                                                             Months                Year Ended
                                                                             Ended                 December 31,
                                                                             June 30,              ------------
                                                                              1999             1998            1997
                                                                              ----             ----            ----
                                                                          (Unaudited)
Cash Flows from Operating Activities:
   Net income                                                             $    41,869      $    74,778      $    42,000
   Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
         Changes in operating assets and liabilities:
            Increase (decrease) in accrued interest receivable
               from affiliates                                                 11,027            2,892          (55,694)
            Increase (decrease) in administrative fees payable
               to general partner                                               6,000           (7,000)          12,000
                                                                          -----------      -----------      -----------
                  Net cash provided by (used in) operating activities          58,896           70,670           (1,694)
                                                                          -----------      -----------      -----------

Cash Flows from Investing Activities:
   Investment in notes receivable from affiliates                                  --          (29,500)        (706,100)
   Investment in advance receivable from affiliates                                --          (77,339)         (54,800)
   Collection of notes receivable from affiliates                               1,537               --               --
   Collection of advance receivable from affiliates                                --           43,700               --
                                                                          -----------      -----------      -----------
                  Net cash used in investing activities                         1,537          (63,139)        (760,900)
                                                                          -----------      -----------      -----------

Cash Flows from Financing Activities:
   Partners' capital contributions                                                 --               --        1,090,000
    Syndication costs paid                                                         --               --         (239,700)
   Distributions to limited partners                                          (60,000)        (120,000)         (62,868)
                                                                          -----------      -----------      -----------
                  Net cash provided by (used in) financing activities         (60,000)        (120,000)         787,432
                                                                          -----------      -----------      -----------

Net Increase (Decrease) in Cash                                                   433         (112,469)          24,838

Cash, Beginning                                                                    52          112,521           87,683
                                                                          -----------      -----------      -----------

Cash, Ending                                                              $       485      $        52      $   112,521
                                                                          ===========      ===========      ===========

Supplemental Information:
   Non-cash transactions:
      Reclassification of advances receivable to notes
         receivable from affiliates                                       $        --      $     7,500      $        --
                                                                          ===========      ===========      ===========

                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

            Baron Strategic Investment Fund V, Ltd. ("the Partnership") was initially organized on October 1, 1996 under the laws of the State of Florida.

            The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

            See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

            The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

            Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

            At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution, which the Partnership believes limits these risks.

      Notes Receivable from Affiliates

            Notes receivable from affiliates are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliates (Continued)

            Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Use of Estimates

            The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the allowance for impairment and the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

            The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of October 23, 1996:

      Capital Contributions of Partners

            The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

      Term

            The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Distributions

            Cash Distributions

                  The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 15% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated to the general partner.

            Distributions of Net Proceeds

                  Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 15% cash-on-cash return; and (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

      Allocation of Income and Loss

            Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

            Income

                  The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

            Losses

                  After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

      Dissolution

            The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Dissolution (Continued)

            general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

            Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

            Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2003.

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES

      The following are the balances of the notes receivable and a portion of the accrued interest due from affiliates as of June 30, 1999 and December 31, 1998:

                                                         June 30, 1999           December 31, 1998
                                                         -------------           -----------------
                                                           (Unaudited)
                                                       Notes       Accrued       Notes       Accrued
                                                     Receivable   Interest     Receivable   Interest
                                                     ----------   --------     ----------   --------
            Sunrise Apartments, Ltd.("Sunrise")      $502,463     $     --     $504,000     $ 24,588   a)
            Curiosity Creek Apartments, Ltd.
              ("Curiosity Creek")                     218,100       27,960      218,100       18,425   b)
            Baron Strategic Investment Fund III,
              Ltd. ("Candlewood II")                   21,000        2,700       21,000        1,850   c)
                                                     --------     --------     --------     --------
                                                     $741,563     $ 30,660     $743,100     $ 44,863
                                                     ========     ========     ========     ========

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)

      a) In June 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Sunrise, were converted into promissory notes as more fully described in the table below.

                                                                                      June 30,      December 31,
                                                                                        1999            1998
                                                                                        ----            ----
            Sunrise Second Mortgage Note; matures on October 1, 2007; accrues interest at an minimum annual rate of 6% and provides for
            participation interest at the rate of 3% per annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not exceed the available cash flow, as defined in the note; provides for additional participation interest in an amount equal to 20% of remaining available cash flow, as defined, which will continue to be made until such time as the collateral has been sold, and which obligation will continue notwithstanding total repayment of the principal amount of the note; secured by a lien upon certain real and personal property of Sunrise; subordinated to the first mortgage which had a balance of approximately $1,022,000 and $1,027,000 as of June
            30, 1999 and December 31, 1998, respectively.                           $   335,000    $   335,000

            Secured promissory note, representing advances made by the former general partner to Sunrise. The note matures on October 1, 2007;
            accrues interest, which is payable quarterly, at 4% per annum.              621,515        621,515

            Secured promissory note, representing advances made by the former general partner to Sunrise. The note matures on October 1, 2007;
            accrues interest, which is payable quarterly, at 1% over prime
            (8.75% as of June 30, 1999 and December 31, 1998).                            1,467          1,467

            Other receivables, related to advances for refinancing fees and professional services; due on demand; bears interest at 12%
            effective December 15, 1998.                                                 48,468         48,468
                                                                                    -----------    -----------
                                                                                      1,006,450      1,006,450
            Less discount                                                               518,450        518,450
                                                                                    -----------    -----------
            Subtotal of notes receivable, net of discount                               488,000        488,000

            Secured promissory note representing other advances made to
            Sunrise. The note matures on October 1, 2007; accrues interest,
            which is payable quarterly, at 12% per annum.                                14,463         16,000
                                                                                    -----------    -----------
               Total                                                                $   502,463    $   504,000
                                                                                    ===========    ===========

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)

            On December 15, 1998, Sunrise amended and restated all the above notes and mortgages and entered into a Second Amendment to Open-End Second Mortgage and Security Agreement by which all of the above notes [except for the $49,468 receivables] will be secured by the Second Mortgage. The amendment also provides for additional advances not to exceed a $2,000,000 maximum to be evidenced by an Additional Advance Agreement or note.

      b) In March 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Curiosity Creek, were converted into promissory notes as more fully described in the table below.

            Curiosity Creek Second Mortgage Note; matures on April 1, 2007;
            accrues interest at an minimum annual rate of 6% and
            participation interest at the rate of 3% per annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not exceed the available cash flow, as defined in the note; provides for additional participation interest in an amount equal to 30% of remaining available cash flow, as defined, which will continue to be made until such time as the collateral has been sold, and which obligation will continue notwithstanding total repayment of the principal amount of the note; secured by a lien upon certain real and personal property of Curiosity Creek; subordinated to the first mortgage which had a balance of approximately $1,286,000 and $1,293,000 as
            of June 30, 1999 and December 31, 1998, respectively.                                  $   807,560

            Unsecured promissory note, representing advances made by the former general partner to Curiosity Creek. The note is payable upon demand
            and bears an annual interest at the rate of 12.5%, payable monthly.                        416,000

            Unsecured promissory note, representing advances made by the former general partner to Curiosity Creek. The note is payable on demand and bears interest at 1% over prime (8.75% as of June 30,
            1999 and December 31, 1998).                                                               414,380

            Other receivables, related to advances for refinancing fees and
            professional fees                                                                           29,732
                                                                                                   -----------
                                                                                                     1,667,672
            Percentage purchased                                                                        26.27%
                                                                                                   -----------
                                                                                                       438,097
            Less discount                                                                              219,997
                                                                                                   -----------
            Notes receivable, net of discount                                                      $   218,100
                                                                                                   ===========

      c) In April 1998 Candlewood made a promissory note in favor of the Partnership in the original principal amount of $21,000 to cover certain advances made to Candlewood. The note matures on March 1, 2003, and accrues interest, which is payable quarterly, at an annual rate of 12%. The note is subordinated to the first mortgage which had a balance of approximately $587,000 and $595,000 as of June 30, 1999 and December 31, 1998, respectively, and is secured by an

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)

      Open-End Second Mortgage and Security Agreement on the Candlewood II apartment property. Two other loans by affiliated partnerships in the aggregate principal amount of $143,500 are also secured by separate second mortgages on the property. Each of the lending parties has agreed to share the benefits of the second mortgages on a pari-passu basis.

            Notes receivable                                        $21,000
                                                                    =======

NOTE 4. ADVANCES RECEIVABLE FROM AFFILIATES

      In 1998, the Partnership provided funding to affiliates by means of advances in an arrangement equivalent to an open-ended line of credit. The advances are due on demand and provide for interest at 12% per annum. The balances as of June 30, 1999 and December 31, 1998 are as follows:

                                                                    June 30, 1999              December 31, 1998
                                                                    -------------              -----------------
                                                                     (Unaudited)
                                                                Advance        Accrued       Advance       Accrued
                                                              Receivable      Interest      Receivable    Interest
                                                              ----------      --------      ----------    --------
            Curiosity Creek                                     $36,439      $  4,056         $36,439       $3,528
            Baron Strategic Vulture Fund I, Ltd.                 44,500         7,059          44,500        4,411
                                                                -------       -------         -------       ------
               Total                                            $80,939       $11,115         $80,939       $7,939
                                                                =======       =======         =======       ======

NOTE 5. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      In 1996, in accordance with the terms of a Private Placement Memorandum dated October 23, 1996, the Partnership issued 220 units of limited partnership interest units at $500 per unit for gross proceeds of $110,000. Costs of $22,300 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $22,300 in syndication costs incurred in 1996, the Partnership paid $17,500 to its general partner for administrative, legal and investment fees.

      During 1997, the Partnership issued the remaining 2,180 units of the limited partner interest units at $500 per unit for gross proceeds of $1,090,000. Costs of $239,700 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $239,700 in syndication costs incurred in 1997, the Partnership paid $124,500 to its general partner for administrative, legal and investment fees.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 6. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                              FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

================================================================================

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           1

FINANCIAL STATEMENTS

   Balance Sheets                                                            2

   Statements of Operations                                                  3

   Statements of Partners' Capital                                           4

   Statements of Cash Flows                                                  5

   Notes to Financial Statements                                            6-12

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Baron Strategic Investment Fund VIII, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Strategic Investment Fund VIII, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund VIII, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.


                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
April 2, 1999

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                                 BALANCE SHEETS

                                                      June 30,   December 31,
                        ASSETS                         1999         1998
                                                       ----         ----
                                                    (Unaudited)

Cash                                                  $    134     $     50
Notes receivable from affiliates                       807,155      807,155
Advances receivable from affiliates                     10,000       10,159
Accrued interest receivable from affiliates             72,700       40,439
                                                      --------     --------

                                                      $889,989     $857,803
                                                      ========     ========

           LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to general partner     $ 13,000     $  7,000
                                                      --------     --------
                                                        13,000        7,000
                                                      --------     --------

Commitments and Other Matter                                --           --

Partners' Capital:
   General partner                                          90           90
   Limited partners                                    876,899      850,713
                                                      --------     --------
                                                       876,989      850,803
                                                      --------     --------

                                                      $889,989     $857,803
                                                      ========     ========

                       See notes to financial statements.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                            STATEMENTS OF OPERATIONS

                                                Six
                                               Months           Year Ended
                                               Ended            December 31,
                                              June 30,          ------------
                                                1999         1998         1997
                                                ----         ----         ----
                                             (Unaudited)
Revenues:
   Interest income from affiliates            $ 48,194     $100,741     $ 38,892
   Other                                             3          762        1,708
                                              --------     --------     --------
                                                48,197      101,503       40,600
                                              --------     --------     --------

Costs and Expenses:
   Administrative fees to general partner        6,000       12,000       10,000
   General and administrative                    2,471       19,873        4,453
                                              --------     --------     --------
                                                 8,471       31,873       14,453
                                              --------     --------     --------

Net Income                                    $ 39,726     $ 69,630     $ 26,147
                                              ========     ========     ========

                       See notes to financial statements.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                        General       Limited
                                                        Partner       Partners        Total
                                                        -------       --------        -----
Partners' Capital, January 1, 1997                     $      --     $      --      $      --

Year Ended December 31, 1997:
   Capital contributions, net of syndication costs            90       865,611        865,701
   Distributions                                              --       (30,450)       (30,450)
   Net income                                                 --        26,147         26,147
                                                       ---------     ---------      ---------

Partners' Capital, December 31, 1997                          90       861,308        861,398

Year Ended December 31, 1998:
   Capital contributions, net of syndication costs                      38,299         38,299
   Distributions                                              --      (118,524)      (118,524)
   Net income                                                 --        69,630         69,630
                                                       ---------     ---------      ---------

Partners' Capital, December 31, 1998                          90       850,713        850,803

Six Months Ended June 30, 1999 (Unaudited):
   Distributions                                              --       (13,540)       (13,540)
   Net income                                                 --        39,726         39,726
                                                       ---------     ---------      ---------

Partners' Capital, June 30, 1999 (Unaudited)           $      90     $ 876,899      $ 876,989
                                                       =========     =========      =========

                              See accountant report

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                              Six
                                                                             Months                Year Ended
                                                                             Ended                 December 31,
                                                                            June 30,               ------------
                                                                              1999             1998             1997
                                                                              ----             ----             ----
                                                                          (Unaudited)
Cash Flows from Operating Activities:
   Net income                                                             $    39,726      $    69,630      $    26,147
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliates           (32,261)          (1,547)         (38,892)
            Increase (decrease) in administrative fees payable
               to general partner                                               6,000           (3,000)          10,000
                                                                          -----------      -----------      -----------
                  Net cash provided by operating activities                    13,465           65,083           (2,745)
                                                                          -----------      -----------      -----------

Cash Flows from Investing Activities:
   Investment in notes receivable from affiliates                                  --         (104,159)        (685,650)
   Advances to affiliates                                                          --             (159)         (65,095)
   Collection on notes receivables and advances                                   159           37,749               --
                                                                          -----------      -----------      -----------
                  Net cash provided by (used in) investing activities             159          (66,569)        (750,745)
                                                                          -----------      -----------      -----------

Cash Flows from Financing Activities:
   Partners' capital contributions                                                 --           50,869        1,149,131
   Syndication costs paid                                                          --          (12,570)        (283,430)
   (Decrease) increase in accrued syndication costs                                --           (2,854)           2,854
   Distributions to limited partners                                          (13,540)        (118,524)         (30,450)
                                                                          -----------      -----------      -----------
                  Net cash provided by (used in) financing activities         (13,540)         (83,079)         838,105
                                                                          -----------      -----------      -----------

Net Increase (Decrease) in Cash                                                    84          (84,565)          84,615

Cash, Beginning                                                                    50           84,615               --
                                                                          -----------      -----------      -----------

Cash, Ending                                                              $       134      $        50      $    84,615
                                                                          ===========      ===========      ===========

Supplemental Information:
   Non-cash transactions:
      Reclassification of advances receivable to
         notes receivable from affiliates                                 $        --      $    46,120      $        --
                                                                          ===========      ===========      ===========

                       See notes to financial statements.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

            Baron Strategic Investment Fund VIII, Ltd. ("the Partnership") was initially organized on February 25, 1997 under the laws of the State of Florida.

            The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

            See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

            The Partnership provides debt financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

            Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

            At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

      Notes Receivable from Affiliates

            Notes receivable from affiliates are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliates (Continued)

            Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Use of Estimates

            The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

            The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of February 26, 1997.

      Capital Contributions of Partners

            The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Term

            The Partnership will continue through December 31, 2025, unless sooner terminated by law or under certain provisions of the Agreement.

      Distributions

            Cash Distributions

                  The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12.5% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated 50% to the limited partners and 50% to the general partner.

            Distributions of Net Proceeds

                  Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 12.5% cash-on-cash return; and (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

      Allocation of Income and Loss

            Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

            Income

                  The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

            Losses

                  After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Dissolution

            The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

            Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

            Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2004.

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES

      The following are the principal balances of the notes receivable, net of unamortized discount, and a portion of accrued interest due from affiliates at June 30, 1999 and December 31, 1998:

                                                                      June 30, 1999         December 31, 1998
                                                                      -------------         -----------------
                                                                       (Unaudited)
                                                                    Notes      Accrued       Notes      Accrued
                                                                 Receivable    Interest   Receivable   Interest
                                                                 ----------    --------   ----------   --------
            Longwood Apartments I, Ltd.
               ("Longwood I")                                     $577,429     $59,273      $577,429    $28,484   a)
            Heatherwood Apartments II, Ltd.
               ("Heatherwood II")                                  152,726         700       152,726      3,785   b)
            Burlington Development, L.P. ("Burlington")                 --       7,765            --      7,765   c)
            Sycamore Real Estate Development,
               Ltd. ("Sycamore")                                    77,000       4,962        77,000        405   d)
                                                                  --------     -------      --------    -------
                                                                  $807,155     $72,700      $807,155    $40,439
                                                                  ========     =======      ========    =======

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)

      (a) In July 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Longwood I, were converted into promissory notes as more fully described in the table below:

            Longwood I Second Mortgage Note; matures on October 1, 2007;
            accrues interest at an minimum annual rate of 6% and provides for participation interest at the rate of 3% per annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not exceed the available cash flow, as defined in the note; provides for additional participation interest in an annual equal to 20% of remaining available cash flow, as defined, which will continue to be made until such time as the collateral has been sold, and which obligation will continue notwithstanding total repayment of the principal amount of the note; secured by a lien upon certain real and personal property of Longwood I; subordinated to the first mortgage which had a balance of approximately $1,022,000 and $1,027,000 as of June 30, 1999 and December 31, 1998,
            respectively.                                                                           $368,558

            Secured promissory note, representing advances made by the former general partner to Longwood I. The note matures on
            October 1, 2007 and bears interest, which is payable quarterly, at 1% over prime (8.75% as of June 30, 1999 and December 31,
            1998).                                                                                   526,465

            Secured promissory note, representing other receivables,
            related to advances for refinancing fees and professional
            services. The note matures on October 1, 2007 and bears
            interest at 12%, which is payable quarterly.                                              21,966
                                                                                                    --------
                                                                                                     916,989
            Less discount                                                                            391,839
                                                                                                    --------
            Notes receivable, net of discount                                                        525,150

            Secured promissory note representing other advances made to
            Longwood I by the Partnership. The note matures on October 1, 2007;
            and bears interest, which is payable quarterly, at 12% per annum.                         52,279
                                                                                                    --------

               Net second mortgage notes receivable                                                 $577,429
                                                                                                    ========

            On December 15, 1998, Longwood I amended and restated all the above notes and mortgages and entered into a Second Amendment to Open-End Second Mortgage and Security Agreement by which all of the above notes are secured by lien of the Second Mortgage. The amendment also provides for additional advances not to exceed a $1,300,000 maximum to be evidenced by an Additional Advance Agreement or note.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)

      (b) In August 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Heatherwood II, were converted into promissory notes as more fully described in the table below:

            Heatherwood II Second Mortgage Note; matures on October 1,
            2004; accrues interest at an minimum annual rate of 6% and participation interest at the rate of 3% per annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not exceed the available cash flow, as defined in the note; provides for additional participation interest in an annual equal to 20% of remaining available cash flow, as defined, which will continue to be made until such time as the collateral has been sold, and which obligation will continue notwithstanding total repayment of the principal amount of the note; secured by a lien upon certain real and personal property of Heatherwood II; subordinated to the first mortgage which had a balance of approximately
            $699,000 and $703,000 as of June 30, 1999 and December 31,
            1998, respectively.                                                                      $325,000

            Unsecured promissory note, representing advances made by the former general partner to Heatherwood II. The note is payable on demand and bears interest at 1% over prime (8.75% as of June
            30, 1999 and December 31, 1998).                                                            1,742
                                                                                                     --------

                                                                                                      326,742
            Percentage purchased                                                                          58%
                                                                                                     --------
                                                                                                      189,511
            Less discount                                                                              36,785
                                                                                                     --------
            Notes receivable, net of discount                                                        $152,726
                                                                                                     ========

      (c) During 1998, the Partnership made net advances aggregating $77,000 to Burlington, an affiliate. The advances bear interest at 12% and are due on demand. In December 1998, the Partnership endorsed the promissory note to Sycamore. Sycamore provided a new promissory note to the Partnership as more fully described in (d) below.

      (d) Secured promissory note representing advances made to Sycamore Real Estate Development, L.P. The note matures on December 14, 2003; accrues interest at an annual rate of 12%; is secured by a lien upon certain real and personal property of Villas at Lake Sycamore; and is subordinated to the first mortgage which had a balance of approximately $866,000 as of June 30, 1999 and December 31, 1998. Two other affiliated partnerships also hold second mortgage notes in the aggregate principal amount of $473,000 secured by the property. The lending parties have agreed to share the benefits of the second mortgage on a pari-passu basis.

              Note receivable                                           $77,000
                                                                        =======

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4. ADVANCES RECEIVABLE FROM AFFILIATES

      During 1997 and 1998, the Partnership provided funding to affiliates by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and are non-interest bearing. The balance as of June 30, 1999 and December 31, 1998 is comprised of the following:

                                                       June 30,     December 31,
                                                        1999            1998
                                                        ----            ----
                                                     (Unaudited)

      Pineview Apartments, Ltd.                        $10,000        $10,000
      Heatherwood Apartments II, Ltd.                       --            159
                                                       -------        -------
                                                       $10,000        $10,159
                                                       =======        =======

NOTE 5. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      During 1997, in accordance with the terms of a Private Placement Memorandum dated February 26, 1997, the Partnership issued 2,298 units of limited partner interest of the 2,400 units being offered at $500 per unit for gross proceeds of $1,149,041. Costs of $283,430 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $168,525 was paid to the General Partner for administrative, legal and investment fees.

      During 1998, the Partnership issued the remaining 102 units at $500 per unit for gross proceeds of $50,959. Costs of $12,570 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions in 1998. Of the syndication costs, $7,475 was paid to the General Partner for administrative, legal and investment fees.

NOTE 6. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                              FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

================================================================================

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          1

FINANCIAL STATEMENTS

   Balance Sheets                                                           2

   Statements of Operations                                                 3

   Statements of Partners' Capital                                          4

   Statements of Cash Flows                                                 5

   Notes to Financial Statements                                           6-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Baron Strategic Investment Fund, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Strategic Investment Fund, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.


                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
April 2, 1999

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                                 BALANCE SHEETS

                                                     June 30,     December 31,
                                                       1999          1998
                                                       ----          ----
                                                    (Unaudited)
                           ASSETS
Cash                                                  $  7,033     $  7,653
Notes receivable from affiliates                       787,148      787,148
Accrued interest receivable from affiliates             98,765       90,089
                                                      --------     --------

                                                      $892,946     $884,890
                                                      ========     ========

             LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to general partner        9,000        6,000
                                                      --------     --------

Commitments and Other Matter                                --           --

Partners' Capital:
   General partner                                          90           90
   Limited partners                                    883,856      878,800
                                                      --------     --------
                                                       883,946      878,890
                                                      --------     --------

                                                      $892,946     $884,890
                                                      ========     ========

                       See notes to financial statements.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                            STATEMENTS OF OPERATIONS

                                                Six
                                               Months           Year Ended
                                               Ended             December
                                              June 30,           --------
                                                1999         1998         1997
                                                ----         ----         ----
                                             (Unaudited)
Revenues:
   Interest income from affiliate             $ 42,676     $105,368     $ 76,981
   Other                                            15          365        1,906
                                              --------     --------     --------
                                                42,691      105,733       78,887
                                              --------     --------     --------

Costs and Expenses:
   General and administrative                    2,635       23,981       10,745
   Administrative fees to general partner        3,000        6,000        6,000
                                              --------     --------     --------
                                                 5,635       29,981       16,745
                                              --------     --------     --------

Net Income                                    $ 37,056     $ 75,752     $ 62,142
                                              ========     ========     ========

                       See notes to financial statements.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                  General       Limited
                                                  Partner       Partners        Total
                                                  -------       --------        -----
Partners' Capital, January 1, 1997               $      90     $ 910,570      $ 910,660

Year Ended December 31, 1997:
   Distributions                                        --      (112,664)      (112,664)
   Net income                                           --        62,142         62,142
                                                 ---------     ---------      ---------

Partners' Capital,  December 31, 1997                   90       860,048        860,138

Year Ended December 31, 1998:
   Distributions                                        --       (57,000)       (57,000)
   Net income                                           --        75,752         75,752
                                                 ---------     ---------      ---------

Partners' Capital, December 31, 1998                    90       878,800        878,890

Six Months Ended June 30, 1999 (Unaudited):
   Distributions                                        --       (32,000)       (32,000)
   Net income                                           --        37,056         37,056
                                                 ---------     ---------      ---------

Partners' Capital, June 30, 1999 (Unaudited)     $      90     $ 883,856      $ 883,946
                                                 =========     =========      =========

                       See notes to financial statements.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                             Six
                                                                            Months             Year Ended
                                                                            Ended               December
                                                                           June 30,             --------
                                                                             1999          1998           1997
                                                                             ----          ----           ----
                                                                         (Unaudited)
Cash Flows from Operating Activities:
   Net income                                                             $  37,056      $  75,752      $  62,142
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliate           (8,676)       (68,630)       (15,981)
            Increase (decrease) in administrative fees payable
               to general partner                                             3,000         (3,500)         6,000
                                                                          ---------      ---------      ---------
                  Net cash provided by operating activities                  31,380          3,622         52,161
                                                                          ---------      ---------      ---------

Cash Flows from Investing Activities:
   Investment in notes receivables from affiliates                               --       (133,670)      (339,000)
   Advances to affiliates                                                        --             --         (7,239)
   Collection of notes receivables from affiliates                               --        155,261             --
                                                                          ---------      ---------      ---------
                  Net cash provided by (used in) investing activities            --         21,591       (346,239)
                                                                          ---------      ---------      ---------

Cash Flows from Financing Activities:
   Distributions to limited partners                                        (32,000)       (57,000)      (112,664)
   Syndication costs                                                             --             --         (6,800)
                                                                          ---------      ---------      ---------
                  Net cash used in financing activities                     (32,000)       (57,000)      (119,464)
                                                                          ---------      ---------      ---------

Net Decrease in Cash                                                           (620)       (31,787)      (413,542)

Cash, Beginning                                                               7,653         39,440        452,982
                                                                          ---------      ---------      ---------

Cash, Ending                                                              $   7,033      $   7,653      $  39,440
                                                                          =========      =========      =========

Supplemental Disclosures:
   Non-cash transactions:
   Reclassification of advance to note receivable                         $      --      $ 249,739      $      --
                                                                          =========      =========      =========

                       See notes to financial statements.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

            Baron Strategic Investment Fund, Ltd. ("the Partnership") was initially organized on April 24, 1996 under the laws of the State of Florida.

            The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

            See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

            The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

            Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

            At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution, which the Partnership believes limits these risks.

      Notes Receivable from Affiliates

            Notes receivable from affiliates are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliates (Continued)

            of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Use of Estimates

            The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

            The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of May 20, 1996:

      Capital Contributions of Partners

            The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Term

            The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

      Distributions

            Cash Distributions

                  The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12.5% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated 50% to the limited partners and 50% to the general partner.

            Distributions of Net Proceeds

                  Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 12.5% cash-on-cash return; and (b) next to the general partner, until the total amount so distributed to it when added to all prior distributions of distributable cash and net proceeds made to it, is equal to the sum of its capital contribution plus an annual 12.5% cash-on-cash return and; (c) the balance, if any is distributed 50% to the limited partners and 50% to the general partner.

      Allocation of Income and Loss

            Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

            Income

                  The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

            Losses

                  After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Dissolution

            The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

            Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

            Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $500 per month through December 1, 2003.

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES

      The following are the balances of the notes receivable and accrued interest from affiliates at June 30, 1999 and December 31, 1998:

                                                                 June 30, 1999            December 31, 1998
                                                                 -------------            -----------------
                                                               Notes       Accrued       Notes       Accrued
                                                            Receivable    Interest    Receivable     Interest
                                                            ----------    --------    ----------     --------
                                                                  (Unaudited)
            Blossom Corners Apartments II, Ltd.
               ("Blossom II")                                 $557,148     $43,646      $557,148      $48,581    a)
            Sycamore Real Estate Development, LP
               ("Sycamore")                                    230,000      27,220       230,000       13,609    b)
            Falls Properties III, Ltd. ("Falls III")                --      27,899            --       27,899    c)
                                                              --------     -------      --------      -------
                                                              $787,148     $98,765      $787,148      $90,089
                                                              ========     =======      ========      =======

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)

      (a) In November 1996, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Blossom II, were converted into promissory notes as more fully described in the table below:

            Blossom II Second Mortgage Note; matures on April 1, 2002;
            accrues interest at an minimum annual rate of 6% and provides for participation interest at the rate of 3% per annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not exceed the available cash flow, as defined in the note; secured by a lien upon
            certain real and personal property of Blossom II; provides for additional participation interest in an amount equal to 30% of remaining available cash flow, as defined, which will continue to be made until such time as the collateral has been sold, and which obligation will continue notwithstanding total repayment of the principal amount of the note; subordinated to the first mortgage which had a balance of approximately $1,096,000 and
            $1,104,000 as of June 30, 1999 and December 31, 1998,
            respectively.                                                                           $622,103

            Secured promissory note representing advances made by the
            former general partner to Blossom II. The note matures on April
            1, 2002; accrues interest, which is payable quarterly, at 1%
            over prime (8.75% as of June 30, 1999 and December 31, 1998).                             68,861

            Secured promissory note representing other receivables related to advances made by the former general partner to Blossom II for refinancing fees and professional services. The note
            matures on April 1, 2002; accrues interest, which is payable
            quarterly, at 12%.                                                                        29,732
                                                                                                    --------
                                                                                                     720,696
            Less discount                                                                            263,696
                                                                                                    --------
            Subtotal of notes receivable, net of discount                                            457,000

            Secured promissory note representing other advances made to
            Blossom II. The note matures on April 1, 2002; accrues
            interest, which is payable quarterly, at 12%.                                            100,148
                                                                                                    --------
               Total                                                                                $557,148
                                                                                                    ========

            On December 15, 1998, Blossom II amended and restated all the above notes and mortgages and entered into a Second Amendment to Open-End Second Mortgage and Security Agreement by which all of the above notes will be secured by the Second Mortgage. The amendment also provides for additional advances not to exceed a $1,250,000 maximum to be evidenced by an Additional Advance Agreement or note.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)

      (b) Secured promissory note representing advances made to Sycamore Real Estate Development, L.P. The note matures on December 14, 2003; accrues interest at an annual rate of 12%; is secured by a lien upon certain real and personal property of Villas at Lake Sycamore; and is subordinated to the first mortgage which had a balance of approximately $866,000 as of June 30, 1999 and December 31, 1998. Two other affiliated partnerships also hold second mortgage notes in the aggregate principal amount of $320,000 secured by the property. The lending parties have agreed to share the benefits of the second mortgage on a pari-passu basis.

                Note receivable                                       $230,000
                                                                      ========

      (c) In April 1997, the Partnership acquired, at a discount, from an unrelated party certain receivables owned by Falls III. In December 1998 the Partnership endorsed to Sycamore the note from Falls III in exchange for Sycamore exchange for a promissory note from Sycamore [see (b) above]. The accrued interest receivable represents interest on the notes through December 1998.

NOTE 4. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      In 1996, in accordance with the terms of a Private Placement Memorandum dated May 20, 1996, the Partnership issued the 2,400 units of limited partner interest being offered at $500 per unit for total gross proceeds of $1,200,000. Costs of $284,000 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $284,000 in syndication costs, the Partnership paid $164,000 to its general partner for administrative, legal and investment fees.

NOTE 5. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                              FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

================================================================================

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          1

FINANCIAL STATEMENTS

   Balance Sheets                                                           2

   Statements of Operations                                                 3

   Statements of Partners' Capital                                          4

   Statements of Cash Flows                                                 5

   Notes to Financial Statements                                           6-13

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Baron Strategic Investment Fund X, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Strategic Investment Fund X, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund X, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.


                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
April 2, 1999

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                                 BALANCE SHEETS

                                                     June 30,       December 31,
                                                       1999             1998
                                                       ----             ----
                                                   (Unaudited)
                          ASSETS

Cash                                               $     1,960      $     4,584
Investments in affiliates                              496,755          525,680
Notes receivable from affiliate                        117,500          117,500
Notes receivable from non-affiliate                    440,000          440,000
Advances receivable from affiliate                      38,287           38,287
Accrued interest receivable from affiliate               5,829            5,670
Accrued interest receivable from non-affiliate          19,538           12,765
Other receivable                                         9,394            9,394
                                                   -----------      -----------

                                                   $ 1,129,263      $ 1,153,880
                                                   ===========      ===========

             LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Accrued interest payable                        $    57,271      $    37,436
   Note payable                                        400,000          400,000
   Administrative fees payable to general partner       15,393            9,393
                                                   -----------      -----------
                                                       472,664          446,829
                                                   -----------      -----------

Commitments and Other Matter                                --               --

Partners' Capital:
   General partner                                      (1,040)            (739)
   Limited partners                                    657,639          707,790
                                                   -----------      -----------
                                                       656,599          707,051
                                                   -----------      -----------

                                                   $ 1,129,263      $ 1,153,880
                                                   ===========      ===========

                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                            STATEMENTS OF OPERATIONS

                                                 Six
                                                Months               Year Ended
                                                Ended               December 31,
                                               June 30,             ------------
                                                 1999           1998           1997
                                                 ----           ----           ----
                                             (Unaudited)
Revenues:
   Interest income from affiliates            $   6,706         14,525          7,622
   Interest income from non-affiliates            6,774         12,765             --
   Other                                              8          9,668          2,116
                                              ---------      ---------      ---------
                                                 13,488         36,958          9,738
                                              ---------      ---------      ---------

Costs and Expenses:
   Equity in net losses of affiliates            14,300         36,990         15,330
   Interest expense                              19,836         37,436             --
   Administrative fees to general partner         6,000         12,000          6,000
   General and administrative                     3,497         17,609          4,237
                                              ---------      ---------      ---------
                                                 43,633        104,035         25,567
                                              ---------      ---------      ---------

Net Loss                                      $ (30,145)     $ (67,077)     $ (15,829)
                                              =========      =========      =========

                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                        General        Limited
                                                        Partner        Partners        Total
                                                        -------        --------        -----
Partners' Capital,  January 1, 1997                    $      --      $      --      $      --

Year Ended December 31, 1997:
   Capital contributions, net of syndication costs            90        859,740        859,830
   Distributions                                              --        (13,428)       (13,428)
   Net loss                                                 (158)       (15,671)       (15,829)
                                                       ---------      ---------      ---------

Partners' Capital, December 31, 1997                         (68)       830,641        830,573

Year Ended December 31, 1998:
   Capital contributions, net of syndication costs            --         56,170         56,170
   Distributions                                              --       (112,615)      (112,615)
   Net loss                                                 (671)       (66,406)       (67,077)
                                                       ---------      ---------      ---------

Partners' Capital, December 31, 1998                        (739)       707,790        707,051

Six Months Ended June 30, 1999 (Unaudited):
   Distributions                                              --        (20,307)       (20,307)
   Net loss                                                 (301)       (29,844)       (30,145)
                                                       ---------      ---------      ---------

Partners' Capital, June 30, 1999 (Unaudited)           $  (1,040)     $ 657,639      $ 656,599
                                                       =========      =========      =========

                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                                      Six
                                                                                     Months                 Year Ended
                                                                                     Ended                 December 31,
                                                                                    June 30,               ------------
                                                                                      1999             1998            1997
                                                                                      ----             ----            ----
                                                                                  (Unaudited)
Cash Flows from Operating Activities:
   Net income (loss)                                                              $   (30,145)     $   (67,077)     $   (15,829)
   Adjustments to reconcile net income (loss) to
      net cash used in operating activities:
         Equity in net (income) loss of affiliates                                     14,300           36,990           15,330
         Changes in operating assets and liabilities:
            (Increase) decrease in accrued interest receivable from affiliate            (159)           1,952           (7,622)
            Increase in accrued interest receivable from non-affiliate                 (6,773)         (12,765)              --
            Increase in other receivable                                                   --           (9,394)              --
            Increase in accrued interest payable                                       19,835           37,436               --
            Increase in administrative fees payable to general partner                  6,000            3,393            6,000
            Decrease in accrued expenses                                                   --          (79,708)              --
                                                                                  -----------      -----------      -----------
               Net cash provided by (used in) operating activities                      3,058          (89,173)          (2,121)
                                                                                  -----------      -----------      -----------

Cash Flows from Investing Activities:
   Investment in affiliates                                                                --               --         (578,000)
   Partnership distributions received                                                  14,625               --               --
   Investment in notes receivable                                                          --         (600,000)        (117,500)
   Collection of notes receivable                                                          --          160,000               --
   Advances to affiliate                                                                   --           18,213          (56,500)
                                                                                  -----------      -----------      -----------
               Net cash provided by (used in) investing activities                     14,625         (421,787)        (752,000)
                                                                                  -----------      -----------      -----------

Cash Flows from Financing Activities:
   Proceeds from notes payable                                                             --          560,000               --
   Repayment of notes payable                                                              --         (160,000)              --
   Partner capital contributions                                                           --           71,910        1,128,090
   Syndication costs paid                                                                  --          (15,740)        (188,552)
   Distributions to limited partners                                                  (20,307)        (112,615)         (13,428)
                                                                                  -----------      -----------      -----------
               Net cash provided by (used in) financing activities                    (20,307)         343,555          926,110
                                                                                  -----------      -----------      -----------

Net Increase (Decrease) in Cash                                                        (2,624)        (167,405)         171,989

Cash, Beginning                                                                         4,584          171,989               --
                                                                                  -----------      -----------      -----------

Cash, Ending                                                                      $     1,960      $     4,584      $   171,989
                                                                                  ===========      ===========      ===========

Supplemental Disclosure:
   Interest paid during the period                                                $        --      $        --      $        --
                                                                                  ===========      ===========      ===========

                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

            Baron Strategic Investment Fund X, Ltd. ("the Partnership") was initially organized on June 26, 1997 under the laws of the State of Florida.

            The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

            See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

            The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

            Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

            At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution, which the Partnership believes limits these risks.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliate and Non-Affiliate

            Notes receivable from affiliate and non-affiliate are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Investments in Affiliates

            The Partnership holds a 47.586% limited partner interest in Crystal Court Properties, Ltd. ("Crystal Court"), a limited partnership which owns a residential apartment property in Lakeland, Florida. The investment in Crystal Court is accounted for using the equity method of accounting as a result of the Partnership and Crystal Court having the same general partner president and the general partner's ability to exercise significant influence on Crystal Court. As such, the investment in Crystal Court is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting.

            The Partnership holds a 39.56% limited partner interest in Pineview Apartments, Ltd. ("Pineview"), a limited partnership, which owns a residential apartment property in Orlando, Florida. The investment in Pineview is accounted for using the equity method of accounting as a result of the Partnership and Pineview having the same general partner president and the general partner's ability to exercise significant influence on Pineview. As such, the investment in Pineview is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting.

      Use of Estimates

            The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Income Taxes

            The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of June 26, 1997:

      Capital Contributions of Partners

            The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

      Term

            The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

      Distributions

            Cash Distributions

                  The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12.5% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated 50% to the limited partners and 50% to the general partner.

            Distributions of Net Proceeds

                  Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 12.5% cash-on-cash return; and (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Allocation of Income and Loss

            Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

            Income

                  The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

            Losses

                  After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

      Dissolution

            The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

            Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

            Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2003.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. INVESTMENTS IN AFFILIATES

      The following is a summary of the financial position and results of operations of the Partnership's investments as of June 30, 1999 and December 31, 1998 and for the three months and year then ended, respectively.

                                            Pineview                       Crystal Court
                                            --------                       -------------

                                    June 30,      December 31,       June 30,        December 31,
                                     1999             1998             1999             1998
                                     ----             ----             ----             ----
                                  (Unaudited)                       (Unaudited)
      Financial position:
         Rental apartments        $ 2,009,024      $ 2,043,777      $ 1,627,620      $ 1,758,032
         Other assets                 243,760          177,459          136,315          102,453
                                  -----------      -----------      -----------      -----------
            Total assets          $ 2,252,784      $ 2,221,236      $ 1,763,935      $ 1,860,485
                                  ===========      ===========      ===========      ===========

         Mortgage payable         $ 1,595,722      $ 1,603,303      $ 1,202,781      $ 1,208,774
         Other liabilities            176,989           30,901           89,133           75,078
                                  -----------      -----------      -----------      -----------
            Total liabilities       1,772,711        1,634,204        1,291,914        1,283,852
         Partners' capital            480,073          587,032          472,021          576,633
                                  -----------      -----------      -----------      -----------
                                  $ 2,252,784      $ 2,221,236      $ 1,763,935      $ 1,860,485
                                  ===========      ===========      ===========      ===========

      Results of operations:
         Rental income            $   227,184      $   471,979      $   151,776      $   274,036
         Other income                  18,100           77,106           11,665           20,948
         Costs and expenses          (287,143)        (540,990)        (158,980)        (390,849)
                                  -----------      -----------      -----------      -----------
            Net income (loss)     $   (41,859)     $     8,095      $     4,461      $   (95,865)
                                  ===========      ===========      ===========      ===========

NOTE 4. NOTES RECEIVABLE FROM AFFILIATE

      In August 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Heatherwood Apartments II, Ltd. ("Heatherwood II") were converted into promissory notes as more fully described in the table below.

            Heatherwood II Second Mortgage Note; matures on
            October 1, 2004; accrues interest at an minimum
            annual rate of 6% and provides for participation
            interest at the rate of 3% per annum based upon
            the amount of the unpaid principal, which shall
            be due and payable to the extent that it does
            not exceed the available cash flow, as defined
            in the note; provides for additional
            participation interest in an amount equal to 20%
            of remaining available cash flow, as defined,
            which will continue to be made until such time
            as the collateral has been sold, and which
            obligation will continue notwithstanding total
            repayment of the principal amount of the note;
            secured by a lien upon certain real and personal
            property of Heatherwood II; subordinated to the
            first mortgage which had a balance of
            approximately $699,000 and $703,000 as of June
            30, 1999 and December 31, 1998, respectively.                           $325,000

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4. NOTES RECEIVABLE FROM AFFILIATE (Continued)

            Unsecured promissory note, representing advances made by the former general partner to Heatherwood II. The note is payable upon demand and bears interest at 1% over prime (8.75% as of
            June 30, 1999 and December 31, 1998).                                      1,742

            Other receivables, related to advances for refinancing fees and
            professional services                                                     13,404
                                                                                    --------
                                                                                     340,146
            Percentage purchased                                                         42%
                                                                                    --------
                                                                                     142,861
            Less discount                                                             25,361
                                                                                    --------
            Notes receivable, net of discount                                       $117,500
                                                                                    ========

NOTE 5. NOTES RECEIVABLE FROM NON-AFFILIATE

      In January 1998, the Partnership purchased from an unrelated party for $40,000 and a promissory note in the original principal amount of $560,000, an undivided 75% interest in a second mortgage note in the original principal amount of $735,000 (with accrued unpaid interest thereon of $506,767) made by Garden Terrace Apartments III, Ltd. ("Garden Terrace"), a non-affiliate. In February 1998, the Partnership sold to Baron Strategic Investment Fund VI, Ltd. ("BSIF VI"), an affiliate, an undivided 20% interest in the Garden Terrace second mortgage note and accrued interest for $160,000. In October 1998, Garden Terrace restated and amended the $735,000 second mortgage note and created a new second mortgage note in the original principal amount of $506,767 to include accrued interest. The notes receivable are more fully described below:

            Garden Terrace Second Mortgage Note; matures on January 1, 2007;
            accrues interest at a minimum annual rate of 2% and provides for participation interest at the rate of 7% per annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not exceed the available cash flow, as defined in the note; provides for additional participation interest in an amount equal to 30% of remaining available cash flow, as defined, which will continue to be made until such time as the collateral has been sold, and which obligation will continue notwithstanding total repayment of the principal amount of the note;
            secured by a lien upon certain real and personal property of Garden
            Terrace; subordinated to the first mortgage which had a balance of approximately $967,000 and $967,500 as of June 30, 1999 and December
            31, 1998, respectively.                                                   $   735,000

            Garden Terrace Accrued Interest Second Mortgage Note; matures on
            January 1, 2007; accrues interest at an annual rate of 9% payable annually from excess cash flow after 2% minimum interest and 7%
            participation interest has been paid on the $735,000 second mortgage note; secured by a lien upon certain real and personal property of
            Garden Terrace; subordinated to the first mortgage which had a balance of approximately $967,000 and $967,500 as of June 30, 1999
            and December 31, 1998, respectively.                                          506,767
                                                                                      -----------

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5. NOTES RECEIVABLE FROM NON-AFFILIATE (Continued)

                                                                                        1,241,767
            Percentage purchased*                                                             55%
                                                                                      -----------
                                                                                          682,972
            Less discount                                                                 242,972
                                                                                      -----------
            Notes receivable, net of discount                                         $   440,000
                                                                                      ===========

      *BSIF VI and Baron Strategic Investment Fund IX, Ltd. ("BSIF IX"), affiliates of the Partnership, own the remaining undivided 45% interest on the notes.

NOTE 6. ADVANCES RECEIVABLE FROM AFFILIATES

      During 1997, the Partnership provided funding to Heatherwood, an affiliate, by means of advances in an arrangement equivalent to an open-ended line of credit. The advances are due on demand and are bear interest at 12%. The balance as of June 30, 1999 and December 31, 1998 is $38,287.

NOTE 7. NOTE PAYABLE

      In connection with the January 1998 purchase of the second mortgages of Garden Terrace (see Note 5), the Partnership borrowed funds from an unrelated entity as more fully described below:

            Promissory note payable to Investors Funding Resources Trust;
            original principal amount of $560,000; matures on June 30, 1998;
            accrues interest at an annual rate of 10% payable upon maturity of the note; collateralized by Partnership's undivided 75% interest in
            Second Mortgage of $735,000 as more fully described in Note 4.               $400,000
                                                                                         ========

NOTE 8. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      During 1997, in accordance with the terms of a Private Placement Memorandum dated June 26, 1997, the Partnership issued 2,256 units of limited partner interest at $500 per unit for gross proceeds of $1,128,000. Costs of $268,260 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $268,260 in syndication costs incurred in 1997, the Partnership incurred a total of $164,000 to its general partner for administrative, legal and investment fees.

      During 1998, the Partnership issued the remaining 144 units at $500 per unit for gross proceeds of $72,000. Costs of $15,740 incurred in connection with syndicating the limited partners units were recorded as a reduction of limited partners' capital contributions.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 9. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================

                         BREVARD MORTGAGE PROGRAM, LTD.

                              FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

================================================================================

                         BREVARD MORTGAGE PROGRAM, LTD.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                            1

FINANCIAL STATEMENTS

   Balance Sheets                                                             2

   Statements of Operations                                                   3

   Statements of Partners' Capital                                            4

   Statements of Cash Flows                                                   5

   Notes to Financial Statements                                            6-11

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Brevard Mortgage Program, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Brevard Mortgage Program, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brevard Mortgage Program, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.


                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
April 2, 1999

                         BREVARD MORTGAGE PROGRAM, LTD.

                                 BALANCE SHEETS

                                                       June 30,     December 31,
                                                         1999          1998
                                                         ----          ----
                                                     (Unaudited)
                     ASSETS

Cash                                                   $     525     $   5,412
Notes receivable from affiliate                          474,191       474,191
Accrued interest receivable from affiliate               109,121        99,433
                                                       ---------     ---------
                                                       $ 583,837     $ 579,036
                                                       =========     =========

        LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Advances due to affiliate                           $   2,850     $   1,850
   Administrative fees payable to general partner         31,500        27,000
                                                       ---------     ---------
                                                          34,350        28,850
                                                       ---------     ---------
Commitments and Other Matter                                  --            --

Partners' Capital:
   General partner                                         1,723         1,442
   Limited partners                                      547,764       548,744
                                                       ---------     ---------
                                                         549,487       550,186
                                                       ---------     ---------
                                                       $ 583,837     $ 579,036
                                                       =========     =========

                       See notes to financial statements.

                         BREVARD MORTGAGE PROGRAM, LTD.

                            STATEMENTS OF OPERATIONS

                                                                             Six
                                                                           Months
                                                                            Ended           Year Ended
                                                                           June 30,         December 31,
                                                                             1999        1998        1997
                                                                             ----        ----        ----
                                                                         (Unaudited)
Revenues:
   Interest income from affiliate                                         $  35,438   $  73,533   $  72,300
   Other                                                                         --          35         909
                                                                          ---------   ---------   ---------
                                                                             35,438      73,568      73,209
                                                                          ---------   ---------   ---------
Costs and Expenses:
   Administrative fees to general partner                                     4,500       9,000       9,000
   General and administrative                                                 2,887       3,554       2,119
                                                                          ---------   ---------   ---------
                                                                              7,387      12,554      11,119
                                                                          ---------   ---------   ---------
Net Income                                                                $  28,051   $  61,014   $  62,090
                                                                          =========   =========   =========

                       See notes to financial statements.

                         BREVARD MORTGAGE PROGRAM, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                                           General     Limited
                                                                           Partner     Partners     Total
                                                                           -------     --------     -----
Partners' Capital, January 1, 1997                                       $     683   $ 541,399   $ 542,082

Year Ended December 31, 1997:
   Distributions                                                                 --     (57,500)    (57,500)
   Net income                                                                   149      61,941      62,090
                                                                          ---------   ---------   ---------
Partners' Capital, December 31, 1997                                            832     545,840     546,672

Year Ended December 31, 1998:
   Distributions                                                                 --     (57,500)    (57,500)
   Net income                                                                   610      60,404      61,014
                                                                          ---------   ---------   ---------
Partners' Capital, December 31, 1998                                          1,442     548,744     550,186

Six Months Ended June 30, 1999 (Unaudited):
   Distributions                                                                 --     (28,750)    (28,750)
   Net income                                                                   281      27,770      28,051
                                                                          ---------   ---------   ---------
Partners' Capital, June 30, 1999 (Unaudited)                              $   1,723   $ 547,764   $ 549,487
                                                                          =========   =========   =========

                       See notes to financial statements.

                         BREVARD MORTGAGE PROGRAM, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                             Six
                                                                           Months           Year Ended
                                                                            Ended           December 31,
                                                                           June 30,         ------------
                                                                             1999        1998        1997
                                                                             ----        ----        ----
                                                                         (Unaudited)
Cash Flows from Operating Activities:
   Net income                                                             $  28,051   $  61,014   $  62,090
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliate           (9,688)    (34,339)    (56,200)
            Increase in advances due to affiliate                             1,000       1,850          --
            Increase in administrative fees payable to general partner        4,500       9,000       9,000
                                                                          ---------   ---------   ---------
               Net cash provided by operating activities                     23,863      37,525      14,890
                                                                          ---------   ---------   ---------
Cash Flows from Investing Activities:
   Advances to affiliate                                                         --          --     (25,000)
                                                                          ---------   ---------   ---------
               Net cash used in investing activities                             --          --     (25,000)
                                                                          ---------   ---------   ---------

Cash Flows from Financing Activities:
   Distributions to limited partners                                        (28,750)    (57,500)    (57,500)
                                                                          ---------   ---------   ---------
               Net cash used in financing activities                        (28,750)    (57,500)    (57,500)
                                                                          ---------   ---------   ---------
Net Decrease in Cash                                                         (4,887)    (19,975)    (67,610)

Cash, Beginning                                                               5,412      25,387      92,997
                                                                          ---------   ---------   ---------
Cash, Ending                                                              $     525   $   5,412   $  25,387
                                                                          =========   =========   =========

                       See notes to financial statements.

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

            Brevard Mortgage Program, Ltd. ("the Partnership") was initially organized on November 14, 1995 under the laws of the State of Florida.

            The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $575,000, to be divided into 575 equal units of limited partnership interest.

            See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

            The Partnership provides debt financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

            Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

            At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

      Notes Receivable from Affiliate

            Notes receivable from affiliate are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118,

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliate (Continued)

            Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Use of Estimates

            The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

            The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of December 8, 1995.

      Capital Contributions of Partners

            The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $575,000 to be divided into 575 units of limited partnership units. A capital account is maintained for each partner.

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Term

            The Partnership will continue through December 31, 2025, unless sooner terminated by law or under certain provisions of the Agreement.

      Distributions

            Cash Distributions

                  The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 99% of the distributable cash; and (b) to the general partner who will receive 1% of the distributable cash.

            Distributions of Net Proceeds

                  Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the entire principal amount of the purchased second mortgage loan has been repaid; and (b) the balance, if any, is distributed to the general partner.

      Allocation of Income and Loss

            Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

            Income

                  The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

            Losses

                  After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Dissolution

            The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

            Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

            Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $750 per month through December 31, 2002.

NOTE 3. NOTES RECEIVABLE FROM AFFILIATE

      The Partnership had the following receivables from Florida Opportunity Income Partners II, Ltd. ("Meadowdale") as of June 30, 1999 and December 31, 1998:

                                                 June 30, 1999        December 31, 1998
                                                 -------------        -----------------
                                                  (Unaudited)
                                                Notes     Accrued     Notes     Accrued
                                             Receivable  Interest   Receivable  Interest
                                             ----------  --------   ----------  --------
        Notes receivable, net of discount     $450,000   $103,484    $450,000    $95,228 (a)
        Advances                                24,191      5,637      24,191      4,205 (b)
                                              --------   ---------   --------    -------
                                              $474,191   $109,121    $474,191    $99,433
                                              ========   ========    ========    =======

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATE (Continued)

      (a) In December 1995, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. These receivables, which include notes receivable and accrued interest due from Meadowdale, were converted into promissory notes as more fully described in the table below:

            Meadowdale Second Mortgage Note; matures on July 31,
            2001; accrues interest at a minimum annual rate of 6%
            and provides for participation interest at the rate of
            3% per annum based upon the amount of the unpaid
            principal, which shall be due and payable to the
            extent that it does not exceed the available cash
            flows, as defined in the note; provides for additional participation interest in an amount equal to 20% of remaining available cash flow, as defined, which will
            continue to be made until such time as the collateral
            has been sold, and which obligation will continue
            notwithstanding total repayment of the principal
            amount of the note; secured by a lien upon certain
            real and personal property of Meadowdale and;
            subordinated to a first mortgage, which had a balance
            of approximately $945,000 and $954,000 as of June 30,
            1999 and December 31, 1998, respectively.                $  752,747

            Secured promissory note representing advances made by
            the former general partner to Meadowdale. The note
            matures on July 31, 2001 and bears interest, which is
            payable quarterly, at an annual interest rate of 1%
            over prime (8.75% as of June 30, 1999 and December 31,
            1998)                                                       271,923
                                                                     ----------
                                                                      1,024,670
            Less discount                                               574,670
                                                                     ----------
            Notes receivable, net of discount                        $  450,000
                                                                     ==========

      (b) During 1997, the Partnership provided funds to Meadowdale by means of advances as more fully described below:

            Secured promissory note representing advances made by
            the Partnership. The note matures on July 31, 2001 and
            bears interest, which is payable quarterly, at 12% per
            annum.                                                   $   24,191
                                                                     ==========

      On December 15, 1998, Meadowdale amended and restated all the above notes and mortgages and entered into an Amendment to Open-End Second Mortgage and Security Agreement by which all of the above notes will be secured by the Second Mortgage. The amendment also provides for additional advances not to exceed a $1,500,000 maximum to be evidenced by an Additional Advance Agreement or note.

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      During 1996, in accordance with the terms of a Private Placement Memorandum dated December 8, 1995, the Partnership issued the 575 units of limited partner interest being offered at $1,000 per unit for total gross proceeds of $575,000. Costs of $67,500 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $10,000 was paid to the General Partner for administrative, legal and investment fees.

NOTE 5. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================

                      BARON STRATEGIC VULTURE FUND I, LTD.

                              FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

================================================================================

                      BARON STRATEGIC VULTURE FUND I, LTD.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           1

FINANCIAL STATEMENTS

   Balance Sheets                                                            2

   Statements of Operations                                                  3

   Statements of Partners' Capital                                           4

   Statements of Cash Flows                                                  5

   Notes to Financial Statements                                            6-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Baron Strategic Vulture Fund I, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Strategic Vulture Fund I, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Vulture Fund I, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.


                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
April 2, 1999

                      BARON STRATEGIC VULTURE FUND I, LTD.

                                 BALANCE SHEETS

                                                        June 30,    December 31,
                                                          1999         1998
                                                          ----         ----
                                                       (Unaudited)
                          ASSETS

Cash                                                    $  4,390     $  6,039
Notes receivable from affiliate                          612,000      612,000
Advances receivable from affiliate                        14,513       14,513
Accrued interest receivable from affiliate               109,194      103,342
                                                        --------     --------

                                                        $740,097     $735,894
                                                        ========     ========

             LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Advances payable to affiliates                       $ 61,500     $ 61,500
   Administrative fees payable to general partner         19,000       16,000
   Accrued interest payable to affiliate                  10,111        6,451
                                                        --------     --------
                                                          90,611       83,951
                                                        --------     --------

Commitments and Other Matter                                  --           --

Partners' Capital:
   General partner                                            81           81
   Limited partners                                      649,405      651,862
                                                        --------     --------
                                                         649,486      651,943
                                                        --------     --------

                                                        $740,097     $735,894
                                                        ========     ========

                       See notes to financial statements.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                            STATEMENTS OF OPERATIONS

                                                   Six
                                                  Months         Year Ended
                                                  Ended           December
                                                 June 30,         --------
                                                  1999        1998        1997
                                                  ----        ----        ----
                                               (Unaudited)
Revenues:
   Interest income from affiliate               $ 52,153    $108,204    $ 82,471
   Other                                              96         447       1,581
                                                --------    --------    --------
                                                  52,249     108,651      84,052
                                                --------    --------    --------

Costs and Expenses:
   General and administrative                      3,046      10,445       8,246
   Interest expense to affiliates                  3,660       6,451          --
   Administrative fees to general partner          3,000       6,000       6,000
                                                --------    --------    --------
                                                   9,706      22,896      14,246
                                                --------    --------    --------

Net Income                                      $ 42,543    $ 85,755    $ 69,806
                                                ========    ========    ========

                       See notes to financial statements.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                     General     Limited
                                                     Partner    Partners        Total
                                                     -------    --------        -----
Partners' Capital, January 1, 1997                  $      81   $ 676,196    $ 676,277

Year Ended December 31, 1997:
   Distributions                                           --     (89,895)     (89,895)
   Net income                                              --      69,806       69,806
                                                    ---------   ---------    ---------

Partners' Capital, December 31, 1997                       81     656,107      656,188

Year Ended December 31, 1998:
   Distributions                                           --     (90,000)     (90,000)
   Net income                                              --      85,755       85,755
                                                    ---------   ---------    ---------

Partners' Capital, December 31, 1998                       81     651,862      651,943

Six Months Ended June 30, 1999 (Unaudited):
   Distribution                                            --     (45,000)     (45,000)
   Net Income                                              --      42,543       42,543
                                                    ---------   ---------    ---------

Partners' Capital, June 30, 1999 (Unaudited)        $      81   $ 649,405    $ 649,486
                                                    =========   =========    =========

                       See notes to financial statements.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                                            Six
                                                                                            Months               Year Ended
                                                                                            Ended                 December
                                                                                           June 30,               --------
                                                                                            1999            1998            1997
                                                                                            ----            ----            ----
                                                                                         (Unaudited)
Cash Flows from Operating Activities:
   Net income                                                                             $  42,543       $  85,755       $  69,806
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliate                           (5,852)        (47,871)        (55,471)
            Increase in accrued interest payable to affiliates                                3,660           6,451              --
            Increase in administrative fees payable to general partner                        3,000           6,000           6,000
                                                                                          ---------       ---------       ---------
               Net cash provided by operating activities                                     43,351          50,335          20,335
                                                                                          ---------       ---------       ---------

Cash Flows from Investing Activities:
   Investment in notes receivable from affiliate                                                 --              --        (128,000)
   Advances to affiliate                                                                         --              --          (8,513)
                                                                                          ---------       ---------       ---------
               Net cash used in investing activities                                             --              --        (136,513)
                                                                                          ---------       ---------       ---------

Cash Flows from Financing Activities:
   Distributions to limited partners                                                        (45,000)        (90,000)        (89,895)
   Advance from or notes due to affiliates                                                       --          44,500          17,000
                                                                                          ---------       ---------       ---------
               Net cash used in financing activities                                        (45,000)        (45,500)        (72,895)
                                                                                          ---------       ---------       ---------

Net Increase (Decrease) in Cash                                                              (1,649)          4,835        (189,073)

Cash, Beginning                                                                               6,039           1,204         190,277
                                                                                          ---------       ---------       ---------

Cash, Ending                                                                              $   4,390       $   6,039       $   1,204
                                                                                          =========       =========       =========

Supplemental Disclosures:
   Interest paid during the year                                                          $      --       $      --       $      --
                                                                                          =========       =========       =========

                       See notes to financial statements.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

            Baron Strategic Vulture Fund I, Ltd. ("the Partnership") was initially organized on April 9, 1996 under the laws of the State of Florida.

            The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $900,000, to be divided into 1,800 equal units of limited partnership interest.

            See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

            The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

            Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

            At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

      Notes Receivable from Affiliate

            Notes receivable from affiliate are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118,

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliate (Continued)

            Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Use of Estimates

            The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the allowance for impairment and the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

            The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of April 24, 1996:

      Capital Contributions of Partners

            The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $900,000, to be divided into 1,800 units of limited partnership units. A capital account is maintained for each partner.

      Term

            The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Distributions

            Cash Distributions

                  The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 15% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated to the general partner.

            Distributions of Net Proceeds

                  Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 10% cash-on-cash return; (b) the general partner until the total amount distributed to them when added to all prior distributions of distributable cash and net proceeds made to it, is equal to the sum of its capital contribution plus an annual 10% cash-on-cash return and; (c) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

      Allocation of Income and Loss

            Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

            Income

                  The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

            Losses

                  After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

      Dissolution

            The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership;

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Dissolution (Continued)

            (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

            Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

            Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $500 per month through December 31, 2003.

NOTE 3. NOTES RECEIVABLE FROM AFFILIATE

      In January 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Curiosity Creek Apartments, Ltd. ("Curiosity Creek"), were converted into promissory notes as more fully described in the table below:

            Curiosity Creek Second Mortgage Note; matures on
            April 1, 2007; accrues interest at an minimum
            annual rate of 6% and provides for participation
            interest at the rate of 3% per annum based upon
            the amount of the unpaid principal, which shall
            be due and payable to the extent that it does
            not exceed the available cash flow, as defined
            in the note; provides for additional
            participation interest in an amount equal to 30%
            of remaining available cash flow, as defined,
            which will continue to be made until such time
            as the collateral has been sold, and which
            obligation will continue notwithstanding total
            repayment of the principal amount of the note;
            secured by a lien upon certain real and personal
            property of Curiosity Creek; subordinated to the
            first mortgage which had a balance of
            approximately $1,286,000 and $1,293,000 as of
            June 30, 1999 and December 31, 1998,
            respectively.                                              $ 807,560

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTES RECEIVABLE FROM AFFILIATE (Continued)

            Unsecured promissory note, representing advances
            made by the former general partner to Curiosity
            Creek. The note is payable upon demand and bears
            interest at 12.5%, payable monthly.                         416,000

            Unsecured promissory note, representing advances
            made by the former general partner to Curiosity
            Creek. The note is payable upon demand and bears
            interest at 1% over prime (8.75% as of June 30,
            1999 and December 31, 1998).                                414,380

            Other receivables, related to advances for
            refinancing fees and professional services.                  29,732
                                                                     ----------
                                                                      1,667,672
            Percentage purchased                                          73.73%
                                                                     ----------
                                                                      1,229,575
            Less discount                                               617,575
                                                                     ----------
            Notes receivable, net of discount                        $  612,000
                                                                     ==========

      Interest receivable of $106,662 and $100,445 is due on the note receivable as of June 30, 1999 and December 31, 1998, respectively.

NOTE 4. ADVANCES RECEIVABLE FROM AFFILIATE

      Prior to 1998, the Partnership provided funding to Curiosity Creek Apartments, Ltd. ("Curiosity Creek"), an affiliate, by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and provide for interest at 12% per annum. The balance of $14,513 remained outstanding from Curiosity Creek as of June 30, 1999 and December 31, 1998.


NOTE 5.  ADVANCES PAYABLE TO AFFILIATES

      During 1997 and 1998, the Partnership received advances from affiliate partnerships. The advances bear interest at 12% and are due on demand.

                                                             June 30, 1999         December 31, 1998
                                                             -------------         -----------------
                                                              (Unaudited)

                                                          Advance     Accrued     Advance     Accrued
                                                          Payable     Interest    Payable     Interest
                                                          -------     --------    -------     --------
Baron Strategic Investment Fund V, Ltd.,                  $44,500     $ 7,059      $44,500     $4,411
Baron Strategic Vulture Fund I, Ltd.                       17,000       3,052       17,000      2,040
                                                          -------     -------      -------     ------
                                                          $61,500     $10,111      $61,500     $6,451
                                                          =======     =======      =======     ======

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 6. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      In 1996, in accordance with the terms of a Private Placement Memorandum dated April 24, 1996, the Partnership issued the 1,800 units of limited partner interest being offered at $500 per unit for total gross proceeds of $900,000. Costs of $209,000 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $209,000 in syndication costs, the Partnership paid $119,000 to its general partner for administrative, legal and investment fees.

NOTE 7. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                              FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

================================================================================

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           1

FINANCIAL STATEMENTS

   Balance Sheets                                                            2

   Statements of Operations                                                  3

   Statements of Partners' Capital                                           4

   Statements of Cash Flows                                                  5

   Notes to Financial Statements                                            6-13

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Baron Strategic Investment Fund VI, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Strategic Investment Fund VI, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund VI, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

                                             RACHLIN COHEN & HOLTZ LLP

Miami, Florida
April 2, 1999

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                                 BALANCE SHEETS

                                                        June 30,    December 31,
                                                          1999         1998
                                                          ----         ----
                                                       (Unaudited)
                          ASSETS

Cash                                                    $    215     $    334
Investment in affiliate                                  285,509      325,409
Notes receivable from affiliates                         327,639      327,639
Notes receivable from non-affiliate                      160,000      160,000
Advance receivable from affiliates                           135          135
Accrued interest receivable from affiliates               66,407       43,112
Accrued interest receivable from non-affiliate             6,845        4,382
                                                        --------     --------

                                                        $846,750     $861,011
                                                        ========     ========

             LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Advance payable to affiliates                        $ 48,756     $ 48,756
   Administrative fees payable to general partner         31,000       25,000
                                                        --------     --------
                                                          79,756       73,756
                                                        --------     --------

Commitments and Other Matter                                  --           --

Partners' Capital:
   General partner                                            52           81
   Limited partners                                      766,942      787,174
                                                        --------     --------
                                                         766,994      787,255
                                                        --------     --------

                                                        $846,750     $861,011
                                                        ========     ========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                            STATEMENTS OF OPERATIONS

                                                    Six
                                                   Months         Year Ended
                                                   Ended         December 31,
                                                  June 30,       ------------
                                                    1999       1998       1997
                                                    ----       ----       ----
                                                (Unaudited)
Revenues:
   Equity in net income of affiliate             $     --    $  4,590   $     --
   Interest income from affiliates                 23,520      46,302     67,699
   Interest income from non-affiliate               2,463       4,382         --
   Other                                                2         644      4,638
                                                 --------    --------   --------
                                                   25,985      55,918     72,337
                                                 --------    --------   --------

Costs and Expenses:
   Equity in net loss of affiliate                 21,800          --     26,181
   Administrative fees to general partner           6,000      12,000     12,000
   General and administrative                       1,046       5,023      5,974
                                                 --------    --------   --------
                                                   28,846      17,023     44,155
                                                 --------    --------   --------

Net Income (Loss)                                $ (2,861)   $ 38,895   $ 28,182
                                                 ========    ========   ========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                                 General     Limited
                                                                 Partner     Partners       Total
                                                                 -------     --------       -----
Partners' Capital, January 1, 1997                              $      81    $ 449,650    $ 449,731

Year Ended December 31, 1997:
   Capital contributions, net of syndication costs                     --      475,450      475,450
   Distributions                                                       --      (85,003)     (85,003)
   Net income                                                          --       28,182       28,182
                                                                ---------    ---------    ---------

Partners' Capital, December 31, 1997                                   81      868,279      868,360

Year Ended December 31, 1998:
   Distributions                                                       --     (120,000)    (120,000)
   Net income                                                          --       38,895       38,895
                                                                ---------    ---------    ---------

Partners' Capital, December 31, 1998                                   81      787,174      787,255

Six Months Ended June 30, 1999 (Unaudited):
   Distributions                                                       --      (17,400)     (17,400)
   Net loss                                                           (29)      (2,832)      (2,861)
                                                                ---------    ---------    ---------

Partners' Capital, June 30, 1999 (Unaudited)                    $      52    $ 766,942    $ 766,994
                                                                =========    =========    =========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                                           Six
                                                                                           Months               Year Ended
                                                                                           Ended                December 31,
                                                                                          June 30,              ------------
                                                                                            1999            1998            1997
                                                                                            ----            ----            ----
                                                                                         (Unaudited)
Cash Flows from Operating Activities:
   Net income (loss)                                                                      $  (2,861)      $  38,895       $  28,182
   Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
         Equity in net (income) loss of affiliate                                            21,800          (4,590)         26,181
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from non-affiliate                       (2,463)         (4,382)             --
            Increase in accrued interest receivable from affiliates                         (23,295)        (40,930)         (2,182)
            Increase in advance payable to affiliates                                            --             966              --
            Increase in administrative fees payable to general partner                        6,000          12,000          12,000
                                                                                          ---------       ---------       ---------
               Net cash provided by (used in) operating activities                             (819)          1,959          64,181
                                                                                          ---------       ---------       ---------

Cash Flows from Investing Activities:
   Investment in affiliate                                                                       --              --        (347,000)
   Investment in note receivable from affiliate                                                  --         (68,000)       (690,000)
   Collection of note receivable from affiliate                                                  --         119,628              --
   Investment in note receivable from non-affiliate                                              --        (160,000)             --
   Repayments of note receivable from affiliate                                                  --              --         310,733
   Distribution from affiliate                                                               18,100              --              --
   Advances to affiliates                                                                        --              --          (2,570)
                                                                                          ---------       ---------       ---------
               Net cash provided by (used in) investing activities                           18,100        (108,372)       (728,837)
                                                                                          ---------       ---------       ---------

Cash Flows from Financing Activities:
   Partners' capital contributions                                                               --              --         668,000
   Syndication costs                                                                             --              --        (192,550)
   Distributions to limited partners                                                        (17,400)       (120,000)        (85,003)
   Advances from affiliates                                                                      --          42,175           8,050
                                                                                          ---------       ---------       ---------
              Net cash provided by (used in) financing activities                           (17,400)        (77,825)        398,497
                                                                                          ---------       ---------       ---------

Net Increase (Decrease) in Cash                                                                (119)       (184,238)       (266,159)

Cash, Beginning                                                                                 334         184,572         450,731
                                                                                          ---------       ---------       ---------

Cash, Ending                                                                              $     215       $     334       $ 184,572
                                                                                          =========       =========       =========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

            Baron Strategic Investment Fund VI, Ltd. ("the Partnership") was initially organized on October 30, 1996 under the laws of the State of Florida.

            The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

            See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

            The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

            Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

            At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution, which the Partnership believes limits these risks.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliates and Non-Affiliate

            Notes receivable from affiliates and non-affiliate are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Investment in Affiliate

            The Partnership holds a 52.44% limited partner interest in Pineview Apartments, Ltd. ("Pineview"), a limited partnership, which owns a residential apartment property in Orlando, Florida. The investment in Pineview is accounted for using the equity method of accounting as a result of the Partnership and Pineview having the same general partner president and the general partner's ability to exercise significant influence on Pineview. As such, the investment in Pineview is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting.

      Use of Estimates

            The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

            The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of November 12, 1996:

      Capital Contributions of Partners

            The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

      Term

            The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

      Distributions

            Cash Distributions

                  The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12.5% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated 50% to the limited partners and 50% to the general partner.

            Distributions of Net Proceeds

                  Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 12.5% cash-on-cash return; and (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

            Allocation of Income and Loss

                  Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Allocation of Income and Loss (Continued)

            Income

                  The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

            Losses

                  After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

      Dissolution

            The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

            Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

            Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2003.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. INVESTMENT IN AFFILIATE

      The following is a summary of the financial position and results of operations of Pineview as of June 30, 1999 and December 31, 1998 and for the three months and year then ended, respectively.

         Financial position:                          June 30,      December 31,
                                                        1999            1998
                                                        ----            ----
                                                     (Unaudited)

            Rental apartments                        $2,026,402      $2,043,777
            Other assets                                254,064         177,459
                                                     ----------      ----------
               Total assets                          $2,280,466      $2,221,236
                                                     ==========      ==========

            Mortgage payable                         $1,599,549      $1,603,303
            Other liabilities                           106,251          30,901
                                                     ----------      ----------
               Total liabilities                      1,705,800       1,634,204
            Partners' capital                           574,666         587,032
                                                     ----------      ----------
                                                     $2,280,466      $2,221,236
                                                     ==========      ==========

            Revenues (including rental income
               of $117,444 and $471,979,
               respectively)                         $  125,151      $  549,085
            Costs and expenses                          111,679         540,990
                                                     ----------      ----------
            Net income                               $   13,472      $    8,095
                                                     ==========      ==========

NOTE 4. NOTES RECEIVABLE FROM AFFILIATES

      The following are the balances of the notes receivable and a portion of accrued interest due from affiliates at June 30, 1999 and December 31, 1998:

                                                     June 30, 1999             December 31, 1998
                                                     -------------             -----------------
                                                      (Unaudited)
                                                  Notes         Accrued        Notes       Accrued
                                                Receivable     Interest      Receivable   Interest
                                                ----------     --------      ----------   --------
Baron Strategic Investment Fund IV,
   Ltd. ("BSIF IV")                              $259,639       $56,671       $259,639     $37,198 (a)
Baron Strategic Investment Fund III,
   Ltd. ("Candlewood II")                          68,000         9,736         68,000       5,914 (b)
                                                 --------       -------       --------     -------
                                                 $327,630       $66,407       $327,630     $43,112
                                                 ========       =======       ========     =======

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4. NOTES RECEIVABLE FROM AFFILIATES (Continued)

      (a)   In March 1997, the Partnership advanced funds
            to, and received a $690,000 note from, Baron
            Strategic Investment Fund IV, Ltd. ("BSIF IV"),
            an affiliate, with an annual interest rate of
            15%. The note, which is secured by real property
            of County Square Apartments, Ltd., an affiliate,
            provides for monthly payments of interest only
            on the unpaid principal balance, with principal
            plus any accrued interest due in September 2002.
            Interest income recognized on the note for the
            six months ended June 30, 1999 and for the year
            ended December 31, 1998 was $19,472 and $40,388,
            respectively.                                             $  259,639

      (b)   Secured promissory note representing advances
            made to Candlewood II. The note matures on March
            1, 2003; accrued interest at an annual rate of
            12%, which is payable quarterly, is secured by
            an Open-End Second Mortgage and Security
            Agreement regarding certain real and personal
            property at Candlewood II; and is subordinated
            to the first mortgage which had a balance of
            approximately $587,000 and $595,000 as of June
            30, 1999 and December 31, 1998, respectively.
            The Open-End Second Mortgage and Security
            Agreement provides for additional advances not
            to exceed $500,000 maximum to be secured under a
            future advance clause.                                        68,000
                                                                      ----------

            Total notes receivable                                    $  327,639
                                                                      ==========


NOTE 5.  NOTES RECEIVABLE FROM NON-AFFILIATE

      In January 1998, Baron Strategic Investment Fund X, Ltd. ("BSIF X"), an affiliate, purchased from an unrelated party an undivided 75% interest in a second mortgage note in the original principal amount of $735,000 (with accrued unpaid interest thereon of $506,767) made by Garden Terrace Apartments III, Ltd. ("Garden Terrace"), a non-affiliate. In February 1998, the Partnership purchased from BSIF X an undivided 20% interest of the Garden Terrace second mortgage note and accrued interest for $160,000. In October 1998, Garden Terrace restated and amended the $735,000 second mortgage note and created a new second mortgage note in the original principal amount of $506,767 to cover accrued interest. The notes receivable are more fully described below:

            Garden Terrace Second Mortgage Note; matures on
            January 1, 2007; accrues interest at an minimum
            annual rate of 2% and provides for participation
            interest at the rate of 7% per annum based upon
            the amount of the unpaid principal, which shall
            be due and payable to the extent that it does
            not exceed the available cash flow, as defined
            in the note; provides for additional
            participation interest in an annual equal to 30%
            of remaining available cash flow, as defined,
            which will continue to be made until such time
            as the collateral has been sold, and which
            obligation will continue notwithstanding total
            repayment of the principal amount of the note;
            secured by a lien upon certain real and personal
            property of Garden Terrace; subordinated to the
            first mortgage which had a balance of
            approximately $967,000 and $967,500 as of June
            30, 1999 and December 31, 1998, respectively.             $  735,000

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5.  NOTES RECEIVABLE FROM NON-AFFILIATE (Continued)

            Garden Terrace Accrued Interest Second Mortgage
            Note; matures on January 1, 2007; accrues
            interest at an annual rate of 9% payable
            annually from excess cash flow after 2% minimum
            interest and 7% participation interest has been
            paid on the $735,000 second mortgage note;
            secured by a lien upon certain real and personal
            property of Garden Terrace; subordinated to the
            first mortgage which had a balance of
            approximately $967,000 and $967,500 as of June
            30, 1999 and December 31, 1998, respectively.               506,767
                                                                     ----------
                                                                      1,241,767
            Percentage purchased*                                            20%
                                                                     ----------
                                                                        248,353
            Less discount                                                88,353
                                                                     ----------
            Notes receivable, net of discount                        $  160,000
                                                                     ==========

      *BSIF X and Baron Strategic Investment Fund IX, Ltd. ("BSIF IX"), affiliates of the Partnership, own the remaining undivided 80% interest on the notes.

NOTE 6.  ADVANCES PAYABLE TO AFFILIATES

      The following are the balances of the advances payable to affiliates as of June 30, 1999 and December 31, 1998:

                                                                        Advances
                                                                        Payable
                                                                        -------

            Pineview Apartments, Ltd. ("Pineview")                      $39,740
            Country Square Apartments, Ltd.
              ("Country Square")                                          9,016
                                                                        -------
                                                                        $48,756
                                                                        =======

NOTE 7. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      In 1996, in accordance with the terms of a Private Placement Memorandum dated November 12, 1996, the Partnership issued 1,064 units of limited partnership interest at $500 per unit for gross proceeds of $532,000. Costs of $81,450 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $81,450 in syndication costs incurred in 1996, the Partnership paid $38,890 to its general partner for administrative, legal and investment fees.

      During 1997, the Partnership issued the remaining 1,336 units of limited partner interest at $500 per unit for gross proceeds of $668,000. Costs of $192,550 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $192,550 in syndication costs incurred in 1997, the Partnership paid $115,110 to its general partner for administrative, legal and investment fees.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 8. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                              FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

================================================================================

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           1

FINANCIAL STATEMENTS

   Balance Sheets                                                            2

   Statements of Operations                                                  3

   Statements of Partners' Capital                                           4

   Statements of Cash Flows                                                  5

   Notes to Financial Statements                                            6-13

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Baron Strategic Investment Fund IX, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Strategic Investment Fund IX, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund IX, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.


                                             RACHLIN COHEN & HOLTZ LLP

Miami, Florida
April 2, 1999

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                                 BALANCE SHEETS

                                                        June 30,    December 31,
                                                          1999         1998
                                                          ----         ----
                          ASSETS                       (Unaudited)

Cash                                                    $     537    $     140
Investment in affiliate                                   244,965      254,956
Notes receivable from affiliates                          319,000      319,000
Notes receivable from non-affiliate                       200,000      200,000
Advances receivable from affiliate                          6,541        6,541
Accrued interest receivable from affiliates                40,653       29,631
Accrued interest receivable from non-affiliate              8,795        5,716
Other receivable                                            3,131        3,131
                                                        ---------    ---------

                                                        $ 823,622    $ 819,115
                                                        =========    =========

             LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to general partner       $  13,500    $   7,500
                                                        ---------    ---------
                                                           13,500        7,500
                                                        ---------    ---------

Commitments and Other Matter                                   --           --

Partners' Capital:
   General partner                                              9         (161)
   Limited partners                                       810,113      811,776
                                                        ---------    ---------
                                                          810,122      811,615
                                                        ---------    ---------

                                                        $ 823,622    $ 819,115
                                                        =========    =========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                            STATEMENTS OF OPERATIONS

                                                   Six
                                                 Months          Year Ended
                                                 Ended          December 31,
                                                June 30,        ------------
                                                  1999       1998         1997
                                                  ----       ----         ----
                                              (Unaudited)
Revenues:
   Equity in net income of affiliate           $  2,000    $     --    $  4,207
   Interest income from affiliate                22,451      37,686         392
   Other                                              3       3,654         676
                                               --------    --------    --------
                                                 24,454      41,340       5,275
                                               --------    --------    --------

Costs and Expenses:
   Equity in net loss of affiliate                   --      38,251          --
   Administrative fees to general partner         6,000      12,000       7,000
   General and administrative                     1,447       9,856       4,533
                                               --------    --------    --------
                                                  7,447      60,107      11,533
                                               --------    --------    --------

Net Income (Loss)                              $ 17,007    $(18,767)   $ (6,258)
                                               ========    ========    ========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                                 General     Limited
                                                                 Partner     Partners       Total
                                                                 -------     --------       -----
Partners' Capital, January 1, 1997                              $      --    $      --    $      --

Year Ended December 31, 1997:
   Capital contributions, net of syndication costs                     90      471,400      471,490
   Distributions                                                       --       (3,589)      (3,589)
   Net loss                                                           (63)      (6,195)      (6,258)
                                                                ---------    ---------    ---------

Partners' Capital, December 31, 1997                                   27      461,616      461,643

Year Ended December 31, 1998:
   Capital contributions, net of syndication costs                     --      456,510      456,510
   Distributions                                                       --      (87,771)     (87,771)
   Net loss                                                          (188)     (18,579)     (18,767)
                                                                ---------    ---------    ---------

Partners' Capital, December 31, 1998                                 (161)     811,776      811,615

Six Months Ended June 30, 1999 (Unaudited):
   Distributions                                                       --      (18,500)     (18,500)
   Net income                                                         170       16,837       17,007
                                                                ---------    ---------    ---------

Partners' Capital, June 30, 1999 (Unaudited)                    $       9    $ 810,113    $ 810,122
                                                                =========    =========    =========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                                            Six
                                                                                           Months                 Year Ended
                                                                                           Ended                 December 31,
                                                                                          June 30,               ------------
                                                                                            1999             1998            1997
                                                                                            ----             ----            ----
                                                                                         (Unaudited)
Cash Flows from Operating Activities:
   Net Income (Loss)                                                                      $  17,007       $ (18,767)      $  (6,258)
   Adjustments to reconcile net income (loss) to
      net cash used in operating activities:
         Equity in net loss (income) of affiliate                                            (2,000)         38,251          (4,207)
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliates                          (3,079)         (5,324)           (392)
            Increase in accrued interest receivable from non-affiliate                      (11,022)        (29,631)             --
            Increase in other receivable                                                         --          (3,131)             --
            Decrease in accrued syndication costs                                                --         (42,435)             --
            Increase in administrative fees payable to general partner                        6,000             500           7,000
                                                                                          ---------       ---------       ---------
               Net cash provided by (used in) operating activities                            6,906         (60,537)         (3,857)
                                                                                          ---------       ---------       ---------

Cash Flows from Investing Activities:
   Distribution from affiliates                                                              11,991              --              --
   Investment in loans receivable from non-affiliate                                             --        (200,000)             --
   Investment in loans receivable from affiliates                                                --        (319,000)       (289,000)
   Investment in advances receivable from affiliates                                             --          14,954         (21,495)
                                                                                          ---------       ---------       ---------
               Net cash provided by (used in) investing activities                           11,991        (504,046)       (310,495)
                                                                                          ---------       ---------       ---------

Cash Flows from Financing Activities:
   Partners' capital contributions                                                               --         577,000         623,090
   Syndication costs paid                                                                        --        (120,490)       (109,165)
   Distributions to limited partners                                                        (18,500)        (87,771)         (3,589)
                                                                                          ---------       ---------       ---------
               Net cash provided by (used in) financing activities                          (18,500)        368,739         510,336
                                                                                          ---------       ---------       ---------

Net Increase (Decrease) in Cash                                                                 397        (195,844)        195,984

Cash, Beginning                                                                                 140         195,984              --
                                                                                          ---------       ---------       ---------

Cash, Ending                                                                              $     537       $     140       $ 195,984
                                                                                          =========       =========       =========

                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

            Baron Strategic Investment Fund IX, Ltd. ("the Partnership") was initially organized on June 2, 1997 under the laws of the State of Florida.

            The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

            See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

            The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

            Revenue consisting of equivalent income of affiliate is recognized on the equity method, as more fully described below.

            Revenue consisting of interest on notes receivable is recognized as it becomes due.

      Concentration of Credit Risk

            At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

      Notes Receivable from Affiliates and Non-Affiliate

            Notes receivable from affiliates and non-affiliate are recorded at cost, less the related allowance for impairment, if any, of such notes receivable. The Partnership accounts for such

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Notes Receivable from Affiliates and Non-Affiliate (Continued)

            notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Investment in Affiliate

            The Partnership holds a 44.96% limited partner interest in Crystal Court Properties, Ltd. ("Crystal Court"), a limited partnership which owns a residential apartment property in Jacksonville, Florida. The investment in Crystal Court is accounted for using the equity method of accounting as a result of the Partnership and Crystal Court having the same general partner president and the general partner's ability to exercise significant influence on Crystal Court. As such, the investment in Crystal Court is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting.

      Use of Estimates

            The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

            The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of June 2, 1997:

      Capital Contributions of Partners

            The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

      Term

            The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

      Distributions

            Cash Distributions

                  The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 15% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated to the general partner.

            Distributions of Net Proceeds

                  Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 15% cash-on-cash return; and (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

      Allocation of Income and Loss

            Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

            Income

                  The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Allocation of Income and Loss (Continued)

            Losses

                  After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

            Dissolution

                  The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

            Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

            Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2004.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. INVESTMENT IN AFFILIATE

      The following is a summary of the financial position and results of operations of Crystal Court as of June 30, 1999 and December 31, 1998 and for the three months and year then ended, respectively.

                                                       June 30,     December 31,
                                                         1999           1998
                                                         ----           ----
                                                      (Unaudited)
         Financial position:
            Rental apartments                         $1,627,620     $1,758,032
            Other assets                                 136,315        102,453
                                                      ----------     ----------
               Total assets                           $1,763,935     $1,860,485
                                                      ==========     ==========

            Mortgage payable                          $1,202,781     $1,208,774
            Other liabilities                             89,133         75,078
                                                      ----------     ----------
               Total liabilities                       1,291,914      1,283,852
            Partners' capital                            472,021        576,633
                                                      ----------     ----------
                                                      $1,763,935     $1,860,485
                                                      ==========     ==========

         Results of operations:
            Revenues (including rental income
               of $151,776 and $274,036,
               respectively)                          $  163,441     $  294,984
            Costs and expenses                          (158,980)      (390,849)
                                                      ----------     ----------
            Net income (loss)                         $    4,461     $  (95,865)
                                                      ==========     ==========

NOTE 4. NOTES RECEIVABLE FROM AFFILIATES

      The following are the balances of the notes receivable and a portion of accrued interest due from affiliates as of June 30, 1999 and December 31, 1998:

                                                        June 30, 1999           December 31, 1998
                                                        -------------           -----------------
                                                         (Unaudited)
                                                     Notes        Accrued       Notes      Accrued
                                                   Receivable    Interest    Receivable    Interest
                                                   ----------    --------    ----------    --------
Sycamore Real Estate Development, LP
   ("Sycamore")                                     $243,500      $ 6,990     $243,500     $ 1,281 (a)
Apartment Development Holding, L.P.
   ("Apartment Development")                              --       13,747           --      12,968 (b)
Burlington Development, L.P.
   ("Burlington")                                         --        9,639           --       9,137 (c)
Baron Strategic Investment Fund III, Ltd.
   ("Candlewood II")                                  75,500        9,766       75,500       6,123 (d)
                                                    --------      -------     --------     -------
                                                    $319,000      $40,142     $319,000     $29,509
                                                    ========      =======     ========     =======

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4.  NOTES RECEIVABLE FROM AFFILIATES (Continued)

      (a)   Secured promissory note representing advances
            made to Sycamore. The note matures on December
            14, 2003; accrues interest at an annual rate of
            12%; is secured by a lien upon certain real and
            personal property of Villas at Lake Sycamore;
            and is subordinated to the first mortgage which
            had a balance of approximately $866,000 as of
            June 30, 1999 and December 31, 1998. Two other
            affiliated partnerships also hold second
            mortgage notes in the aggregate principal amount
            of $307,000 secured by the property. The lending
            parties have agreed to share the benefits of the
            second mortgage on a pari-passu basis.                    $  243,500

      (b)   Unsecured promissory note of $148,000
            representing advances made to Apartment
            Development; due on demand; accrues interest at
            12%; endorsed to Sycamore on December 15, 1998.                   --

      (c)   Unsecured promissory note of $95,500
            representing advances made to Burlington; due on
            demand; accrues interest at 12%; endorsed to
            Sycamore on December 15, 1998.                                    --

      (d)   Secured promissory note representing advances
            made to Candlewood II. The note matures on March
            1, 2003; accrued interest at an annual rate of
            12%, which is payable quarterly, is secured by
            an Open-End Second Mortgage and Security
            Agreement regarding certain real and personal
            property at Candlewood II; and is subordinated
            to the first mortgage which had a balance of
            approximately $587,000 and $595,000 as of June
            30, 1999 and December 31, 1998, respectively.
            The Open-End Second Mortgage and Security
            Agreement provides for additional advances not
            to exceed $500,000 maximum to be secured under a
            future advance clause.                                        75,500
                                                                      ----------

            Total notes receivable                                    $  319,000
                                                                      ==========


NOTE 5.  NOTES RECEIVABLE FROM NON-AFFILIATE

      In January 1998, the Partnership purchased from an unrelated party an undivided 25% interest in a second mortgage note in the original principal amount of $735,000 (with accrued unpaid interest thereon of $506,767) made by Garden Terrace Apartments III, Ltd. ("Garden Terrace"), a non-affiliate. In October 1998, Garden Terrace restated and amended the $735,000 second mortgage note and created a new second mortgage note in the original principal amount of $506,767 to cover accrued interest. The notes receivable are more fully described below:

            Garden Terrace Second Mortgage Note; matures on January 1, 2007; accrues interest at an minimum annual rate of 2% and provides for participation interest at the rate of 7% per annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not exceed the available cash flow, as defined in the note; provides for additional participation interest in an annual equal to 30% of remaining available cash

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5. NOTES RECEIVABLE FROM NON-AFFILIATE (Continued)

            flow, as defined, which will continue to be made
            until such time as the collateral has been sold,
            and which obligation will continue
            notwithstanding total repayment of the principal
            amount of the note; secured by a lien upon
            certain real and personal property of Garden
            Terrace; subordinated to the first mortgage
            which had a balance of approximately $967,000
            and $967,500 as of June 30, 1999 and December
            31, 1998, respectively.                                  $  735,000

            Garden Terrace Accrued Interest Second Mortgage
            Note; matures on January 1, 2007; accrues
            interest at an annual rate of 9% payable
            annually from excess cash flow after 2% minimum
            interest and 7% participation interest has been
            paid on the $735,000 second mortgage note;
            secured by a lien upon certain real and personal
            property of Garden Terrace; subordinated to the
            first mortgage which had a balance of
            approximately $967,000 and $967,500 as of June
            30, 1999 and December 31, 1998, respectively.               506,767
                                                                     ----------
                                                                      1,241,767
            Percentage purchased*                                            25%
                                                                     ----------
                                                                        310,442
            Less discount                                               116,442
                                                                     ----------
            Notes receivable, net of discount                        $  200,000
                                                                     ==========

      *Baron Strategic Investment Fund VI, Ltd. ("BSIF VI") and Baron Strategic Investment Fund X, Ltd. ("BSIF X"), affiliates of the Partnership, own the remaining undivided 75% interest on the notes.

NOTE 6. ADVANCES TO AFFILIATE

      During 1997 and 1998, the Partnership provided funding to Crystal Court by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and accrue interest at 12% per annum. The principal balance as of June 30, 1999 and December 31, 1998 is $6,541. Accrued interest of $511 and $122 was outstanding as of June 30, 1999 and December 31, 1998, respectively.

NOTE 7. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      During 1997, in accordance with the terms of a Private Placement Memorandum dated June 3, 1997, the Partnership issued 1,246 units of limited partner interest being offered at $500 per unit for total gross proceeds of $623,000. Costs of $151,600 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $88,530 was paid or accrued to the General Partner for administrative, legal and investment fees.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 7. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS (Continued)

      In 1998, the Partnership issued the remaining 1,154 units of limited partner interest at $500 per unit for total gross proceeds of $577,000. Costs of $120,400 incurred with syndicating the partnership have been recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $63,400 was paid or accrued to the General Partner for administrative, legal and investment fees.

NOTE 8. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                              FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

================================================================================

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           1

FINANCIAL STATEMENTS

   Balance Sheets                                                            2

   Statements of Operations                                                  3

   Statements of Partners' Capital                                           4

   Statements of Cash Flows                                                  5

   Notes to Financial Statements                                            6-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Lamplight Court of Bellefontaine Apartments, Ltd.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Lamplight Court of Bellefontaine Apartments, Ltd. (the "Partnership") as of December 31, 1998, and the related statements of operations, partners' capital and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lamplight Court of Bellefontaine, Ltd. at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.


                                             RACHLIN COHEN & HOLTZ LLP

Miami, Florida
April 2, 1999

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                                 BALANCE SHEETS

                                                         June 30,   December 31,
                                                           1999         1998
                                                           ----         ----
                          ASSETS                        (Unaudited)

Cash                                                     $     25     $      2
Note receivable from affiliate                            365,000      365,000
Advances receivable from affiliate                         93,302       93,302
Accrued interest receivable from affiliate                133,207      114,171
                                                         --------     --------

                                                         $591,534     $572,475
                                                         ========     ========

             LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to general partner        $ 13,500     $ 10,500
                                                         --------     --------

Commitments and Other Matter                                   --           --

Partners' Capital:
   General partner                                             90           90
   Limited partners                                       577,944      561,885
                                                         --------     --------
                                                          578,034      561,975
                                                         --------     --------

                                                         $591,534     $572,475
                                                         ========     ========

                       See notes to financial statements.

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                            STATEMENTS OF OPERATIONS

                                                    Six
                                                   Months        Year Ended
                                                    Ended        December 31,
                                                   June 30,      ------------
                                                    1999       1998       1997
                                                    ----       ----       ----
                                                 (Unaudited)

Revenues:
   Interest income from affiliate                  $30,936    $66,772    $63,188
   Other                                                81        158      1,973
                                                   -------    -------    -------
                                                    31,017     66,930     65,161
                                                   -------    -------    -------

Costs and Expenses:
   Administrative fees to general partner            3,000      6,000      6,000
   General and administrative                        2,958      5,350      1,262
                                                   -------    -------    -------
                                                     5,958     11,350      7,262
                                                   -------    -------    -------

Net Income                                         $25,059    $55,580    $57,899
                                                   =======    =======    =======

                       See notes to financial statements.

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                         STATEMENTS OF PARTNERS' CAPITAL

                                                               General    Limited
                                                               Partner    Partners       Total
                                                               -------    --------       -----
Partners' Capital, January 1, 1997                            $      90   $ 587,931    $ 588,021

Year Ended December 31, 1997:
   Distributions                                                     --     (69,525)     (69,525)
   Net income                                                        --      57,899       57,899
                                                              ---------   ---------    ---------

Partners' Capital, December 31, 1997                                 90     576,305      576,395

Year Ended December 31, 1998:
   Distributions                                                     --     (70,000)     (70,000)
   Net income                                                        --      55,580       55,580
                                                              ---------   ---------    ---------

Partners' Capital, December 31, 1998                                 90     561,885      561,975

Six Months Ended June 30, 1999 (Unaudited):
   Distributions                                                     --      (9,000)      (9,000)
   Net income                                                        --      25,059       25,059
                                                              ---------   ---------    ---------

Partners' Capital, June 30, 1999 (Unaudited)                  $      90   $ 577,944    $ 578,034
                                                              =========   =========    =========

                       See notes to financial statements.

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                                            Six
                                                                                           Months               Year Ended
                                                                                           Ended                December 31,
                                                                                          June 30,              ------------
                                                                                            1999            1998            1997
                                                                                            ----            ----            ----
                                                                                         (Unaudited)
Cash Flows from Operating Activities:
   Net income                                                                             $  25,059       $  55,580       $  57,899
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in interest receivable from affiliate                                  (19,036)        (36,371)        (55,189)
            Increase in administrative fees payable to the general partner                    3,000              --           6,000
                                                                                          ---------       ---------       ---------
               Net cash provided by operating activities                                      9,023          19,209           8,710
                                                                                          ---------       ---------       ---------

Cash Flows from Investing Activities:
   Advances to affiliate                                                                         --              --         (17,366)
                                                                                          ---------       ---------       ---------
               Net cash used in investing activities                                             --              --         (17,366)
                                                                                          ---------       ---------       ---------

Cash Flows from Financing Activities:
   Distributions to limited partners                                                         (9,000)        (70,000)        (69,525)
                                                                                          ---------       ---------       ---------
               Net cash used in financing activities                                         (9,000)        (70,000)        (69,525)
                                                                                          ---------       ---------       ---------

Net Increase (Decrease) in Cash                                                                  23         (50,791)        (78,181)

Cash, Beginning                                                                                   2          50,793         128,974
                                                                                          ---------       ---------       ---------

Cash, Ending                                                                              $      25       $       2       $  50,793
                                                                                          =========       =========       =========

                       See notes to financial statements.

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                       JUNE 30, 1999 AND DECEMBER 31, 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization and Capitalization

            Lamplight Court of Bellefontaine Apartments, Ltd. ("the Partnership") was initially organized on February 16, 1996 under the laws of the State of Florida.

            The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $700,000, to be divided into 700 equal units of limited partnership interest.

            See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

      Business

            The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Ohio.

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Revenue Recognition

            Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

      Concentration of Credit Risk

            At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

      Note Receivable from Affiliate

            Note receivable from affiliate is recorded at cost, less the related allowance for impairment, if any, of such note receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118,

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Note Receivable from Affiliate (Continued)

            Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

      Investment in Affiliate

            In 1996, the Partnership acquired certain receivables and a limited partner interest in Independence Village, Ltd. ("Independence Village") from an unrelated entity at a discount from the face amount thereof (see Note 3). As a result, the Partnership holds a 31.7% limited partner interest in Independence Village, a limited partnership which owns a residential apartment property in Bellefontaine, Ohio. The investment in Independence Village is accounted for using the equity method of accounting as a result of the Partnership and Independence Village having the same general partner president and the general partner's ability to exercise significant influence on Independence Village. As such, the investment in Independence Village is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting. At the date of purchase, management estimated the value of the limited partner interest to be insignificant and did not allocate any of the purchase price to the investment.

      Use of Estimates

            The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the value of the limited partner interest and the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

      Income Taxes

            The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

      The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of March 7, 1996:

      Capital Contributions of Partners

            The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $700,000, to be divided into 700 units of limited partnership units. A capital account is maintained for each partner.

      Term

            The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

      Distributions

            Cash Distributions

                  The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 10% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the general partner will receive 100% of the remaining distributable cash.

            Distributions of Net Proceeds

                  Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 10% cash-on-cash return; and (b) then 31.7% of up to $350,000 of any remaining net proceeds to the limited partners; and (c) the balance, if any, to the general partner.

      Allocation of Income and Loss

            Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

      Allocation of Income and Loss (Continued)

            Income

                  The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

            Losses

                  After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

      Dissolution

            The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; and (e) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

      Winding Up

            Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

      Fees to the General Partner

            Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $500 per month through December 31, 2002.

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3. NOTE RECEIVABLE FROM AFFILIATE

      In 1996, the Partnership acquired certain receivables and a 31.7% interest in Independence Village from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Independence Village, were converted into promissory notes as more fully described in the table below.

            Independence Village Second Mortgage Note;
            matures in December 2006; accrues interest at an
            annual rate of 9.5%; secured by a lien upon
            certain real and personal property of
            Independence Village; subordinated to the first
            mortgage which had a balance of approximately
            $1,358,000 and $1,366,000 as of June 30, 1999
            and December 31, 1998, respectively.                        $585,000

            Less discount                                                220,000
                                                                        --------
            Note receivable, net of discount                            $365,000
                                                                        ========

      Interest receivable on the note was $105,115 and $91,632 as of June 30, 1999 and December 31, 1998, respectively.

NOTE 4. ADVANCES RECEIVABLE FROM AFFILIATE

      In 1996 and during 1997, the Partnership provided funding to Independence Village by means of advances in an arrangement equivalent to an open ended line of credit advances. The outstanding advances are due on demand and accrue interest at 12% per annum. The balance of $93,302 remained outstanding as of June 30, 1999 and December 31, 1998. Interest income of $5,552 was recognized during the six months ended June 30, 1999 and $11,196 was recognized during the year ended December 31, 1998. Accrued interest of $28,092 and $22,539 remained outstanding as of June 30, 1999 and December 31, 1998, respectively.

NOTE 5. INVESTMENT IN AFFILIATE

      The following is a summary of the financial position and results of operations of Independence Village as of June 30, 1999 and December 31, 1998 and for the six months and year then ended, respectively.

                                                     June 30,      December 31,
                                                       1999            1998
                                                       ----            ----
                                                   (Unaudited)
         Financial position:
            Rental apartments                      $ 1,684,293     $ 1,719,536
            Other assets                                69,236         121,589
                                                   -----------     -----------
               Total assets                        $ 1,753,529     $ 1,841,125
                                                   ===========     ===========

            Mortgage payable                       $ 1,356,928     $ 1,366,078
            Other liabilities                          896,352         894,922
                                                   -----------     -----------
               Total liabilities                     2,253,280       2,261,000

            Partners' deficiency                      (499,751)       (419,875)
                                                   -----------     -----------
                                                   $ 1,753,529     $ 1,841,125
                                                   ===========     ===========

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5. INVESTMENT IN AFFILIATE (Continued)

       Results of operations:
          Revenues (including rental income
             of $81,251 and $361,716,
             respectively)                               $ 187,775    $ 365,274
          Costs and expenses                              (207,348)    (565,309)
                                                         ---------    ---------
          Net income (loss)                              $ (19,573)   $(200,035)
                                                         =========    =========

      As discussed in Note 1, upon acquisition of certain receivables and the limited partnership interest in Independence Village, the Partnership did not allocate any of the purchase price to the investment in affiliate. The Partnership has deferred recognition of its proportionate share of net losses because there is no personal obligation to fund the resulting negative limited partner's capital account balance. Future net income, if any, will not be recognized until such time as the limited partner's capital account becomes a positive balance.

NOTE 6. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

      During 1996, in accordance with the terms of a Private Placement Memorandum dated March 7, 1996, the Partnership issued 700 units of limited partnership interest units at $1,000 per unit for total gross proceeds of $700,000. Costs of $120,000 incurred in connection with syndicating the partnership were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $57,000 was paid to the General Partner for administrative, legal and investment fees.

NOTE 7. OTHER MATTER

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Blossom Corners Apartments, Phase I, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Blossom Corners Apartments, Phase I, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.



                                   Elroy D. Miedema
                                   Certified Public Accountant


Ft. Lauderdale, Florida
April 15, 1999

                       BLOSSOM CORNERS APARTMENTS, PHASE I

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998

                                                                  (Unaudited)   (Unaudited)
                                      December 31,  December 31,    June 30,      June 30,
                                          1998          1997          1999          1998
                                          ----          ----          ----          ----
Revenues:
   Rental income                       $ 338,755     $ 273,596     $ 155,449     $ 170,439
   Other income                           14,260        20,987        31,695         8,375
                                       ---------     ---------     ---------     ---------
      Total revenues                     353,015       294,583       187,144       178,814
                                       ---------     ---------     ---------     ---------
Certain Expenses:
   Personnel                              43,980        38,493        13,889        18,691
   Advertising and promotion               6,096         9,946         6,696         3,400
   Utilities                              15,748        23,989        14,043        12,747
   Repairs and maintenance                30,216        30,808        12,394        12,508
   Real estate taxes and insurance        32,696        33,224        15,921        14,739
   Interest                               93,696        94,358        45,917        51,977
   Property management fees               27,362        20,039        12,871        13,009
   Other operating expenses                7,978         6,673        (4,819)        6,490
                                       ---------     ---------     ---------     ---------
      Total certain expenses             257,772       257,530       116,912       133,561
                                       ---------     ---------     ---------     ---------

Net Income (Loss)                      $  95,243     $  37,053     $  70,232     $  45,253
                                       =========     =========     =========     =========

General Partner (1%)                   $     952     $     371     $     702     $     453
                                       =========     =========     =========     =========
Limited Partners (99%)                 $  94,291     $  36,682     $  69,530     $  44,800
                                       =========     =========     =========     =========

                       BLOSSOM CORNERS APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description

            Blossom Corners Apartments, Phase I, consist of 70 units located in Orlando, Florida. The property was acquired by purchase July 7, 1995 by Florida Income Growth Fund V, Ltd. The following percentage of units were occupied at the various period ending dates:

                  December 31, 1997       93%
                  December 31, 1998       87
                  March 31, 1999          93
                  June 30, 1999           95

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 and 1998 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Basis of Presentation

            Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Blossom Corners Apartments, Phase I.

      Income Recognition

            Rental income attributable to residential leases is recorded when due from tenants.

      Leases

            Apartment units are rented under lease agreements with terms of one year or less.

      Property Management

            In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

      Other Matters


      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Bridgepoint Apartments, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Bridgepoint Apartments, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.



                                   Elroy D. Miedema
                                   Certified Public Accountant


Ft. Lauderdale, Florida
April 15, 1999

                                   BRIDGEPOINT

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998

                                                                  (Unaudited)   (Unaudited)
                                      December 31,  December 31,    June 30,      June 30,
                                          1998          1997          1999          1998
                                          ----          ----          ----          ----
Revenues:
   Rental income                       $ 237,872     $ 212,608     $ 116,277     $ 118,416
   Other income                           13,760         6,605        28,395         1,978
                                       ---------     ---------     ---------     ---------
      Total revenues                     251,632       219,213       144,672       120,394
                                       ---------     ---------     ---------     ---------
Certain Expenses:
   Personnel                              19,159        14,531         8,695         7,865
   Advertising and promotion               7,226         5,783         5,256         4,498
   Utilities                              37,665        36,174        10,426        21,311
   Repairs and maintenance                24,151        17,054        14,372         8,689
   Real estate taxes and insurance        24,924        24,715        12,200        10,224
   Interest                               68,574        69,345        33,979        31,402
   Property management fees               20,712        14,751        10,404         9,558
   Other operating expenses                4,887         3,036         3,627         3,691
                                       ---------     ---------     ---------     ---------
      Total certain expenses             207,298       185,389        98,959        97,238
                                       ---------     ---------     ---------     ---------

Net Income (Loss)                      $  44,334     $  33,824     $  45,713     $  23,156
                                       =========     =========     =========     =========

General Partner (1%)                   $     443     $     338     $     457     $     232
                                       =========     =========     =========     =========
Limited Partners (99%)                 $  43,891     $  33,486     $  45,256     $  22,924
                                       =========     =========     =========     =========

                             BRIDGEPOINT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description

            Bridgepoint Apartments consist of 48 units located in Jacksonville, Florida. The property was acquired by purchase July 17, 1995 by Florida Capital Income Fund III, Ltd. The following percentage of units that were occupied at the various period ending dates:

                  December 31, 1997       85%
                  December 31, 1998       92
                  March 31, 1999          94
                  June 30, 1999           94

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 and 1998 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Basis of Presentation

            Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Bridgepoint Apartments.

      Income Recognition

            Rental income attributable to residential leases is recorded when due from tenants.

      Leases

            Apartment units are rented under lease agreements with terms of one year or less.

      Property Management

            In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

      Other Matters


      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Brookwood Way Apartments, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Brookwood Way Apartments, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.



                                   Elroy D. Miedema
                                   Certified Public Accountant


Ft. Lauderdale, Florida
April 15, 1999

                            BROOKWOOD WAY APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998

                                                                  (Unaudited)   (Unaudited)
                                      December 31,  December 31,    June 30,      June 30,
                                          1998          1997          1999          1998
                                          ----          ----          ----          ----
   Rental income                       $ 275,189     $ 248,950     $ 128,531     $ 123,744
   Other income                            8,015         7,988        12,218         3,874
                                       ---------     ---------     ---------     ---------
      Total revenues                     283,204       256,938       140,749       127,618
                                       ---------     ---------     ---------     ---------
Certain Expenses:
   Personnel                              30,819        22,296        12,540        13,691
   Advertising and promotion               7,016         6,998         7,061         4,031
   Utilities                              23,523        20,793         7,800        12,490
   Repairs and maintenance                17,912        15,092         5,579        11,964
   Real estate taxes and insurance        22,640        17,645        11,938        10,573
   Interest                              102,287        96,565        53,841        48,925
   Property management fees               21,964        15,720        11,422         9,585
   Other operating expenses                2,697         2,972        (2,270)        2,196
                                       ---------     ---------     ---------     ---------
      Total certain expenses             228,858       198,081       107,911       113,455
                                       ---------     ---------     ---------     ---------

Net Income (Loss)                      $  54,346     $  58,857     $  32,838     $  14,163
                                       =========     =========     =========     =========

General Partner (1%)                   $     543     $     589     $     328     $     142
                                       =========     =========     =========     =========
Limited Partners (99%)                 $  53,803     $  58,268     $  32,510     $  14,021
                                       =========     =========     =========     =========

                            BROOKWOOD WAY APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description

            Brookwood Way Apartments consist of 66 units located in Mansfield, Ohio. The property was acquired by purchase in November 1996 by Midwest Income Growth Fund VI, Ltd. The following percentage of units were occupied at the various period ending dates:

                  December 31, 1997       88%
                  December 31, 1998       97
                  March 31, 1999          89.4
                  June 30, 1999           94

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 and 1998 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Basis of Presentation

            Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Brookwood Way Apartments.

      Income Recognition

            Rental income attributable to residential leases is recorded when due from tenants.

      Leases

            Apartment units are rented under lease agreements with terms of one year or less.

      Property Management

            In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

      Other Matters


      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Camellia Court Apartments, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Camellia Court Apartments, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.



                              Elroy D. Miedema
                              Certified Public Accountant


Ft. Lauderdale, Florida
April 15, 1999

                                 CAMELLIA COURT

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998

                                                                  (Unaudited)   (Unaudited)
                                      December 31,  December 31,    June 30,      June 30,
                                          1998          1997          1999          1998
                                          ----          ----          ----          ----
Revenues:
   Rental income                       $ 266,911     $ 213,718     $ 128,581     $ 130,515
   Other income                           23,575        16,516        38,281         8,400
                                       ---------     ---------     ---------     ---------
      Total revenues                     290,486       230,234       166,862       138,915
                                       ---------     ---------     ---------     ---------
Certain Expenses:
   Personnel                              35,205        35,481        15,302        20,168
   Advertising and promotion               5,350         9,056         6,441         4,137
   Utilities                              21,348        25,805         8,969         7,840
   Repairs and maintenance                27,631        24,685         7,949        17,587
   Real estate taxes and insurance        39,651        35,934        19,726        15,749
   Interest                               98,620        98,851        48,156        54,452
   Property management fees               22,465        13,884        11,709         9,882
   Other operating expenses                6,342         5,359         2,462          (452)
                                       ---------     ---------     ---------     ---------
      Total certain expenses             256,612       249,055       120,714       129,363
                                       ---------     ---------     ---------     ---------

Net Income (Loss)                      $  33,874     $ (18,821)    $  46,148     $   9,552
                                       =========     =========     =========     =========

General Partner (1%)                   $     339     $    (188)    $     461     $      96
                                       =========     =========     =========     =========
Limited Partners (99%)                 $  33,535     $ (18,633)    $  45,687     $   9,456
                                       =========     =========     =========     =========

                            CAMELLIA COURT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description

            Camellia Court Apartments consist of 60 units located in Daytona Beach, Florida. The property was acquired by purchase March 6, 1995 by Florida Opportunity Income Partners, Ltd. The following percentage of units were occupied at the various period ending dates:

                  December 31, 1997       78%
                  December 31, 1998       95
                  March 31, 1999          95
                  June 30, 1999           93

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 and 1998 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Basis of Presentation

            Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Camellia Court Apartments.

      Income Recognition

            Rental income attributable to residential leases is recorded when due from tenants.

      Leases

            Apartment units are rented under lease agreements with terms of one year or less.

      Property Management

            In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income form the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

      Other Matters


      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Eagle Lake Apartments, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Eagle Lake Apartments, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.



                                   Elroy D. Miedema
                                   Certified Public Accountant


Ft. Lauderdale, Florida
April 15, 1999

                              EAGLE LAKE APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998

                                                                  (Unaudited)   (Unaudited)
                                      December 31,  December 31,    June 30,      June 30,
                                          1998          1997          1999          1998
                                          ----          ----          ----          ----
Revenues:
   Rental income                       $ 382,121     $ 346,154     $ 198,042     $ 188,913
   Other income                           25,123        21,065        16,326         9,396
                                       ---------     ---------     ---------     ---------
      Total revenues                     407,244       367,219       214,368       198,309
                                       ---------     ---------     ---------     ---------
Certain Expenses:
   Personnel                              48,167        34,983        15,858        27,440
   Advertising and promotion              11,495         9,811         3,416         6,549
   Utilities                              37,201        26,117        15,761        16,215
   Repairs and maintenance                34,354        30,289        12,018        18,881
   Real estate taxes and insurance        55,688        49,694        28,040        21,948
   Interest                              127,820       158,727        61,321        71,054
   Property management fees               37,896        26,702        13,658        13,984
   Other operating expenses                5,666         4,833        (5,927)       (8,492)
                                       ---------     ---------     ---------     ---------
      Total certain expenses             358,287       341,156       144,145       167,579
                                       ---------     ---------     ---------     ---------

Net Income (Loss)                      $  48,957     $  26,063     $  70,223     $  30,730
                                       =========     =========     =========     =========

General Partner (1%)                   $     490     $     261     $     702     $     307
                                       =========     =========     =========     =========
Limited Partners (99%)                 $  48,467     $  25,802     $  69,521     $  30,423
                                       =========     =========     =========     =========

                              EAGLE LAKE APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description

            Eagle Lake Apartments consist of 77 units located in Port Orange, Florida. The property was acquired by purchase July 12, 1994 by Florida Capital Income Fund, Ltd. The following percentage of units were occupied at the various period ending dates:

                  December 31, 1997       94%
                  December 31, 1998       91
                  March 31, 1999         100
                  June 30, 1999           96

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 and 1998 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Basis of Presentation

            Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Eagle Lake Apartments.

      Income Recognition

            Rental income attributable to residential leases is recorded when due from tenants.

      Leases

            Apartment units are rented under lease agreements with terms of one year or less.

      Property Management

            In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

      Other Matters


      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase I, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase I, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.



                                   Elroy D. Miedema
                                   Certified Public Accountant


Ft. Lauderdale, Florida
April 15, 1999

                                  FOREST GLEN I

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998

                                                                  (Unaudited)   (Unaudited)
                                      December 31,  December 31,    June 30,      June 30,
                                          1998          1997          1999          1998
                                          ----          ----          ----          ----
Revenues:
   Rental income                       $ 362,118     $ 319,763     $ 183,738     $ 174,095
   Other income                           16,098         7,968        10,802         4,172
                                       ---------     ---------     ---------     ---------
      Total revenues                     378,216       327,731       194,540       178,267
                                       ---------     ---------     ---------     ---------
Certain Expenses:
   Personnel                              54,733        35,958        13,601        23,224
   Advertising and promotion               6,580         7,548         3,768         3,556
   Utilities                              11,212         8,955           246         6,183
   Repairs and maintenance                42,454        38,692        15,439        21,930
   Real estate taxes and insurance        46,578        45,223        23,109        23,373
   Interest                              116,664       149,908        62,533        43,469
   Property management fees               25,812        17,219        14,009        16,949
   Other operating expenses                7,295         5,358         4,359        10,556
                                       ---------     ---------     ---------     ---------
      Total certain expenses             311,328       308,861       137,064       149,240
                                       ---------     ---------     ---------     ---------

Net Income (Loss)                      $  66,888     $  18,870     $  57,476     $  29,027
                                       =========     =========     =========     =========

General Partner (1%)                   $     669     $     189     $     575     $     290
                                       =========     =========     =========     =========
Limited Partners (99%)                 $  66,219     $  18,681     $  56,901     $  28,737
                                       =========     =========     =========     =========

                         FOREST GLEN APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description

            Forest Glen Apartments, Phase I, consist of 52 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Florida Capital Income Fund II, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Capital Income Fund II, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase I of the Forest Glen Property.

            The following percentage of units were occupied at year ending dates:

                  December 31, 1997       87%
                  December 31, 1998       96
                  March 31, 1999          98
                  June 30, 1999           94

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 and 1998 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Basis of Presentation

            Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase I.

      Income Recognition

            Rental income attributable to residential leases is recorded when due from tenants.

      Leases

            Apartment units are rented under lease agreements with terms of one year or less.

      Property Management

            In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

                         FOREST GLEN APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                                   (Continued)

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Other Matters

      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase II, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase II, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.



                                   Elroy D. Miedema
                                   Certified Public Accountant


Ft. Lauderdale, Florida
April 15, 1999

                                 FOREST GLEN II

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998

                                                                  (Unaudited)   (Unaudited)
                                      December 31,  December 31,    June 30,      June 30,
                                          1998          1997          1999          1998
                                          ----          ----          ----          ----
Revenues:
   Rental income                       $ 204,746     $ 159,093     $  97,192     $  98,206
   Other income                            6,773         6,252         4,294         2,788
                                       ---------     ---------     ---------     ---------
      Total revenues                     211,519       165,345       101,486       100,994
                                       ---------     ---------     ---------     ---------
Certain Expenses:
   Personnel                              20,454        20,767         8,127        12,723
   Advertising and promotion               3,860         4,802         1,990         2,113
   Utilities                               6,647         5,827           555         3,857
   Repairs and maintenance                22,408        23,120        10,015        10,865
   Real estate taxes and insurance        27,095        25,939        13,349        13,502
   Interest                               66,542        60,222        36,130        25,116
   Property management fees               17,248         9,454        10,443         6,652
   Other operating expenses                4,196         3,307         1,882         5,598
                                       ---------     ---------     ---------     ---------
      Total certain expenses             168,450       153,438        82,491        80,426
                                       ---------     ---------     ---------     ---------

Net Income (Loss)                      $  43,069     $  11,907     $  18,995     $  20,568
                                       =========     =========     =========     =========

General Partner (1%)                   $     431     $     119     $     190     $     206
                                       =========     =========     =========     =========
Limited Partners (99%)                 $  42,638     $  11,788     $  18,805     $  20,362
                                       =========     =========     =========     =========

                        FOREST GLEN APARTMENTS, PHASE II

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description

            Forest Glen Apartments, Phase II, consist of 30 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Realty Opportunity Income Fund VIII, Ltd. and three other limited partnerships). Under a land trust agreement, Realty Opportunity Income Fund VIII, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase II of the Forest Glen Property.

      The following percentage of units were occupied at year ending dates:

                  December 31, 1997       70%
                  December 31, 1998       93
                  March 31, 1999          96
                  June 30, 1999           90

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 and 1998 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Basis of Presentation

            Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase II.

      Income Recognition

            Rental income attributable to residential leases is recorded when due from tenants.

      Leases

            Apartment units are rented under lease agreements with terms of one year or less.

      Property Management

            In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

                        FOREST GLEN APARTMENTS, PHASE II

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                                   (Continued)

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Other Matters


      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase III, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase III, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.



                                   Elroy D. Miedema
                                   Certified Public Accountant


Ft. Lauderdale, Florida
April 15, 1999

                                 FOREST GLEN III

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998

                                                                  (Unaudited)   (Unaudited)
                                      December 31,  December 31,    June 30,      June 30,
                                          1998          1997          1999          1998
                                          ----          ----          ----          ----
Revenues:
   Rental income                       $ 176,122     $ 170,175     $  91,461     $  86,953
   Other income                           11,808         7,031         8,010         4,626
                                       ---------     ---------     ---------     ---------
      Total revenues                     187,930       177,206        99,471        91,579
                                       ---------     ---------     ---------     ---------
Certain Expenses:
   Personnel                              17,651        17,461         6,917        10,890
   Advertising and promotion               3,233         4,557         1,795         1,755
   Utilities                               4,948         4,271           532         2,390
   Repairs and maintenance                20,548        19,603         7,886        10,038
   Real estate taxes and insurance        25,738        21,947        14,442        13,547
   Interest                               56,304        49,070        30,572        21,252
   Property management fees               15,923         8,646         9,384         5,756
   Other operating expenses                3,396         2,807         1,618         5,270
                                       ---------     ---------     ---------     ---------
      Total certain expenses             147,741       128,362        73,146        70,898
                                       ---------     ---------     ---------     ---------

Net Income (Loss)                      $  40,189     $  48,844     $  26,325     $  20,681
                                       =========     =========     =========     =========

General Partner (1%)                   $     402     $     488     $     263     $     207
                                       =========     =========     =========     =========
Limited Partners (99%)                 $  39,787     $  48,356     $  26,062     $  20,474
                                       =========     =========     =========     =========

                        FOREST GLEN APARTMENTS, PHASE III

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description

            Forest Glen Apartments, Phase III, consist of 26 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Florida Income Advantage Fund I, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Income Advantage Fund I, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase III of the Forest Glen Property.

            The following percentage of units were occupied at the year ending dates:

                  December 31, 1997       96%
                  December 31, 1998       96
                  March 31, 1999          92
                  June 30, 1999           88

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 and 1998 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Basis of Presentation

            Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase III.

      Income Recognition

            Rental income attributable to residential leases is recorded when due from tenants.

      Leases

            Apartment units are rented under lease agreements with terms of one year or less.

      Property Management

            In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

                        FOREST GLEN APARTMENTS, PHASE III

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                                   (Continued)

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Other Matters


      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase IV, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase IV, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.



                                   Elroy D. Miedema
                                   Certified Public Accountant


Ft. Lauderdale, Florida
April 15, 1999

                                 FOREST GLEN IV

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998

                                                                  (Unaudited)   (Unaudited)
                                      December 31,  December 31,    June 30,      June 30,
                                          1998          1997          1999          1998
                                          ----          ----          ----          ----
Revenues:
   Rental income                       $  53,558     $  56,139     $  28,263     $  21,851
   Other income                            3,081         2,437         3,410         1,415
                                       ---------     ---------     ---------     ---------
      Total revenues                      56,639        58,576        31,673        23,266
                                       ---------     ---------     ---------     ---------
Certain Expenses:
   Personnel                               6,091         5,132         2,224         3,282
   Advertising and promotion               1,023         1,385           535           553
   Utilities                               1,503         1,494            71           891
   Repairs and maintenance                 5,887         6,346         2,138         3,015
   Real estate taxes and insurance         7,364         6,985         3,590         3,589
   Interest                               17,915        17,843         9,727         6,762
   Property management fees                8,690         3,987         6,453         2,140
   Other operating expenses                1,702         1,159           700         1,656
                                       ---------     ---------     ---------     ---------
      Total certain expenses              50,175        44,331        25,438        21,888
                                       ---------     ---------     ---------     ---------

Net Income (Loss)                      $   6,464     $  14,245     $   6,235     $   1,378
                                       =========     =========     =========     =========

General Partner (1%)                   $      65     $     142     $      62     $      14
                                       =========     =========     =========     =========
Limited Partners (99%)                 $   6,399     $  14,103     $   6,173     $   1,364
                                       =========     =========     =========     =========

                        FOREST GLEN APARTMENTS, PHASE IV

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description

            Forest Glen Apartments, Phase IV, consist of 8 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Florida Income Appreciation Fund I, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Income Appreciation Fund I, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase IV of the Forest Glen Property.

            The following percentage of units were occupied at the year ending dates:

                  December 31, 1997      100%
                  December 31, 1998      100
                  March 31, 1999         100
                  June 30, 1999          100

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 and 1998 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Basis of Presentation

            Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase IV.

      Income Recognition

            Rental income attributable to residential leases is recorded when due from tenants.

      Leases

            Apartment units are rented under lease agreements with terms of one year or less.

      Property Management

            In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

                        FOREST GLEN APARTMENTS, PHASE IV

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                                   (Continued)

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Other Matters


      In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Glen Lake Arms Apartments, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Glen Lake Arms Apartments, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.



                                   Elroy D. Miedema
                                   Certified Public Accountant


Ft. Lauderdale, Florida
April 15, 1999

                            GLEN LAKE ARMS APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998

                                                                  (Unaudited)   (Unaudited)
                                      December 31,  December 31,    June 30,      June 30,
                                          1998          1997          1999          1998
                                          ----          ----          ----          ----
Revenues:
   Rental income                       $ 703,744     $ 745,649     $ 221,108     $ 425,264
   Other income                           26,875        22,536        47,994           491
                                       ---------     ---------     ---------     ---------
      Total revenues                     730,619       768,185       269,102       425,755
                                       ---------     ---------     ---------     ---------
Certain Expenses:
   Personnel                             172,502        85,191        65,522        60,175
   Advertising and promotion              39,137        20,726        14,017        12,548
   Utilities                             204,087       120,687        84,659       110,163
   Repairs and maintenance               112,483        67,235        44,037        99,949
   Real estate taxes and insurance       111,857       118,041        54,341        44,252
   Interest                              318,032       310,603       213,202       109,104
   Property management fees               17,849        42,276        19,018        24,263
   Other operating expenses               48,024        14,932        12,790        41,920
                                       ---------     ---------     ---------     ---------
      Total certain expenses           1,023,971       779,691       507,586       502,374
                                       ---------     ---------     ---------     ---------

Net Income (Loss)                      $(293,352)    $ (11,506)    $(238,484)    $ (76,620)
                                       ---------     ---------     ---------     ---------
                                       ---------     ---------     ---------     ---------

General Partner (1%)                   $  (2,934)    $    (115)    $  (2,385)    $    (766)
                                       ---------     ---------     ---------     ---------
                                       ---------     ---------     ---------     ---------
Limited Partners (99%)                 $(290,418)    $ (11,391)    $(236,099)    $ (75,853)
                                       ---------     ---------     ---------     ---------
                                       ---------     ---------     ---------     ---------

                            GLEN LAKE ARMS APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description

            Glen Lakes Arms Apartments consist of 144 units located in St. Petersburg, Florida. The property was acquired by purchase May 18, 1995 by Glen Lake Investors, Ltd. in which Florida Capital Income Fund IV, Ltd. owns a 99% limited partnership interest. At December 31, 1997 81% of the units were occupied.

                  March 31, 1999        65.1%
                  June 30, 1999         55.4

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 and 1998 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Basis of Presentation

            Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Glen Lake Arms Apartments.

      Income Recognition

            Rental income attributable to residential leases is recorded when due from tenants.

      Leases

            Apartment units were rented under lease agreements with terms of one year or less. Starting in April 1998, as annual leases expired, the available units were rented on a short term basis as extended stay motel suites.

      Property Management

            In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the annual leases, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

      Other Matters

            In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Grove Hamlet Apartments (Laurel Oaks), for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Grove Hamlet Apartments (Laurel Oaks), for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.



                                   Elroy D. Miedema
                                   Certified Public Accountant


Ft. Lauderdale, Florida
April 15, 1999

                                   LAUREL OAKS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998

                                                                  (Unaudited)   (Unaudited)
                                      December 31,  December 31,    June 30,      June 30,
                                          1998          1997          1999          1998
                                          ----          ----          ----          ----
Revenues:
   Rental income                       $ 282,024     $ 221,070     $ 151,593     $ 132,992
   Other income                           10,963         7,510        15,436         4,281
                                       ---------     ---------     ---------     ---------
      Total revenues                     292,987       228,580       167,029       137,273
                                       ---------     ---------     ---------     ---------
Certain Expenses:
   Personnel                              40,337        31,912        15,432        21,779
   Advertising and promotion               1,377         1,530         6,197           953
   Utilities                              19,742        13,915         4,240         7,040
   Repairs and maintenance                24,068         8,245        13,229        15,781
   Real estate taxes and insurance        31,851        35,289        19,734        16,655
   Interest                              117,215       125,177        52,131        60,174
   Property management fees               24,245        14,028        13,063         9,715
   Other operating expenses                5,689         3,912        (1,642)        3,084
                                       ---------     ---------     ---------     ---------
      Total certain expenses             264,524       234,008       122,384       135,181
                                       ---------     ---------     ---------     ---------

Net Income (Loss)                      $  28,463     $  (5,428)    $  44,645     $   2,092
                                       ---------     ---------     ---------     ---------
                                       ---------     ---------     ---------     ---------

General Partner (1%)                   $   2,846     $    (543)    $   4,465     $     209
                                       ---------     ---------     ---------     ---------
                                       ---------     ---------     ---------     ---------
Limited Partners (99%)                 $  25,617     $  (4,885)    $  40,181     $   1,883
                                       ---------     ---------     ---------     ---------
                                       ---------     ---------     ---------     ---------

                      GROVE HAMLET APARTMENTS (LAUREL OAKS)

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description

            Grove Hamlet Apartments consist of 57 units located in Deland, Florida. The property was acquired by purchase December 29, 1993 by Central Florida Income Appreciation Fund, Ltd. The following percentage of units were occupied at the various period ending dates:

                  December 31, 1997       82%
                  December 31, 1998       96
                  March 31, 1999          93
                  June 30, 1999           98
      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 and 1998 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Basis of Presentation

            Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Grove Hamlet Apartments.

      Income Recognition

            Rental income attributable to residential leases is recorded when due from tenants.

      Leases

            Apartment units are rented under lease agreements with terms of one year or less.

      Property Management

            In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

      Other Matters

            In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Stadium Club Apartments, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Stadium Club Apartments, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.



                                   Elroy D. Miedema
                                   Certified Public Accountant


Ft. Lauderdale, Florida
April 15, 1999

                             STADIUM CLUB APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998

                                                                  (Unaudited)   (Unaudited)
                                      December 31,  December 31,    June 30,      June 30,
                                          1998          1997          1999          1998
                                          ----          ----          ----          ----
Revenues:
   Rental income                       $ 397,831     $ 458,687     $ 209,804     $ 222,799
   Other income                           44,049        27,710        13,383        11,908
                                       ---------     ---------     ---------     ---------
      Total revenues                     441,880       486,397       223,187       234,707
                                       ---------     ---------     ---------     ---------
Certain Expenses:
   Personnel                              77,976        72,107        25,913        30,104
   Advertising and promotion              13,516        11,885        10,835         5,865
   Utilities                              61,990        49,370        14,502        32,541
   Repairs and maintenance                32,542        31,966        11,605        15,615
   Real estate taxes and insurance        31,459        36,528        13,762        10,064
   Interest                              141,388       146,120        67,703        70,532
   Property management fees               44,449        25,469        11,455        27,212
   Other operating expenses               21,161        15,278         1,956        23,661
                                       ---------     ---------     ---------     ---------
      Total certain expenses             424,481       388,723       157,731       215,594
                                       ---------     ---------     ---------     ---------

Net Income (Loss)                      $  17,399     $  97,674     $  65,456     $  19,113
                                       ---------     ---------     ---------     ---------
                                       ---------     ---------     ---------     ---------

General Partner (1%)                   $     174     $     977     $     655     $     191
                                       ---------     ---------     ---------     ---------
                                       ---------     ---------     ---------     ---------
Limited Partners (99%)                 $  17,225     $  96,697     $  64,801     $  18,922
                                       ---------     ---------     ---------     ---------
                                       ---------     ---------     ---------     ---------

                             STADIUM CLUB APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description

            Stadium Club Apartments consist of 229 units located in Statesboro, Georgia. The property was acquired by purchase June 30, 1995 by GSU Stadium Student Apartments, Ltd. The following percentage of units were occupied at the various period ending dates:

                   December 31, 1997      86%
                   December 31, 1998      59
                   March 31, 1999         70
                   June 30, 1999          33  (school not in session)

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 and 1998 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Basis of Presentation

            Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Stadium Club Apartments.

      Income Recognition

            Rental income attributable to residential leases is recorded when due from tenants.

      Leases

            Apartment units, which are student housing, are rented under lease agreements that correspond to the school semesters.

      Property Management

            In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

      Other Matters

            In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Steeplechase Apartments, for the years ended December 31, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Steeplechase Apartments, for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles.



                                   Elroy D. Miedema
                                   Certified Public Accountant


Ft. Lauderdale, Florida
April 15, 1999

                             STEEPLECHASE APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998

                                                                  (Unaudited)   (Unaudited)
                                      December 31,  December 31,    June 30,      June 30,
                                          1998          1997          1999          1998
                                          ----          ----          ----          ----
Revenues:
   Rental income                       $ 297,880     $ 234,305     $ 146,691     $ 139,664
   Other income                           23,059        10,733        31,054        11,237
                                       ---------     ---------     ---------     ---------
      Total revenues                     320,939       245,038       177,745       150,901
                                       ---------     ---------     ---------     ---------
Certain Expenses:
   Personnel                              60,173        50,624        26,024        31,497
   Advertising and promotion               3,036        11,417         5,413         2,320
   Utilities                              56,249        49,085        17,335        27,985
   Repairs and maintenance                39,892        31,930         3,891        29,470
   Real estate taxes and insurance        37,339        33,112        18,033        20,888
   Interest                               91,982        93,448        48,895        45,469
   Property management fees               23,119        15,227        12,276        10,244
   Other operating expenses                5,485         7,495        11,472         8,386
                                       ---------     ---------     ---------     ---------
      Total certain expenses             317,275       292,338       143,339       176,259
                                       ---------     ---------     ---------     ---------

Net Income (Loss)                      $   3,664     $ (47,300)    $  34,406     $ (25,358)
                                       ---------     ---------     ---------     ---------
                                       ---------     ---------     ---------     ---------

General Partner (1%)                   $      37     $    (473)    $     344     $    (254)
                                       ---------     ---------     ---------     ---------
                                       ---------     ---------     ---------     ---------
Limited Partners (99%)                 $   3,627     $ (46,827)    $  34,062     $ (25,104)
                                       ---------     ---------     ---------     ---------
                                       ---------     ---------     ---------     ---------

                             STEEPLECHASE APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description

            Steeplechase Apartments consist of 72 units located in Anderson, Indiana. The property was acquired on October 1, 1996 by Income Partners III, Ltd. in which Baron Strategic Investment Fund II, Ltd. owns a 99% limited partnership interest. The following percentage of units were occupied at the various period ending dates:

                  December 31, 1997       65%
                  December 31, 1998       74
                  March 31, 1999          86.1
                  June 30, 1999           91.6

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 and 1998 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Basis of Presentation

            Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Steeplechase Apartments.

      Income Recognition

            Rental income attributable to residential leases is recorded when due from tenants.

      Leases

            Apartment units are rented under lease agreements with terms of one year or less.

      Property Management

            In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

      Other Matters

            In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

                          CRYSTAL COURT II APARTMENTS

                          INDEPENDENT AUDITOR'S REPORT




The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Crystal Court Apartments, Phase II, for the years ended December 31, 1996, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Crystal Court Apartments, Phase II, for the years ended December 31, 1996, 1997 and 1998 in conformity with generally accepted accounting principles.




                                   Elroy D. Miedema
                                   Certified Public Accountant


Fort Lauderdale, Florida
March 28, 1998

                          CRYSTAL COURT II APARTMENTS

                 STATEMENT OF REVENUES AND CERTAIN EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998

                                                                                     (Unaudited)    (Unaudited)
                                        December 31,   December 31,   December 31,     June 30,       June 30,
                                            1998           1997           1996           1999           1998
                                            ----           ----           ----           ----           ----
Revenues:
   Rental income                         $ 275,200      $ 307,069      $ 295,906      $ 161,240      $ 132,465
   Other income                             18,839          9,081          2,484         14,306          5,214
                                         ---------      ---------      ---------      ---------      ---------
      Total revenues                       294,039        316,150        298,390        175,546        137,679
                                         ---------      ---------      ---------      ---------      ---------
Certain Expenses:
   Personnel                                28,013         26,477         32,567         14,608         11,098
   Advertising and promotion                 3,374          1,755          3,136          3,769          1,419
   Utilities                                20,938         19,228         23,165         12,050          6,022
   Repairs and maintenance                  14,646         23,590         35,231         12,537          6,152
   Real estate taxes and insurance          26,605         34,471         34,691         16,527         12,831
   Interest                                120,740        120,919        127,738         46,107         55,808
   Property management fees                 11,339         20,777         21,537              -          7,559
   Other operating expenses                  7,357          4,341          3,897         11,039          2,754
                                         ---------      ---------      ---------      ---------      ---------
      Total certain expenses               233,012        251,558        281,962        116,637        103,643
                                         ---------      ---------      ---------      ---------      ---------

Net Income (Loss)                        $  61,027      $  64,592      $  16,428      $  58,909      $  34,036
                                         ---------      ---------      ---------      ---------      ---------
                                         ---------      ---------      ---------      ---------      ---------

General Partner (1%)                     $     610      $     646      $     164      $     589      $     340
                                         ---------      ---------      ---------      ---------      ---------
                                         ---------      ---------      ---------      ---------      ---------
Limited Partners (99%)                   $  60,417      $  63,946      $  16,264      $  58,320      $  33,696
                                         ---------      ---------      ---------      ---------      ---------
                                         ---------      ---------      ---------      ---------      ---------

                       CRYSTAL COURT APARTMENTS, PHASE II

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 and 1996

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description

            Crystal Court Apartments, Phase II, consist of 80 units located in Lakeland, Florida. The property was acquired by Baron Capital Properties, L.P. on July 15, 1998. The following percentage of units were occupied at the various period ending dates:

                  December 31, 1997        95%
                  December 31, 1998        91
                  March 31, 1999           96
                  June 30, 1999            92

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 and 1998 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Basis of Presentation

            Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of Crystal Court Apartments, phase II.

      Income Recognition

            Rental income attributable to residential leases is recorded when due from tenants.

      Leases

            Apartment units are rented under lease agreements with terms of one year or less.

                       CRYSTAL COURT APARTMENTS, PHASE II

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                                   (Continued)

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 and 1996

NOTE 1.  DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Property Management

            In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

      Other Matters

            In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

                                  HEATHERWOOD I

                          INDEPENDENT AUDITOR'S REPORT




The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Heatherwood Apartments, Phase I, for the years ended December 31, 1996, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Heatherwood Apartments, Phase I, for the years ended December 31, 1996, 1997 and 1998 in conformity with generally accepted accounting principles.



                                   Elroy D. Miedema
                                   Certified Public Accountant


Fort Lauderdale, Florida
June 11, 1998

                                  HEATHERWOOD I

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998

                                                                                     (Unaudited)    (Unaudited)
                                        December 31,   December 31,   December 31,     June 30,       June 30,
                                            1998           1997           1996           1999           1998
                                            ----           ----           ----           ----           ----
Revenues:
   Rental income                         $ 291,921      $ 294,513      $ 284,886      $ 175,911      $ 138,458
   Other income                             18,228         12,847         16,566         13,670          7,843
                                         ---------      ---------      ---------      ---------      ---------
      Total revenues                       310,149        307,360        301,452        189,581        146,301
                                         ---------      ---------      ---------      ---------      ---------
Certain Expenses:
   Personnel                                57,880         42,317         31,851         19,299         29,265
   Advertising and promotion                 6,393          4,243          4,942          5,414          3,625
   Utilities                                32,170         29,999         27,255         14,706         18,367
   Repairs and maintenance                  23,191         36,667         48,649         12,346         11,598
   Real estate taxes and insurance          34,857         38,221         36,052         14,725         16,780
   Interest                                 97,572         60,327         63,986         39,704         50,217
   Property management fees                 20,494         14,489         14,400              -          9,907
   Other operating expenses                 11,808          7,678          5,052         13,254          6,980
                                         ---------      ---------      ---------      ---------      ---------
      Total certain expenses               284,365        233,941        232,187        119,448        146,739
                                         ---------      ---------      ---------      ---------      ---------

Net Income (Loss)                        $  25,784      $  73,419      $  69,265      $  70,133      $    (438)
                                         ---------      ---------      ---------      ---------      ---------
                                         ---------      ---------      ---------      ---------      ---------

General Partner (1%)                     $     258      $     734      $     693      $     701      $      (4)
                                         ---------      ---------      ---------      ---------      ---------
                                         ---------      ---------      ---------      ---------      ---------
Limited Partners (99%)                   $  25,526      $  72,685      $  68,572      $  69,432      $    (434)
                                         ---------      ---------      ---------      ---------      ---------
                                         ---------      ---------      ---------      ---------      ---------

                         HEATHERWOOD APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 and 1996

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description

            Heatherwood Apartments, phase I, consist of 67 units located in Kissimmee, Florida. The property was acquired by Baron Capital Properties, L.P. on June 30, 1998. The following percentage of units were occupied at the various period ending dates:

                  December 31, 1997        97%
                  December 31, 1998        94
                  March 31, 1999           94
                  June 30, 1999            90

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 and 1998 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Basis of Presentation

            Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of Heatherwood Apartments, phase I.

      Income Recognition

            Rental income attributable to residential leases is recorded when due from tenants.

      Leases

            Apartment units are rented under lease agreements with terms of one year or less.

                         HEATHERWOOD APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                                   (Continued)

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 and 1996

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Property Management

            In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective June 30, 1998, this property management agreement was terminated.

      Other Matters

            In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

                              RIVERWALK APARTMENTS

                          INDEPENDENT AUDITOR'S REPORT




The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Riverwalk Apartments, for the years ended December 31, 1996, 1997 and 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Riverwalk Apartments, for the years ended December 31, 1996, 1997 and 1998 in conformity with generally accepted accounting principles.



                                   Elroy D. Miedema
                                   Certified Public Accountant


Fort Lauderdale, Florida
August 6, 1998

                              RIVERWALK APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 AND FOR THE SIX MONTH PERIODS ENDED JUNE 30, 1999 AND 1998

                                                                                                      (Prior
                                                                                                       Owner)
                                         (3 Months)                                  (Unaudited)    (Unaudited)
                                        December 31,   December 31,   December 31,     June 30,       June 30,
                                            1998           1997           1996           1999           1998
                                            ----           ----           ----           ----           ----
Revenues:
   Rental income                          $ 83,633      $ 296,939      $ 302,218      $ 168,776      $ 150,975
   Other income                             12,695          4,877          6,398         55,991         14,209
                                         ---------      ---------      ---------      ---------      ---------
      Total revenues                        96,328        301,816        308,616        224,767        165,184
                                         ---------      ---------      ---------      ---------      ---------
Certain Expenses:
   Personnel                                10,912         31,446         26,262         23,564         13,241
   Advertising and promotion                   865          3,465          2,586          7,493          2,138
   Utilities                                 2,386          5,446          7,658          2,845          2,298
   Repairs and maintenance                  14,685         43,145         57,855         12,843         21,611
   Real estate taxes and insurance          11,534         45,785         41,822         20,742         22,392
   Interest                                 39,263        120,194        121,834         58,679         69,750
   Property management fees                    858          1,086          1,433              -          9,759
   Other operating expenses                  5,493          3,380          3,333            542          6,323
                                         ---------      ---------      ---------      ---------      ---------
      Total certain expenses                85,996        253,947        262,783        126,708        147,512
                                         ---------      ---------      ---------      ---------      ---------

Net Income (Loss)                        $  10,332      $  47,869      $  45,833      $  98,059      $  17,672
                                         ---------      ---------      ---------      ---------      ---------
                                         ---------      ---------      ---------      ---------      ---------

General Partner (1%)                     $     103      $     479      $     458      $     981      $     177
                                         ---------      ---------      ---------      ---------      ---------
                                         ---------      ---------      ---------      ---------      ---------
Limited Partners (99%)                   $  10,229      $  47,390      $  45,375      $  97,078      $  17,495
                                         ---------      ---------      ---------      ---------      ---------
                                         ---------      ---------      ---------      ---------      ---------

                              RIVERWALK APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 and 1996

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description

            Riverwalk Apartments consist of 50 two-bedroom units located in New Smyrna Beach, Florida. The property was acquired by Baron Capital Properties, L.P. on September 1, 1998. The following percentage of units were occupied at the various period ending dates:

                  December 31, 1998        98%
                  March 31, 1999           96
                  June 30, 1999            92

      Unaudited Financial Information

            The accompanying financial information as of and for the six months ended June 30, 1999 and 1998 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring accruals and adjustments, necessary for a fair presentation of financial position, results of operations and cash flows have been made.

            The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

      Basis of Presentation

            Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of Riverwalk Apartments.

      Income Recognition

            Rental income attributable to residential leases is recorded when due from tenants.

      Leases

            Apartment units are rented under lease agreements with terms of one year or less.

                              RIVERWALK APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                                   (Continued)

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 and 1996

NOTE 1. DESCRIPTIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Property Management

            In exchange for services performed during 1997 and 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee in the range of $275 to $325. Effective September 1, 1998, this property management agreement was terminated.

      Other Matters

            In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership") will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust for which Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and liabilities assumed at their fair value at the date of acquisition.

            Combined Statement of Estimated Taxable Operating Results
                of Acquired Properties and Exchange Partnerships
                       and Cash Available from Operations


     The following Combined Statement sets forth the estimated taxable operating results and cash available from operations (unaudited) for the 12-month period ending June 30, 2000 for the Operating Partnership, the four Acquired Properties already beneficially owned by the Operating Partnership and the 23 Exchange Partnerships involved in the Exchange Offering. The Combined Statement is based on the actual results of the Operating Partnership, the Acquired Properties and the Exchange Partnerships for the 12-month period ended June 30, 1999 with certain adjustments made to reflect actual changes in certain revenue and expense items which have occurred since June 30, 1999. The net effect of such adjustments is an increase in Net Income of $499,026 (or a 73.9% increase).

     The Combined Statement assumes that the taxable operating results and cash available from operations for the 12-month period ending June 30, 2000 will be the same as the taxable operating results and cash available from operations for the 12-month period ended June 30, 1999 with the specified adjustments. The Combined Statement also assumes that all of the Exchange Limited Partners will elect to accept the Exchange Offering because management believes that the benefits resulting from participating in the offering substantially exceed possible negative factors. The statement does not purport to forecast actual operating results for any period in the future.


                                   Acquired         Exchange     All Properties
                                  Properties       Properties       Combined
                                  ----------       ----------       --------
Revenue:
--------
    Rental Income                  $1,442,845      $4,364,929      $5,807,774
    Interest Income                                   809,302         809,302
    Equity in Net Income
         Of Affiliates                                 18,560          18,560
     Other Income                     179,387         394,225         573,612
                                    ---------       ---------       ---------

Total Revenue                       1,662,232       5,587,016       7,209,248

Costs and Expenses:
-------------------
     Personnel                        227,829         523,667         751,496
     Real Estate Taxes/Insurance      134,713         503,617         638,330
     Interest Expense                 351,136       1,322,692       1,673,828
     Depreciation/Amortization        232,212         995,778       1,227,990
     Other Operating Expenses         327,441         956,434       1,283,875
     Major Maintenance                135,855         323,526         459,381

Total Costs and Expenses            1,409,186       4,625,714       6,034,900

Estimated Taxable Income              213,046         961,302       1,174,348
                                   ------------------------------------------
                                   ------------------------------------------
Estimate of Cash Available
From Operations                    $  445,258      $1,957,080      $2,402,338
                                   ------------------------------------------
                                   ------------------------------------------


     The adjustments include the following:

     - "Rental Income" has been increased by $571,241 (or a 10.9% increase) to reflect actual rental increases since June 30, 1999 on certain Equity Properties.

     - "Other Income" has been increased $21,353 (or a 3.9% increase) to reflect the actual income increase in that amount since June 30, 1999 resulting from (i) the assessment of move out charges against tenants, (ii) enhanced efforts to collect accrued unpaid rent from former residents, and (iii) increased collection of miscellaneous items such as application fees, pet fees and late charges.

     - "Personnel Expense" has been increased by $24,062 (or a 3.3% increase), primarily to reflect the Operating Partnership's actual increased ownership interest in one of the Acquired Properties, the Alexandria Apartments, since June 30, 1999. The increased interest in the Alexandria Apartments has resulted in greated personnel expenses being allocable to the Operating Partnership.

     - "Real Estate Taxes and Insurance Expense" has been increased by $7,381 (or a 1.2% increase) to reflect the actual increase in such items due to the Operating Partnership's increased ownership interest in the Alexandria Apartments.

     - "Interest Expense" has been reduced by $129,764 (or a 7.2% decrease) to reflect the actual reduced interest payable on (i) gradually decreasing principal balances of self-amortizing first mortgage loans secured by the Equity Properties and (ii) one refinanced first mortgage loan.

     - "Other Operating Expenses" has been increased by $191,888 (or a 17.6% increase), primarily to reflect actual increases in advertising and utility expenses.

                                                               BLOSSOM CORNERS I
                                                               (EXCHANGE EQUITY)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


                       FLORIDA INCOME GROWTH FUND V, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL XI, INC.)


         This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.


         Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.
- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.
- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.
- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.
- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.

- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.
- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

- It was anticipated that the property owned by the Exchange Partnership would be listed for sale in 1999, but no listing has occurred to date.

- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.
- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.
- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.
- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.
- The successful operation of the Trust and the Operating Partnership is dependent on key management.
- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).
- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.
- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.
- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.
-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP


         The Exchange Partnership was organized as a Florida limited partnership in June 1995. In November 1995, Baron Capital XI, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and an affiliate of the Managing Shareholder, sponsored a private offering of 2,300 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,150,000). The offering was fully subscribed and closed in February 1997.


         The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 70-unit residential apartment property referred to as the Blossom Corners Apartment Property (Phase I) located in Orlando, Florida. The property is subject to mortgage and other indebtedness having a principal balance at June 30, 1999 of approximately $1,017,387.


         For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

         During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:


                                   ALL LP'S         PER LP UNIT
                                   --------         -----------

         1996:                      $ 73,947         $ 32.15
         1997:                      $113,987         $ 49.56
         1998                       $ 48,608         $ 21.13
         6/30/99                    $ 22,000         $  9.57
                                    --------         --------
         Total                      $258,542         $112.41

--------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

--------------------------------------------------------------------------------

-------------------- ------------------------------------ ------------------------- ------------------------------
Valuation of         Aggregate number of Units offered    Number of Units           Percentage of Units offered
Exchange             to all Limited Partners in the       offered to each Limited   to Limited Partners in the
Partnership(1)       Exchange Partnership (assigned       Partner per $1,000 of     Exchange Partnership in
                     dollar value)(2)                     original investment       relation to Units offered to
                                                          (assigned dollar          limited partners in all
                                                          value)(2)                 partnerships participating
                                                                                    in the initial transactions
                                                                                    of the Exchange Offering

    $1,310,347           131,035 Units ($1,310,350)          114 Units ($1,140)                 5.25%
-------------------- ------------------------------------ ------------------------- ------------------------------


--------------------------

(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  INTRODUCTION

         The Trust and the Operating Partnership constitute an affiliated real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

         The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

         This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

         Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to the partnership indicated on the cover page hereof, and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

         Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

         Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

         In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

         The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinated to the preferred returns of their limited partners.

         The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

         The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships unless limited partners holding at least 90% of the limited partnership interests in the partnership affirmatively elect to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

         The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own subordinated mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus. Included in the Prospectus are the consolidated pro forma balance sheet as of December 31, 1998 and consolidated statement of operations for the twelve-month period ended December 31, 1998 and the six months ended June 30, 1999 for the Trust and the Operating Partnership giving effect to the Acquisition of 100% of the Exchange Partnerships.

         The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange

Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.


         For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,980,660. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Methods." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e.., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,980,660, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.


         In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

         The Exchange Offering has been structured to permit each Limited Partner, if desired, not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and substantially all other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING


         The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of July 31, 1999, the Trust has sold 657,846 Common Shares in the Cash Offering (representing gross proceeds of $6,578,463. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on a national stock exchange of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.


         In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was approximately $830,000. The property is subject to first mortgage financing with a current principal balance of approximately
$1,239,000.


         In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was approximately $704,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,471,705.


         In July 1998, the Operating Partnership also made capital contributions in the range of $2,900 to $83,300 (aggregate amount approximately $341,000) to 13 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.


         In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The purchase price paid was approximately $700,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,585,589.


         In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility.

         In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. One hundred twelve of the 168 residential units (approximately 67%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the initial acquired partnership interest. Subsequently, the Operating Partnership acquired additional limited partnership units for $885,000 and as of June 30, 1999 it owns an approximately 40% limited partnership interest. The Operating Partnership retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.


         Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

         Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                                  CERTAIN RISKS

         Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Terms of Exchange Offering May be More Favorable to Original Investors than Offerees; Acceptance of Exchange Offering Involves Exchange of Current Investment with Expected Limited Duration for Investment in Operating Partnership with Unlimited Duration; Offerees May Not Have Information Available to Evaluate Interests to be Acquired by the Operating Partnership, Prior to Decision Whether to Accept the Exchange Offering; Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Valuation of Mortgage Interests to be Acquired May Exceed Actual Value; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

         The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

- ARBITRARY VALUATION OF UNITS - The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

- TERMS OF EXCHANGE OFFERING MAY BE MORE FAVORABLE TO ORIGINAL INVESTORS THAN OFFEREES - The terms and conditions of the Exchange Offering, which were determined by the Original Investors with no separate counsel or Advisor for the Offerees, may be more favorable for the Original Investors who formed the Trust and the Operating Partnership and affiliates of the Original Investors than for Offerees. Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the subscription price Gregory K. McGrath and Robert S. Geiger, the Original Investors, paid for Operating Partnership Units in connection with the formation of the Trust and the Operating Partnership. The Original Investors subscribed for their Units in exchange for a $100,000 initial capitalization of the Operating Partnership, and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions. If the Trust's Cash Offering and the Exchange Offering are completed in full, each Original Investor would own 601,080 Units. In that case, the value of the Units held by each Original Investor, calculated at the $10.00 initial value assigned to each Unit to be issued in the Exchange Offering, would then be $6,010,800 less a significant discount attributable to the long-term escrow arrangement.


      Mr. McGrath serves as Chief Executive Officer of the Trust and the Operating Partnership. He received no compensation for the initial year of operations, but received health benefits. Beginning in 1999, Mr. McGrath will be entitled to receive compensation and benefits including without limitation, health, disability and life insurance, determined by the Executive Compensation Committee in exchange for his services. Mr. Geiger has agreed to serve as the Chief Operating Officer of the Trust and the Operating Partnership in exchange for an initial annual salary of $100,000 plus benefits. See "MANAGEMENT." Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.





- OFFEREES MAY NOT HAVE INFORMATION AVAILABLE ON OTHER PROPERTIES PRIOR TO DECISION - If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,980,660, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial interests in four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.


- POSSIBLE ADVERSE INFLUENCE OF ORIGINAL INVESTORS - The Original Investors in the Operating Partnership serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into

      19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or November 30, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.") Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, Unitholders in the Operating Partnership and Exchange Limited Partners. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."


- NO ASSURANCE THAT VALUES OF PROPERTIES WILL REFLECT FAIR MARKET VALUE - The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which the property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.





- CONFLICTS OF INTEREST - Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with affiliates of the Managing Shareholder. Also, a significant portion of the value of the equity and mortgage interests in properties owned by the Exchange Partnerships was determined subjectively by the Managing Shareholder which is affiliated with the general partner of such Exchange Partnership. This affiliation creates a potential conflict in making such determination of value. See also above at "Possible Adverse Influence of Original Investors" and the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."


- VALUATION OF MORTGAGE INTERESTS TO BE ACQUIRED MAY EXCEED ACTUAL VALUE - Subject to certain exceptions, the Trust and the Operating Partnership are authorized to provide or acquire mortgage loans as long as, among other things, the aggregate amount of all mortgage loans outstanding on any particular underlying property, including the loan of the Trust or the Operating Partnership, as applicable, would not exceed an amount equal to 80% of the appraised replacement cost new of the property. Replacement cost new refers to the estimated cost new of the improvements on a property (estimated on the basis of current prices for the component parts of a building) without taking into account the deficiencies of the existing building compared to a new building, plus the estimated current market value of the underlying land (generally determined using the direct sales comparison approach).

- FUTURE RETURNS MAY NOT BE COMPARABLE TO PAST RETURNS - Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

- CURRENT RETURNS MAY NOT BE ACHIEVED - The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.


- PROPERTY NOT LISTED FOR SALE WITHIN ANTICIPATED PERIOD - It was anticipated that the property owned by the Exchange Partnership would be listed for sale in 1999, but no listing has occurred to date.


- REAL ESTATE INVESTMENT CONSIDERATIONS MAY NEGATIVELY IMPACT RETURNS - Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

- FINANCING RISKS EXIST - Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Subordinated Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

- SUBORDINATED MORTGAGES TO BE ACQUIRED MAY NOT BE RECORDED - The Operating Partnership expects to acquire mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a Mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.

- RISKS OF HIGH LEVERAGE - The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

- IMPACT OF DISTRIBUTION REQUIREMENTS - The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions and improvements in turn may limit cash available for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

- DEPENDENCE ON MANAGEMENT - The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

- NO ASSURANCE OF COMPLETION OF CASH OFFERING AND EXCHANGE OFFERING - There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

- NO PUBLIC MARKET FOR SALE OF UNITS OR COMMON SHARES - No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national stock exchange, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

- ACCEPTANCE OF EXCHANGE OFFERING MAY MEAN UNLIMITED DURATION OF INVESTMENT - If the Exchange Offering is completed in respect of their Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in a particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration. See "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES."

- FAILURE TO QUALIFY AS A REIT - The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS."

- POTENTIAL ADVERSE TAX CONSEQUENCES - Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

- POSSIBLE DILUTION FROM ISSUANCE OF ADDITIONAL SHARES AND UNITS - The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

- POSSIBLE ADVERSE EFFECT OF ANTITAKEOVER PROVISIONS OF TRUST - Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

- POSSIBLE ADVERSE IMPACT OF NON-PARTICIPATING LIMITED PARTNERS - As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

- ILLIQUIDITY OF NON-PARTICIPATING LIMITED PARTNERS - Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

- REGULATORY NON-COMPLIANCE COULD RESULT IN FINES OR JUDGMENT - The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.


-     RETURN ON INVESTMENT BASED ON EXCHANGE VALUE WILL BE LESS THAN BOOK VALUE
      - The $13,069,079 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,980,660 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.


- NON-PARTICIPATING LIMITED PARTNERS HAVE NO APPRAISAL RIGHTS - Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

- POSSIBLE ADVERSE EFFECT OF CHANGES IN INTEREST RATES AND REAL ESTATE MARKET - The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

THE OPERATING PARTNERSHIP

         No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

         If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum federal rate of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum federal rate of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

EXCHANGE OF EXCHANGE PARTNERSHIP UNITS FOR OPERATING PARTNERSHIP UNITS

         In general, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange. There is an exception to this general rule if the Limited Partner receives in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange and other exceptions to nonrecognition of gain described in the Prospectus. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

         The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

THE TRUST

         The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). Certain noncash items are excluded from the distribution requirement.

         As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

         The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

         The principal benefits to Limited Partners who accept the Exchange Offering include the following:


         - The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security. The Operating Partnership intends to continue the Exchange Partnerships in their present structure as limited partnerships, but it does not intend to pursue the sale of assets of the Exchange Partnership within the time frame set forth in the original offering documents because the Trust is subject to certain asset requirements to maintain its status as an REIT. The Operating Partnership intends to evaluate each of its assets yearly to determine whether to sell any of its real estate interests in light of current market conditions and other relevant considerations. By participating in the Exchange Offering, a limited partner's investment will not be tied to a single property, but a range of property interests owned by the Trust. Also, the Trust intends to list its shares on a national stock exchange. If this listing occurs, limited partners who elect to participate will have a greater opportunity for liquidity than they have now.


         - The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

         - The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

         - The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

         - The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of their assets including, where appropriate, the Exchange Properties.

         - The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

         - The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

         The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

         - Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

         - The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

         - Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD


         The value of the Exchange Partnership is set forth in the following table. The value is derived from a number of factors beginning with an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm and other considerations with respect to property interests, or where applicable is based upon the current principal balance of mortgage interests in properties held by the partnership, independent appraisals on the property securing such indebtedness and other considerations with respect to mortgage or debt interests. See the Prospectus at "The Exchange Offering Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership, each of the other Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon the following: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The number of Units being offered in respect to each of the Exchange Mortgage Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants.


         The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:


         - The Units to be issued in the Exchange Offering have values derived from qualified independent third party appraisals of the Exchange Partnership's property interests and other subjective factors which the Managing Shareholder believes are appropriate to consider and reflect a value greater than the Limited Partners' original investments.


         - The Exchange Offering has been structured to permit each Limited Partner, if desired, to decide not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

         - The Operating Partnership will not complete the offering in respect of any Exchange Partnership unless limited partners holding at least 90% of the limited partnership interests therein affirmatively elect to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

         - The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property and debt interests with a possible opportunity that the Operating Partnership Units received will be marketable in the future.

         - The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

         - Upon completion of the Exchange Offering it is anticipated (but not assured) that the large number of residential units to be owned by the Operating Partnership will provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

         - The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

         - The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

         - The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

         Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the principal balance as of March 31, 1999 of mortgage financing secured by the underlying property, (iii) other assets and liabilities of the partnership and
(iv) the valuation of Units to be offered to the Limited Partners in the Exchange Offering:

              VALUATION OF PARTNERSHIP           FLORIDA INCOME GROWTH FUND V, LTD.
                                                 Blossom Corners I

Appraised value of underlying property interests:              $ 2,195,000

Cash and cash equivalent assets:                               $    78,457

Other assets (1):                                              $   123,453

3/31/99 principal balance of mortgage financing
secured by the property:                                       $(1,020,990)

Other liabilities(2):                                          $   (65,573)

Adjustment:                                                            -0-

Valuation of the partnership                                   $ 1,310,347

Aggregate number of Units offered to all Limited
Partners in the Partnership (dollar value)
                                                                   131,035

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)
                                                                       114

Percentage of all Units offered to the Limited Partners in the Partnership in relation to the maximum number of Units offered to Limited
Partners in all Exchange Partnerships:                                5.25%

Total Number of Partnership Units
Original Price Per Unit




         (1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.
         (2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).






Operating history of the Partnership: Florida Income Growth Fund V, Ltd.'s historical net income is as follows: 1995 - ($7,722); 1996 - ($7,339); 1997 -
$37,053; 1998 - $95,243; as of March 31, 1999 - $20,252. Cash flow thorugh June
30, 1999 has been $258,542 or $112.41 per limited partnership unit.

                                  COMPENSATION



         The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.


                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES



                                    1996             1997              1998     June 30, 1999
                                    ----             ----              ----     -------------

Management Fee                    $13,930          $13,680           $17,459         $10,921
Accounting Fee                    $ 3,900            3,900             3,900           1,950
                                    -----            -----             -----           -----

                                  $17,830          $17,680           $21,369         $22,871





                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED





                                    1996             1997              1998     June 30, 1999
                                    ----             ----              ----     -------------

9.5% Distribution          $7,025           $10,829           $4,618            $1,717



         In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

-------------------------

         Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

         As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e.., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e.., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

         The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until November 30, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

         COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS,
               OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES

         The rights and obligations of the general partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Exchange Limited Partners in respect of each Exchange Partnership are governed by the agreement of limited partnership of the partnership (collectively, the "Exchange Partnership Agreements" and individually, an "Exchange Partnership Agreement"). The rights and obligations under the various Exchange Partnership Agreements described below are identical except as stated. Exchange Limited Partners are urged to review the Exchange Partnership Agreement pertaining to their investment which was attached as Exhibit A to the Private Placement Memorandum they received in connection with their original purchase of Exchange Partnership Units in such partnership's private offering.

         Upon their acceptance of the Exchange Offering, Exchange Limited Partners of Participating Exchange Partnerships (i.e.., Exchange Partnerships whose limited partners holding at least 90% of the limited partnership interests therein elect to accept the Exchange Offering, assuming the offering is completed) will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as described below. See also the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - The Operating Partnership." Exchange Limited Partners of Participating Exchange Partnerships who accept the Exchange Offer and thereby receive Operating Partnership Units will entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to the Trust's right to cash out any holder of Units who requests an exchange (at a price equal to the average of the daily market price for the 10 consecutive trading days immediately preceding the date the Trust receives the exchange notice, or, in the absence of a public trading market, at a price determined in good faith by the Trust) and subject to certain other restrictions described in the Prospectus at "THE EXCHANGE OFFERING." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "SUMMARY OF DECLARATION OF TRUST" and below. The Declaration of Trust also contains certain additional limitations on the Trust's activities which will affect the operation of the Trust and the Operating Partnership. See the Prospectus at "SUMMARY OF THE DECLARATION OF TRUST - Control of Operations" and Section 1.9 of the Declaration of Trust.

         The rights of limited partners in the Participating Exchange Partnerships differ in many respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have if they exercise their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security but does not purport to be a complete statement of such provisions under Florida and Delaware limited partnership law, as applicable, Delaware business trust law, the Exchange Partnership Agreements, the Operating Partnership Agreement and the Declaration of Trust of the Trust or a comprehensive comparison of the rights of holders of Exchange Partnership Units, the holders of Operating Partnership Units and holders of Trust Common Shares under such agreements or laws. This summary is qualified in its entirety by reference to such agreements and laws.

         Following the Exchange Offering, each Non-participating Limited Partner (i.e., each limited partner in a Participating Exchange Partnership who elects not to accept the Exchange Offering) will retain his existing interest in his Exchange Partnership. The Non-participating Limited Partners will retain all of their economic and voting rights, rights to receive reports and substantially all other rights as set forth in the Exchange Partnership Agreement pertaining to their Exchange Partnership. As described in further detail in this Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS," the partnership agreement of each Participating Exchange Partnership which has one or more Non-participating Limited Partners following the Exchange Offering will be amended so that such partners will be entitled to vote as a class in respect of all matters as to which limited partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering, with certain exceptions. In addition, the Trust and the Operating Partnership have agreed that in respect of certain proposed actions, the Participating Exchange Partnership must obtain the prior approval of Non-participating Limited Partners holding a majority of the limited partnership interests held by all Non-participating Limited Partners in the partnership. For example, the partnership may not sell its existing property interest, acquire any additional property interests or cease to exist without such approval. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Limited Partners remain limited partners of the Exchange Partnership. See the Prospectus at "THE EXCHANGE OFFERING."

         Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of each Participating Exchange Partnership which has one or more Non-participating Limited Partners immediately following the completion of the Exchange Offering as to such partnership.

ISSUANCE OF ADDITIONAL SECURITIES

EXCHANGE PARTNERSHIPS: Under the Exchange Partnership Agreements, the interests of the partners are comprised of general partner interests and limited partner interests only. Except as described in the next paragraph, all of the Exchange Partnerships may issue securities in addition to those issued in connection with their respective private offering of limited partnership interests, as described below in this paragraph. Additional partnership interests may be sold by each such Exchange Partnership in the future if the general partner thereof (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) determines it to be in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness.

         The partnership agreement provisions of three of the Exchange Partnerships (Florida Income Advantage Fund I, Ltd., Florida Income Appreciation Fund I, Ltd., and Realty Opportunity Income Fund VIII, Ltd.) permit the issuance of additional securities only if such issuance is approved by the general partner of, and the limited partners holding at least a majority of the limited partnership interests in, the respective partnership.

         As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement, including those described above, which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the general partner of each Participating Exchange Partnership (other than the three partnerships excepted above) will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

OPERATING PARTNERSHIP: Under the Operating Partnership Agreement, the initial interests of the partners are comprised of the general partner interest held by the Trust and Operating Partnership Units of limited partnership interest to be held by the Trust, the Original Investors and the recipients of Operating Partnership Units in connection with the Exchange Offering. The Trust, as general partner of the Operating Partnership, is authorized to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership for any purpose of the Operating Partnership at any time to the partners in the Operating Partnership or to other persons for such consideration and on such terms and conditions as may be established by the Trust in its sole and absolute discretion, provided, however, the Operating Partnership may not issue redeemable equity securities (other than Units which by their terms are exchangeable into Common Shares). The Trust may cause the Operating Partnership to issue additional interests in the Operating Partnership in one or more classes, or one or more series of any such classes, with such designations, preferences and relative rights, powers and duties senior to interests of Operating Partnership limited partners, subject to Delaware business trust law. Since Units are exchangeable by Unitholders (other than the Trust) into an equivalent number of Common Shares of the

Trust, the maximum number of Units that may be issued by the Operating Partnership is limited to the number of authorized Shares of the Trust, which is 25,000,000.

THE TRUST: The Trust has authority to issue an aggregate of 25,000,000 Shares. The Managing Shareholder of the Trust is authorized to issue from the authorized but unissued Shares of the Trust, additional Common Shares as well as Preferred Shares in one or more series and to establish from time to time the number of Preferred Shares to be included in each such series and to fix the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each series, provided, however, (i) the Managing Shareholder will be authorized to issue Preferred Shares only upon approval of either Shareholders of the Trust holding a majority of the then outstanding Shares entitled to vote upon such matter or a majority of the disinterested Independent Trustees, (ii) the voting rights for each Preferred Share that is issued may not exceed one vote per share, and (iii) the Trust may not issue redeemable equity securities. If the Trust issues additional securities in the future, (x) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and (y) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

         In addition, upon the exercise of an option granted by the Trust for Trust Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Operating Partnership Unit for each Trust Common Share acquired upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Operating Partnership Units to employees of the Operating Partnership or any subsidiary of the Operating Partnership upon the exercise by any such employees of an option to acquire Operating Partnership Units granted by the Operating Partnership pursuant to an employee stock option plan.

         The Trust will also issue Trust Common Shares on a one-for-one basis to holders of Operating Partnership Units who exercise their rights to exchange their Operating Partnership Units for an identical number of Trust Common Shares, subject to certain exceptions described in the Prospectus at "THE EXCHANGE OFFERING."

TERM OF EXISTENCE

EXCHANGE PARTNERSHIPS: The term of each Exchange Partnership terminates on December 31 of the year of the twenty-ninth to thirty-second anniversary of its formation, as the case may be, unless terminated earlier by law or under the provisions of the respective Exchange Partnership Agreement, including (i) the determination of a majority in interest of limited partners to dissolve the partnership, (ii) actions affecting the activities of the general partner (including, among other things, resignation or dissolution) unless a majority in interest of the limited partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

         As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

         In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (each of the Exchange Partnerships currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

OPERATING PARTNERSHIP: The term of the Operating Partnership terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including (i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Operating Partnership Units, (ii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

THE TRUST: The term of the Trust terminates on December 31, 2098 unless terminated earlier (i) by law, (ii) the determination of the holders of at least a majority of the Trust Shares then outstanding to dissolve the Trust, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to the termination date of the Cash Offering.

MANAGEMENT CONTROL

EXCHANGE PARTNERSHIPS: Subject to the rights of limited partners in the Exchange Partnerships set forth in the Exchange Partnership Agreements which are described below at "Meetings and Voting Rights," the general partner of each partnership has full exclusive and complete discretion in management and control of the partnership.

         As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, any amendment of any agreement entered into between any Participating Exchange Partnership and any affiliates of the general partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

OPERATING PARTNERSHIP: Subject to the rights of Operating Partnership limited partners set forth in the Operating Partnership Agreement which are set forth below at "Meetings and Voting Rights," the Trust, as general partner of the Operating Partnership, has all management powers over the business and affairs of the Operating Partnership. As described immediately below, the Managing Shareholder of the Trust has day to day management control over the Operating Partnership and the Trust.

THE TRUST: Subject to the rights of Shareholders set forth in the Declaration of Trust, the Managing Shareholder of the Trust has full exclusive and complete discretion in the day to day management and control of the Trust and the Operating Partnership, subject to the general supervision and review by the Independent Trustees and the Managing Shareholder of the Trust acting together as the Board of the Trust and subject to the prior approval of the Board and the Independent Trustees in respect of certain activities of the Trust and the Operating Partnership. See the Prospectus at "SUMMARY OF DECLARATION OF TRUST - Control of Operations" and Section 1.9 of the Declaration of Trust.

ECONOMIC INTEREST

EXCHANGE PARTNERSHIPS: In private offerings commenced between 1994 and 1997, Exchange Limited Partners acquired Exchange Partnership Units in one or more Exchange Partnerships in return for capital contributions. Each Exchange Partnership maintains a capital account for each of its partners to which it allocates the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Internal Revenue Code of 1986, as amended, and regulations issued thereunder. Except as described in the next paragraph below, the partnership agreement provisions of all of the Exchange Partnerships relating to the allocation of taxable income and loss among the general partner and the limited partners are substantially the same. Such provisions are described below in this paragraph. Under the respective Exchange Partnership Agreement, after giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner until the profit allocated plus the cumulative profit allocable to the general partner for prior fiscal periods during which a profit was earned by the partnership equal the cumulative amounts distributable to the general partner and the balance, if any, is allocated to the Exchange Limited Partners and (ii) taxable losses are allocable 99% to the Exchange Limited Partners and 1% to the general partner, provided, however, that losses are not allocable to any Exchange Limited Partner to the extent that such allocation would cause such Exchange Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the general partner). Each limited partner in an Exchange Partnership owns an interest in the entire limited partnership interests in the partnership in proportion to his respective ownership of units.

         Described below are the partnership agreement provisions of three of the Exchange Partnerships (Florida Income Advantage Fund I, Ltd.; Florida Income Appreciation Fund I, Ltd.; and Realty Opportunity Income Fund VIII, Ltd.) relating to the allocation of taxable income and loss. Assuming that all distributions (including distributions required under the special distribution provisions of the Code) required to be made have been made, taxable income attributable to operations is allocable first to those partners who have deficit balances in their capital accounts, in proportion to such deficit balances, until the capital accounts have been restored to zero; and then 90% to the limited partners and 10% to the general partner. Taxable losses attributable to operations are allocable 90% to the limited partners and 10% to the general partner. Taxable gain attributable to the sale of partnership property is allocable first to those partners who have deficit balances in their capital accounts, in proportion to those deficit balances, until the capital accounts are restored to zero, and then in accordance with the partners' capital accounts. Taxable losses attributable to the sale of partnership property are allocable among the partners in proportion to the positive or negative balances of their respective capital accounts; provided, however that, in the event that some partners have positive capital account balances and other partners have negative capital account balances, then such losses will be allocated first to those partners who have positive capital account balances in proportion to such positive balances until the capital account balances of such partners have been reduced to zero, and then 90% to the limited partners and 10% to the general partner.

         Each Exchange Partnership is required to distribute at least quarterly distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, general partner fees and reasonable cash reserves). Each Exchange Limited Partner has a preferential interest over the general partner in respect of his partnership's distributable cash flow and net proceeds from the sale or refinancing of property owned by the partnership. The interests of the Exchange Limited Partners and the general partner in a particular Exchange Partnership in such distributable cash flow and net sale or refinancing proceeds are set forth in Exhibit I to the Prospectus Supplement delivered to each Exchange Limited Partner in the partnership. Schedule B to the Prospectus contains a table for each Exchange Partnership which summarizes on a partnership by partnership basis such allocations.

         The general partner of each Participating Exchange Partnership has agreed to waive all fees that may be earned by it, including without limitation administrative fees, investments fees and real estate commissions. The general partner of each Participating Exchange Partnership has also agreed to assign to the Operating Partnership all of its back-end economic interests in each such partnership.

         Upon the liquidation and dissolution of an Exchange Partnership, and after payment of or the creation of reserves for the payment of partnership liabilities, the proceeds of the sale or other disposition of the partnership's remaining property will be distributed to the limited partners and the general partner in proportion to their respective capital accounts in the partnership.

         As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

OPERATING PARTNERSHIP: Each limited partner in a real estate limited partnership who agrees to sell his limited partnership interest to the Operating Partnership in an exchange transaction, including each Exchange Limited Partner in a Participating Exchange Partnership who accepts the Exchange Offering, will exchange such limited partnership interests for a number of Operating Partnership Units based upon, among other considerations, the seller's proportionate share of the valuation determined for the Participating Exchange Partnership or such other limited partnership.

         The Operating Partnership will maintain for each partner in the Operating Partnership a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Internal Revenue Code of 1986, as amended, and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Operating Partnership Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Operating Partnership Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

         The Operating Partnership is required to distribute at least quarterly all available cash flow of the Operating Partnership (defined as (i) all cash revenues received by the Operating Partnership from any source, other than capital contributions to the Operating Partnership, and cash flow treated as net capital gains under the Code, plus (ii) the amount of any reduction in reserves of the Operating Partnership). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Operating Partnership Units (no such preferred class exists as of the date of this Prospectus or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Operating Partnership Units. Each holder of Operating Partnership Units, including the Trust and each recipient of Operating Partnership Units in the Exchange Offering, will receive a share of such distributions in proportion to his respective ownership of Operating Partnership Units.

         Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the Operating Partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

THE TRUST: Holders of Trust Common Shares will acquire such shares (i) in connection with the Cash Offering or any subsequent public or private offering of Trust Common Shares that may be made by the Trust, (ii) upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares, or (iii) upon their exercise of options or their receipt of Trust Common Shares under any stock option plan or employee bonus plan that may be adopted by the Board of the Trust.

         As discussed above under "Issuance of Additional Securities," the Trust is authorized to issue Shares in addition to the Trust Common Shares offered in the Cash Offering and Trust Common Shares to be issued in connection with the exchange of Operating Partnership Units.

         The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, the Managing Shareholder is required to endeavor to declare and make distributions as required for the Trust to quality as a REIT under the Code so long as the Managing Shareholder believes it is in the best interest of the Trust to continue to so qualify. As of the date of this Prospectus Supplement, the Trust intends to make quarterly distributions of available funds, if any to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Prospectus Supplement or is currently anticipated by the management of the Trust to be issued.

         Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class

PROPERTY INVESTMENTS AND ANTICIPATED HOLDING PERIOD

EXCHANGE PARTNERSHIPS: Each of the Exchange Partnerships was formed to acquire and now owns an interest in one or more residential apartment properties described in the Prospectus at "DESCRIPTION OF EXCHANGE PARTNERSHIPS" and "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER," in Exhibits A and B to the Prospectus and in the Prospectus Supplement accompanying the Prospectus prepared for each particular Exchange Partnership and delivered to each Exchange Limited Partner in such partnership. The anticipated holding periods of the respective properties in which the Exchange Partnerships own a direct or indirect interest were not stated in the original private placement offering materials, although the offering materials in respect of certain of the Exchange Partnerships indicated that the general partner intended to list the property interests on the market for sale within two to five years following the private offering.

         As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

OPERATING PARTNERSHIP AND THE TRUST: The Operating Partnership and the Trust have been formed to acquire a diversified portfolio of equity and debt interests in residential apartment properties, including without limitation property interests owned by the Exchange Partnerships and other real estate limited partnerships which are managed by affiliates of the Managing Shareholder of the Trust. The Operating Partnership will use net cash proceeds from the Trust's Cash Offering and from any future public or private offering of securities that may be made by the Trust or the Operating Partnership, together with unissued securities of the Trust or the Operating Partnership and available cash flow and other financing sources, to acquire property interests. The Operating Partnership intends to issue up to $25,000,000 of registered Operating Partnership Units in connection with the Exchange Offering. The first candidates targeted for acquisition in the Exchange Offering are property interests in 26 Exchange Properties described in the Prospectus at "INITIAL REAL ESTATE INVESTMENTS" and at Exhibit B to the Prospectus. The Trust and the Operating Partnership contemplate acquiring assets for long-term ownership, and in any given case, for a minimum of four years.

RESTRICTIONS ON TRANSFERS OF SECURITIES

EXCHANGE PARTNERSHIPS: Under each Exchange Partnership Agreement, no limited partner of the respective Exchange Partnership may sell or transfer his interest in the partnership unless the general partner of the partnership consents to such sale or transfer and certain other conditions are fulfilled.

OPERATING PARTNERSHIP: Each Operating Partnership limited partner may sell or transfer his Operating Partnership Units without the prior written consent of the Trust (acting as general partner of the Operating Partnership) except where, in the opinion of legal counsel to the Operating Partnership, such transfer would require the filing of a registration statement under the Act or would otherwise violate applicable federal or state securities laws.

THE TRUST: The Trust Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. Such restrictions are described in the Prospectus at "Capital Stock of the Trust - Restrictions on Ownership and Transfers." The restrictions may have the effect of making an attempted takeover of the Trust more difficult for an acquiror. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

TAX STATUS

EXCHANGE PARTNERSHIPS: The Exchange Partnerships were designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, the Exchange Partnerships are not be subject to federal income tax. Instead, each limited partner in an Exchange Partnership is required to report annually on his personal income tax return his allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution from an Exchange Partnership, including a distribution in final liquidation, results in the recognition of income by each limited partner to the extent that any cash distributed exceeds his adjusted tax basis in his Existing Partnership Units at that time.

         Each Offeree should review the "TAX ASPECTS" section of the original private placement memorandum pertaining to his investment in his Exchange Partnership. Generally, a limited partner who sells or transfers his Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of. However, the Exchange Offering has been designed to afford Exchange Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange the Units received in the offering for an equivalent number of Common Shares of the Trust. The exchange into Common Shares may be made at any time at the sole discretion of each Exchange Limited Partner, subject to certain limitations described in the Prospectus at "THE EXCHANGE OFFERING." The estimated deferred taxable gain of each Exchange Limited Partner who elects to participate in the Exchange Offering is set forth in Exhibit A to the Prospectus Supplement of the Exchange Partnership of which he is a limited partner.

OPERATING PARTNERSHIP: The Operating Partnership has been designed to be classified and treated as a partnership for federal income tax purposes. The tax consequences of an investment in the Operating Partnership are identical to those described immediately above under " - Exchange Partnerships."

THE TRUST: In any year in which the Trust qualifies as a real estate investment trust ("REIT"), in general it will not be subject to federal income tax on that portion of its REIT taxable income or gain which is distributed to Shareholders. The Trust may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held his Trust Common Shares.

         In general, any loss upon a sale or exchange of Trust Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each Offeree's tax advisor.

PRE-EMPTIVE RIGHTS

EXCHANGE PARTNERSHIPS, OPERATING PARTNERSHIP AND THE TRUST: Holders of Exchange Partnership Units, holders of Operating Partnership Units and holders of Trust Common Shares have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the general partner of an Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the general partner intends whenever possible to give limited partners the first opportunity for a limited time to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time and from time to time, subject to certain conditions described in the Prospectus at "THE EXCHANGE OFFERING."

MANAGING ENTITY REMOVAL AND RESIGNATION RIGHTS

EXCHANGE PARTNERSHIPS: Except as described in the next paragraph, the partnership agreement provisions of all of the Exchange Partnerships relating to the removal or resignation of the general partner are substantially the same. These provisions are described below in this paragraph. Limited partners holding at least a majority of the outstanding Exchange Partnership Units of such Exchange Partnerships have the right to remove the general partner of the partnership if they determine that it is not performing its powers, duties and obligations in the best interests of the partnership (unless any officer or affiliate of the general partner would continue to have personal liability for any debts of the partnership). The general partner may resign by delivering written notice to the limited partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the limited partners only if the limited partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

         Described below are the partnership agreement provisions of three of the Exchange Partnerships (Florida Income Advantage Fund I, Ltd., Florida Income Appreciation Fund I, Ltd., and Realty Opportunity Income Fund VIII, Ltd.) relating to the removal of their respective general partner. The general partner of each of these partnerships may be removed on the condition that (i) the limited partners holding at least a majority of the limited partnership interests in the respective partnership vote to remove the general partner and provide notice thereof to the general partner and (ii) the removed general partner receives a written release from the partnership and all of the limited partners which releases the general partner from any claims by them in respect of the partnership. In addition, following removal, a removed general partner is entitled to retain its economic interest in the partnership unless the partnership acquires such interest at a price determined by applying an 8% capitalization rate to the projected net operating income of the partnership during the year of removal minus major maintenance expenditures.

OPERATING PARTNERSHIP: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

THE TRUST: The holders of at least 10% of the outstanding Trust Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust either by calling a meeting or soliciting consents in accordance with the terms of the Declaration. Removal of any of the foregoing requires either the affirmative vote of a majority of the outstanding Trust Common Shares (excluding Trust Common Shares held by the Managing Shareholder, Independent Trustee or other member of the Board which is the subject of the vote or by its affiliates) or the affirmative vote of a majority of the disinterested Independent Trustees.

         The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days prior written notice. The holders of at least a majority of the outstanding Trust Common Shares, at a meeting called for such purpose in accordance with the terms and conditions of the Declaration, may also terminate the Trust Management Agreement.

         Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

REPORTING RIGHTS

EXCHANGE PARTNERSHIPS: Each limited partner of an Exchange Partnership is entitled to receive annual financial statements relating to the partnership, including a balance sheet and related statements of income and retained earnings and changes in financial position. On the written request of limited partners holding at least 20% of the outstanding limited partnership interests in an Exchange Partnership, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Exchange Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, each Exchange Partnership is required to provide each limited partner therein with data necessary to report his distributive share of partnership income, deductions and credits for federal income tax purposes.

         As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, Non-participating Limited Partners of a Participating Exchange Partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

OPERATING PARTNERSHIP: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements of the Operating Partnership presented in accordance with GAAP and audited by a nationally recognized firm of qualified independent public accountants. Within 60 days after the close of each quarter (except the last quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements of the Operating Partnership. The Operating Partnership is required to use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by the limited partners for federal and state income tax reporting purposes.

         Each limited partner is entitled, upon written request and at his expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Commission by the Trust under the 1934 Act, (ii) the Operating Partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

         Additionally, within 60 days after the end of each fiscal quarter for which the Trust or the Operating Partnership incurs total operating expenses (less certain items, including capital raising expenses, interest payments, taxes, non-cash expenditures such as depreciation, and acquisition fees and expenses) for the 12 months then ended in excess of the greater of (i) 2% of the aggregate book value of their respective investments, or (ii) 25% of their respective net income for such year, the Trust is required to send to Trust Shareholders and holders of Operating Partnership Units written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in arriving at their finding that such higher operating expenses were justified. If the Independent Trustees of the Trust do not determine such excess expenses are justified, the Managing Shareholder is required to reimburse the Trust or the Operating Partnership, as the case may be, at the end of such 12-month period the amount of such excess.

THE TRUST: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by reports furnished at least quarterly. Each quarterly report is required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

         Additionally, within 60 days after the end of each fiscal quarter for which the Trust or the Operating Partnership incurs total operating expenses (less certain items, including capital raising expenses, interest payments, taxes, non-cash expenditures such as depreciation, and acquisition fees and expenses) for the 12 months then ended in excess of the greater of (i) 2% of the aggregate book value of their respective investments, or (ii) 25% of their respective net income for such year, the Trust is required to send to Trust Shareholders and holders of Operating Partnership Units written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in arriving at their finding that such higher operating expenses were justified. If the Independent Trustees of the Trust do not determine such excess expenses are justified, the Managing Shareholder is required to reimburse the Trust or the Operating Partnership, as the case may be, at the end of such 12-month period the amount of such excess.

         In addition, the Trust is also required to deliver to its Shareholders periodic reports required to be delivered under the 1934 Act (I.E., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Securities Act registration statement becomes effective and thereafter if either
(i) the Trust registers the Trust Common Shares under the 1934 Act and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

         The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders. See the Prospectus at "SUMMARY OF DECLARATION OF TRUST - Quarterly and Annual Reports" and " Books and Records; Tax Information."

ASSESSMENTS

EXCHANGE PARTNERSHIPS, OPERATING PARTNERSHIP AND THE TRUST: No future assessments may be required of holders of limited partnership interests in an Exchange Partnership, holders of Operating Partnership Units or holders of Trust Common Shares.

AMENDMENTS OF GOVERNING AGREEMENTS

EXCHANGE PARTNERSHIPS: The amendment of the partnership agreement pertaining to each Exchange Partnership requires the consent of the holders of at least a majority of the outstanding limited partnership interests in the partnership except that (i) the general partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and
(ii) any amendment may not without a limited partner's consent increase his liability or change the capital contribution required from him, his economic interest, rights on dissolution or any voting rights.

         As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and
(ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

OPERATING PARTNERSHIP: Amendments to the Operating Partnership Agreement may be proposed by the Trust (as general partner) or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Operating Partnership Units is required for amendments to the Operating Partnership Agreement. The

Trust may amend the Operating Partnership Agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner of the Trust or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

         The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his partnership interest into a general partner's interest; modify his limited liability; alter his rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership prior to the time provided for in the Operating Partnership Agreement; amend the amendment provision of the Operating Partnership Agreement described in this paragraph; or amend Article VI of the Operating Partnership Agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

         The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in
Section 7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Operating Partnership Units is required to amend any of the following sections of the Operating Partnership Agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Operating Partnership Units);
(viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

THE TRUST: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless the Managing Shareholder determines that it is in the best interests of the Shareholders to discontinue the Trust's REIT status and holders of at least a majority of the Trust Common Shares approve such determination), and to comply with law.

         Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Trust Common Shares, either by calling a meeting of the Shareholders or by soliciting written consents. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote given at a meeting of Shareholders or by written consents.

LIABILITY AND INDEMNIFICATION

EXCHANGE PARTNERSHIPS: Except as described in the paragraph following the next paragraph, the partnership agreement provisions of all of the Exchange Partnerships relating to liability and indemnification of the general partners and limited partners are substantially the same. These provisions are described below in this paragraph and the next paragraph. The general partner of each Exchange Partnership is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each limited partner of an Exchange Partnership is generally not liable for the liabilities and obligations of the partnership.

         Each Exchange Partnership is required to indemnify its general partner, each of the general partner's affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the applicable partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to his Exchange Partnership or to any partner thereof for any loss suffered by the Exchange Partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the Exchange Partnership and within the scope of the applicable partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

         The liability and indemnification provisions relating to three of the Exchange Partnerships (Florida Income Advantage Fund I, Ltd., Florida Income Appreciation Fund I, Ltd., and Realty Opportunity Income Fund VIII, Ltd.) are substantially similar to the provisions described in the two immediately preceding paragraphs except that only the general partner (and not its affiliates) are covered by such provisions.

OPERATING PARTNERSHIP: The Trust, as general partner of the Operating Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust in its capacity as general partner thereof) have no responsibility for the liabilities or obligations of the Operating Partnership.

         The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

         The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages, liabilities, expenses, judgments, fines, settlements, and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith, or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

THE TRUST: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities and obligations of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determined that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

         The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act, except under certain limited circumstances. See the Prospectus at "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

COMPENSATION OF MANAGING PERSONS AND AFFILIATES

EXCHANGE PARTNERSHIPS: The allocation between the limited partners and general partner of each particular Exchange Partnership of distributable cash flow and net proceeds from the sale or refinancing of property is described in Exhibit I to the Prospectus Supplement pertaining to that partnership. Exhibit B to the Prospectus contains such information as to each of the Exchange Partnerships. The allocation of net liquidation proceeds among the partners is described above at " - Economic Interest." The general partner or an affiliate of each of the Exchange Partnerships (except Baron Strategic Investment Fund II, Ltd.) is also entitled to earn a real estate commission for its efforts leading to a sale of any partnership property or any property securing a subordinated mortgage loan provided or acquired by the partnership. The commission in respect of all such Exchange Partnerships (except Florida Income Advantage Fund I, Ltd., Florida Income Appreciation Fund I, Ltd., and Realty Opportunity Income Fund VIII, Ltd.) may be in an amount equal to 50% of any commissions paid to an outside broker on the sale, but in no event greater than 3% of the sales proceeds. The general partners of such three Exchange Partnerships and their affiliates may earn a real estate commission of up to 6% of the sale price, if permitted under applicable law. The payment of any real estate commission earned as described above is subordinated to the preferred return of the limited partners of such partnerships.

         Each of the Exchange Partnerships pays their general partner a monthly administrative fee of $500, except Central Florida Income Appreciation Fund, Ltd. and Brevard Mortgage Program, Ltd., which pay a monthly administrative fee of $750, and Baron Strategic Investment Fund IV, Ltd., Baron Strategic Investment Fund V, Ltd., Baron Strategic Investment Fund VI, Ltd., Baron Strategic Investment Fund VIII, Ltd., Baron Strategic Investment Fund IX, Ltd., Baron Strategic Investment Fund X, Ltd., Florida Capital Income Fund IV, Ltd., and GSU Stadium Student Apartments, Ltd., which pay a monthly administrative fee of $1,000.

         The general partner of each Participating Exchange Partnership has agreed to waive all fees payable to it by the partnership following the Exchange Offering, including without limitation annual administrative fees, acquisition fees and real estate commissions, and to assign to the Operating Partnership all back-end economic interests attributable to the general partner's interest in the partnership. Accordingly, the Exchange Partnership Agreement of each Participating Exchange Partnership will be amended following the Exchange Offering to delete the payment of the foregoing fees.

OPERATING PARTNERSHIP: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders of Operating Partnership Units on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust

Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at " - Economic Interest."

THE TRUST: The table included in the Prospectus at "COMPENSATION OF MANAGING PERSONS AND AFFILIATES - The Trust" describes all reimbursement payments that may be received by the Managing Shareholder and its affiliates for expenses incurred in connection with the preparation of the prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. No compensation for consulting services may be paid to the Independent Trustees or other members of the Board without prior approval of the Compensation Committee of the Board.

MEETINGS AND VOTING RIGHTS

EXCHANGE PARTNERSHIPS: Meetings of the partners of each Exchange Partnership may be called at any time, either by the general partner or by limited partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which limited partners may vote. The following actions require the affirmative vote of limited partners holding at least a majority of the outstanding Exchange Partnership Units in respect of an Exchange Partnership:
(a) reforming the partnership to replace the general partner; (b) acceptance of the resignation of the general partner; (c) revising any contract between the Exchange Partnership and any affiliate of the general partner; (d) removal of the general partner; (e) dissolution of the Exchange Partnership prior to the expiration of its term except as otherwise provided in the applicable partnership agreement or as required by law; (f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement as described above at " - Amendments of Governing Agreements."

         The consent of all limited partners is required for the following actions by each Exchange Partnership: (a) contravening the respective partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership;
(c) confession of a judgment in excess of 20% of the partnership's assets; and
(d) allowing the general partner to possess partnership assets for other than a partnership purpose.

         As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, the general partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the general partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the general partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

OPERATING PARTNERSHIP: Meetings of the partners of the Operating Partnership may be called by the Trust (as general partner) and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Operating Partnership Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Voting by the limited partners may be conducted at a meeting of the partners or without a meeting by written consent. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

         The following actions of the Operating Partnership require the consent of all limited partners of the Operating Partnership: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the

Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Act.

         In addition, the consent of the limited partners holding at least a majority of the outstanding Operating Partnership Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. Limited partners holding a majority of the outstanding Operating Partnership Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

THE TRUST: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Managing Shareholder and Shareholders holding at least a majority of the outstanding Trust Shares entitled to vote on such matter approve staggered elections for such positions, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Trust Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders holding at least a majority of the Shares entitled to vote: (a) amendment of the Declaration (except as otherwise specified in the Declaration and except for amendments which do not adversely affect the rights, preferences and privileges of Shareholders, including amendments to provisions relating to qualifications of the Trustees and members of the Board, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions); (b) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (c) the merger or reorganization of the Trust; and (d) the dissolution or liquidation of the Trust following its initial property investments.

         In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

ACCOUNTING METHOD AND PERIOD

EXCHANGE PARTNERSHIPS, OPERATING PARTNERSHIP AND THE TRUST: The accounting period of the Exchange Partnerships, the Operating Partnership and the Trust will end on December 31 of each year. Each of them utilize the accrual method of accounting for their operations.

                                                                  CAMELLIA COURT
                                                               (EXCHANGE EQUITY)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

                   FLORIDA OPPORTUNITY INCOME PARTNERS, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL XI, INC.)



         This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.



         Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.

- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.


- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.


- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.



- It was anticipated that the property owned by the Exchange Partnership would be listed for sale in 1997, but no listing has occurred to date.



- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.

- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.

- The successful operation of the Trust and the Operating Partnership is dependent on key management.

- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.

- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

         The Exchange Partnership was organized as a Florida limited partnership in December 1994. In May 1995, Baron Capital III, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 800 units of limited partner interest in the Exchange Partnership at a purchase price of $1,000 per unit (gross proceeds of $800,000).



         The offering was fully subscribed and closed in December 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 60 unit residential apartment property referred to as the Camellia Court Apartment Property located in Daytona Beach, Florida. The property is subject to a first mortgage and other indebtedness having a principal balance at June 30, 1999 of approximately $1,065,887.



         For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

         During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:




                                     All LP's         Per LP Unit
                                     --------         -----------

         1996:                      $  77,440          $  96.80
         1997:                      $  80,000          $ 100.00
         1998 :                     $  80,000          $ 100.00
         6/30/99:                   $  20,000          $  25.00
                                    ---------          --------

         Total:                     $ 257,440          $ 321.93


--------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

--------------------------------------------------------------------------------

                                                                 Percentage of Units offered
                                                                 to Limited Partners in the
                 Aggregate number of      Number of Units        Exchange Partnership in
                 Units offered to         offered to each        relation to Units offered to
                 all Limited Partners     Limited Partner per    limited partners in all
Valuation of     in the Exchange          $1,000 of original     partnerships participating
Exchange         Partnership (assigned    investment (assigned   in the initial transactions
Partnership(1)   dollar value)(2)         dollar value)(2)       of the Exchange Offering


    $840,996     84,100 Units ($841,000)   105 Units ($1,050)               3.37%
--------------  ------------------------  --------------------   ----------------------------


(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

             VALUATION OF PARTNERSHIP   FLORIDA OPPORTUNITY PARTNERS

                                 Camellia Court




Appraised value of underlying property interests               $ 1,830,000

Cash and cash equivalent assets:                               $    52,999

Other assets (1):                                                   88,147

3/31/99 principal balance of mortgage financing secured by
the property:                                                  $(1,069,633)

Other liabilities (2):                                         $   (60,517)

Adjustment:                                                            -0-

Valuation of the partnership                                   $   840,996

Aggregate number of Units offered to all Limited Partners

in the Partnership (dollar value)                                   84,100

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                 105

Percentage of all Units offered to the Limited Partners in
the Partnership in relation to the maximum number of Units
offered to Limited Partners in all Exchange Partnerships                 3.37%

Total Number of Partnership Units                                      800

Original Price Per Unit                                          $   1,000




----------
(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).






Operating history of the Partnership: Florida Opportunity Income Partners, Ltd.'s historical net income is as follows: 1995 - $25,605; 1996 - $29,356; 1997
- ($18,821); 1998 - $33,874; as of March 31, 1999 - $15,517. The total distributable cash flow through June 30, 1999 has been $257,440 or $321.93 per limited partnership unit.

                                  COMPENSATION



         The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for theyear ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.



                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES




                      1996          1997         1998     JUNE 30, 1999
                      ----          ----         ----     -------------

Management Fee       $13,736      $11,512      $14,524      $ 9,758
Accounting  Fee      $ 3,900      $ 3,900      $ 3,900      $ 1,950
                     -------      -------      -------      -------

                     $17,836      $15,412      $18,424      $10,708




                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED



                        1996        1997        1998    JUNE 30, 1999
                       ------      ------      ------   -------------

9.5% Distribution      $7,357      $7,600      $7,600      $1,046




In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                     STRATEGIC X
                                                               (EXCHANGE HYBRID)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

                    BARON STRATEGIC INVESTMENT FUND X, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL XI, INC.)



         This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.



         Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.

- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.



- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.



- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.

- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.

- The successful operation of the Trust and the Operating Partnership is dependent on key management.

- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.

- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

         The Exchange Partnership was organized as a Florida limited partnership in June 1995. In November 1995, Baron Capital XI, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and an affiliate of the Managing Shareholder, sponsored a private offering of 2,400 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in February 1997.



         The Exchange Partnership invested the net proceeds of its offering to acquire: 1) a 43.5% limited partnership interest in Crystal Court I; 2) a 43% limited partnership interest in Pineview; 3) an undivided interest in two recorded 2nd mortgage loans secured by Garden Terrace III; and 4) an undivided interest in an unrecorded 2nd mortgage loan secured by Heatherwood II and three unsecured loans associated with such property.



         For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

         During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:




                         All LP'S         Per LP Unit
                         --------         -----------
         1997:           $ 37,108         $  15.46
         1998 :          $ 97,950         $  40.81
         6/30/99:        $ 21,160         $   8.82


         Total:          $156,218         $  65.09


--------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

--------------------------------------------------------------------------------

                                                                           Percentage of Units offered
                                                                           to Limited Partners in the
                                                                           Exchange Partnership in
                 Aggregate number of Units    Number of Units              relation to Units offered to
                 offered to all Limited       offered to each Limited      limited partners in all
Valuation of     Partners in the Exchange     Partner per $1,000 of        partnerships participating
Exchange         Partnership                  original investment          in the initial transactions
Partnership(1)   (assigned dollar value)(2)   (assigned dollar value)(2)   of the Exchange Offering


  $1,282,220     128,222 Units ($1,282,220)       111 Units ($1,110)                     5.13%
--------------   --------------------------   -------------------------    ----------------------------


----------
(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

        VALUATION OF PARTNERSHIP  BARON STRATEGIC INVESTMENT FUND X, LTD.
                                  Crystal Court I, Heatherwood II, Pineview,
                                  Garden Terrace




Appraised value of underlying property interests                                   $ 2,663,250

Cash and cash equivalent assets:                                                   $   107,153

Other assets (1):                                                                  $   105,852

3/31/99 principal balance of mortgage financing secured by                         $(1,506,098)
the property:

Other liabilities (2):                                                             $   (87,937)

Adjustment                                                                                 -0-

Valuation of the partnership                                                       $ 1,282,220

Aggregate number of Units offered to all Limited Partners

in the Partnership (dollar value)                                                      128,222

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                     111

Percentage of all Units offered to the Limited Partners in the Partnership in relation to the maximum number of Units offered to Limited Partners in all Exchange Partnerships

                                                                                             5.13%

Total Number of Partnership Units                                                         2400

Original Price Per Unit                                                            $       500




----------

(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).






Operating history of the Partnership: Baron Strategic Investment Fund X, Ltd.'s historical net income is as follows: 1997 - ($15,829); 1998 - ($67,077); as of March 31, 1999 - $1,907. The total distributable cash flow through June 30, 1999 has been $156,218 or $65.09 per limited partnership unit.

                                  COMPENSATION


         The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.



                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES


                       1996      1997      1998      March 31, 1999
                       ----      ----      ----      --------------

Management Fee            0         0         0            0
Accounting Fee            0         0         0            0


                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED



                         1996        1997        1998    June 30, 1999
                         ----        ----        ----    -------------

9.5% Distribution        $   0      $3,525      $9,305        -0-




In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                  STRATEGIC VIII
                                                             (EXCHANGE MORTGAGE)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                   (GENERAL PARTNER: BARON CAPITAL XLIV, INC.)



         This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.



         Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.

- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.



- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.



- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.

- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.

- The successful operation of the Trust and the Operating Partnership is dependent on key management.

- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.

- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

         The Exchange Partnership was organized as a Florida limited partnership in February 1997. In May 1997, Baron Capital XLIV, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath), sponsored a private offering of 2,400 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in February 1998.

         The Exchange Partnership invested the net proceeds of its offering to provide or acquire undivided interests in (i) five unrecorded second mortgage loans (the "Second Mortgage Loans") and (ii) three unsecured loans associated with residential apartment properties located in Cocoa, Florida (Longwood Property); Kissimmee, Florida (Heatherwood Property) and Cincinnati, Ohio (Sycamore Property, which is under development). The Second Mortgage Loans are subordinated to large-scale first mortgage financing and are non-recourse beyond the underlying property and/or the assets of the debtor.

         For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

         During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:




                                    All LP'S         Per LP Unit
                                    --------         -----------

         1997:                      $ 59,176         $ 24.66
         1998 :                     $ 98,407         $ 41.00
         6/30/99:                   $  4,900         $  2.04

         Total:                     $162,483         $ 67.70


--------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

--------------------------------------------------------------------------------

                                                                           Percentage of Units offered
                                                                           to Limited Partners in the
                                                                           Exchange Partnership in
                 Aggregate number of Units    Number of Units              relation to Units offered to
                 offered to all Limited       offered to each Limited      limited partners in all
Valuation of     Partners in the Exchange     Partner per $1,000 of        partnerships participating
Exchange         Partnership                  original investment          in the initial transactions
Partnership(1)   (assigned dollar value)(2)   (assigned dollar value)(2)   of the Exchange Offering


  $1,289,726     128,973 Units ($1,289,730)       107 Units ($1,070)                 5.16%
--------------   --------------------------   ---------------------------  ----------------------------


----------
(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

     VALUATION OF PARTNERSHIP  BARON STRATEGIC INVESTMENT FUND VIII, LTD.
                               Heatherwood, II, Longwood I, Sycamore




Appraised value of underlying property interests                                   $ 2,648,100

Cash and cash equivalent assets:                                                   $    90,215

Other assets (1):                                                                  $   100,684

3/31/99 principal balance of mortgage financing secured by
the property:                                                                      $(1,430,985)

Other liabilities (2):                                                             $  (118,287)

Adjustment:                                                                                -0-

Valuation of the partnership                                                       $ 1,289,726

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                      128,973

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                     107

Percentage of all Units offered to the Limited Partners in the Partnership in relation to the maximum number of Units offered to Limited Partners in all
Exchange Partnerships                                                                     5.16%

Total Number of Partnership Units                                                         2400

Original Price Per Unit                                                            $       500






(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).







Operating history of the Partnership: Baron Strategic Investment Fund VIII, Ltd.'s historical net income is as follows: 1997 - $26,147; 1998 - $69,630; as of March 31, 1999 - $21,097. The total distributable cash flow through June 30, 1999 has been $162,483 or $67.70 per limited partnership unit.

                                  COMPENSATION



         The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.



                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES


                         1996      1997       1998     March 31, 1999
                         ----      ----       ----     --------------

Management Fee            $0         $0        $0            $0
Accounting Fee            $0         $0        $0            $0



                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED



                          1996       1997     1998     June 30, 1999
                          ----       ----     ----     -------------

9.5% Distribution        $5,241     $8,028   $8,235        $3,485




In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                       VULTURE I
                                                             (EXCHANGE MORTGAGE)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS



                      BARON STRATEGIC VULTURE FUND I, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                   (GENERAL PARTNER: BARON CAPITAL XXVI, INC.)





         This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.



         Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.

- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.



- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.



- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.

- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.

- The successful operation of the Trust and the Operating Partnership is dependent on key management.

- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.

- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

         The Exchange Partnership was organized as a Florida limited partnership in April 1996. In May 1997, Baron Capital XXVI, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath), sponsored a private offering of 1,800 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $900,000). The offering was fully subscribed and closed in October 1996.

         The Exchange Partnership invested the net proceeds of its offering to provide or acquire undivided interests in four unrecorded second mortgage loans (the "Second Mortgage Loans") secured by a residential apartment property located in Tampa, Florida (Curiosity Creek Property). The Second Mortgage Loans are subordinated to large-scale first mortgage financing and are non-recourse beyond the underlying property and/or the assets of the debtor.

         For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

         During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:




                                    All LP'S       Per LP Unit
                                    --------       -----------

         1997:                      $ 84,500         $ 46.94
         1998:                      $ 86,679         $ 48.16
         6/30/99                    $ 22,500         $ 12.50

         Total:                     $193,679         $107.60


--------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

--------------------------------------------------------------------------------

                                                                           Percentage of Units offered
                                                                           to Limited Partners in the
                                                                           Exchange Partnership in
                 Aggregate number of Units    Number of Units              relation to Units offered to
                 offered to all Limited       offered to each Limited      limited partners in all
Valuation of     Partners in the Exchange     Partner per $1,000 of        partnerships participating
Exchange         Partnership                  original investment          in the initial transactions
Partnership(1)   (assigned dollar value)(2)   (assigned dollar value)(2)   of the Exchange Offering


   $990,101        99,010 Units ($990,100)        110 Units ($1,100)                 3.96%

--------------   --------------------------   --------------------------   ----------------------------


----------
(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

          VALUATION OF PARTNERSHIP  BARON STRATEGIC VULTURE I FUND, LTD.
                                    Curiosity Creek


Appraised value of underlying property interests                $ 1,843,000

Cash and cash equivalent assets:                                $    66,686

Other assets (1):                                                   102,333

3/31/99 principal balance of mortgage financing secured by

the property:                                                   $  (980,126)

Other liabilities (2):                                          $   (41,793)

Adjustment:                                                             -0-

Valuation of the partnership                                    $   990,101

Aggregate number of Units offered to all Limited Partners

in the Partnership (dollar value)                                    99,010
Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                  110
Percentage of all Units offered to the Limited Partners in
the Partnership in relation to the maximum number of Units
offered to Limited Partners in all Exchange Partnerships                  3.96%

Total Number of Partnership Units                                     1,800

Original Price Per Unit                                         $       500


(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).







Operating history of the Partnership: Baron Strategic Vulture Fund I, Ltd.'s historical net income is as follows: 1996 - $3,330; 1997 - $69,806; 1998 -
$85,755; as of March 31, 1999 - $22, 641. The total distributable cash flow through June 30, 1999 has been $193,679 or $107.60 per limited partnership unit.

                                  COMPENSATION



         The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.



                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES



                         1996      1997      1998      June 30, 1999
                         ----      ----      ----      -------------

Management Fee            $0        $0        $0            $0
Accounting Fee            $0        $0        $0            $0



                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED



                         1996       1997      1998     June 30, 1999
                         ----       ----      ----     -------------

9.5% Distribution         $0       $5,622    $9,349        $4,042




         In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                     BRIDGEPOINT
                                                               (EXCHANGE EQUITY)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                        BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

                     FLORIDA CAPITAL INCOME FUND III, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL XI, INC.)



         This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.



         Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.

- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.



- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.



- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.

- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.

- The successful operation of the Trust and the Operating Partnership is dependent on key management.

- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.

- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

         The Exchange Partnership was organized as a Florida limited partnership in April 1995. In May 1995, Baron Capital VII, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder of the Trust, by Mr. McGrath) and an affiliate of the Managing Shareholder, sponsored a private offering of 1,600 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $800,000). The offering was fully subscribed and closed in November 1995.



         The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 48-unit residential apartment property referred to as the Bridge Point Apartment Property located in Jacksonville, Florida. The property is subject to a first mortgage and other indebtedness having a principal balance at June 30, 1999 of approximately $710,868.



         For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

         During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:




                                    All LP'S       Per LP Unit
                                    --------       -----------

         1996:                      $ 78,400         $ 49.00
         1997:                      $ 66,648         $ 41.65
         1998 :                     $ 11,790         $  7.37
         6/30/99:                   $  4,000         $  2.50


         Total:                     $160,830          100.52



--------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

--------------------------------------------------------------------------------

                                                                           Percentage of Units offered
                                                                           to Limited Partners in the
                                                                           Exchange Partnership in
                 Aggregate number of Units    Number of Units              relation to Units offered to
                 offered to all Limited       offered to each Limited      limited partners in all
Valuation of     Partners in the Exchange     Partner per $1,000 of        partnerships participating
Exchange         Partnership                  original investment          in the initial transactions
Partnership(1)   (assigned dollar value)(2)   (assigned dollar value)(2)   of the Exchange Offering



   $936,442       93,644 Units ($936,442)        117 Units ($1,170)                    3.75%
--------------  ---------------------------   --------------------------   ----------------------------



----------
(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

          VALUATION OF PARTNERSHIP  FLORIDA CAPITAL INCOME FUND III, LTD.
                                    Bridgepoint




Appraised value of underlying property interests                                   $ 1,610,000

Cash and cash equivalent assets:                                                   $    60,353

Other assets (1):                                                                  $    40,572

3/31/99 principal balance of mortgage financing secured by

the property:                                                                      $  (713,208)

Other liabilities (2):                                                             $   (61,275)

Adjustment:                                                                                -0-

Valuation of the partnership                                                       $   936,442

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                       93,644

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                     117

Percentage of all Units offered to the Limited Partners in the Partnership in relation to the maximum number of Units offered to Limited Partners in all
Exchange Partnerships                                                                        3.75%

Total Number of Partnership Units                                                         1600

Original Price Per Unit                                                            $       500




(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).






Operating history of the Partnership: Florida Capital Income Fund II, Ltd.'s historical net income is as follows: 1995 - $9,086; 1996 - $29,837; q997 - $33,824; 1998 - $44,334; as of March 31, 1999 - $17,998. The total distributable cash flow through June 30, 1999 has been $160,830 or $100.52 per limited partnership unit.

                                  COMPENSATION



         The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.



                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES



                          1996         1997         1998     JUNE 30, 1999
                         -------      -------      -------   -------------

Management Fee           $11,423      $10,951      $12,582      $ 8,703
Accounting Fee           $ 3,900      $ 3,900      $ 3,900      $ 1,700
                         -------      -------      -------      -------
                         $15,323      $14,861      $16,482      $10,403




                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED




                        1996        1997        1998      JUNE 30, 1999
                       ------      ------      ------     -------------

9.5% Distribution      $7,448      $6,331      $1,120       $1,531




In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                   BROOKWOOD WAY
                                                               (EXCHANGE EQUITY)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


                      MIDWEST INCOME GROWTH FUND VI, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL XI, INC.)


     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.


     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.
- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.
- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.
- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.
- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.

- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.
- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.
- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.

- It was anticipated that the property owned by the Exchange Partnership would be listed for sale in 1999, but no listing has occurred to date.

- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.
- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.
- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.
- The successful operation of the Trust and the Operating Partnership is dependent on key management.
- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).
- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.
- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.
- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.
-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Michigan limited partnership in June 1996. In March 1996, Baron Capital of Ohio III, Inc., (formerly named Sigma Financial Capital VI, Inc.), the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 600 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $300,000).

     The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 66-unit residential apartment property referred to as the Brookwood Way Apartment Property located in Mansfield, Ohio. The property is subject to a first mortgage and other indebtedness having a principal balance at June 30, 1999 of approximately $1,043.073.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:


                                    ALL LP'S         PER LP UNIT
                                    --------         -----------
         1996:                      $ 12,847         $ 21.41
         1997:                      $ 30,000         $ 50.00
         1998 :                     $ 30,000         $ 50.00
         6/30/99:                   $  4,000         $  6.67
                                    --------         -------

         Total:                     $ 76,847         $128.08


------------------------------------------------------------------------------------------------------------------
                            TABLE OF EXCHANGE VALUES
-------------------- ------------------------------------ ------------------------- ------------------------------
Valuation of         Aggregate number of Units offered    Number of Units           Percentage of Units offered
Exchange             to all Limited Partners in the       offered to each Limited   to Limited Partners in the
Partnership(1)       Exchange Partnership (assigned       Partner per $1,000 of     Exchange Partnership in
                     dollar value)(2)                     original investment       relation to Units offered to
                                                          (assigned dollar          limited partners in all
                                                          value)(2)                 partnerships participating
                                                                                    in the initial transactions
                                                                                    of the Exchange Offering
     $381,063              38,106 Units ($381,060)           127 Units ($1,270)                 1.53%
-------------------- ------------------------------------ ------------------------- ------------------------------

(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

          VALUATION OF PARTNERSHIP MIDWEST INCOME GROWTH FUND VI, LTD.
                                  Brookwood Way

Appraised value of underlying property interests                                    $ 1,780,000

Cash and cash equivalent assets:                                                    $    69,184

Other assets (1):                                                                   $    48,250

3/31/99 principal balance of mortgage financing secured by
the property:                                                                       $(1,046,599)

Other liabilities (2):                                                              $  (469,772)

Adjustment:                                                                                  -0-

Valuation of the partnership                                                        $   381,063

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                        38,106

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                      127

Percentage of all Units offered to the Limited Partners in the Partnership in relation to the maximum number of Units offered to Limited Partners in all
Exchange Partnerships                                                                      1.53%


Total Number of Partnership Units                                                           600

Original Price Per Unit                                                             $       500


(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.
(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).

Operating history of the Partnership: Midwest Income Growth Fund VI, Ltd.'s historical net income is as follows: 1996 - $40,060; 1997 - $58,857; 1998 -
$54,346; as of March 31, 1999 - $20,354. The total distributable cash flow through June 30, 1999 has been $76,847 or $128.08 per limited partnership unit.

                                  COMPENSATION

     The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES


                                    1996             1997              1998     JUNE 30, 1999
                                    ----             ----              ----     -------------
Management Fee                   $12,138           $12,847          $14,802       $ 9,472
Accounting Fee                   $ 3,900           $ 3,900          $ 3,900       $ 1,950
                                   -----             -----            -----         -----

                                 $16,038           $16,747          $18,702       $11,422



                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED


                                    1996             1997              1998     JUNE 30, 1999
                                    ----             ----              ----     -------------
9.5% Distribution                   $1,220           $2,850            $2,850           -0-


In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                  FOREST GLEN II
                                                               (EXCHANGE EQUITY)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

                   REALTY OPPORTUNITY INCOME FUND VIII, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL XI, INC.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.
- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.
- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.
- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.
- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.

- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

- It was anticipated that the property owned by the Exchange Partnership would be listed for sale in 1999, but no listing has occurred to date.

- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.
- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.
- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.
- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.
- The successful operation of the Trust and the Operating Partnership is dependent on key management.
- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).
- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.
- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.
- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.
-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in April 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became General Partner of the Exchange Partnership, which in February 1994 commenced a private offering of 944 units of limited partner interest in the Exchange Partnership at a purchase price of $1,000 per unit (gross proceeds of $944,000). The offering was fully subscribed and closed in June 1994.

     The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 30-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase II) located in Daytona Beach, Florida. The property is subject to mortgage and other indebtedness having a principal balance at June 30, 1999 of approximately $1,022,174.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:


                                    ALL LP'S         PER LP UNIT
                                    --------         -----------
         1996:                      $56,185          $ 59.52
         1997:                      $ 3,000          $  3.18
         1998 :                     $16,000          $ 16.95
         6/30/99:                   $ 1,000          $  1.06
                                    -------          -------
         Total:                     $76,185          $ 80.71


------------------------------------------------------------------------------------------------------------------
                            TABLE OF EXCHANGE VALUES
-------------------- ------------------------------------ ------------------------- ------------------------------
Valuation of         Aggregate number of Units offered    Number of Units           Percentage of Units offered
Exchange             to all Limited Partners in the       offered to each Limited   to Limited Partners in the
Partnership(1)       Exchange Partnership (assigned       Partner per $1,000 of     Exchange Partnership in
                     dollar value)(2)                     original investment       relation to Units offered to
                                                          (assigned dollar          limited partners in all
                                                          value)(2)                 partnerships participating
                                                                                    in the initial transactions
                                                                                    of the Exchange Offering
     $987,220              98,722 Units ($987,220)           105 Units ($1,050)                 3.95%
-------------------- ------------------------------------ ------------------------- ------------------------------

(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

       VALUATION OF PARTNERSHIP REALTY OPPORTUNITY INCOME FUND VIII, LTD.
                                 Forest Glen II


Appraised value of underlying property interests                                    $ 1,959,310

Cash and cash equivalent assets:                                                    $    48,523

Other assets (1):                                                                   $    57,642

3/31/99 principal balance of mortgage financing secured by
the property:                                                                       $(1,025,794)

Other liabilities (2):                                                              $   (52,461)

Adjustment:                                                                                  -0-

Valuation of the partnership                                                         $  987,220

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                        98,722
Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                      105

Percentage of all Units offered to the Limited Partners in the Partnership in relation to the maximum number of Units offered to Limited Partners in all
Exchange Partnerships                                                                      3.95%


Total Number of Partnership Units                                                           944

Original Price Per Unit                                                              $    1,000


(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.
(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).

Operating history of the Partnership: Realty Opportunity Income Fund VIII, Ltd.'s historical net income is as follows: 1994 - $44,259; 1995 - $42,117; 1996
- $52,007; 1997 - $11,907; 1998 - $43,069; as of March 31, 1999 - $12,722. The
total distributable cash flow through June 30, 1999 has been $76,185 or $80.71 per limited partnership unit.

                                  COMPENSATION

     The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES

                                    1996             1997              1998     JUNE 30, 1999
                                    ----             ----              ----     -------------
Management Fee                   $ 9,260           $ 8,267          $10,806       $ 8,493
Accounting Fee                   $ 3,900           $ 3,900          $ 3,900       $ 1,950
                                   -----             -----            -----         -----

                                 $13,160           $12,167          $14,506       $10,443

                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED

                                    1996             1997              1998     JUNE 30, 1999
                                    ----             ----              ----     -------------
9.5% Distribution                   $5,385           $285              $1,520           $98

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                      EAGLE LAKE
                                                               (EXCHANGE EQUITY)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


                       FLORIDA CAPITAL INCOME FUND , LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL XI, INC.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.
- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.
- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.
- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.
- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.

- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

- The property owned by the Exchange Partnership was listed for sale in 1997, but no sale has occurred.

- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.
- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.
- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.
- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.
- The successful operation of the Trust and the Operating Partnership is dependent on key management.
- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).
- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.
- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.
- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.
-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in August 1994. In November 1994, Baron Capital II, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,614 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $807,000). The offering was fully subscribed and closed in June 1995.

     The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 77-unit residential apartment property referred to as the Eagle Lake Apartment Property located in Orlando, Florida. The property is subject to mortgage and other indebtedness having a principal balance at June 30, 1999 of approximately $1,427,797.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                                    ALL LP'S         PER LP UNIT
                                    --------         -----------
         1996:                      $ 80,700         $ 50.00
         1997:                      $ 66,525         $ 41.22
         1998 :                     $ 10,000         $  6.20
         6/30/99:                   $ 21,000         $ 13.01
                                     -------          -----
         Total:                     $178,225         $110.43


------------------------------------------------------------------------------------------------------------------
                            TABLE OF EXCHANGE VALUES
-------------------- ------------------------------------ ------------------------- ------------------------------
Valuation of         Aggregate number of Units offered    Number of Units           Percentage of Units offered
Exchange             to all Limited Partners in the       offered to each Limited   to Limited Partners in the
Partnership(1)       Exchange Partnership (assigned       Partner per $1,000 of     Exchange Partnership in
                     dollar value)(2)                     original investment       relation to Units offered to
                                                          (assigned dollar          limited partners in all
                                                          value)(2)                 partnerships participating
                                                                                    in the initial transactions
                                                                                    of the Exchange Offering
     $924,487              92,449 Units ($924,490)           115 Units ($1,150)                 3.70%
-------------------- ------------------------------------ ------------------------- ------------------------------


(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

           VALUATION OF PARTNERSHIP FLORIDA CAPITAL INCOME FUND, LTD.
                                   Eagle Lake

Appraised value of underlying property interests                                    $ 2,530,000

Cash and cash equivalent assets:                                                    $    73,296

Other assets (1):                                                                   $   102,599

3/31/99 principal balance of mortgage financing secured by
the property:                                                                       $(1,433,616)

Other liabilities (2):                                                              $  (347,792)

Adjustment:                                                                                  -0-

Valuation of the partnership                                                        $   924,487

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                        92,449

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                      115

Percentage of all Units offered to the Limited Partners in the Partnership in relation to the maximum number of Units offered to Limited Partners in all
Exchange Partnerships                                                                      3.70%


Total Number of Partnership Units                                                          1614

Original Price Per Unit                                                             $       500

(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.
(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).

Operating History of the Partnership: Florida Capital Income Fund Ltd.'s historical net income is as follows: 1994 - ($4,397); 1995 - ($46,244); 1996 -
$29,846; 1997 - $26,063; 1998 - $48,957; as of March 31, 1999 - $20,246. The
total distributable cash flow through June 30, 1999 has been $178,225 or $110.43 per limited partnership unit.

                                  COMPENSATION

     The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES

                                    1996             1997              1998     JUNE 30, 1999
                                    ----             ----              ----     -------------
Management Fee                   $19,024           $18,361          $20,527       $11,707
Accounting Fee                   $ 3,900           $ 3,900          $ 3,900       $ 1,950
                                  ------            ------           ------        ------

                                 $22,924           $22,261          $24,427       $13,657

                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED

                                    1996             1997              1998     JUNE 30, 1999
                                    ----             ----              ----     -------------
9.5% Distribution                   $7,667           $6,320            $950             $3,441

In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                    STEEPLECHASE
                                                               (EXCHANGE EQUITY)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


                    BARON STRATEGIC INVESTMENT FUND II, LTD.,

                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL XI, INC.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.
- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.
- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.
- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.
- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.

- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

- It was anticipated that the property owned by the Exchange Partnership would be listed for sale in 1999, but no listing has occurred to date.

- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.
- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.
- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.
- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.
- The successful operation of the Trust and the Operating Partnership is dependent on key management.
- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).
- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.
- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.
- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.
-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in April 1996. In May 1996, Baron Capital XXXI, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,600 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $800,000).

     The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 72-unit residential apartment property referred to as the Steeplechase Apartment Property located in Anderson, Indiana. The property is subject to mortgage and other indebtedness having a principal balance at June 30, 1999 of approximately $1,260,000.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                                    ALL LP'S         PER LP UNIT
                                    --------         -----------
         1996:                      $19,543          $ 12.21
         1997:                      $68,000          $ 42.50
         1998 :                     $13,600          $  8.50
         6/30/99:                   $ 2,000          $  1.25
                                     -------         --------

         Total:                     $103,143         $ 64.46

------------------------------------------------------------------------------------------------------------------
                            TABLE OF EXCHANGE VALUES
-------------------- ------------------------------------ ------------------------- ------------------------------
Valuation of         Aggregate number of Units offered    Number of Units           Percentage of Units offered
Exchange             to all Limited Partners in the       offered to each Limited   to Limited Partners in the
Partnership(1)       Exchange Partnership (assigned       Partner per $1,000 of     Exchange Partnership in
                     dollar value)(2)                     original investment       relation to Units offered to
                                                          (assigned dollar          limited partners in all
                                                          value)(2)                 partnerships participating
                                                                                    in the initial transactions
                                                                                    of the Exchange Offering
     $824,306              82,431Units ($824,310)            103 Units ($1,030)                 3.30%
-------------------- ------------------------------------ ------------------------- ------------------------------


(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

        VALUATION OF PARTNERSHIP BARON STRATEGIC INVESTMENT FUND II, LTD.
                                  Steeplechase

Appraised value of underlying property interests                                    $ 1,690,000

Cash and cash equivalent assets:                                                    $    10,299

Other assets (1):                                                                   $    55,111

3/31/99 principal balance of mortgage financing secured by
the property:                                                                       $(1,260,000)

Other liabilities (2):                                                              $  (148,553)

Adjustment (3):                                                                     $   477,449

Valuation of the partnership                                                        $   824,306

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                        82,431

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                      103

Percentage of all Units offered to the Limited Partners in the Partnership in relation to the maximum number of Units offered to Limited Partners in all
Exchange Partnerships                                                                      3.30%


Total Number of Partnership Units                                                          1600

Original Price Per Unit                                                             $       500


(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.
(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).
(3) The judgment that resulted in this adjustment was based on the following factors: Since the appraisal, rental rates per unit have been raised an average of $22 per apartment. This translates into $200,100 in value when a capitalization rate of 9.5% is applied. Next, both the gas utility and the water, sewer and refuse utilities have been submetered and are being turned over to become resident paid. This equates to an approximate $17,900 in expense savings per year, and when capitalized at 9.5% adds an additional $188,400 in value. Finally, we applied a 9.5% capitalization rate to the net operating income which adds an additional $88,900 to the value. Summing the above, the subjective adjustments total $477,400.

Operating history of the Partnership: Baron Strategic Investment Fund II, Ltd.'s historical net income is as follows: 1996 - $3,758; 1997 - ($47,300); 1998 -
$3,664; as of March 31, 1999 - $27,239. The total distributable cash flow through June 30, 1999 has been $103,143 or $64.46 per limited partnership unit.

                                  COMPENSATION

     The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES

                                    1996             1997              1998     JUNE 30, 1999
                                    ----             ----              ----     -------------
Management Fee                   $12,265           $12,252          $15,353       $10,326
Accounting Fee                   $ 3,900           $ 3,900          $ 3,900       $ 1,950
                                 -------           -------          -------       -------

                                 $16,165           $16,152          $19,253       $12,276

                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED


                                    1996             1997              1998     JUNE 30, 1999
                                    ----             ----              ----     -------------
9.5% Distribution                   $1,857           $6,460            $1,292           0

In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                   FOREST GLEN I
                                                               (EXCHANGE EQUITY)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


                      FLORIDA CAPITAL INCOME FUND II, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL XI, INC.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.
- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.
- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.
- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.
- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.
- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.
- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.
- It was anticipated that the property owned by the Exchange Partnership would be listed for sale in 1998, but no listing has occurred.
- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.
- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.
- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.
- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.
- The successful operation of the Trust and the Operating Partnership is dependent on key management.
- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).
- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.
- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.
- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.
-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in April 1993. In May 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became General Partner of the Exchange Partnership, which in the first half of 1994 commenced a private offering of 1,840 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $920,000). (The partnership also issued 160 units to four investors in exchange for property interests acquired by them in an unrelated program which was terminated.) The offering was fully subscribed and closed in July 1995.

     The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 52-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase I) located in Daytona Beach, Florida. The property is subject to mortgage and other indebtedness having a principal balance at June 30, 1999 of approximately $1,771,768.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:


                                    ALL LP'S         PER LP UNIT
                                    --------         -----------
         1996:                      $ 66,750          $ 36.28
         1997:                      $  4,941          $  2.69
         1998 :                     $ 25,369          $ 13.79
         6/30/99                    $ 10,000          $  5.43
                                    --------          -------
         Total                      $107,060          $ 58.19

------------------------------------------------------------------------------------------------------------------
                            TABLE OF EXCHANGE VALUES
-------------------- ------------------------------------ ------------------------- ------------------------------
Valuation of         Aggregate number of Units offered    Number of Units           Percentage of Units offered
Exchange             to all Limited Partners in the       offered to each Limited   to Limited Partners in the
Partnership(1)       Exchange Partnership (assigned       Partner per $1,000 of     Exchange Partnership in
                     dollar value)(2)                     original investment       relation to Units offered to
                                                          (assigned dollar          limited partners in all
                                                          value)(2)                 partnerships participating
                                                                                    in the initial transactions
                                                                                    of the Exchange Offering
    $1,554,087           155,409 Units ($1,554,090)          169 Units ($1,690)                 6.22%
-------------------- ------------------------------------ ------------------------- ------------------------------

(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

          VALUATION OF PARTNERSHIP FLORIDA CAPITAL INCOME FUND II, LTD.
                                  Forest Glen I

Appraised value of underlying property interests                                    $ 3,396,138

Cash and cash equivalent assets:                                                    $    78,837

Other assets (1):                                                                   $    97,093

3/31/99 principal balance of mortgage financing secured by
the property:                                                                       $(1,778,043)

Other liabilities (2):                                                              $  (239,938)

Adjustment:                                                                                  -0-

Valuation of the partnership                                                        $ 1,554,087

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                       155,409

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                      169
Percentage of all Units offered to the Limited Partners in
the Partnership in relation to the maximum number of Units
offered to Limited Partners in all Exchange Partnerships                                   6.22%


Total Number of Partnership Units                                                          1840

Original Price Per Unit                                                             $       500

(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.
(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).

Operating history of the Partnership: Florida Capital Income Fund II, Ltd.'s historical net income is as follows: 1994 - $31,362; 1995 - $37,673; - 1996 -
$41,836; 1997 - $18,870; 1998 - $66,888; as of March 31, 1999 - $29,963. The
total distributable cash flow through June 30, 1999 has been $107.060 or $58.19 per limited partnership unit.

                                  COMPENSATION


     The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES

                                    1996             1997              1998     JUNE 30, 1999
                                    ----             ----              ----     -------------
Management Fee                   $ 9,260           $ 8,267          $10,806       $12,059
Accounting Fee                   $ 3,900           $ 3,900          $ 3,900       $ 1,950
                                 -------           -------          -------       -------

                                 $13,160           $12,167          $14,506       $14,009

                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED

                                    1996             1997              1998     JUNE 30, 1999
                                    ----             ----              ----     -------------
9.5% Distribution                   $6,341           $469              $2,410           $3,245

In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                       GLEN LAKE
                                                               (EXCHANGE EQUITY)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


                      FLORIDA CAPITAL INCOME FUND IV, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL V, INC.)


     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.
- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.
- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.
- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.
- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.

- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

- It was anticipated that the property owned by the Exchange Partnership would be listed for sale in 1998, but no listing has occurred.

- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.
- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.
- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.
- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.
- The successful operation of the Trust and the Operating Partnership is dependent on key management.
- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).
- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.
- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.
- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.
-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in August 1995. In August 1995, Baron Capital V, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 3,640 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,820,000). The offering was fully subscribed and closed in June 1996.

     The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 144-unit residential apartment property referred to as the Glen Lake Apartment Property located in St. Petersburg, Florida. The property is subject to mortgage and other indebtedness having a principal balance at June 30, 1999 of approximately $3,036,393.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:


                                    All LP'S         Per LP Unit
                                    --------         -----------
         1996:                      $160,644         $ 44.13
         1997:                      $176,333         $ 48.44
         1998 :                     $ 95,506         $ 26.51
         6/30/99:                   $      0         $     0
                                    --------         -------
         Total:                     $432,483         $119.08

------------------------------------------------------------------------------------------------------------------
                            TABLE OF EXCHANGE VALUES
-------------------- ------------------------------------ ------------------------- ------------------------------
Valuation of         Aggregate number of Units offered    Number of Units           Percentage of Units offered
Exchange             to all Limited Partners in the       offered to each Limited   to Limited Partners in the
Partnership(1)       Exchange Partnership (assigned       Partner per $1,000 of     Exchange Partnership in
                     dollar value)(2)                     original investment       relation to Units offered to
                                                          (assigned dollar          limited partners in all
                                                          value)(2)                 partnerships participating
                                                                                    in the initial transactions
                                                                                    of the Exchange Offering
    $2,270,000           227,000 Units ($2,270,000)          125 Units ($1,250)                 9.09%
-------------------- ------------------------------------ ------------------------- ------------------------------


(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

             VALUATION OF PARTNERSHIP FLORIDA CAPITAL INCOME FUND IV
                                    Glen Lake

Appraised value of underlying property interests                                    $ 6,433,079

Cash and cash equivalent assets:                                                    $   128,565

Other assets (1):                                                                   $   130,459

3/31/99 principal balance of mortgage financing secured by
the property:                                                                       $(3,044,468)

Other liabilities (2):                                                              $(1,172,134)

Adjustment (3):                                                                     $   205,501

Valuation of the partnership                                                        $ 2,270,000

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                       227,000
Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                      125
Percentage of all Units offered to the Limited Partners in
the Partnership in relation to the maximum number of Units
offered to Limited Partners in all Exchange Partnerships                                   9.09%


Total Number of Partnership Units                                                         3,640

Original Price Per Unit                                                             $       500


(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.
(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).
(3) The judgment that resulted in this adjustment was based on the fact that the property has had a high speed internet access system installed into all units. The additional monthly revenue is approximately $240 per apartment per annum. At an expected 60% absorption of the service, the income stream capitalized at 9.5% yields an additional $206,000 in value. The cost of the system was borne by the service provider.

Operating history of the Partnership: Florida Capital Income Fund IV, Ltd.'s historical net income is as follows: 1995 - $(38,325); 1996 - $(7,851); 1997 -
$(11,506); 1998 - $293, 352); as of March 31, 1999 - $25,813. The total distributable cash flow through June 30, 1999 has been $432,483 or $119.08 per limited partnership unit.

                                  COMPENSATION


     The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES

                                    1996             1997              1998     June 30, 1999
                                    ----             ----              ----     -------------
Management Fee                   $37,779           $38,409          $38,486       $17,068
Accounting Fee                   $ 3,900           $ 3,900          $ 3,900       $ 1,950
                                 -------           -------          -------       -------

                                 $41,679           $42,309          $40,386       $19,018

                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                              HAD BEEN CONCLUDED(1)

                                    1996             1997              1998     June 30, 1999
                                    ----             ----              ----     -------------
9.5% Distribution                   $15,261          $16,752           $9,168           $0

In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                     LAUREL OAKS
                                                         (FORMERLY GROVE HAMLET)
                                                               (EXCHANGE EQUITY)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


                 CENTRAL FLORIDA INCOME APPRECIATION FUND LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL XI, INC.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.
- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.
- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.
- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.
- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.
- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.
- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.
- The property owned by the Exchange Partnership was listed for sale in 1997, but no sale has occurred.
- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.
- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.
- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.
- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.
- The successful operation of the Trust and the Operating Partnership is dependent on key management.
- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).
- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.
- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.
- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.
-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in April 1993. In July 1994, Baron Capital of Ohio III, Inc., (formerly named Sigma Financial Capital, Inc.), the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,100 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,050,000).

     The offering was fully subscribed and closed in October 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 56-unit residential apartment property referred to as the Grove Hamlet Apartment located in Deland, Florida. The property is subject to mortgage and other indebtedness having a principal balance at June 30, 1999 of approximately $1,588,191.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                                    All LP'S         Per LP Unit
                                    --------         -----------
         1996:                      $ 73,875         $ 35.18
         1997:                      $   0            $  0
         1998 :                     $  4,114         $  1.96
         6/30/99                    $ 26,000         $ 12.38
                                    --------         -------
         Total                      $103,985         $ 49.52

     VALUATION OF PARTNERSHIP CENTRAL FLORIDA INCOME APPRECIATION FUND, LTD.
                                   Laurel Oaks

Appraised value of underlying property interests                                    $ 2,881,000

Cash and cash equivalent assets:                                                    $    61,997

Other assets (1):                                                                   $   118,953

3/31/99 principal balance of mortgage financing secured by
the property:                                                                       $(1,592,583)

Other liabilities (2):                                                              $  (109,130)

Adjustment:                                                                                  -0
                                                                                              -
Valuation of the partnership                                                        $ 1,360,237

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                       136,024

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                      118

Percentage of all Units offered to the Limited Partners in the Partnership in relation to the maximum number of Units offered to Limited Partners in all
Exchange Partnerships                                                                      5.45%


Total Number of Partnership Units                                                         2,100

Original Price Per Unit                                                                     500

(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.
(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).


Operating history of the Partnership: Central Florida Income Appreciation Fund, Ltd.'s historical net income is as follows: 1995 - ($101,930); 1996 - ($81,793); 1997 - ($5,428); 1998 - $28,463; as of March 31, 1999 - $10,982. The total distributable cash flow through June 30, 1999 has been $103,985 or $49.52 per limited partnership unit.

                                  COMPENSATION

     The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES


                                    1996             1997              1998     June 30, 1999
                                    ----             ----              ----     -------------
Management Fee                   $11,970           $11,429          $14,649     $    11,1135,
Accounting Fee                   $ 3,900           $ 3,900          $ 3,900     $      1,950
                                 -------           -------          -------     ------------
                                 $15,870           $15,329          $18,549     $13,0636,396

                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                              HAD BEEN CONCLUDED(1)

                                    1996             1997              1998     June 30, 1999
                                    ----             ----              ----     -------------
9.5% Distribution                   $7,018           $0                $391             $668

In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                 FOREST GLEN III
                                                               (EXCHANGE EQUITY)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


                     FLORIDA INCOME ADVANTAGE FUND I, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL XI, INC.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.
- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.
- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.
- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.
- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.
- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.
- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.
- It was anticipated that the property owned by the Exchange Partnership would be listed for sale in 1996, but no listing has occurred.
- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.
- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.
- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.
- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.
- The successful operation of the Trust and the Operating Partnership is dependent on key management.
- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).
- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.
- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.
- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.
-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in September 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became General Partner of the Exchange Partnership, which in February 1994 commenced a private offering of 940 units of limited partner interest in the Exchange Partnership at a purchase price of $1,000 per unit (gross proceeds of $940,000). The offering was fully subscribed and closed in June 1995.

     The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 26-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase III) located in Daytona Beach, Florida. The property is subject to mortgage and other indebtedness having a principal balance at June 30, 1999 of approximately $885,884.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                                    All LP'S         Per LP Unit
                                    --------         -----------
         1996:                      $58,058          $ 61.76
         1997:                      $11,058          $ 11.76
         1998 :                     $20,900          $ 22.23
         6/30/99                    $ 5,000          $  5.32
                                    -------          -------
         Total                      $95,016          $101.07

------------------------------------------------------------------------------------------------------------------
                            TABLE OF EXCHANGE VALUES
-------------------- ------------------------------------ ------------------------- ------------------------------
Valuation of         Aggregate number of Units offered    Number of Units           Percentage of Units offered
Exchange             to all Limited Partners in the       offered to each Limited   to Limited Partners in the
Partnership(1)       Exchange Partnership (assigned       Partner per $1,000 of     Exchange Partnership in
                     dollar value)(2)                     original investment       relation to Units offered to
                                                          (assigned dollar          limited partners in all
                                                          value)(2)                 partnerships participating
                                                                                    in the initial transactions
                                                                                    of the Exchange Offering
    $1,006,575           100,658 Units ($1,006,580)          107 Units ($1,070)                 4.03%
-------------------- ------------------------------------ ------------------------- ------------------------------

(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

         VALUATION OF PARTNERSHIP FLORIDA INCOME ADVANTAGE FUND I, LTD.
                                 Forest Glen III

Appraised value of underlying property interests                                    $ 1,698,069

Cash and cash equivalent assets:                                                    $    40,832

Other assets (1):                                                                   $    49,718

3/31/99 principal balance of mortgage financing secured by
the property:                                                                       $  (889,021)

Other liabilities (2):                                                              $   (39,978)

Adjustment (3):                                                                     $   146,955

Valuation of the partnership                                                        $ 1,006,575

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                       100,658

Number of Units offered to each Limited Partner in the                                      107
Partnership per $1,000 of original investment (dollar
value)
Percentage of all Units offered to the Limited Partners in
the Partnership in relation to the maximum number of Units
offered to Limited Partners in all Exchange Partnerships                                   4.03%


Total Number of Partnership Units                                                           940

Original Price Per Unit                                                              $    1,000


(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.
(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).
(3) The judgment that resulted in this adjustment was based on the fact that rental rates per unit have increased $40 since the appraisal. The yield on the $40 capitalized at 9.15% yields an additional $146,900 in value.

Operating history of the Partnership: Florida Income Advantage Fund I, Ltd.'s historical net income is as follows. 1994 - $53,744, 1995 - $48,106; 1996 -
$61,076; 1997 - $48,844; 1998 - $40,189; as of March 31, 1999 - $11,850. The
total distributable cash flow through June 30, 1999 has been $95,016 or $101.07 per limited partnership unit. M:\DC\ClientMatter\21307\030\ds.8d5qgb9.0000c.doc

                                  COMPENSATION

     The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES

                                    1996             1997              1998     June 30, 1999
                                    ----             ----              ----     -------------
Management Fee                   $ 9,314           $ 8,860          $ 9,397        $7,434
Accounting Fee                   $ 3,900           $ 3,900          $ 3,900        $1,950
                                 -------           -------          -------        ------
                                 $13,214           $12,760          $13,297        $9,384


                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED

                                    1996             1997              1998     June 30, 1999
                                    ----             ----              ----     -------------
9.5% Distribution                  $5,516           $1,051            $1,986         $281

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                               BLOSSOM CORNERS I
                                                               (EXCHANGE EQUITY)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


                       FLORIDA INCOME GROWTH FUND V, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL XI, INC.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.
- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.
- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.
- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.
- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.
- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.
- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.
- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.
- It was anticipated that the property owned by the Exchange Partnership would be listed for sale in 1999, but no listing has occurred to date.
- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.
- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.
- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.
- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.
- The successful operation of the Trust and the Operating Partnership is dependent on key management.
- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).
- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.
- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.
- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.
-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP


     The Exchange Partnership was organized as a Florida limited partnership in June 1995. In November 1995, Baron Capital XI, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and an affiliate of the Managing Shareholder, sponsored a private offering of 2,300 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,150,000). The offering was fully subscribed and closed in February 1997.

     The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 70-unit residential apartment property referred to as the Blossom Corners Apartment Property (Phase I) located in Orlando, Florida. The property is subject to mortgage and other indebtedness having a principal balance at June 30, 1999 of approximately $1,017,387.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:


                                    All LP'S         Per LP Unit
                                    --------         -----------
         1996:                      $ 73,947        $ 32.15
         1997:                      $113,987        $ 49.56
         1998                       $ 48,608        $ 21.13
         6/30/99                    $ 22,000        $  9.57
                                    --------        -------
         Total                      $258,542        $112.41

------------------------------------------------------------------------------------------------------------------
                            TABLE OF EXCHANGE VALUES
-------------------- ------------------------------------ ------------------------- ------------------------------
Valuation of         Aggregate number of Units offered    Number of Units           Percentage of Units offered
Exchange             to all Limited Partners in the       offered to each Limited   to Limited Partners in the
Partnership(1)       Exchange Partnership (assigned       Partner per $1,000 of     Exchange Partnership in
                     dollar value)(2)                     original investment       relation to Units offered to
                                                          (assigned dollar          limited partners in all
                                                          value)(2)                 partnerships participating
                                                                                    in the initial transactions
                                                                                    of the Exchange Offering
    $1,310,347           131,035 Units ($1,310,350)          114 Units ($1,140)                 5.25%
-------------------- ------------------------------------ ------------------------- ------------------------------

-------------------

(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

           VALUATION OF PARTNERSHIP FLORIDA INCOME GROWTH FUND V, LTD.
                                Blossom Corners I

Appraised value of underlying property interests                                    $ 2,195,000

Cash and cash equivalent assets:                                                    $    78,457

Other assets (1):                                                                   $   123,453

3/31/99 principal balance of mortgage financing secured by
the property:                                                                       $(1,020,990)

Other liabilities (2):                                                              $   (65,573)

Adjustment (3):                                                                              -0-

Valuation of the partnership                                                        $ 1,310,347

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                       131,035

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                      114

Percentage of all Units offered to the Limited Partners in the Partnership in relation to the maximum number of Units offered to Limited Partners in all
Exchange Partnerships                                                                      5.25%

Total Number of Partnership Units
Original Price Per Unit


(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.
(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).

Operating history of the Partnership: Florida Income Growth Fund V, Ltd.'s historical net income is as follows: 1995 - ($7,722)' 1996 - ($7,339); 1997 -
$37,053; 1998 - $952432; as of March 31, 1999 - $20,252. Cash flow through June
30, 1999 has been $258,542 or $112.41 per limited partnership unit.

                                  COMPENSATION

     The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for theyear ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES


                                    1996             1997              1998     June 30, 1999
                                    ----             ----              ----     -------------
Management Fee                   $13,930           $13,680          $17,459       $10,921
Accounting  Fee                  $ 3,900           $ 3,900          $ 3,900       $ 1,950
                                 -------           -------          -------       -------
                                 $17,830           $17,680          $21,871       $10,708


                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                              HAD BEEN CONCLUDED(4)

                                    1996             1997              1998     June 30, 1999
                                    ----             ----              ----     -------------
9.5% Distribution                   $7,025          $10,829           $4,618          $1,717

In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                    STRATEGIC IX
                                                               (EXCHANGE HYBRID)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


                    BARON STRATEGIC INVESTMENT FUND IX, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                   (GENERAL PARTNER: BARON CAPITAL LXII, INC.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.
- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.
- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.
- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.
- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.
- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.
- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.
- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.
- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.
- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.
- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.
- The successful operation of the Trust and the Operating Partnership is dependent on key management.
- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).
- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.
- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.
- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.
-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in June 1995. In November 1995, Baron Capital XI, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and an affiliate of the Managing Shareholder, sponsored a private offering of 2,400 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in February 1997.

     The Exchange Partnership invested the net proceeds of its offering to acquire (i) a 41.1% limited partnership interest in a limited partnership which holds fee simple title to a residential apartment property located in Lakeland, Florida (Crystal Court Property), and (ii) undivided interest in four unrecorded second mortgage loans secured by residential apartment properties located in Tampa, Florida (Candlewood Property), Orlando, Florida (Garden Terrace Property) and Cincinnati, Ohio (Lake Sycamore Property - under construction). The second mortgage loans are subordinated to large-scale first mortgage financing and are non-recourse beyond the underlying property and/or the assets of the debtor.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                                    All LP'S         Per LP Unit
                                    --------         -----------
         1997:                      $ 11,490         $  4.79
         1998 :                     $ 83,734         $ 34.89
         6/30/99                    $ 10,000         $  4.17
                                    --------         -------
         Total                      $105,224         $ 43.85

------------------------------------------------------------------------------------------------------------------
                            TABLE OF EXCHANGE VALUES
-------------------- ------------------------------------ ------------------------- ------------------------------
Valuation of         Aggregate number of Units offered    Number of Units           Percentage of Units offered
Exchange             to all Limited Partners in the       offered to each Limited   to Limited Partners in the
Partnership(1)       Exchange Partnership (assigned       Partner per $1,000 of     Exchange Partnership in
                     dollar value)(2)                     original investment       relation to Units offered to
                                                          (assigned dollar          limited partners in all
                                                          value)(2)                 partnerships participating
                                                                                    in the initial transactions
                                                                                    of the Exchange Offering
    $1,251,000           125,100 Units ($1,251,000)          104 Units ($1,040)                 5.01%
-------------------- ------------------------------------ ------------------------- ------------------------------

(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

       VALUATION OF PARTNERSHIP BARON STRATEGIC INVESTMENT FUND, IX, LTD.
                 Candlewood II, Crystal Court 1, Garden Terrace,
                                    Sycamore

Appraised value of underlying property interests                                     $1,856,161

Cash and cash equivalent assets:                                                     $    5,184

Other assets (1):                                                                    $   40,995

3/31/99 principal balance of mortgage financing secured by
the property:                                                                        $ (723,967)

Other liabilities (2):                                                               $  (41,601)

Adjustment (3):                                                                      $  114,227

Valuation of the partnership                                                         $1,251,000

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                       125,100

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                      104

Percentage of all Units offered to the Limited Partners in the Partnership in relation to the maximum number of Units offered to Limited Partners in all
Exchange Partnerships                                                                      5.01%

Total Number of Partnership Units                                                          2400

Original Price Per Unit                                                              $      500


(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.
(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).
(3) The judgment that resulted in this adjustment was based on the fact that there was a $14 average per unit rental increase since the appraisal at the Crystal Court property capitalized at 9.5%, which amounts to $114,200.

Operating history of the Partnership: Baron Strategic Investment Fund IX, Ltd.'s historical net income is as follows: 1997 - ($6,258); 1998 - ($18,767); as of March 31, 1999 - $10,726. Cash flow through June 30, 1999 has been $105,224 or $43.85 per limited partnership unit.

                                  COMPENSATION

     The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES


                                    1996             1997              1998     June 30, 1999
                                    ----             ----              ----     -------------
Management Fee                         0                0                0             0
Accounting Fee                         0                0                0             0

                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED

                                    1996             1997              1998     June 30, 1999
                                    ----             ----              ----     -------------
9.5% Distribution                   $0               $1,092            $7,955           1,616

In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                  FOREST GLEN IV
                                                               (EXCHANGE EQUITY)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

                    FLORIDA INCOME APPRECIATION FUND I, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL XI, INC.)


         This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.

         Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.

- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.

- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

- It was anticipated that the property owned by the Exchange Partnership would be listed in 1996, but no listing has occurred.

- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.

- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.

- The successful operation of the Trust and the Operating Partnership is dependent on key management.

- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.

- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

         The Exchange Partnership was organized as a Florida limited partnership in September 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became General Partner of the Exchange Partnership, which in February 1994 commenced a private offering of 250 units of limited partner interest in the Exchange Partnership at a purchase price of $1,000 per unit (gross proceeds of $205,000). The offering was fully subscribed and closed in September 1994.

         The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 8-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase IV) located in Daytona Beach, Florida. The property is subject to mortgage and other indebtedness having a principal balance at June 30, 1999 of approximately $272,580.

         For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

         During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:


                                    All LP'S         Per LP Unit
                                    --------         -----------

         1996:                      $18,111          $ 88.35
         1997:                      $ 1,990          $  9.71
         1998 :                     $ 8,160          $ 39.80
         6/30/99                    $ 1,000          $  4.00
                                    -------          -------
         Total                      $29,261          $141/97
                                    -------          -------


--------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

--------------------------------------------------------------------------------


-------------------- ------------------------------------ ------------------------- ------------------------------
Valuation of         Aggregate number of Units offered    Number of Units           Percentage of Units offered
Exchange             to all Limited Partners in the       offered to each Limited   to Limited Partners in the
Partnership(1)       Exchange Partnership (assigned       Partner per $1,000 of     Exchange Partnership in
                     dollar value)(2)                     original investment       relation to Units offered to
                                                          (assigned dollar          limited partners in all
                                                          value)(2)                 partnerships participating
                                                                                    in the initial transactions
                                                                                    of the Exchange Offering

     $254,159              25,416 Units ($254,160)           124 Units ($1,240)                 1.02%
-------------------- ------------------------------------ ------------------------- ------------------------------



(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

       VALUATION OF PARTNERSHIP  FLORIDA INCOME APPRECIATION FUND, I, LTD.
                                 Forest Glen IV


Appraised value of underlying property interests                                   $ 522,483

Cash and cash equivalent assets:                                                   $  12,302

Other assets (1):                                                                  $  11,637

3/31/99 principal balance of mortgage financing secured by
the property:                                                                      $(273,545)

Other liabilities (2):                                                             $ (18,718)

Adjustment:                                                                              -0-

Valuation of the partnership                                                       $ 254,159

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                     25,416

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                   124

Percentage of all Units offered to the Limited Partners in the Partnership in relation to the maximum number of Units offered to Limited Partners in all
Exchange Partnerships                                                                   1.02%

Total Number of Partnership Units                                                        800

Original Price Per Unit                                                            $   1,000



(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).

Operating history of the Partnership: Florida Income Appreciation Fund I, Ltd.'s historical net income is as follows: 1994 - $22,038; 1995 - $44,126; 1996 -
$17,599, 1997 - $14,245; 1998 - $6,464 as of March 31, 1999 - $2,504. Cash flow through June 30, 1999 has been $29,261 or $141.86 per limited partnership unit.

                                  COMPENSATION

         The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES



                           1996     1997       1998     JUNE 30, 1999
                           ----     ----       ----     -------------

Management Fee           $2,996    $2,929    $2,852        $4,503
Accounting Fee           $3,900    $3,900    $3,900        $1,950
                         ------    ------    ------        ------

                         $6,896    $6,829    $6,752        $6,453


                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED


                          1996     1997      1998     JUNE 30, 1999
                          ----     ----      ----     -------------

9.5% Distribution        $1,721    $189      $775         $274


         In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                    STADIUM CLUB
                                                               (EXCHANGE EQUITY)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

                      GSU STADIUM STUDENT APARTMENTS, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL XI, INC.)

         This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.

         Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.

- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.

- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

- It was anticipated that the property owned by the Exchange Partnership would be listed for sale in 1999, but no listing has occurred.

- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.

- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.

- The successful operation of the Trust and the Operating Partnership is dependent on key management.

- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.

- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

         The Exchange Partnership was organized as a Florida limited partnership in June 1995. In September 1995, Baron Capital X, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,000 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $800,000). The offering was fully subscribed and closed in February 1996.

         The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 60-unit residential apartment property referred to as the Stadium Club Apartment Property located in Statesboro, Georgia. The property is subject to mortgage and other indebtedness having a principal balance at June 30, 1999 of approximately $1,712,134.

         For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

         During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:


                                    All LP'S         Per LP Unit
                                    --------         -----------

         1996:                      $100,059           $ 50.03
         1997                       $102,680           $ 51.34
         1998 :                     $ 74,828           $ 37.41
         6/30/99:                   $ 10,000           $  5.00
                                    --------           -------
         Total:                     $287,567           $143.78


--------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

--------------------------------------------------------------------------------

---------------  ---------------------------------     ----------------------     ----------------------------
Valuation of     Aggregate number of Units offered     Number of Units            Percentage of Units offered
Exchange         to all Limited Partners in the        offered to each Limited    to Limited Partners in the
Partnership(1)   Exchange Partnership (assigned        Partner per $1,000 of      Exchange Partnership in
                 dollar value)(2)                      original investment        relation to Units offered to
                                                       (assigned dollar           limited partners in all
                                                       value)(2)                  partnerships participating
                                                                                  in the initial transactions
                                                                                  of the Exchange Offering

   $1,051,818       105,182 Units ($1,051,820)           105 Units ($1,050)                  4.21%
---------------  ---------------------------------     -----------------------    ----------------------------



(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

        VALUATION OF PARTNERSHIP  GSU STUDENT STADIUM APARTMENTS, LTD.
                                  Stadium Club


Appraised value of underlying property interests                                   $ 2,800,000

Cash and cash equivalent assets:                                                   $   (32,163)

Other assets (1):                                                                  $   104,058

3/31/99 principal balance of mortgage financing secured by
the property:                                                                      $(1,718,457)

Other liabilities (2):                                                             $  (119,620)

Adjustment (3):                                                                    $    18,000

Valuation of the partnership                                                       $ 1,051,818

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                  $   105,183

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                     105

Percentage of all Units offered to the Limited Partners in the Partnership in relation to the maximum number of Units offered to Limited Partners in all
Exchange Partnerships                                                                      4.21%

Total Number of Partnership Units                                                         2000

Original Price Per Unit                                                            $       500


(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) The judgment which resulted in this adjustment was based on the fact that a computer lab was created, which includes 5 computers, printers and a copier. Internet access is on each. The partnership paid for the installation of the computer lab ($18,000).

Operating history of the Partnership: GSU Stadium Apartments, Ltd.'s historical net income is as follows: 1995 - $33,599; 1996 - $51,820; 1997 - $97,674; 1998 -
$17,399; as of March 31, 1999 - $33,789. Cash flow through June 30, 1999 has been $287,567 or $143.78 per limited partnership unit.

                                  COMPENSATION

         The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES


                     1996         1997         1998      JUNE 30, 1999
                     ----         ----         ----      -------------

Management Fee      $22.486      $24,320      $22,082      $ 9,330
Accounting Fee      $ 3,900        3,900        3,900        2,125
                    -------      -------      -------      -------

                    $26,366      $28,220      $25,982      $11,455



                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED


                          1996        1997        1998    JUNE 30, 1999
                          ----        ----        ----    -------------

9.5% Distribution        $9,506      $9,755      $7,109      $2,390


In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                         BREVARD
                                                             (EXCHANGE MORTGAGE)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

                         BREVARD MORTGAGE PROGRAM, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                   (GENERAL PARTNER: BARON CAPITAL XII, INC.)

         This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.

         Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.

- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.

- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.

- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.

- The successful operation of the Trust and the Operating Partnership is dependent on key management.

- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.

- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

         The Exchange Partnership was organized as a Florida limited partnership in November 1995. Commencing September 1994 Baron Capital XII, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 575 units of limited partner interest in the Exchange Partnership at a purchase price of $1,000 per unit (gross proceeds of $575,000). The offering was fully subscribed and closed in April 1996.

         The partnership invested the net proceeds of its offering to acquire three unrecorded Subordinated Mortgage Loans secured by a 64-unit residential apartment property referred to as the Meadowdale Property located in Melbourne, Florida. The Subordinated Mortgage Loans are subordinated to first mortgage financing and are non-recourse beyond the underlying property and/or the assets of the debtor.

         For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

         During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:


                                    All LP'S         Per LP Unit
                                    --------         -----------

         1996:                      $  48,995        $ 85.21
         1997:                      $  57,500        $100.00
         1998 :                     $  57,500        $100.00
         6/30/99                    $  14,375        $ 25.00
                                    ---------        -------
         Total                      $ 178,370        $310.21


--------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

--------------------------------------------------------------------------------

Valuation of         Aggregate number of Units offered    Number of Units           Percentage of Units offered
Exchange             to all Limited Partners in the       offered to each Limited   to Limited Partners in the
Partnership(1)       Exchange Partnership (assigned       Partner per $1,000 of     Exchange Partnership in
                     dollar value)(2)                     original investment       relation to Units offered to
                                                          (assigned dollar          limited partners in all
                                                          value)(2)                 partnerships participating
                                                                                    in the initial transactions
                                                                                    of the Exchange Offering

   $624,738              62,474 Units ($624,740)           109 Units ($1,090)                 2.50%
---------------      ----------------------------------   -----------------------   -----------------------------




(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

         VALUATION OF PARTNERSHIP  BREVARD MORTGAGE PROGRAM, LTD.
                                   Meadowdale


Appraised value of underlying property interests                                   $ 1,717,000

Cash and cash equivalent assets:                                                   $    30,819

Other assets (1):                                                                  $    28,450

3/31/99 principal balance of mortgage financing secured by
the property:                                                                      $  (949,411)

Other liabilities (2):                                                             $  (202,120)

Adjustment:                                                                                -0-

Valuation of the partnership                                                       $   624,738

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                       62,474

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                     109

Percentage of all Units offered to the Limited Partners in the Partnership in relation to the maximum number of Units offered to Limited Partners in all
Exchange Partnerships                                                                        2.50%

Total Number of Partnership Units                                                          575

Original Price Per Unit                                                            $     1,000



(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).

Operating history of the Partnership: Brevard Mortgage Program, Ltd.'s historical net income is as follows: 1996 - $59,431; 1997 - $62,090; 1998 -
$61,014; as of March 31, 1999 - $15,383. Cash flow through June 30, 1999 has been $178,370 or $310.21 per limited partnership unit.

                                  COMPENSATION

         The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES


                   1996    1997    1998      JUNE 30, 1999
                   ----    ----    ----      -------------

Management Fee      $0      $0      $0            $0
Accounting Fee      $0      $0      $0            $0


                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED


                          1996      1997      1998     JUNE 30, 1999
                          ----      ----      ----     -------------

9.5% Distribution        $4,655    $5,463    $5,463           $0


         In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                       STRATEGIC
                                                             (EXCHANGE MORTGAGE)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

                     BARON STRATEGIC INVESTMENT FUND, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL XI, INC.)

         This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.

         Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.

- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange Partnership. This affiliation creates a potential conflict in making such determination of value.

- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.

- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.

- The successful operation of the Trust and the Operating Partnership is dependent on key management.

- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.

- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

         The Exchange Partnership was organized as a Florida limited partnership in April 1996. In June 1996, Baron Capital XXXII, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath), sponsored a private offering of 2,400 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in December, 1996.

         The Exchange Partnership invested the net proceeds of its offering to acquire or provide (1) three unrecorded second mortgage loans secured by the Blossom Corners Property (Phase II) and (2) an unrecorded second mortgage loan secured by the Lake Sycamore Property under development (the "Second Mortgage Loans"). The second mortgage loans are subordinated to large-scale first mortgage financing and are non-recourse beyond the underlying property and/or the assets of the debtor.

         For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

         During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:


                                    All LP'S       Per LP Unit
                                    --------       -----------
         1996:                      $  31,409        $ 13.09
         1997:                      $ 116,000        $ 48.33
         1998 :                     $  51,000        $ 21.25
         6/30/99                    $  32,000        $ 13.33
                                    ---------        -------
         Total                      $ 230,409        $ 96.00


--------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

--------------------------------------------------------------------------------


-----------------    ---------------------------------    -----------------------   ------------------------------
Valuation of         Aggregate number of Units offered    Number of Units           Percentage of Units offered
Exchange             to all Limited Partners in the       offered to each Limited   to Limited Partners in the
Partnership(1)       Exchange Partnership (assigned       Partner per $1,000 of     Exchange Partnership in
                     dollar value)(2)                     original investment       relation to Units offered to
                                                          (assigned dollar          limited partners in all
                                                          value)(2)                   partnerships participating
                                                                                    in the initial transactions
                                                                                    of the Exchange Offering

  $1,327,230           132,723 Units ($1,327,230)          111 Units ($1,110)                 5.31%
-----------------    ----------------------------------   -----------------------   ------------------------------



(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

        VALUATION OF PARTNERSHIP   BARON STRATEGIC INVESTMENT FUND, LTD.
                                   Blossom Corners II


Appraised value of underlying property interests                                   $ 2,250,000

Cash and cash equivalent assets:                                                   $    11,374

Other assets (1):                                                                  $   114,593

3/31/99 principal balance of mortgage financing secured by
the property:                                                                      $(1,098,950)

Other liabilities (2):                                                             $   (40,787)

Adjustment (3):                                                                    $    91,000

Valuation of the partnership                                                       $ 1,327,230

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                      132,723

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                     111

Percentage of all Units offered to the Limited Partners in the Partnership in relation to the maximum number of Units offered to Limited Partners in all
Exchange Partnerships                                                                     5.31%

Total Number of Partnership Units                                                        2,400

Original Price Per Unit                                                            $       500



(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) The judgment that resulted in this adjustment was based on the fact that there are $8,650 in projected annual expense savings in marketing and payroll due to the combining of offices of phase I and phase II. The value of $91,000 is obtained by capitalizing the expense savings at 9.5%.

Operating history of the Partnership: Baron Strategic Investment Fund, Ltd.'s historical net income is as follows: 1997 - $62,142; 1998 - $75,752; as of March 31, 1999 - $19,419. Cash flow through June 30, 1999 has been $230,409 or $96.00 per limited partnership unit.

                                  COMPENSATION

         The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES


                         1996      1997      1998     JUNE 30, 1999
                         ----      ----      ----     -------------

Management Fee            $0        $0        $0            $0
Accounting Fee            $0        $0        $0            $0


                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED

                          1996       1997       1998     JUNE 30, 1999
                          ----       ----       ----     -------------

9.5% Distribution        $2,984     $11,020    $4,845       $3,520


         In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                    STRATEGIC IV
                                                             (EXCHANGE MORTGAGE)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                   (GENERAL PARTNER: BARON CAPITAL XVII, INC.)

         This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.

         Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.

- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.

- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.

- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.

- The successful operation of the Trust and the Operating Partnership is dependent on key management.

- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.

- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

         The Exchange Partnership was organized as a Florida limited partnership in October 1996. In November1996, Baron Capital XVII, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath), sponsored a private offering of 2,000 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,000,000). The offering was fully subscribed and closed in April 1997.

         The Exchange Partnership invested the net proceeds of its offering to provide or acquire two unrecorded second mortgage loans (the "Second Mortgage Loans") secured by the Country Square Property - Phase I. The second mortgage loans are subordinated to large-scale first mortgage financing and are non-recourse beyond the underlying property and/or the assets of the debtor.

         For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

         During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:


                                   All LP'S         Per LP Unit
                                   --------         -----------

         1997:                      $ 43,484         $ 21.74
         1998 :                     $ 88,764         $ 44.38
         6/30/99                    $ 10,000         $  5.00
                                    --------         -------
         Total                      $143,248         $ 71.12


--------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

--------------------------------------------------------------------------------


----------------     ---------------------------------    -----------------------   ------------------------------
Valuation of         Aggregate number of Units offered    Number of Units           Percentage of Units offered
Exchange             to all Limited Partners in the       offered to each Limited   to Limited Partners in the
Partnership(1)       Exchange Partnership (assigned       Partner per $1,000 of     Exchange Partnership in
                     dollar value)(2)                     original investment       relation to Units offered to
                                                          (assigned dollar          limited partners in all
                                                          value)(2)                 partnerships participating
                                                                                    in the initial transactions
                                                                                    of the Exchange Offering

  $1,040,000           104,000 Units ($1,040,000)          104 Units ($1,040)                 4.16%
----------------     ---------------------------------    -----------------------   ------------------------------


(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

      VALUATION OF PARTNERSHIP     BARON STRATEGIC INVESTMENT FUND, IV, LTD.
                                   Country Square I


Appraised value of underlying property interests                                   $ 2,185,000

Cash and cash equivalent assets:                                                   $    11,500

Other assets (1):                                                                  $    38,722

3/31/99 principal balance of mortgage financing secured by
the property:                                                                      $(1,586,283)

Other liabilities (2):                                                             $   (27,244)

Adjustment (3):                                                                    $   418,305

Valuation of the partnership                                                       $ 1,040,000

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                      104,000

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                     104

Percentage of all Units offered to the Limited Partners in the Partnership in relation to the maximum number of Units offered to Limited Partners in all
Exchange Partnerships                                                                        4.16%

Total Number of Partnership Units                                                        2,000

Original Price Per Unit                                                            $       500



(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) The judgment that resulted in this adjustment was based on the following factors: Average rental rates on the property have increased $40 per unit since the appraisal. Capitalized at 9.5%, this rental increase adds $368,900 in value. In addition, an affiliate of the general partner has acquired the general partner interest in the adjacent property. By combining the management, net expense savings on payroll and marketing of $4,700 should be realized. When capitalized at 9.5%, additional value of $49,400 is added. The sum of the two adjustments totals $418,300.

Operating history of the Partnership: Baron Strategic Investment Fund IV, Ltd.'s historical net income is as follows: 1997 - $44,740; 1998 - $103,047; as of March 31, 1999 - $28,312. Cash flow through June 30, 1999 has been $143,248 or $71.12 per limited partnership unit.

                                  COMPENSATION

         The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES


                         1996      1997      1998     JUNE 30, 1999
                         ----      ----      ----     -------------

Management Fee            $0        $0        $0            $0
Accounting Fee            $0        $0        $0            $0


                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED


                         1996      1997        1998     JUNE 30, 1999
                         ----      ----        ----     ---------------

9.5% Distribution        $32      $4,131      $8,433       $5,301


In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                     STRATEGIC V
                                                             (EXCHANGE MORTGAGE)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


                    BARON STRATEGIC INVESTMENT FUND V, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL XL, INC.)


         This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership.
Mr. McGrath has sponsored this transaction.

         Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.
- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.
- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.
- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.
- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.

- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.
- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.
- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.
- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.
- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.
- The successful operation of the Trust and the Operating Partnership is dependent on key management.
- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).
- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.
- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.
- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.
-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP


         The Exchange Partnership was organized as a Florida limited partnership in October 1996. In November1996, Baron Capital XL, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath), sponsored a private offering of 2,400 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in June 1997.

         The Exchange Partnership invested the net proceeds of its offering to provide or acquire 10 unrecorded second mortgage loans (the "Second Mortgage Loans") secured by the residential apartment properties located in Tampa, Florida (Candlewood Property and Curiosity Creek Property) and Titusville, Florida (Sunrise Property). The second mortgage loans are subordinated to large-scale first mortgage financing and are non-recourse beyond the underlying property and/or the assets of the debtor.

         For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

         During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:


                                    All LP'S         Per LP Unit
                                    --------         -----------
         1997:                      $  92,054        $ 38.36
         1998 :                     $120,000         $ 50.00
         6/30/99                    $ 30,000         $ 12.50
                                      ------          ------

         Total                      $242,054         $100.86


------------------------------------------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

------------------------------------------------------------------------------------------------------------------
-------------------- ------------------------------------ ------------------------- ------------------------------
Valuation of         Aggregate number of Units offered    Number of Units           Percentage of Units offered
Exchange             to all Limited Partners in the       offered to each Limited   to Limited Partners in the
Partnership(1)       Exchange Partnership (assigned       Partner per $1,000 of     Exchange Partnership in
                     dollar value)(2)                     original investment       relation to Units offered to
                                                          (assigned dollar          limited partners in all
                                                          value)(2)                 partnerships participating
                                                                                    in the initial transactions
                                                                                    of the Exchange Offering

    $1,265,358           126,536 Units ($1,265,360)          105 Units ($1,050)                 5.07%
-------------------- ------------------------------------ ------------------------- ------------------------------



(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

         VALUATION OF PARTNERSHIP  BARON STRATEGIC INVESTMENT FUND V, LTD.
                                   Curiosity Creek, Sunrise I, Candlewood II

Appraised value of underlying property interests                                      $ 2,334,350

Cash and cash equivalent assets:                                                      $   126,231

Other assets (1):                                                                     $    91,834

3/31/99 principal balance of mortgage financing secured by
the property:                                                                         $(1,488,703)

Other liabilities (2):                                                                $   (46,353)

Adjustment (3):                                                                       $   248,000

Valuation of the partnership                                                          $ 1,265,358

Aggregate number of Units offered to all Limited
Partners in the Partnership (dollar value)                                                126,536

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                        105

Percentage of all Units offered to the Limited Partners in
the Partnership in relation to the maximum number of
Units offered to Limited Partners in all
Exchange Partnerships
                                                                                             5.07%

Total Number of Partnership Units                                                           2,400

Original Price Per Unit                                                               $       500


(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.
(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) The judgment that resulted in this adjustment was based on the fact that the average rental rate per unit at Sunrise has increased $30 since the appraisal, and the average rental rate at Curiosity Creek has increased $30 in the same period. Capitalizing the additional income potential adds $248,000 in additional value.

Operating history of the Partnership: Baron Strategic Investment Fund V, Ltd.'s historical net income is as follows: 1997 - $42,000; 1998 - $74,778; as of March 31, 1999 - $22,093. Cash flow through June 30, 1999 has been $242,054 or $100.86 per limited partnership unit.

                                  COMPENSATION


         The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES



                                    1996             1997              1998     June 30, 1999
                                    ----             ----              ----     -------------

Management Fee                         $0              $0                $0          $0
Accounting Fee                         $0              $0                $0          $0


                                  Compensation
                                Which Would Have
                          Been Paid to General Partner
                        And Affiliates If Exchange Offer
                              Had Been Concluded1


                                    1996             1997              1998     June 30, 1999
                                    ----             ----              ----     -------------
9.5% Distribution                   $77              $8,745            $11,400          $3,977

         In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                       LAMPLIGHT
                                                               (EXCHANGE HYBRED)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("Operating Partnership")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


               LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL IX INC.)

         This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership.
Mr. McGrath has sponsored this transaction.

         Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.
- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.
- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.
- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.
- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.

- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

- It was anticipated that the property owned by the Exchange Partnership would be listed in 1999, but no listing has occurred.

- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.
- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.
- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.
- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.
- The successful operation of the Trust and the Operating Partnership is dependent on key management.
- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).
- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.
- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.
- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.
-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

         The Exchange Partnership was organized as a Florida limited partnership in February 1996. Commencing April 1996, Baron Capital IX, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 700 units of limited partner interest in the Exchange Partnership at a purchase price of $1,000 per unit (gross proceeds of $700,000). The offering was fully subscribed and closed in November 1996.

         The partnership invested the net proceeds of its offering to acquire
(i) a 31.7% limited partnership interests in a limited partnership which holds a fee simple interest in a 80-unit residential apartment property referred to as the Lamplight Court Apartment Property located in Bellefontaine, Ohio and (ii) two unrecorded Subordinated Mortgage Loans secured by such property. The property is subject to mortgage and other indebtedness having a principal balance at June 30, 1999 of approximately $1,356,867.

         For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

         During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                                    All LP's         Per LP Unit
                                    --------         -----------

         1996:                      $  32,925        $ 47.04
         1997:                      $  69,779        $ 99.68
         1998 :                     $  56,500        $ 80.71
         6/30/99                    $    7000        $ 10.00
                                    --------         -----------
         Total                      $166,204         $237.43


------------------------------------------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

------------------------------------------------------------------------------------------------------------------
Valuation of         Aggregate number of Units offered    Number of Units           Percentage of Units offered
Exchange             to all Limited Partners in the       offered to each Limited   to Limited Partners in the
Partnership(1)       Exchange Partnership (assigned       Partner per $1,000 of     Exchange Partnership in
                     dollar value)(2)                     original investment       relation to Units offered to
                                                          (assigned dollar          limited partners in all
                                                          value)(2)                 partnerships participating
                                                                                    in the initial transactions
                                                                                    of the Exchange Offering

     $781,757              78,176 Units ($781,760)           112 Units ($1,120)                 3.13%
-------------------- ------------------------------------ ------------------------- ------------------------------


(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

        VALUATION OF PARTNERSHIP  LAMPLIGHT COURT OF BELLEFONTAINE, LTD.
                                  Lamplight



Appraised value of underlying property interests                                $ 2,183,000

Cash and cash equivalent assets:                                                $    13,782

Other assets (1):                                                               $    80,864

3/31/99 principal balance of mortgage financing secured by
the property:                                                                   $(1,363,062)

Other liabilities (2):                                                          $  (187,827)

Adjustment (3):                                                                 $    55,000

Valuation of the partnership                                                    $   781,757

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                                    78,176

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                                  112

Percentage of all Units offered to the Limited Partners in the Partnership in relation to the maximum number of Units offered to Limited Partners in all
Exchange Partnerships                                                                     3.13%

Total Number of Partnership Units                                                       700

Original Price Per Unit                                                         $     1,000


(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) The judgment that resulted in this adjustment was based on the fact there was a $5,200 expense reduction in utilities due to the submetering program, which when capitalized at 9.5% results in a value of $55,000. The submetering cost is being paid for by the service provider.

Operating history of the Partnership: Lamplight Court of Bellefontaine Apartments, Ltd.'s historical net income is as follows: 1996 - ($37,244); 1997 - $57,899, 1998 - $55,580; as of March 31, 1999 - $13,888. Cash flow through June
30, 1999 has been $166,204 or $237.43 per limited partnership unit.

                                  COMPENSATION

         The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES


                      1996   1997   1998     JUNE 30, 1999
                      ----   ----   ----     -------------

Management Fee         $0     $0     $0           $0
Accounting Fee         $0     $0     $0           $0



                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED



                                    1996       1997       1998   JUNE 30, 1999
                                    ----       ----       ----   -------------

9.5% Distribution                  $3,128     $6,629     $5,368     $2,381



         In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

                                                                    STRATEGIC VI
                                                               (EXCHANGE HYBRID)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                            ("OPERATING PARTNERSHIP")
                                DATED _____, 1999

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


                    BARON STRATEGIC INVESTMENT FUND VI LTD.,
                          A FLORIDA LIMITED PARTNERSHIP
                          (THE "EXCHANGE PARTNERSHIP")
                    (GENERAL PARTNER: BARON CAPITAL XI, INC.)


         This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who do not participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment. The general partner of the Operating Partnership is managed by an entity controlled by Gregory K. McGrath, who is one of the founders of the Operating Partnership. Mr. McGrath also controls the entity which is the general partner of this Exchange Partnership. Mr. McGrath has sponsored this transaction.


         Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

- The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

- The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

- Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

- The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and limited partners of the Exchange Partnerships.

- The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms in respect of individual residential apartment properties and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

- A significant portion of the value of the property interests owned by the Exchange Partnership was determined subjectively by the Managing Shareholder which is affiliated with the general partner of each Exchange partnership. This affiliation creates a potential conflict in making such determination of value.

- Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

- The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

- If the Exchange Offering is completed in respect of the Exchange Partnership, Offerees who accept the Exchange Offering will be tendering their current investment in the particular Exchange Partnership with an expected limited duration in exchange for an investment in the Operating Partnership, which has an unlimited duration.

- Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

- Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

- The Operating Partnership expects to acquire subordinated mortgage interests which are not recorded because of restrictions in subordination agreements executed in connection with First Mortgages issued to other unrelated lenders. If a mortgage is not recorded, the security interest of the Operating Partnership would not be perfected and the respective debt would rank pari passu with all other unsecured creditors of the borrower.

- The successful operation of the Trust and the Operating Partnership is dependent on key management.

- There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

- In exchange for his capital contribution of $50,000, each of the Original Investors will receive Units initially valued at $6,010,800 if all 2,500,000 Common Shares are sold in the Cash Offering by November 30, 1999 and all 2,500,000 Units being offered in the Exchange Offering are issued by such date. In addition, each will serve as an officer of the Trust, the Operating Partnership and the Managing Shareholder and will receive compensation for such services.

- No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) may eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

- Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

-    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

         The Exchange Partnership was organized as a Florida limited partnership in June 1995. In November 1995, Baron Capital XI, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and an affiliate of the Managing Shareholder, sponsored a private offering of 2,400 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in February 1997.

         The Exchange Partnership invested the net proceeds of its offering to acquire (i) a 57% limited partnership interest in a limited partnership which holds fee simple title to a residential apartment property located in Orlando, Florida (Pineview Property), (ii) undivided interests in four unrecorded second mortgage loans secured by residential apartment properties located in Tampa, Florida (Candlewood Property) and Tampa, Florida (Garden Terrace Property), and
(iii) a note payable from another Exchange Partnership which is secured by two unrecorded second mortgages on a property located in Tampa, Florida. The second mortgage loans are subordinated to large-scale first mortgage financing and are non-recourse beyond the underlying property and/or the assets of the debtor.

         For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the Exhibit I attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

         During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:



                     All LP'S     Per LP Unit
                     --------     -----------

         1996:       $  2,844     $    1.19
         1997:       $112,157     $   46.73
         1998 :      $ 98,850     $   41.19
         6/30/99     $ 17,100     $    7.12
                     --------     ---------
         Total       $230,951     $   96.23


--------------------------------------------------------------------------------

                            TABLE OF EXCHANGE VALUES

--------------------------------------------------------------------------------

-----------------    ---------------------------------    -----------------------   ----------------------------
Valuation of         Aggregate number of Units offered    Number of Units           Percentage of Units offered
Exchange             to all Limited Partners in the       offered to each Limited   to Limited Partners in the
Partnership(1)       Exchange Partnership (assigned       Partner per $1,000 of     Exchange Partnership in
                     dollar value)(2)                     original investment       relation to Units offered to
                                                          (assigned dollar          limited partners in all
                                                          value)(2)                 partnerships participating
                                                                                    in the initial transactions
                                                                                    of the Exchange Offering

 $1,253,314           125,331 Units ($1,252,310)          104 Units ($1,040)                 5.02%
-----------------    ---------------------------------    -----------------------   ----------------------------



(1) The valuation of this Exchange Equity Partnership to the extent of its direct or indirect equity interest in a property is based upon the following factors: (a) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (b) the operating history of the property; (c) the current principal balance of first mortgage and other indebtedness to which the property is subject; (d) the amount of distributable cash flow currently being generated by the property; plus (e) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering, and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. The valuation of the Exchange Partnership to the extent of its mortgage interest in properties and other debt interests is based upon the following factors: (i) the current principal balance of the amount of debt which is senior to the mortgage interest to be acquired and other indebtedness to which property is subject; (ii) the estimated appraised market value of the underlying property determined by qualified and licensed independent appraisal firms; (iii) the operating history of the property; (iv) the amount of distributable cash flow currently being generated by the property; plus (v) additional factors which the Managing Shareholder believes are appropriate to consider including, among others, the property's overall current condition and prospects for the property based upon improvements made or to be made to the property and, in certain cases, the combination of two or more phases of the property, which are expected to be owned upon completion of the Exchange Offering and the actual or potential benefits to be obtained by the sub-metering of utilities in order to pass costs from the owner of the property to individual tenants. (see "Valuation Method" below.)

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

           VALUATION OF PARTNERSHIP  BARON STRATEGIC INVESTMENT FUND VI, LTD.
                                     Pineview, Garden Terrace, Candlewood II,

Appraised value of underlying property interests                   $ 2,467,233

Cash and cash equivalent assets:                                   $    81,648

Other assets (1):                                                  $    71,291

3/31/99 principal balance of mortgage financing secured by
the property:                                                      $(1,118,128)

Other liabilities (2):                                             $  (248,730)

Adjustment:                                                                -0-

Valuation of the partnership                                       $ 1,253,314

Aggregate number of Units offered to all Limited Partners
in the Partnership (dollar value)                                      125,331

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)                                                                     104
Percentage of all Units offered to the Limited Partners in
the Partnership in relation to the maximum number of Units
offered to Limited Partners in all Exchange Partnerships                     5.02%

Total Number of Partnership Units                                        2,400

Original Price Per Unit                                            $       500


(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and miscellaneous assets.
(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances to third parties (including affiliates) and accrued expenses (such as real estate taxes).

Operating history of the Partnership: Baron Strategic Investment Fund VI, Ltd.'s historical net income is as follows: 1997 - $28,182; 1998 - $38,895; as of March 31, 1999 - $17,036. Cash flow through June 30, 1999 has been $230,951 and $96.23 per limited partnership unit.

                                  COMPENSATION


         The Exchange Partnership currently compensates the general partner and its affiliates by paying management and accounting fees. No other payments are made to the general partner and its affiliates by the Exchange Partnership. Mr. McGrath, an affiliate of the General Partner, is the sole shareholder and director of the Managing Shareholder of the Trust. As described in greater detail below, Mr. McGrath has agreed to serve as Chief Executive Officer of the Operating Partnership and the Trust in exchange for up to 25,000 Common Shares of the Trust or up to 25,000 Operating Partnership Units (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits for the first year of operations and thereafter in exchange for compensation and benefits determined annually by that committee. No such compensation was awarded for the year ended December 31, 1998. Additionally, Mr. McGrath would have received 9.5% of all distributions on Units subscribed for by him in connection with the formation of the Operating Partnership.

                                COMPENSATION PAID
                        TO GENERAL PARTNER AND AFFILIATES

                                    1996             1997              1998     JUNE 30, 1999
                                    ----             ----              ----     -------------
Management Fee                         $0              $0                $0        $0
Accounting Fee                         $0              $0                $0        $0


                                  COMPENSATION
                                WHICH WOULD HAVE
                          BEEN PAID TO GENERAL PARTNER
                        AND AFFILIATES IF EXCHANGE OFFER
                               HAD BEEN CONCLUDED


                                    1996             1997              1998     JUNE 30, 1999
                                    ----             ----              ----     -------------

9.5% Distribution                   $270             $10,655           $9,391           $0

         In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, the Units received by each of the Original Investors would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of November 30, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

--------------------------------------------------------------------------------

No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Trust or the Operating Partnership. This Prospectus does not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange, the Units in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale or exchange made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Trust or the Operating Partnership since the date hereof.

                          SUMMARY OF TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Cover.......................................................................
Summary of the Trust and the Operating
   Partnership..............................................................
Description of Exchange Partnerships........................................
Summary of Risk Factors.....................................................
Tax Status..................................................................
Compensation of Managing Persons and Affiliates.............................
Conflicts of Interest.......................................................
Fiduciary Responsibility....................................................
Special Note Regarding Forward-Looking
  Statements................................................................
Risk Factors................................................................
The Exchange Offering.......................................................
Prior Performance of Affiliates of Managing
  Shareholder...............................................................
Management..................................................................
The Trust and the Operating Partnership.....................................
Investment Objectives and Policies..........................................
Initial Real Estate Investments.............................................
Management's Discussion and Analysis or Plan of
    Operation ..............................................................
Federal Income Tax Considerations...........................................
Summary of the Operating Partnership Agreement..............................
Summary of Declaration of Trust.............................................
Reports to Unitholders and Shareholders.....................................
Comparison of Rights of Holders of Exchange
   Partnership Units, Operating Partnership Units and
   Trust Common Shares......................................................
Capital Stock of the Trust..................................................
Capitalization..............................................................
Terms of the Cash Offering..................................................
Amendments to Partnership Agreements of
    Participating Exchange Partnerships with Non-
    participating Limited Partners..........................................
Other Information...........................................................
Litigation..................................................................
Experts.....................................................................
Legal Matters...............................................................
Expenses of the Exchange Offering...........................................
Additional Information......................................................
Glossary....................................................................
Exhibits
A  ...  Prior Performance of Affiliates
           of Managing Shareholder
B  ... Summary of Exchange Property and
           Exchange Partnership Information


C. ... Exchange Property Appraisal Reports


                         BARON CAPITAL PROPERTIES, L.P.

                                  ____________

                                 2,500,000 Units
                                       of
                          Limited Partnership Interest

                                   PROSPECTUS

                               _____________, 1999

                                  ____________

Financial Statements
Financial Statements of the Trust, the Operating
Partnership and the Managing Shareholder
Financial Statements of the Exchange Properties/Exchange
Partnerships and Acquired Properties
Combined Statement of Estimated Taxable Operating Results and
Cash Available From Operations

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

      Under Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, subject to such standards and restrictions, if any, contained in its limited partnership agreement, a limited partnership organized in Delaware may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

      Under Section 7.7(a) of the Agreement of Limited Partnership of the Registrant ("Partnership Agreement"), the Registrant shall indemnify an Indemnitee (defined as any person made a party to a proceeding by reason of his status as (i) the General Partner of the Registrant (including as a guarantor of any debt of the Registrant) or (ii) an officer of the Registrant or a trustee, officer or member of the Board of the General Partner of the Registrant, and (b) such other persons (including affiliates of the General Partner of the Registrant or the Registrant) as the General Partner of the Registrant may designate from time to time, in its sole and absolute discretion) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Registrant as set forth in its Partnership in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in Section 7.7(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in
Section 7.7(a). Any indemnification pursuant to Section 7.7 shall be made only out of the assets of the Registrant.

Under Section 7.7(b) of the Partnership Agreement, reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Registrant in advance of the final disposition of the proceeding upon receipt by the Registrant of (a) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Registrant as authorized in Section 7.7 of the Partnership Agreement has been met, and (b) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

      A list of exhibits included as part of this Registration Statement is set forth in the Index to Exhibits which immediately precedes such exhibits.

Item 22. Undertakings.

      The Registrant undertakes to do the following:

      1. If the Registrant is registering the securities under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant will:

            (a) File, during the period in which it offers or sell securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

            (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      2. The Registrant will deliver to Offerees who accept the Exchange Offering certificates representing Units in such nominations and registered in such names as such Offerees shall indicate in their Subscription Documents.

      3. If the Registrant requests acceleration of the effective date of the registration statement under Rule 461 under the Securities Act:

                        Insofar as indemnification for liabilities arising under
                  the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      4. If the Registrant relies on Rule 430A under the Securities Act, the Registrant hereby undertakes that:

                        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

                        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Unitholders. Each sticker supplement should disclose all compensation and fees received by the Managing Shareholder and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X (or Rule 310 of Regulation S-B, if applicable) only for properties acquired during the distribution period.

      6. The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X (or Rule 310 of Regulation S-B, if applicable), to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Unitholders at least once each quarter after the distribution period of the offering has ended.

      7. The Registrant hereby undertakes to respond to requests for information that is incorporated by reference in the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

      8. The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registrant Statement when it became effective.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Registration Statement Amendment No. 7 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on September 17, 1999.


                                     BARON CAPITAL PROPERTIES, L.P.

                                     By: Baron Capital Trust,
                                         General Partner

                                     By: Baron Advisors, Inc.,
                                         Managing Shareholder


                                     By: /s/ Gregory K. McGrath
                                         ---------------------------------
                                         Gregory K. McGrath, President


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment No. 7 has been signed by the following person in the capacity and on the date stated.


       Name                       Title                              Date
       ----                       -----                              ----

/s/ Gregory K. McGrath  President of Baron Advisors, Inc.,
----------------------  Managing Shareholder of Baron Capital   September 17,
   Gregory K. McGrath   Trust, General Partner of Registrant    1999

                                INDEX TO EXHIBITS

Exhibit                                                               Sequential
Number                      Document Description                       Page No.
------                      --------------------                       --------

3.1*                Certificate of Limited Partnership of the             --
                    Registrant.

3.2*                Agreement of Limited Partnership of Registrant,
                    dated as of May 15, 1998 (incorporated herein by reference to Exhibit 10.6 to Amendment No. 3 to the Form SB-2 Registration Statement of Baron
                    Capital Trust filed with the Securities and           --
                    Exchange Commission on May 15, 1998 (Registration
                    No. 333-35063).

4.1*                Form of Unit Certificate                              --

5.1*                Form of Opinion of Dennis P. Spates, Esq. as to
                    legality of securities being registered.              --

5.2*                Form of Opinion of Manatt, Phelps & Phillips,
                    LLP on certain tax matters.                           --

10.1*               Trust Management Agreement, dated as of May 15,
                    1998, between the Registrant and Baron Advisors,
                    Inc. (incorporated herein by reference to Exhibit
                    10.1 to Amendment No. 3 to the Form SB-2
                    Registration Statement of Baron Capital Trust         --
                    filed with the Securities and Exchange Commission on May 15, 1998 (Registration No. 333-35063).

10.2*               Amended and Restated Declaration of Trust for
                    Baron Capital Trust made as of  August 11, 1998.      --

10.3*               Indemnification Agreement among the Registrant,
                    Baron Capital Trust (its General Partner),
                    officers of the Registrant and trustees, officers
                    and members of the Board of Baron Capital Trust
                    and such other persons as Baron Capital Trust may
                    designate (included in Section 7.7 of the             --
                    Agreement of Limited Partnership of the
                    Registrant referenced above in Exhibit 3.2)

10.4*               Amended and Restated Security Escrow Agreement
                    dated as of May 15, 1998 among Gregory K.
                    McGrath, Robert S. Geiger, Baron Capital Trust        --
                    and American Stock Transfer & Trust Company.

10.5*               Founders' Subscription Agreement.                     --

10.6*               First Amendment to Amended and Restated Security
                    Escrow Agreement, dated April 30, 1999.               --

10.7*               Amendment to Founders' Subscription Agreement,
                    dated April 30, 1999.
23.1*                                                                     --
                    Consent of Dennis P. Spates, Esq. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2*               Consent of Manatt, Phelps & Phillips, LLP
                    (included in the opinion filed as Exhibit 5.2 to      --
                    this Registration Statement).


23.3                Consents of Elroy D. Miedema, Certified Public        --
                    Accountant.

23.4                Consents of Rachlin Cohen & Holtz LLP,
                    Independent Certified Public Accountants.             --


99.3*               Prior Performance Table VI: Acquisitions of
                    Properties by Program required under Guide 5
                    relating to preparation of registration               --
                    statements relating to interests in real estate limited partnerships.

99.4*               Consent of Consortium Appraisal, Inc. and
                    Consortium Appraisal and Consulting Services,         --
                    Inc., Appraisal Firms.

99.5*               Consent of Richards Appraisal Service, Inc.,          --
                    Appraisal Firm.

99.6*               Appraisal Reports relating to Exchange Properties     --


-------------------------
*Previously filed.


243